As filed with the Securities and Exchange Commission on June 25, 2014
Registration No. 333-189510

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
PRE-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

BCAP LLC
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

20-3375999
(I.R.S. Employer Identification No.)

745 Seventh Avenue
New York, New York  10019
(212) 412-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

The Corporation Trust Company
1209 Orange Street
Wilmington, Delaware  19801
(302) 658-7581
 (Name, address, including zip code and telephone number,
including area code, of agent for service)

Copies to:

Edward J. Fine, Esq. Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 (212) 839-5300	Steven P. Glynn, Esq. Barclays 745 Seventh Avenue, 20th Floor New York, New York 10019 (212) 412-3168

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  [  ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  [  ]

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [X]	Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(1)
Mortgage-Backed Certificates, Mortgage Pass- Through Certificates, Mortgage-Backed Notes, Asset-Backed Certificates and Asset-Backed Notes	$0(1)	100%	$0	$0

(1)       The Registrant previously filed a Registration Statement on Form S-3 (Registration No. 333-165440) (as amended, the “Prior Registration Statement”) with the Securities and Exchange Commission which became effective on June 23, 2010.  Pursuant to the Prior Registration Statement, there are $16,950,652,054.80 of unsold amount of securities thereunder as of the date of this Registration Statement.  A filing fee of $520,425.62 was paid in connection with such unsold securities.  Pursuant to Rule 415(a)(6) of the Securities and Exchange Commission’s Rules and Regulations under the Securities Act of 1933, as amended, the unsold securities under the Prior Registration Statement are included in this Registration Statement.

(2)       Estimated solely for the purpose of calculating the registration fee.

_________________________________________
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains a combined prospectus consisting of a base prospectus and two forms of prospectus supplement.  The base prospectus, together with the first form of prospectus supplement, may be used in offering a series of certificates, and the base prospectus, together with the second form of prospectus supplement, may be used in offering a series of notes, in each case backed by loans secured primarily by mortgages or deeds of trust on residential properties and security interests in manufactured homes.  Each form of prospectus supplement is intended to be illustrative of the type of disclosure that might be presented for a series of certificates or notes, but is not meant to be, and necessarily cannot be, exhaustive of all possible features that might exist in a particular series, and may not be indicative of disclosure for any particular series. These forms assume the possibility of credit enhancement in the form of subordination, excess interest and overcollateralization, but as described in the base prospectus, the types of credit support may vary from series to series.

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS SUPPLEMENT(1) DATED [______] [__], 20[_]	(To Prospectus dated [ ])

$[______]
(Approximate)

BCAP LLC Trust 20[__]-[__]
Issuing Entity

BCAP LLC
Depositor

[Barclays Bank PLC]
Sponsor

[____________________]
Servicer

Mortgage Pass-Through Certificates, Series 20[__]-[__]

•	BCAP LLC Trust 20[__]-[____] is issuing certificates in [__] classes, but is offering only [__] classes through this prospectus supplement.

Class	Expected Initial Class Principal Balance or Notional Amount(1)	Initial Pass- Through Rate(2)	Principal Type	Interest Type	Average Life to Call/Maturity (years)(3),(4)	Principal Payment Window to Call/ Maturity(2),(3)
Offered Certificates
A	$[ ]	[ ]%	[ ]	[ ]	[ ]	[ ]
M	$[ ]	[ ]%	[ ]	[ ]	[ ]	[ ]
B	$[ ]	[ ]%	[ ]	[ ]	[ ]	[ ]
Non-Offered Certificates
[ ]	$[ ]	[ ]%	[ ]	[ ]	[ ]	[ ]
[ ]	$[ ]	[ ]%	[ ]	[ ]	[ ]	[ ]

[(1)	Subject to a variance of plus or minus [__]%.
(2)	The pass-through rate for each class of certificates will be equal to the sum of [one-month LIBOR] plus a fixed margin, subject to caps on those pass-through rates as described below:
[ADD CALCULATION OF EACH PASS-THROUGH RATE.]
(3)	Assumes the [__]% optional clean up call is exercised on the earliest possible distribution date that it is exercisable.
(4)	Based on [__]% of the applicable prepayment assumption.]

Each class of certificates will be entitled to receive monthly distributions of interest, principal or both, beginning on [______] [_], 20[_].

Assets of the Issuing Entity—

•	Closed-end, adjustable- and fixed-rate mortgage loans secured by first- or second-lien mortgages or deeds of trust on residential real properties.

Credit Enhancement—

•
[Subordination of the subordinate certificates to the senior certificates as described in this prospectus supplement under “Description of the Certificates—Distributions of Interest and Principal”; and

•	Excess interest and overcollateralization as described in this prospectus supplement under “Description of the Certificates—Overcollateralization Provisions”].

Interest Rate Support—

•
[An interest rate swap agreement with [Barclays Bank PLC] as swap provider, for the benefit of the offered certificates as described in this prospectus supplement under “Description of the Certificates—Interest Rate Swap Agreement;” and

•
An interest rate cap agreement with [Barclays Bank PLC] as cap provider, for the benefit of the Class M and Class B certificates as described in this prospectus supplement under “Description of the Certificates—Interest Rate Cap Agreements”].

You should consider carefully the risk factors beginning on page S-[_] of this prospectus supplement and page [_] in the prospectus.

The certificates represent interests in the issuing entity only and will not represent obligations of BCAP LLC or any of its affiliates.  Neither the depositor, the sponsor nor any of their respective affiliates, will insure or guarantee distributions on the certificates of any series.  No governmental agency or any other person will insure the certificates or the collateral securing the certificates.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.

You should consult with your own advisors to determine if the offered certificates are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

We will not list the offered certificates on any national securities exchange or on any automated quotation system.

Barclays Capital Inc. [and ________], the underwriter[s], will offer the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale plus accrued interest, if any, from the closing date.  The proceeds to the depositor from the sale of the offered certificates will be approximately $[_____] before deducting expenses.  Each underwriter’s commission will be the difference between the price it pays to the depositor for the offered certificates and the amount it receives from the sale of the offered certificates to the public.  The offered certificates will be available for delivery to investors in book entry form through the facilities of The Depository Trust Company, Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, on or about [______] [__], 20[_].

Barclays	[_____________]

(1)
This form of prospectus supplement is representative of the form of prospectus supplement that may typically be used in a particular transaction.  The provisions in this form may change for each transaction, whether or not the provisions are in bracketed form with respect to the parties to a transaction, the structure of the certificates or of distributions and payment priorities, the type of assets in the issuing entity, servicing provisions, the terms of the material operative agreements or otherwise.  In all cases, the terms of the prospectus supplement for a particular transaction will be consistent with the provisions of the prospectus.

Important Notice About Information Presented in this
Prospectus Supplement and the Accompanying Prospectus

We provide information about the offered certificates for the series 20[__]-[____] in two separate documents that progressively include more detail:

•	the accompanying prospectus dated [_____] [_], 20[__], which provides general information, some of which may not apply to the series 20[__]-[_] certificates.

•	this prospectus supplement, which describes the specific terms of the series 20[__]-[_] certificates.

Sales of the offered certificates may not be completed unless you have received both this prospectus supplement and the prospectus.  You are urged to read both this prospectus supplement and the prospectus in their entirety.

The information presented in this prospectus supplement is intended to amplify and enhance the general terms of the accompanying prospectus.  If the specific terms of this prospectus supplement and the general terms of the accompanying prospectus vary, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted.  We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

Cross references in this prospectus supplement and the accompanying prospectus to captions in these materials are included to assist in locating further related discussions.  The following table of contents and the table of contents in the accompanying prospectus provide the pages on which these captions are located.

In this prospectus supplement, the terms “depositor”, “we”, “us” and “our” refer to BCAP LLC.

All annexes and schedules to this prospectus supplement are a part of this prospectus supplement.

Until [_____] [__], 20[__], all dealers selling certificates will deliver a prospectus supplement and prospectus.  This requirement is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters of the certificates with respect to their unsold allotments or subscriptions.

EUROPEAN ECONOMIC AREA

This prospectus supplement is not a prospectus for the purposes of the Prospectus Directive (and any amendments thereto) as implemented in Member States on the European Economic Area.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State other than:

(a)           to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)           to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining

3

the prior consent of the relevant Underwriter or Underwriters nominated by the issuing entity for any such offer; or

(c)           in any other circumstances falling within Article 3(2) of the Prospectus Directive.

provided that no such offer of certificates shall require the issuing entity or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

UNITED KINGDOM

The underwriter has represented and agreed that:

(a)           it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (the “FSMA”)) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)           it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

NOTICE TO UNITED KINGDOM INVESTORS

In the United Kingdom, this prospectus supplement is being distributed to and directed only at persons who (i) are investment professionals falling within article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) order 2005 (the “Financial Promotions Order”) or (ii) are persons falling within article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc”) of the Financial Promotions Order (all such persons together being referred to as “Relevant Persons”).  This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons.  Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

4

5

Status of the LIBOR Certificates	99
The Notional Principal Contract Component	99
[Additional Considerations for the Exchangeable Certificates]	100
Other Matters	100
State and Local Taxes	101
ERISA Considerations	101
Legal Investment	104
Underwriting	105
Legal Matters	105
Reports to Certificateholders	106
Glossary	107
ANNEX I CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS	I 1
ANNEX II INTEREST RATE CAP SCHEDULES	II 1
ANNEX III INTEREST RATE SWAP NOTIONAL AMOUNT AMORTIZATION SCHEDULE	III–1
ANNEX IV SCHEDULE A–COLLATERAL TERM SHEET	IV–1
ANNEX V STATIC POOL INFORMATION	V-1
[ANNEX VI AVAILABLE COMBINATIONS]	[VI-1]

6

SUMMARY

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  You should read this entire prospectus supplement and the accompanying prospectus carefully to understand all of the terms of the offering of the certificates.

This summary provides only a general overview of certain calculations, cash flows, and other information to aid your understanding.  This summary is fully qualified by the more complete descriptions of the calculations, cash flows and other such information related to your series in this prospectus supplement and the accompanying prospectus.

Some of the information that follows consists of forward-looking statements relating to future economic performance or projections and other financial items.  Forward-looking statements are subject to a variety of risks and uncertainties, such as general economic and business conditions and regulatory initiatives and compliance, many of which are beyond the control of the parties participating in this transaction.  Accordingly, what actually happens may be very different from the projections included herein.

Unless otherwise noted, all percentages are based upon the scheduled principal balances of the mortgage loans as of the cut-off date, which is [_____] [_], 20[__].

Relevant Parties

Issuing Entity
BCAP LLC Trust 20[__]-[_____], a common law trust formed under the laws of the State of New York, pursuant to a pooling and servicing agreement dated as of [_____] [_], 20[__], by and among the depositor, the servicer, the responsible party and the trustee.

Sponsor
[Barclays Bank PLC, the sponsor, is a public limited company registered in England and Wales, No. 1026167, authorized by the Prudential Regulation Authority and regulated by the United Kingdom’s Financial Conduct Authority and the Prudential Regulation Authority (Financial Services Register No. 122702).  The registered head office of the sponsor is located at 1 Churchill Place, London, E14 5HP.  The sponsor maintains a branch office at 745 Seventh Avenue, New York, New York 10019.  For further information regarding the sponsor, see “The Sponsor” in the accompanying prospectus].

Depositor
BCAP LLC, the depositor, is a limited liability company organized under the laws of Delaware.  The principal executive office of the depositor is located at 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 412-4000.  The depositor is a direct, wholly-owned subsidiary of Barclays Bank PLC.  For further information regarding the depositor, see “The Depositor” in the accompanying prospectus.

Originator and Responsible
Party	[__________]. The principal executive office of the originator and responsible party is located at [______]. See “The Mortgage Loan Pool—Underwriting Guidelines” in this prospectus supplement.

Master Servicer
[__________].  The principal executive office of the master servicer is located at [______].  For further information regarding the master servicer, see “The Master Servicer” in this prospectus supplement.

7

	(1)	provide customary servicing functions with respect to the mortgage loans pursuant to the servicing agreement;

	(2)	provide certain reports to the master servicer and the trustee; and

	(3)	make certain advances.

For further information regarding the servicer, see “The Servicer” in this prospectus supplement.

Trustee	[__________]. The corporate trust office of the trustee is located [__________] For further information regarding the trustee, see “The Trustee” in this prospectus supplement.

The following diagram illustrates the various parties involved in the transaction and their functions:

[Swap and Cap Provider
[Barclays Bank PLC], a bank authorized by the Prudential Regulation Authority and regulated by the United Kingdom’s Financial Conduct Authority and the Prudential Regulation Authority (Financial Services Register No. 122702) and a member of the London Stock Exchange.  Barclays Bank PLC engages in a diverse banking and investment banking business and regularly engages in derivatives transactions in a variety of markets.  The registered head office of Barclays Bank PLC is located at 1 Churchill Place, London, E14 5HP.  [The Swap and Cap Provider is an affiliate of the depositor and [the underwriter][Barclays Capital Inc.]  See “Description of the Certificates—Interest Rate Cap Agreements” and “—Interest Rate Swap Agreement” in this prospectus supplement.]

[Other Parties	Identify and describe any other swap or derivative counterparty, liquidity provider or credit enhancement provider as required under Item 1103(a)(3)(ix) of Regulation AB.]

[PMI Insurer	[__]]

8

[NOTE:  Any affiliations between or among the transaction parties should be discussed.]

Relevant Dates

Cut off Date	[_____] [_], 20[__].

Closing Date	On or about [_____] [_], 20[__].

Final Scheduled
Distribution Date	The distribution date occurring in [_____] [20 ].

The final scheduled distribution date for each of the offered certificates is based upon the first distribution date following the month after the latest maturity date (including any extensions) of the mortgage loans.  The actual final distribution date for each class of offered certificates may be earlier or later, and could be substantially earlier, than the final scheduled distribution date.

Distribution Date
Distributions on the certificates will be made on the [__]th day of each month, or, if the [__]th day is not a business day, on the next business day, beginning in [______] 20[__], to the holders of record on the preceding record date.

Record Date
The record date for the certificates will be the business day preceding the related distribution date, unless the certificates are issued in definitive form, in which case the record date will be the last business day of the month immediately preceding the related distribution date.

Assets of the Issuing Entity

The Mortgage Loans
The mortgage loans to be included in the issuing entity will be adjustable  and fixed-rate mortgage loans secured by first  and second-lien mortgages or deeds of trust on residential real properties.  All of the mortgage loans were, or will be, purchased by the sponsor from [_______].  [_______] will make certain representations and warranties relating to the mortgage loans.

All descriptions of the mortgage loans in this prospectus supplement take into account the results of the sponsor’s pre-offering review, as described in this prospectus supplement under “Pre-Offering Review of the Mortgage Loans.”

On the closing date, the sponsor will sell the mortgage loans to the depositor and the depositor will sell the mortgage loans to the issuing entity.  The aggregate scheduled principal balance of the mortgage loans as of the cut off date was approximately $[_____], of which approximately [__]% of the mortgage loans are adjustable-rate mortgage loans and approximately [__]% are fixed-rate mortgage loans.  Approximately [__]%, [__]% and [__]% of the mortgage loans are interest-only for a period of two, three and five years, respectively.

Approximately [__]% of the mortgage loans are first-lien mortgage loans, and approximately [__]% of the mortgage loans are second-lien mortgage loans.

[Description of any material concentrations of mortgage loans that were made (1) as exceptions or modifications to specified underwriting criteria or (2) pursuant to unspecified criteria.]

The information regarding the mortgage loans set forth in this prospectus supplement that is based on the principal balance of the mortgage loans as of the

9

cut-off date assumes the timely receipt of principal scheduled to be paid on the mortgage loans on or prior to the cut-off date, with the exception of mortgage loans that are [__] to [__] days delinquent (as defined in this prospectus supplement) comprising approximately [__]% of the mortgage loans.

Selected Data with Respect to the Mortgage Loans

All of the mortgage loans have original terms to maturity of not greater than [___] months and have the following approximate characteristics as of the cut-off date:

Weighted average remaining term to scheduled maturity:	[__]%
Range of mortgage rates:	[__]%	to	[__]%
Weighted average mortgage rate:	[__]%
Range of gross margins of adjustable-rate mortgage loans:	[__]%	to	[__]%
Weighted average gross margin of adjustable-rate mortgage loans:	[__]%
Range of minimum mortgage rates of adjustable-rate mortgage loans:	[__]%	to	[__]%
Weighted average minimum mortgage rate of adjustable-rate mortgage loans:	[__]%
Range of maximum mortgage rates of adjustable-rate mortgage loans:	[__]%	to	[__]%
Weighted average maximum mortgage rate of adjustable-rate mortgage loans:	[__]%
Range of principal balances:	$[__]	to	$[__]
Average principal balance:	$[__]
Range of combined original loan-to-value ratios:	[__]%	to	[__]%
Weighted average combined original loan-to-value ratio:	[__]%
Weighted average next rate adjustment date of adjustable-rate mortgage loans:	[__]
Geographic concentration in excess of 5%:	[______]: [__]% [______]: [__]%
Product Type	[__]
Index	[__]
Occupancy Type	[__]
Loan Purpose	[__]
Property Type	[__]
Documentation Type	[__]

[Include statistical data regarding exceptions to Underwriting Standards.]

10

The interest rate on each [six-month LIBOR] indexed mortgage loan will adjust semi annually on each adjustment date to equal the sum of [six-month LIBOR] and the gross margin for that mortgage loan, subject to periodic and lifetime limitations.  See “The Mortgage Loan Pool—The Index” in this prospectus supplement.

For the adjustable-rate mortgage loans, the first adjustment date generally will occur only after initial periods of approximately two years, three years or five years, as more fully described under “The Mortgage Loan Pool” in this prospectus supplement.  For additional information regarding the mortgage loans, see “The Mortgage Loan Pool” in this prospectus supplement.

Description of the Certificates

Offered Certificates
The BCAP LLC Trust 20[__]-[_] will issue the Mortgage Pass-Through Certificates, Series 200[__]-[_].  [_____] classes of the certificates — the [Class A, Class M and Class B] certificates — are being offered to you by this prospectus supplement with the initial approximate characteristics set forth on the cover page.  The offered certificates, together with the [_____] certificates are referred to as the “LIBOR certificates” in this prospectus supplement.

Other Certificates	The issuing entity will also issue [_____]other classes of certificates — the [Class X, Class P and Class R] certificates — which will not be offered by this prospectus supplement.

The [Class X, Class P and Class R] certificates will have an initial class certificate balances or percentage interests and characteristics set forth on page S-[__] of this prospectus supplement.  The [Class X] certificates initially evidence an interest of approximately [__]% of the aggregate scheduled principal balance of the mortgage loans in the issuing entity.  The [Class P] certificates will be entitled to all prepayment premiums or charges received in respect of the mortgage loans.  The [Class R] certificates will be designated as the sole class of “residual interest” in one or more REMICs, as described under “—Federal Tax Aspects” below.

The certificates will represent undivided interests in the assets of the issuing entity, which consist primarily of the mortgage loans.

[Exchangeable Certificates]	[Certain classes of certificates identified in this prospectus supplement as “depositable certificates” are exchangeable in the combinations identified on Annex VI to this prospectus supplement.

See “Description of the Certificates—Exchangeable Certificates” in this prospectus supplement.]

Structural OverviewDistributions on the certificates will be made on each distribution date from the collections on the mortgage loans less certain expenses (such as any fees and expenses of the servicer, the master servicer and the trustee, reimbursements for advances and any lender-paid primary mortgage insurance premiums) and less certain payments to the swap provider.  The distribution priorities and the subordination features applicable to the certificates are summarized below under “—Description of the Certificates—Distribution Priorities” and “—Credit Enhancement.”

11

Pass-Through Rates
The pass-through rates for each class of LIBOR certificates will be equal to the sum of [one-month LIBOR] plus a fixed margin, subject to caps on those pass-through rates as described under “Description of the Certificates—Distributions of Interest and Principal” in this prospectus supplement.

Interest Accrual Period
The interest accrual period with respect to each class of LIBOR certificates be the period from and including the preceding distribution date (or, in the case of the first distribution date, the closing date) through the day before the current distribution date.  Interest will accrue on each class of LIBOR certificates on the basis of a 360-day year and the actual number of days elapsed in the applicable interest accrual period.  The interest accrual period for the other classes of offered certificates, for any distribution date, will be the calendar month immediately prior to the month in which the relevant distribution date occurs.  Interest will accrue on such other classes of offered certificates on the basis of a 360-day year consisting of twelve 30-day months.

Distribution Priorities
[DISTRIBUTION PRIORITIES WILL CONFORM TO THE TRANSACTION STRUCTURE FOR EACH PARTICULAR TRANSACTION.  THE FOLLOWING PRIORITIES MAY GENERALLY BE USED FOR AN OVERCOLLATERLIZATION STRUCTURE, TO THE EXTENT APPLICABLE.]

The chart below illustrates generally the payment priorities and subordination features applicable to the offered certificates.  [FLOW OF FUNDS DIAGRAM WILL CONFORM TO THE TRANSACTION STRUCTURE FOR EACH PARTICULAR TRANSACTION.]

12

Available Funds for the Distribution Date
(Net of Administration Fees)
Certain Reimbursement Amounts Due to the Trustee, Master Servicer and Servicer (if applicable and subject to any maximum limitations)
Certain Payments to the Swap Provider
Interest Portion of Available Funds
Principal Portion of Available Funds
Accrued Certificate Interest and Unpaid Interest on the Class A Certificates
Accrued Certificate Interest on the Class B Certificates
Accrued Certificate Interest on the Class M Certificates
Principal on the Class A Certificates
Principal on the Class B Certificates
Principal on the Class M Certificates
Remaining Amounts of Available Funds
Unpaid Realized Loss Amounts on the Class A Certificates
Unpaid Interest and Unpaid Realized Loss Amounts on the Class B Certificates
Excess Reserve Fund Account to cover any Basis Risk Carry Forward Amounts
Termination Payments, if any, to the Swap Provider
Any Remaining Amounts to the Holder of the Residual Interest in the Trust Fund

Distributions will be made to certificateholders on a monthly basis on each distribution date.  The available funds for any distribution date will consist of the total of all payments or other collections, or advances in lieu of the payments, on or in respect of the mortgage loans that are available for distributions of interest on and principal of the certificates, net of any fees and expenses of the servicer and the trustee.

13

On each distribution date, the trustee will apply the available funds for that date for the following purposes and in the following order of priority:

First, certain payments to be made to [Barclays Bank PLC] as swap provider, as further described in “Description of the Certificates—Distributions of Interest and Principal” in this prospectus supplement;

Second, from the interest portion of available funds, to interest on each class of certificates, in the order and subject to the priorities set forth under “Description of the Certificates—Distributions of Interest and Principal” in this prospectus supplement;

Third, from the principal portion of available funds plus any remaining interest portion of available funds, to principal on the classes of certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth under “Description of the Certificates —Distributions of Interest and Principal” in this prospectus supplement;

Fourth, from remaining available funds, to unpaid interest and unpaid realized loss amounts in the order and subject to the priorities set forth under “Description of the Certificates —Distributions of Interest and Principal” in this prospectus supplement; and

Fifth, to deposit into the excess reserve fund account to cover any basis risk carry forward amounts, and then, after certain termination payments, if any, are paid to the swap provider, to be released to the [Class X] certificates, in each case subject to certain limitations set forth under “Description of the Certificates —Distributions of Interest and Principal” in this prospectus supplement.

As described in the above referenced section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate principal balance.

The amount of interest and principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in “Description of the Certificates – Distributions of Interest and Principal” and “—Allocation of Principal Payments to Class A Certificates” in this prospectus supplement.  None of the offered certificates will be entitled to receive any prepayment premiums received on the mortgage loans.

[Exchangeable Certificates]
[Certain classes of certificates referenced to in this prospectus supplement as the depositable certificates in combinations referred to in this prospectus supplement as exchangeable combinations, are exchangeable for certain other classes of certificates, referred to in this prospectus supplement as the exchangeable certificates.  The exchangeable combinations and related depositable certificates and exchangeable certificates are identified in Annex VI to this prospectus supplement.  See “Description of the Certificates—Exchangeable Certificates—Procedures” in this prospectus supplement and “Description of the Securities—Exchangeable Securities” in the prospectus for a description of exchangeable certificates and exchange procedures and fees.

In the event that any depositable certificate is exchanged for the related exchangeable combination, such exchangeable certificates in the exchangeable combination will be entitled to a proportionate share of the principal and interest distributions on each class of related depositable certificates. In addition,

14

the exchangeable certificates in an exchangeable combination will bear a proportionate share of losses and interest shortfalls, as applicable, allocable to each class of related certificates. Principal and interest distributions will be made to the exchangeable certificates in an exchangeable combination in the manner set forth herein.

The payment characteristics of the exchangeable certificates in an exchangeable combination will reflect the payment characteristics of the related depositable certificates.]

Registration and Denominations
of the Certificates
The LIBOR certificates initially will be issued in book-entry form, in minimum denominations of $[_____] and integral multiples of $1 in excess of that amount.  However, one certificate of each class may be issued in a greater or lesser amount.  The LIBOR certificates are sometimes referred to as book-entry certificates.  No person acquiring an interest in the book-entry certificates will be entitled to receive a definitive certificate representing the person’s interest in the issuing entity, except under limited circumstances as described in this prospectus supplement.  Beneficial owners may elect to hold their interests through DTC, in the United States, or Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, in Europe.  Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system.  See “Description of the Certificates—Book Entry Registration” in this prospectus supplement and “Description of the Securities—Book Entry Registration of the Securities” in the prospectus.

[Credit Enhancement	The credit enhancement provided for the benefit of the holders of the certificates consists solely of:

●
the use of excess interest, after taking into account certain payments received or paid by the issuing entity pursuant to the interest rate swap agreement described below, to cover losses on the mortgage loans and as a distribution of principal to maintain overcollateralization;

●	an interest rate swap agreement with [Barclays Bank PLC], as swap provider, for the benefit of the offered certificates;

●	Two interest rate cap agreements with [Barclays Bank PLC], as cap provider, for the benefit of the [Class M and Class B] certificates;

●	the subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates;

●	primary mortgage insurance covering approximately [__]% of the mortgage loans with original loan-to-value ratios in excess of [__]%; and

●	the allocation of losses on the mortgage loans to the most subordinate classes of certificates.

Excess Interest
Excess interest is expected to be generated because the amount of interest collected on the mortgage loans for each due period is expected to be higher than the interest distributable on the certificates and certain fees payable by the issuing entity for the related distribution date.  A portion of this excess interest,

15

after taking into account certain payments received or paid by the issuing entity pursuant to the interest rate swap agreement described below, will be applied both to absorb interest shortfalls and to maintain the required level of overcollateralization.

Overcollateralization
On the closing date, the overcollateralization amount will equal approximately $[__].  However, subject to the satisfaction of certain loss and delinquency tests, the required percentage level of overcollateralization may decrease over time.  The overcollateralization amount is the first amount to absorb realized losses on the mortgage loans and designated unreimbursed expenses of the issuing entity.]

[Interest Rate
Swap Agreement
On the closing date, the issuing entity will enter into an interest rate swap agreement with [Barclays Bank PLC], the swap provider.  Barclays Bank PLC is rated “[__]” by Moody’s Investors Service, Inc., is rated “[__]” by Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and is rated “[__]” by Fitch].  Under the interest rate swap agreement, with respect to the first [_] distribution dates the issuing entity will pay to the swap provider a fixed payment at a rate of [_] % per annum and the swap provider will pay to the issuing entity a floating payment at a rate of [one-month LIBOR] (as determined pursuant to the interest rate swap agreement), in each case calculated on a notional amount set forth on the schedule attached as Annex III to this prospectus supplement for that distribution date.  To the extent that the fixed payment exceeds the floating payment payable with respect to any of the first [_]  distribution dates, amounts otherwise available for payments on the certificates will be applied on that distribution date to make a net payment to the swap provider, and to the extent that the floating payment exceeds the fixed payment payable with respect to any of the first [_]  distribution dates, the swap provider will owe a net payment to the issuing entity on the business day preceding that distribution date.  Any net amounts received by or paid out from the issuing entity under the interest rate swap agreement will either increase or reduce the amount available to make payments on the certificates, as described under “Description of the Certificates—Swap Account” in this prospectus supplement.  The interest rate swap agreement is scheduled to terminate following the distribution date in [______] [20__].]

For further information regarding the interest rate swap agreement, see “Description of the Certificates—Interest Rate Swap Agreement” in this prospectus supplement.]

[Interest Rate
Cap Agreements
The [Class M certificates and the Class B] certificates will have the benefit of interest rate cap agreements provided by [Barclays Bank PLC], as cap provider.  All obligations of the issuing entity under the interest rate cap agreements will be paid on or prior to the closing date.

An interest rate cap agreement relating to the [Class M] certificates will have an initial notional amount of approximately $[_].  In connection with the first [__] distribution dates, the cap provider will be obligated under this interest rate cap agreement to pay to the trustee an amount equal to the product of (a) the excess, if any, of the lesser of (i) the [1-month LIBOR rate] as of that distribution date and (ii) a specified cap ceiling rate, over a specified cap strike rate and (b) the product of the Class M cap notional balance and the index rate multiplier set forth on the schedule attached as Annex II to this prospectus supplement for that distribution date, determined on an “actual/360” basis.  The cap provider’s

16

obligations under this interest rate cap agreement will terminate following the distribution date in [______] [20[__]].

An interest rate cap agreement relating to the [Class B] certificates will have an initial notional amount of approximately $[_].  In connection with the first [__] distribution dates, the cap provider will be obligated under this interest rate cap agreement to pay to the trustee an amount equal to the product of (a) the excess, if any, of the lesser of (i) the [1-month LIBOR rate] as of that distribution date and (ii) a specified cap ceiling rate, over a specified cap strike rate and (b) the product of the Class B cap notional balance and the index rate multiplier set forth on the schedule attached as Annex II to this prospectus supplement for that distribution date, determined on an “actual/360” basis.  The cap provider’s obligations under this interest rate cap agreement will terminate following the distribution date in [______][20[__]].

The specified cap ceiling rates, cap strike rates, notional amounts and index rate multiplier for each interest rate cap agreement are set forth on Annex II to this prospectus supplement.

Amounts, if any, payable under any interest rate cap agreement with respect to any distribution date will be used to cover shortfalls in payments of interest on the certificates to which the interest rate cap agreement relates, if the pass-through rates on those certificates are limited for any of the first [__] distribution dates due to the caps on their pass-through rates described in this prospectus supplement.]

[Pre-funding Feature
The aggregate scheduled principal balance of the mortgage loans purchased by the issuing entity on the closing date will be less than the amount required to be held by the issuing entity.  On the closing date, the depositor will deposit approximately $[___] into a segregated account maintained with the trustee for the purchase of additional mortgage loans representing approximately [___] % of the total mortgage loan pool.  This account is referred to in this prospectus supplement as the “pre-funding account.”   The trustee, at the direction of the sponsor, invests the funds in the pre-funding account in one or more eligible investments.  The issuing entity will use the funds in the pre-funding account to buy additional mortgage loans from the depositor during the pre-funding period.  The pre-funding period is the period beginning on the closing date and ending on the earliest of (i) the date on which the amount on deposit in the pre-funding account is less than $[___], (ii) the date on which an event of default occurs under the terms of the pooling and servicing agreement, or (iii) the close of business on [___].

The depositor must satisfy certain conditions specified in the pooling and servicing agreement before it can sell additional mortgage loans to the issuing entity.  The obligation of the issuing entity to purchase the additional mortgage loans during the pre-funding period is subject to the requirements that, following the purchase of such additional mortgage loans and with respect to the entire mortgage loan pool:

●	[no more than [___] % may be second-lien mortgage loans;

●	no more than [___] % of the mortgage loans will be first-lien mortgage loans, which are secured by properties that also secure second-lien mortgage loans;

17

●	no less than [___] % and no more than [___] % may be fixed-rate mortgage loans;

●	the weighted average original term to maturity may not exceed [___] months;

●	the weighted average gross mortgage rate must not be less than [__] % or more than [__] %;

●	the weighted average original loan-to-value ratio must not exceed [__] %, and no more than [___] % of the mortgage loans may have loan-to-value ratios in excess of [__] %;

●	at least [__]% of the mortgage loans must have prepayment premiums;

●	the weighted average gross margin for the adjustable-rate mortgage loans must be at least [__]%;

●	the weighted average credit score must be at least [__], and none of the mortgage loans may have credit scores below [__];

●	the weighted average credit score for the second-lien mortgage loans must be at least [__];

●	no more than [__]% of the mortgage loans will have an interest-only period; and

●
no mortgage loan will violate applicable federal and state laws and regulations.  In addition no mortgage loan will be covered by the Home Ownership and Equity Protection Act of 1994 or classified as a “high cost home,” “threshold,” “covered,” “high risk home,” “predatory” or similar loan under any other applicable federal, state or local law.]

Any of the requirements set forth above may be waived or modified in any respect with the consent of the rating agencies.

If any amounts are remaining in the pre-funding account after the end of the pre-funding period, the holders of the [Class A] certificates will receive the remaining amount as a principal distribution on the following distribution date in the manner described under “Description of the Certificates—Allocation of Principal Payments to [Class A] Certificates” in this prospectus supplement.]

[Primary
Mortgage Insurance
A loan-level primary mortgage insurance policy with [_____] as PMI insurer will be obtained on behalf of the issuing entity for approximately [___]% of the mortgage loans with original loan-to-value ratios in excess of [__]%.  However, such primary mortgage insurance will provide only limited protection against losses on defaulted mortgage loans.

See “The Mortgage Loan Pool—Primary Mortgage Insurance” in this prospectus supplement.]

Servicing Standard;
Advances	[_________] will perform the duties of master servicer with respect to the mortgage loans. [_________] will act as servicer and will be obligated to

18

service and administer the mortgage loans on behalf of the issuing entity.  The servicer is responsible for advancing scheduled payments of principal and interest in accordance with the pooling and servicing agreement.  The servicer has also agreed to cause the mortgage loans to be serviced

●	with the same care as it customarily employs in servicing and administering similar mortgage loans for its own account; and

●	in accordance with customary and usual mortgage servicing practices of prudent lending.

The servicer (including the master servicer as successor servicer and any other successor servicer, if applicable) will be required to advance delinquent payments of principal and interest on the mortgage loans and advance any property protection expenses relating to the mortgage loans.  The master servicer acting as backup servicer will advance its own funds on or prior to the applicable distribution date to make advances if the servicer fails to do so (unless it deems the advances to be nonrecoverable) as required under the pooling and servicing agreement.  These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.  The servicer (and the master servicer as successor servicer and any other successor servicer, if applicable) will not be required to make any advance that it determines would be nonrecoverable.  The servicer will also be required to pay compensating interest to cover prepayment interest shortfalls to the extent of its servicing fee.

See “The Master Servicer,” “The Servicer” and “Description of the Pooling and Servicing Agreements—Servicing” in this prospectus supplement.

Master Servicer,
Servicer, Trustee
and [PMI Insurer] Fees
The master servicer is entitled with respect to each mortgage loan master serviced by it to a monthly servicing fee, which will be retained by the master servicer from such mortgage loan or payable monthly from amounts on deposit in the [collection account].  The master servicing fee will be an amount equal to interest at one twelfth of a rate equal to [__]% on the stated principal balance of each mortgage loan.

The servicer is entitled with respect to each mortgage loan serviced by it to a monthly servicing fee, which will be retained by the servicer from such mortgage loan or payable monthly from amounts on deposit in the collection account.  The servicing fee will be an amount equal to interest at one twelfth of a rate equal to [__]% on the stated principal balance of each mortgage loan.

The trustee is entitled with respect to each mortgage loan to a monthly trustee fee, which will be remitted to the trustee monthly by the servicer from amounts on deposit in the collection account.  The trustee fee will be an amount equal to one twelfth of a rate not greater than [__]% on the stated principal balance of each mortgage loan.

[The PMI Insurer is entitled with respect to each mortgage loan to a monthly PMI Insurer fee, which will be remitted to the PMI Insurer monthly by the servicer from amounts on deposit in the collection account.  The PMI Insurer fee will be an amount equal to one twelfth of a rate not greater than [__]% on the stated principal balance of each mortgage loan.]

19

Optional Termination
of the Issuing Entity
Subject to the satisfaction of the conditions described under “The Pooling and Servicing Agreement—Termination; Optional Clean-up Call” in this prospectus supplement, the servicer, or an affiliate of the servicer may, at its option, purchase the mortgage loans and terminate the issuing entity on any distribution date when the aggregate stated principal balance, as further described in this prospectus supplement, of the mortgage loans as of the last day of the related due period is equal to or less than [_]% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.  That purchase of the mortgage loans would result in the payment on that distribution date of the final distribution on the certificates.

Required Repurchase or
Substitution of
Mortgage Loans
The responsible party has made or will make certain representations regarding the mortgage loans, subject to certain specified exceptions.  If with respect to any mortgage loan any of the representations and warranties made by the responsible party are breached in any material respect as of the date made, or there exists any uncured material document defect, the responsible party will be obligated to repurchase, or substitute for, the mortgage loan as further described under “Description of the Certificates — Representations and Warranties Relating to Mortgage Loans” and “—Delivery of Mortgage Loan Documents” in this prospectus supplement.

Federal Tax Aspects	[__________] is acting as tax counsel to the depositor and is of the opinion that for federal income tax purposes:

●
the issuing entity will be treated as a grantor trust beneath which are one or more groups of real estate mortgage investment conduits, or REMICs, with each REMIC group consisting of either a single REMIC or multiple REMICs in a tiered structure and

●
the LIBOR certificates will represent beneficial ownership through the grantor trust of both (i) one or more regular interests in the senior REMIC of one or more REMIC groups, which regular interests will be treated as debt instruments, and (ii) one or more notional principal contracts, which may consist of a swap agreement, an interest rate cap contract agreement or both, and under which the holder of the LIBOR certificate may be entitled to receive payments, required to make payments, or both, based on differences between LIBOR and the rate or rates at which interest is payable on the underlying collateral.

ERISA Considerations
Subject to the conditions described under “ERISA Considerations” in this prospectus supplement, the offered certificates may be purchased by an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Section 4975 of the Internal Revenue Code.

In making a decision regarding investing in any class of offered certificates, fiduciaries of such plans or arrangements should consider the additional requirements resulting from the interest rate swap agreement as discussed under “ERISA Considerations” in this prospectus supplement.

Legal Investment
The offered certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities,

20

then you may be subject to restrictions on investment in the offered certificates.  You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates.  See “Risk Factors—Your Investment May Not Be Liquid” in this prospectus supplement and “Legal Investment” in this prospectus supplement and in the prospectus.

Ratings
The depositor expects that the certificates will receive credit ratings from [two] nationally recognized statistical rating organizations hired by the sponsor to rate the notes (the “Hired Agencies”). Although the Hired Agencies are not contractually obligated to monitor the ratings on the certificates, we believe that the Hired Agencies will continue to monitor the transaction while the certificates are outstanding.  The Hired Agencies’ ratings on the certificates may be lowered, qualified or withdrawn at any time. In addition, a rating agency not hired by the sponsor to rate the transaction may provide an unsolicited rating that differs from (or is lower than) the ratings provided by the Hired Agencies. A rating is based on each rating agency’s evaluation of the mortgage loans and the availability of any credit enhancement for the certificates. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency.

21

RISK FACTORS

In addition to the risk factors discussed in the prospectus, prospective certificateholders should consider, among other things, the following additional factors in connection with the purchase of the certificates.  In addition, you should consider the potential effects on the mortgage loans or on particular classes of offered certificates if several of the risks described below and in the prospectus occur in combination.

Unless otherwise noted, all percentages are based upon the scheduled principal balances of the mortgage loans as of the cut off date, which is [_____] [_], 20[__].  Unless otherwise indicated in this prospectus supplement, the information regarding the mortgage loans set forth in this prospectus supplement that is based on the principal balance of the mortgage loans as of the cut off date assumes the timely receipt of principal scheduled to be paid on the mortgage loans on or prior to the cut off date[, with the exception of mortgage loans that are 30 to 59 days delinquent (as defined in this prospectus supplement) comprising approximately [__]% of the mortgage loans].

The mortgage loan market may experience increased levels of delinquencies, defaults and foreclosures.

General trends in consumer borrowing and mortgage lending over the past decade may have increased the sensitivity of the mortgage market, in particular the subprime mortgage market, to changes in economic conditions.  Many mortgage lenders loosened their credit criteria, including by increasing lending to first-time homebuyers and borrowers with lower credit scores, by making loans made with low or no documentation, income verification or without regard to ability to pay (including after a rate reset), and by making loans with higher loan-to-value ratios.  In addition, certain borrowers may have financed their equity contributions with “piggy-back” junior lien loans, resulting in little to no equity contributed by the borrower with respect to their mortgage loan financing.  As property values generally increased during the period ending in 2007, consumers borrowed against the increasing equity in their homes to cover other expenses, such as investments in home remodeling and education costs, resulting in an increase in debt service as a percentage of income.  Increasing property values also encouraged borrowers to obtain mortgage loans to finance investment properties, which generally have a higher tendency to become delinquent and to default than mortgage loans made to finance primary residences.  In connection with the origination of low or no documentation loans, lenders were often willing to make such loans by relying primarily on the value of the property rather than the creditworthiness of the borrower.  In addition, originators’ underwriting standards generally allowed for exceptions with compensating factors.  These factors, however, may not have been adequate to compensate for the exception to the standard.

As a result of the factors described above, among others, the mortgage loan market experienced increased levels of delinquencies, defaults and foreclosures.  We cannot assure you that one or more of these factors will not return and cause the levels of delinquencies, defaults and foreclosures in the mortgage loan market to increase.  The increase in delinquencies, defaults and foreclosures was not limited to “subprime” mortgage loans, which are made to borrowers with impaired credit.  The increase in delinquencies also affected “Alt-A” mortgage loans, which are made to borrowers with limited documentation, and also “prime” mortgage loans, which are made to borrowers with excellent credit who provide full documentation.  In addition, the increased levels of delinquencies and defaults, as well as a deterioration in general real estate market conditions, also resulted generally in originators being required to repurchase an increasingly greater number of mortgage loans pursuant to early payment default and representation and warranty provisions in their loan sale agreements.  This led to a deterioration in the financial performance of many loan originators, and in some cases, caused certain loan originators to cease operations.  Any such deterioration in the future could adversely affect the ability of a loan originator to repurchase or substitute for mortgage loans as to which a material breach of representation or warranty exists or to service mortgage loans.  In light of the foregoing, you should consider the heightened risks associated with investing in the offered certificates, and the risk that your investment in the offered certificates may perform worse than you anticipate.

See “Risk Factors—Recent and Current Events in the Mortgage Market May Adversely Affect the Performance or Market Value of Your Securities” and “—Loan Sellers and Servicers May be Subject to Litigation, Governmental Proceedings or Other Adverse Conditions” in the prospectus.

22

Decline in residential real estate values and other market conditions may increase risk of loss and adversely affect your investment.

In addition to higher delinquency, default and foreclosure rates, loss severities on all types of residential mortgage loans increased due to declines in residential real estate values, resulting in reduced home equity.  Home prices have generally depreciated since late 2007, and although home prices have generally increased recently, there can be no assurance that home prices will continue to increase or remain at their current levels.  Higher loan-to-value ratios and combined loan-to-value ratios generally result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had property values remained the same or continued to increase.  If residential real estate values generally or in a particular geographic area decline or fail to increase, the loan-to-value ratios shown in the tables appearing in Schedule A to this prospectus supplement might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur on the mortgage loans.  A decline or lack of increase in property values where the outstanding balances of the mortgage loans and any secondary financing on the related mortgaged properties are close to or exceed the value of the mortgaged properties may result in delinquencies, foreclosures and losses that are higher than you anticipated.

In addition, adverse economic conditions, such as unemployment, high levels of foreclosures, large inventories of unsold properties and other factors (which may or may not affect real property values), may affect the mortgagors’ timely payment of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool.

Moreover, with respect to adjustable-rate mortgage loans and hybrid mortgage loans, if there is an increase in prevailing market interest rates, then borrowers may experience a substantial increase in their monthly payment which may result in increased defaults with respect to those types of mortgage loans.

See “Risk Factors— Adverse Conditions in the Residential Real Estate Markets May Result in a Decline in Property Values” in the prospectus.

Mortgage-backed securities market illiquidity may adversely affect the value of your certificates.

The mortgage-backed securities market continues to experience disruptions resulting from reduced investor demand and increased yield requirements for those securities.  In addition, since mid-2007, the mortgage market has encountered difficulties which may adversely affect the performance or market value of the certificates.  As a result of these factors, the secondary market for mortgage-backed securities has been experiencing limited liquidity.  These conditions may continue or worsen.  Although such reduced liquidity has resulted primarily from investor concerns arising from increased delinquencies and foreclosures on subprime mortgage loans and the failure of several subprime and “Alt-A” mortgage lenders, reduced liquidity has not been limited solely to securities backed by those types of mortgage loans.  Accordingly, it is possible that for some extended period of time, investors who desire to sell their certificates in the secondary market may find fewer potential purchasers and experience lower resale prices than was previously the case.

Illiquidity means that there may not be any purchasers for the certificates you may purchase.  Although any class of certificates may experience illiquidity, it is more likely that classes of certificates that are more sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors, will experience illiquidity.  You should consider that illiquidity may also result from legal or regulatory changes, or from the adoption or change of accounting rules, that affect some or all of the classes of the certificates generally or particular types of investors.  Illiquidity can have a severely adverse effect on the prices of securities.

Residential mortgage-backed securities (“RMBS”) backed by mortgage loans originated since 2005 and not guaranteed by Fannie Mae, Freddie Mac, the Federal Housing Administration or the U.S. Department of Veterans Affairs, have in many cases experienced a higher and earlier than expected rate of delinquencies.  Additionally, the performance of earlier vintages of RMBS may be deteriorating.  Many RMBS, in particular those of relatively recent vintages, have been subject to rating agency downgrades.  These downgrades have included downgrades of “AAA” or “Aaa” securities, and in some cases have occurred within a few months after issuance.  There may be further downgrades of RMBS in the future.  In addition, the rating agencies may

23

change their ratings criteria after issuance and any changes in ratings criteria may adversely affect the ratings assigned to the offered certificates.  There can be no assurance that the offered certificates will not be downgraded in the future, or that any other rating agency will not assign ratings to the offered certificates that are lower than those assigned by the rating agencies requested to assign ratings to the offered certificates as described in this prospectus supplement.

Fannie Mae and Freddie Mac (the “GSEs”) were placed in conservatorship in September 2008.  Since that time, the GSEs’ market share of new and refinanced residential mortgage loans has increased dramatically, and the availability of mortgage credit for loans that do not meet GSE guidelines has decreased sharply.  The ability of Fannie Mae and Freddie Mac to continue to act as the primary sources of liquidity in the residential mortgage markets, both by purchasing mortgage loans for portfolio and by guaranteeing mortgage-backed securities, is unclear at this time.  In addition, any decline in the value of GSE securities may affect the value of RMBS as a whole.

The underwriter intends to make a secondary market in the offered certificates, but it will have no obligation to do so.  We cannot assure you that such a secondary market will develop or, if it develops, that it will continue.  Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield.  The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

See “Risk Factors—Limited Liquidity of Securities May Adversely Affect the Market Value of Your Securities,” “—Recent and Current Events in the Mortgage Market May Adversely Affect the Performance or Market Value of Your Securities” and “—Ratings of the Securities are Limited and May be Withdrawn or Lowered” in the prospectus.

Pre-offering review of the mortgage loans underlying the certificates may not reveal aspects of the mortgage loans that could lead to losses.

The sponsor has undertaken certain loan review procedures with respect to various aspects of the mortgage loans underlying the certificates, including hiring one or more third parties to conduct a review of certain aspects of the mortgage loans. The sponsor’s pre-offering review does provide the sponsor with reasonable assurance that the disclosure regarding the mortgage pool in this prospectus supplement is accurate in all material respects. However, it is possible that the mortgage loans may have characteristics that were not discovered, noted or analyzed as part of the pre-offering review, that could affect the future performance of the mortgage loans.

Investors are encouraged to make their own determination as to the extent to which they place reliance on the loan review procedures carried out as part of the sponsor’s pre-offering review.

See “Pre-Offering Review of the Mortgage Loans” in this prospectus supplement.

Risks relating to mortgage loan modification plans.

The servicer has the authority under the servicing agreement to modify mortgage loans that are in default, or for which default is reasonably foreseeable, if the servicer determines that such modifications would be in the best interests of the holders of the certificates in the aggregate, without regard to material adverse effects on holders of particular classes of certificates, and subject to the applicable overall servicing standard.  Such effects may be significantly adverse to related certificateholders.  The servicer will not consider the interests of individual classes of certificates.  For example, a servicer’s decision to reduce interest rates or forgive principal on a significant number of defaulted loans could result in substantial losses to holders of subordinate certificates.

[Approximately [__]% of the mortgage loans have been modified.]  The servicer is responsible for servicing the mortgage loans regardless of whether such mortgage loans are performing or have become delinquent or are otherwise in default.  As a result, as delinquencies or defaults occur, the servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the related mortgage loans serviced by it.  This may include modifying the terms of such mortgage loans that are in default or whose default is

24

reasonably foreseeable.  At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the certificateholders, the servicer is required to invest time and resources not otherwise required when collecting payments on performing mortgage loans.

Modifications of mortgage loans implemented by a servicer in order to maximize ultimate proceeds of the mortgage loans may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan, such as taxes or insurance premiums, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, reducing the principal balance of the related mortgage loan or any combination of these or other modifications.  Any modified mortgage loan may remain in the issuing entity, and the reduction in collections resulting from a modification may result in a lower pass-through rate on the related certificates, reduced distributions of interest or principal on the related certificates, an extension of the weighted average life of the related certificates or an allocation of a realized loss to the related subordinate certificates, or in certain cases, to the senior certificates.

Investors should note that modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates in the series, Investors should also note that in connection with considering a modification or other type of loss mitigation, the servicer may incur or bear related out-of-pocket expenses, such as credit counseling service fees, which would be reimbursed to such servicer from the issuing entity as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the related mortgage pool but in each case, prior to distributions being made on the related certificates.

The Helping Families Save Their Homes Act of 2009 provides that, notwithstanding any other provision of law, any duty that a securitization servicer has to maximize recoveries on a pool of securitized mortgage loans applies for the benefit of all investors and not “any individual party or group of parties,” and further provides that a servicer will be deemed to have satisfied any duty to investors if the servicer implements a “qualified loss mitigation plan” (which is defined to include a modification made under HAMP guidelines described under “Certain Legal Aspects of Residential Loans—Home Affordable Modification Program” in the prospectus) that meets certain criteria.  These provisions further include protections against liability that may apply to servicers as well as trustees and other parties.  Investors should consider that the Helping Families Save Their Homes Act of 2009 may cause the related certificates to increase their modification activities in such a manner that may be beneficial to the transaction in the aggregate, but may be adverse to an investor in the related certificates.

The Home Affordable Modification Program

In May 2009, the Obama Administration announced its plan to assist and encourage mortgage loan servicers to modify mortgage loans under the Home Affordable Modification Program (“HAMP”), which is part of the Obama Administration’s broader Homeowner Affordability and Stability Plan (“HASP”).  Modifications under HAMP were potentially available to loans which meet the program qualifications, which include first lien residential mortgage loans, originated on or before January 1, 2009, on owner-occupied primary residence single (1-4) family properties, with a principal balance not greater than specified limits ($729,750 for a 1 unit property).  New borrowers were accepted under the program until December 31, 2012.

For a detailed description of HAMP, see “Certain Legal Aspects of Residential Loans—Home Affordable Modification Program” in the prospectus.  Investors should note that an increase in the volume of modifications with respect to the mortgage loans could lead to decreased distributions on the certificates, as described above.

[The Servicer has Agreed to Follow the HAMP Guidelines

The servicer will modify delinquent mortgage loans or mortgage loans for which default is reasonably foreseeable in accordance with HAMP; provided, that, the servicer will have the discretion under the servicing agreement to enter into non-HAMP modifications of such mortgage loans, to the extent such non-HAMP modifications will maximize collection on the mortgage loans.  For mortgage loans that are not HAMP eligible, the servicer will use streamlined modification procedures which are similar to HAMP to modify such mortgage loans.

25

The adoption of HAMP by the servicer may lead to a significant increase in the number of mortgage loan modifications taking place following the closing date.  Investors should note that an increase in the volume of modifications with respect to the mortgage loans could lead to reduced distributions on the offered certificates.]

Loan modifications are more likely to be used to the extent that borrowers are less able to refinance or sell their homes due to market conditions, and to the extent that the potential recovery from a foreclosure is reduced due to lower property values.  A significant number of loan modifications could result in a significant reduction in cash flows to the certificates on an ongoing basis.

Investors are urged to review “Certain Legal Aspects of Residential Loans—Housing and Economic Recovery Act of 2008,” “—Helping Families Save Their Homes Act of 2009,” “—Home Affordable Modification Program” and “—HOPE for Homeowners Act of 2008” in the prospectus for descriptions of the various related programs, and “Risk Factors—Impact of Mortgage Loan Modifications” and “—The Master Servicer or any Servicer May Have Certain Conflicts of Interest” for additional risks associated with loan modifications.

Other recent developments in the residential mortgage market may adversely affect the performance and market value of your certificates.

Current market conditions may impair borrowers’ ability to refinance or sell their residential properties, which may contribute to higher delinquency and default rates.  Borrowers seeking to lower their monthly payments by refinancing may no longer be eligible.  In response to increased delinquencies and losses with respect to mortgage loans, many originators have implemented more conservative underwriting criteria for mortgage loans, which will likely result in reduced availability of refinancing alternatives for such borrowers.  These risks would be exacerbated to the extent that prevailing mortgage interest rates increase from current levels.  Home price depreciation experienced to date, and any further price depreciation, may also leave borrowers with insufficient equity in their homes to permit them to refinance.  Some mortgage loans may include prepayment premiums that would further inhibit refinancing.  These conditions have contributed, and may continue to contribute, to a weakening in the housing market as these adjustments have, among other things, inhibited refinancing and reduced the number of potential homebuyers.

The tighter underwriting guidelines for residential mortgage loans, together with lower levels of home sales and reduced refinance activity, also may have contributed to a reduction in the prepayment rate for mortgage loans generally and this may continue.  See “—Effect on yields caused by prepayments, defaults and losses” below for a discussion as to how slower prepayment rates could affect the yield on your certificates.

While some originators and servicers have created modification programs in order to assist borrowers with refinancing or otherwise meeting their payment obligations, not all borrowers will qualify for or take advantage of these opportunities.

Numerous laws, regulations and rules related to the servicing of mortgage loans, including foreclosure actions, have been proposed recently by federal, state and local governmental authorities.  If enacted, these laws, regulations and rules may result in delays in the foreclosure process, reduced payments by borrowers or increased reimbursable servicing expenses, which are likely to result in delays and reductions in the distributions to be made to certificateholders.  Certificateholders will bear the risk that these future regulatory developments will result in losses on their certificates, whether due to delayed or reduced distributions or reduced market value.

Proposed bankruptcy amendments may delay or reduce collections on the mortgage loans.

Various amendments to the United States Bankruptcy Code have been proposed in the United States Senate and House of Representatives that would, if adopted, give bankruptcy courts increased power to modify the terms of a mortgage loan secured by the borrower’s principal residence after the borrower files for relief under Chapter 13 of the Bankruptcy Code.  These proposed amendments would allow a court to, among other things, reduce the principal balance of the mortgage loan that is treated as secured (treating the remainder as unsecured), extend the loan’s final maturity date, reduce the loan’s interest rate and delay the effective date of an adjustable rate increase.  We are unable to predict whether or when any of the proposals may be enacted into law or whether the scope of the

26

proposals may be narrowed or expanded in the legislative process.  However, if adopted, any of the actions taken by a bankruptcy court, as set forth above, could delay distributions or result in losses on the certificates.

See “Risk Factors— Proposed Bankruptcy Cram-Down Legislation in Congress May Adversely Affect the Performance or Market Value of Your Securities” in the prospectus.

[Less stringent underwriting standards and the resultant potential for delinquencies on the mortgage loans could lead to losses on your securities.

The mortgage loans were made, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources.  These mortgage loans may be considered to be of a riskier nature than mortgage loans made by traditional sources of financing, so that the holders of the certificates may be deemed to be at greater risk than if the mortgage loans were made to other types of borrowers.

The underwriting standards used in the origination of the mortgage loans to be held by the issuing entity may be generally less stringent than those of prime mortgage loans with respect to a borrower’s credit history and in certain other respects.  Borrowers on the mortgage loans may have an impaired or unsubstantiated credit history.  As a result of that less stringent approach to underwriting, the mortgage loans to be purchased by the issuing entity may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner that is more similar to prime mortgage loans.]

Geographic concentration of the mortgage loans in particular jurisdictions may result in greater losses if those jurisdictions experience economic downturns.

Different geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, may experience higher rates of loss and delinquency on mortgage loans generally.  Any concentration of the mortgage loans in a region may present risk considerations in addition to those generally present for similar mortgage backed securities without that concentration.  This may subject the mortgage loans held by the issuing entity to the risk that a downturn in the economy in this region of the country would more greatly affect the mortgage pool than if the mortgage pool were more diversified.

In particular, the chart below lists the approximate percentages of states with concentrations of mortgaged properties in excess of 5% as of the cut-off date:

[______]	[______]	[______]
[__]%	[__]%	[__]%

[Because of the relative geographic concentration of the mortgaged properties within certain states, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified.  For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, wildfires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.  In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments.  If the residential real estate markets in an area of concentration experience an overall decline in property values after the dates of origination of the respective mortgage loans, then the rates of delinquencies, foreclosures and losses on the mortgage loans may increase and the increase may be substantial.]

Effect on yields caused by prepayments, defaults and losses.

Mortgagors may prepay their mortgage loans in whole or in part at any time.  We cannot predict the rate at which mortgagors will repay their mortgage loans.  A prepayment of a mortgage loan generally will result in a distribution of principal on certain classes of certificates.

27

•	If you purchase your certificates at a discount and principal on the mortgage loans is repaid more slowly than you anticipate, then your yield may be lower than you expect.

•	If you purchase your certificates at a premium and principal on the mortgage loans is repaid more quickly than you anticipate, then your yield may be lower than you expect.

•
The prepayment behavior of the adjustable-rate mortgage loans and of the fixed rate mortgage loans may respond to different factors, or may respond differently to the same factors.  If, at the time of their first adjustment, the interest rates on any of the adjustable-rate mortgage loans would be subject to adjustment to a rate higher than the then prevailing mortgage interest rates available to borrowers, the borrowers may prepay their adjustable-rate mortgage loans.  The adjustable-rate mortgage loans may also suffer an increase in defaults and liquidations following upward adjustments of their interest rates, especially following their initial adjustments.

•
Approximately [__]% of the mortgage loans require the mortgagor to pay a prepayment premium in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from one to three years after the mortgage loan was originated.  A prepayment premium may or may not discourage a mortgagor from prepaying the related mortgage loan during the applicable period.

•
[__________], the responsible party, may be required to purchase mortgage loans from the issuing entity in the event certain breaches of its representations and warranties occur or certain material document defects occur, which in each case, have not been cured.  These purchases will have the same effect on the holders of the LIBOR certificates as a prepayment of those mortgage loans.

•
The servicer, or an affiliate of the servicer, may purchase all of the mortgage loans when the aggregate stated principal balance of the mortgage loans as of the last day of the related due period is equal to or less than [__]% of the aggregate stated principal balance of the mortgage loans as of the cut off date.

If the rate of default and the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

•
As a result of the absorption of realized losses on the mortgage loans by excess interest and overcollateralization as described in this prospectus supplement, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon the liquidations, are likely to result in an earlier return of principal to the LIBOR certificates and are likely to influence the yield on the LIBOR certificates in a manner similar to the manner in which principal prepayments on the mortgage loans would influence the yield on the LIBOR certificates.

•
The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the LIBOR certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage loan pool falls below the required level.  An earlier return of principal to the holders of the LIBOR certificates as a result of the overcollateralization provisions will influence the yield on the LIBOR certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the LIBOR certificates.

•
The multiple class structure of the LIBOR certificates causes the yield of certain classes of the LIBOR certificates to be particularly sensitive to changes in the rates of prepayments of mortgage loans.  Because distributions of principal will be made to the classes of LIBOR certificates according to the priorities described in this prospectus supplement, the yield to maturity on those classes of LIBOR certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on those classes.  In particular, the [Class M and Class B] certificates generally are not entitled to receive (unless the aggregate principal balance of the [Class A] certificates has been reduced to zero) any portion of the amount of principal payable to the LIBOR certificates prior to the distribution date in [______] [20__].  Thereafter, subject to the loss and delinquency performance of the mortgage loan pool, the [Class M and Class B] certificates may continue (unless the

28

aggregate principal balance of the Class A certificates has been reduced to zero) to receive no portion of the amount of principal then payable to the LIBOR certificates.  The weighted average lives of the [Class M and Class B] certificates will therefore be longer than would otherwise be the case.  The effect on the market value of the [Class M and Class B] certificates of changes in market interest rates or market yields for similar securities may be greater than for the [Class A] certificates.

The value of your certificates may be reduced if the rate of default or the amount of losses is higher than expected.

•
If the performance of the mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of the certificates may be lowered in the future.  This may reduce the value of those certificates.  No one will be required to supplement any credit enhancement or to take any other action to maintain any rating of the certificates.

[Newly originated mortgage loans may be more likely to default, which may cause losses on the LIBOR certificates.

•
Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans.  Approximately [__]% of the mortgage loans were originated twelve months or less prior to the cut-off date.  As a result, these mortgage loans may experience higher rates of default than if such mortgage loans had been outstanding for a longer period of time.]

The credit enhancement features may be inadequate to provide protection for the LIBOR certificates.

•
The credit enhancement features described in this prospectus supplement are intended to enhance the likelihood that holders of the [Class A] certificates, and to a limited extent, the holders of the [Class M] certificates and, to a lesser degree, the holders of the [Class B] certificates, will receive regular payments of interest and principal.  However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans.  If delinquencies or defaults occur on the mortgage loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if the advances are not likely to be recovered.

•	If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

See “Risk Factors—Yield is Sensitive to Rate of Principal Prepayment” in the prospectus.

Interest generated by the mortgage loans may be insufficient to maintain the required level of overcollateralization.

The weighted average of the net interest rates on the mortgage loans is expected to be higher than the weighted average of the pass-through rates on the LIBOR certificates.  After taking into account certain payments received or paid by the issuing entity pursuant to the interest rate swap agreement, the mortgage loans are expected to generate more interest than is needed to pay interest owed on the LIBOR certificates and to pay certain fees payable by the issuing entity.  Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans.  After these financial obligations of the issuing entity are covered, the available excess interest generated by the mortgage loans will be used to maintain overcollateralization at the required level determined as provided in the pooling and servicing agreement.  We cannot assure you, however, that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization.  The factors described below, as well as the factors described in the next risk factor, will affect the amount of excess interest that the mortgage loans will generate:

•
Every time a mortgage loan is prepaid in full, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

29

•	Every time a mortgage loan is liquidated or written off, excess interest may be reduced because those mortgage loans will no longer be outstanding and generating interest.

•
If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the LIBOR certificates.

•
All of the adjustable-rate mortgage loans have interest rates that adjust based on an index that is different from the index used to determine the pass-through rates on the LIBOR certificates, and the fixed-rate mortgage loans have interest rates that do not adjust.  In addition, the first adjustment of the interest rates for approximately [__]% of the adjustable rate mortgage loans will not occur until two years after the date of origination, the first adjustment of the interest rates for approximately [__]% of the adjustable-rate mortgage loans will not occur until three years after the date of origination and the first adjustment of the interest rates for approximately [__]% of the adjustable rate mortgage loans will not occur until five years after the date of origination.  As a result, the pass-through rates on the LIBOR certificates may increase relative to the weighted average of the interest rates on the mortgage loans, or the pass-through rate on the LIBOR certificates may remain constant as the weighted average of the interest rates on the mortgage loans declines.  In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the LIBOR certificates.  The pass-through rates on the LIBOR certificates cannot exceed the weighted average interest rate of the mortgage loans reduced for net payments to the swap provider less certain fees payable by the issuing entity, in the case of the [Class A] certificates, [or the weighted average interest rate reduced for net payments to the swap provider of the subordinate portions of the mortgage loans] less certain fees payable by the issuing entity, in the case of the [Class M and Class B] certificates.

•
If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

•
Investors in the LIBOR certificates, and particularly the [Class B] certificates, should consider the risk that the overcollateralization may not be sufficient to protect your certificates from losses.

Effect of mortgage rates and other factors on the pass-through rates of the LIBOR certificates.

The LIBOR certificates accrue interest at pass-through rates based on the [one-month LIBOR] index plus specified margins, but are subject to certain limitations.  [Those limitations on the pass-through rates for the LIBOR certificates are, in part, based on the weighted average of the interest rates on the mortgage loans reduced for net payments to the swap provider and net of certain fees payable by the issuing entity.]

A variety of factors, in addition to those described in the previous risk factor, could limit the pass-through rates and adversely affect the yield to maturity on the LIBOR certificates.  Some of these factors are described below:

•
The interest rates on the fixed-rate mortgage loans will not adjust, and the interest rates on the adjustable rate mortgage loans are based on a [six-month LIBOR] index.  All of the adjustable-rate mortgage loans have periodic and maximum limitations on adjustments to their mortgage rates, and, as discussed in the previous risk factor, the adjustable-rate mortgage loans will not have the first adjustment to their mortgage rates until two years, three years or five years after the origination of those mortgage loans.  As a result of the limit on the pass-through rates for the LIBOR certificates, those certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the [one-month LIBOR] index plus the specified margins.

•
[Six-month LIBOR] may change at different times and in different amounts than [one-month LIBOR].  As a result, it is possible that interest rates on certain of the adjustable-rate mortgage loans may decline while the pass-through rates on the LIBOR certificates are stable or rising.  It is also possible that the interest

30

rates on certain of the adjustable-rate mortgage loans and the pass-through rates for the LIBOR certificates may decline or increase during the same period, but that the pass-through rates on these certificates may decline more slowly or increase more rapidly.

•
The pass-through rates for the LIBOR certificates adjust monthly and are subject to maximum interest rate caps while the interest rates on certain of the adjustable-rate mortgage loans adjust less frequently and are also subject to maximum interest rate caps and the interest rates on the fixed-rate mortgage loans do not adjust.  Consequently, the limit on the pass-through rates for the LIBOR certificates may limit increases in the pass-through rates for those classes for extended periods in a rising interest rate environment.

•
If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the pass-through rates on the LIBOR certificates are more likely to be limited.

•
Any net swap payments and swap termination payments (other than swap termination payments resulting from a default by the swap provider) payable to the swap provider may have the effect of reducing the maximum rate of interest on the [Class A] certificates.

•
If the pass-through rates on the LIBOR certificates are limited for any distribution date due to a cap based on the weighted average net interest rates of the subordinate portions of the mortgage loans, in the case of the [Class M and Class B] certificates [(in each case, reduced for net payments to the swap provider)], the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on that distribution date or future distribution dates there are available funds remaining after certain other distributions on the LIBOR certificates and the payment of certain fees and expenses of the issuing entity.  [In addition, these shortfalls may be recovered from net payments from the swap provider].  These shortfalls suffered by the [Class M and Class B] certificates may also be covered by amounts payable under the interest rate cap agreements relating to the [Class M and Class B] certificates.  However, we cannot assure you that these funds, if available, will be sufficient to fully cover these shortfalls.

Some of the mortgage loans have an initial interest-only period, which may result in a higher risk of delinquencies and losses.

Approximately [__]% of the mortgage loans have an initial interest-only period of two years, approximately [__]% of the mortgage loans have an initial interest-only period of three years and approximately [__]% of the mortgage loans have an initial interest-only period of five years.  During the interest-only period, the payment made by the related mortgagor will be less than it would be if the principal of the mortgage loan were required to amortize.  In addition, the mortgage loan principal balance will not be reduced because there will be no scheduled monthly payments of principal during this period.  As a result, no principal payments will be made on the offered certificates with respect to these mortgage loans during their interest-only period unless there is a principal prepayment.

After the initial interest-only period, payments on a mortgage loan with an interest-only period will generally increase to amortize fully its unpaid principal balance over its remaining life and the borrower will be required to make scheduled payments of both principal and interest.  The required payment of principal will increase the burden on the borrower and may increase the risk of default or prepayment under the related mortgage loan.  Higher scheduled monthly payments may induce the related borrowers to refinance their mortgage loans, which would result in higher prepayments.  In addition, in default situations losses may be greater on these mortgage loans because they do not amortize during the initial period.  These losses will be allocated to the certificates.

The performance of these mortgage loans with initial interest-only periods may be significantly different from mortgage loans that amortize from origination.  In particular, there may be a greater expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, which may result in higher or lower prepayment speeds than would otherwise be the case.  In addition, the failure by the related mortgagor to build

31

equity in the property may affect the delinquency, loss and prepayment experience with respect to these mortgage loans.

[Effect on yields due to rapid prepayments; no assurance of amounts received under the interest rate swap agreement.

Any net payment payable to the swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the pass-through rates on the offered certificates.  If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amount on which payments due under the interest rate swap agreement are calculated may exceed the aggregate principal balance of the mortgage loans in the pool, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make net payments to the swap provider.  The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the offered certificates.

In addition, certain swap termination payments arising under the interest rate swap agreement are payable to the swap provider on a senior basis and such payments may reduce amounts available for distribution to certificateholders.

Any amounts received under the interest rate swap agreement will be applied as described in this prospectus supplement to pay interest shortfalls, maintain overcollateralization and cover losses.  However, no amounts will be payable to the issuing entity by the swap provider unless the floating payment owed by the swap provider for a distribution date exceeds the fixed payment owed to the swap provider for that distribution date.  This will not occur except in a period where [one-month LIBOR] (as determined pursuant to the interest rate swap agreement) exceeds [__]%.  We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to cover interest shortfalls or losses on the mortgage loans, or to maintain required overcollateralization.

See “Description of the Certificates—Distributions of Interest and Principal,” “—Swap Account” and “—Interest Rate Swap Agreement” in this prospectus supplement.]

The pass-through rates and the accrued interest distributable on the certificates are subject to special risks.

The pass-through rates on the offered certificates are equal to or limited by the weighted average of the mortgage rates of the mortgage loans, net of certain expenses of the issuing entity.  Therefore, the prepayment of the mortgage loans with higher mortgage rates may result in a lower pass-through rate on the offered certificates.

Subordination of the subordinate certificates increases risk of loss.

The rights of the holders of each class of subordinate certificates to receive distributions will be subordinated to such rights of the holders of the senior certificates and the holders of the lower-numbered classes of subordinate certificates, if any.  In addition, realized losses will be allocated to the subordinate certificates in the reverse order in which they are entitled to distributions of principal before being allocated to the senior certificates.  Accordingly, if you are purchasing subordinate certificates, you will be more likely to experience losses as a result of the occurrence of losses or interest shortfalls on the mortgage loans.

High balance loans may increase risk of loss on certificates.

Mortgage loans with large balances relative to the class certificate balances of the classes of subordinate certificates may, in the event of liquidation, result in realized losses large enough to significantly reduce or eliminate the principal balance of one or more of such classes.

In addition, any realized loss that reduces the principal balances of the subordinate certificates decreases the subordination provided to the senior certificates and increases the risk that the senior certificates will have to bear realized losses in the future.  See the table with the heading “Cut-off Date Principal Balance” in Schedule A to this prospectus supplement.

32

Prepayments or other recoveries of principal on the mortgage loans could lead to shortfalls in the distribution of interest on your certificates.

When a principal prepayment is made by the mortgagor on a mortgage loan (excluding any payments made upon liquidation of any mortgage loan), the mortgagor is charged interest on the amount of prepaid principal only up to the date of the prepayment, instead of for a full month, resulting in prepayment interest shortfalls.  Any other recoveries of principal not accompanied by payment of interest amounts due on such recovered amounts for a full month will also result in prepayment interest shortfalls.  In addition, principal prepayments and recoveries will only be passed through to the holders of the certificates once a month on the distribution date which follows the prepayment period in which the prepayment and recoveries were received by the servicer.  The servicer is obligated to pay an amount, without any right of reimbursement, for those shortfalls in interest collections payable on the certificates (net of the servicing fee) resulting from such prepayments or other recoveries of principal in an amount equal to the difference between the interest received by the servicer in connection with such prepayments and other recoveries of principal and thirty days’ interest on the amount of the prepayment or other recovery of principal.

If the servicer fails to make such payment or the shortfall exceeds the servicing fee payable to the servicer for any distribution date, there will be fewer funds available for the distribution of interest on the certificates.  Such shortfalls of interest, if they result in the inability of the issuing entity to pay the full amount of the current interest on the certificates, will result in a reduction of the yield on your certificates.

The weighted average lives and the yields to maturity on the [Class M and Class B] Certificates are sensitive to mortgagor defaults and losses on the mortgage loans.

The weighted average lives of, and the yields to maturity on, the [Class M and the Class B] certificates will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans.  If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption.  The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor’s expectations.  In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity.  Realized losses on the mortgage loans, to the extent they exceed the amount of overcollateralization following distributions of principal on the related distribution date, will reduce the aggregate principal balance of the [Class B and the Class M] certificates, in that order.  As a result of such reductions, less interest will accrue on such class of certificates than would otherwise be the case.  Once a realized loss is allocated to a certificate, no principal or interest will be distributable with respect to such written down amount, except to the extent of any subsequent recoveries received on liquidated mortgage loans after they are liquidated.  However, the amount of any realized losses allocated to the [Class M or Class B] certificates may be paid to the holders of those certificates according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement.

Unless the aggregate principal balances of the Class A certificates have been reduced to zero, the [Class M and Class B] certificates will not be entitled to any principal distributions until at least [______] [20__] or a later date as provided in this prospectus supplement, or during any period in which delinquencies or cumulative losses on the mortgage loans exceed certain levels.  As a result, the weighted average lives of the [Class M and Class B] certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time.  As a result of the longer weighted average lives of the [Class M and Class B] certificates, the holders of such certificates have a greater risk of suffering a loss on their investments.  Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage loan pool.

In addition, the multiple class structure of the [Class M and Class B] certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans.  Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes.  The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to

33

defaults on the mortgage loans (and the timing of those losses), to the extent such losses are not covered by excess interest, after taking into account certain payments received or paid by the issuing entity pursuant to the interest rate swap agreement, the [Class X certificates or a class of Class M and Class B] certificates with a lower payment priority.  Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the [Class M and Class B] certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Delay in receipt of liquidation proceeds; liquidation proceeds may be less than the mortgage loan balance.

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans.  For example, there may be significant delays experienced in connection with foreclosure proceeds in certain states given the increased volume of delinquent loans, as well as other legislative or regulatory factors.  Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses for the mortgage loans may reduce the portion of liquidation proceeds payable on the certificates.  If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

See “Risk Factors— Nature of Mortgages Could Adversely Affect Value of Properties” and —Government Action May Affect Foreclosure” in the prospectus.

[A portion of the mortgage loans are secured by subordinate mortgages; in the event of a default, these mortgage loans are more likely to experience losses.

Approximately [__]% of the mortgage loans as of the cut off date are secured by second lien mortgages, which are subordinate to the rights of the holder of the related senior mortgages.  As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of the mortgage loan only to the extent that the claims, if any, of each related senior mortgagee are satisfied in full, including any related foreclosure costs.  In addition, a holder of a subordinate or junior mortgage loan may not foreclose on the mortgaged property securing such mortgage loan unless it either pays the entire amount of the senior mortgage loan to the senior mortgage lender at or prior to the foreclosure sale or undertakes the obligation to make payments on the senior mortgage loan in the event of a default under the senior mortgage loan.  The issuing entity will have no source of funds to satisfy any senior mortgage or make payments due to any senior mortgagee.

A prolonged decline in the residential real estate markets could adversely affect the values of the mortgaged properties and cause the outstanding principal balances of the second lien mortgage loans, together with the senior mortgage loans secured by the same mortgaged properties, to equal or exceed the value of the mortgaged properties.  Such a decline would adversely affect the position of a second mortgagee before having the same effect on the related first mortgagee.  A rise in interest rates over a period of time and the general condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated.  If there is a reduction in value of the mortgaged property, the ratio of the amount of the mortgage loan to the value of the mortgaged property may increase over what it was at the time the mortgage loan was originated.  This type of increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the second lien mortgage loan after satisfaction of any senior liens.

In circumstances when it has been determined to be uneconomical to foreclose on the mortgaged property, the servicer may write off the entire balance of such mortgage loan as a bad debt.  The foregoing considerations will be particularly applicable to mortgage loans secured by second liens that have high original loan-to-value ratios because it is comparatively more likely that the servicer would determine foreclosure to be uneconomical in the case of such mortgage loans.  The rate of default of second lien mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties

See “Risk Factors— Nature of Mortgages Could Adversely Affect Value of Properties” and —Government Action May Affect Foreclosure” in the prospectus.]

34

[Reduced documentation mortgage loans risk.

Approximately [__]% of the mortgage loans were originated under programs that did not require full documentation of the borrower’s income and assets.  Borrowers under such mortgage loans may not actually have sufficient income or assets, or may have overstated their income or assets and, as a consequence, may be unable to make their monthly mortgage loan payments.  In addition, borrowers of mortgage loans originated under reduced documentation programs may be unable to refinance their loan or obtain a modification of their mortgage loan if the lender or servicer requires verified documentation, particularly in this environment of more stringent underwriting guidelines.  As a result, the mortgage loans which are reduced documentation mortgage loans may experience increased delinquency, foreclosure, bankruptcy and loss than other mortgage loans.]

[Silent second lien risk.

Approximately [__]% of the mortgage loans are subject to a second lien mortgage loan which may or may not be included in the assets of the issuing entity.  The weighted average loan-to-value ratio of such mortgage loans at origination is approximately [__]% and the weighted average combined loan-to-value ratio of such mortgage loans at origination (including the second lien) is approximately [__]%.  With respect to such mortgage loans, foreclosure frequency may be increased relative to mortgage loans that were originated without a silent second lien since mortgagors have less equity in the mortgaged property.  In addition, a default may be declared on the second lien loan, even though the first lien is current, which would constitute a default on the first lien loan.  Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the originator or from any other lender.]

Credit scores mentioned in this prospectus supplement are not an indicator of future performance of borrowers.

Investors should be aware that credit scores are based on past payment history of the borrower.  Investors should not rely on credit scores as an indicator of future borrower performance.  See “The Mortgage Loan Pool— Credit Scores” in this prospectus supplement.

Delinquency status of the mortgage loans.

The current and historical delinquency disclosure included in this prospectus supplement regarding the mortgage loans utilizes the [“MBA Method”].  In addition, delinquency information included in reports to certificateholders will use the [MBA Method].

[Under the MBA Method, a mortgage loan will be considered delinquent if the scheduled monthly payment has not been received by the end of the calendar day immediately preceding such mortgage loan’s next due date.  For example, a mortgage loan with a due date of December 1st, with no payment received by the close of business on December 31st, would be reported as delinquent in the January statement to certificateholders.]

See “The Mortgage Loan Pool— General” in this prospectus supplement.

[Your yield may be subject to any negative amortization on the related mortgage loans.

The issuing entity may include mortgage loans that are negative amortization loans.  Generally, the interest rates on negative amortization loans adjust monthly but their monthly payments and amortization schedules adjust based on a different schedule (e.g., annually).  In addition, in many cases, the amount by which a monthly payment may be adjusted on an adjustment date may be limited and may not be sufficient to amortize fully the unpaid principal balance of a mortgage loan over its remaining term to maturity.  In addition, the initial interest rates on negative amortization loans may be lower than the sum of the indices applicable at origination and the related margins.

If the interest rates on negative amortization loans decrease prior to an adjustment in the monthly payment, a larger portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which

35

may cause the related classes of securities to amortize more quickly.  Conversely, if the interest rates on negative amortization loans increase prior to an adjustment in the monthly payment, a smaller portion of the monthly payment will be applied to the unpaid principal balance of the loan, which may cause the related classes of securities to amortize more slowly.

In addition, each negative amortization loan will generally provide for the payment of any remaining unamortized principal balance (due to the addition of deferred interest, if any, to the principal balance of the loan) in a single payment at the maturity of such loan.  Because the related mortgagors may be required to make a larger single payment upon maturity, it is possible that the default risk associated with negative amortization loans is greater than that associated with fully amortizing mortgage loans.

See “Risk Factors— Your Yield May Be Subject to Any Negative Amortization on the Related Mortgage Loans” in the prospectus.]

Bankruptcy of borrowers may adversely affect distributions on certificates.

The application of federal and state laws, including bankruptcy and debtor relief laws, may interfere with or adversely affect the ability to realize on the properties, enforce deficiency judgments or pursue collection litigation with respect to defaulted loans.  As a consequence, borrowers who have defaulted on their mortgage loans and sought, or are considering seeking, relief under bankruptcy or debtor relief laws will have substantially less incentive to repay their mortgage loans.  As a result, these loans will likely experience more severe losses, which may be total losses and could therefore increase the risk that you will suffer losses.

See “Risk Factors— Proposed Bankruptcy Cram-Down Legislation in Congress May Adversely Affect the Performance or Market Value of Your Securities” in the prospectus.

Bankruptcy of other parties may adversely affect distributions on certificates.

The depositor intends to treat the transfer of the loans to the issuing entity as an absolute transfer and not as a secured lending arrangement.  In this event, the loans would not be part of the depositor’s bankruptcy estate if a bankruptcy occurred and would not be available to the depositor’s creditors.  If the depositor becomes insolvent, it is possible that the bankruptcy trustee or a creditor of the depositor may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans.  This position, if accepted by a court, could prevent timely distributions of amounts due on the certificates and result in a reduction of distributions on the certificates.

If a bankruptcy or insolvency of the servicer occurs, the bankruptcy trustee or receiver may have the power to prevent the trustee or the depositor from appointing a successor servicer.

In addition, federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize on its security.  See “Certain Legal Aspects of Residential Loans” in the prospectus.

Also, see “Risk Factors—Bankruptcy of the Depositor or a Sponsor May Delay or Reduce Collections on Loans” and “—Bankruptcy of the Master Servicer May Adversely Impact Servicing and May Delay or Reduce Payments to You” in the prospectus.

High loan-to-value ratios increase risk of loss.

Mortgage loans with higher loan-to-value ratios may present a greater risk of loss than mortgage loans with loan-to-value ratios of 80% or below.  Approximately [__]% of the mortgage loans had loan-to-value ratios at origination or, with respect to second lien mortgage loans, combined loan-to-value ratios at origination, in excess of [__]% but not more than 100%.  Although approximately [__]% of the mortgage loans with original loan-to-value ratios of 80% or greater have primary mortgage insurance, we cannot assure you that the primary mortgage insurance coverage will be adequate to cover any losses that might be experienced by those mortgage loans.

36

Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties or the actual value of such mortgaged properties.

In addition, mortgage loans where a period of time has elapsed since their origination may have increased loan-to-value ratios due to a possible depreciation in the value of the related mortgaged properties over such period of time.

[Limitations on and exclusions from primary mortgage insurance coverage.

Approximately [__]%of the mortgage loans had original loan-to-value ratios greater than [__]%, calculated as described under “The Mortgage Loan Pool—General” in this prospectus supplement.  On the closing date, a loan-level primary mortgage insurance policy will be acquired from [______] on behalf of the issuing entity, providing initial insurance coverage for approximately [__]% of those mortgage loans with original loan-to-value ratios greater than [__]%.  However, this policy is subject to various limitations and exclusions.  As a result, coverage may be limited or denied on some mortgage loans.  In addition, since the amount of coverage depends on the loan-to-value ratio of the mortgaged property at origination of the mortgage loan, a decline in the value of the related mortgaged property will not result in increased coverage, and the issuing entity may still suffer a loss on a covered mortgage loan.  Accordingly, this policy will provide only limited protection against losses on the mortgage loans.  See “The Mortgage Loan Pool—Primary Mortgage Insurance” in this prospectus supplement.]

[Effect of creditworthiness of primary mortgage insurer on ratings of the LIBOR certificates.

The ratings assigned to the LIBOR certificates by the rating agencies will be based in part on the credit ratings assigned to [______], the insurer providing the primary mortgage insurance coverage.  The credit ratings assigned to the insurance company could be qualified, reduced or withdrawn at any time.  Any qualification, reduction or withdrawal of the ratings assigned to either of those insurance companies could result in reduction of the ratings assigned to the LIBOR certificates, which could in turn affect the liquidity and market value of the LIBOR certificates.  See “The Mortgage Loan Pool—Primary Mortgage Insurance” in this prospectus supplement.]

[Violation of various federal, state and local laws may result in losses on the mortgage loans.

There has been a continuing focus by state and federal banking regulatory agencies, state attorneys general offices, the Federal Trade Commission, the U.S. Department of Justice, the U.S. Department of Housing and Urban Development and state and local governmental authorities on certain lending practices by some companies in the mortgage loan industry, sometimes referred to as “predatory lending” practices.  Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower’s credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.

Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators.  In addition, certain federal laws, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

Violations of certain provisions of these federal, state and local laws may limit the ability of the servicer to collect all or part of the principal of, or interest on, the mortgage loans and in addition could subject the issuing entity to damages and administrative enforcement (including disgorgement of prior interest and fees paid).  In particular, an originator’s failure to comply with certain requirements of these federal and state laws could subject the issuing entity (and other assignees of the mortgage loans) to monetary penalties, and result in the obligors’ rescinding the mortgage loans against either the issuing entity or subsequent holders of the mortgage loans.

See “Risk Factors—Violations of Environmental Laws May Reduce Recoveries on Properties” and “—Violations of Federal Laws May Adversely Affect Ability to Collect on Loans” and “Certain Legal Aspects of Residential Loans” in the prospectus.

37

[______] will represent that each mortgage loan sold by it is in compliance with applicable federal and state laws and regulations.  In addition, [________] will represent that none of the mortgage loans sold by it is covered by the Home Ownership and Equity Protection Act of 1994 or is classified as a “high cost home,” “threshold,” “covered,” “high risk home,” “predatory” or similar loan under any other applicable federal, state or local law.  In the event of a breach of any of such representations, [_________] will be obligated to cure such breach or repurchase or replace the affected mortgage loan, in the manner and to the extent described in this prospectus supplement.]

The responsible party may not be able to repurchase defective mortgage loans.

[_______] will make various representations and warranties related to the mortgage loans.  Those representations are summarized in “Description of the Certificates—Representations and Warranties Relating to the Mortgage Loans” in this prospectus supplement.

If [______] fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, then it would be required to repurchase or substitute for the defective mortgage loan.  It is possible that [_______] may not be capable of repurchasing or substituting any defective mortgage loans, for financial or other reasons.  The inability of [______] to repurchase or substitute for defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses.  As a result, shortfalls in the distributions due on the certificates could occur.]

[IF THE MORTGAGE LOAN POOL CONTAINS A MATERIAL CONCENTRATION OF MORTGAGE LOANS ORIGINATED BY AN ORIGINATOR THAT IS KNOWN TO BE EXPERIENCING A MATERIAL DETERIORATION IN FINANCIAL PERFORMANCE DUE IN PART TO SUCH ORIGINATOR BEING REQUIRED TO REPURCHASE A SIGNIFICANT NUMBER OF MORTGAGE LOANS PURSUANT TO EARLY PAYMENT DEFAULT AND/OR REPRESENTATIONS AND WARRANTY PROVISIONS, A RISK FACTOR DISCUSSING SPECIFIC FACTS PERTAINING TO SUCH ORIGINATOR WILL BE ADDED HERE.]

Failure of servicer to perform may adversely affect distributions on certificates.

The amount and timing of distributions on the certificates generally will be dependent on the ability of the servicer to perform its servicing obligations in an adequate and timely manner.  See “The Pooling and Servicing Agreement—Servicing” in this prospectus supplement.  If the servicer fails to perform its servicing obligations, this failure may result in the termination of the servicer.  That termination with its transfer of daily collection activities will likely increase the rates of delinquencies, defaults and losses on the mortgage loans.  As a result, shortfalls in the distributions due on your certificates could occur.

If the servicer becomes subject to litigation relating to the mortgage loans, this may increase the costs of the servicer in servicing the mortgage loans.  In addition, if the servicer is subject to litigation, this may affect the ability of the servicer to effectively perform its obligations under the pooling and servicing agreement, even if such litigation is not related to a mortgage loan.

Delinquencies due to servicing transfers.

Mortgage loans serviced by the servicer may be transferred in the future to other servicers in accordance with the provisions of the applicable agreements as a result of, among other things, (1) the occurrence of unremedied events of default in servicer performance or [(2) the exercise by [__________] of its right (a) to terminate certain servicers without cause or (b) with respect to those mortgage loans serviced by [__________], to cause the transfer of servicing of certain mortgage loans which are delinquent ninety or more days to a special servicer].

Mortgage loans subject to servicing transfers may experience increased delays in payments until all of the mortgagors are informed of the transfer and the servicing mortgage files and records and all other relevant data has been obtained by the new servicer.

38

[The servicing fee may be insufficient to engage a replacement servicer.

To the extent that this prospectus supplement indicates that the fee payable to the servicer is based on a fee rate that is a percentage of the outstanding mortgage loan balances, no assurance can be made that such fee rate in the future will be sufficient to attract a replacement servicer to accept an appointment for the related certificates.  In addition, to the extent the mortgage pool of any series has amortized significantly at the time that a replacement servicer is sought, the aggregate fee that would be payable to any such replacement may not be sufficient to attract a replacement servicer to accept an appointment for the certificates.]

[The swap agreement and the interest rate cap agreements are subject to counterparty risk.

The assets of the issuing entity include an interest rate swap agreement that will require the swap provider to make certain payments for the benefit of the holders of the LIBOR certificates and interest rate cap agreements that will require the cap provider to make certain payments for the benefit of the holders of the [Class M and Class B] certificates.  To the extent that payments on the offered certificates depend in part on payments to be received by the trustee under the interest rate swap agreement and the cap agreement, the ability of the trustee to make such payments on such classes of certificates will be subject to the credit risk of the swap provider or cap provider, as applicable.]

[The credit rating of the swap provider could affect the rating of the LIBOR certificates

[Barclays Bank PLC], the swap provider under the interest rate swap agreement, is rated “[___]” by Fitch Ratings, Inc., “[___]” by Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and “[___]” by Moody’s Investors Service, Inc. The ratings on the LIBOR certificates are dependent in part upon the credit ratings of the swap provider.  If a credit rating of the swap provider is qualified, reduced or withdrawn and a substitute counterparty is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of the LIBOR certificates may be qualified, reduced or withdrawn.  As a result, the value and marketability of the LIBOR certificates may be adversely affected.  See “Description of the Certificates—Interest Rate Swap Agreement” in this prospectus supplement.]

External events may increase the risk of loss on the mortgage loans.

In response to previously executed and threatened terrorist attacks in the United States and foreign countries, the United States has initiated military operations and has placed a substantial number of armed forces reservists and members of the National Guard on active duty status.  It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase.  To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty is a mortgagor of a mortgage loan in the issuing entity, the interest rate limitation of the Servicemembers Civil Relief Act and any comparable state law will apply.  Substantially all of the mortgage loans have mortgage interest rates which exceed such limitation, if applicable.  The servicer will not cover shortfalls in interest collections arising from the application of the Servicemembers Civil Relief Act or similar state laws.  This may result in interest shortfalls on the mortgage loans, which may result in shortfalls of interest on your certificates.  None of the depositor, the underwriters, the trustee, the servicer, the responsible party or any other party has taken any action to determine whether any of the mortgage loans would be affected by such interest rate limitation.  See “Description of the Certificates—Distributions of Interest and Principal” in this prospectus supplement and “Certain Legal Aspects of Residential Loans—Servicemembers Civil Relief Act and the California Military and Veterans Code” in the prospectus.

Drug, RICO and money laundering violations could lead to property forfeitures.

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America.  The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and

39

regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws.  In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, did not know or was reasonably without cause to believe that the property was subject to forfeiture.  However, there is no assurance that such a defense would be successful.

See “Certain Legal Aspects of Residential Loans— Forfeiture for Drug, RICO and Money Laundering Violations” in the prospectus.

The certificates are obligations of the issuing entity only.

The certificates are obligations of the issuing entity only and will not represent an ownership interest in or obligation of the depositor, the sponsor, the underwriters, the servicer, the responsible party, the trustee or any of their respective affiliates.  Neither the offered certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or by the depositor, the sponsor, the underwriters, the servicer, the responsible party, the trustee or any of their respective affiliates.  Proceeds of the assets included in the issuing entity (including the interest rate cap agreements for the benefit of the [Class M certificates and the Class B] certificates, the interest rate swap agreement and the [_________] primary mortgage insurance policy covering certain of the mortgage loans) will be the sole source of payments on the respective offered certificates, and there will be no recourse to the depositor, the sponsor, the underwriters, the servicer, the responsible party, the trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided to the offered certificates.

The ratings on your certificates could be reduced or withdrawn.

Each rating agency rating the offered certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change.  No person is obligated to maintain the ratings at their initial levels.  If a rating agency qualifies, reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.

See “Risk Factors—Ratings of the Securities are Limited and May be Withdrawn or Lowered” in the prospectus.

Offered certificates may not be suitable investments.

The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date.  The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

The sponsor and its affiliates may have many mortgage-related interests.

The sponsor and its respective affiliates may from time to time have economic interests in the performance of residential mortgage loans or RMBS that may include holding, buying or selling residual interests in securitized pools of loans, various classes of RMBS that differ in entitlement to cash flow and allocation of losses, interests in the form of derivatives such as credit default swaps, or long or short positions with respect to RMBS or indices that track the performance of certain RMBS.  The interests of the sponsor or any such affiliates in any of their various capacities may not be aligned with the interests of certificateholders.

40

Combination or “layering” of multiple risk factors may significantly increase your risk of loss.

Although the various risks discussed in this prospectus supplement and in the accompanying prospectus are generally described separately, you should consider the potential effects on your investment in the certificates of the interplay of multiple risk factors.  Where more than one significant risk factor is present, the risk of loss to you may be significantly increased.

41

THE MORTGAGE LOAN POOL

The statistical information presented in this prospectus supplement concerning the mortgage loans is based on the scheduled principal balances of the mortgage loans as of the cut off date, which is [______] [__], [20_].  Unless otherwise indicated in this prospectus supplement, the information regarding the mortgage loans set forth in this prospectus supplement that is based on the principal balance of the mortgage loans as of the cut-off date assumes the timely receipt of principal scheduled to be paid on the mortgage loans on or prior to the cut off date, with the exception of the delinquencies referred to under “—General” below.  It is possible that principal prepayments in part or in full may occur between the cut-off date and the closing date.  Moreover, certain mortgage loans included in the mortgage loan pool as of the cut off date may not be included in the final mortgage loan pool due to prepayments in full, or as a result of not meeting the eligibility requirements for the final mortgage loan pool, and certain other mortgage loans may be included in the final mortgage loan pool.  As a result of the foregoing, the statistical distribution of characteristics as of the cut-off date and as of the closing date for the final mortgage loan pool may vary somewhat from the statistical distribution of such characteristics as of the cut-off date as presented in this prospectus supplement, although such variance should not be material.  In addition, the final mortgage loan pool may vary plus or minus [__] % from the cut off pool of mortgage loans described in this prospectus supplement.

General

The assets of the issuing entity will primarily consist of approximately [__] conventional, adjustable  and fixed-rate, fully-amortizing, first- and second-lien residential mortgage loans with original terms to maturity from the first scheduled payment due date of not more than [__]years, having an aggregate scheduled principal balance of approximately $[__] as of the cut off date.  The mortgage loans in the issuing entity were acquired by the sponsor from [____].

The mortgage loans were originated or acquired generally in accordance with the underwriting guidelines described in this prospectus supplement.  See “—Underwriting Guidelines” below.  Because, in general, such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard.

Approximately [__] (or approximately [__]%) of the mortgage loans in the issuing entity are fixed-rate mortgage loans and approximately [__]  (or approximately [__]%) are adjustable-rate mortgage loans, as described in more detail under “—Adjustable Rate Mortgage Loans” below.  Interest on the mortgage loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

Approximately [__]% of the mortgage loans in the mortgage pool have been originated generally in accordance with the Underwriting Standards.  [Disclosure of types of exceptions to the Underwriting Standards and statistical data regarding the exceptions to the extent material].  The Underwriting Standards are applied in accordance with applicable federal and state laws and regulations.

All of the mortgage loans are secured by first or second mortgages, deeds of issuing entity or similar security instruments creating first liens or second liens on residential properties consisting of one to four family dwelling units, townhouses, individual condominium units or individual units in planned unit developments and cooperative units.

Pursuant to its terms, each mortgage loan, other than a mortgage loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount of that mortgage loan or the replacement value of the improvements on the related mortgaged property.

Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.

Approximately [__]% of the mortgage loans had original loan-to-value ratios at origination greater than 80% at origination, or with respect to second-lien mortgage loans, combined loan-to-value ratios at origination, in

42

excess of 80%.  The “loan-to-value ratio” of a mortgage loan at any time is defined generally as the ratio of the principal balance of such mortgage loan at the date of determination to (a) in the case of a purchase, the least of the sale price of the mortgaged property, its appraised value at the time of sale and its appraisal review value or (b) in the case of a refinancing or modification, the lesser of the appraised value of the mortgaged property at the time of the refinancing or modification and its appraisal review value.

The “combined loan-to-value ratio” of a mortgage loan at any time is defined generally as the ratio of the principal balance of the second lien mortgage loan, together with the outstanding balance of the related first-lien mortgage loan, at the date of determination to (a) in the case of a purchase, the least of the sale price of the mortgaged property, its appraised value at the time of sale and its appraisal review value or (b) in the case of a refinancing or modification, the lesser of the appraised value of the mortgaged property at the time of the refinancing or modification and its appraisal review value.

The “combined effective loan-to-value ratio” of a mortgage loan at any time is defined generally as the ratio of the principal balance of the second-lien mortgage loan, together with the outstanding balance of the related first-lien mortgage loan, less initial primary mortgage insurance coverage through the [PMI insurer] (if any) at the date of determination to (a) in the case of a purchase, the least of the sale price of the mortgaged property, its appraised value at the time of sale and its appraisal review value or (b) in the case of a refinancing or modification, the lesser of the appraised value of the mortgaged property at the time of the refinancing or modification and its appraisal review value.

None of the mortgage loans are covered by existing primary mortgage insurance policies.  [With respect to first-lien mortgage loans representing approximately [__]% of the mortgage loans with original loan-to-value ratios at origination (or with respect to second-lien mortgage loans, combined loan-to-value ratios at origination) in excess of 60% (the “60+ LTV Loans”), [initial primary mortgage insurance coverage through the PMI insurer will be acquired, as described under “—Primary Mortgage Insurance” in this prospectus supplement.]

[As of the cut-off date, [__] (or approximately [__]%) of the mortgage loans were [__] to [__] days Delinquent  with respect to their scheduled monthly payments.  “Delinquent,” with respect to any mortgage loan, means any scheduled payments that are delinquent as calculated in accordance with the MBA method (i.e., actual day count past due).

[All of the mortgage loans are fully amortizing.]

Prepayment Premiums

Approximately [__]% of the mortgage loans provide for payment by the borrower of a prepayment premium or charge (each, a “Prepayment Premium”) in connection with certain full or partial prepayments of principal.  Generally, each such mortgage loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, ranging from one to three years from the date of origination of such mortgage loan, or the penalty period, as described in this prospectus supplement.  The amount of the applicable Prepayment Premium, to the extent permitted under applicable federal or state law, is as provided in the related mortgage note.  No mortgage loan imposes a Prepayment Premium for a term in excess of 3 years.  Prepayment Premiums collected from borrowers will be paid to the holders of the [Class P] certificates and will not be available for payment to any other certificates.

The servicer may waive (or permit a subservicer to waive) a Prepayment Premium in accordance with the pooling and servicing agreement if such waiver would, in the servicer’s judgment, maximize recoveries on the related mortgage loan or the Prepayment Premium is not permitted to be collected under applicable law or sufficient information is not available to enable the servicer to collect the Prepayment Premium.

Adjustable Rate Mortgage Loans

[All] of the adjustable rate mortgage loans provide for semi-annual adjustment of the related mortgage rate based on the [Six-Month LIBOR Loan Index (as described below under “—The Index”)] as specified in the related

43

mortgage note, and for corresponding adjustments to the monthly payment amount, in each case on each applicable adjustment date (each such date, an “Adjustment Date”).

The first adjustment of the interest rates for approximately [__]% of the adjustable rate mortgage loans will occur after an initial period of approximately two years following origination (the “[__] Adjustable-Rate Mortgage Loans”), or in the case of approximately [__]% of the adjustable-rate mortgage loans, approximately three years following origination (the “[__] Adjustable-Rate Mortgage Loans”), or in the case of approximately [__]% of the adjustable-rate mortgage loans, approximately five years following origination (the “[__] Adjustable-Rate Mortgage Loans”).  Approximately [__]% of the adjustable-rate mortgage loans are interest-only loans for the first two years and have their first adjustment of interest rates after an initial period of approximately two years (the “[__] 2-Year Interest-Only Loans”), approximately [__]% of the adjustable-rate mortgage loans are interest-only loans for the first five years and have their first adjustment of interest rates after an initial period of approximately two years (the “[__] 5-Year Interest-Only Loans”), approximately [__]% of the adjustable-rate mortgage loans are interest-only mortgage loans for the first three years and have their first adjustment of interest rates after an initial period of approximately three years (the “[__] 3-Year Interest-Only Loans”) and approximately [__]% of the adjustable-rate mortgage loans are interest-only mortgage loans for the first five years and have their first adjustment of interest rates after an initial period of approximately three years (the “[__] 5-Year Interest-Only Loans”).  On each Adjustment Date for an adjustable-rate mortgage loan, the mortgage rate will be adjusted to equal the sum, rounded generally to the nearest multiple of [__]% of the Loan Index and a fixed percentage amount (the “Gross Margin”), provided, that, all the mortgage rates on each such adjustable-rate mortgage loan will not increase or decrease by more than a fixed percentage of [__]%, as specified in the related mortgage note (the “Periodic Cap”) on any related Adjustment Date, except in the case of the first such Adjustment Date, and will not exceed a specified maximum mortgage rate over the life of such mortgage loan (the “Maximum Rate”) or be less than a specified minimum mortgage rate over the life of such mortgage loan (the “Minimum Rate”).  The mortgage rate will not increase or decrease on the first Adjustment Date by more than a fixed percentage specified in the related mortgage note (the “Initial Cap”); the Initial Cap is [__]% for each of the adjustable-rate mortgage loans.  Effective with the first monthly payment due on each adjustable-rate mortgage loan after each related Adjustment Date, or following the interest-only period in the case of the interest-only loans, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related mortgage loan over its remaining term, and pay interest at the mortgage rate as so adjusted.  Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the mortgage rate on each such adjustable-rate mortgage loan, as adjusted on any related Adjustment Date, may be less than the sum of the Loan Index and the related Gross Margin, rounded as described in this prospectus supplement.  See “—The Index” below.  The adjustable-rate mortgage loans generally do not permit the related borrowers to convert their adjustable mortgage rate to a fixed mortgage rate.

The Index

With respect to [all] of the adjustable rate mortgage loans, the Loan Index used in determining the related mortgage rates is the average of the interbank offered rates for [six-month United States dollar deposits in the London market, calculated as provided in the related mortgage note (the “Six-Month LIBOR Loan Index”)], as most recently available either as of (1) the first business day occurring in a specified period of time prior to such Adjustment Date, (2) the first business day of the month preceding the month of such Adjustment Date or (3) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related mortgage note.  In the event that the Loan Index becomes unavailable or otherwise unpublished, the servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

[Primary Mortgage Insurance

Approximately [__]% of the mortgage loans are 60+ LTV Loans.  See “The Mortgage Loan Pool—General” in this prospectus supplement.  None of the mortgage loans are covered by existing primary mortgage insurance policies.  A loan level primary mortgage insurance policy will be acquired on or prior to the closing date with respect to first-lien mortgage loans representing approximately [__]% of the 60+ LTV Loans with [________] (the “PMI Insurer”).

The following is a brief description of the PMI Insurer and the primary mortgage insurance policy (such policy, together with the related commitment letter, the “PMI Policy”).

44

The PMI Policy.  The PMI Policy covers approximately [__]% of the 60+ LTV Loans.  The PMI Policy will insure against default (subject to certain exclusions from coverage) under each covered mortgage loan in an amount equal to a percentage of the unpaid principal balance of the mortgage loan equal to 100% minus a fraction, expressed as a percentage, equal to (x) 60% over (y) the loan-to-value ratio of the mortgage loan at origination, minus any existing primary mortgage insurance coverage.

The PMI Policy only covers first-lien mortgage loans that meet certain underwriting criteria.  The PMI Policy is required to remain in force with respect to each covered mortgage loan until (i) the principal balance of such mortgage loan is paid in full or liquidated, (ii) optional termination of the issuing entity occurs or (iii) any other event specified in the PMI Policy occurs that allows for the termination of such PMI Policy by the PMI Insurer.  Such events include, but are not limited to, failure to pay the premium under the PMI Policy when due or to comply with any condition as required by the PMI Policy.  No coverage of any mortgage loan under that policy is required where prohibited by applicable law.

The PMI Policy generally requires that delinquencies on any covered mortgage loan must be reported to the PMI Insurer with 15 days after such loan is three months in default, and appropriate proceedings to the obtain title to the property securing the covered mortgage loan must be commenced within six months of default.  The PMI Policy contains provisions substantially as follows:  (i) for the insured to present a claim, the insured must have acquired and tendered to the PMI Insurer good and merchantable title to the property securing the covered mortgage loan, free and clear of all liens and encumbrances, including, but not limited to, any right of redemption by the mortgagor, unless such acquisition of good and merchantable title is excused under the terms of the PMI Policy; (ii) a claim generally includes unpaid principal, accrued interest to the date the claim is submitted to the PMI Insurer by the insured, and certain expenses; (iii) when a claim is presented, the PMI Insurer will have the option of either (A) paying the claim in full and taking title to the property securing the covered mortgage loan or (B) paying the insured percentage of the claim with the insured retaining title to the property securing the covered mortgage loan; (iv) claims generally must be filed within 60 days after the insured has acquired good and merchantable title to the property securing the covered mortgage loan; and (v) a claim generally must be paid within 60 days after the claim is filed by the insured.

Unless approved in writing by the PMI Insurer, the servicer on behalf of the insured under the PMI Policy may not make any change in the terms of the covered mortgage loan, including the borrowed amount, interest rate, term or amortization schedule of the covered mortgage loan; nor make any change in the property or other collateral securing the covered mortgage loan; nor release any mortgagor under the covered mortgage loan from liability.  If a covered mortgage loan is assumed with the servicer on behalf of the insured’s approval, then the PMI Insurer’s liability for coverage generally will terminate as of the date of such assumption, unless the PMI Insurer approves the assumption in writing.

The PMI Policy specifically excludes coverage of:  (i) any claim resulting for a default existing at the inception of coverage or occurring after lapse or cancellation of coverage; (ii) any claim, if the mortgage, deed of issuing entity or other similar instrument did not provide the servicer on behalf of the insured at origination with a first lien on the property securing the covered mortgage loan; and (iii) certain claims involving or arising out of any breach by the insured of its representations and warranties under, or its failure to comply it with the terms of, the PMI Policy.

In issuing the PMI Policy, the PMI Insurer has relied upon certain information and data regarding the mortgage loans furnished to it by the responsible party.  The PMI Policy will not insure against a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in origination or servicing of the mortgage loan, including, but not limited to, misrepresentation by the borrower, lender or other persons involved in the origination of such mortgage loan or the application for insurance; (ii) failure to construct a property securing a mortgage loan in accordance with specified plans or (iii) physical damage to a property securing a mortgage loan.

The preceding description of the PMI Policy is only a brief summary of the provisions, terms and conditions of the PMI Policy.  For a more complete description of these provisions, terms and conditions, reference is made to the PMI Policy, a copy of which is available upon request from the trustee and which will be exhibits to the pooling and servicing agreement to be filed with the Securities and Exchange Commission.

45

The premiums payable to the PMI Insurer (including any state and local taxes on those premiums) (the “PMI Insurance Premiums”) for coverage of each insured mortgage loan will be paid by the servicer from interest collections on the mortgage loans as described under “Description of the Certificates—Distributions of Interest and Principal.”  These premiums are calculated as the per annum fee rate equal to [__]% (including any state and local taxes on those premiums) (the “Insurance Fee Rate”) applied to the scheduled principal balance of each mortgage loan insured under such PMI Policy.]

Junior Liens

Approximately [__]% of the mortgage loans are secured by second liens on the related mortgaged properties.  The range of combined loan-to-value ratios at origination of these second lien mortgage loans is approximately [____]% to [____]%, and the weighted average combined loan-to-value ratio at origination of these second lien mortgage loans is approximately [__]%.  The range of credit scores at origination of these second-lien mortgage loans is approximately [__] to [__] and the weighted average credit score at origination of these second-lien mortgage loans is approximately [__].

Underwriting Guidelines

The following is a brief description of ______________’s underwriting guidelines as they are currently in effect.  The underwriting guidelines are revised continuously based on opportunities and prevailing conditions in the nonconforming credit residential mortgage market, as well as in the expected market for securities backed by these loans.  _________ has informed the depositor that it believes that the underwriting guidelines are consistent with standards generally used by lenders in the business of making loans based on non-conforming credits.

[DISCLOSURE OF APPLICABLE UNDERWRITING CRITERIA, INCLUDING DISCLOSURE PROVIDED BY THE ORIGINATOR REGARDING TYPES OF EXCEPTIONS TO UNDERWRITING GUIDELINES AND STATISTICAL DATA REGARDING THE EXCEPTIONS TO THE EXTENT MATERIAL, TO BE PROVIDED.]

Exceptions to the Underwriting Guidelines

Exceptions to Underwriting Guidelines must be reviewed and approved by [TITLE OF REVIEWING OFFICER], and must be documented and maintained in the related credit file.  Exceptions may be based on compensating or mitigating factors or may reflect pending underwriting guideline changes that have been approved but not yet released.  Exceptions with respect to the mortgage loans included in the mortgage pool are detailed in this prospectus supplement.

[INCLUDE DISCLOSURE REQUIRED BY ITEM 1110(b) OF REGULATION AB FOR ANY CORRESPONDENT OR OTHER THIRD-PARTY ORIGINATOR THAT ORIGINATED 20% OR MORE OF THE MORTGAGE LOANS IN THE MORTGAGE POOL]

46

The Mortgage Loans

The mortgage loans are expected to have the following approximate characteristics as of the cut off date:

Principal balance of mortgage loans	$[__]
Principal balance of fixed-rate mortgage loans	$[__]
Principal balance of adjustable-rate mortgage loans	$[__]
Mortgage Rates:
Weighted average	[__]%
Range	[__]% to [__]%
Margin:
Weighted average of the adjustable-rate mortgage loans	[__]%
Range	[__]% to [__]%
Weighted average months to roll of adjustable-rate mortgage loans (in months)	[__]
Weighted average remaining term to maturity (in months)	[__]
Weighted average remaining interest-only term of interest-only loans (in months)	[__]

[Include statistical data regarding exceptions to underwriting standards.]

[The scheduled principal balances of the mortgage loans range from approximately $[__] to approximately $[__].  The mortgage loans had an average scheduled principal balance of approximately $[__].

The weighted average loan-to-value ratio (or with respect to second-lien mortgage loans, the combined loan-to-value ratio) at origination of the mortgage loans is approximately [__]% and approximately [__]% of the mortgage loans have loan-to-value ratios (or with respect to second-lien mortgage loans, combined loan-to-value ratios) at origination exceeding 80%.

[First-lien mortgage loans representing approximately [__]% of the mortgage loans that are 60+ LTV Loans are covered by the PMI Policy.]

Approximately [__]% of the mortgage loans are secured by first liens.  Approximately [__]% of the mortgage loans are secured by second liens.

No more than approximately [__]% of the mortgage loans are secured by mortgaged properties located in any one zip code area.

The responsible party will represent that:

•
none of the mortgage loans sold by it is (a) covered by the Home Ownership and Equity Protection Act of 1994 or (b) classified as a “high cost home,” “threshold,” “covered,” “high risk home” or “predatory” or similar loan under any other applicable federal, state or local law;

•	none of the mortgage loans had a prepayment penalty period at origination in excess of three years;

•	none of the mortgage loans originated on or after October 1, 2002 and on or prior to March 6, 2003 is governed by the Georgia Fair Lending Act; and

•	in connection with the origination of the mortgage loans, no proceeds from a mortgage loan were used to finance a single premium credit life insurance policy.]

47

See “Description of the Certificates—Representations and Warranties Relating to the Mortgage Loans” in this prospectus supplement.

The tables on Schedule A attached to this prospectus supplement set forth certain statistical information with respect to the mortgage loans as of the cut-off date.  Due to rounding, the percentages shown may not precisely total 100.00%.

Credit Scores

Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower’s creditworthiness (the “Credit Scores”).  Credit Scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default.  The Credit Score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.  Credit Scores range from approximately [__] to approximately [__], with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score.  Lenders have varying ways of analyzing Credit Scores and, as a result, the analysis of Credit Scores across the industry is not consistent.  In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan.  Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history.  Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower.  There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

The tables on Schedule A attached to this prospectus supplement set forth certain information as to the Credit Scores of the related mortgagors obtained in connection with the origination of each mortgage loan.

THE MASTER SERVICER

General

The master servicer will act as master servicer of the mortgage loans in accordance with the pooling and servicing agreement.  The master servicer’s obligations with respect to the mortgage loans are limited to its contractual servicing obligations.  The master servicer will not be ultimately responsible for the servicing of the mortgage loans except to the limited extent described under “The Pooling and Servicing Agreement— Servicing” in this prospectus supplement, and will not be responsible for the supervision of loss mitigation functions, including collection efforts with respect to defaulted mortgage loans, workouts, discounted payoffs, foreclosure, and disposition of REO Property.  However, if the master servicer becomes aware that the servicer is not fulfilling its obligations under the servicing agreement with respect to these matters, the master servicer will be obligated to terminate the servicer and, within 90 days of such termination, appoint a successor servicer that satisfies the eligibility requirements set forth in the servicing agreement.  Following termination of the servicer and prior to the appointment of a successor servicer, the master servicer will assume the obligation to make P&I Advances.

The information contained in this prospectus supplement with regard to [__________], the master servicer, has been provided by the master servicer.

[TO BE UPDATED WITH MASTER SERVICER’S INFORMATION, INCLUDING INFORMATION REQUIRED BY REGULATION AB, ITEMS 1108, 1117 AND 1119.]

48

THE SERVICER

General

The servicer will service the mortgage loans in accordance with the servicing agreement.  The servicer’s obligations with respect to the mortgage loans are limited to its contractual servicing obligations.

The information contained in this prospectus supplement with regard to [__________], the servicer, has been provided by the servicer.

[TO BE UPDATED WITH SERVICER’S INFORMATION, INCLUDING INFORMATION REQUIRED BY REGULATION AB, ITEMS 1108, 1117 AND 1119, AND A DESCRIPTION OF THE SERVICER MODIFICATION HISTORY/PROGRAM.]

THE SPONSOR

The sponsor is Barclays Bank PLC, incorporated in 1925 as a public limited company registered in England and Wales, No. 1026167, authorized by the Prudential Regulation Authority and regulated by the United Kingdom’s Financial Conduct Authority and the Prudential Regulation Authority (Financial Services Register No. 122702) (“Barclays”).  Barclays is the parent of the depositor and holds 100% of the issued ordinary shares of Barclays Group US Inc., which in turn holds 100% of the issued ordinary shares of Barclays Capital Inc. Barclays is a wholly-owned subsidiary of Barclays PLC.  The registered head office of Barclays is located at 1 Churchill Place, London, E14 5HP.  Barclays maintains a branch office at 745 Seventh Avenue, New York, New York 10019 and its telephone number is (212) 412-4000.  See “The Sponsor” in the prospectus for more information regarding Barclays Bank PLC.

[During the period __________ to __________ [insert either (a) for prospectus supplements filed on or after [DATE], 20__ but prior to [DATE], 20__, the period representing the most recent 8 calendar quarters ending at least 45 days prior to the date of filing of the prospectus supplement or (b) for prospectus supplements filed on or after [DATE], 20__, the period representing the most recent 12 calendar quarters ending at least 45 days prior to the date of filing of the prospectus supplement], [no] mortgage loans securitized by the sponsor were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets contained in the related underlying transaction documents, or any related activity, for all asset-backed securities held by non-affiliates of the sponsor during such calendar year. The most recent Form ABS-15G was filed by the sponsor on [_________]. The sponsor’s CIK number is [__________].]

[TO BE UPDATED AS NECESSARY TO INCLUDE INFORMATION REQUIRED BY REGULATION AB, ITEMS 1117 AND 1119.]

PRE-OFFERING REVIEW OF THE MORTGAGE LOANS

Introduction

The sponsor, prior to including the mortgage loans in the mortgage pool, conducted a review of the mortgage loans that was designed and effected to provide reasonable assurance that the disclosure regarding the mortgage pool in this prospectus supplement is accurate in all material respects. In conducting the review, the sponsor engaged third parties to assist it with certain elements of the review. The review conducted by the sponsor, including the portions of the review conducted with the assistance of the third parties, is referred to herein as the “sponsor’s pre-offering review.” The sponsor determined the nature, extent and timing of the sponsor’s pre-offering review and the level of assistance provided by any third party. The sponsor does not attribute any of the findings and conclusions of the sponsor’s pre-offering review to any of the third parties. The review conducted with the assistance of third parties was conducted with respect to 100% of the mortgage loans included in the final mortgage pool. The results of the reviews prepared by the third parties were shared with the underwriter. The underwriter reviewed these findings in connection with its preparation for the offering of the offered certificates.

The sponsor’s pre-offering review does provide the sponsor with reasonable assurance that the disclosure regarding the mortgage pool in this prospectus supplement is accurate in all material respects.

49

[The sponsor’s pre-offering review included a credit and compliance component, and a component consisting of a review of the independent appraisals of the mortgaged properties obtained by the originators in connection with the origination of the mortgage loans (referred to herein as the “original appraisals”), as more fully described below.]

[The sponsor’s pre-offering review also included a component consisting of procedures designed to verify the sponsor’s data regarding the characteristics of the mortgage loans, which data were used to generate the numerical information about the mortgage pool included in this prospectus supplement. In addition, the review included the recalculation by a third party of numerical disclosures regarding the mortgage loans selected by the sponsor and appearing in this prospectus supplement.]

[See “—Limitations of the Pre-offering Review Process” below and “Risk Factors—Pre-offering Review of the Mortgage Loans Underlying the Certificates May Not Reveal All Aspects of the Mortgage Loans Which Could Lead to Losses” for additional information regarding the sponsor’s pre-offering review.

Credit and Compliance Component of Sponsor’s Pre-Offering Review

[Describe nature of review and findings]

Appraisal Component of Sponsor’s Pre-Offering Review

[Describe nature of review and findings]

Mortgage Loan Characteristics Component of Sponsor’s Pre-Offering Review

[Describe nature of review and findings]

Limitations of the Pre-offering Review Process

As stated above, the sponsor’s pre-offering review does provide the sponsor with reasonable assurance that the disclosure regarding the mortgage pool in this prospectus supplement is accurate in all material respects. The procedures conducted as part of the sponsor’s pre-offering review were also intended to discover possible defects in the mortgage loans reviewed. However, these procedures did not constitute a complete re-underwriting of the loans, and were not designed or intended to discover every possible defect. In conducting these procedures, the third parties relied on available information and resources (which were limited and which, in most cases, were not independently verified). Accordingly, it is possible that the mortgage loans may have characteristics that were not discovered, noted or analyzed as part of the pre-offering review, that could affect the future performance of the mortgage loans.

Investors are encouraged to make their own determination as to the extent to which they place reliance on the loan review procedures carried out as part of the sponsor’s pre-offering review.

STATIC POOL INFORMATION

Information concerning fixed- and adjustable-rate mortgage loans purchased by Barclays and that are secured by first- or second-lien mortgages or deeds of trust in residential real properties is attached as Annex V.  For each of these securitizations, Annex V includes summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization, since the applicable securitization closing date.  Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the issuing entity that will issue the certificates offered by this prospectus supplement.  These mortgage loans were acquired by the sponsor from different mortgage loans sellers under various underwriting guidelines and subjected to due diligence review standards and tolerances which may have changed over time.  The characteristics of the mortgage loans acquired by the sponsor in a given period varies from each other as well as from the mortgage loans to be included in the issuing entity that will issue the certificates offered by this prospectus

50

supplement.  In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor’s control, such as housing prices and market interest rates.  Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the issuing entity related to this offering.

THE DEPOSITOR

BCAP LLC, the depositor, is a Delaware limited liability company.  The depositor is a direct, wholly-owned subsidiary of Barclays.  The depositor will not have any business operations other than securitizing mortgage assets, other consumer assets and related activities.  See “The Depositor” in the prospectus for more information regarding BCAP LLC.

[TO BE UPDATED AS NECESSARY TO INCLUDE INFORMATION REQUIRED BY REGULATION AB, ITEMS 1117 AND 1119.]

THE ISSUING ENTITY

BCAP LLC Trust 20[__]-[_], the issuing entity, will be formed on the closing date pursuant to the pooling and servicing agreement.  The pooling and servicing agreement may be amended in certain circumstances.  See “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement.  The issuing entity will be a New York common law trust with no officers or directors and no continuing duties other than to hold and service the mortgage loans and related assets and issue the certificates.  The fiscal year end for the issuing entity will be [_______], commencing with [____], 20[__].

[TO BE UPDATED AS NECESSARY TO INCLUDE INFORMATION REQUIRED BY REGULATION AB, ITEMS 1117 AND 1119.]

THE TRUSTEE

The trustee will perform administrative functions on behalf of the issuing entity and for the benefit of the certificateholders pursuant to the terms of the pooling and servicing agreement.  The trustee’s duties are limited solely to its express obligations under the pooling and servicing agreement.  For information, with respect to the trustee’s liability under the pooling and servicing agreement and any indemnification that the trustee will be entitled to from the issuing entity, see “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Servicers and the Trustee” in this prospectus supplement.

[TO BE UPDATED AS NECESSARY TO INCLUDE INFORMATION REQUIRED BY REGULATION AB, ITEM 1117.]

[THE INTEREST RATE CAP AND SWAP COUNTERPARTY

The interest rate cap agreements and the swap agreement will be provided by [_________].

[INSERT DESCRIPTION OF THE APPLICABLE COUNTERPARTY, INCLUDING INFORMATION REQUIRED BY REGULATION AB, ITEM 1115]

DESCRIPTION OF THE CERTIFICATES

General

On the closing date, the issuing entity will be created and the depositor will cause the issuing entity to issue the certificates.  The certificates will be issued in [_____] classes, the [Class A, Class M, Class B, Class P, Class X and Class R] certificates.  Only the Class [___] Certificates, collectively, the “Offered Certificates,” will be offered under this prospectus supplement.  The Offered Certificates, together with the Class [___] certificates, will be referred to as the “LIBOR Certificates” in this prospectus supplement.  The certificates will collectively represent

51

the entire undivided ownership interest in the issuing entity created and held under the pooling and servicing agreement, subject to the limits and priority of distribution provided for in that agreement.

The issuing entity will consist of:

•	the mortgage loans, together with the related mortgage files and all related collections and proceeds due and collected after the cut-off date;

•	such assets as from time to time are identified as REO Property and related collections and proceeds;

•	assets that are deposited in the accounts, and invested in accordance with the pooling and servicing agreement;

•	[an interest rate swap agreement;]

•	[two interest rate cap agreements for the benefit of the Class M and Class B Certificates, respectively; and]

•	[if provided for in the pooling and servicing agreement, an interest rate cap agreement solely for the benefit of the Class X certificates.]

The LIBOR certificates will be issued and available only in book entry form, in denominations of $[___] initial principal balance and integral multiples of $1 in excess of $[_____], except that one certificate of each class may be issued in an amount greater or less than $[_____].  For information regarding the issuance of certificates in book-entry form, see “Description of the Securities—Book-Entry Registration” in the prospectus.

Voting rights will be allocated among holders of the LIBOR certificates in proportion to the Class Certificate Balances of their respective certificates on such date, except that the Class X and Class P certificates will each be allocated 1% of the voting rights.  [The Class X and Class P certificates will initially be held by Barclays.]

52

The chart below illustrates generally the payment priorities and subordination features applicable to the Offered Certificates.  [FLOW OF FUNDS DIAGRAM WILL CONFORM TO THE TRANSACTION STRUCTURE FOR EACH PARTICULAR TRANSACTION.]*

Available Funds for the Distribution Date
(Net of Administration Fees)
Certain Reimbursement Amounts Due to the Trustee, Master Servicer and Servicer (if applicable and subject to any maximum limitations)
Certain Payments to the Swap Provider
Interest Portion of Available Funds
Principal Portion of Available Funds
Accrued Certificate Interest and Unpaid Interest on the Class A Certificates
Accrued Certificate Interest on the Class B Certificates
Accrued Certificate Interest on the Class M Certificates
Principal on the Class A Certificates
Principal on the Class B Certificates
Principal on the Class M Certificates
Remaining Amounts of Available Funds
Unpaid Realized Loss Amounts on the Class A Certificates
Unpaid Interest and Unpaid Realized Loss Amounts on the Class B Certificates
Unpaid Interest and Unpaid Realized Loss Amounts on the Class M Certificates
Excess Reserve Fund Account to cover any Basis Risk Carry Forward Amounts
Termination Payments, if any, to the Swap Provider
Any Remaining Amounts to the Holder of the Residual Interest in the Trust Fund

Book Entry Registration

The LIBOR certificates are sometimes referred to in this prospectus supplement as “Book-Entry Certificates.”  No person acquiring an interest in the book entry certificates will be entitled to receive a definitive

53

certificate representing an obligation of the issuing entity, except under the limited circumstances described in this prospectus supplement and in the accompanying prospectus.  Each Class of Book-Entry Certificates will be represented by one or more certificates registered in the name of the nominee of DTC.  The LIBOR certificates will be issued in minimum and integral multiples as specified in the table on page S-[__].  With respect to initial European investors only, the Underwriter will only sell Offered Certificates in minimum total investment amounts of $100,000.  Each Class R Certificate will be issued as a single certificate and maintained as Definitive Certificates, representing the entire Percentage Interest in that Class.

Beneficial owners may elect to hold their interests through DTC, in the United States, or Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, in Europe.  Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system.  Although DTC, Clearstream and Euroclear have agreed to their respective procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

See “Description of the Securities—Book Entry Registration of Securities” in the prospectus.

See also the attached Annex I for certain information regarding U.S. federal income tax documentation requirements for investors holding certificates through Clearstream or Euroclear (or through DTC if the holder has an address outside the United States).

Definitive Certificates

The LIBOR certificates, which will be issued initially as book-entry certificates, will be converted to definitive certificates and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the book-entry certificates and the trustee or the depositor is unable to locate a qualified successor or (b) the depositor, at its option (but with the trustee’s consent), notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the DTC participants holding beneficial interests in the certificates agree to initiate such termination.

Upon the occurrence of any event described in the immediately preceding paragraph, the trustee will be required to notify all participants of the availability through DTC of definitive certificates.  Upon delivery of definitive certificates, the trustee will reissue the book-entry certificates as definitive certificates to beneficial owners.  Distributions of principal of, and interest on, the book-entry certificates will thereafter be made by the trustee, or a paying agent on behalf of the trustee, directly to holders of definitive certificates in accordance with the procedures set forth in the pooling and servicing agreement.

Definitive certificates will be transferable and exchangeable at the offices of the trustee, its agent or the certificate registrar designated from time to time for those purposes.  As of the closing date, the trustee designates its offices located at [____________] for those purposes.  No service charge will be imposed for any registration of transfer or exchange, but the trustee may require distribution of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Assignment of the Mortgage Loans

Pursuant to a mortgage loan purchase and warranties agreement, [______] sold the mortgage loans, without recourse, to [Barclays, an affiliate of the depositor], and [Barclays] will sell, transfer, assign, set over and otherwise convey the mortgage loans, including all principal outstanding as of, and interest due and accruing after, the close of business on the cut-off date, without recourse, to the depositor on the closing date.  Pursuant to the pooling and servicing agreement, the depositor will sell, without recourse, to the issuing entity, all right, title and interest in and to each mortgage loan, including all principal outstanding as of, and interest due after, the close of business on the cut-off date.  Each such transfer will convey all right, title and interest in and to (a) principal outstanding as of the close of business on the cut-off date (after giving effect to payments of principal due on that date, whether or not

54

received) and (b) interest due and accrued on each such mortgage loan after the cut-off date.  However, [Barclays] will not convey to the depositor, and will retain all of its right, title and interest in and to (x) principal due on each mortgage loan on or prior to the cut-off date and principal prepayments in full and curtailments (i.e., partial prepayments) received on each such mortgage loan prior to the cut-off date and (y) interest due and accrued on each mortgage loan on or prior to the cut-off date.

Delivery of Mortgage Loan Documents

In connection with the transfer and assignment of each mortgage loan to the issuing entity, the depositor will cause to be delivered to the trustee, on or before the closing date, the following documents with respect to each mortgage loan which constitute the mortgage file:

(a)	the original mortgage note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements;

(b)	the original of any guaranty executed in connection with the mortgage note (if provided);

(c)
the related original mortgage and evidence of its recording or, in certain limited circumstances, a copy of the mortgage certified by the originator, escrow company, title company, or closing attorney;

(d)	originals of all assumption, modification, consolidation or extension agreements, with evidence of recording on them (if provided);

(e)
originals of all intervening assignments of mortgage (if any) with evidence of recording thereon, or if no such originals have been returned to the servicer by the public recording office where such intervening assignment of mortgage has been delivered for recordation, a photocopy of such intervening assignment with an officer’s certificate from the originator or certified by the public recording office;

(f)
an original (or a copy of) mortgagee title insurance policy or a copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company and/or the originator; and

(g)	the original of any security agreement, chattel mortgage or equivalent document executed in connection with the mortgage (if provided).

Pursuant to the pooling and servicing agreement, the trustee will agree to execute and deliver on or prior to the closing date an acknowledgment of receipt of the original mortgage note, item (a) above, with respect to each of the mortgage loans delivered to the trustee, with any exceptions noted.  The trustee will agree, for the benefit of the holders of the certificates, to review, or cause to be reviewed, each mortgage file within ninety days after the closing date—or, with respect to any Substitute Mortgage Loan delivered to the trustee, within 30 days after the receipt of the mortgage file by the trustee—and to deliver a certification generally to the effect that, as to each mortgage loan listed in the schedule of mortgage loans,

•	all documents required to be reviewed by it pursuant to the pooling and servicing agreement are in its possession;

•	each such document has been reviewed by it and appears regular on its face and relates to such mortgage loan;

•
based on its examination and only as to the foregoing documents, certain information set forth on the schedule of mortgage loans accurately reflects the information set forth in the mortgage file delivered on such date; and

55

•	each mortgage note has been endorsed without recourse in blank as provided in the pooling and servicing agreement.

If the trustee, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file that is not executed, has not been received or is unrelated to the mortgage loans, or that any mortgage loan does not conform to the review criteria set forth in the pooling and servicing agreement, the trustee is required to promptly so notify the responsible party, the master servicer, the servicer and the depositor in writing.  The responsible party will be required to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a mortgage file of which it is so notified by the trustee.  If, however, within thirty days after the depositor’s notice of the defect, the responsible party has not caused the defect to be remedied, the responsible party will be required to either (a) substitute a Substitute Mortgage Loan for the defective mortgage loan, or (b) repurchase the defective mortgage loan.  The substitution or repurchase is required to be effected in the same manner as a substitution or repurchase for a material breach of a mortgage loan representation and warranty, as described below under “—Representations and Warranties Relating to the Mortgage Loans.”  The obligation of the responsible party to cure the defect or to substitute or repurchase the defective mortgage loan and to indemnify for such breach will constitute the sole remedies available to the holders of the certificates and the trustee relating to the defect.

If in the process of reviewing the mortgage files and making or preparing, as the case may be, the certifications referred to above, the trustee discovers any document or documents constituting a part of a mortgage file to be missing or defective in any material respect, at the conclusion of its review the trustee, upon its notification by the custodian, if applicable, will so notify the sponsor, the depositor, the master servicer and the servicer.  In addition, upon the discovery by the sponsor, depositor, the trustee, the master servicer or the servicer (or upon receipt by the trustee of written notification of such breach) of a breach of any of the representations and warranties made by the sponsor in the related mortgage loan purchase agreement in respect of any mortgage loan which materially adversely affects such mortgage loan or the interests of the related certificateholders in such mortgage loan, the party discovering such breach will be required to give prompt written notice to the other parties.

Representations and Warranties Relating to the Mortgage Loans

Pursuant to the pooling and servicing agreement, [_____], the responsible party, will make representations and warranties with respect to each mortgage loan, as of the closing date or such other date specified below, including, but not limited to:

[TO BE UPDATED AS APPLICABLE TO A PARTICULAR TRANSACTION.]

(1)   [As of the cut-off date, except with respect to mortgage loans representing approximately [__]% of the mortgage loans], no payment required under the mortgage loan is more than 30 days Delinquent  nor has any payment under the mortgage loan been more than 30 days Delinquent at any time since the origination of the mortgage loan;

(2)   As of the cut-off date, except as described in clause (1) above with respect to approximately [__]% of the mortgage loans, there are no defaults in complying with the terms of the mortgage and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable;

(3)   The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect from the date of origination, except by a written instrument which has been recorded, if necessary to protect the interests of the purchaser.  No mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement is part of the mortgage loan file;

56

(4)   The mortgage loan is not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the mortgage note or the mortgage, or the exercise of any right under the mortgage note or the mortgage, render either the mortgage note or the mortgage unenforceable, in whole or in part, and no such right of rescission, set-off, counterclaim or defense has been asserted in writing to the responsible party with respect to the mortgage note or the mortgage;

(5)   Pursuant to the terms of the mortgage, all buildings or other improvements upon the mortgaged property are insured by a generally acceptable insurer against loss by fire and hazards of extended coverage;

(6)   Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure and all predatory and abusive lending laws applicable to the mortgage loan, including, without limitation, any provisions relating to prepayment charges, have been complied with and the consummation of the transactions contemplated by the pooling and servicing agreement will not involve the violation of any such laws or regulations;

(7)   The mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed by the responsible party that would effect any such release, cancellation, subordination or rescission.  The responsible party has not waived the performance by the mortgagor of any action, if the mortgagor’s failure to perform such action would cause the mortgage loan to be in default, nor has the responsible party waived any default resulting from any action or inaction by the mortgagor;

(8)   Each mortgage is a valid, subsisting, enforceable and perfected first or second lien on a single parcel of real estate constituting the mortgaged property, including all buildings and improvements on the mortgaged property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing.  The lien of the mortgage is subject only to:

(i)           with respect to any second-lien mortgage loan, the lien of the first mortgage on the related mortgaged property;

(ii)           the lien of current real property taxes and assessments not yet due and payable;

(iii)           covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the mortgage loan and (a) specifically referred to in the appraisal made for the originator of the mortgage loan or otherwise considered by a qualified appraiser, or (b) which do not adversely affect the appraised value of the mortgaged property set forth in such appraisal; and

(iv)           other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related mortgaged property;

(9)   The mortgage note and the mortgage and any other agreement executed and delivered by a mortgagor in connection with a mortgage loan are genuine, and each is the legal, valid and binding obligation of the signatory enforceable in accordance with its terms (including, without limitation, any provisions relating to prepayment charges).  All parties to the mortgage note, the mortgage and any other such related agreement had legal capacity to enter into the mortgage loan and to execute and deliver the mortgage note, the mortgage and any such agreement, and the mortgage note, the mortgage and any other such related agreement have been duly and properly executed by other such related parties.  No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a mortgage loan has taken place on the part of the responsible party, or to the best of the responsible party’s knowledge, the mortgagor, the appraiser, any builder, or any developer, or any other party involved in the origination of the mortgage loan;

57

(10)   The mortgage loan is covered by an American Land Title Association lender’s title insurance policy, or with respect to any mortgage loan for which the related mortgaged property is located in California a California Land Title Association lender’s title insurance policy, or other generally acceptable form of policy or insurance and each such title insurance policy is issued by a title insurer qualified to do business in the jurisdiction where the mortgaged property is located, insuring the responsible party, its successors and assigns, as to the first priority lien or second priority lien, as applicable, of the mortgage in the original principal amount of the mortgage loan, subject only to the exceptions contained in clauses (i), (ii), (iii) and (iv) of representation 8 above;

(11)   The mortgage loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, a credit union, an insurance company or other similar institution which is supervised and examined by a federal or state authority;

(12)   The mortgage contains customary and enforceable provisions that render the rights and remedies of the holder of the mortgage adequate for the realization against the mortgaged property of the benefits of the security provided by the mortgaged property, including, (i) in the case of a mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure.  Upon default by a mortgagor on a mortgage loan and foreclosure on, or trustee’s sale of, the mortgaged property pursuant to the proper procedures, the holder of the mortgage loan will be able to deliver good and merchantable title to the mortgaged property.  There is no homestead or other exemption available to a mortgagor which would interfere with the right to sell the mortgaged property at a trustee’s sale or the right to foreclose the mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

(13)   The mortgaged property is lawfully occupied under applicable law.  All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the mortgaged property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(14)   The mortgage note is not and has not been secured by any collateral except the lien of the corresponding mortgage and the security interest of any applicable security agreement or chattel mortgage;

(15)   There is no proceeding pending or threatened for the total or partial condemnation of the mortgaged property.  The mortgaged property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the mortgaged property as security for the mortgage loan or the use for which the premises were intended.  There have not been any condemnation proceedings with respect to the mortgaged property;

(16)   The mortgage file contains an appraisal of the related mortgaged property signed by a qualified appraiser who had no interest, direct or indirect, in the mortgaged property or in any loan made on the security of the mortgaged property, and whose compensation is not affected by the approval or disapproval of the mortgage loan, and the appraisal and appraiser both satisfy the requirements of Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated under that Act, all as in effect on the date the mortgage loan was originated;

(17)   None of the mortgage loans is (a) covered by the Home Ownership and Equity Protection Act of 1994 or (b) classified as a “high cost home,” “threshold,” “covered,” “high risk home,” “predatory” or similar loan under any other applicable federal, state or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees); no mortgage loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act;

(18)   None of the mortgage loans has a prepayment penalty period at origination in excess of three years;

58

(19)           No proceeds from any mortgage loan were used to finance a single premium credit life insurance policy;

(20)           The responsible party has, in its capacity as servicer for each mortgage loan, caused to be fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on the relevant obligor to Equifax, Experian and Trans Union Credit Information Company, on a monthly basis;

(21)           With respect to any mortgage loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity:  (i) a mortgage loan without such premium was available to the mortgagor at an interest rate or fee structure higher than that of the mortgage loan, (ii) prior to the mortgage loan’s origination, the related mortgagor was offered the option of obtaining a mortgage loan that did not require payment of such a premium, and (iii) the prepayment premium is disclosed to the related mortgagor in the mortgage loan documents pursuant to applicable state and federal law;

(22)           No mortgagor was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit.  No mortgagor obtained a prepaid single premium credit life, disability, accident or health insurance policy in connection with the origination of the mortgage loan.  No proceeds from any mortgage loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such mortgage loan;

(23)           All fees and charges (including finance charges), whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each mortgage loan, have been disclosed in writing to the mortgagor in accordance with applicable state and federal law and regulation; and

(24)           No mortgage loan originated on or after August 1, 2004 requires the related mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction.]

[Pursuant to the pooling and servicing agreement, upon the discovery by any of the responsible party, the master servicer, the servicer, the depositor or the trustee that any of the representations and warranties contained in the pooling and servicing agreement have been breached in any material respect as of the date made, with the result that the value of, or the interests of the trustee or the holders of the certificates in the related mortgage loan were materially and adversely affected, the party discovering such breach is required to give prompt written notice to the other parties.  Subject to certain provisions of the pooling and servicing agreement, within sixty days of the earlier to occur of the responsible party’s discovery or its receipt of notice of any such breach with respect to a mortgage loan transferred by it, the responsible party will be required to:

•	promptly cure such breach in all material respects,

•
if prior to 120 days after the closing date, remove each mortgage loan which has given rise to the requirement for action by the responsible party, substitute one or more Substitute Mortgage Loans and, if the outstanding principal balance of such Substitute Mortgage Loans as of the date of such substitution is less than the outstanding principal balance, of the replaced mortgage loans as of the date of substitution, deliver to the issuing entity as part of the amounts remitted by the servicer on such distribution date the amount of such shortfall (a “Substitution Adjustment Amount”), or

•
purchase such mortgage loan at a price equal to the unpaid principal balance of such mortgage loan as of the date of purchase, plus all related accrued and unpaid interest, plus the amount of any unreimbursed servicing advances made by the servicer or other expenses of the master servicer or the trustee in connection with the mortgage loan or the purchase.][ [TO BE UPDATED AS APPLICABLE TO A PARTICULAR TRANSACTION.]

Notwithstanding the foregoing, in the event of discovery by any party to the pooling and servicing agreement that a mortgage loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code resulting from a breach of any representation or warranty contained in the pooling and servicing agreement or of a

59

breach of the representations and warranties listed as number [(17), (18), (19), (20), (21), (22), (23) or (24)] in the second preceding paragraph, the responsible party will be required to repurchase the related mortgage loan at the purchase price within 60 days of such discovery or receipt of notice.  The purchase price with respect to such mortgage loan will be required to be deposited into the distribution account on the next succeeding Servicer Remittance Date after deducting any amounts received in respect of such repurchased mortgage loan or mortgage loans and being held in the distribution account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan.

In addition, the responsible party is obligated to indemnify the depositor and any of its affiliates, the servicer and the trustee for any third-party claims arising out of a breach by the responsible party of representations or warranties regarding the mortgage loans.  The obligations of the responsible party to cure such breach or to substitute or purchase any mortgage loan and to indemnify for such breach constitute the sole remedies with respect to a material breach of any such representation or warranty available to the holders of the certificates, the servicer, the trustee, the depositor and any of its affiliates.

Payments on the Mortgage Loans

The servicing agreement will provide that that the servicer remit to the master servicer on a monthly basis collections and other recoveries in respect of the mortgage loans, as reduced by the aggregate servicing fee for the related period and by the amount of any prior P&I Advances or servicing advances and expenses reimbursable to the servicer.  The master servicer will remit to the trustee on the date specified in the pooling and servicing agreement for distribution on the distribution date to certificateholders amounts remitted to the master servicer by the servicer on the remittance date specified in the servicing agreement immediately preceding such payment date, net of certain withdrawals permitted the master servicer under the pooling and servicing agreement.

The trustee will establish and maintain an account (the “Distribution Account”) on behalf of certificateholders into which amounts released from the collection account will be deposited and from which distributions to certificateholders will be made.

Distributions

Distributions on the certificates will be required to be made by the trustee on the 25th day of each month, or, if that day is not a business day, on the first business day thereafter (referred to as a distribution date), commencing in [_____] 20[__], to the persons in whose names the certificates are registered on the related Record Date.

Distributions on each distribution date will be made by check mailed to the address of the person entitled to the distribution as it appears on the applicable certificate register or, in the case of a certificateholder who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other entity having appropriate wire transfer facilities.  However, the final distribution in retirement of the certificates will be made only upon presentment and surrender of those certificates at the office of the trustee designated from time to time for those purposes.  Initially, the trustee designates its offices located at [__________].

Administration Fees

As described under the definition of “Available Funds” included in the “Glossary of Terms” in this prospectus supplement, funds collected on the mortgage loans that are available for distribution to certificateholders will be net of the master servicing fee, servicing fee, trustee and [PMI insurer] fee payable on each mortgage loan.  On each distribution date, the master servicer, the servicer, the trustee and the [PMI insurer] will be entitled to their fee prior to the certificateholders receiving any distributions.  The master servicing fee, servicing fee, trustee fee and [PMI insurer] fee for any distribution date for any mortgage loan will be an amount equal to one twelfth of the master servicing fee rate, servicing fee rate, trustee fee rate or [PMI insurer] fee rate, as applicable, on the Stated Principal Balance of such mortgage loan as of the first day of the related Due Period.  The following table identifies the per annum fee rate applicable in calculating the master servicing fee, the servicing fee, the trustee fee and the [PMI insurer] fee.

60

Fee	Per Annum Fee Rate
Master Servicing Fee	[__]%
Servicing Fee	[__]%
Trustee Fee	less than or equal to [__]%
[PMI Insurer Fee	less than or equal to [__]%]

In addition to the master servicing fee, the servicing fee, the trustee fee, and the [PMI Insurer fee], funds collected on the mortgage loans that are available for distribution to the certificateholders will also be net of any indemnification payments made to the depositor, master servicer, trustee or [PMI Insurer] as described under “The Pooling and Servicing Agreement — Certain Matters Regarding the Depositor, the Master Servicer and the Trustee” in this prospectus supplement and “Description of the Securities — Certain Matters Regarding the Master Servicer, the Depositor and the Trustee” in the accompanying prospectus, and reimbursements for certain unanticipated expenses borne by the depositor, master servicer, trustee or [PMI Insurer], as described in this prospectus supplement and the accompanying prospectus.

Priority of Distributions Among Certificates

As more fully described in this prospectus supplement, distributions on the certificates will be made monthly on each distribution date from Available Funds and will be made to the classes of certificates generally in the following order of priority:

(i)   [to make certain payments to the Swap Account for the benefit of the swap provider, as further described below under “—Distributions of Interest and Principal”;]

(ii)   from the interest portion of available funds, to interest on each class of LIBOR Certificates and previously unpaid interest on each Class A certificate, in the order and subject to the priorities set forth below under “—Distributions of Interest and Principal”;

(iii)   from the principal portion of available funds plus any remaining interest portion of available funds, to principal on the classes of LIBOR Certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below under “—Distributions of Interest and Principal”;

(iv)   from remaining available funds, to unpaid interest and Unpaid Realized Loss Amounts, on the other classes of certificates, in the order and subject to the priorities described below under “—Distributions of Interest and Principal”; and

(v)   [to deposit into the Excess Reserve Fund Account to cover any Basis Risk Carry Forward Amounts on the classes of certificates, and, after making certain termination payments, if any, to the Swap Account for the benefit of the swap provider, finally to be released to the Class X certificates,]

in each case subject to certain limitations set forth below under “—Distributions of Interest and Principal”.

[Distributions with Respect to Exchangeable Classes]

[In the event that Depositable Certificates comprising a Combination Group are exchanged for their related Exchangeable Certificates, such Exchangeable Certificates will be entitled to a proportionate share of the principal distributions on each class of Depositable Certificates in the related Combination Group.  In addition, Exchangeable Certificates will bear a proportionate share of losses and interest shortfalls allocable to each class of Depositable Certificates in the related Combination Group.]

61

Distributions of Interest and Principal

For any distribution date, the “Pass-Through Rate” for each class of LIBOR Certificates will be the rate in the table on page S-[__] of this prospectus supplement.

[The “Loan Cap” is the product of (i) the weighted average of the mortgage rates for each mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect on the beginning of the related Due Period minus the product of (A) [the Net Swap Payment made to the Swap Provider, if any], expressed as a percentage equal to a fraction, the numerator of which is equal to the [Net Swap Payment made to the Swap Provider] and the denominator of which is equal to the aggregate Stated Principal Balance of the mortgage loans at the beginning of that Due Period and (B) 12 and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period.]

The “Group Subordinate Amount” for any distribution date will be equal to the excess of the aggregate principal balance of the mortgage loans as of the beginning of the related Due Period over the aggregate Class Certificate Balance of the [Class A] certificates immediately prior to such distribution date.

On each distribution date, distributions in reduction of the Class Certificate Balance of the certificates entitled to receive distributions of principal will be made in an amount equal to the Principal Distribution Amount.  The “Principal Distribution Amount” for each distribution date will equal the sum of (i) the Basic Principal Distribution Amount for that distribution date and (ii) the Extra Principal Distribution Amount for that distribution date.

On each distribution date, the trustee will be required to make the disbursements and transfers from the Available Funds then on deposit in the distribution account specified below in the following order of priority:

[TRANSACTION-SPECIFIC PAYMENT PRIORITIES TO BE PROVIDED, INCLUDING ANY ALLOCATION OF LOSSES, SHORTFALLS OR RECOVERIES.]

[Allocation of Principal Payments to Class A Certificates

All principal distributions to the holders of the Class A certificates on any distribution date will be allocated concurrently, between each class of Class A certificates.

[TRANSACTION-SPECIFIC PROVISIONS TO BE PROVIDED.]

[Exchangeable Certificates]

[General.  All or a portion of certain classes of Offered Certificates (the “Depositable Certificates”) may be exchanged for a proportionate interest in the related exchangeable certificates (the “Exchangeable Certificates”) in the combinations shown in Annex VI (each, a “Combination Group”).  All or a portion of the Exchangeable Certificates may also be exchanged for the related Depositable Certificates in the same manner.  This process may occur repeatedly.

The classes of Depositable Certificates and of Exchangeable Certificates that are outstanding at any given time, and the outstanding principal amounts and notional amounts of these classes, will depend upon any related distributions of principal, as well as any exchanges that occur.  Depositable Certificates and Exchangeable Certificates in any combination may be exchanged only in the proportion that the original principal amounts of such certificates bear to one another as shown in Annex VI.

Procedures.  If a certificateholder wishes to exchange certificates, the certificateholder must notify the Trustee by [e-mail] at [    ] or [    ] no later than [two] business days before the proposed exchange date.  The exchange date can be any business day other than the first or last business day of the month subject to the Trustee's approval.  The notice must be on the certificateholder's letterhead, carry a medallion stamp guarantee and set forth the following information: the CUSIP number of both certificates to be exchanged and certificates to be received,

62

outstanding principal amount and/or notional amount and the original principal amount and/or notional amount of the certificates to be exchanged, the certificateholder’s DTC participant number and the proposed exchange date.  After receiving the notice, the Trustee will e-mail the certificateholder with wire payment instructions relating to the exchange fee.  The certificateholder will utilize the Deposit and Withdrawal System at DTC to exchange the certificates.  A notice becomes irrevocable on the second business day before the proposed exchange date.

[In connection with each exchange, the certificateholder must pay the Trustee a fee equal to [    ] of [    ]% of the outstanding principal amount (or the notional amount, if no principal amount) of the certificates to be exchanged.  In no event, however, will the fee be either less than $[    ] or greater than $[    ].]

The Trustee will make the first distribution on a Depositable Certificate or an Exchangeable Certificate received in an exchange transaction on the distribution date in the following month to the certificateholder of record as of the close of business on the last day of the month of the exchange.]

[Swap Account

On any distribution date, Swap Termination Payments, Net Swap Payments owed to the Swap Provider and Net Swap Receipts for that distribution date will be deposited into a trust fund account (the “Swap Account”) established by the trustee as part of the issuing entity.  Funds in the Swap Account will be distributed in the following order of priority:

[TRANSACTION-SPECIFIC PAYMENT PRIORITIES TO BE PROVIDED.]

The Swap Account will not be an asset of any REMIC.]

[Calculation of One-Month LIBOR

On each LIBOR Determination Date, the trustee will be required to determine One-Month LIBOR for the next Interest Accrual Period for the LIBOR certificates.]

Excess Reserve Fund Account

The “Basis Risk Payment” for any distribution date will be the aggregate of the Basis Risk Carry Forward Amounts for that date.  However, the payment with respect to any distribution date cannot exceed the amount otherwise distributable on the [Class X] certificates.

The “Basis Risk Carry Forward Amount” on any distribution date and for any class of LIBOR Certificates is the sum of, if applicable, (x) the excess of (i) the amount of interest that class of certificates would have been entitled to receive on that distribution date had the Pass-Through Rate not been subject to the Loan Cap, over (ii) the amount of interest that class of certificates received on that distribution date based on the Loan Cap, and (y) the unpaid portion of any such excess described in clause (x) from prior distribution dates (and related accrued interest at the then applicable Pass-Through Rate on that class of certificates, without giving effect to the Loan Cap).  Any Basis Risk Carry Forward Amount on any class of certificates will be paid on that distribution date or future distribution dates from and to the extent of funds available for distribution to that class of certificates in the Excess Reserve Fund Account, including Interest Rate Cap Payments ([for the benefit of the Class M and Class B Certificates]), with respect to such distribution date (each as described in this prospectus supplement) and from Net Swap Receipts that are available for payment of Basis Risk Carry Forward Amounts from the Swap Account.  The ratings on the certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

Pursuant to the pooling and servicing agreement, an account (referred to as the “Excess Reserve Fund Account”) will be established, which is held in trust, as part of the issuing entity, by the trustee.  Amounts on deposit in the Excess Reserve Fund Account will not be invested.  The Excess Reserve Fund Account will not be an asset of any REMIC.  Holders of each of the LIBOR Certificates will be entitled to receive payments from the Excess Reserve Fund Account pursuant to the pooling and servicing agreement in an amount equal to any Basis Risk Carry Forward Amount for that class of certificates.  See “Description of the Certificates—Distributions of

63

Interest and Principal” in this prospectus supplement.  Holders of the Class M certificates and the Class B certificates will also be entitled to receive Interest Rate Cap Payments, if any, deposited into the Excess Reserve Fund Account with respect to any distribution date to the extent necessary to cover any unpaid remaining Basis Risk Carry Forward Amount on that class of certificates for the first [_] distribution dates.  The Excess Reserve Fund Account is required to be funded from amounts otherwise to be paid to the [Class X] certificates and Interest Rate Cap Payments.  Any distribution by the trustee from amounts in the Excess Reserve Fund Account is required to be made on the applicable distribution date.

[Interest Rate Cap Agreements

The Class M and Class B certificates will have the benefit of interest rate cap agreements provided by [Barclays], as cap provider.  All obligations of the issuing entity under the interest rate cap agreements will be paid on or prior to the closing date.

The Class M Certificates will have the benefit of an interest rate cap agreement (the “Class M Cap Agreement”), with an initial notional amount of approximately $[__] provided by [Barclays].  In connection with the first [__] distribution dates,[ Barclays] will be obligated under this interest rate cap agreement to pay to the trustee, for deposit into the Excess Reserve Fund Account, an amount equal to the product of (a) the excess, if any, of the lesser of (i) [the 1 month LIBOR rate] (as determined pursuant to the Class M Cap Agreement) as of that distribution date and (ii) a cap ceiling rate of [ ]% over a specified cap strike rate (ranging from [ ]% to [ ]%) and (b) the product of the Class M cap notional balance and the index rate multiplier set forth on the schedule attached as Annex II to this prospectus supplement for that distribution date, determined on an “actual/360” basis.  Barclays’ obligations under this interest rate cap agreement will terminate following the distribution date in [______] [20__].

The Class B Certificates will have the benefit of an interest rate cap agreement (the “Class B Cap Agreement” and, together with the Class M Cap Agreement, the “Interest Rate Cap Agreements”), with an initial notional amount of approximately $[__] provided by [Barclays].  In connection with the first [__] distribution dates, [Barclays] will be obligated under this interest rate cap agreement to pay to the trustee, for deposit into the Excess Reserve Fund Account, an amount equal to the product of (a) the excess, if any, of the lesser of (i) [the 1-month LIBOR rate] (as determined pursuant to the Class B Cap Agreement) as of that distribution date and (ii) a cap ceiling rate of [__]% over a specified cap strike rate (ranging from [__]% to [__]%) and (b) the product of the Class B cap notional balance and the index rate multiplier set forth on the schedule attached as Annex II to this prospectus supplement for that distribution date, determined on an “actual/360” basis.  Barclays’ obligations under this interest rate cap agreement will terminate following the distribution date in [______] [20__].

The specified cap ceiling rates, cap strike rates, notional amounts and index rate multiplier for each interest rate cap agreement are set forth on Annex II to this prospectus supplement.

Amounts, if any, payable under any interest rate cap agreement with respect to any distribution date will be used to cover shortfalls in payments of interest on the certificates to which the interest rate cap agreement relates, if the pass-through rates on those certificates are limited for any of the first 31 distribution dates, due to the caps on their pass-through rates described in this prospectus supplement.

The Interest Rate Cap Agreements will be governed by and construed in accordance with the law of the State of New York.  The obligations of [Barclays] are limited to those specifically set forth in the Interest Rate Cap Agreements.]

[Interest Rate Swap Agreement

On the closing date, the issuing entity will enter into an interest rate swap agreement with [Barclays] as swap provider (the “Swap Provider”).  Under the interest rate swap agreement, with respect to the first [_]distribution dates, the issuing entity will pay to the Swap Provider fixed payments at a rate of [__]% per annum, and the Swap Provider will pay to the issuing entity, floating payments at a rate of [one-month LIBOR] (as determined pursuant to the interest rate swap agreement), in each case calculated on a notional amount set forth on the schedule attached as Annex III to this prospectus supplement for that distribution date.  To the extent that a fixed

64

payment exceeds the floating payment payable with respect to any of the first [__] distribution dates, amounts otherwise available to certificateholders will be applied on such distribution date to make a net payment to the Swap Provider (each, a “Net Swap Payment”), and to the extent that the floating payment exceeds the fixed payment payable with respect to any of the first [_] distribution dates, the Swap Provider will owe a net payment to the issuing entity on the business day preceding such distribution date (each, a “Net Swap Receipt”).

All payments due to the Swap Provider under the interest rate swap agreement shall be paid from Available Funds on each applicable distribution date in accordance with the priority of payments described under “—Distributions of Interest and Principal” above.  Any Swap Termination Payment (as defined below) other than a Defaulted Swap Termination Payment (as defined below) due to the Swap Provider shall be paid on a senior basis on each applicable distribution date in accordance with the priority of payments and any Defaulted Swap Termination Payment owed by the issuing entity to the Swap Provider shall be paid by the issuing entity on a subordinated basis.  However, to the extent any payments are received by the issuing entity as a result of entering into replacement transaction(s) following a Downgrade Terminating Event (as defined below), the Swap Provider that is being replaced shall have first priority to those payments over certificateholders, the servicers and the trustee, and the issuing entity shall pay to the Swap Provider the lesser of (x) the amount so received and (y) any Swap Termination Payment owed to the Swap Provider (to the extent not already paid by the issuing entity) that is being replaced immediately upon receipt.  See “—Distributions of Interest and Principal” above.]

[A “Swap Termination Payment” is a termination payment required to be made by either the issuing entity or Barclays pursuant to the interest rate swap agreement as a result of termination of the interest rate swap agreement.

The interest rate swap agreement can be terminated upon an event of default under that agreement or an early termination event under that agreement.  Events of default under the interest rate swap agreement include, among other things, the following:

•	failure to pay,

•	bankruptcy and insolvency events, and

•	a merger by the Swap Provider without an assumption of its obligations under the interest rate swap agreement.

Termination events under the interest rate swap agreement include, among other things:

•
illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable) to perform its obligations under the interest rate swap agreement or guaranty, as applicable),

•
a tax event (which generally relates to certain changes in law that result in one party receiving a payment under the interest rate swap agreement from which an amount has been deducted or withheld for or on account of taxes and for which that party is not grossed up, or with respect to which the other party is required to pay additional amounts),

•	a tax event upon merger (which generally relates to certain taxes being deducted or withheld from payments to either party following a merger) of either party,

•
the pooling and servicing agreement is amended without the consent of the Swap Provider and the amendment could reasonably be expected to have a material adverse effect on the interests of the Swap Provider,

•
upon the irrevocable direction to dissolve or otherwise terminate the issuing entity following which all assets of the issuing entity will be liquidated and the proceeds of such liquidation will be distributed to certificateholders,

65

•	upon the exercise of the Optional Clean-up Call, and

•
if the Swap Provider fails comply with certain terms of the interest rate swap agreement upon a request to provide applicable financial information described in Item 1115 of Regulation AB (17 CFR 229.1115).]

[“Defaulted Swap Termination Payment” means any termination payment required to be made by the issuing entity to the interest rate swap provider pursuant to the interest rate swap agreement as a result of an event of default under the interest rate swap agreement with respect to which the interest rate swap provider is the defaulting party or a termination event under that agreement (other than illegality or a tax event of the interest rate swap provider) with respect to which the interest rate swap provider is the sole affected party.

In addition to the termination events specified above, it will be an additional termination event under the interest rate swap agreement (such event, a “First Trigger Ratings Termination Event”) if (x) any of the rating agencies downgrades the interest rate swap provider (or its guarantor) below the First Trigger Ratings Threshold and (y) at least one of the following events has not occurred (except to the extent otherwise approved by the rating agencies):

(i)   within the time period specified in the interest rate swap agreement with respect to such downgrade, the interest rate swap provider (or its guarantor) transfers the interest rate swap agreement, in whole, but not in part, to a counterparty that satisfies the Second Trigger Ratings Threshold or whose present and future obligations under the interest rate swap agreement are guaranteed by a guarantor that satisfies the Second Trigger Ratings Threshold, subject to certain other conditions set forth in the interest rate swap agreement;

(ii)   within the time period specified in the interest rate swap agreement with respect to such downgrade, the interest rate swap provider (or its guarantor) collateralizes its exposure to the issuing entity pursuant to the ISDA Credit Support Annex entered into on the closing date by the interest rate swap provider and the issuing entity (the “ISDA Credit Support Annex”); or

(iii)   within the time period specified in the interest rate swap agreement with respect to such downgrade, the obligations of the interest rate swap provider (or its guarantor) under the interest rate swap agreement are guaranteed by a person or entity that satisfies the Second Trigger Ratings Threshold, subject to certain other conditions set forth in the interest rate swap agreement.

It will also be an additional termination event under the interest rate swap agreement (such event a “Second Trigger Ratings Termination Event”) if (x) any of the rating agencies downgrades the interest rate swap provider (or its guarantor) below the Second Trigger Ratings Threshold or the interest rate swap provider (or its guarantor) has its rating by S&P or Moody’s withdrawn and (y) at least one of the following events has not occurred (except to the extent otherwise approved by the rating agencies):  (1) within the time period specified in the interest rate swap agreement with respect to such downgrade, the interest rate swap provider (or its guarantor) at its sole cost and expense transfers the interest rate swap agreement, in whole, but not in part, to a counterparty that satisfies the Second Trigger Ratings Threshold or whose present and future obligations under the interest rate swap agreement are guaranteed by a guarantor that satisfies the Second Trigger Ratings Threshold, subject to certain other conditions set forth in the interest rate swap agreement; or (2) within the time period specified in the interest rate swap agreement with respect to such downgrade, the obligations of the interest rate swap provider (or its guarantor) under the interest rate swap agreement are guaranteed by a person or entity that satisfies the Second Trigger Ratings Threshold, subject to certain other conditions set forth in the interest rate swap agreement.  Within the time period specified in the interest rate swap agreement and pending compliance with (1) or (2), the interest rate swap provider (or its guarantor) will be required to collateralize its exposure to the issuing entity pursuant to the ISDA Credit Support Annex.

The interest rate swap provider is an affiliate of the depositor and Barclays Capital Inc. is the underwriter, which arrangement may create certain conflicts of interest.

66

If the issuing entity is unable to or, if applicable, chooses not to obtain a substitute interest rate swap agreement in the event that the interest rate swap agreement is terminated, interest distributable on the certificates will be paid from amounts received on the mortgage loans without the benefit of an interest rate swap agreement or a substitute interest rate swap agreement.

On or after the closing date and so long as the Rating Agency Condition has been satisfied with respect to S&P and the status of such portion of the issuing entity as a grantor trust is not adversely affected, (i) the issuing entity may, with the consent of the interest rate swap provider, assign or transfer all or a portion of the interest rate swap agreement, (ii) the interest rate swap provider may assign or transfer all or a portion of the interest rate swap agreement to any institution provided that certain conditions set forth in the interest rate swap agreement are met, and (iii) the interest rate swap agreement may be amended or terminated.

To the extent any Rating Agency does not assign a rating to the Class A certificates, references to the requirements of such Rating Agency with respect to the interest rate swap agreement shall not be applicable.

The interest rate swap agreement is scheduled to terminate by its terms following the distribution date in [______] [20__] and upon termination of the interest rate swap agreement no further amounts will be paid to Barclays by the issuing entity and no further amounts will be paid to the issuing entity by [Barclays].]

[We believe that [____]’s maximum probable exposure under the interest rate swap agreement is less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of cut-off date.]

Overcollateralization Provisions

The pooling and servicing agreement requires that the Total Monthly Excess Spread, if any, on each distribution date be applied as an accelerated payment of principal of the LIBOR Certificates, but only to the limited extent described below.

The application of Total Monthly Excess Spread to the payment of Extra Principal Distribution Amount to the class or classes of certificates then entitled to distributions of principal has the effect of accelerating the amortization of those certificates relative to the amortization of the related mortgage loans.  The portion, if any, of the Available Funds and any Interest Rate Cap Payments not required to be distributed to holders of the LIBOR Certificates as described above on any distribution date will be paid to the holders of the [Class X] certificates and will not be available on any future distribution date to cover Extra Principal Distribution Amounts, Unpaid Interest Amounts, Unpaid Realized Loss Amounts or Basis Risk Carry Forward Amounts.

With respect to any distribution date, the excess, if any, of (a) the aggregate Stated Principal Balance of the mortgage loans for that distribution date over (b) the aggregate Class Certificate Balance of the LIBOR Certificates as of that date (after taking into account the distribution of the Principal Remittance Amount on those certificates on that distribution date) is the “Subordinated Amount” as of that distribution date.  The pooling and servicing agreement requires that the Total Monthly Excess Spread be applied as an accelerated payment of principal on the certificates then entitled to receive distributions of principal to the extent that the Specified Subordinated Amount exceeds the Subordinated Amount as of that distribution date (the excess is referred to as a “Subordination Deficiency”).  Any amount of Total Monthly Excess Spread actually applied as an accelerated payment of principal is an “Extra Principal Distribution Amount.”  The required level of the Subordinated Amount with respect to a distribution date is the “Specified Subordinated Amount” and is set forth in the definition of Specified Subordinated Amount in the “Glossary” in this prospectus supplement.  As described above, the Specified Subordinated Amount may, over time, decrease, subject to certain floors and triggers.  If a Trigger Event (as defined in the “Glossary” in this prospectus supplement) exists, the Specified Subordinated Amount may not “step down.”  Total Monthly Excess Spread will then be applied to the payment of principal of the class or classes of certificates then entitled to distributions of principal during the period that a Trigger Event is in effect, to the extent necessary to maintain the Subordinated Amount at the Specified Subordinated Amount.

In the event that a Specified Subordinated Amount is permitted to decrease or “step down” on a distribution date in the future, the pooling and servicing agreement provides that some or all of the principal which would

67

otherwise be distributed to the holders of the LIBOR Certificates on that distribution date will be distributed to the holders of the [Class X] certificates on that distribution date (to the extent not required to pay Unpaid Interest Amounts, Unpaid Realized Loss Amounts or Basis Risk Carry Forward Amounts to the LIBOR Certificates) until the Excess Subordinated Amount is reduced to zero.  This has the effect of decelerating the amortization of the LIBOR Certificates relative to the amortization of the mortgage loans, and of reducing the related Subordinated Amount.  With respect to any distribution date, the excess, if any, of (a) the Subordinated Amount on that distribution date over (b) the Specified Subordinated Amount is the “Excess Subordinated Amount” with respect to that distribution date.  If, on any distribution date on or after the Stepdown Date on which a Trigger Event does not exist, the Excess Subordinated Amount is, after taking into account all other distributions to be made on that distribution date, greater than zero (i.e., the related Subordinated Amount is or would be greater than the related Specified Subordinated Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the LIBOR Certificates on that distribution date will instead be distributed to the holders of the Class X certificates (to the extent not required to pay Unpaid Interest Amounts, Unpaid Realized Loss Amounts or Basis Risk Carry Forward Amounts to the LIBOR Certificates) in an amount equal to the lesser of (x) the Excess Subordinated Amount and (y) the Net Monthly Excess Cash Flow (referred to as the “Subordination Reduction Amount” for that distribution date).  The “Net Monthly Excess Cash Flow” is the amount of Available Funds remaining after the amount necessary to make all payments of interest and principal to the LIBOR certificates.

Reports to Certificateholders

On each distribution date the trustee will make available via its internet website to each holder of a LIBOR Certificate, based on information provided to the trustee by the master servicer, swap counterparty and cap counterparty, a statement containing the following:

•	the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and Liquidation Proceeds in that distribution;

•
the amount of the distribution allocable to interest, any Unpaid Interest Amounts included in such distribution and any remaining Unpaid Interest Amounts after giving effect to such distribution, any Basis Risk Carry Forward Amount for such distribution date and the amount of all Basis Risk Carry Forward Amounts covered by withdrawals from the Excess Reserve Fund Account on such distribution date;

•
if the distribution to the holders of such class of certificates is less than the full amount that would be distributable to such holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation of the shortfall as between principal and interest, including any Basis Risk Carry Forward Amount not covered by amounts in the Excess Reserve Fund Account;

•	the Class Certificate Balance of each class of certificates after giving effect to the distribution of principal on such distribution date;

•	the aggregate Stated Principal Balance of the mortgage loans for the following distribution date;

•
the amount of the expenses and fees paid to or retained by the servicer and paid to or retained by the trustee with respect to such distribution date, in each case, identifying the general purpose of such fees;

•	the Pass-Through Rate for each such class of certificates with respect to such distribution date;

•
the amount of advances included in the distribution on such distribution date and the aggregate amount of advances reported by the servicer (and the trustee as successor servicer and any other successor servicer, if applicable) as outstanding as of the close of business on the Determination Date immediately preceding such distribution date;

•
the number and aggregate outstanding principal balances of mortgage loans (1) as to which the scheduled payment is Delinquent 30 to 59 days, 60 to 89 days, 90 or more days, and in such other periods and for such times as required by Regulation AB (17 CFR 229), (2) that have become REO Property, (3) that are in

68

foreclosure, (4) that are in bankruptcy, in each case as of the close of business on the last business day of the immediately preceding month in accordance with the MBA methodology, and (5) that have been modified, in each case as of the close of business on the last business day of the immediately preceding month;

•
with respect to all mortgage loans that became REO properties during the preceding calendar month, the aggregate number of such mortgage loans and the aggregate Stated Principal Balance of such mortgage loans as of the close of business on the Determination Date preceding such distribution date and the date of acquisition of the REO properties;

•	the total number and principal balance of any REO properties (and market value, if available) as of the close of business on the Determination Date preceding such distribution date;

•
whether a Trigger Event has occurred and is continuing (including the calculation demonstrating the existence of the Trigger Event and the aggregate outstanding balance of all mortgage loans 60 or more days delinquent);

•	the amount on deposit in the Excess Reserve Fund Account (after giving effect to distributions on such distribution date);

•
in the aggregate and for each class of certificates, the aggregate amount of Applied Realized Loss Amounts incurred during the preceding calendar month and aggregate Applied Realized Loss Amounts through such distribution date;

•	the amount of any Net Monthly Excess Cash Flow on such distribution date and the allocation of it to the certificateholders with respect to Unpaid Interest Amounts;

•	the Subordinated Amount and Specified Subordinated Amount;

•	Prepayment Premiums collected by the servicer;

•	the percentage equal to the aggregate realized losses divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date;

•	the amount distributed on the [Class X] certificates;

•	the amount of any Subsequent Recoveries for such distribution date;

•	the Record Date for such distribution date;

•	updated mortgage loan information, such as weighted average interest rate, and weighted average remaining term;

•	if provided by the servicer, any material changes to methodology regarding calculations of delinquencies and charge-offs;

•
if provided by the servicer, any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time;

•	material breaches of mortgage loan representations of warranties of which the trustee, the master servicer or the servicer has knowledge or has received written notice;

•	material breaches of any covenants under the pooling and servicing agreement of which the trustee, the master servicer or the servicer has received written notice;

69

•
in the aggregate and by modification type, the percentage (by Stated Principal Balance as of the related Determination Date) and number of mortgage loans that were modified during the related Due Period;

•	in the aggregate and by modification type, the cumulative percentage (by cut-off date principal balance) and number of Mortgage Loans modified since the closing date;

•	the percentage of modified mortgage loans that are Delinquent 60 days or more;

•	the delinquency status for all mortgage loans modified since the closing date;

•	the number of times the mortgage loan has been modified;

•	the date of the most recent modification of a mortgage loan;

•	the number of modifications of mortgage loans made during the past 12 months;

•	the percentage of modified mortgage loans that are current versus in default;

•	the modified rate of a modified mortgage loan and the unmodified rate; and

•	the number and Stated Principal Balance as of the related Determination Date of any mortgage loans modified to extend their term to a date later than [_____________].

The trustee will make available the monthly distribution report via the trustee’s internet website.  The trustee’s website will initially be located at [____] and assistance in using the website can be obtained by calling the trustee’s investor relations desk at [____].  The trustee will also make available on its website any reports on Forms 10-D, 10-K and 8-K that have been filed with respect to the issuing entity through the EDGAR system.

70

DESCRIPTION OF CREDIT ENHANCEMENT

[TO BE UPDATED AS NECESSARY TO INCLUDE INFORMATION REQUIRED BY REGULATION AB, ITEM 1114 FOR ANY CREDIT ENHANCEMENT AND CREDIT ENHANCEMENT PROVIDER.]

[Credit enhancement with respect to the certificates will be provided by the Guaranty Policy.  Additional credit enhancement with respect to the certificates that will be utilized before the Guaranty Policy will be provided by:

(a)           the overcollateralization feature described below under “—Overcollateralization,” and

(b)           the subordination of the right of the Residual Interest Certificates to receive distributions of any remaining amounts as described below under “—Subordination.”]

[Financial Guaranty Insurance Policy

The following summary of the terms of the________________________________ does not purport to be complete and is qualified in its entirety by reference to the Policy.  The Policy will be filed under cover of Form 8-K shortly after the closing date.

Simultaneously with the issuance of the certificate, the securities insurer will deliver the Guaranty Policy to the trustee for the benefit of each certificateholder.  Under the Guaranty Policy, the securities insurer unconditionally and irrevocably guarantees to the trustee for the benefit of each holder of the certificates the full and complete payment of

(a)           Insured Payments, as defined below, on the certificates; and

(b)           the amount of any Insured Payment which subsequently is avoided in whole or in part as a preference payment under applicable law.

Payment of claims on the Guaranty Policy made in respect of Insured Payments will be made by the securities insurer following Receipt by the securities insurer of the appropriate notice for payment on the later to occur of:

(a)           [  ], [    ] time, on the second business day following receipt of this notice for payment, and

(b)           [  ], [    ] time, on the date on which the related distribution was due on the certificates.

If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Guaranty Policy, the securities insurer shall cause the related payment to be made on the later of

(a)           the date when due to be paid pursuant to an order to the securities insurer or

(b)           the first to occur of the ______ business day following receipt by the securities insurer from the trustee of

●           a certified copy of the order of the court or other governmental body which exercised jurisdiction to the effect that the certificateholder is required to return principal or interest distributed on the certificates during the term of the Guaranty Policy because the related distributions were avoidable as preference distributions under applicable bankruptcy law,

●           a certificate of the certificateholder that the order has been entered and is not subject to any stay, and

71

●           an assignment duly executed and delivered by the certificateholder, in the related form as is reasonably required by the securities insurer and provided to the certificateholder by the securities insurer, irrevocably assigning to the securities insurer all rights and claims of the certificateholder relating to or arising under the certificates against the issuing entity or otherwise with respect to the applicable preference distributions, or

(c)           the date of receipt by the securities insurer from the trustee of the items referred to in clauses (A), (B) and (C) in (2) if, at least four business days prior to the related date of receipt, the securities insurer shall have received written notice from the trustee that these items were to be delivered on the related date and this date was specified in that notice.

This avoided payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order and not to the trustee or any certificateholder directly, unless a certificateholder has previously paid the applicable amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order.  In this case, this payment shall be disbursed to the trustee for distribution to the related certificateholder if proof of payment reasonably satisfactory to the securities insurer is provided.

“Receipt” and “received,” with respect to the Guaranty Policy, mean actual delivery to the securities insurer or its fiscal agent, if any, prior to [    ], [    ], on a business day.  Delivery either on a day that is not a business day or after [    ], [    ], shall be deemed to be Receipt on the next succeeding business day.  If any notice or certificate given under the Guaranty Policy by the trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received.  As a result, the securities insurer, or its fiscal agent, if any, will promptly so advise the trustee and the trustee may submit an amended notice.

Under the Guaranty Policy, business day is any day other than:

(a)           a Saturday or Sunday or

(b)           a day on which banking institutions in the [    ], the city in which the corporate trust office of the trustee is located or in the city in which the servicer’s servicing operations or the master servicer’s master servicing operations are primarily located and are authorized or obligated by law or executive order to be closed.

The securities insurer’s obligations under the Guaranty Policy in respect of Insured Payments will be discharged to the extent funds are transferred to the trustee as provided in the Guaranty Policy whether or not these funds are properly applied by the trustee.

The securities insurer will be subrogated to the rights of each certificateholder to receive distributions of principal and interest under the certificates to the extent of any payment by the securities insurer under the Guaranty Policy.

To the fullest extent permitted by applicable law, the securities insurer agrees under the Guaranty Policy not to assert, and waives, for the benefit of each certificateholder, all its rights, whether by counterclaim, setoff or otherwise, and defenses.  The waived defenses include, without limitation, the defense of fraud, whether acquired by subrogation, assignment or otherwise.  The securities insurer waives these rights to the extent that these rights and defenses may be available to the securities insurer to avoid payment of its obligations under the Guaranty Policy in accordance with the express provisions of the Guaranty Policy.

Claims under the Guaranty Policy constitute direct, unsecured and unsubordinated obligations of the securities insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the securities insurer for borrowed money.  Claims against the securities insurer under the Guaranty Policy and claims against the securities insurer under each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of the securities insurer.  The terms of the Guaranty Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the issuing entity.  The Guaranty Policy may not be cancelled or revoked prior to distribution in full of the certificates.

72

[The Guaranty Policy is not covered by the property/casualty insurance security fund specified in [    ] of the [    ] Insurance Law.]]

[The Securities Insurer

General.  The principal executive offices of the securities insurer are located at [_______________].

Reinsurance.  Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by the securities insurer or its domestic [or Bermuda] operating insurance company subsidiaries are generally reinsured among these companies on an agreed-upon percentage.  This percentage is substantially proportional to their respective capital, surplus and reserves, and is subject to applicable statutory risk limitations.  In addition, the securities insurer reinsures a portion of its liabilities under some of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis.  This reinsurance is utilized by the securities insurer as a risk management device and to comply with statutory and rating agency requirements; it does not alter or limit the securities insurer’s obligations under any financial guaranty insurance policy.

Ratings.  The securities insurer’s insurance financial strength is rated “____” by _______________.  The securities insurer’s insurer financial strength is rated “_________” by _____________.  The securities insurer’s claims-paying ability is rated “____” by _____________ Investment Information, Inc. These ratings reflect only the views of the respective rating agencies, and are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by the rating agencies.

Capitalization.  The following table sets forth the capitalization of the securities insurer and its wholly-owned subsidiaries on the basis of generally accepted accounting principles as of ________________, as well as the capitalization as adjusted to give effect to specific transactions entered into during ___________:

_______________, 20__
	Actual	As Adjusted
(Unaudited) (In thousands)
Deferred Premium Revenue (net of prepaid reinsurance premiums)
Surplus Certificates
Minority Interest
Shareholder’s Equity:
Common Stock
Additional Paid-In Capital
Accumulated Other Comprehensive Income (net of deferred income taxes)
Accumulated Earnings
Total Shareholder’s Equity
Total Deferred Premium Revenue, Surplus Certificates, Minority Interest and Shareholder’s Equity

For further information concerning the securities insurer, see the Consolidated Financial Statement of the Securities Insurer and Subsidiaries, and the certificates thereto, incorporated by reference to this prospectus supplement.  The securities insurer’s financial statements are included as exhibits to the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission and at the Holdings web site, http://www.[       ].  Copies of the statutory quarterly and annual statements filed with the [    ] [    ] by the securities insurer are available by request to [    ] [    ].

73

The consolidated financial statements of the securities insurer are included in, or as exhibits to, the following documents.  These documents have been filed with the Securities and Exchange Commission by Holdings and are incorporated by reference in this prospectus supplement:

(1)           Annual Report on Form 10-K of Holdings for the year ended __________, which Report includes as an exhibit the securities insurer’s audited consolidated financial statements for the year ended ___________; and

(2)           Quarterly Report on Form 10-Q for the period ended ____________, which report includes as an exhibit the securities insurer’s unaudited financial statements for the nine month period ended ________________.

All financial statements of the securities insurer included in documents filed by Holdings pursuant to Section 13(a) 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the certificates shall be deemed to be incorporated by reference into this prospectus supplement and to be a part of it from the respective dates of filing the related documents.

The depositor will provide a copy of any or all of the foregoing financial statements incorporated in this prospectus supplement by reference.  These copies will be provided without charge to any person to whom this prospectus supplement is delivered, and only if requested by that person.  [Requests for these copies should be directed to the depositor at [    ], [    ]].

The depositor hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the financial statements of the securities insurer included in or as an exhibit to the annual report of Holdings filed pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement, shall be deemed to be a new registration statement relating to the certificates offered by this prospectus supplement.  The offering of the certificates at the time of the filing shall be deemed to be the initial bona fide offering of the certificates.

The securities insurer is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the [    ], its state of domicile.  In addition, the securities insurer and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business.  [As a financial guaranty insurance corporation licensed to do business in the [    ], the securities insurer is subject to [Article 69 of the New York Insurance Law] which, among other things,

•	[limits the business of this type of insurer to financial guaranty insurance and related lines, ]

•	[requires that these insurers maintain a minimum surplus to policy holders, ]

•	[establishes contingency, loss and unearned premium reserve requirements for each applicable insurer, and]

•	[limits the size of individual transactions and the volume of transactions that may be underwritten by these insurers.]

Other provisions of the [New York Insurance Law], applicable to non-life insurance companies like the securities insurer, regulate, among other things,

•	[permitted investments,]

•	[payment of dividends,]

•	[transactions with affiliates,]

•	[mergers, consolidations, acquisitions or sales of assets and]

74

•	[incurrence of liability for borrowings].]

THE POOLING AND SERVICING AGREEMENT

Servicing

The mortgage loans will be serviced by the servicer under the supervision of the master servicer to the extent provided in the pooling and servicing agreement and consistent with the servicing agreement (the “servicing agreement”).  Any transfer of servicing to one or more successor servicers will be subject to the conditions set forth in the pooling and servicing agreement and the servicing agreements, as applicable.  The master servicer will not be ultimately responsible for the performance of the servicing activities by the servicer, except as described under “—Advances” below.  In addition, the master servicer will not be responsible for the supervision of the activities of the servicer related to resolution of defaulted mortgage loans, including collections, modifications, foreclosure and disposition of REO Property.  If the servicer fails to fulfill its obligations under the servicing agreement, the master servicer will be obligated to terminate the servicer and, within 90 days of such termination, appoint a successor servicer that satisfies the eligibility requirements set forth in the servicing agreement.

[TO BE UPDATED AS NECESSARY TO INCLUDE INFORMATION REQUIRED BY REGULATION AB, ITEMS 1108(A) AND 1122(D) FOR THE SERVICING STRUCTURE AND THE PARTIES INVOLVED.]

Subservicers

The servicer may enter into subservicing agreements with subservicers for the servicing and administration of the mortgage loans.  However, as set forth in the pooling and servicing agreement, no subservicing agreement will generally take effect until 30 days after written notice is received by both the trustee and the depositor.  The terms of any subservicing agreement may not be inconsistent with any of the provisions of the pooling and servicing agreement.  Any subservicing agreement will include the provision that such agreement may be immediately terminated by the depositor or the trustee without fee, in accordance with the terms of the pooling and servicing agreement, in the event that the servicer, for any reason, is no longer the servicer (including termination due to a servicer event of default).

The servicer will remain obligated and primarily liable to the trustee for the servicing and administering of the mortgage loans in accordance with the provisions of the pooling and servicing agreement without diminution of such obligation or liability by virtue of the subservicing agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the servicer alone were servicing and administering the mortgage loans.  The servicer will be solely liable for all fees owed by it to any subservicer, regardless of whether the servicer’s compensation is sufficient to pay the subservicer fees.

Servicing and Trustee Fees and Other Compensation and Payment of Expenses

The fees of the master servicer, the servicer and the trustee are described in this prospectus supplement under  “Description of the Certificates—Administration Fees.”  In addition, the servicer will be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, any late payment charges, modification fees, assumption fees and other similar items.  Each of the master servicer and the servicer will also be entitled to withdraw from its collection account and any escrow account (to the extent permitted by applicable law and the mortgage loan documents) any net interest or other income earned on deposits in those accounts.  In addition, the servicer will be entitled to retain any net Prepayment Interest Excesses related to the mortgage loans serviced by it for any distribution date to the extent they are not required to offset prepayment interest shortfalls resulting from principal prepayments in full that are received during the related Prepayment Period.  See “—Prepayment Interest Shortfalls” below.  The servicer is required to pay all expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement and is not entitled to reimbursement for such expenses except as specifically provided in the pooling and servicing agreement.

In addition to the trustee fee, the trustee will be entitled to any net interest or other income earned on deposits in the distribution account.

75

P&I Advances and Servicing Advances

P&I Advances.  The servicer (including the master as successor servicer and any other successor servicer, if applicable) is required to make P&I Advances on each Servicer Remittance Date with respect to each mortgage loan, subject to its determination that such advance would be recoverable.  The servicer will not be required, however, to make any P&I Advances with respect to reductions in the amount of the monthly payments due on the mortgage loans as a result of bankruptcy proceedings or the application of the Relief Act.  Such P&I Advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions, and are intended to provide sufficient funds for the payment of interest to the holders of the certificates.  Notwithstanding the servicer’s determination that a P&I Advance was recoverable when made, if such P&I Advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement for that P&I Advance from the issuing entity.  The servicer (including the master servicer as successor servicer and any other successor servicer, if applicable), acting as backup servicer, will advance its own funds to make P&I Advances prior to the applicable distribution date if the servicer fails to do so, subject to its own recoverability determination and as required under the pooling and servicing agreement or servicing agreement.  See “Description of the Certificates—Payments on the Mortgage Loans” in this prospectus supplement.

Servicing Advances.  The servicer is required to advance amounts with respect to the mortgage loans, subject to its determination that such advance would be recoverable, constituting “out-of-pocket” costs and expenses relating to:

•	the preservation, restoration, inspection and protection of the mortgaged property,

•	enforcement or judicial proceedings, including foreclosures and litigation, and

•	certain other customary amounts described in the servicing agreement.

These servicing advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions.  In the event that, notwithstanding the servicer’s good faith determination at the time the servicing advance was made, that it would be recoverable, the servicing advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement for that advance from the issuing entity.

Recovery of Advances.  The servicer may recover P&I Advances and servicing advances to the extent permitted by the pooling and servicing agreement, including from the collection of principal and interest on the mortgage loans that is not required to be remitted in the month of receipt on the Servicer Remittance Date, or, if not recovered from such collections or from the mortgagor on whose behalf such servicing advance or P&I Advance was made, from late collections on the related mortgage loan, including Liquidation Proceeds, Subsequent Recoveries, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the servicer from the mortgagor or otherwise relating to the mortgage loan.  If the servicer makes a P&I Advance due to a shortfall caused by the application of the Relief Act, the servicer may recover such P&I Advance from the collection account.  In the event a P&I Advance or a servicing advance becomes a nonrecoverable advance, the servicer may be reimbursed for such advance from the collection account.

The servicer will not be required to make any P&I Advance or servicing advance which it determines would be a nonrecoverable P&I Advance or nonrecoverable servicing advance.  A P&I Advance or servicing advance is “nonrecoverable” if in the good faith business judgment of the servicer (as stated in an officer’s certificate of the servicer delivered to the trustee), that P&I Advance or servicing advance would not ultimately be recoverable.

In addition, capitalized advances, with respect to any mortgage loan, may only be reimbursed from either (1) the principal portion of the scheduled monthly payments or the principal portion of any unscheduled payments collected on all of the mortgage loans during the related period, or (2) solely from collections received from the borrower for such mortgage loan.

76

Prepayment Interest Shortfalls

In the event any principal prepayment or other recovery of principal on a mortgage loan is received in advance of its scheduled due date and is not accompanied by a payment of scheduled interest due on any date in any subsequent month during the portion of the applicable Prepayment Period that ends on the last calendar day of the month prior to the Servicer Remittance Date, the servicer will be obligated to pay, by no later than that Servicer Remittance Date, compensating interest, without any right of reimbursement, for shortfalls in interest collections (net of the servicing fee) resulting from those principal prepayments or other recoveries of principal (such shortfalls, “Prepayment Interest Shortfalls”).  The amount of compensating interest payable by the servicer will be equal to the difference between all amounts allocable to the interest received (net of the servicing fee) by the servicer in connection with such principal prepayments and other recoveries of principal and thirty days’ interest on the amount of such principal prepayments and other recoveries of principal, at the applicable mortgage interest rate (the amount so payable by the servicer, “Compensating Interest”).  The master servicer will be required to make payments of Compensating Interest to the extent the servicer is required to make any such payment and fails to do so, in an amount not to exceed the aggregate master servicing fee for the related period.

Servicer Reports

As set forth in the pooling and servicing agreement, on a date preceding the applicable payment date, the master servicer is required to deliver to the depositor and the trustee a master servicer remittance report setting forth the information necessary for the trustee to make the distributions set forth under “Description of the Certificates—Distributions of Interest and Principal” in this prospectus supplement and containing the information to be included in the distribution report for that payment date delivered by the trustee.  The servicing agreement requires the servicer to furnish certain reports to the master servicer on a monthly basis.

The servicer is required to deliver to the master servicer, and the master servicer is required to deliver to the depositor, the trustee and the rating agencies by not later than [__] of each year, starting in [__], an officer’s certificate stating that:

•	a review of the activities of the master servicer during the preceding calendar year and of performance under the pooling and servicing agreement has been made under such officer’s supervision; and

•
to the best of such officer’s knowledge, based on such review, the servicer has fulfilled all of its obligations under the pooling and servicing agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status of such default.

In addition, on or prior to [__] of each year (in which the issuing entity is required to file a form 10-K), commencing on [__],[__], the servicer, the master servicer and the trustee will be required to deliver to the depositor an assessment of compliance with servicing criteria that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB (17 CFR 229.1122) to assess compliance with the applicable servicing criteria;

•
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

•
a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

Each party that is required to deliver an assessment of compliance with servicing criteria will also be required to simultaneously deliver an attestation report of a registered public accounting firm, prepared in

77

accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.  You may obtain copies of these statements and reports without charge upon written request to the trustee at the address provided in this prospectus supplement.

Collection and Other Servicing Procedures

The servicer will be responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the provisions of the pooling and servicing agreement, follow such collection procedures as it follows with respect to loans held for its own account that are comparable to the mortgage loans.  Consistent with the above, the servicer may (i) waive any late payment charge, Prepayment Premium or, if applicable, any penalty interest, or (ii) employ loss mitigation strategies including, but not limited to, forbearance plans and repayment options provided they are in accordance with accepted servicing practices as set forth in the servicing agreement.

The servicer will be required to act with respect to mortgage loans in default, or as to which default is reasonably foreseeable, in accordance with procedures set forth in the pooling and servicing agreement.  These procedures among other things, may result in (i) foreclosing on the mortgage loan, (ii) accepting the deed to the related mortgaged property in lieu of foreclosure, (iii) granting the borrower under the mortgage loan a modification or forbearance, which may consist of waiving, modifying or varying any term of such mortgage loan (including modifications that would change the mortgage interest rate, forgive the payment of principal or interest, or extend the final maturity date of such mortgage loan) or (iv) accepting payment from the borrower of an amount less than the principal balance of the mortgage loan in final satisfaction of the mortgage loan.  In addition, the final maturity date of any mortgage loan may not be extended beyond the final scheduled distribution date for the offered certificates.

The servicer will be required to accurately and fully report its borrower payment histories to all three credit repositories in a timely manner with respect to each mortgage loan.

If a mortgaged property has been or is about to be conveyed by the mortgagor, the servicer will be obligated to accelerate the maturity of the mortgage loan, unless the servicer, in its sole business judgment, believes it is unable to enforce that mortgage loan’s “due on sale” clause under applicable law or that such enforcement is not in the best interest of the issuing entity.  If the servicer reasonably believes it may be restricted for any reason from enforcing such a “due-on-sale” clause or that such enforcement is not in the best interest of the issuing entity, the servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

Any fee collected by the servicer for entering into an assumption agreement will be retained by the servicer as additional servicing compensation.  In connection with any such assumption, the mortgage interest rate borne by the mortgage note relating to each mortgage loan may not be decreased.  For a description of circumstances in which the servicer may be unable to enforce “due-on-sale” clauses, see “Certain Legal Aspects of Residential Loans—Enforceability of Certain Provisions” in the accompanying prospectus.

Hazard Insurance

The servicer is required to cause to be maintained for each mortgaged property a hazard insurance policy with coverage which contains a standard mortgagee’s clause.  Such coverage will contain a standard mortgagee’s clause that conforms to the requirements of Fannie Mae or Freddie Mac.  As set forth above, all amounts collected by the servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer’s normal servicing procedures, will ultimately be deposited in the collection account.  The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extent to which information in this regard is furnished to the servicer by a borrower.  The pooling and servicing agreement provides that the servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy issued by an insurer rated A:VI or better in Best’s Key Rating Guide and conforming to the requirement of Fannie Mae or Freddie Mac, insuring against losses on the mortgage loans.  If

78

such blanket policy contains a deductible clause, the servicer is obligated to deposit in the collection account the sums which would have been deposited in the collection account but for such clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.  Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the terms of the policies are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following:  war, revolution, governmental actions, floods and other weather-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism.  The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive.

The hazard insurance policies covering the mortgaged properties typically contain a co insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss.  If the insured’s coverage falls below this specified percentage, such clause generally provides that the insurer’s liability in the event of partial loss does not exceed the greater of (x) the replacement cost of the improvements less physical depreciation or (y) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Since residential properties, generally, have historically appreciated in value over time, if the amount of hazard insurance maintained on the improvements securing the mortgage loans were to decline as the principal balances owing on the improvements decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

[Primary Mortgage Insurance

With respect to certain 60+ LTV Mortgage Loans, the servicer is required to maintain the PMI Policy in full force and effect.  Prior to entering into any assumption or substitution agreement, the servicer is required to obtain the written consent of the PMI Insurer of such assumption or substitution of liability in accordance with the terms of the PMI Policy, and the servicer will take all action which may be required by the PMI Insurer as a condition to the continuation of coverage under the PMI Policy.

In connection with its activities as servicer, the servicer is required to prepare and present, on behalf of itself and the issuing entity, claims to the PMI Insurer under the PMI Policy in a timely fashion in accordance with the terms of the primary mortgage insurance policy and, in this regard, to take such action as would be necessary to permit recovery under the PMI Policy respecting a defaulted mortgage loan.  Any amounts collected by the servicer under the PMI Policy are required to be deposited in the collection account, subject to withdrawal pursuant to the pooling and servicing agreement.

Any premiums payable on the PMI Policy and any taxes on those premiums will be expenses borne by the issuing entity.]

Realization Upon Defaulted Mortgage Loans

[Subject to the PMI Insurer’s prior written consent with respect to certain 60+ LTV Mortgage Loans], the servicer will be required to foreclose upon, or otherwise comparably convert to ownership, mortgaged properties securing such of the mortgage loans as come into default when, in the opinion of the servicer, no satisfactory arrangements can be made for the collection of delinquent payments.  In connection with such foreclosure or other conversion, the servicer will follow such practices as it deems necessary or advisable and as are in keeping with the servicer’s general loan servicing activities and the pooling and servicing agreement; provided, that the servicer will not expend its own funds in connection with foreclosure or other conversion or toward the restoration of any

79

property unless the servicer believes such foreclosure or restoration will increase net Liquidation Proceeds and that such expenses will be recoverable by the servicer.

Removal and Resignation of the Master Servicer

The trustee may, and, at the direction of the majority of voting rights in the certificates, is required to, remove the master servicer upon the occurrence and continuation beyond the applicable cure period of an event described in clauses (a), (b), (c), (d), (e), (f), (g), (h) and (i) below.  Each of the following constitutes a “master servicer event of default”:

(a)   any failure by the master servicer to remit to the trustee any payment required to be made by the master servicer under the terms of the pooling and servicing agreement, which continues unremedied for one business day after the date upon which written notice of such failure, requiring the same to be remedied, is given to the master servicer by the depositor or by the trustee, or to the master servicer, the depositor and the trustee by the holders of certificates entitled to at least 25% of the voting rights in the certificates; or

(b)   any failure on the part of the master servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the master servicer contained in the pooling and servicing agreement, which continues unremedied for a period of 30 days (except that such number of days will be 10 in the case of a failure to observe or perform the obligation to deliver the officer’s certificate or the accountant’s statement described under “—Servicer Reports” in this prospectus supplement) after the earlier of (i) the date on which written notice of such failure requiring the same to be remedied is given to the servicer by the depositor or the trustee, or to the master servicer, the depositor and the trustee by any holders of certificates entitled to at least 25% of the voting rights in the certificates and (ii) actual knowledge of such failure by a servicing officer of the master servicer; or

(c)   a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, is entered against the master servicer and such decree or order remains in force, undischarged or unstayed for a period of 60 consecutive days; or

(d)   the master servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the master servicer or of or relating to all or substantially all of the master servicer’s property; or

(e)   the master servicer admits in writing its inability generally to pay its debts as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

(f)   the failure by the master servicer (in its capacity as successor servicer) to make any P&I Advance on any Servicer Remittance Date which continues unremedied for one business day after that Servicer Remittance Date; or

(g)   any breach of a representation and warranty of the master servicer, which materially and adversely affects the interests of the certificateholders and which continues unremedied for a period of 30 days after the date upon which written notice of such breach is given to the master servicer by the trustee or by the depositor, or to the master servicer, the trustee or the depositor by the holders of certificates entitled to at least 25% of the voting rights in the certificates; or

(h)   the master servicer ceases to meet the servicer’s eligibility qualifications of Fannie Mae and Freddie Mac; or

80

(i)   the master servicer attempts to assign its right to master servicing compensation or it attempts to sell or otherwise dispose of all or substantially all of its assets or assign the pooling and servicing agreement or assign its master servicing responsibilities other than in accordance with the pooling and servicing agreement; or

(j)   the master servicer fails to maintain its license to do business or master service residential mortgage loans in any jurisdiction, where the mortgaged properties are located.

The master servicer may not assign its obligations under the pooling and servicing agreement nor resign from the obligations and duties imposed on it by the pooling and servicing agreement except by mutual consent of each party to that agreement or upon the determination that the master servicer’s duties under the pooling and servicing agreement are no longer permissible under applicable law and such incapacity cannot be cured by the master servicer without the incurrence of unreasonable expense.  No such resignation will become effective until a successor has assumed the master servicer’s responsibilities and obligations in accordance with the pooling and servicing agreement.

Upon removal or resignation of the master servicer, in accordance with the pooling and servicing agreement, the trustee will be the successor master servicer.  The trustee, as successor master servicer, will be obligated to make P&I Advances and servicing advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable.  If, however, the trustee is unwilling or unable to act as successor master servicer, or if the holders of certificates entitled to at least a majority of the voting rights in the certificates so request, the trustee is required to appoint, or petition a court of competent jurisdiction to appoint, in accordance with the provisions of the pooling and servicing agreement, any established mortgage loan servicing institution acceptable to the rating agencies as the successor master servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the predecessor master servicer.

The servicing agreement will generally provide “servicer events of default” and restrictions on assignability and transfer as described above with respect to the master servicer.  Upon removal or resignation of the servicer, in accordance with the servicing agreement, the master servicer will be the successor servicer.  The master servicer, as successor servicer, will be obligated to make P&I Advances and servicing advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable.  If, however, the master servicer is unwilling or unable to act as successor servicer, or if the holders of certificates entitled to at least a majority of the voting rights in the certificates so request, the master servicer is required to appoint, or petition a court of competent jurisdiction to appoint, in accordance with the provisions of the servicing agreement, any established mortgage loan servicing institution acceptable to the rating agencies as the successor servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the predecessor servicer.

Any successor to the servicer as servicer will be required to give notice to the borrowers of such change of servicer, in accordance with applicable federal and state law, and will be required, during the term of its service as servicer, to maintain in force the insurance policy or policies that the servicer is required to maintain.

The master servicer, the servicer and any successor servicer will at all times be required to be a Fannie Mae approved and Freddie Mac-approved seller/servicer in good standing, maintain a net worth of at least $30,000,000 (as determined in accordance with generally accepted accounting principles), and maintain its license to do business or service residential mortgage loans in any jurisdictions in which the mortgaged properties are located.

The trustee, the master servicer and any other successor servicer in such capacity is entitled to the same reimbursement for advances and no more than the same servicing compensation (including income earned on the collection account) as the servicer or such greater compensation if consented to by the rating agencies rating the LIBOR certificates and a majority of the certificateholders.  See “—Servicing and Trustee Fees and Other Compensation and Payment of Expenses” above.

81

Eligibility Requirements for Trustee; Resignation and Removal of Trustee

The trustee must be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate issuing entity powers.  The trustee must have a combined capital and surplus of at least $50,000,000, be subject to supervision or examination by federal or state authority and have a credit rating that would not cause any of the rating agencies to reduce their respective then current ratings of the certificates.  In case at any time the trustee ceases to be eligible, the trustee will resign in the manner and with the effect as specified below.

The trustee may at any time resign as trustee by giving written notice of resignation to the depositor, the servicer and each rating agency not less than 60 days before the date specified in such notice, when such resignation is to take effect, and acceptance by a successor trustee meeting the trustee eligibility requirements.  If no successor trustee meeting the eligibility requirements has been so appointed and has accepted appointment within 30 days after the giving of such notice or resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the trustee ceases to meet the eligibility requirements and fails to resign after written request by the depositor, or if at any time the trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the issuing entity by any state in which the trustee or the issuing entity is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the depositor or the servicer may remove the trustee and appoint a successor trustee.

The holders of certificates entitled to a majority of the voting rights may at any time remove the trustee and appoint a successor trustee by written instrument or instruments, signed by such holders or their attorneys-in-fact duly authorized.

Any resignation or removal of the trustee and appointment of a successor trustee will become effective upon acceptance of appointment by the successor trustee.

Termination; Optional Clean up Call

[The [servicer, or an affiliate of the servicer], may, at its option, purchase all of the mortgage loans and REO properties and terminate the issuing entity on any distribution date when the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related Due Period, is equal to or less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of the cut off date.  The purchase price for the mortgage loans will be an amount equal to the sum of (i) 100% of the unpaid principal balance of each mortgage loan (other than mortgage loans related to any REO property) plus accrued and unpaid interest on those mortgage loans at the applicable mortgage rate, (ii) the lesser of (x) the appraised value of any REO property, as determined by the higher of two appraisals completed by two independent appraisers selected by the servicer at its expense and (y) the unpaid principal balance of each mortgage loan related to any REO property plus accrued and unpaid interest on those mortgage loans at the applicable mortgage rate, (iii) all unreimbursed P&I Advances, servicing advances and indemnification payments payable to the servicer, (iv) any unreimbursed indemnification payments payable to the trustee under the pooling and servicing agreement, and [(v) any Swap Termination Payment other than a Defaulted Swap Termination Payment owed to the Swap Provider.  That purchase of the mortgage loans and REO properties would result in the final distribution on the LIBOR Certificates on that distribution date].

Notwithstanding the foregoing, if any rating agency has rated a class of debt securities (“Net Interest Margin Securities”) then outstanding that is backed by the [Class X and Class P] certificates, pursuant to the pooling and servicing agreement, the servicer will be permitted to exercise their option to purchase the mortgage loans only if one of the following conditions is met:  (i) after distribution of the proceeds of that purchase to the certificateholders (other than the holders of the [Class X, Class P and Class R] certificates), the distribution of the remaining proceeds to the [Class X and Class P] certificates will be sufficient to pay the outstanding principal amount of, and accrued and unpaid interest on, the Net Interest Margin Securities, or (ii) (A) prior to that purchase, the servicer remits to the trustee an amount that, together with the purchase price, will be sufficient to pay the

82

outstanding principal amount of, and accrued and unpaid interest on, the Net Interest Margin Securities, and (B) the trustee remits that amount directly to the indenture trustee under the indenture creating the Net Interest Margin Securities.

The issuing entity also is required to terminate upon notice to the trustee of either the later of:  (i) the distribution to certificateholders of the final payment or collection with respect to the last mortgage loan (or P&I Advances of same by the servicer), or (ii) the disposition of all funds with respect to the last mortgage loan and the remittance of all funds due under the pooling and servicing agreement; provided, however, that in no event will the issuing entity established by the pooling and servicing agreement terminate later than twenty one years after the death of the last surviving lineal descendant of the person named in the pooling and servicing agreement.

The pooling and servicing agreement requires the servicer to direct the trustee to send a notice of final distribution to each certificateholder in the event that there are no outstanding mortgage loans and no other funds or assets in the issuing entity other than the funds in the collection account.  The trustee will be required to promptly send the notice of final distribution by letter to certificateholders mailed not later than the 15th day of the month of such final distribution.  Any such notice of final distribution will be required to specify (a) the distribution date upon which final distribution on the certificates will be made upon presentation and surrender of certificates at the office designated in the notice, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such distribution date is not applicable, distributions being made only upon presentation and surrender of the certificates at the office specified in the notice.

In the event a notice of final distribution is given, the servicer will be required to remit all funds in the collection account to the trustee for deposit in the distribution account on the business day prior to the applicable distribution date in an amount equal to the final distribution in respect of the certificates.  Upon final deposit with respect to the issuing entity and the receipt by the trustee of a request for release of the mortgage loan files, the trustee will be required to promptly release to the servicer or its designee the mortgage loan files.

Upon presentation and surrender of the certificates, the trustee will be required to cause to be distributed to the certificateholders of each class (after reimbursement of all amounts due to the servicer, the depositor and the trustee pursuant to the pooling and servicing agreement) (i) its Class Certificate Balance plus accrued interest in the case of an interest bearing certificate and all other amounts to which such classes are entitled and (ii) as to the Class R certificateholders, the amount, if any, which remains on deposit in the distribution account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

In the event that any affected certificateholder does not surrender certificates for cancellation within six months after the date specified in the notice of final distribution, the trustee will be required to give a second written notice to the remaining certificateholders to surrender their certificates for cancellation and receive the final distribution.  If within six months after the second notice all the applicable certificates have been surrendered for cancellation, the trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining certificateholders concerning surrender of their certificates, and the related costs will be paid out of the funds and other assets which remain a part of the issuing entity.  If within one year after the second notice all certificates have not been surrendered for cancellation, the Class R certificateholders will be entitled to all unclaimed funds and other assets of the issuing entity.]

Certain Matters Regarding the Depositor, the Master Servicer and the Trustee

The pooling and servicing agreement provides that none of the depositor, the master servicer, the trustee or any of their respective directors, officers, employees or agents will be under any liability to the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the pooling and servicing agreement, or for errors in judgment.  However, none of the depositor, the master servicer or the trustee will be protected against liability arising from any breach of representations or warranties made by it or from any liability which may be imposed by reason of the depositor’s, the master servicer’s or the trustee’s, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the pooling and servicing agreement.

83

The depositor, the master servicer, the trustee and their respective directors, officers, employees or agents will be indemnified by the issuing entity and held harmless against any loss, liability or expense incurred in connection with (i) any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the pooling and servicing agreement or (ii) the performance of their respective duties pursuant to the pooling and servicing agreement or the certificates, other than any loss, liability or expense incurred by reason of the depositor’s, the master servicer’s or the trustee’s, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason its reckless disregard of its obligations and duties under the pooling and servicing agreement.

None of the depositor, the master servicer or the trustee is obligated under the pooling and servicing agreement to appear in, prosecute or defend any legal action that is not incidental to its respective duties which in its opinion may involve it in any expense or liability, provided that, in accordance with the provisions of the pooling and servicing agreement, the depositor, the master servicer and the trustee, as applicable, may undertake any action any of them deem necessary or desirable in respect of (i) the rights and duties of the parties to the pooling and servicing agreement and (ii) with respect to actions taken by the depositor, the interests of the trustee and the certificateholders.  In the event the depositor, the s master servicer or the trustee undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the issuing entity, and the depositor, the master servicer and the trustee will be entitled to be reimbursed for such expenses, costs and liabilities out of the issuing entity.

Amendment

The pooling and servicing agreement may be amended from time to time by the depositor, the responsible party, the servicer and the trustee by written agreement, without notice to, or consent of, the holders of the LIBOR Certificates, (1) to conform the provisions of the pooling and servicing agreement  to the description of such provisions in this prospectus supplement or the accompanying prospectus, (2) to cure any ambiguity or mistake, (3) to correct any defective provision or supplement any provision in the pooling and servicing agreement which may be inconsistent with any other provision, (4) to make any other provisions with respect to matters or questions arising under the agreement, (5) to comply with any requirements in the Code, or (6) if a TIA Applicability Determination is made, to modify, eliminate or add to the provisions of the pooling and servicing agreement (and, if necessary, the certificates) to the extent necessary to (A) effect the qualification of the pooling and servicing agreement under the TIA or under any similar federal statute hereafter enacted and to add to the pooling and servicing agreement (and, if necessary, the certificates) such other provisions as may be expressly required by the TIA, and (B) modify such other provisions of the pooling and servicing agreement (and, if necessary, the certificates) to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to clause (A).  Any amendment to the pooling and servicing agreement pursuant to clause (2) above will require an officer’s certificate of the depositor identifying the mistake, stating that the amendment is needed to correct the mistake and describing the basis for such conclusion; and any amendment of the pooling and servicing agreement pursuant to clauses (4) or (5) above will require an opinion of counsel delivered to the trustee to the extent provided in the pooling and servicing agreement.

In a number of cases that have been filed alleging certain violations of the Trust Indenture Act of 1939 (the “TIA”) certain lower courts have held that the TIA was applicable to certain agreements similar to the pooling and servicing agreement and that the mortgage-backed certificates issued pursuant to such agreements were not exempt under Section 304(a)(2) of the TIA. (See, for example, Retirement Bd. of the Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of New York Mellon, 11 Civ. 5459 (WHP) (S.D.N.Y. Apr. 3, 2012), Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, 12 Civ. 2865 (KBF) (S.D.N.Y. Dec. 7, 2012) and American Fidelity Assurance Co. v. Bank of New York Mellon, No. Civ-11-1284-D (W.D. Okla. Dec. 26, 2013)).  These rulings are contrary to more than three decades of market practice, as well as guidance provided by the Division of Corporation Finance as posted on the SEC’s website as Division of Corporation Finance Interpretive Response 202.01 (“CDI 202.01”) regarding the TIA, Section 304(a)(2) (which guidance was updated on May 3, 2012 to note the first of these rulings referred to above and to state that the “staff is considering CDI 202.01 in light of this ruling”). See also Harbor Financial, Inc., SEC No-Action Letter, 1988 SEC No-Act. LEXIS 1463 (Oct. 31, 1988).  If any of these rulings by the lower courts is affirmed on appeal, or if there is a change by the Division of Corporation Finance of its position that agreements similar to the pooling and servicing agreement are exempt from the TIA under Section 304(a)(2), that would likely result in the pooling and servicing agreement being required to be

84

qualified under the TIA.  Depending on the circumstances, rulings by lower courts similar to the foregoing cases, as well as litigation involving the pooling and servicing agreement, could also result in its being required to be qualified under the TIA. It is expected that the depositor, in consultation with the trustee, will perform on an ongoing basis an analysis as to whether the TIA applies to the pooling and servicing agreement.

If, subsequent to the date of this prospectus supplement, the depositor, upon consultation with the trustee, determines that the TIA does apply to the pooling and servicing agreement or that qualification under the TIA or any similar federal statute hereafter enacted is required (a “TIA Applicability Determination”), the pooling and servicing agreement will provide that it (and, if necessary, the Offered Certificates) will be amended at the sole expense of the depositor without the consent of any certificateholder to the extent necessary to comply with the TIA. In addition, if the TIA were to apply to the pooling and servicing agreement, the TIA provides that certain provisions would automatically be deemed to be included in the pooling and servicing agreement (and the pooling and servicing agreement thus would be statutorily amended without any further action); provided, that it will be deemed that the parties to the pooling and servicing agreement have agreed that, to the extent permitted under the TIA, the pooling and servicing agreement will expressly exclude any non-mandatory provisions that (x) conflict with the provisions of the pooling and servicing agreement or would otherwise alter the provisions of the pooling and servicing agreement or (y) increase the obligations, liabilities or scope of responsibility of any party to the pooling and servicing agreement. Generally, the TIA provisions include additional obligations of the trustee, certain additional reporting requirements and heightened conflict of interest rules which may require, for example, that the trustee resign if the interests of the holders of the various classes of certificates differ from one another under certain circumstances and that one or more other trustees be appointed in its place. While investors should understand the potential for such amendments, investors should not purchase certificates with any expectation that the TIA will be determined to apply or that any such amendments will be made.

The pooling and servicing agreement may be amended from time to time by the depositor, the responsible party, the servicer and the trustee, [with the consent of the PMI Insurer] and holders of certificates evidencing percentage interests aggregating not less than 66-2/3% of each class of certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of the certificates; provided, however, that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of that certificate, (ii) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause (i) above without the consent of the holders of certificates of that class evidencing percentage interests aggregating not less than 66-2/3% of that class, or (iii) reduce the percentage of the certificates whose holders are required to consent to any such amendment without the consent of the holders of 100% of the certificates then outstanding.  In addition, prior to entering into any amendment with the consent of certificateholders as described above, the trustee may require an opinion of counsel to the effect that such amendment is permitted and authorized under the terms of the pooling and servicing agreement and all conditions precedent have been met.

PREPAYMENT AND YIELD CONSIDERATIONS

Structuring Assumptions

The prepayment model used in this prospectus supplement represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans.  The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related mortgage loans.  With respect to the fixed-rate mortgage loans, the prepayment assumption assumes rates of approximately [__]% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the related mortgage loans and an additional [__]% per annum (precisely [__] expressed as a percentage) in each month thereafter until the fifteenth month.  Beginning in the [___________] month and in each month thereafter during the life of the related mortgage loans, the prepayment assumption assumes a constant prepayment rate of [__]% per annum each month.  The prepayment assumption with respect to the adjustable rate mortgage loans assumes a constant prepayment rate of [__]% per annum each month.

85

Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual mortgage loans and the characteristics of the mortgage loans assumed in preparing the tables.  Any discrepancy may have an effect upon the percentages of the Class Certificate Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables.  In addition, since the actual mortgage loans in the issuing entity have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Offered Certificates may be made earlier or later than as indicated in the tables.

Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions which collectively are the structuring assumptions:

•	the closing date for the certificates occurs on [_____] [__], 20[__];

•	distributions on the certificates are made on the [__]th day of each month, commencing in [______]20[__], in accordance with the priorities described in this prospectus supplement;

•
the mortgage loan prepayment rates with respect to the assumed mortgage loans are a multiple of the applicable prepayment assumption as stated in the table under the heading “Prepayment Scenarios” under “—Decrement Tables” below;

•	prepayments include 30 days’ interest on the related mortgage loan;

•	the optional termination is not exercised (except with respect to the weighted average life to call);

•	the Specified Subordinated Amount is initially as specified in this prospectus supplement and thereafter decreases in accordance with the provisions in this prospectus supplement;

•
with respect to each adjustable-rate mortgage loan, (a) the mortgage rate for each mortgage loan is adjusted on its next rate Adjustment Date (and on subsequent Adjustment Dates, if necessary) to a rate equal to the Gross Margin plus the Loan Index (subject to the applicable periodic rate cap and minimum and maximum interest rate), (b) the [Six-Month LIBOR Loan Index] remains constant at [__]%, and (c) the scheduled monthly payment on the mortgage loans is adjusted to equal a fully amortizing payment (except with respect to mortgage loans that are interest-only for a period of time);

•	[One-Month LIBOR remains constant at [____]%];

•	no delinquencies or defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced;

•
scheduled payments of interest and/or principal on the mortgage loans are received on the first day of each month commencing in the calendar month following the closing date and are computed prior to giving effect to prepayments received on the last day of the prior month;

•	prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month in which the closing date occurs;

•	the initial Class Certificate Balance or Notional Amount of each class of certificates is as set forth on the cover page of this prospectus supplement;

•	interest accrues on each class of certificates at the applicable Pass-Through Rate set forth or described in this prospectus supplement;

•	the Expense Fee Rate with respect to the mortgage loans does not exceed [__]% per annum;

86

•	[no Swap Termination Payments are paid or received by the issuing entity]; and

•	the assumed mortgage loans have the approximate initial characteristics described below:

87

Type	Index Name	Cut-off Date Principal Balance ($)	Cut-off Date Gross Interest Rate (%)	Remaining Amortization Term (Months)	Remaining Term to Maturity (Months)	Original Term to Maturity (Months)	Initial Interest- Only Period (Months)	Remaining Interest- Only Period (Months)	Gross Margin (%)	Next Rate Reset (Months)	Rate Reset Frequency (Months)	Minimum Rate (%)	Maximum Rate (%)	Initial Cap (%)	Periodic Cap (%)

88

While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the prepayment assumption, this is not likely to be the case.  Moreover, discrepancies exist between the characteristics of the actual mortgage loans that will be delivered to the trustee and characteristics of the mortgage loans assumed in preparing the tables in this prospectus supplement.

General

Each Interest Accrual Period for the LIBOR Certificates will consist of the actual number of days elapsed from the distribution date preceding the month of the applicable distribution date (or, in the case of the first Interest Accrual Period, from the closing date) through the day before the applicable distribution date.

Defaults

The yield to maturity of the LIBOR Certificates, and particularly the [Class B and Class M] certificates, will be sensitive to defaults on the mortgage loans.  If a purchaser of a LIBOR Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated.  Holders of the LIBOR Certificates may not receive reimbursement for Applied Realized Loss Amounts in the months following the occurrence of those losses.  In general, the earlier a loss occurs, the greater is the effect on an investor’s yield to maturity.  There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans.  Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower’s credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

Prepayment Considerations and Risks

The rate of principal payments on the LIBOR Certificates, the aggregate amount of distributions on the LIBOR Certificates and the yields to maturity of the LIBOR Certificates will be related to the rate and timing of payments of principal on the mortgage loans.  The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by a selling party or purchases, pursuant to the optional clean-up call, as described in this prospectus supplement.  Because certain of the mortgage loans contain Prepayment Premiums, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have Prepayment Premiums.  The mortgage loans are subject to the “due-on-sale” provisions included in the mortgage loans.  See “The Mortgage Loan Pool” in this prospectus supplement.

Prepayments, liquidations and purchases of the mortgage loans (including any optional repurchase of the remaining mortgage loans in the issuing entity in connection with the termination of the trust fund, in each case as described in this prospectus supplement) will result in distributions on the LIBOR Certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans.  Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments.  The extent to which the yield to maturity of a class of LIBOR Certificates may vary from the anticipated yield will depend upon the degree to which that LIBOR Certificate is purchased at a discount or premium, and the degree to which the timing of payments on that LIBOR Certificate is sensitive to prepayments, liquidations and purchases of the mortgage loans.  Further, an investor should consider the risk that, in the case of any LIBOR Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any LIBOR Certificate purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.

The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and

89

servicing decisions.  No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

As is the case with fixed-rate mortgage loans, the adjustable rate mortgage loans, or ARMs, may be subject to a greater rate of principal prepayments in a low interest rate environment.  For example, if prevailing interest rates were to fall, mortgagors with ARMs may be inclined to refinance their ARMs with a fixed rate loan to “lock in” a lower interest rate.  The existence of the applicable periodic rate cap and Maximum Rate also may affect the likelihood of prepayments resulting from refinancings.  In addition, the delinquency and loss experience of the ARMs may differ from that on the fixed-rate mortgage loans because the amount of the monthly payments on the ARMs are subject to adjustment on each Adjustment Date.  In addition, a substantial majority of the ARMs ([__]) will not have their initial Adjustment Date until two, three or five years after their origination.  The prepayment experience of the [__] Adjustable-Rate Mortgage Loans, the [__] Adjustable-Rate Mortgage Loans and the [__] Adjustable-Rate Mortgage Loans may differ from that of the other ARMs. The [__] Adjustable-Rate Mortgage Loans, the [__] Adjustable-Rate Mortgage Loans and the [__] Adjustable-Rate Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the mortgage rates on the [__] Adjustable-Rate Mortgage Loans, the [__] Adjustable-Rate Mortgage Loans or the [__] Adjustable-Rate Mortgage Loans (as the case may be) as borrowers seek to avoid changes in their monthly payments.

The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments is consistent with an investor’s expectation.  In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor’s yield to maturity.  The effect on an investor’s yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the LIBOR Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

In general, if you purchase a LIBOR Certificate at a premium over its face amount and payments of principal on the mortgage loans occur at a rate faster than that assumed at the time of purchase, your actual yield to maturity will be lower than that anticipated at the time of your purchase.  Conversely, if a LIBOR Certificate is purchased at a discount from its face amount and payments of principal on the mortgage loans at a rate slower than that assumed at the time of your purchase, your actual yield to maturity will be lower than originally anticipated.

When a borrower prepays a mortgage loan in whole or in part prior to the due date in the related Prepayment Period for such mortgage loan, the borrower pays interest on the amount prepaid only to the date of prepayment instead of for the entire month.  In addition, if any principal is recovered in advance of its due date without payment of interest on such amount, absent sufficient Compensating Interest (to the extent available as described in this prospectus supplement to cover Prepayment Interest Shortfalls resulting from such principal prepayments or other recoveries of principal), a shortfall will occur in the amount due to certificateholders since the certificateholders are generally entitled to receive a full month of interest.  Also, when a borrower prepays a mortgage loan in part together with the scheduled payment for a month on or after the related due date, or when any other recovery of principal is received other than on a due date, the principal balance of the mortgage loan is reduced by the amount in excess of the scheduled payment as of that due date, but the principal is not distributed to certificateholders until the distribution date in the next month.  Therefore, up to one month of interest shortfall accrues on the amount of such excess.

No assurance can be given as to the rate or timing of principal payments, prepayments or other recoveries of principal on the mortgage loans.

To the extent that the amount of Compensating Interest is insufficient to cover the deficiency in interest payable as a result of the timing of a prepayment or recovery of principal, the remaining deficiency will be allocated to the LIBOR Certificates, pro rata, according to the amount of interest to which each class of LIBOR Certificates would otherwise be entitled in reduction of that amount.

The Pass-Through Rate for each class of LIBOR Certificates will be adjusted by reference to [One-Month LIBOR], subject to the effects of the applicable limitations described in this prospectus supplement.

90

The Pass-Through Rate for each class of LIBOR Certificates may be calculated by reference to the net mortgage rates of the mortgage loans, which are based on the Loan Index.  If the mortgage loans bearing higher mortgage rates, either through higher margins or an increase in the Loan Index (and consequently, higher net mortgage rates), were to prepay, the weighted average net mortgage rate would be lower than otherwise would be the case.  Changes in [One-Month LIBOR] may not correlate with changes in the Loan Index.  It is possible that a decrease in the Loan Index, which would be expected to result in faster prepayments, could occur simultaneously with an increased level of [One-Month LIBOR].  If the sum of [One-Month LIBOR] plus the applicable pass-through margin for a class or classes of LIBOR Certificates were to be higher than the Loan Cap, as applicable, the Pass-Through Rate on the related LIBOR Certificates would be lower than otherwise would be the case.  Although holders of the LIBOR Certificates are entitled to receive any Basis Risk Carry Forward Amount from and to the extent of funds available in the Excess Reserve Fund Account, including Interest Rate Cap Payments (in the case of the Offered Certificates), there is no assurance that those funds will be available or sufficient for those purposes.  The ratings of the LIBOR Certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

Overcollateralization Provisions

The operation of the overcollateralization provisions of the pooling and servicing agreement will affect the weighted average lives of the LIBOR Certificates and consequently the yields to maturity of those certificates.  If at any time the Subordinated Amount is less than the Specified Subordinated Amount, Total Monthly Excess Spread [and certain amounts available in the Swap Account, if any], will be applied as distributions of principal of the class or classes of certificates then entitled to distributions of principal, thus reducing the weighted average lives of those certificates.  The actual Subordinated Amount may change from distribution date to distribution date producing uneven distributions of Total Monthly Excess Spread.  There can be no assurance that the Subordinated Amount will never be less than the Specified Subordinated Amount.

Total Monthly Excess Spread generally is a function of the excess of interest collected or advanced on the mortgage loans over the interest required to pay interest on the LIBOR Certificates and expenses at the Expense Fee Rate, [as well as Net Swap Payments to the Swap Provider].  Mortgage loans with higher net mortgage rates will contribute more interest to the Total Monthly Excess Spread.  Mortgage loans with higher net mortgage rates may prepay faster than mortgage loans with relatively lower net mortgage rates in response to a given change in market interest rates.  Any disproportionate prepayments of mortgage loans with higher net mortgage rates may adversely affect the amount of Total Monthly Excess Spread available to make accelerated payments of principal of the LIBOR Certificates.

As a result of the interaction of the foregoing factors, the effect of the overcollateralization provisions on the weighted average lives of the LIBOR Certificates may vary significantly over time and from class to class.

Subordinated Certificates

Each class of Class M and Class B certificates provides credit enhancement for certain other classes of LIBOR Certificates that have a higher payment priority, and each class of [Class M and Class B] certificates may absorb losses on the mortgage loans.  The weighted average lives of, and the yields to maturity on, [Class M and Class B] certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans.  If the actual rate and severity of losses on the mortgage loans is higher than those assumed by a holder of a related [Class M or Class B] certificate, the actual yield to maturity on such holder’s certificate may be lower than the yield expected by such holder based on that assumption.  Realized Losses on the mortgage loans will reduce the Class Certificate Balance of the class of the related [Class M and Class B] certificates then outstanding with the lowest relative payment priority if and to the extent that the aggregate Class Certificate Balances of all classes of certificates, following all distributions on a distribution date exceeds the total principal balances of the related mortgage loans.  As a result of such a reduction of the Class Certificate Balance of a class of Subordinated Certificates, less interest will accrue on those classes than would otherwise be the case.

The Principal Distribution Amount to be made to the holders of the LIBOR Certificates includes the net proceeds in respect of principal received upon the liquidation of a related mortgage loan.  If such net proceeds are

91

less than the unpaid principal balance of the liquidated mortgage loan, the total principal balances of the mortgage loans will decline more than the aggregate Class Certificate Balances of the LIBOR Certificates, thus reducing the amount of the overcollateralization.  If such difference is not covered by the amount of the overcollateralization or excess interest, the class of [Class M and Class B] certificates then outstanding with the lowest relative payment priority will bear such loss.  In addition, the [Class M and Class B] certificates will generally not be entitled to any principal distributions prior to the related Stepdown Date or during the continuation of a Trigger Event (unless all of the certificates with a higher relative payment priority have been paid in full).  Because a Trigger Event may be based on the delinquency, as opposed to the loss, experience on the mortgage loans, a holder of a [Class M or Class B] certificate may not receive distributions of principal for an extended period of time, even if the rate, timing and severity of Realized Losses on the applicable mortgage loans is consistent with such holder’s expectations.  Because of the disproportionate distribution of principal of the [Class A] certificates, depending on the timing of Realized Losses, the [Class M and Class B] certificates may bear a disproportionate percentage of the Realized Losses on the mortgage loans.

[Effect on Yields Due to Net Swap Payments

Any net payment payable to the Swap Provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the Pass-Through Rates on the LIBOR Certificates.]

Weighted Average Lives of the LIBOR Certificates

The weighted average life of a LIBOR Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Class Certificate Balance of the certificate on each distribution date by the number of years from the date of issuance to that distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Certificate Balance of the certificate referred to in clause (a).

For a discussion of the factors which may influence the rate of payments (including prepayments) of the mortgage loans, see “—Prepayment Considerations and Risks” above and “Yield and Prepayment Considerations” in the prospectus.

In general, the weighted average lives of the LIBOR Certificates will be shortened if the level of prepayments of principal of the mortgage loans increases.  However, the weighted average lives of the LIBOR Certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of certificates.  See “Description of the Certificates—Distributions of Interest and Principal” in this prospectus supplement.

The interaction of the foregoing factors may have different effects on various classes of LIBOR Certificates and the effects on any class may vary at different times during the life of that class.  Accordingly, no assurance can be given as to the weighted average life of any class of LIBOR Certificates.  Further, to the extent the prices of the LIBOR Certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of those classes of LIBOR Certificates will result in variability in the related yields to maturity.  For an example of how the weighted average lives of the classes of Offered Certificates may be affected at various constant percentages of the prepayment assumption, see the Decrement Tables below.

Decrement Tables

The following tables indicate the percentages of the initial Class Certificate Balances of the classes of Offered Certificates that would be outstanding after each of the distribution dates shown at various constant percentages of the applicable prepayment assumption and the corresponding weighted average lives of those classes.  The tables have been prepared on the basis of the structuring assumptions.  It is not likely that (i) all of the mortgage loans will have the characteristics assumed, (ii) all of the mortgage loans will prepay at the constant percentages of the applicable prepayment assumption specified in the tables or at any other constant rate or (iii) all of the mortgage loans will prepay at the same rate.  Moreover, the diverse remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the specified

92

constant percentages of the applicable prepayment assumption, even if the weighted average remaining term to maturity and weighted average mortgage rates of the mortgage loans are consistent with the remaining terms to maturity and mortgage rates of the mortgage loans specified in the structuring assumptions.

Prepayment Scenarios

	SCENARIO I	SCENARIO II	SCENARIO III	SCENARIO IV	SCENARIO V
Fixed-rate mortgage loans (% of prepayment assumption)
Adjustable-rate mortgage loans (% of prepayment assumption)

Percent of Initial Class Certificate Balance Outstanding(1)

DISTRIBUTION DATE	Class A PREPAYMENT SCENARIO
I	II	III	IV	V

Weighted Average Life to Maturity (years)(2)
Weighted Average Life to Call (years)(2),(3)

(1)	Rounded to the nearest whole percentage.

(2)
The weighted average life of a certificate of any class is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3)	Calculation assumes the exercise of the [__]% optional clean up call on the earliest possible date.

93

DISTRIBUTION DATE	Class M PREPAYMENT SCENARIO
I	II	III	IV	V

Weighted Average Life to Maturity (years)(2)
Weighted Average Life to Call (years)(2),(3)

(1)	Rounded to the nearest whole percentage.

(2)
The weighted average life of a certificate of any class is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3)	Calculation assumes the exercise of the [__]% optional clean up call on the earliest possible date.

94

DISTRIBUTION DATE	Class B PREPAYMENT SCENARIO
I	II	III	IV	V

Weighted Average Life to Maturity (years)(2)
Weighted Average Life to Call (years)(2),(3)

(1)	Rounded to the nearest whole percentage.

(2)
The weighted average life of a certificate of any class is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3)	Calculation assumes the exercise of the [__]% optional clean up call on the earliest possible date.

95

Hypothetical Available Funds and Supplemental Interest Rate Cap Table

Assuming that prepayments on the mortgage loans occur at 100% of the applicable fixed-rate or adjustable-rate prepayment assumption (i.e., Scenario III), that no losses are experienced with respect to the mortgage loans, that [One-Month LIBOR] [and the Six-Month LIBOR Loan Index] each remains constant at 20% and that the 10% optional clean up call is not exercised, the following table indicates the Available Funds and Supplemental Interest Rate Cap that would result for indicated distribution dates under an assumed hypothetical scenario.  It is highly unlikely, however, that prepayments on the mortgage loans will occur at a constant rate of 100% of the applicable prepayment assumption or at any other constant percentage.  There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any distribution date will conform to the corresponding rate set forth for that distribution date in the following table.

96

Schedule of Available Funds and
Supplemental Interest Rate Cap Rates (Cash Cap)(1),(2)

Distribution Date	Class A Cap (%) Actual/360	Class M Cap (%) Actual/360	Class B Cap (%) Actual/360

(1)
Annualized interest rate based on total interest paid to the applicable class of certificates including Accrued Certificate Interest, Unpaid Interest Amounts and Basis Risk Carry Forward Amounts divided by the assumed Class Certificate Balance.  This includes any payments made from the applicable Interest Rate Cap Agreement and the interest rate swap agreement.

(2)	Assumes [__]% prepayment assumption, no losses, One-Month LIBOR of [__]% and Six-Month LIBOR Loan Index of [__]%. Assumes [__]% optional clean up call is not exercised.

97

Final Scheduled Distribution Date

The final scheduled distribution date for each class of LIBOR Certificates is the distribution date occurring in [______] [20__].

The final scheduled distribution date for each class of LIBOR Certificates is the date on which the initial Class Certificate Balance set forth on the cover page of this prospectus supplement for that class would be reduced to zero.  The final scheduled distribution dates for all classes have been calculated as the distribution date occurring in the month following the latest maturity date of any mortgage loan.

Since the rate of distributions in reduction of the Class Certificate Balance of each class of LIBOR Certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the Class Certificate Balance of each class could be reduced to zero significantly earlier or later than the final scheduled distribution date.  The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans.  See “—Prepayment Considerations and Risks” and “—Weighted Average Lives of the LIBOR Certificates” above in this prospectus supplement and “Yield and Prepayment Considerations” in the prospectus.

FEDERAL INCOME TAX CONSIDERATIONS

The discussion in this section and in the section “Federal Income Tax Consequences” in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change.  The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules.  Investors may wish to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the LIBOR Certificates.  References in this section and in the “ERISA Considerations” section of this prospectus supplement to the “Code” and “Sections” are to the Internal Revenue Code of 1986, as amended.

General

Under the pooling and servicing agreement, the issuing entity will be treated as consisting of a grantor trust (the “Grantor Trust”) beneath which are one or more groups of real estate mortgage investment conduits, or REMICs (the “Trust REMICs”).  Each REMIC group will consist of either a single REMIC or multiple REMICs in a tiered structure and will hold the assets of the issuing entity other than (i) the assets held in the Excess Reserve Fund Account, [the Swap Account] and certain other accounts and (ii) one or more notional principal contracts.  The Grantor Trust will hold (i) the REMIC regular interests (“Regular Interests”) issued by the senior REMIC of each REMIC group, (ii) the assets held in the Excess Reserve Fund Account, [the Swap Account] and other accounts and (iii) the one or more notional principal contracts (the “Notional Principal Contract”).

Each the LIBOR certificate will represent beneficial ownership held through the Grantor Trust of both (i) one or more regular interests in the senior  REMIC of one or more REMIC groups  and (ii) one or more notional principal contracts, which may consist of a swap agreement, an interest rate cap contract agreement or both, and under which the holder of the LIBOR certificate may be entitled to receive payments, required to make payments, or both,  based on differences between LIBOR and the rate or rates at which interest is payable on the underlying collateral.  The Class R Certificates will represent ownership of the sole class of residual interest in each of the Trust REMICs in a REMIC group.    Elections will be made to treat each of the Trust REMICs as a REMIC for federal income tax purposes.

Upon the issuance of the LIBOR Certificates, [__________] (“Tax Counsel”) will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, for federal income tax purposes, (i) each Trust REMIC will each qualify as a REMIC under Section 860D of the Code, and each Regular Interest will qualify as a REMIC regular interest under Section 860G(a)((1) of the Code, (ii) the Grantor Trust will be classified as a trust under Treasury Regulation §301.7701-4(c), (iii) the holder of a LIBOR Certificate shall be treated as the beneficial owner under Section 671 of the Code of one or more REMIC Regular Interests and the Notional Principal Contract,

98

and (iv) the holder of the  Class R Certificates will be treated as the beneficial owner, under Section 671 of the Code of the sole class of residual interest in each of the Trust REMICs in a REMIC group, and each such residual interest  will qualify as a REMIC residual interest under Section 860G(a)((2) of the Code.

Taxation of LIBOR Certificates

Upon acquiring a LIBOR Certificate, the holder should allocate the purchase price between the Regular Interest component (the “Regular Interest Component”)  and the Notional Principal Contract component (the Notional Principal Contract Component”).  To the extent the Notional Principal Contract Component has significant value, the Regular Interest component may be viewed as having been issued with a lesser premium or an additional amount of original issue discount (“OID”) (which could cause the total amount of OID to exceed a statutorily defined de minimis amount).  See “Federal Income Tax Consequences—Taxation of Owners of Regular Securities—Original Issue Discount” in the prospectus.

Upon the sale, exchange, or other disposition of a LIBOR Certificate, the holder should allocate the amount realized between the components of the LIBOR Certificate based on their relative fair market values at the time of sale.  Assuming that a LIBOR Certificate is held as a “capital asset” within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Notional Principal Contract Component should be capital gain or loss and gain or loss on the Regular Interest component will be treated as described in the prospectus under “Federal Income Tax Consequences—Taxation of Owners of Regular Securities—Sale or Exchange of Regular Securities.”

Taxation of Regular Interest Component

Interest on the Regular Interest Component of a LIBOR Certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder’s regular method of accounting.  In addition, the Regular Interest Components of the LIBOR Certificates could be considered to have been issued with OID.  See “Federal Income Tax Consequences—Taxation of Owners of Regular Securities—Original Issue Discount” in the prospectus.  The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 100% of the applicable prepayment assumption.  No representation is made that the mortgage loans will prepay at such a rate or at any other rate.  OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

Status of the Regular Interest Components

The Regular Interest Components of the LIBOR Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code for a “domestic building and loan association” and as “real estate assets” under Section 856(c)(5)(B) of the Code for a “real estate investment trust” (“REIT”), generally, in the same proportion that the assets of the underlying REMIC group would be so treated.  In addition, to the extent the Regular Interest Component of a LIBOR Certificate represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that Component will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code for a REIT.

The Notional Principal Contract Component

As of the closing date, the Notional Principal Contract Component is expected to have insubstantial  value, but see the discussion above under the caption “Taxation of LIBOR Certificates.”  The portion of the overall purchase price attributable to the Notional Principal Contract Component should be amortized over the life of such Component taking into account the declining balance of the related Regular Interest Component.  Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of a contract such as an interest rate cap contract.  Under one method – the level yield or constant interest method – the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate.  Holders are urged to consult their tax advisors concerning the methods

99

that can be employed to amortize the portion of the purchase price attributable to the Notional Principal Contract Component of a LIBOR Certificate.

Any amounts paid to a holder from the Excess Reserve Fund Account [or the Swap Account] will be treated as periodic payments on the Notional Principal Contract Component.  To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of the Notional Principal Contract Component, such excess is ordinary income.  Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year.  [In addition, any amounts payable on a Regular Interest Component in excess of the amount of payments on the LIBOR Certificates to which it relates, as a result of certain Swap Termination Payments or Net Swap Payments not payable from Net Monthly Excess Cash Flow will be treated as having been received by the beneficial owners of such LIBOR Certificates and then paid by such owners to the Swap Account pursuant to the Notional Principal Contract Component  and such excess may be treated as a payment on the Notional Principal Contract Component that is made by the Holder of the LIBOR Certificate during the applicable taxable year and that is taken into account in determining the Holder’s net income or net deduction with respect to the Notional Principal Contract Component for such taxable year].  Net income or a net deduction with respect to the Notional Principal Contract Component should be treated as ordinary income or as an ordinary deduction.

A Holder’s ability to claim a net deduction with respect to the Notional Principal Contract Component of a LIBOR Certificate may be limited under Section 67 of the Code, Section 68 of the Code, or both, in the case of (1) estates and trusts and (2) individuals owning an interest in such component directly or through a “pass-through entity” (other than in connection with such individual’s trade or business).  Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, non-grantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies.  Further, such a Holder will not be able to recognize a net deduction with respect to the Notional Principal Contract Component in computing the Holder’s alternative minimum tax liability.  Because a Holder of a LIBOR Certificate will be required to include the income accrued with respect to the Regular Interest Component, but may not be able to claim a deduction if such income is deemed to be paid pursuant to the Notional Principal Contract Component, the Holder may have income that exceeds cash distributions on the LIBOR Certificate, in any period and over the term of the LIBOR Certificate.  As a result, the LIBOR Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Notional Principal Contract Component would be subject to the limitations described above.  Subject to the foregoing, if for any year the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction.

Status of the Notional Principal Contract Component

The Notional Principal Contract Components of the LIBOR Certificates will not qualify as assets described in Section 7701(a)(19)(C) of the Code, as real estate assets under Section 856(c)(5)(B) of the Code or as “qualified mortgages” under Section 860G(a)(3) of the Code.

[Additional Considerations for the Exchangeable Certificates]

[The Depositable Certificates and the Exchangeable Certificates represent beneficial ownership of one or more REMIC Regular Interest Components and any Notional Principal Contract Components held through the Grantor Trust.  For a discussion of certain federal income tax consequences applicable to the Depositable and Exchangeable Certificates, see “Material Federal Income Tax Consequences—Tax Treatment of Exchangeable Securities” in the prospectus.]

Other Matters

For a discussion of information reporting, backup withholding and taxation of foreign investors in the LIBOR certificates, see “Federal Income Tax Consequences—Administrative Matters” and “—Taxation of Certain Foreign Investors” in the prospectus.

100

STATE AND LOCAL TAXES

The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the LIBOR Certificates under the tax laws of any state or local jurisdiction.  Investors considering an investment in the LIBOR Certificates may wish to consult their own tax advisors regarding these tax consequences.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code, impose requirements on employee benefit plans subject to Title I of ERISA, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans, as well as on collective investment funds, separate accounts and other entities in which such plans, accounts or arrangements are invested (collectively, the “Plans”) and on persons who bear certain relationships to such Plans.  See “ERISA Considerations” in the prospectus.

The U.S. Department of Labor (the “DOL”) has granted to Barclays Capital Inc. an administrative exemption (Final Authorization Number 2004-03E (2004) as most recently amended and restated by Prohibited Transaction Exemption 2007-5) (the “Exemption”) from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain fully secured receivables, loans and other obligations that meet the conditions and requirements of the Exemption.  The receivables covered by the Exemption include secured residential and home equity loans such as the mortgage loans in the issuing entity.  The Exemption provides exemptive relief to certificates, including Subordinated Certificates, rated in the four highest generic rating categories in certain designated transactions, provided the conditions of the Exemption are met.  The Exemption will apply to the acquisition, holding and resale of the LIBOR Certificates (the “ERISA Eligible Certificates”) by a Plan, provided that specific conditions (certain of which are described below) are met.

Among the conditions which must be satisfied for the Exemption, as amended, to apply to the ERISA Eligible Certificates are the following:

(1)           The acquisition of the ERISA Eligible Certificates by a Plan is on terms (including the price for the ERISA Eligible Certificates) that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party;

(2)           Where the current combined loan-to-value ratios of the mortgage loans exceed 100% but not 125%, the ERISA Eligible Certificates must have received a rating at the time of such acquisition that is one of the two highest generic rating categories from Fitch, Moody’s, S&P, DBRS Limited or DBRS, Inc. and such certificates are not subordinated to any other class of certificates issued by the trust;

(3)           The trustee is not an affiliate of any other member of the Restricted Group (as defined below) other than an underwriter;

(4)           The sum of all payments made to and retained by the underwriters in connection with the distribution of the ERISA Eligible Certificates represents not more than reasonable compensation for underwriting the ERISA Eligible Certificates.  The sum of all payments made to and retained by the depositor pursuant to the sale of the ERISA Eligible Certificates to the issuing entity represents not more than the fair market value of such mortgage loans.  The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer’s services under the pooling and servicing agreement and reimbursement of the servicer’s reasonable expenses in connection with its services; and

(5)           The Plan investing in the ERISA Eligible Certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

101

Moreover, the Exemption would provide relief from certain self dealing/conflict of interest prohibited transactions that may arise when a Plan fiduciary causes a Plan to acquire certificates in an issuing entity containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements, (i) in the case of the acquisition of ERISA Eligible Certificates in connection with the initial issuance, at least 50% of each class of ERISA Eligible Certificates and at least 50% of the aggregate interests in the issuing entity are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan’s investment in ERISA Eligible Certificates does not exceed 25% of each class of ERISA Eligible Certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity, and (iv) the fiduciary or its affiliate is an obligor with respect to obligations representing no more than 5% of the fair market value of the obligations in the issuing entity.  This relief is not available to Plans sponsored by the depositor, either underwriter, the trustee, the servicer, the Swap Provider, any obligor with respect to mortgage loans included in the issuing entity constituting more than 5% of the aggregate unamortized principal balance of the assets in the issuing entity, or any affiliate of such parties (the “Restricted Group”).

Except as provided below with respect to the interest rate swap agreement, the depositor believes that the Exemption will apply to the acquisition and holding by Plans of the ERISA Eligible Certificates sold by the underwriters and that all conditions of the Exemption other than those within the control of the investors have been met.  In addition, as of the date of this prospectus supplement, there is no obligor with respect to mortgage loans included in the issuing entity constituting more than 5% of the aggregate unamortized principal balance of the assets of the issuing entity.

Each purchaser that is a Plan or that is investing on behalf of or with plan assets of a Plan in reliance on the Exemption will be deemed to represent that it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act.

The rating of a certificate may change.  If a class of certificates no longer has a rating of at least “BBB–” or its equivalent, then certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificates when it had a permitted rating would not be required by the Exemption to dispose of it).  However, Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”), which is applicable to Plan investors that are certain insurance company general accounts, may be available for the purchase and holding of certificates in such circumstances.

Under current law the purchase and holding of the certificates, other than the ERISA-Eligible Certificates, by or on behalf of a Plan may result in “prohibited transactions” within the meaning of ERISA, Section 4975 of the Code or similar violations of Similar Law.  Transfer of such certificates (or any ERISA-Eligible Certificates that no longer meet the rating requirements set forth above at the time of their acquisition by a Plan) (the “ERISA-Restricted Certificates”) in certificated form will not be made unless the transferee delivers to the trustee either:

(1)	a representation letter, in form and substance satisfactory to the trustee, stating that:

(a)	it is not, and is not acting on behalf of, any such Plan or using the assets of any such Plan to effect such purchase; or

(b)
if it is an insurance company, that the source of funds used to purchase the ERISA-Restricted Certificates is an “insurance company general account” (as such term is defined in Section V(e) of PTCE 95-60), and the purchase and holding of the ERISA-Restricted Certificates are covered under Sections I and III of PTCE 95-60; or

(2)
an opinion of counsel, in form and substance satisfactory to the trustee, to the effect that the purchase or holding of the ERISA-Restricted Certificates by or on behalf of such Plan will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA, Section 4975 of the Code and will not subject the depositor, the trustee, the master servicer or any servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

102

The ERISA-Restricted Certificates will contain a legend describing these restrictions on transfer.  Any transferee of an ERISA-Restricted Certificate in certificated form that does not comply with either clause (i) or clause (ii) above will be deemed to have made the representation described in clause (i) above.  Each transferee of an ERISA-Restricted Certificate in book-entry form will be deemed to have made the representation in clause (i) above.

The pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee.

The interest rate swap agreement does not meet all of the requirements for an “eligible swap” under the Exemption, and consequently is not eligible for the exemptive relief available under the Exemption.  For ERISA purposes, an interest in a class of LIBOR Certificates should represent beneficial interest in two assets, (i) the right to receive payments with respect to the applicable class without taking into account payments made or received with respect to the interest rate swap agreement and (ii) the rights and obligations under the interest rate swap agreement.  A Plan’s purchase and holding of an ERISA Eligible Certificate could constitute or otherwise result in a prohibited transaction under ERISA and Section 4975 of the Code between the Plan and the Swap Provider unless an exemption is available.

Accordingly, as long as the interest rate swap agreement is in effect, no Plan or other person using Plan assets may acquire or hold any interest in an ERISA Eligible Certificate unless such acquisition or holding is eligible for the exemptive relief available under an administrative exemption or a statutory exemption.  The DOL has issued Prohibited Transaction Class Exemption (“PTE”) 84-14 (for transactions by independent “qualified professional asset managers”), PTE 91-38 (for transactions by bank collective investment funds), PTE 90-1 (for transactions by insurance company pooled separate accounts), PTE 95-60 (for transactions by insurance company general accounts) or PTE 96-23 (for transactions effected by “in-house asset managers”).  There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code to a party in interest that is a service provider to a Plan investing in the certificates for adequate consideration, provided such service provider is not (i) the fiduciary with respect to the Plan’s assets used to acquire the certificates or an affiliate of such fiduciary or (ii) an affiliate of the employer sponsoring the Plan.  Adequate consideration means fair market value as determined in good faith by the Plan fiduciary pursuant to regulations to be promulgated by the DOL.  (The above prohibited transaction class exemptions and the statutory exemption are collectively referred to herein as the “Investor-Based Exemptions”).  It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by the Investor-Based Exemptions may not necessarily cover all acts that might be construed as prohibited transactions.  Plan fiduciaries should consult their legal counsel concerning these issues.  So long as the interest rate swap agreement is in effect, each beneficial owner of an ERISA Eligible Certificate, or any interest in an ERISA Eligible Certificate, shall be deemed to have represented that either (i) it is not a Plan or person using Plan assets or (ii) the acquisition and holding of the offered certificate are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.  It should also be noted that PTCE 95-60 would cover the prohibited transactions discussed herein relating to the interest rate swap agreement in the case of a Plan investor holding and ERISA-Restricted Certificate.

Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements.  However, such plans may be subject to applicable provisions of other federal and state laws materially similar to the provisions of ERISA or the Code (any such applicable law, “Similar Law”).

Any Plan fiduciary who proposes to cause a Plan to purchase ERISA Eligible Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of ERISA Eligible Certificates.  Assets of a Plan or individual retirement account should not be invested in the ERISA Eligible Certificates unless it is clear that the assets of the issuing entity will not be plan assets or unless it is clear that the Exemption and so long as the interest rate swap agreement is in effect, one or more of the Investor Based Exemptions will apply and exempt all potential prohibited transactions.

103

LEGAL INVESTMENT

The Offered Certificates will not constitute “mortgage related securities” for purposes of SMMEA.  The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent, the Offered Certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions.

See “Legal Investment” in the prospectus.

104

UNDERWRITING

Subject to the terms and conditions of the underwriting agreement, dated [_____] [_], 20[__] among the depositor and the underwriters, the depositor has agreed to sell to the underwriters and the underwriters, severally and not jointly, have agreed to purchase from the depositor the Offered Certificates in the respective principal amounts set forth under their names below:

Underwriter	Principal Amount of [Class A]	Principal Amount of [Class M]	Principal Amount of [Class B]

Total

The depositor is obligated to sell, and the underwriters are obligated to purchase, all of the certificates offered under this prospectus supplement if any are purchased.

The underwriters have advised the depositor that they propose to offer the Offered Certificates purchased by the underwriters for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices.  The underwriters may effect such transactions by selling such certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters or purchasers of the Offered Certificates for whom they may act as agent.  Any dealers that participate with the underwriters in the distribution of the Offered Certificates purchased by the underwriters may be deemed to be an underwriter, and any discounts or commissions received by them or the underwriters and any profit on the resale of Offered Certificates by them or the underwriters may be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

The depositor has been advised by the underwriters that the underwriters presently intend to make a market in the Offered Certificates, as permitted by applicable laws and regulations.  The underwriters are not obligated to make a market in the Offered Certificates and any market making may be discontinued at any time at the sole discretion of the underwriters.  Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Offered Certificates.

For further information regarding any offer or sale of the Offered Certificates pursuant to this prospectus supplement and the accompanying prospectus, see “Method of Distribution” in the prospectus.

The underwriting agreement provides that the depositor will indemnify the underwriters or contribute to losses arising out of certain liabilities, including liabilities under the Securities Act.

Barclays Capital Inc. is an affiliate of the depositor, [the cap provider and the Swap Provider].  [_____] is an affiliate of the servicer.

LEGAL MATTERS

The validity of the certificates and certain federal income tax matters will be passed upon for the depositor and the underwriters by [___________].

105

REPORTS TO CERTIFICATEHOLDERS

The trustee or such other party that may be identified in this prospectus supplement will prepare and forward to the certificateholders statements containing information with respect to principal and interest payments and BCAP LLC Trust 20[__]-[_], the issuing entity, as is described in this prospectus supplement.  See “The Pooling and Servicing Agreement—Reports to Certificateholders” in this prospectus supplement.  Copies of these statements will be filed with the SEC through its EDGAR system located at “http://www.sec.gov” under the name of “BCAP LLC Trust 20[___]-[_]” as an exhibit to the monthly distribution reports on Form 10-D for the certificates for so long as BCAP LLC Trust 20[___]-[_] is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended.  In addition, the servicer will be required to furnish to the trustee or the depositor, as applicable, the compliance statements, assessments of compliance with servicers criteria and related accountants’ attestation reports detailed under “Pooling and Servicing Agreement—Servicer Reports.”  Copies of these statements and reports will be filed with the SEC under the name of the related issuing entity as an exhibit to such issuing entity’s annual statement on Form 10-K for the related series of securities.

106

GLOSSARY

[TO BE UPDATED AS APPLICABLE TO A PARTICULAR TRANSACTION.]

The following terms have the meanings given below when used in this prospectus supplement.

“60+ LTV Loan” has the meaning set forth in “The Mortgage Loan Pool—General” in this prospectus supplement.

“Accrued Certificate Interest” means, for each class of LIBOR Certificates on any distribution date, the amount of interest accrued during the related Interest Accrual Period on the related Class Certificate Balance immediately prior to such distribution date at the related Pass-Through Rate, as reduced by that class’s share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Relief Act, as described in “Description of the Certificates—Distributions of Interest and Principal” in this prospectus supplement.

“Adjustment Date” has the meaning set forth in “The Mortgage Loan Pool—Adjustable Rate Mortgage Loans” in this prospectus supplement.

“Applied Realized Loss Amount” has the meaning set forth in “Description of the Certificates—Distributions of Interest and Principal” in this prospectus supplement.

“Available Funds” means, with respect to any distribution date, the sum of the following amounts (without duplication), to the extent received by the trustee, with respect to the mortgage loans, net of certain amounts payable or reimbursable to the depositor, the servicer and the trustee:  (i) the aggregate amount of monthly payments on the mortgage loans due on the related due date and received by the servicer on or prior to the related Determination Date, after deduction of the servicing fee in respect of prior distribution dates and the trustee fee for that distribution date, together with any related P&I Advance [and any PMI Insurance Premiums]; (ii) certain unscheduled payments in respect of the mortgage loans or REO Property received by the servicer during the related Prepayment Period, including prepayments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and Subsequent Recoveries, but excluding Prepayment Premiums; (iii) Compensating Interest payments from the servicer to the trustee in respect of prepayment interest shortfalls for that distribution date; (iv) the proceeds from repurchases of mortgage loans, and any Substitution Adjustment Amounts received in connection with substitutions for mortgage loans, with respect to that distribution date; and (v) the proceeds of any optional clean-up call.  The holders of the Class P certificates will be entitled to all Prepayment Premiums received on the mortgage loans and such amounts will not be part of Available Funds or available for distribution to the holders of the LIBOR Certificates.

“Barclays” means Barclays Bank PLC.

“Basic Principal Distribution Amount” means, with respect to any distribution date, the excess of (i) the aggregate Principal Remittance Amount for that distribution date over (ii) the Excess Subordinated Amount, if any, for that distribution date.

“Basis Risk Carry Forward Amount” has the meaning set forth in “Description of the Certificates—Excess Reserve Fund Account” in this prospectus supplement.

“Basis Risk Contracts” has the meaning set forth in “Federal Income Tax Considerations—Taxation of Regular Interests” in this prospectus supplement.

“Basis Risk Payment” has the meaning set forth in “Description of the Certificates—Excess Reserve Fund Account” in this prospectus supplement.

“Class A” means, collectively, the Class A certificates.

“Class A Principal Allocation Percentage” for any distribution date is the percentage equivalent of a fraction, determined as a fraction, the numerator of which is the portion of the Principal Remittance Amount for that

107

distribution date that is attributable to the principal received or advanced on the mortgage loans and the denominator of which is the Principal Remittance Amount for that distribution date.

“Class A Principal Distribution Amount” with respect to any distribution date is the excess of (a) the aggregate Class Certificate Balance of the Class A certificates immediately prior to that distribution date over (b) the lesser of (x) approximately [__]% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $[__].

“Class B” means, collectively, the Class B certificates.

“Class B Cap Agreement” has the meaning set forth in “Description of the Certificates—Interest Rate Cap Agreements” in this prospectus supplement.

“Class B Interest Rate Cap Payment” means, for the first [__] distribution dates, the amount, if any, equal to the product of (a) the excess, if any, of the lesser of (i) [the 1-month LIBOR rate] (as determined pursuant to the Class B Cap Agreement) as of that distribution date and (ii) a cap ceiling rate of [__]% over a specified cap strike rate (ranging from [__]% to [__]%), calculated on an “actual/360” basis and (b) the product of the Class B cap notional balance and index rate multiplier set forth on Annex II to this prospectus supplement for that distribution date.

“Class B Principal Distribution Amount” with respect to any distribution date is the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date), (b) the Class Certificate Balance of the Class M certificates (after taking into account the distribution of the Class M Principal Distribution Amount for that distribution date), and (c) the Class Certificate Balance of the Class B certificates immediately prior to that distribution date over (ii) the lesser of (a) approximately [__]% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $[__].

“Class Certificate Balance” means, with respect to any class of LIBOR Certificates as of any distribution date, the aggregate principal amount of that class upon initial issuance on the closing date reduced by the sum of (i) all amounts previously distributed to holders of certificates of that class as distributions of principal and (ii) in the case of any class of Subordinated Certificates, the amount of any Applied Realized Loss Amounts previously allocated to that class of Subordinated Certificates; provided, however, that immediately following the distribution date on which a Subsequent Recovery is distributed, the Class Certificate Balance of any class or classes of Subordinated Certificates that have been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of any Subsequent Recoveries distributed on such distribution date (up to the amount of Unpaid Realized Loss Amount for such class or classes for that distribution date).

“Class M” means, collectively, the Class M certificates.

“Class M Cap Agreement” has the meaning set forth in “Description of the Certificates—Interest Rate Cap Agreements” in this prospectus supplement.

“Class M Interest Rate Cap Payment” means, for the first [__] distribution dates, the amount, if any, equal to the product of (a) the excess, if any, of the lesser of (i) [the 1-month LIBOR rate] (as determined pursuant to the Class M Cap Agreement) as of that distribution date and (ii) a cap ceiling rate of [__]% over a specified cap strike rate (ranging from [__]% to [__]%), calculated on an “actual/360” basis and (b) the product of the Class M cap notional balance and index rate multiplier set forth on Annex II to this prospectus supplement for that distribution date.

“Class M Principal Distribution Amount” with respect to any distribution date is the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date) and (b) the Class Certificate

108

Balance of the Class M certificates immediately prior to that distribution date over (ii) the lesser of (a) approximately [__]% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $[__].

“Code” has the meaning set forth in “Federal Income Tax Considerations” in this prospectus supplement.

“Combined loan-to-value ratio” has the meaning set forth in “The Mortgage Loan Pool—General” in this prospectus supplement.

“Combined effective loan-to-value ratio” has the meaning set forth in “The Mortgage Loan Pool—General” in this prospectus supplement.

“Compensating Interest” has the meaning set forth in “The Pooling and Servicing Agreement—Prepayment Interest Shortfalls” in this prospectus supplement.

“Condemnation Proceeds” means all awards or settlements in respect of a mortgaged property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

“Credit Scores” has the meaning set forth in “The Mortgage Loan Pool—Credit Scores” in this prospectus supplement.

“Cumulative Loss Percentage” means, with respect to any distribution date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred from the cut off date to the last day of the calendar month preceding the month in which such distribution date occurs and the denominator of which is the cut-off date pool principal balance of the mortgage loans.

“Cumulative Loss Trigger Event” means, with respect to any distribution date indicated below, the circumstances in which the aggregate amount of Realized Losses incurred since the cut off date through the last day of the related Due Period divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut off date exceeds the applicable percentages described below with respect to such distribution date:

Distribution Date Occurring In	Loss Percentage
[_______] [20__] through [_______] [20__]	[__]% for the first month, plus an additional [__]h of
[__]% for each month thereafter (e.g., 2.000% in [_______] [20__])
[_______] [20__] through [_______] [20__]	[__]% for the first month, plus an additional [__]th of
[__]% for each month thereafter (e.g., 3.500% in [_______] [20__])
[_______] [20__] through [_______] [20__]	[__]% for the first month, plus an additional [__]th of
0.500% for each month thereafter (e.g., 4.500% in [_______] [20__])
[_______] [20__] through [_______] [20__]	[__]% for the first month, plus an additional [__]th of
[__]% for each month thereafter (e.g., 4.825% in [_______] [20__])
[_______] [20__] and thereafter	[__]%

[“DBRS” means DBRS, Inc.]

109

“Debt Service Reduction” means a reduction in the amount of the monthly payment due on a mortgage loan as established by a bankruptcy court in a bankruptcy of the related borrower.

[“Defaulted Swap Termination Payment” has the meaning set forth in “Description of the Certificates—Interest Rate Swap Agreement” in this prospectus supplement.]

“Deficient Valuation” means the difference between the outstanding principal balance of a mortgage loan and a reduced secured debt as a result of a bankruptcy court establishing the value of the mortgaged property at an amount less than the then outstanding principal balance of the mortgage loan in connection with a bankruptcy of the related borrower.

“Delinquency Trigger Event,” with respect to any distribution date means the circumstances in which the quotient (expressed as a percentage) of (x) the rolling three month average of the aggregate unpaid principal balance of mortgage loans that are 60 days or more Delinquent (including mortgage loans in foreclosure, mortgage loans related to REO property and mortgage loans where the mortgagor has filed for bankruptcy) and (y) the aggregate unpaid principal balance of the mortgage loans, as of the last day of the related Due Period, equals or exceeds [__]% of the prior period’s Senior Enhancement Percentage.

“Delinquent,” has the meaning set forth in “The Mortgage Loan Pool− General” in this prospectus supplement.

“Determination Date” means, with respect to each Servicer Remittance Date, the 18th day (or if that day is not a business day, the immediately preceding business day) in the calendar month in which that Servicer Remittance Date occurs.

“DOL” has the meaning set forth in “ERISA Considerations” in this prospectus supplement.

“Downgrade Terminating Event” has the meaning set forth in “Description of the Certificates—Interest Rate Swap Agreement” in this prospectus supplement.

“Due Period” means, with respect to any distribution date, the period commencing on the second day of the calendar month preceding the month in which that distribution date occurs and ending on the first day of the calendar month in which that distribution date occurs.

“ERISA” has the meaning set forth in “ERISA Considerations” in this prospectus supplement.

“ERISA Eligible Certificates” has the meaning set forth in “ERISA Considerations” in this prospectus supplement.

“Excess Reserve Fund Account” has the meaning set forth in “Description of the Certificates—Excess Reserve Fund Account” in this prospectus supplement.

“Excess Subordinated Amount” is described in “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement.

“Exemption” has the meaning set forth in “ERISA Considerations” in this prospectus supplement.

“Expense Fee Rate” means, with respect to any mortgage loan, a per annum rate equal to the sum of the servicing fee rate, the master servicing fee rate, [the PMI Fee Rate] and the fee rate for the trustee fee.  The Expense Fee Rate is not expected to exceed [__]%.  See “The Pooling and Servicing Agreement—Servicing and Trustee Fees and Other Compensation and Payment of Expenses” and “Description of the Certificates—Administration Fees” in this prospectus supplement.

110

“Extra Principal Distribution Amount” means, as of any distribution date, the lesser of (x) the related Total Monthly Excess Spread for that distribution date and (y) the related Subordination Deficiency for that distribution date.

“First Trigger Ratings Threshold” means, with respect to a counterparty or entity guaranteeing the obligations of such counterparty, (x) either (i) if such counterparty or entity has only a long-term senior, unsecured debt obligation rating, credit rating or other similar rating (as the case may be, the “Long-Term Rating”) by Moody’s, a Long-Term Rating of at least “A1” by Moody’s or (ii) if such counterparty or entity has both a Long-Term Rating and a short-term senior, unsecured debt obligation rating, credit rating or other similar rating (as the case may be, the “Short-Term Rating”) by Moody’s, a Long-Term Rating of at least “A2” by Moody’s and a Short-Term Rating of at least “P-1” by Moody’s; (y) (i) a Short-Term Rating of at least “A-1” by S&P or (ii) if such counterparty or entity does not have a Short-Term Rating by S&P, a Long-Term Rating of at least “A+” by S&P, and (z) a long-term unsecured and unsubordinated debt rating from DBRS of “A (high)” and a short-term unsecured and unsubordinated debt rating from DBRS of “R-1(middle)”.

[“Fitch” means Fitch Ratings, Inc.]

“Gross Margin” has the meaning set forth in “The Mortgage Loan Pool—Adjustable Rate Mortgage Loans” in this prospectus supplement.

“Group Subordinate Amount” has the meaning set forth in “Description of the Certificates—Distributions of Interest and Principal” in this prospectus supplement.

“Initial Cap” has the meaning set forth in “The Mortgage Loan Pool—Adjustable Rate Mortgage Loans” in this prospectus supplement.

[“PMI Fee Rate” has the meaning set forth in “The Mortgage Loan Pool—Primary Mortgage Insurance” in this prospectus supplement.]

“Insurance Proceeds” means, with respect to each mortgage loan, proceeds of insurance policies insuring the mortgage loan or the related mortgaged property.

“Interest Accrual Period” means, for any distribution date, the period commencing on the immediately preceding distribution date (or, for the initial distribution date, the closing date) and ending on the day immediately preceding the current distribution date.

[“Interest Rate Cap Agreements” has the meaning set forth in “Description of the Certificates—Interest Rate Cap Agreements” in this prospectus supplement.

“Interest Rate Cap Payment” means, for any distribution date, any Class M Interest Rate Cap Payment or any Class B Interest Rate Cap Payment.]

“Interest Remittance Amount” means, with respect to any distribution date, that portion of Available Funds attributable to interest relating to the mortgage loans.

“Investor-Based Exemptions” has the meaning set forth in “ERISA Considerations” in this prospectus supplement.

“IRS” means the Internal Revenue Service.

“Loan Cap” has the meaning set forth in “Description of the Certificates—Distributions of Interest and Principal” in this prospectus supplement.

“LIBOR Certificates” means the Offered Certificates.

111

“LIBOR Determination Date” means, with respect to any Interest Accrual Period, the second London business day preceding the commencement of that Interest Accrual Period.  For purposes of determining [One-Month LIBOR], a “London business day” is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

“Liquidation Proceeds” means any cash received in connection with the liquidation of a defaulted mortgage loan, whether through a trustee’s sale, foreclosure sale or otherwise.

[“Loan Index” means the [Six-Month LIBOR] Loan Index.]

“Lower-Tier REMIC” has the meaning set forth in “Federal Income Tax Considerations—General” in this prospectus supplement.

“Maximum Rate” has the meaning set forth in “The Mortgage Loan Pool—Adjustable Rate Mortgage Loans” in this prospectus supplement.

“Minimum Rate” has the meaning set forth in “The Mortgage Loan Pool—Adjustable Rate Mortgage Loans” in this prospectus supplement.

[“Moody’s” means Moody’s Investors Service, Inc.]

“Net Interest Margin Securities” has the meaning set forth in “The Pooling and Servicing Agreement—Termination; Optional Clean up Call” in this prospectus supplement.

“Net Monthly Excess Cash Flow” has the meaning set forth in “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement.

[“Net Swap Payment” has the meaning set forth in “Description of the Certificates—Interest Rate Swap Agreement” in this prospectus supplement.]

[“Net Swap Receipt” has the meaning set forth in “Description of the Certificates—Interest Rate Swap Agreement” in this prospectus supplement.]

“Offered Certificates” has the meaning set forth in “Description of the Certificates” in this prospectus supplement.

[“One-Month LIBOR” means, as of any LIBOR Determination Date, the London interbank offered rate for one month United States dollar deposits which appears in the Reuters Page LIBOR01 as of 11:00 a.m., London time, on that date.  If the rate does not appear on Reuters Page LIBOR01, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars were offered by the Reference Banks at approximately 11:00 a.m. (London time) on that day to prime banks in the London interbank market.  The trustee will be required to request the principal London office of each of the Reference Banks to provide a quotation of its rate.  If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%).  If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the trustee, after consultation with the depositor, at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.]

“P&I Advances” means advances made by the servicer (including the trustee as successor servicer or any other successor servicer) on each distribution date with respect to delinquent payments of interest and principal on the mortgage loans, less the servicing fee or the master servicing fee, as applicable.

“Pass-Through Rate” has the meaning set forth in “Description of Certificates—Distributions of Interest and Principal” in this prospectus supplement.

112

“Periodic Cap” has the meaning set forth in “The Mortgage Loan Pool—Adjustable Rate Mortgage Loans” in this prospectus supplement.

“Plan” has the meaning set forth in “ERISA Considerations” in this prospectus supplement.

[“PMI Insurance Premiums” has the meaning set forth in “The Mortgage Loan Pool—Primary Mortgage Insurance” in this prospectus supplement.

[“PMI Insurer” has the meaning set forth in “The Mortgage Loan Pool—Primary Mortgage Insurance” in this prospectus supplement.]

[“PMI Policy” has the meaning set forth in “The Mortgage Loan Pool—Primary Mortgage Insurance” in this prospectus supplement.]

“Prepayment Interest Excess” has the meaning set forth in “The Pooling and Servicing Agreement—Prepayment Interest Shortfalls” in this prospectus supplement.

“Prepayment Period” means, with respect to any distribution date, the calendar month immediately preceding the month in which such distribution date.

“Prepayment Premium” has the meaning set forth in “The Mortgage Loan Pool—Prepayment Premiums” in this prospectus supplement.

“Principal Distribution Amount” has the meaning set forth in “Description of the Certificates—Distributions of Interest and Principal” in this prospectus supplement.

“Principal Forbearance Amount” is, with respect to any residential loan that has been modified, any portion of the unpaid principal amount of such loan (i) the payment of which has been deferred to the maturity date of such loan and (ii) which does not bear interest.

“Principal Remittance Amount” means, with respect to any distribution date, to the extent of funds available for distribution as described in this prospectus supplement, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period:  (i) each scheduled payment of principal on a mortgage loan due during the related Due Period and received by the servicer on or prior to the related Determination Date or advanced by the servicer for the related Servicer Remittance Date; (ii) all full and partial principal prepayments received during the related Prepayment Period; (iii) all net Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and Subsequent Recoveries received on the mortgage loans and allocable to principal; (iv) the portion allocable to principal of the proceeds from the repurchases of mortgage loans that are distributable on that distribution date; (v) the Substitution Adjustment Amounts received in connection with the substitution of any mortgage loan as of that distribution date; and (vi) the allocable portion of the proceeds received with respect to any optional clean up call (to the extent they relate to principal);

provided, however, that if a Deficient Valuation or Debt Service Reduction is sustained with respect to a mortgage loan that is not a Liquidated Loan after the Bankruptcy Loss Coverage Amount has been reduced to zero, the Principal Payment Amount will be reduced on the related distribution date by the principal portion of such Deficient Valuation or Debt Service Reduction.

[“Rating Agency Condition” means, with respect to any action to which a Rating Agency Condition applies, that each rating agency will have been given ten calendar days (or such shorter period as is acceptable to each rating agency) prior notice of that action and that each of the trustee, the servicer and the depositor has received from the rating agencies confirmation in writing that such action will not result in a reduction, qualification or withdrawal of the then current rating of the certificates.]

“Realized Loss” is the amount of loss realized on a defaulted residential loan that is finally liquidated.  This amount generally equals the portion of the unpaid principal balance remaining after application of all principal

113

amounts recovered, net of amounts reimbursable to the master servicer for related expenses.  With respect to residential loans for which the principal balances were reduced in connection with bankruptcy proceedings, the amount of that reduction.  With respect to residential loans that have been subject to a loan modification by the servicer or master servicer, the sum of (x) the amount by which the principal balances had been reduced as a result of such modification, and (y) any applicable Principal Forbearance Amount.

“Record Date” means, with respect to the LIBOR Certificates, the business day immediately preceding the related distribution date, unless the LIBOR Certificates are issued in definitive form, in which case the Record Date will be the last business day of the month immediately preceding the related distribution date.

“Reference Banks” means leading banks selected by the trustee, after consultation with the depositor, and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

“Relief Act” means the Servicemembers Civil Relief Act and any similar state statutes.

“REO Property” is property acquired on behalf of the certificateholders in respect of a defaulted mortgage loan through foreclosure, deed-in-lieu of foreclosure, repossession or otherwise.

“Restricted Group” has the meaning set forth in “ERISA Considerations” in this prospectus supplement.

[“S&P” means Standard and Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business.]

“Second Trigger Ratings Threshold” means, with respect to a counterparty or entity guaranteeing the obligations of such counterparty, (x) either (i) if such counterparty or entity has only a Long-Term Rating by Moody’s, a Long-Term Rating of at least “A3” by Moody’s or (ii) if such counterparty or entity has both a Long-Term Rating and a Short-Term Rating by Moody’s, a Long-Term Rating of at least “A3” by Moody’s and a Short-Term Rating of at least “P-2” by Moody’s, (y) (i) if a counterparty is a Financial Institution, with respect to such counterparty or entity guaranteeing the obligations of such counterparty, a Short-Term Rating of at least “A-2” (or if no Short-Term Rating, a Long-Term Rating of at least “BBB+”) by S&P or (ii) if a counterparty is not a Financial Institution, with respect to such counterparty or entity guaranteeing the obligations of such counterparty, a Short-Term Rating of at least “A-1” (or if no Short-Term Rating, a Long-Term Rating of at least “A+”) by S&P, and (z) a long-term unsecured and unsubordinated debt rating from DBRS of “BBB (high)” and a short-term unsecured and unsubordinated debt rating from DBRS of “R-1”(low).

“Senior Enhancement Percentage” means, for any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balances of the Class M and Class B certificates and (ii) the Subordinated Amount (in each case after taking into account the distributions of the related Principal Distribution Amount for that distribution date) by (y) the aggregate Stated Principal Balance of the mortgage loans for that distribution date.

“Senior Specified Enhancement Percentage” on any date of determination is approximately [__]%.

“Sequential Trigger Event” has the meaning set forth in “Description of the Certificates—Allocation of Principal Payments to Class A certificates” in this prospectus supplement.

“Servicer Remittance Date” will be the [____] business day immediately preceding each distribution date.

“Similar Law” has the meaning set forth in “ERISA Considerations” in this prospectus supplement.

[“Six-Month LIBOR Loan Index” has the meaning set forth in “The Mortgage Loan Pool—The Index” in this prospectus supplement.]

“SMMEA” means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

114

“Specified Subordinated Amount” means, prior to the Stepdown Date, an amount equal to [__]% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date.  On and after the Stepdown Date, an amount equal to [__]% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date, subject to a minimum amount equal to [__]% of the aggregate Stated Principal Balance of the mortgage loans as of the cut off date; provided, however, that if, on any distribution date, a Trigger Event exists, the Specified Subordinated Amount will not be reduced to the applicable percentage of the then Stated Principal Balance of the mortgage loans but instead remain the same as the prior period’s Specified Subordinated Amount until the distribution date on which a Trigger Event no longer exists.  When the Class Certificate Balance of each class of LIBOR Certificates has been reduced to zero, the Specified Subordinated Amount will thereafter equal zero.

“Stated Principal Balance” means, as to any mortgage loan and as of any date of determination, (i) the principal balance of the mortgage loan at the cut-off date after giving effect to payments of principal due on or before such date (whether or not received), minus (ii) all amounts previously remitted to the trustee with respect to the related mortgage loan representing payments or recoveries of principal, including advances in respect of scheduled payments of principal.  For purposes of any distribution date, the Stated Principal Balance of any mortgage loan will give effect to any scheduled payments of principal received by the servicer on or prior to the related Determination Date or advanced by the servicer for the related Servicer Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period, and the Stated Principal Balance of any mortgage loan that has prepaid in full or has been liquidated during the related Prepayment Period will be zero.

“Stepdown Date” means the later to occur of (i) the earlier to occur of (a) the distribution date in [______] [20[__] and (b) the distribution date following the distribution date on which the aggregate Class Certificate Balances of the Class A certificates have been reduced to zero and (ii) the first distribution date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal applied to reduce the Stated Principal Balance of the mortgage loans for that distribution date but prior to any applications of Principal Distribution Amount to the certificates on that distribution date) is greater than or equal to the Senior Specified Enhancement Percentage.

“Subordinated Amount” is described in “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement.

“Subordinated Certificates” means any of the Class M or Class B certificates.

“Subordination Deficiency” has the meaning set forth in “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement.

“Subordination Reduction Amount” is described in “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement.

“Subsequent Recovery” has the meaning set forth in “Description of the Certificates—Distributions of Interest and Principal” in this prospectus supplement.

“Substitute Mortgage Loan” means a mortgage loan substituted by the responsible party for a mortgage loan that is in breach of the responsible party’s representations and warranties regarding the mortgage loans, which must, on the date of such substitution (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the mortgage loan in breach; (ii) be accruing interest at a rate not lower than and not more than 1% higher than that of the mortgage loan in breach; (iii) have a remaining term to maturity not greater than and not more than one year less than that of the mortgage loan in breach; (iv) be of the same type as the mortgage loan in breach; and (v) comply with each representation and warranty made by the responsible party.

“Substitution Adjustment Amount” has the meaning set forth in “Description of the Certificates—Representations and Warranties Relating to the Mortgage Loans” in this prospectus supplement.

115

[“Substitution Event” has the meaning set forth in “Description of the Certificates—Interest Rate Swap Agreement” in this prospectus supplement.]

[“Swap Account” has the meaning set forth in “Description of the Certificates—Swap Account” in this prospectus supplement.

[“Swap Provider” has the meaning set forth in “Description of the Certificates—Interest Rate Swap Agreement” in this prospectus supplement.]

[“Swap Termination Payment” has the meaning set forth in “Description of the Certificates—Interest Rate Swap Agreement” in this prospectus supplement.]

“Total Monthly Excess Spread” as to any distribution date equals the excess, if any, of (a) the interest on the mortgage loans received by the servicer on or prior to the related Determination Date (exclusive of Prepayment Interest Excesses) or advanced by the servicer for the related Servicer Remittance Date, net of the servicing fee, the trustee fee [and the PMI Insurance Premiums] (together with certain state taxes imposed on those premiums), over (b) the sum of (x) the amounts paid to the classes of certificates pursuant to clause (i) under the eighth full paragraph of “Description of the Certificates—Distributions of Interest and Principal” in this prospectus supplement [and (y) any Net Swap Payments to the Swap Provider].

“Trigger Event” means either a Cumulative Loss Trigger Event or a Delinquency Trigger Event.

“Unpaid Interest Amount” for any class of certificates and any distribution date will equal the sum of (a) the portion of Accrued Certificate Interest from distribution dates prior to the current distribution date remaining unpaid immediately prior to the current distribution date, and (b) interest on the amount in clause (a) above at the applicable Pass-Through Rate (to the extent permitted by applicable law).

“Unpaid Realized Loss Amount” means, with respect to any class of Class M or Class B certificates and as to any distribution date, is the excess of (i) the Applied Realized Loss Amounts with respect to that class over (ii) the sum of (a) all distributions in reduction of Applied Realized Loss Amounts on all previous distribution dates, and (b) the amount by which the Class Certificate Balance of such class has been increased due to the receipt and distribution of any Subsequent Recovery on all previous distribution dates.  Any amounts distributed to a class of Subordinated Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Class Certificate Balance of that class.

“Upper-Tier REMIC” has the meaning set forth in “Federal Income Tax Considerations—General” in this prospectus supplement.

116

ANNEX I

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

A holder that is not a “United States person” (a “U.S. person”) within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a “non-U.S. holder”) holding a book entry certificate through Clearstream, société anonyme, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a “U.S. withholding agent”) establishing an exemption from withholding.  A non U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

1.           from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

2.           from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the Offered Certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

3.           from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

4.           from a non U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of an Offered Certificate):

(a)
if the intermediary is a “qualified intermediary” within the meaning of section 1.1441 1(e)(5)(ii) of the U.S. Treasury Regulations (a “qualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)
stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(ii)	certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441 1(e)(5)(v) of the U.S. Treasury Regulations,

(iii)	certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(iv)
providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(b)	if the intermediary is not a qualified intermediary (a “nonqualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)	stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

I-1

(ii)	certifying that the nonqualified intermediary is not acting for its own account,

(iii)
certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

(iv)
providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441 1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

5.           from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Offered Certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations.  These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.  Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, société anonyme, Euroclear or DTC may be subject to backup withholding unless the holder—

(i)	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non U.S. holder;

(ii)	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

(iii)	can be treated as a “exempt recipient” within the meaning of section 1.6049 4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders.  Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book entry certificates.

I-2

[ANNEX II

INTEREST RATE CAP SCHEDULES

[INSERT TABLE HERE]

II-1

ANNEX III

[INTEREST RATE SWAP NOTIONAL AMOUNT AMORTIZATION SCHEDULE]

[INSERT TABLE HERE]

III-1

ANNEX IV

SCHEDULE A

Product Type

[INSERT TABLES HERE]

IV-1

ANNEX V

STATIC POOL INFORMATION

[INSERT APPLICABLE STATIC POOL INFORMATION REQUIRED BY ITEM 1105 OF REGULATION AB]

V-1

[ANNEX VI

AVAILABLE COMBINATIONS]

[TO BE PROVIDED FOR EACH SERIES, IF APPLICABLE]

V1-1

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS SUPPLEMENT(1) DATED [______] [__], 20[_]
(To Prospectus dated [         ])

$[______]
(Approximate)

BCAP LLC Trust 20[__]-[__]
Issuing Entity

BCAP LLC
Depositor

[Barclays Bank PLC]
Sponsor

[____________________]
Master Servicer

Asset-Backed Notes, Series 20[__]-[__]

•	BCAP LLC Trust 20[__]- [____] is issuing notes in [__] classes, but is offering only [__] classes through this prospectus supplement.

Class	Expected Initial Class Principal Balance or Notional Amount(1)	Initial Pass-through Rate(2)	Principal Type	Interest Type	Average Life to Call/ Maturity (years)(3)(4)	Principal Payment Window to Call/Maturity(2)(3)

Offered Notes
A	$[_______]	[___________]%	[__________________]	[__________________]	[____]	[__________________]
M	$[_______]	[___________]%	[__________________]	[__________________]	[____]	[__________________]
B	$[_______]	[___________]%	[__________________]	[__________________]	[____]	[__________________]

Non-Offered Securities
[____]	$[_______]	[___________]%	[__________________]	[__________________]	[____]	[__________________]
[____]	$[_______]	[___________]%	[__________________]	[__________________]	[____]	[__________________]

[(1)	Subject to a variance of plus or minus [__]%.
(2)	The pass-through rate for each class of notes will be equal to the sum of [one-month LIBOR] plus a fixed margin, subject to caps on those pass-through rates as described below:
[ADD CALCULATION OF EACH PASS-THROUGH RATE.]
(3)	Assumes the [__]% optional clean-up call is exercised on the earliest possible payment date that it is exercisable.
(4)	Based on [__]% of the applicable prepayment assumption.]

Each class of notes will be entitled to receive monthly distributions of interest, principal or both, beginning on [______] [_], 20[_].

Assets of the Issuing Entity—

•	[Closed-end, adjustable- and fixed-rate mortgage loans secured by first- or second-lien mortgages or deeds of trust on residential real properties].

Credit Enhancement—

•	[Subordination of the subordinate notes to the senior notes as described in this prospectus supplement under “Description of the Notes—Payment of the Notes;” and

•	Excess interest and overcollateralization as described in this prospectus supplement under “Description of the Notes—Overcollateralization Provisions”].

Interest Rate Support—

•
[An interest rate swap agreement with [Barclays Bank PLC] as swap provider, for the benefit of the offered notes as described in this prospectus supplement under “Description of the Notes—Interest Rate Swap Agreement;” and

•
An interest rate cap agreement with [Barclays Bank PLC] as cap provider, for the benefit of the Class M and Class B notes as described in this prospectus supplement under “Description of the Notes—Interest Rate Cap Agreements”].

You should consider carefully the risk factors beginning on page S-[_] of this prospectus supplement and page [_] in the prospectus.

The notes represent obligations of the trust only and will not represent obligations of BCAP LLC or any of its affiliates.  Neither the depositor, the sponsor nor any of their respective affiliates, will insure or guarantee distributions on the notes of any series.  No governmental agency or any other person will insure the notes or the collateral securing the notes.

This prospectus supplement may be used to offer and sell the offered notes only if accompanied by the prospectus.

You should consult with your own advisors to determine if the offered notes are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

We will not list the offered notes on any national securities exchange or on any automated quotation system.

Barclays Capital Inc. [and ________], the underwriter[s], will offer the offered notes from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale plus accrued interest, if any, from the closing date.  The proceeds to the depositor from the sale of the offered notes will be approximately $[_____] before deducting expenses.  Each underwriter’s commission will be the difference between the price it pays to the depositor for the offered notes and the amount it receives from the sale of the offered notes to the public.  The offered notes will be available for delivery to investors in book-entry form through the facilities of The Depository Trust Company, Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, on or about [______] [__], 20[_].

Barclays	[_____________]
(1)  This form of prospectus supplement is representative of the form of prospectus supplement that may typically be used in a particular transaction.  The provisions in this form may change for each transaction, whether or not the provisions are in bracketed form with respect to the parties to a transaction, the structure of the notes or of distributions and payment priorities, the type of assets in the issuing entity, servicing provisions, the terms of the material operative agreements or otherwise.  In all cases, the terms of the prospectus supplement for a particular transaction will be consistent with the provisions of the prospectus.

Important Notice About Information Presented in this
Prospectus Supplement and the Accompanying Prospectus

We provide information about the offered notes for the series 20[__]-[____] in two separate documents that progressively include more detail:

•	the accompanying prospectus dated [_____] [_], 20[__], which provides general information, some of which may not apply to the series 20[__]-[_] notes.

•	this prospectus supplement, which describes the specific terms of the series 20[__]-[_] notes.

Sales of the offered notes may not be completed unless you have received both this prospectus supplement and the prospectus.  You are urged to read both this prospectus supplement and the prospectus in their entirety.

The information presented in this prospectus supplement is intended to amplify and enhance the general terms of the accompanying prospectus.  If the specific terms of this prospectus supplement and the general terms of the accompanying prospectus vary, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.  We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

Cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials are included to assist in locating further related discussions.  The following table of contents and the table of contents in the accompanying prospectus provide the pages on which these captions are located.

In this prospectus supplement, the terms “depositor”, “we”, “us” and “our” refer to BCAP LLC.

All annexes and schedules to this prospectus supplement are a part of this prospectus supplement.

Until [_____] [__], 20[__], all dealers selling notes will deliver a prospectus supplement and prospectus.  This requirement is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters of the notes with respect to their unsold allotments or subscriptions.

EUROPEAN ECONOMIC AREA

This prospectus supplement is not a prospectus for the purposes of the Prospectus Directive (and any amendments thereto) as implemented in Member States on the European Economic Area.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes to the public in that Relevant Member State other than:

(a)           to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)           to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriter nominated by the issuing entity for any such offer; or

(c)           in any other circumstances falling within Article 3(2) of the Prospectus Directive.

provided that no such offer of notes shall require the issuing entity or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

UNITED KINGDOM

The underwriter has represented and agreed that:

(1)           it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(2)           it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

NOTICE TO UNITED KINGDOM INVESTORS

In the United Kingdom, this prospectus supplement is being distributed to and directed only at persons who (i) are investment professionals falling within article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) order 2005 (the “Financial Promotions Order”) or (ii) are persons falling within article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc”) of the Financial Promotions Order (all such persons together being referred to as the “Relevant Persons”).  This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons.  Any investment or investment activity to which this prospectus supplement relates, including the offered notes, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

Table of Contents

Prospectus Supplement	Page

SUMMARY	7
THE MORTGAGE LOAN POOL	47
General	47
Prepayment Premiums	48
Adjustable-rate Mortgage Loans	49
The Index	50
[Primary Mortgage Insurance	50
Junior Liens	51
Underwriting Guidelines	52
Exceptions to the Underwriting Guidelines	52
The Mortgage Loans	52
Credit Scores	53
THE MASTER SERVICER	54
General	54
THE SERVICER	54
General	54
THE SPONSOR	55
PRE-OFFERING REVIEW OF THE MORTGAGE LOANS	55
Introduction	55
Credit and Compliance Component of Sponsor’s Pre-Offering Review	56
Appraisal Component of Sponsor’s Pre-Offering Review	56
Mortgage Loan Characteristics Component of Sponsor’s Pre-Offering Review	56
Limitations of the Pre-offering Review Process	56
STATIC POOL INFORMATION	56
THE DEPOSITOR	57
THE ISSUING ENTITY	57
THE OWNER TRUSTEE	57
THE INDENTURE TRUSTEE	58
[THE INTEREST RATE CAP AND SWAP COUNTERPARTY	58
DESCRIPTION OF THE NOTES	58
General	58
Book-entry Registration	61
Definitive Securities	61
Assignment of the Mortgage Loans	62
Representations and Warranties Relating to the Mortgage Loans	64
Payments on the Mortgage Loans	68
Distributions	68
Administration Fees	69
Priority of Payments Among Notes	69
Payments of Interest and Principal	70
[Allocation of Principal Payments to Class A Notes	71
[Swap Account	71
[Calculation of One-Month LIBOR	72
Excess Reserve Fund Account	72
[Interest Rate Cap Agreements	72
[Interest Rate Swap Agreement	73
Overcollateralization Provisions	76
Reports to Noteholders	77
DESCRIPTION OF CREDIT ENHANCEMENT	80
[Financial Guaranty Insurance Policy	80
[The Securities Insurer	82
THE TRANSFER AND SERVICING AGREEMENT	84
Servicing	84
Subservicers	84
Servicing and Trustee Fees and Other Compensation and Payment of Expenses	85
P&I Advances and Servicing Advances	85
Prepayment Interest Shortfalls	86
Servicer Reports	87
Collection and Other Servicing Procedures	88
Hazard Insurance	88
[Primary Mortgage Insurance	89
Realization Upon Defaulted Mortgage Loans	90
Removal and Resignation of the Master Servicer	90
Eligibility Requirements for Each Trustee; Resignation and Removal of Each Trustee	92
Indemnification	93
Amendment	93
THE INDENTURE AND THE TRUST AGREEMENT	94
The Owner Trustee and Indenture Trustee	94
Duties of the Owner Trustee and Indenture Trustee	95
Certain Covenants	96
Modifications of the Indenture	97
Optional Redemption	98

Satisfaction and Discharge of the Indenture	99
PREPAYMENT AND YIELD CONSIDERATIONS	99
Structuring Assumptions	99
General	102
Defaults	102
Prepayment Considerations and Risks	102
[Overcollateralization Provisions	104
[Subordinated Notes	105
[Effect on Yields Due to Net Swap Payments	105
Weighted Average Lives of the LIBOR notes	105
Decrement Tables	106
Prepayment Scenarios	106
Hypothetical Available Funds and Supplemental Interest Rate Cap Table	110
Maturity Date	110
FEDERAL INCOME TAX CONSIDERATIONS	111
Classification of Investment Arrangement	111
Taxation of Holders	111
Backup Withholding and Information Reporting	112
STATE AND LOCAL TAXES	113
ERISA CONSIDERATIONS	113
LEGAL INVESTMENT	115
UNDERWRITING	116
LEGAL MATTERS	116
REPORTS TO NOTEHOLDERS	117
GLOSSARY	118

ANNEX I CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS	I-1
ANNEX II INTEREST RATE CAP SCHEDULES	II-1
ANNEX III –INTEREST RATE SWAP NOTIONAL AMOUNT AMORTIZATION SCHEDULE	III-1
ANNEX IV–SCHEDULE A–COLLATERAL TERM SHEET	IV-1
ANNEX V—STATIC POOL INFORMATION	V-1

SUMMARY

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  You should read this entire prospectus supplement and the accompanying prospectus carefully to understand all of the terms of the offering of the notes.

This summary provides only a general overview of certain calculations, cash flows, and other information to aid your understanding.  This summary is fully qualified by the more complete descriptions of the calculations, cash flows and other such information related to your series in this prospectus supplement and the accompanying prospectus.

Some of the information that follows consists of forward-looking statements relating to future economic performance or projections and other financial items.  Forward-looking statements are subject to a variety of risks and uncertainties, such as general economic and business conditions and regulatory initiatives and compliance, many of which are beyond the control of the parties participating in this transaction.  Accordingly, what actually happens may be very different from the projections included herein.

Unless otherwise noted, all percentages are based upon the scheduled principal balances of the mortgage loans as of the cut-off date, which is [_____] [_], 20[__].

Relevant Parties

Issuing Entity
BCAP LLC Trust 20[__]-[_____],a special purpose statutory trust formed under the laws of Delaware.  You may contact the issuing entity at the owner trust’s offices.  See “The Owner Trust and Indenture” in this prospectus supplement.

Sponsor
[Barclays Bank PLC, the sponsor, is a public limited company registered in England and Wales, No. 1026167, authorized by the Prudential Regulation Authority and regulated by the United Kingdom’s Financial Conduct Authority and the Prudential Regulation Authority (Financial Services Register No. 122702).  The registered head office of the sponsor is located at 1 Churchill Place, London, E14 5HP.  The sponsor maintains a branch office at 745 Seventh Avenue, New York, New York 10019.  For further information regarding the sponsor, see “The Sponsor” in the accompanying prospectus].

Depositor
BCAP LLC, the depositor, is a limited liability company organized under the laws of Delaware.  The principal executive office of the depositor is located at 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 412-4000.  The depositor is a direct, wholly-owned subsidiary of Barclays Bank PLC.  For further information regarding the depositor, see “The Depositor” in the accompanying prospectus.

Originator and Responsible Party	[__________]. The principal executive office of the originator and responsible party is located at [______] See “The Mortgage Loan Pool—Underwriting Guidelines” in this prospectus supplement.

Master Servicer
[__________].  The principal executive office of the master servicer is located at [______].  For further information regarding the master servicer, see “The Master Servicer” in this prospectus supplement.

Servicer	[__________]. The principal executive office of the servicer is located at [__________]. [__________] will act as servicer of the mortgage loans and, in that capacity, will:

(1)	provide customary servicing functions with respect to the mortgage loans pursuant to the servicing agreement;

(2)	provide certain reports to the master servicer and the indenture trustee; and

(3)	make certain advances.

For further information regarding the servicer, see “The Servicer” in this prospectus supplement.

Indenture Trustee, Paying Agent
and Administrator
[__________].  The corporate trust office of the indenture trustee is located [__________]  For further information regarding the indenture trustee, see “The Owner Trustee and Indenture” in this prospectus supplement.

Owner Trustee
[__________].  The corporate trust office of the owner trustee is located [__________]  For further information regarding the owner trustee, see “The Owner Trustee and Indenture” in his prospectus supplement.

The following diagram illustrates the various parties involved in the transaction and their functions:

[Swap and Cap Provider
[Barclays Bank PLC], a bank authorized by the Prudential Regulation Authority and regulated by the United Kingdom’s Financial Conduct Authority and the Prudential Regulation Authority (Financial Services Register No. 122702) and a member of the London Stock Exchange.  Barclays Bank PLC engages in a diverse banking and investment banking business and regularly engages in derivatives transactions in a variety of markets.  The registered head office of Barclays Bank PLC is located at 1 Churchill Place, London, E14 5HP.  [The Swap and Cap Provider is an affiliate of the depositor and [the underwriter] [Barclays Capital Inc.] See “Description of the Notes—Interest Rate Cap Agreements” and “—Interest Rate Swap Agreement” in this prospectus supplement.]

[Other Parties	Identify and describe any other swap or derivative counterparty, liquidity provider or credit enhancement provider as required under Item 1103(a)(3)(ix) of Regulation AB.]

[PMI Insurer	[__]]

[NOTE:  Any affiliations between or among the transaction parties should be discussed.]

Relevant Dates

Cut-off Date	[_____] [_], 20[__].

Closing Date	On or about [_____] [_], 20[__].

Maturity Date	The payment date occurring in [_____] [20 ].

The maturity date for each of the offered notes is based upon the first payment date following the month after the latest maturity date (including any extensions) of the mortgage loans.  The final payment date for each class of offered notes may be earlier or later, and could be substantially earlier, than the maturity date.

Payment Date
Payments on the notes will be made on the [__]th day of each month, or, if the [__]th day is not a business day, on the next business day, beginning in [______] 20[__], to the holders of record on the preceding record date.

Record Date
The record date for the notes will be the business day preceding the related payment date, unless the notes are issued in definitive form, in which case the record date will be the last business day of the month immediately preceding the related payment date.

Assets of the Issuing Entity

The Mortgage Loans	The mortgage loans to be included in the issuing entity will be adjustable- and fixed-rate mortgage loans secured by first- and second-lien mortgages or deeds of trust on residential real properties.  All of the mortgage loans were, or will be, purchased by the sponsor from [_______].  [_______] will make certain representations and warranties relating to the mortgage loans.

All descriptions of the mortgage loans in this prospectus supplement take into account the results of the sponsor’s pre-offering review, as described in this prospectus supplement under “Pre-Offering Review of the Mortgage Loans.”

On the closing date, the sponsor will sell the mortgage loans to the depositor and the depositor will sell the mortgage loans to the issuing entity.  The aggregate scheduled principal balance of the mortgage loans as of the cut-off date was approximately $[_____], of which approximately [__]% of the mortgage loans are adjustable-rate mortgage loans and approximately [__]% are fixed-rate mortgage loans.  Approximately [__]%, [__]% and [__]% of the mortgage loans are interest-only for a period of two, three and five years, respectively.

Approximately [__]% of the mortgage loans are first-lien mortgage loans, and approximately [__]% of the mortgage loans are second-lien mortgage loans.

[Description of any material concentrations of mortgage loans that were made (1) as exceptions or modifications to specified underwriting criteria or (2) pursuant to unspecified criteria.]

The information regarding the mortgage loans set forth in this prospectus supplement that is based on the principal balance of the mortgage loans as of the cut-off date assumes the timely receipt of principal scheduled to be paid on the mortgage loans on or prior to the cut-off date, with the exception of mortgage loans that are [__] to [__] days delinquent (as defined in this prospectus supplement) comprising approximately [__]% of the mortgage loans.

Selected Data with Respect to the Mortgage Loans

All of the mortgage loans have original terms to maturity of not greater than [___] months and have the following approximate characteristics as of the cut-off date:

Weighted average remaining term to scheduled maturity:	[__]%
Range of mortgage rates:	[__]%	to	[__]%
Weighted average mortgage rate:	[__]%
Range of gross margins of adjustable-rate mortgage loans:	[__]%	to	[__]%

Weighted average gross margin of adjustable-rate mortgage loans:	[__]%
Range of minimum mortgage rates of adjustable-rate mortgage loans:	[__]%	to	[__]%
Weighted average minimum mortgage rate of adjustable-rate mortgage loans:	[__]%
Range of maximum mortgage rates of adjustable-rate mortgage loans:	[__]%	to	[__]%
Weighted average maximum mortgage rate of adjustable-rate mortgage loans:	[__]%
Range of principal balances:	$[__]	to	$[__]
Average principal balance:	$[__]
Range of combined original loan-to-value ratios:	[__]%	to	[__]%
Weighted average combined original loan-to-value ratio:	[__]%
Weighted average next rate adjustment date of adjustable-rate mortgage loans:		[__]
Geographic concentration in excess of 5%:	[______]: [______]:		[__]% [__]%
Product Type	[__]
Index	[__]
Occupancy Type	[__]
Loan Purpose	[__]
Property Type	[__]
Documentation Type	[__]

[Include statistical data regarding exceptions to Underwriting Standards.]

The interest rate on each [six-month LIBOR] indexed mortgage loan will adjust semi-annually on each adjustment date to equal the sum of [six-month LIBOR] and the gross margin for that mortgage loan, subject to periodic and lifetime limitations.  See “The Mortgage Loan Pool—The Index” in this prospectus supplement.

For the adjustable-rate mortgage loans, the first adjustment date generally will occur only after initial periods of approximately two years, three years or five years, as more fully described under “The Mortgage Loan Pool” in this prospectus supplement.  For additional information regarding the mortgage loans, see “The Mortgage Loan Pool” in this prospectus supplement.

Description of the Securities

Offered Notes
The BCAP LLC Trust 20[__]-[_] will issue the Asset-Backed Notes, Series 20[-]-[_].  [_____] classes of the notes — the [Class A, Class M and Class B] notes — are being offered to you by this prospectus supplement with the initial approximate characteristics set forth on the cover page.  The notes represent obligations of the issuing entity only, and will be secured by the assets of the issuing entity pursuant to the indenture.  See “Description of the Notes” in this prospectus supplement.

[Other Securities
In addition to the notes, the issuing entity is also issuing residual interest certificates that evidence the residual interest in the assets of the issuing entity.  The residual interest certificates are subordinate to the notes.

We are not offering the residual interest certificates through this prospectus supplement or the accompanying prospectus.]

[Exchangeable Securities]	[Discussion to be added, if applicable].

Structural Overview
Payments on the notes will be made on each payment date from the collections on the mortgage loans less certain expenses (such as any fees and expenses of the servicer, the owner trustee and the indenture trustee, reimbursements for advances and any lender-paid primary mortgage insurance premiums) and less certain payments to the swap provider.  The payment priorities and the subordination features applicable to the notes are summarized below under “—Description of the Securities—Payment Priorities” and “—Credit Enhancement.”

Pass-through Rates
The pass-through rates for each class of LIBOR notes will be equal to the sum of [one-month LIBOR] plus a fixed margin, subject to caps on those pass-through rates as described under “Description of the Notes—Payments of Interest and Principal” in this prospectus supplement.

Interest Payments
Interest will accrue on the offered notes on the basis of a 360 day year and the actual number of days elapsed in the applicable interest accrual period, which, for any payment date, will be the period from and including the preceding payment date (or, in the case of the first payment date, the closing date) through the day before the current payment date.

Interest Accrual Period
The interest accrual period with respect to each class of LIBOR notes be the period from and including the preceding payment date (or, in the case of the first payment date, the closing date) through the day before the current payment date.  Interest will accrue on each class of LIBOR notes on the basis of a 360-day year and the actual number of days elapsed in the applicable interest accrual period.  The interest accrual period for the other classes of offered notes, for any payment date, will be the calendar month immediately prior to the month in which the relevant payment date occurs.  Interest will accrue on such other classes of offered notes on the basis of a 360 day year consisting of twelve 30-day months.

Principal Payments
On each payment date, the notes will be due payments of principal.  See “Description of the Notes— Payments of Interest and Principal” in this prospectus supplement for a detailed discussion of the amount and timing of principal payments.

The final payment of principal is scheduled to occur on the maturity date.  The notes are expected to have received payments of principal in full by no later than the maturity date.  However, the final payment date on which the notes receive payment of principal in full, may occur significantly earlier than the maturity date.  See “Prepayment and Yield Considerations—Maturity Date” in this prospectus supplement.

Payment Priorities
[PAYMENT PRIORITIES WILL CONFORM TO THE TRANSACTION STRUCTURE FOR EACH PARTICULAR TRANSACTION.  THE FOLLOWING PRIORITIES MAY GENERALLY BE USED FOR AN OVERCOLLATERLIZATION STRUCTURE, TO THE EXTENT APPLICABLE.]

The chart below illustrates generally the payment priorities and subordination features applicable to the notes.  [FLOW OF FUNDS DIAGRAM WILL CONFORM TO THE TRANSACTION STRUCTURE FOR EACH PARTICULAR TRANSACTION.]

The available funds for any payment date will consist of the total of all payments or other collections, or advances in lieu of the payments, on or in respect of the mortgage loans that are available for payments of interest on and principal of the notes, net of certain fees and expenses, including expenses including the fees owed to the master servicer, the servicer, the owner trustee and the indenture trustee.

On each payment date, the indenture trustee will apply the available funds for that date for the following purposes and in the following order of priority:

[First, certain payments to be made to [Barclays Bank PLC] as swap provider, as further described in “Description of the

Notes—Payments of Interest and Principal” in this prospectus supplement;]

Second, from the interest portion of available funds, to interest on each class of notes, in the order and subject to the priorities set forth under “Description of the Notes—Payments of Interest and Principal” in this prospectus supplement;

Third, from the principal portion of available funds plus any remaining interest portion of available funds, to principal on the classes of certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth under “Description of the Notes —Payments of Interest and Principal” in this prospectus supplement; and

Fourth, to excess interest, if any, in each case subject to certain limitations set forth under “Description of the Notes —Payments of Interest and Principal” in this prospectus supplement.

As described in the above-referenced section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your note principal balance.

The amount of interest and principal required to be paid to the classes entitled to principal on a particular distribution date also can be found in “Description of the Notes – Payments of Interest and Principal” and “—Allocation of Principal Payments to Class A Notes” in this prospectus supplement.  None of the offered notes will be entitled to receive any prepayment premiums received on the mortgage loans.

Registration and Denominations
of the Notes
The LIBOR notes initially will be issued in book-entry form, in minimum denominations of $[_____] and integral multiples of $1 in excess of that amount.  However, one certificate of each class may be issued in a greater or lesser amount.  The LIBOR notes are sometimes referred to as book-entry securities.  No person acquiring an interest in the book-entry securities will be entitled to receive a definitive note representing the person’s obligations of the issuing entity, except under limited circumstances as described in this prospectus supplement.  Beneficial owners may elect to hold their interests through DTC, in the United States, or Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, in Europe.  Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system.  See “Description of the Notes—Book-entry Registration” in this prospectus supplement and “Description of the Securities—Book-entry Registration of the Securities” in the prospectus.

[Credit Enhancement	The credit enhancement provided for the benefit of the holders of the certificates consists solely of:

•
the use of excess interest, after taking into account certain payments received or paid by the issuing entity pursuant to the interest rate swap agreement described below, to cover losses on the mortgage loans and as a distribution of principal to maintain overcollateralization;

•	an interest rate swap agreement with [Barclays Bank PLC], as swap provider, for the benefit of the offered notes;

•	Two interest rate cap agreements with [Barclays Bank PLC], as cap provider, for the benefit of the [Class M and Class B] notes;

•	the subordination of the residual interest certificates;

•	primary mortgage insurance covering approximately [__]% of the mortgage loans with original loan-to-value ratios in excess of [__]%; and

•	the allocation of losses on the mortgage loans to the most residual interest certificates.

Excess Interest
Excess interest is expected to be generated because the amount of interest collected on the mortgage loans for each due period is expected to be higher than the interest distributable on the notes and certain fees payable by the issuing entity for the related payment date.  A portion of this excess interest, after taking into account certain payments received or paid by the issuing entity pursuant to the interest rate swap agreement described below, will be applied both to absorb interest shortfalls and to maintain the required level of overcollateralization.

Subordination
The rights of the holders of the residual interest certificates to receive payments from any remaining amounts available on each payment date are subordinate to your rights.  See “Description of Credit Enhancement—Subordination” in this prospectus supplement.

Overcollateralization
On the closing date, the overcollateralization amount will equal approximately $[__].  However, subject to the satisfaction of certain loss and delinquency tests, the required percentage level of overcollateralization may decrease over time.  The overcollateralization amount is the first amount to absorb realized losses on the mortgage loans and designated unreimbursed expenses of the issuing entity.  If the overcollateralization amount exceeds the required percentage level of overcollateralization, then:

•	all or a portion of the principal payments that would otherwise be paid to the notes will instead be paid to the residual interest certificates; and

•	the principal amortization of the notes would be reduced in relation to the principal amortization of the mortgage loans.]

[Interest Rate Swap Agreement
On the closing date, the issuing entity will enter into an interest rate swap agreement with [Barclays Bank PLC], the swap provider.  Barclays Bank PLC is rated “[__]” by Moody’s Investors Service, Inc., is rated “[__]” by Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and is rated “[__]” by Fitch].  Under the interest rate swap agreement, with respect to the first [_] payment dates the issuing entity will pay to the swap provider a fixed payment at a rate of [_] % per annum and the swap provider will pay to the issuing entity a floating payment at a rate of [one-month LIBOR] (as determined pursuant to the interest rate swap agreement), in each case calculated on a notional amount set forth on the schedule attached as Annex III to this prospectus supplement for that payment date.  To the extent that the fixed payment exceeds the floating payment payable with respect to any of the first [_]  payment dates, amounts otherwise available for payments on the notes will be applied on that payment date to make a net payment to the swap provider, and to the extent that the floating payment exceeds the fixed payment payable with respect to any of the first [_]  payment dates, the swap provider will owe a net payment to the issuing entity on the business day preceding that payment date.  Any net amounts received by or paid out from the issuing entity under the interest rate swap agreement will either increase or reduce the amount available to make payments on the notes, as described under “Description of the Notes—Swap Account” in this prospectus supplement.  The interest rate swap agreement is scheduled to terminate following the payment date in [______] [20__].]

For further information regarding the interest rate swap agreement, see “Description of the Notes—Interest Rate Swap Agreement” in this prospectus supplement.]

[Interest Rate Cap Agreements	The [Class M notes and the Class B] notes will have the benefit of interest rate cap agreements provided by [Barclays Bank PLC], as cap provider. All obligations of the issuing entity under the interest rate cap agreements will be paid on or prior to the closing date.

An interest rate cap agreement relating to the [Class M] notes will have an initial notional amount of approximately $[_].  In connection with the first [__] payment dates, the cap provider will be obligated under this interest rate cap agreement to pay to the indenture trustee an amount equal to the product of (a) the excess, if any, of the lesser of (i) the [1-month LIBOR rate] as of that payment date and (ii) a specified cap ceiling rate, over a specified cap strike rate and (b) the product of the Class M cap notional balance and the index rate multiplier set forth on the schedule attached as Annex II to this prospectus supplement for that payment date, determined on an “actual/360” basis.  The cap provider’s obligations under this interest rate cap agreement will terminate following the payment date in [______] [20[__]].

An interest rate cap agreement relating to the [Class B] notes will have an initial notional amount of approximately $[_].  In connection with the first [__] payment dates, the cap provider will be obligated under this interest rate cap agreement to pay to the indenture trustee an amount equal to the product of (a) the excess, if any, of the lesser of (i) the [1-month LIBOR rate] as of that payment date and (ii) a specified cap ceiling rate, over a specified cap strike rate and (b) the product of the Class B cap notional balance and the index rate multiplier set forth on the schedule attached as Annex II to this prospectus supplement for that payment date, determined on an “actual/360” basis.  The cap provider’s obligations under this interest rate cap agreement will terminate following the payment date in [______][20[__]].

The specified cap ceiling rates, cap strike rates, notional amounts and index rate multiplier for each interest rate cap agreement are set forth on Annex II to this prospectus supplement.

Amounts, if any, payable under any interest rate cap agreement with respect to any payment date will be used to cover shortfalls in payments of interest on the notes to which the interest rate cap agreement relates, if the pass-through rates on those notes are limited for any of the first [__] payment dates due to the caps on their pass-through rates described in this prospectus supplement.]

[Pre-funding Feature
The aggregate scheduled principal balance of the mortgage loans purchased by the issuing entity on the closing date will be less than the amount required to be held by the issuing entity.  On the closing date, the depositor will deposit approximately $[___] into a segregated account maintained with the indenture trustee for the purchase of additional mortgage loans representing approximately [___] % of the total mortgage loan pool.  This account is referred to in this prospectus supplement as the “pre-funding account.”   The indenture trustee, at the direction of the sponsor, invests the funds in the pre-funding account in one or more eligible investments.  The issuing entity will use the funds in the pre-funding account to buy additional mortgage loans from the depositor during the pre-funding period.  The pre-funding period is the period beginning on the closing date and ending on the earliest of (i) the date on which the amount on deposit in the pre-funding account is less than $[___], (ii) the date on which an event of default occurs under the terms of the transfer and servicing agreement, or (iii) the close of business on [___].

The depositor must satisfy certain conditions specified in the transfer and servicing agreement before it can sell additional mortgage loans to the issuing entity.  The obligation of the issuing entity to purchase the additional mortgage loans during the pre-funding period is subject to the requirements that, following the purchase of such additional mortgage loans and with respect to the entire mortgage loan pool:

•	[no more than [___] % may be second-lien mortgage loans;

•	no more than [___] % of the mortgage loans will be first-lien mortgage loans, which are secured by properties that also secure second-lien mortgage loans;

•	no less than [___] % and no more than [___] % may be fixed-rate mortgage loans;

•	the weighted average original term to maturity may not exceed [___] months;

•	the weighted average gross mortgage rate must not be less than [__] % or more than [__] %;

•	the weighted average original loan-to-value ratio must not exceed [__] %, and no more than [___] % of the mortgage loans may have loan-to-value ratios in excess of [__] %;

•	at least [__]% of the mortgage loans must have prepayment premiums;

•	the weighted average gross margin for the adjustable-rate mortgage loans must be at least [__]%;

•	the weighted average credit score must be at least [__], and none of the mortgage loans may have credit scores below [__];

•	the weighted average credit score for the second-lien mortgage loans must be at least [__];

•	no more than [__]% of the mortgage loans will have an interest-only period; and

•
no mortgage loan will violate applicable federal and state laws and regulations.  In addition no mortgage loan will be covered by the Home Ownership and Equity Protection Act of 1994 or classified as a “high cost home,” “threshold,” “covered,” “high risk home,” “predatory” or similar loan under any other applicable federal, state or local law.]

Any of the requirements set forth above may be waived or modified in any respect with the consent of the rating agencies.

If any amounts are remaining in the pre-funding account after the end of the pre-funding period, the holders of the [Class A] notes will receive the remaining amount as a principal distribution on the following payment date in the manner described under “Description of the Notes—Allocation of Principal Payments to [Class A] Note” in this prospectus supplement.]

[Primary Mortgage Insurance
A loan-level primary mortgage insurance policy with [_____] as PMI insurer will be obtained on behalf of the issuing entity for approximately [___]% of the mortgage loans with original loan-to-value ratios in excess of [__]%.  However, such primary mortgage insurance will provide only limited protection against losses on defaulted mortgage loans.

See “The Mortgage Loan Pool—Primary Mortgage Insurance” in this prospectus supplement.]

Servicing Standard; Advances
[_________] will perform the duties of master servicer with respect to the mortgage loans.  [_________] will act as servicer and will be obligated to service and administer the mortgage loans on behalf of the issuing entity.  The servicer is responsible for advancing scheduled payments of principal and interest in accordance with the servicing agreement.  The servicer has also agreed to cause the mortgage loans to be serviced

•	with the same care as it customarily employs in servicing and administering similar mortgage loans for its own account; and

•	in accordance with customary and usual mortgage servicing practices of prudent lending.

The servicer (including the master servicer as successor servicer and any other successor servicer, if applicable) will be required to advance delinquent payments of principal and interest on the mortgage loans and advance any property protection expenses relating to the mortgage loans.  The master servicer acting as backup servicer will advance its own funds on or prior to the applicable payment date to make advances if the servicer fails to do so (unless it deems the advances to be nonrecoverable) as required under the transfer and servicing agreement.  These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the notes and are not intended to guarantee or insure against losses.  The servicer (and the master servicer as successor servicer and any other successor servicer, if applicable) will not be required to make any advance that it determines would be nonrecoverable.  The servicer will also be required to pay compensating interest to cover prepayment interest shortfalls to the extent of its servicing fee.

See “The Master Servicer,” “The Servicer” and “Description of the Transfer and Servicing Agreements—Servicing” in this prospectus supplement.

Master Servicer, Servicer, Owner
Trustee, Indenture Trustee and
[PMI Insurer] Fees
The master servicer is entitled with respect to each mortgage loan master serviced by it to a monthly servicing fee, which will be retained by the master servicer from such mortgage loan or payable monthly from amounts on deposit in the [collection account].  The master servicing fee will be an amount equal to interest at one twelfth of a rate equal to [__]% on the stated principal balance of each mortgage loan.

The servicer is entitled with respect to each mortgage loan serviced by it to a monthly servicing fee, which will be retained by the servicer from such mortgage loan or payable monthly from amounts on deposit in the [collection account].  The servicing fee will be an amount equal to interest at one twelfth of a rate equal to [__]% on the stated principal balance of each mortgage loan.

The owner trustee is entitled to an [annual] fee of $[____].

The indenture trustee is entitled with respect to each mortgage loan to a monthly indenture trustee fee, which will be remitted to the indenture trustee monthly by the servicer from amounts on deposit in the collection account.  The indenture trustee fee will be an amount equal to one twelfth of a rate not greater than [__]% on the stated principal balance of each mortgage loan.

[The PMI Insurer is entitled with respect to each mortgage loan to a monthly PMI Insurer fee, which will be remitted to the PMI Insurer monthly by the servicer from amounts on deposit in the collection account.  The PMI Insurer fee will be an amount equal to one twelfth of a rate not greater than [__]% on the stated principal balance of each mortgage loan.]
Optional Termination
of the Issuing Entity
 Subject to the satisfaction of the conditions described under “Description of the Notes—Optional Redemption” in this prospectus supplement, the holders of residual certificates or the servicer (or an affiliate of the servicer), as applicable, may, at their option, cause an early redemption of the notes by purchasing the mortgage loans on any payment date when the aggregate stated principal balance, as further described in this prospectus supplement, of the mortgage loans as of the last day of the related due period is equal to or less than [_]% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.  That purchase of the mortgage loans would result in the payment on that payment date of the final payment on the notes.

Required Repurchase or
Substitution of Mortgage Loans
The responsible party has made or will make certain representations regarding the mortgage loans, subject to certain specified exceptions.  If with respect to any mortgage loan any of the representations and warranties made by the responsible party are breached in any material respect as of the date made, or there exists any uncured material document defect, the responsible party will be obligated to repurchase, or substitute for, the mortgage loan as further described under “Description of the Notes — Representations and Warranties Relating to Mortgage Loans” and “—Delivery of Mortgage Loan Documents” in this prospectus supplement.

Federal Tax Aspects	[__________] is acting as tax counsel to the depositor.

Subject to the conditions described under “Federal Income Tax Considerations,” for federal income tax purposes, the notes will be characterized as debt.  Each noteholder, by its acceptance of a note, will agree to treat the notes as debt.

ERISA Considerations
Subject to the conditions described under “ERISA Considerations” in this prospectus supplement, the offered notes may be purchased by an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Section 4975 of the Internal Revenue Code.

In making a decision regarding investing in any class of offered notes, fiduciaries of such plans or arrangements should consider the additional requirements resulting from the interest rate swap agreement as discussed under “ERISA Considerations” in this prospectus supplement.

Legal Investment
The offered notes will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered notes.  You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered notes.  See “Risk Factors—Your Investment May Not Be Liquid” in this prospectus supplement and “Legal Investment” in this prospectus supplement and in the prospectus.

Ratings
The depositor expects that the notes will receive credit ratings from [two] nationally recognized statistical rating organizations hired by the sponsor to rate the notes (the “Hired Agencies”). Although the Hired Agencies are not contractually obligated to monitor the ratings on the notes, we believe that the Hired Agencies will continue to monitor the transaction while the notes are outstanding. The Hired Agencies’ ratings on the notes may be lowered, qualified or withdrawn at any time. In addition, a rating agency not hired by the sponsor to rate the transaction may provide an unsolicited rating that differs from (or is lower than) the ratings provided by the Hired Agencies. A rating is based on each rating agency’s evaluation of the mortgage loans and the availability of any credit enhancement for the notes. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency.

RISK FACTORS

In addition to the risk factors discussed in the prospectus, prospective noteholders should consider, among other things, the following additional factors in connection with the purchase of the notes.  In addition, you should consider the potential effects on the mortgage loans or on particular classes of offered notes if several of the risks described below and in the prospectus occur in combination.

Unless otherwise noted, all percentages are based upon the scheduled principal balances of the mortgage loans as of the cut-off date, which is [_____] [_], 20[__].  Unless otherwise indicated in this prospectus supplement, the information regarding the mortgage loans set forth in this prospectus supplement that is based on the principal balance of the mortgage loans as of the cut-off date assumes the timely receipt of principal scheduled to be paid on the mortgage loans on or prior to the cut-off date [, with the exception of mortgage loans that are 30 to 59 days delinquent (as defined in this prospectus supplement) comprising approximately [__]% of the mortgage loans].

The mortgage loan market may experience increased levels of delinquencies, defaults and foreclosures.

General trends in consumer borrowing and mortgage lending over the past decade may have increased the sensitivity of the mortgage market, in particular the subprime mortgage market, to changes in economic conditions.  Many mortgage lenders loosened their credit criteria, including by increasing lending to first-time homebuyers and borrowers with lower credit scores, by making loans made with low or no documentation, income verification or without regard to ability to pay (including after a rate reset), and by making loans with higher loan-to-value ratios.  In addition, certain borrowers may have financed their equity contributions with “piggy-back” junior lien loans, resulting in little to no equity contributed by the borrower with respect to their mortgage loan financing.  As property values generally increased during the period ending in 2007, consumers borrowed against the increasing equity in their homes to cover other expenses, such as investments in home remodeling and education costs, resulting in an increase in debt service as a percentage of income.  Increasing property values also encouraged borrowers to obtain mortgage loans to finance investment properties, which generally have a higher tendency to become delinquent and to default than mortgage loans made to finance primary residences.  In connection with the origination of low or no documentation loans, lenders may were often willing to make such loans by relying primarily on the value of the property rather than the creditworthiness of the borrower.  In addition, originators’ underwriting standards generally allowed for exceptions with compensating factors.  These factors, however, may not have been adequate to compensate for the exception to the standard.

As a result of the factors described above, among others, the mortgage loan market experienced increased levels of delinquencies, defaults and foreclosures.  We cannot assure you that one or more of these factors will not return and cause the levels of delinquencies, defaults and foreclosures in the mortgage loan market to increase.  The increase in delinquencies, defaults and foreclosures was not limited to “subprime” mortgage loans, which are made to borrowers with impaired credit.  The increase in delinquencies also affected “Alt-A” mortgage loans, which are made to borrowers with limited documentation, and also “prime” mortgage loans, which are made to borrowers with excellent credit who provide full documentation.  In addition, the increased levels of delinquencies and defaults, as well as a deterioration in general real estate market conditions, also resulted generally in originators being required to repurchase an increasingly greater number of mortgage loans pursuant to early payment default and representation and warranty provisions in their loan sale agreements.  This led to a deterioration in the financial performance of many loan originators, and in some cases, caused certain loan originators to cease operations.  Any such deterioration in the future could adversely affect the ability of a loan originator to repurchase or substitute for mortgage loans as to which a material breach of representation or warranty exists or to service mortgage loans.  In light of the foregoing, you should consider the heightened risks associated with investing in the offered notes, and the risk that your investment in the offered notes may perform worse than you anticipate.

See “Risk Factors—Recent and Current Events in the Mortgage Market May Adversely Affect the Performance or Market Value of Your Securities” and “—Loan Sellers and Servicers May be Subject to Litigation, Governmental Proceedings or Other Adverse Conditions” in the prospectus.

Decline in residential real estate values and other market conditions may increase risk of loss and adversely affect your investment.

In addition to higher delinquency, default and foreclosure rates, loss severities on all types of residential mortgage loans increased due to declines in residential real estate values, resulting in reduced home equity.  Home prices have generally depreciated since late 2007, and although home prices have generally increased recently, there can be no assurance that home prices will continue to increase or remain at their current levels.  Higher loan-to-value ratios and combined loan-to-value ratios generally result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had property values remained the same or continued to increase.  If residential real estate values generally or in a particular geographic area decline or fail to increase, the loan-to-value ratios shown in the tables appearing in Schedule A to this prospectus supplement might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur on the mortgage loans.  A decline or lack of increase in property values where the outstanding balances of the mortgage loans and any secondary financing on the related mortgaged properties are close to or exceed the value of the mortgaged properties may result in delinquencies, foreclosures and losses that are higher than you anticipated.

In addition, adverse economic conditions, such as unemployment, high levels of foreclosures, large inventories of unsold properties and other factors (which may or may not affect real property values), may affect the mortgagors’ timely payment of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool.

Moreover, with respect to adjustable-rate mortgage loans and hybrid mortgage loans, if there is an increase in prevailing market interest rates, then borrowers may experience a substantial increase in their monthly payment which may result in increased defaults with respect to those types of mortgage loans.

See “Risk Factors— Adverse Conditions in the Residential Real Estate Markets May Result in a Decline in Property Values” in the prospectus.

Mortgage-backed securities market illiquidity may adversely affect the value of your notes.

The mortgage-backed securities market continues to experience disruptions resulting from reduced investor demand and increased yield requirements for those securities.  In addition, since mid-2007, the mortgage market has encountered difficulties which may adversely affect the performance or market value of the notes.  As a result of these factors, the secondary market for mortgage-backed securities has been experiencing limited liquidity.  These conditions may continue or worsen.  Although such reduced liquidity has resulted primarily from investor concerns arising from increased delinquencies and foreclosures on subprime mortgage loans and the failure of several subprime and “Alt-A” mortgage lenders, reduced liquidity has not been limited solely to securities backed by those types of mortgage loans.  Accordingly, it is possible that for some extended period of time, investors who desire to sell their notes in the secondary market may find fewer potential purchasers and experience lower resale prices than was previously the case.

Illiquidity means that there may not be any purchasers for the notes you may purchase.  Although any class of notes may experience illiquidity, it is more likely that classes of notes that are more sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors, will experience illiquidity.  You should consider that illiquidity may also result from legal or regulatory changes, or from the adoption or change of accounting rules, that affect some or all of the classes of the notes generally or particular types of investors.  Illiquidity can have a severely adverse effect on the prices of securities.

Residential mortgage-backed securities (“RMBS”) backed by mortgage loans originated since 2005 and not guaranteed by Fannie Mae, Freddie Mac, the Federal Housing Administration or the U.S. Department of Veterans Affairs, have in many cases experienced a higher and earlier than expected rate of delinquencies.  Additionally, the performance of earlier vintages of RMBS may be deteriorating.  Many RMBS, in particular those of relatively recent vintages, have been subject to rating agency downgrades.  These downgrades have included downgrades of “AAA” or “Aaa” securities, and in some cases have occurred within a few months after issuance.  There may be further downgrades of RMBS in the future.  In addition, the rating agencies may change their ratings criteria after issuance and any changes in ratings criteria may adversely affect the ratings assigned to the offered notes.  There can be no assurance that the offered notes will not be downgraded in the future, or that any other rating agency will not assign ratings to the offered notes that are lower than those assigned by the rating agencies requested to assign ratings to the offered notes as described in this prospectus supplement.

Fannie Mae and Freddie Mac (the “GSEs”) were placed in conservatorship in September 2008.  Since that time, the GSEs’ market share of new and refinanced residential mortgage loans has increased dramatically, and the availability of mortgage credit for loans that do not meet GSE guidelines has decreased sharply.  The ability of Fannie Mae and Freddie Mac to continue to act as the primary sources of liquidity in the residential mortgage markets, both by purchasing mortgage loans for portfolio and by guaranteeing mortgage-backed securities, is unclear at this time.  In addition, any decline in the value of GSE securities may affect the value of RMBS as a whole.

The underwriter intends to make a secondary market in the offered notes, but it will have no obligation to do so.  We cannot assure you that such a secondary market will develop or, if it develops, that it will continue.  Consequently, you may not be able to sell your notes readily or at prices that will enable you to realize your desired yield.  The market values of the notes are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

See “Risk Factors—Limited Liquidity of Securities May Adversely Affect the Market Value of Your Securities,” “—Recent and Current Events in the Mortgage Market May Adversely Affect the Performance or Market Value of Your Securities” and “—Ratings of the Securities are Limited and May be Withdrawn or Lowered” in the prospectus.

Pre-offering review of the mortgage loans underlying the certificates may not reveal aspects of the mortgage loans that could lead to losses.

The sponsor has undertaken certain loan review procedures with respect to various aspects of the mortgage loans underlying the certificates, including hiring one or more third parties to conduct a review of certain aspects of the mortgage loans. The sponsor’s pre-offering review does provide the sponsor with reasonable assurance that the disclosure regarding the mortgage pool in this prospectus supplement is accurate in all material respects. However, it is possible that the mortgage loans may have characteristics that were not discovered, noted or analyzed as part of the pre-offering review, that could affect the future performance of the mortgage loans.

Investors are encouraged to make their own determination as to the extent to which they place reliance on the loan review procedures carried out as part of the sponsor’s pre-offering review.

See “Pre-Offering Review of the Mortgage Loans” in this prospectus supplement.

Risks relating to mortgage loan modification plans.

The servicer has the authority under the servicing agreement to modify mortgage loans that are in default, or for which default is reasonably foreseeable, if the servicer determines that such modifications would be in the best interests of the holders of the notes in the aggregate, without regard to material adverse effects on holders of particular classes of certificates, and subject to the applicable overall servicing standard.  Such effects may be significantly adverse to related noteholders.  The servicer will not consider the interests of individual classes of certificates.  For example, a servicer’s decision to reduce interest rates or forgive principal on a significant number of defaulted loans could result in substantial losses to holders of subordinate certificates.

[Approximately [__]% of the mortgage loans have been modified.]  The servicer is responsible for servicing the mortgage loans regardless of whether such mortgage loans are performing or have become delinquent or are otherwise in default.  As a result, as delinquencies or defaults occur, the servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the related mortgage loans serviced by it.  This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable.  At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the noteholders, the servicer is required to invest time and resources not otherwise required when collecting payments on performing mortgage loans.

Modifications of mortgage loans implemented by a servicer in order to maximize ultimate proceeds of the mortgage loans may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan, such as taxes or insurance premiums, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, reducing the principal balance of the related mortgage loan or any combination of these or other modifications.  Any modified mortgage loan may remain in the issuing entity, and the reduction in collections resulting from a modification may result in a lower pass-through rate on the related certificates, reduced payments of interest or principal on the related notes, an extension of the weighted average life of the related notes or an allocation of a realized loss to certain securities.

Investors should note that modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of notes in the series, Investors should also note that in connection with considering a modification or other type of loss mitigation, the servicer may incur or bear related out-of-pocket expenses, such as credit counseling service fees, which would be reimbursed to such servicer from the issuing entity as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the related mortgage pool but in each case, prior to distributions being made on the related notes.

The Helping Families Save Their Homes Act of 2009 provides that, notwithstanding any other provision of law, any duty that a securitization servicer has to maximize recoveries on a pool of securitized mortgage loans applies for the benefit of all investors and not “any individual party or group of parties,” and further provides that a servicer will be deemed to have satisfied any duty to investors if the servicer implements a “qualified loss mitigation plan” (which is defined to include a modification made under HAMP guidelines described under “Certain Legal Aspects of Residential Loans—Home

Affordable Modification Program” in the prospectus) that meets certain criteria.  These provisions further include protections against liability that may apply to servicers as well as trustees and other parties.  Investors should consider that the Helping Families Save Their Homes Act of 2009 may cause the related servicer to increase their modification activities in such a manner that may be beneficial to the transaction in the aggregate, but may be adverse to an investor in the related notes.

The Home Affordable Modification Program

In May 2009, the Obama Administration announced its plan to assist and encourage mortgage loan servicers to modify mortgage loans under the Home Affordable Modification Program (“HAMP”), which is part of the Obama Administration’s broader Homeowner Affordability and Stability Plan (“HASP”).  Modifications under HAMP were potentially available to loans which meet the program qualifications, which include first lien residential mortgage loans, originated on or before January 1, 2009, on owner-occupied primary residence single (1-4) family properties, with a principal balance not greater than specified limits ($729,750 for a 1 unit property).  New borrowers were accepted under the program until December 31, 2012.

For a detailed description of HAMP, see “Certain Legal Aspects of Residential Loans—Home Affordable Modification Program” in the prospectus.  Investors should note that an increase in the volume of modifications with respect to the mortgage loans could lead to decreased payments on the notes, as described above.

[The Servicer has Agreed to Follow the HAMP Guidelines

The servicer will modify delinquent mortgage loans or mortgage loans for which default is reasonably foreseeable in accordance with HAMP; provided, that, the servicer will have the discretion under the servicing agreement to enter into non-HAMP modifications of such mortgage loans, to the extent such non-HAMP modifications will maximize collection on the mortgage loans.  For mortgage loans that are not HAMP eligible, the servicer will use streamlined modification procedures which are similar to HAMP to modify such mortgage loans.

The adoption of HAMP by the servicer may lead to a significant increase in the number of mortgage loan modifications taking place following the closing date.  Investors should note that an increase in the volume of modifications with respect to the mortgage loans could lead to reduced distributions on the offered notes.]

Loan modifications are more likely to be used to the extent that borrowers are less able to refinance or sell their homes due to market conditions, and to the extent that the potential recovery from a foreclosure is reduced due to lower property values.  A significant number of loan modifications could result in a significant reduction in cash flows to the notes on an ongoing basis.

Investors are urged to review “Certain Legal Aspects of Residential Loans—Housing and Economic Recovery Act of 2008,” “—Helping Families Save Their Homes Act of 2009,” “—Home Affordable Modification Program” and “—HOPE for Homeowners Act of 2008” in the prospectus for descriptions of the various related programs, and “Risk Factors—Impact of Mortgage Loan Modifications” and “—The Master Servicer or any Servicer May Have Certain Conflicts of Interest” for additional risks associated with loan modifications.

Other recent developments in the residential mortgage market may adversely affect the performance and market value of your notes.

Current market conditions may impair borrowers’ ability to refinance or sell their residential properties, which may contribute to higher delinquency and default rates.  Borrowers seeking to lower their monthly payments by refinancing may no longer be eligible.  In response to increased delinquencies and losses with respect to mortgage loans, many originators have implemented more conservative underwriting criteria for mortgage loans, which will likely result in reduced availability of refinancing alternatives for such borrowers.  These risks would be exacerbated to the extent that prevailing mortgage interest rates increase from current levels.  Home price depreciation experienced to date, and any further price depreciation, may also leave borrowers with insufficient equity in their homes to permit them to refinance.  Some mortgage loans may include prepayment premiums that would further inhibit refinancing.  These conditions have contributed, and may continue to contribute, to a weakening in the housing market as these adjustments have, among other things, inhibited refinancing and reduced the number of potential homebuyers.

The tighter underwriting guidelines for residential mortgage loans, together with lower levels of home sales and reduced refinance activity, also may have contributed to a reduction in the prepayment rate for mortgage loans generally and this may continue.  See “—Effect on yields caused by prepayments, defaults and losses” below for a discussion as to how slower prepayment rates could affect the yield on your notes.

While some originators and servicers have created modification programs in order to assist borrowers with refinancing or otherwise meeting their payment obligations, not all borrowers will qualify for or take advantage of these opportunities.

Numerous laws, regulations and rules related to the servicing of mortgage loans, including foreclosure actions, have been proposed recently by federal, state and local governmental authorities.  If enacted, these laws, regulations and rules may result in delays in the foreclosure process, reduced payments by borrowers or increased reimbursable servicing expenses, which are likely to result in delays and reductions in the distributions to be made to noteholders.  Noteholders will bear the risk that these future regulatory developments will result in losses on their notes, whether due to delayed or reduced distributions or reduced market value.

Proposed bankruptcy amendments may delay or reduce collections on the mortgage loans.

Various amendments to the United States Bankruptcy Code have been proposed in the United States Senate and House of Representatives that would, if adopted, give bankruptcy courts increased power to modify the terms of a mortgage loan secured by the borrower’s principal residence after the borrower files for relief under Chapter 13 of the Bankruptcy Code.  These proposed amendments would allow a court to, among other things, reduce the principal balance of the mortgage loan that is treated as secured (treating the remainder as unsecured), extend the loan’s final maturity date, reduce the loan’s interest rate and delay the effective date of an adjustable-rate increase.  We are unable to predict whether or when any of the proposals may be enacted into law or whether the scope of the proposals may be narrowed or expanded in the legislative process.  However, if adopted, any of the actions taken by a bankruptcy court, as set forth above, could delay distributions or result in losses on the notes.

See “Risk Factors— Proposed Bankruptcy Cram-Down Legislation in Congress May Adversely Affect the Performance or Market Value of Your Securities” in the prospectus.

[Less stringent underwriting standards and the resultant potential for delinquencies on the mortgage loans could lead to losses on your securities.

The mortgage loans were made, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources.  These mortgage loans may be considered to be of a riskier nature than mortgage loans made by traditional sources of financing, so that the holders of the notes may be deemed to be at greater risk than if the mortgage loans were made to other types of borrowers.

The underwriting standards used in the origination of the mortgage loans to be held by the issuing entity may be generally less stringent than those of prime mortgage loans with respect to a borrower’s credit history and in certain other respects.  Borrowers on the mortgage loans may have an impaired or unsubstantiated credit history.  As a result of that less stringent approach to underwriting, the mortgage loans to be purchased by the issuing entity may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner that is more similar to prime mortgage loans.]

Geographic concentration of the mortgage loans in particular jurisdictions may result in greater losses if those jurisdictions experience economic downturns.

Different geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, may experience higher rates of loss and delinquency on mortgage loans generally.  Any concentration of the mortgage loans in a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without that concentration.  This may subject the mortgage loans held by the issuing entity to the risk that a downturn in the economy in this region of the country would more greatly affect the mortgage pool than if the mortgage pool were more diversified.

In particular, the chart below lists the approximate percentages of states with concentrations of mortgaged properties in excess of 5% as of the cut-off date:

[______]	[______]	[______]
[__]%	[__]%	[__]%

[Because of the relative geographic concentration of the mortgaged properties within certain states, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified.  For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, wildfires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.  In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments.  If the residential real estate markets in an area of concentration experience an overall decline in property values after the dates of origination of the respective mortgage loans, then the rates of delinquencies, foreclosures and losses on the mortgage loans may increase and the increase may be substantial.]

Effect on yields caused by prepayments, defaults and losses.

Mortgagors may prepay their mortgage loans in whole or in part at any time.  We cannot predict the rate at which mortgagors will repay their mortgage loans.  A prepayment of a mortgage loan generally will result in a payment of principal on certain classes of notes.

•	If you purchase your notes at a discount and principal on the mortgage loans is repaid more slowly than you anticipate, then your yield may be lower than you expect.

•	If you purchase your notes at a premium and principal on the mortgage loans is repaid more quickly than you anticipate, then your yield may be lower than you expect.

•
The prepayment behavior of the adjustable-rate mortgage loans and of the fixed-rate mortgage loans may respond to different factors, or may respond differently to the same factors.  If, at the time of their first adjustment, the interest rates on any of the adjustable-rate mortgage loans would be subject to adjustment to a rate higher than the then prevailing mortgage interest rates available to borrowers, the borrowers may prepay their adjustable-rate mortgage loans.  The adjustable-rate mortgage loans may also suffer an increase in defaults and liquidations following upward adjustments of their interest rates, especially following their initial adjustments.

•
Approximately [__]% of the mortgage loans require the mortgagor to pay a prepayment premium in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from one to three years after the mortgage loan was originated.  A prepayment premium may or may not discourage a mortgagor from prepaying the related mortgage loan during the applicable period.

•
[__________], the responsible party, may be required to purchase mortgage loans from the issuing entity in the event certain breaches of its representations and warranties occur or certain material document defects occur, which in each case, have not been cured.  These purchases will have the same effect on the holders of the LIBOR notes as a prepayment of those mortgage loans.

•
The servicer, or an affiliate of the servicer, may purchase all of the mortgage loans when the aggregate stated principal balance of the mortgage loans as of the last day of the related due period is equal to or less than [__]% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

If the rate of default and the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

•
As a result of the absorption of realized losses on the mortgage loans by excess interest and overcollateralization as described in this prospectus supplement, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon the liquidations, are likely to result in an earlier return of principal to the LIBOR notes and are likely to influence the yield on the LIBOR notes in a manner similar to the manner in which principal prepayments on the mortgage loans would influence the yield on the LIBOR notes.

•
The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the LIBOR notes then entitled to principal distributions at any time that the overcollateralization provided by the mortgage loan pool falls below the required level.  An earlier return of principal to the holders of the LIBOR notes as a result of the overcollateralization provisions will influence the yield on the LIBOR notes in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the LIBOR notes.

•
The multiple class structure of the LIBOR notes causes the yield of certain classes of the LIBOR notes to be particularly sensitive to changes in the rates of prepayments of mortgage loans.  Because distributions of principal will be made to the classes of LIBOR notes according to the priorities described in this prospectus supplement, the yield to maturity on those classes of

LIBOR notes will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on those classes.  In particular, the [Class M and Class B] notes generally are not entitled to receive (unless the aggregate principal balance of the [Class A] notes has been reduced to zero) any portion of the amount of principal payable to the LIBOR notes prior to the payment date in [______] [20__].  Thereafter, subject to the loss and delinquency performance of the mortgage loan pool, the [Class M and Class B] notes may continue (unless the aggregate principal balance of the Class A notes has been reduced to zero) to receive no portion of the amount of principal then payable to the LIBOR notes.  The weighted average lives of the [Class M and Class B] notes will therefore be longer than would otherwise be the case.  The effect on the market value of the [Class M and Class B] notes of changes in market interest rates or market yields for similar securities may be greater than for the [Class A] notes.

The value of your notes may be reduced if the rate of default or the amount of losses is higher than expected.

•
If the performance of the mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of the notes may be lowered in the future.  This may reduce the value of those notes.  No one will be required to supplement any credit enhancement or to take any other action to maintain any rating of the notes.

[Newly originated mortgage loans may be more likely to default, which may cause losses on the LIBOR notes.

•
Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans.  Approximately [__]% of the mortgage loans were originated twelve months or less prior to the cut-off date.  As a result, these mortgage loans may experience higher rates of default than if such mortgage loans had been outstanding for a longer period of time.]

The credit enhancement features may be inadequate to provide protection for the LIBOR notes.

•
The credit enhancement features described in this prospectus supplement are intended to enhance the likelihood that holders of the [Class A] notes, and to a limited extent, the holders of the [Class M] notes and, to a lesser degree, the holders of the [Class B] notes, will receive regular payments of interest and principal.  However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your notes as a result of delinquencies or defaults on the mortgage loans.  If delinquencies or defaults occur on the mortgage loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if the advances are not likely to be recovered.

•	If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

See “Risk Factors—Yield is Sensitive to Rate of Principal Prepayment” in the prospectus.

Interest generated by the mortgage loans may be insufficient to maintain the required level of overcollateralization.

The weighted average of the net interest rates on the mortgage loans is expected to be higher than the weighted average of the pass-through rates on the LIBOR notes.  After taking into account certain payments received or paid by the issuing entity pursuant to the interest rate swap agreement, the mortgage loans are expected to generate more interest than is needed to pay interest owed on the LIBOR notes and to pay certain fees payable by the issuing entity.  Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans.  After these financial obligations of the issuing entity are covered, the available excess interest generated by the mortgage loans will be used to maintain overcollateralization at the required level determined as provided in the indenture.  We cannot assure you, however, that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization.  The factors described below, as well as the factors described in the next risk factor, will affect the amount of excess interest that the mortgage loans will generate:

•
Every time a mortgage loan is prepaid in full, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

•	Every time a mortgage loan is liquidated or written off, excess interest may be reduced because those mortgage loans will no longer be outstanding and generating interest.

•
If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the LIBOR notes.

•
All of the adjustable-rate mortgage loans have interest rates that adjust based on an index that is different from the index used to determine the pass-through rates on the LIBOR notes, and the fixed-rate mortgage loans have interest rates that do not adjust.  In addition, the first adjustment of the interest rates for approximately [__]% of the adjustable-rate mortgage loans will not occur until two years after the date of origination, the first adjustment of the interest rates for approximately [__]% of the adjustable-rate mortgage loans will not occur until three years after the date of origination and the first adjustment of the interest rates for approximately [__]% of the adjustable-rate mortgage loans will not occur until five years after the date of origination.  As a result, the pass-through rates on the LIBOR notes may increase relative to the weighted average of the interest rates on the mortgage loans, or the pass-through rate on the LIBOR notes may remain constant as the weighted average of the interest rates on the mortgage loans declines.  In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the LIBOR notes.  The pass-through rates on the LIBOR notes cannot exceed the weighted average interest rate of the mortgage loans reduced for net payments to the swap provider less certain fees payable by the issuing entity, in the case of the [Class A] notes, [or the weighted average interest rate reduced for net payments to the swap provider of the subordinate portions of the mortgage loans] less certain fees payable by the issuing entity, in the case of the [Class M and Class B] notes.

•
If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

•	Investors in the LIBOR notes, and particularly the [Class B] notes, should consider the risk that the overcollateralization may not be sufficient to protect your notes from losses.

Effect of mortgage rates and other factors on the pass-through rates of the LIBOR notes.

The LIBOR notes accrue interest at pass-through rates based on the [one-month LIBOR] index plus specified margins, but are subject to certain limitations.  [Those limitations on the pass-through rates for the LIBOR notes are, in part, based on the weighted average of the interest rates on the mortgage loans reduced for net payments to the swap provider and net of certain fees payable by the issuing entity.]

A variety of factors, in addition to those described in the previous risk factor, could limit the pass-through rates and adversely affect the yield to maturity on the LIBOR notes.  Some of these factors are described below:

•
The interest rates on the fixed-rate mortgage loans will not adjust, and the interest rates on the adjustable-rate mortgage loans are based on a [six-month LIBOR] index.  All of the adjustable-rate mortgage loans have periodic and maximum limitations on adjustments to their mortgage rates, and, as discussed in the previous risk factor, the adjustable-rate mortgage loans will not have the first adjustment to their mortgage rates until two years, three years or five years after the origination of those mortgage loans.  As a result of the limit on the pass-through rates for the LIBOR notes, those notes may accrue less interest than they would accrue if their pass-through rates were based solely on the [one-month LIBOR] index plus the specified margins.

•
[Six-month LIBOR] may change at different times and in different amounts than [one-month LIBOR].  As a result, it is possible that interest rates on certain of the adjustable-rate mortgage loans may decline while the pass-through rates on the LIBOR notes are stable or rising.  It is also possible that the interest rates on certain of the adjustable-rate mortgage loans and the pass-through rates for the LIBOR notes may decline or increase during the same period, but that the pass-through rates on these notes may decline more slowly or increase more rapidly.

•
The pass-through rates for the LIBOR notes adjust monthly and are subject to maximum interest rate caps while the interest rates on certain of the adjustable-rate mortgage loans adjust less frequently and are also subject to maximum interest rate caps and the interest rates on the fixed-rate mortgage loans do not adjust.  Consequently, the limit on the pass-through rates for the LIBOR notes may limit increases in the pass-through rates for those classes for extended periods in a rising interest rate environment.

•
If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the pass-through rates on the LIBOR notes are more likely to be limited.

•
Any net swap payments and swap termination payments (other than swap termination payments resulting from a default by the swap provider) payable to the swap provider may have the effect of reducing the maximum rate of interest on the [Class A] notes.

•
If the pass-through rates on the LIBOR notes are limited for any payment date due to a cap based on the weighted average net interest rates of the subordinate portions of the mortgage loans, in the case of the [Class M and Class B] notes [(in each case, reduced for net payments to the swap provider)], the resulting interest shortfalls may be recovered by the holders of these notes on the same payment date or on future payment dates on a subordinated basis to the extent that on that payment date or future payment dates there are available funds remaining after certain other distributions on the LIBOR notes and the payment of certain fees and expenses of the issuing entity.  [In addition, these shortfalls may be recovered from net payments from the swap provider].  These shortfalls suffered by the [Class M and Class B] notes may also be covered by amounts payable under the interest rate cap agreements relating to the [Class M and Class B] notes.  However, we cannot assure you that these funds, if available, will be sufficient to fully cover these shortfalls.

Some of the mortgage loans have an initial interest-only period, which may result in a higher risk of delinquencies and losses.

Approximately [__]% of the mortgage loans have an initial interest-only period of two years, approximately [__]% of the mortgage loans have an initial interest-only period of three years and approximately [__]% of the mortgage loans have an initial interest-only period of five years.  During the interest-only period, the payment made by the related mortgagor will be less than it would be if the principal of the mortgage loan were required to amortize.  In addition, the mortgage loan principal balance will not be reduced because there will be no scheduled monthly payments of principal during this period.  As a result, no principal payments will be made on the offered notes with respect to these mortgage loans during their interest-only period unless there is a principal prepayment.

After the initial interest only period, payments on a mortgage loan with an interest-only period will generally increase to amortize fully its unpaid principal balance over its remaining life and the borrower will be required to make scheduled payments of both principal and interest.  The required payment of principal will increase the burden on the borrower and may increase the risk of default or prepayment under the related mortgage loan.  Higher scheduled monthly payments may induce the related borrowers to refinance their mortgage loans, which would result in higher prepayments.  In addition, in default situations losses may be greater on these mortgage loans because they do not amortize during the initial period.  These losses will be allocated to the notes.

The performance of these mortgage loans with initial interest-only periods may be significantly different from mortgage loans that amortize from origination.  In particular, there may be a greater expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, which may result in higher or lower prepayment speeds than would otherwise be the case.  In addition, the failure by the related mortgagor to build equity in the property may affect the delinquency, loss and prepayment experience with respect to these mortgage loans.

[Effect on yields due to rapid prepayments; no assurance of amounts received under the interest rate swap agreement.

Any net payment payable to the swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to noteholders, and may reduce the pass-through rates on the offered notes.  If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amount on which payments due under the interest rate swap agreement are calculated may exceed the aggregate principal balance of the mortgage loans in the pool, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make net payments to the swap provider.  The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the offered notes.

In addition, certain swap termination payments arising under the interest rate swap agreement are payable to the swap provider on a senior basis and such payments may reduce amounts available for distribution to noteholders.

Any amounts received under the interest rate swap agreement will be applied as described in this prospectus supplement to pay interest shortfalls, maintain overcollateralization and cover losses.

However, no amounts will be payable to the issuing entity by the swap provider unless the floating payment owed by the swap provider for a payment date exceeds the fixed payment owed to the swap provider for that payment date.  This will not occur except in a period where [one-month LIBOR] (as determined pursuant to the interest rate swap agreement) exceeds [__]%.  We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to cover interest shortfalls or losses on the mortgage loans, or to maintain required overcollateralization.

See “Description of the Notes—Payments of Interest and Principal,” “—Swap Account” and “—Interest Rate Swap Agreement” in this prospectus supplement.]

The pass-through rates and the accrued interest distributable on the notes are subject to special risks.

The pass-through rates on the offered notes are equal to or limited by the weighted average of the mortgage rates of the mortgage loans, net of certain expenses of the issuing entity.  Therefore, the prepayment of the mortgage loans with higher mortgage rates may result in a lower pass-through rate on the offered notes.

High balance loans may increase risk of loss.

The principal balances of [__] of the Mortgage Loans (representing approximately [__]% of the Mortgage Loans) were in excess of $1,000,000 as of the Cut-off Date.  The loss and delinquency experience on these high balance loans may have a disproportionate effect on the mortgage pool as a whole.  See the table with the heading “Cut-off Date Principal Balance” in Schedule A to this prospectus supplement.

Prepayments or other recoveries of principal on the mortgage loans could lead to shortfalls in the distribution of interest on your notes.

When a principal prepayment is made by the mortgagor on a mortgage loan (excluding any payments made upon liquidation of any mortgage loan), the mortgagor is charged interest on the amount of prepaid principal only up to the date of the prepayment, instead of for a full month, resulting in prepayment interest shortfalls.  Any other recoveries of principal not accompanied by payment of interest amounts due on such recovered amounts for a full month will also result in prepayment interest shortfalls.  In addition, principal prepayments and recoveries will only be passed through to the holders of the notes once a month on the payment date which follows the prepayment period in which the prepayment and recoveries were received by the servicer.  The servicer is obligated to pay an amount, without any right of reimbursement, for those shortfalls in interest collections payable on the notes (net of the servicing fee) resulting from such prepayments or other recoveries of principal in an amount equal to the difference between the interest received by the servicer in connection with such prepayments and other recoveries of principal and thirty days’ interest on the amount of the prepayment or other recovery of principal.

If the servicer fails to make such payment or the shortfall exceeds the servicing fee payable to the servicer for any payment date, there will be fewer funds available for the distribution of interest on the notes.  Such shortfalls of interest, if they result in the inability of the issuing entity to pay the full amount of the current interest on the notes, will result in a reduction of the yield on your notes.

The yields to maturity on the offered notes are sensitive to mortgagor defaults and losses on the mortgage loans.

The yields to maturity (or to early termination) of the offered notes will depend on, among other things, the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases of mortgage loans due to breaches of representations and warranties) on the mortgage loans, as well as any optional purchase of mortgage loans.  The yield on the offered notes will also depend on the applicable pass-through rate (or interest calculation) and the purchase price for such offered notes.  Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the mortgage loans or by the obtaining of secondary financing by the related borrowers.  Prepayments are influenced by a number of factors, including prevailing mortgage market interest rates, solicitations by mortgage lenders to refinance, local and regional economic conditions and property owner mobility, as well as the rate at which defaulted mortgage loans are liquidated.

Delay in receipt of liquidation proceeds; liquidation proceeds may be less than the mortgage loan balance.

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans.  For example, there may be significant delays experienced in connection with foreclosure proceeds in certain states given the increased volume of delinquent loans, as well as other legislative or regulatory factors.  Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses for the mortgage loans may reduce the portion of liquidation proceeds payable on the notes.  If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

See “Risk Factors— Nature of Mortgages Could Adversely Affect Value of Properties” and “—Government Action May Affect Foreclosure” in the prospectus.

[A portion of the mortgage loans are secured by subordinate mortgages; in the event of a default, these mortgage loans are more likely to experience losses.

Approximately [__]% of the mortgage loans as of the cut-off date are secured by second-lien mortgages, which are subordinate to the rights of the holder of the related senior mortgages.  As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of the mortgage loan only to the extent that the claims, if any, of each related senior mortgagee are satisfied in full, including any related foreclosure costs.  In addition, a holder of a subordinate or junior mortgage loan may not foreclose on the mortgaged property securing such mortgage loan unless it either pays the entire amount of the senior mortgage loan to the senior mortgage lender at or prior to the foreclosure sale or undertakes the obligation to make payments on the senior mortgage loan in the event of a default under the senior mortgage loan.  The issuing entity will have no source of funds to satisfy any senior mortgage or make payments due to any senior mortgagee.

A prolonged decline in the residential real estate markets could adversely affect the values of the mortgaged properties and cause the outstanding principal balances of the second-lien mortgage loans, together with the senior mortgage loans secured by the same mortgaged properties, to equal or exceed the value of the mortgaged properties.  Such a decline would adversely affect the position of a second mortgagee before having the same effect on the related first mortgagee.  A rise in interest rates over a period of time and the general condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated.  If there is a reduction in value of the mortgaged property, the ratio of the amount of the mortgage loan to the value of the mortgaged property may increase over what it was at the time the mortgage loan was originated.  This type of increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the second-lien mortgage loan after satisfaction of any senior liens.

In circumstances when it has been determined to be uneconomical to foreclose on the mortgaged property, the servicer may write off the entire balance of such mortgage loan as a bad debt.  The foregoing considerations will be particularly applicable to mortgage loans secured by second-liens that have high original loan-to-value ratios because it is comparatively more likely that the servicer would determine foreclosure to be uneconomical in the case of such mortgage loans.  The rate of default of second-lien mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.

See “Risk Factors— Nature of Mortgages Could Adversely Affect Value of Properties” and “—Government Action May Affect Foreclosure” in the prospectus.]

[Reduced documentation mortgage loans risk.

Approximately [__]% of the mortgage loans were originated under programs that did not require full documentation of the borrower’s income and assets.  Borrowers under such mortgage loans may not actually have sufficient income or assets, or may have overstated their income or assets and, as a consequence, may be unable to make their monthly mortgage loan payments.  In addition, borrowers of mortgage loans originated under reduced documentation programs may be unable to refinance their loan or obtain a modification of their mortgage loan if the lender or servicer requires verified documentation, particularly in this environment of more stringent underwriting guidelines.  As a result, the mortgage loans which are reduced documentation mortgage loans may experience increased delinquency, foreclosure, bankruptcy and loss than other mortgage loans.]

[Silent second-lien risk.

Approximately [__]% of the mortgage loans are subject to a second-lien mortgage loan which may or may not be included in the assets of the issuing entity.  The weighted average loan-to-value ratio of such mortgage loans at origination is approximately [__]% and the weighted average combined loan-to-value ratio of such mortgage loans at origination (including the second-lien) is approximately [__]%.  With respect to such mortgage loans, foreclosure frequency may be increased relative to mortgage loans that were originated without a silent second-lien since mortgagors have less equity in the mortgaged property.  In addition, a default may be declared on the second-lien loan, even though the first lien is current, which would constitute a default on the first lien loan.  Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the originator or from any other lender.]

Credit scores mentioned in this prospectus supplement are not an indicator of future performance of borrowers.

Investors should be aware that credit scores are based on past payment history of the borrower.  Investors should not rely on credit scores as an indicator of future borrower performance.  See “The Mortgage Loan Pool— Credit Scores” in this prospectus supplement.

Delinquency status of the mortgage loans.

The current and historical delinquency disclosure included in this prospectus supplement regarding the mortgage loans utilizes the [“MBA Method”].  In addition, delinquency information included in reports to noteholders will use the [MBA Method].

[Under the MBA Method, a mortgage loan will be considered delinquent if the scheduled monthly payment has not been received by the end of the calendar day immediately preceding such mortgage loan’s next due date.  For example, a mortgage loan with a due date of December 1st, with no payment received by the close of business on December 31st, would be reported as delinquent in the January statement to noteholders.]

See “The Mortgage Loan Pool— General” in this prospectus supplement.

[Your yield may be subject to any negative amortization on the related mortgage loans.

The issuing entity may include mortgage loans that are negative amortization loans.  Generally, the interest rates on negative amortization loans adjust monthly but their monthly payments and amortization schedules adjust based on a different schedule (e.g., annually).  In addition, in many cases, the amount by which a monthly payment may be adjusted on an adjustment date may be limited and may not be sufficient to amortize fully the unpaid principal balance of a mortgage loan over its remaining term to maturity.  In addition, the initial interest rates on negative amortization loans may be lower than the sum of the indices applicable at origination and the related margins.

If the interest rates on negative amortization loans decrease prior to an adjustment in the monthly payment, a larger portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the related classes of securities to amortize more quickly.  Conversely, if the interest rates on negative amortization loans increase prior to an adjustment in the monthly payment, a smaller portion of the monthly payment will be applied to the unpaid principal balance of the loan, which may cause the related classes of securities to amortize more slowly.

In addition, each negative amortization loan will generally provide for the payment of any remaining unamortized principal balance (due to the addition of deferred interest, if any, to the principal balance of the loan) in a single payment at the maturity of such loan.  Because the related mortgagors may be required to make a larger single payment upon maturity, it is possible that the default risk associated with negative amortization loans is greater than that associated with fully amortizing mortgage loans.

See “Risk Factors— Your Yield May Be Subject to Any Negative Amortization on the Related Mortgage Loans” in the prospectus.]

Bankruptcy of borrowers may adversely affect payments on notes.

The application of federal and state laws, including bankruptcy and debtor relief laws, may interfere with or adversely affect the ability to realize on the properties, enforce deficiency judgments or pursue collection litigation with respect to defaulted loans.  As a consequence, borrowers who have defaulted on their mortgage loans and sought, or are considering seeking, relief under bankruptcy or debtor relief laws will have substantially less incentive to repay their mortgage loans.  As a result, these loans will likely experience more severe losses, which may be total losses and could therefore increase the risk that you will suffer losses.

See “Risk Factors— Proposed Bankruptcy Cram-Down Legislation in Congress May Adversely Affect the Performance or Market Value of Your Securities” in the prospectus.

Bankruptcy of other parties may adversely affect payments on notes.

The depositor intends to treat the transfer of the loans to the issuing entity as an absolute transfer and not as a secured lending arrangement.  In this event, the loans would not be part of the depositor’s bankruptcy estate if a bankruptcy occurred and would not be available to the depositor’s creditors.  If the depositor becomes insolvent, it is possible that the bankruptcy trustee or a creditor of the depositor may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans.  This position, if accepted by a court, could prevent timely distributions of amounts due on the notes and result in a reduction of payments on the notes.

If a bankruptcy or insolvency of the servicer occurs, the bankruptcy trustee or receiver may have the power to prevent the indenture trustee or the depositor from appointing a successor servicer.

In addition, federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize on its security.  See “Certain Legal Aspects of Residential Loans” in the prospectus.

Also, see “Risk Factors—Bankruptcy of the Depositor or a Sponsor May Delay or Reduce Collections on Loans” and “—Bankruptcy of the Master Servicer May Adversely Impact Servicing and May Delay or Reduce Payments to You” in the prospectus.

High loan-to-value ratios increase risk of loss.

Mortgage loans with higher loan-to-value ratios may present a greater risk of loss than mortgage loans with loan-to-value ratios of 80% or below.  Approximately [__]% of the mortgage loans had loan-to-value ratios at origination or, with respect to second-lien mortgage loans, combined loan-to-value ratios at origination, in excess of [__]% but not more than 100%.  Although approximately [__]% of the mortgage loans with original loan-to-value ratios of 80% or greater have primary mortgage insurance, we cannot assure you that the primary mortgage insurance coverage will be adequate to cover any losses that might be experienced by those mortgage loans.

Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties or the actual value of such mortgaged properties.

In addition, mortgage loans where a period of time has elapsed since their origination may have increased loan-to-value ratios due to a possible depreciation in the value of the related mortgaged properties over such period of time.

[Limitations on and exclusions from primary mortgage insurance coverage.

Approximately [__]%of the mortgage loans had original loan-to-value ratios greater than [__]%, calculated as described under “The Mortgage Loan Pool—General” in this prospectus supplement.  On the closing date, a loan-level primary mortgage insurance policy will be acquired from [______] on behalf of the issuing entity, providing initial insurance coverage for approximately [__]% of those mortgage loans with original loan-to-value ratios greater than [__]%.  However, this policy is subject to various limitations and exclusions.  As a result, coverage may be limited or denied on some mortgage loans.  In addition, since the amount of coverage depends on the loan-to-value ratio of the mortgaged property at origination of the mortgage loan, a decline in the value of the related mortgaged property will not result in increased coverage, and the issuing entity may still suffer a loss on a covered mortgage loan.  Accordingly, this policy will provide only limited protection against losses on the mortgage loans.  See “The Mortgage Loan Pool—Primary Mortgage Insurance” in this prospectus supplement.]

[Effect of creditworthiness of primary mortgage insurer on ratings of the LIBOR notes.

The ratings assigned to the LIBOR notes by the rating agencies will be based in part on the credit ratings assigned to [______], the insurer providing the primary mortgage insurance coverage.  The credit ratings assigned to the insurance company could be qualified, reduced or withdrawn at any time.  Any qualification, reduction or withdrawal of the ratings assigned to either of those insurance companies could result in reduction of the ratings assigned to the LIBOR notes, which could in turn affect the liquidity and market value of the LIBOR notes.  See “The Mortgage Loan Pool—Primary Mortgage Insurance” in this prospectus supplement.]

[Violation of various federal, state and local laws may result in losses on the mortgage loans.

There has been a continuing focus by state and federal banking regulatory agencies, state attorneys general offices, the Federal Trade Commission, the U.S. Department of Justice, the U.S. Department of Housing and Urban Development and state and local governmental authorities on certain lending practices by some companies in the mortgage loan industry, sometimes referred to as “predatory lending” practices.  Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower’s credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.

Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators.  In addition, certain federal laws, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

Violations of certain provisions of these federal, state and local laws may limit the ability of the servicer to collect all or part of the principal of, or interest on, the mortgage loans and in addition could subject the issuing entity to damages and administrative enforcement (including disgorgement of prior interest and fees paid).  In particular, an originator’s failure to comply with certain requirements of these federal and state laws could subject the issuing entity (and other assignees of the mortgage loans) to monetary penalties, and result in the obligors’ rescinding the mortgage loans against either the issuing entity or subsequent holders of the mortgage loans.

See “Risk Factors—Violations of Environmental Laws May Reduce Recoveries on Properties” and “—Violations of Federal Laws May Adversely Affect Ability to Collect on Loans” and “Certain Legal Aspects of Residential Loans” in the prospectus.

[______] will represent that each mortgage loan sold by it is in compliance with applicable federal and state laws and regulations.  In addition, [________] will represent that none of the mortgage loans sold by it is covered by the Home Ownership and Equity Protection Act of 1994 or is classified as a “high cost home,” “threshold,” “covered,” “high risk home,” “predatory” or similar loan under any other applicable federal, state or local law.  In the event of a breach of any of such representations, [_________] will be obligated to cure such breach or repurchase or replace the affected mortgage loan, in the manner and to the extent described in this prospectus supplement.]

The responsible party may not be able to repurchase defective mortgage loans.

[_______] will make various representations and warranties related to the mortgage loans.  Those representations are summarized in “Description of the Notes—Representations and Warranties Relating to the Mortgage Loans” in this prospectus supplement.

If [______] fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, then it would be required to repurchase or substitute for the defective mortgage loan.  It is possible that [_______] may not be capable of repurchasing or substituting any defective mortgage loans, for financial or other reasons.  The inability of [______] to repurchase or substitute for defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses.  As a result, shortfalls in the distributions due on the notes could occur.]

[IF THE MORTGAGE LOAN POOL CONTAINS A MATERIAL CONCENTRATION OF MORTGAGE LOANS ORIGINATED BY AN ORIGINATOR THAT IS KNOWN TO BE EXPERIENCING A MATERIAL DETERIORATION IN FINANCIAL PERFORMANCE DUE IN PART TO SUCH ORIGINATOR BEING REQUIRED TO REPURCHASE A SIGNIFICANT NUMBER OF MORTGAGE LOANS PURSUANT TO EARLY PAYMENT DEFAULT AND/OR REPRESENTATIONS AND WARRANTY PROVISIONS, A RISK FACTOR DISCUSSING SPECIFIC FACTS PERTAINING TO SUCH ORIGINATOR WILL BE ADDED HERE.]

Failure of servicer to perform may adversely affect payments on notes.

The amount and timing of distributions on the notes generally will be dependent on the ability of the servicer to perform its servicing obligations in an adequate and timely manner.  See “The Transfer and Servicing Agreement—Servicing” in this prospectus supplement.  If the servicer fails to perform its servicing obligations, this failure may result in the termination of the servicer.  That termination with its transfer of daily collection activities will likely increase the rates of delinquencies, defaults and losses on the mortgage loans.  As a result, shortfalls in the distributions due on your notes could occur.

If the servicer becomes subject to litigation relating to the mortgage loans, this may increase the costs of the servicer in servicing the mortgage loans.  In addition, if the servicer is subject to litigation, this may affect the ability of the servicer to effectively perform its obligations under the servicing agreement, even if such litigation is not related to a mortgage loan.

Delinquencies due to servicing transfers.

Mortgage loans serviced by the servicer may be transferred in the future to other servicers in accordance with the provisions of the applicable agreements as a result of, among other things, (1) the occurrence of unremedied events of default in servicer performance or [(2) the exercise by [__________] of its right (a) to terminate certain servicers without cause or (b) with respect to those mortgage loans serviced by [__________], to cause the transfer of servicing of certain mortgage loans which are delinquent ninety or more days to a special servicer].

Mortgage loans subject to servicing transfers may experience increased delays in payments until all of the mortgagors are informed of the transfer and the servicing mortgage files and records and all other relevant data has been obtained by the new servicer.

[The servicing fee may be insufficient to engage a replacement servicer.

To the extent that this prospectus supplement indicates that the fee payable to the servicer is based on a fee rate that is a percentage of the outstanding mortgage loan balances, no assurance can be made that such fee rate in the future will be sufficient to attract a replacement servicer to accept an appointment for the related notes.  In addition, to the extent the mortgage pool of any series has amortized significantly at the time that a replacement servicer is sought, the aggregate fee that would be payable to any such replacement may not be sufficient to attract a replacement servicer to accept an appointment for the notes.]

[The swap agreement and the interest rate cap agreements are subject to counterparty risk.

The assets of the issuing entity include an interest rate swap agreement that will require the swap provider to make certain payments for the benefit of the holders of the LIBOR notes and interest rate cap agreements that will require the cap provider to make certain payments for the benefit of the holders of the [Class M and Class B] notes.  To the extent that payments on the offered notes depend in part on payments to be received by the indenture trustee under the interest rate swap agreement and the cap agreement, the ability of the indenture trustee to make such payments on such classes of notes will be subject to the credit risk of the swap provider or cap provider, as applicable.]

[The credit rating of the swap provider could affect the rating of the LIBOR notes

[Barclays Bank PLC], the swap provider under the interest rate swap agreement, is rated “[___]” by Fitch Ratings, Inc., “[___]” by Standard & Poor’s Ratings Services, a Standard &Poor’s Financial Services LLC business, and “[___]” by Moody’s Investors Service, Inc. The ratings on the LIBOR notes are dependent in part upon the credit ratings of the swap provider.  If a credit rating of the swap provider is qualified, reduced or withdrawn and a substitute counterparty is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of the LIBOR notes may be qualified, reduced or withdrawn.  As a result, the value and marketability of the LIBOR notes may be adversely affected.  See “Description of the Notes—Interest Rate Swap Agreement” in this prospectus supplement.]

External events may increase the risk of loss on the mortgage loans.

In response to previously executed and threatened terrorist attacks in the United States and foreign countries, the United States has initiated military operations and has placed a substantial number of armed forces reservists and members of the National Guard on active duty status.  It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase.  To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty is a mortgagor of a mortgage loan in the issuing entity, the interest rate limitation of the Servicemembers Civil Relief Act and any comparable state law will apply.  Substantially all of the mortgage loans have mortgage interest rates which exceed such limitation, if applicable.  The servicer will not cover shortfalls in interest collections arising from the application of the Servicemembers Civil Relief Act or similar state laws.  This may result in interest shortfalls on the mortgage loans, which may result in shortfalls of interest on your notes.  None of the depositor, the underwriters, the owner trustee, the indenture trustee, the master servicer, the servicer, the responsible party or any other party has taken any action to determine whether any of the mortgage loans would be affected by such interest rate limitation.  See “Description of the Notes—Payments of Interest and Principal” in this prospectus supplement and “Certain Legal Aspects of Residential Loans—Servicemembers Civil Relief Act and the California Military and Veterans Code” in the prospectus.

Drug, RICO and money laundering violations could lead to property forfeitures.

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America.  The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws.  In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, did not know or was reasonably without cause to believe that the property was subject to forfeiture.  However, there is no assurance that such a defense would be successful.

See “Certain Legal Aspects of Residential Loans— Forfeiture for Drug, RICO and Money Laundering Violations” in the prospectus.

The notes are obligations of the issuing entity only.

The notes are obligations of the issuing entity only and will not represent an ownership interest in or obligation of the depositor, the sponsor, the underwriters, the master servicer, the responsible party, the indenture trustee or any of their respective affiliates.  Neither the offered notes nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or by the depositor, the sponsor, the underwriters, the master servicer, the responsible party, the indenture trustee or any of their respective affiliates.  Proceeds of the assets included in the issuing entity (including the interest rate cap agreements for the benefit of the [Class M and Class B] notes, the interest rate swap agreement and the [_________] primary mortgage insurance policy covering certain of the mortgage loans) will be the sole source of payments on the respective offered notes, and there will be no recourse to the depositor, the sponsor, the underwriters, the master servicer, the responsible party, the indenture trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided to the offered notes.

The ratings on your notes could be reduced or withdrawn.

Each rating agency rating the offered notes may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change.  No person is obligated to maintain the ratings at their initial levels.  If a rating agency qualifies, reduces or withdraws its rating on one or more classes of the offered notes, the liquidity and market value of the affected notes is likely to be reduced.

See “Risk Factors—Ratings of the Securities are Limited and May be Withdrawn or Lowered” in the prospectus.

Offered notes may not be suitable investments.

The offered notes are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date.  The offered notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

The sponsor and its affiliates may have many mortgage-related interests.

The sponsor and its respective affiliates may from time to time have economic interests in the performance of residential mortgage loans or RMBS that may include holding, buying or selling residual interests in securitized pools of loans, various classes of RMBS that differ in entitlement to cash flow and allocation of losses, interests in the form of derivatives such as credit default swaps, or long or short positions with respect to RMBS or indices that track the performance of certain RMBS.  The interests of the sponsor or any such affiliates in any of their various capacities may not be aligned with the interests of noteholders.

Combination or “layering” of multiple risk factors may significantly increase your risk of loss.

Although the various risks discussed in this prospectus supplement and in the accompanying prospectus are generally described separately, you should consider the potential effects on your investment in the notes of the interplay of multiple risk factors.  Where more than one significant risk factor is present, the risk of loss to you may be significantly increased.

THE MORTGAGE LOAN POOL

The statistical information presented in this prospectus supplement concerning the mortgage loans is based on the scheduled principal balances of the mortgage loans as of the cut-off date, which is [______] [__], [20__].  Unless otherwise indicated in this prospectus supplement, the information regarding the mortgage loans set forth in this prospectus supplement that is based on the principal balance of the mortgage loans as of the cut-off date assumes the timely receipt of principal scheduled to be paid on the mortgage loans on or prior to the cut-off date, with the exception of the delinquencies referred to under “—General” below.  It is possible that principal prepayments in part or in full may occur between the cut-off date and the closing date.  Moreover, certain mortgage loans included in the mortgage loan pool as of the cut-off date may not be included in the final mortgage loan pool due to prepayments in full, or as a result of not meeting the eligibility requirements for the final mortgage loan pool, and certain other mortgage loans may be included in the final mortgage loan pool.  As a result of the foregoing, the statistical distribution of characteristics as of the cut-off date and as of the closing date for the final mortgage loan pool may vary somewhat from the statistical distribution of such characteristics as of the cut-off date as presented in this prospectus supplement, although such variance should not be material.  In addition, the final mortgage loan pool may vary plus or minus [__] % from the cut-off pool of mortgage loans described in this prospectus supplement.

General

The assets of the issuing entity will primarily consist of approximately [__] conventional, adjustable- and fixed-rate, fully-amortizing, first- and second-lien residential mortgage loans with original terms to maturity from the first scheduled payment due date of not more than [__]years, having an aggregate scheduled principal balance of approximately $[__] as of the cut-off date.  The mortgage loans in the issuing entity were acquired by the sponsor from [____].

The depositor will transfer the mortgage loans to the issuing entity pursuant to the trust agreement in exchange for the notes and the Residual Interest Certificates.  The owner trust will be entitled to all payments of principal and interest in respect of the mortgage loans due after the cut-off date.

The mortgage loans were originated or acquired generally in accordance with the underwriting guidelines described in this prospectus supplement.  See “—Underwriting Guidelines” below.  Because, in general, such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard.

Approximately [__] (or approximately [__]%) of the mortgage loans in the issuing entity are fixed-rate mortgage loans and approximately [__]  (or approximately [__]%) are adjustable-rate mortgage loans, as described in more detail under “—Adjustable-Rate Mortgage Loans” below.  Interest on the mortgage loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

Approximately [__]% of the mortgage loans in the mortgage pool have been originated generally in accordance with the Underwriting Standards.  [Disclosure of types of exceptions to the Underwriting Standards and statistical data regarding the exceptions to the extent material].  The Underwriting Standards are applied in accordance with applicable federal and state laws and regulations.

All of the mortgage loans are secured by first or second mortgages, deeds of issuing entity or similar security instruments creating first liens or second-liens on residential properties consisting of one-to-four family dwelling units, townhouses, individual condominium units or individual units in planned unit developments and cooperative units.

Pursuant to its terms, each mortgage loan, other than a mortgage loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount of that mortgage loan or the replacement value of the improvements on the related mortgaged property.

Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.

Approximately [__]% of the mortgage loans had original loan-to-value ratios at origination greater than 80% at origination, or with respect to second  lien mortgage loans, combined loan-to-value ratios at origination, in excess of 80%.  The “loan-to-value ratio” of a mortgage loan at any time is defined generally as the ratio of the principal balance of such mortgage loan at the date of determination to (a) in the case of a purchase, the least of the sale price of the mortgaged property, its appraised value at the time of sale and its appraisal review value or (b) in the case of a refinancing or modification, the lesser of the appraised value of the mortgaged property at the time of the refinancing or modification and its appraisal review value.

The “combined loan-to-value ratio” of a mortgage loan at any time is defined generally as the ratio of the principal balance of the second-lien mortgage loan, together with the outstanding balance of the related first-lien mortgage loan, at the date of determination to (a) in the case of a purchase, the least of the sale price of the mortgaged property, its appraised value at the time of sale and its appraisal review value or (b) in the case of a refinancing or modification, the lesser of the appraised value of the mortgaged property at the time of the refinancing or modification and its appraisal review value.

The “combined effective loan-to-value ratio” of a mortgage loan at any time is defined generally as the ratio of the principal balance of the second-lien mortgage loan, together with the outstanding balance of the related first-lien mortgage loan, less initial primary mortgage insurance coverage through the [PMI insurer] (if any) at the date of determination to (a) in the case of a purchase, the least of the sale price of the mortgaged property, its appraised value at the time of sale and its appraisal review value or (b) in the case of a refinancing or modification, the lesser of the appraised value of the mortgaged property at the time of the refinancing or modification and its appraisal review value.

None of the mortgage loans are covered by existing primary mortgage insurance policies.  [With respect to first-lien mortgage loans representing approximately [__]% of the mortgage loans with original loan-to-value ratios at origination (or with respect to second-lien mortgage loans, combined loan-to-value ratios at origination) in excess of 60% (the “60+ LTV Loans”), [initial primary mortgage insurance coverage through the PMI insurer will be acquired, as described under “—Primary Mortgage Insurance” in this prospectus supplement.]

[As of the cut-off date, [__] (or approximately [__]%) of the mortgage loans were [__] to [__] days Delinquent  with respect to their scheduled monthly payments.  “Delinquent,” with respect to any mortgage loan, means any scheduled payments that are delinquent as calculated in accordance with the MBA method (i.e., actual day count past due).

[All of the mortgage loans are fully amortizing.]

Prepayment Premiums

Approximately [__]% of the mortgage loans provide for payment by the borrower of a prepayment premium or charge (each, a “Prepayment Premium”) in connection with certain full or partial prepayments of principal.  Generally, each such mortgage loan provides for payment of a Prepayment

Premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, ranging from one to three years from the date of origination of such mortgage loan, or the penalty period, as described in this prospectus supplement.  The amount of the applicable Prepayment Premium, to the extent permitted under applicable federal or state law, is as provided in the related mortgage note.  No mortgage loan imposes a Prepayment Premium for a term in excess of 3 years.  Prepayment Premiums collected from borrowers will be paid to the holders of the [Class P] certificates and will not be available for payment to any other securities issued by the trust.

The servicer may waive (or permit a subservicer to waive) a Prepayment Premium in accordance with the servicing agreement if such waiver would, in the servicer’s judgment, maximize recoveries on the related mortgage loan or the Prepayment Premium is not permitted to be collected under applicable law or sufficient information is not available to enable the servicer to collect the Prepayment Premium.

Adjustable-rate Mortgage Loans

[All] of the adjustable-rate mortgage loans provide for semi-annual adjustment of the related mortgage rate based on the [Six-Month LIBOR Loan Index (as described below under “—The Index”)] as specified in the related mortgage note, and for corresponding adjustments to the monthly payment amount, in each case on each applicable adjustment date (each such date, an “Adjustment Date”).

The first adjustment of the interest rates for approximately [__]% of the adjustable-rate mortgage loans will occur after an initial period of approximately two years following origination (the “[__] Adjustable-rate Mortgage Loans”), or in the case of approximately [__]% of the adjustable-rate mortgage loans, approximately three years following origination (the “[__] Adjustable-rate Mortgage Loans”), or in the case of approximately [__]% of the adjustable-rate mortgage loans, approximately five years following origination (the “[__] Adjustable-rate Mortgage Loans”).  Approximately [__]% of the adjustable-rate mortgage loans are interest-only loans for the first two years and have their first adjustment of interest rates after an initial period of approximately two years (the “[__] 2-Year Interest-Only Loans”), approximately [__]% of the adjustable-rate mortgage loans are interest-only loans for the first five years and have their first adjustment of interest rates after an initial period of approximately two years (the “[__] 5-Year Interest-Only Loans”), approximately [__]% of the adjustable-rate mortgage loans are interest-only mortgage loans for the first three years and have their first adjustment of interest rates after an initial period of approximately three years (the “[__] 3-Year Interest-Only Loans”) and approximately [__]% of the adjustable-rate mortgage loans are interest-only mortgage loans for the first five years and have their first adjustment of interest rates after an initial period of approximately three years (the “[__] 5-Year Interest-Only Loans”).  On each Adjustment Date for an adjustable-rate mortgage loan, the mortgage rate will be adjusted to equal the sum, rounded generally to the nearest multiple of [__]% of the Loan Index and a fixed percentage amount (the “Gross Margin”), provided, that, all the mortgage rates on each such adjustable-rate mortgage loan will not increase or decrease by more than a fixed percentage of [__]%, as specified in the related mortgage note (the “Periodic Cap”) on any related Adjustment Date, except in the case of the first such Adjustment Date, and will not exceed a specified maximum mortgage rate over the life of such mortgage loan (the “Maximum Rate”) or be less than a specified minimum mortgage rate over the life of such mortgage loan (the “Minimum Rate”).  The mortgage rate will not increase or decrease on the first Adjustment Date by more than a fixed percentage specified in the related mortgage note (the “Initial Cap”); the Initial Cap is [__]% for each of the adjustable-rate mortgage loans.  Effective with the first monthly payment due on each adjustable-rate mortgage loan after each related Adjustment Date, or following the interest-only period in the case of the interest-only loans, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related mortgage loan over its remaining term, and pay interest at the mortgage rate as so adjusted.  Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the mortgage rate on each such adjustable-rate mortgage loan, as adjusted on any related Adjustment Date, may be less than the sum of the Loan Index and the related Gross Margin, rounded as described in this prospectus supplement.  See “—The Index” below.  The adjustable-rate mortgage loans generally do not permit the related borrowers to convert their adjustable mortgage rate to a fixed mortgage rate.

The Index

With respect to [all] of the adjustable-rate mortgage loans, the Loan Index used in determining the related mortgage rates is the average of the interbank offered rates for [six-month United States dollar deposits in the London market, calculated as provided in the related mortgage note (the “Six-Month LIBOR Loan Index”)], as most recently available either as of (1) the first business day occurring in a specified period of time prior to such Adjustment Date, (2) the first business day of the month preceding the month of such Adjustment Date or (3) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related mortgage note.  In the event that the Loan Index becomes unavailable or otherwise unpublished, the servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

[Primary Mortgage Insurance

Approximately [__]% of the mortgage loans are 60+ LTV Loans.  See “The Mortgage Loan Pool—General” in this prospectus supplement.  None of the mortgage loans are covered by existing primary mortgage insurance policies.  A loan level primary mortgage insurance policy will be acquired on or prior to the closing date with respect to first-lien mortgage loans representing approximately [__]% of the 60+ LTV Loans with [________] (the “PMI Insurer”).

The following is a brief description of the PMI Insurer and the primary mortgage insurance policy (such policy, together with the related commitment letter, the “PMI Policy”).

The PMI Policy.  The PMI Policy covers approximately [__]% of the 60+ LTV Loans.  The PMI Policy will insure against default (subject to certain exclusions from coverage) under each covered mortgage loan in an amount equal to a percentage of the unpaid principal balance of the mortgage loan equal to 100% minus a fraction, expressed as a percentage, equal to (x) 60% over (y) the loan-to-value ratio of the mortgage loan at origination, minus any existing primary mortgage insurance coverage.

The PMI Policy only covers first-lien mortgage loans that meet certain underwriting criteria.  The PMI Policy is required to remain in force with respect to each covered mortgage loan until (i) the principal balance of such mortgage loan is paid in full or liquidated, (ii) optional termination of the issuing entity occurs or (iii) any other event specified in the PMI Policy occurs that allows for the termination of such PMI Policy by the PMI Insurer.  Such events include, but are not limited to, failure to pay the premium under the PMI Policy when due or to comply with any condition as required by the PMI Policy.  No coverage of any mortgage loan under that policy is required where prohibited by applicable law.

The PMI Policy generally requires that delinquencies on any covered mortgage loan must be reported to the PMI Insurer with 15 days after such loan is three months in default, and appropriate proceedings to the obtain title to the property securing the covered mortgage loan must be commenced within six-months of default.  The PMI Policy contains provisions substantially as follows:  (i) for the insured to present a claim, the insured must have acquired and tendered to the PMI Insurer good and merchantable title to the property securing the covered mortgage loan, free and clear of all liens and encumbrances, including, but not limited to, any right of redemption by the mortgagor, unless such acquisition of good and merchantable title is excused under the terms of the PMI Policy; (ii) a claim generally includes unpaid principal, accrued interest to the date the claim is submitted to the PMI Insurer by the insured, and certain expenses; (iii) when a claim is presented, the PMI Insurer will have the option of either (A) paying the claim in full and taking title to the property securing the covered mortgage loan or (B) paying the insured percentage of the claim with the insured retaining title to the property securing the covered mortgage loan; (iv) claims generally must be filed within 60 days after the insured has acquired good and merchantable title to the property securing the covered mortgage loan; and (v) a claim generally must be paid within 60 days after the claim is filed by the insured.

Unless approved in writing by the PMI Insurer, the servicer on behalf of the insured under the PMI Policy may not make any change in the terms of the covered mortgage loan, including the borrowed amount, interest rate, term or amortization schedule of the covered mortgage loan; nor make any change in the property or other collateral securing the covered mortgage loan; nor release any mortgagor under the covered mortgage loan from liability.  If a covered mortgage loan is assumed with the servicer on behalf of the insured’s approval, then the PMI Insurer’s liability for coverage generally will terminate as of the date of such assumption, unless the PMI Insurer approves the assumption in writing.

The PMI Policy specifically excludes coverage of:  (i) any claim resulting for a default existing at the inception of coverage or occurring after lapse or cancellation of coverage; (ii) any claim, if the mortgage, deed of issuing entity or other similar instrument did not provide the servicer on behalf of the insured at origination with a first lien on the property securing the covered mortgage loan; and (iii) certain claims involving or arising out of any breach by the insured of its representations and warranties under, or its failure to comply it with the terms of, the PMI Policy.

In issuing the PMI Policy, the PMI Insurer has relied upon certain information and data regarding the mortgage loans furnished to it by the responsible party.  The PMI Policy will not insure against a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in origination or servicing of the mortgage loan, including, but not limited to, misrepresentation by the borrower, lender or other persons involved in the origination of such mortgage loan or the application for insurance; (ii) failure to construct a property securing a mortgage loan in accordance with specified plans or (iii) physical damage to a property securing a mortgage loan.

The preceding description of the PMI Policy is only a brief summary of the provisions, terms and conditions of the PMI Policy.  For a more complete description of these provisions, terms and conditions, reference is made to the PMI Policy, a copy of which is available upon request from the indenture trustee and which will be exhibits to the servicing agreement to be filed with the Securities and Exchange Commission.

The premiums payable to the PMI Insurer (including any state and local taxes on those premiums) (the “PMI Insurance Premiums”) for coverage of each insured mortgage loan will be paid by the servicer from interest collections on the mortgage loans as described under “Description of the Notes—Payments of Interest and Principal.”  These premiums are calculated as the per annum fee rate equal to [__]% (including any state and local taxes on those premiums) (the “Insurance Fee Rate”) applied to the scheduled principal balance of each mortgage loan insured under such PMI Policy.]

Junior Liens

Approximately [__]% of the mortgage loans are secured by second-liens on the related mortgaged properties.  The range of combined loan-to-value ratios at origination of these second-lien mortgage loans is approximately [____]% to [____]%, and the weighted average combined loan-to-value ratio at origination of these second-lien mortgage loans is approximately [__]%.  The range of credit scores at origination of these second-lien mortgage loans is approximately [__] to [__] and the weighted average credit score at origination of these second-lien mortgage loans is approximately [__].

Underwriting Guidelines

The following is a brief description of ______________’s underwriting guidelines as they are currently in effect.  The underwriting guidelines are revised continuously based on opportunities and prevailing conditions in the nonconforming credit residential mortgage market, as well as in the expected market for securities backed by these loans.  _________ has informed the depositor that it believes that the underwriting guidelines are consistent with standards generally used by lenders in the business of making loans based on non-conforming credits.

[DISCLOSURE OF APPLICABLE UNDERWRITING CRITERIA, INCLUDING DISCLOSURE PROVIDED BY THE ORIGINATOR REGARDING TYPES OF EXCEPTIONS TO UNDERWRITING GUIDELINES AND STATISTICAL DATA REGARDING THE EXCEPTIONS TO THE EXTENT MATERIAL, TO BE PROVIDED.]

Exceptions to the Underwriting Guidelines

Exceptions to underwriting guidelines must be reviewed and approved by [TITLE OF REVIEWING OFFICER], and must be documented and maintained in the related credit file.  Exceptions may be based on compensating or mitigating factors or may reflect pending underwriting guideline changes that have been approved but not yet released.  Exceptions with respect to the mortgage loans included in the mortgage pool are detailed in this prospectus supplement.

[INCLUDE DISCLOSURE REQUIRED BY ITEM 1110(b) OF REGULATION AB FOR ANY CORRESPONDENT OR OTHER THIRD-PARTY ORIGINATOR THAT ORIGINATED 20% OR MORE OF THE MORTGAGE LOANS IN THE MORTGAGE POOL]

The Mortgage Loans

The mortgage loans are expected to have the following approximate characteristics as of the cut-off date:

Principal balance of mortgage loans	$[__]
Principal balance of fixed-rate mortgage loans	$[__]
Principal balance of adjustable-rate mortgage loans	$[__]
Mortgage Rates:
Weighted average	[__]%
Range	[__]% to [__]%
Margin:
Weighted average of the adjustable-rate mortgage loans	[__]%
Range	[__]% to [__]%
Weighted average months to roll of adjustable-rate mortgage loans (in months)	[__]
Weighted average remaining term to maturity (in months)	[__]
Weighted average remaining interest-only term of interest-only loans (in months)	[__]

[Include statistical data regarding exceptions to underwriting standards.]

[The scheduled principal balances of the mortgage loans range from approximately $[__] to approximately $[__].  The mortgage loans had an average scheduled principal balance of approximately $[__].

The weighted average loan-to-value ratio (or with respect to second-lien mortgage loans, the combined loan-to-value ratio) at origination of the mortgage loans is approximately [__]% and approximately [__]% of the mortgage loans have loan-to-value ratios (or with respect to second-lien mortgage loans, combined loan-to-value ratios) at origination exceeding 80%.

[First-lien mortgage loans representing approximately [__]% of the mortgage loans that are 60+ LTV Loans are covered by the PMI Policy.]

Approximately [__]% of the mortgage loans are secured by first liens.  Approximately [__]% of the mortgage loans are secured by second-liens.

No more than approximately [__]% of the mortgage loans are secured by mortgaged properties located in any one zip code area.

The responsible party will represent that:

•
none of the mortgage loans sold by it is (a) covered by the Home Ownership and Equity Protection Act of 1994 or (b) classified as a “high cost home,” “threshold,” “covered,” “high risk home” or “predatory” or similar loan under any other applicable federal, state or local law;

•	none of the mortgage loans had a prepayment penalty period at origination in excess of three years;

•	none of the mortgage loans originated on or after October 1, 2002 and on or prior to March 6, 2003 is governed by the Georgia Fair Lending Act; and

•	in connection with the origination of the mortgage loans, no proceeds from a mortgage loan were used to finance a single-premium credit life insurance policy.]

See “Description of the Notes—Representations and Warranties Relating to the Mortgage Loans” in this prospectus supplement.

The tables on Schedule A attached to this prospectus supplement set forth certain statistical information with respect to the mortgage loans as of the cut-off date.  Due to rounding, the percentages shown may not precisely total 100.00%.

Credit Scores

Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower’s creditworthiness (the “Credit Scores”).  Credit Scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default.  The Credit Score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.  Credit Scores range from approximately [__] to approximately [__], with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score.  Lenders have varying ways of analyzing Credit Scores and, as a result, the analysis of Credit Scores across the industry is not consistent.  In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan.  Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history.  Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower.  There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

The tables on Schedule A attached to this prospectus supplement set forth certain information as to the Credit Scores of the related mortgagors obtained in connection with the origination of each mortgage loan.

THE MASTER SERVICER

General

The master servicer will act as master servicer of the mortgage loans in accordance with the transfer and servicing agreement.  The master servicer’s obligations with respect to the mortgage loans are limited to its contractual servicing obligations.  The master servicer will not be ultimately responsible for the servicing of the mortgage loans except to the limited extent described under “The Transfer and Servicing Agreement— Servicing” in this prospectus supplement, and will not be responsible for the supervision of loss mitigation functions, including collection efforts with respect to defaulted mortgage loans, workouts, discounted payoffs, foreclosure, and disposition of REO Property.  However, if the master servicer becomes aware that the servicer is not fulfilling its obligations under the servicing agreement with respect to these matters, the master servicer will be obligated to terminate the servicer and, within 90 days of such termination, appoint a successor servicer that satisfies the eligibility requirements set forth in the servicing agreement.  Following termination of the servicer and prior to the appointment of a successor servicer, the master servicer will assume the obligation to make P&I Advances.

The information contained in this prospectus supplement with regard to [__________], the master servicer, has been provided by the master servicer.

[TO BE UPDATED WITH MASTER SERVICER’S INFORMATION, INCLUDING INFORMATION REQUIRED BY REGULATION AB, ITEMS 1108, 1117 AND 1119.]

THE SERVICER

General

The servicer will service the mortgage loans, directly or through subservicers under the supervision of the master servicer, to the extent provided in the transfer and servicing agreement and consistent with the servicing agreement.

The information contained in this prospectus supplement with regard to [__________], the servicer, has been provided by the servicer.

[TO BE UPDATED WITH SERVICER’S INFORMATION, INCLUDING INFORMATION REQUIRED BY REGULATION AB, ITEMS 1108, 1117 AND 1119, AND A DESCRIPTION OF THE SERVICER MODIFICATION HISTORY/PROGRAM.]

THE SPONSOR

The sponsor is Barclays Bank PLC, incorporated in 1925 as a public limited company registered in England and Wales, No. 1026167, authorized by the Prudential Regulation Authority and regulated by the United Kingdom’s Financial Conduct Authority and the Prudential Regulation Authority (Financial Services Register No. 122702) (“Barclays”).  Barclays is the parent of the depositor and holds 100% of the issued ordinary shares of Barclays Group US Inc., which in turn holds 100% of the issued ordinary shares of Barclays Capital Inc. Barclays is a wholly-owned subsidiary of Barclays PLC.  The registered head office of Barclays is located at 1 Churchill Place, London, E14 5HP.  Barclays maintains a branch office at 745 Seventh Avenue, New York, New York 10019 and its telephone number is (212) 412-4000.  See “The Sponsor” in the prospectus for more information regarding Barclays Bank PLC.

[During the period __________ to __________ [insert either (a) for prospectus supplements filed on or after [DATE], 20__ but prior to [DATE], 20__, the period representing the most recent 8 calendar quarters ending at least 45 days prior to the date of filing of the prospectus supplement or (b) for prospectus supplements filed on or after [DATE], 20__, the period representing the most recent 12 calendar quarters ending at least 45 days prior to the date of filing of the prospectus supplement], [no] mortgage loans securitized by the sponsor were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets contained in the related underlying transaction documents, or any related activity, for all asset-backed securities held by non-affiliates of the sponsor during such calendar year. The most recent Form ABS-15G was filed by the sponsor on [_________]. The sponsor’s CIK number is [__________].]

 [TO BE UPDATED AS NECESSARY TO INCLUDE INFORMATION REQUIRED BY REGULATION AB, ITEMS 1117 AND 1119.]

PRE-OFFERING REVIEW OF THE MORTGAGE LOANS

Introduction

The sponsor, prior to including the mortgage loans in the mortgage pool, conducted a review of the mortgage loans that was designed and effected to provide reasonable assurance that the disclosure regarding the mortgage pool in this prospectus supplement is accurate in all material respects. In conducting the review, the sponsor engaged third parties to assist it with certain elements of the review. The review conducted by the sponsor, including the portions of the review conducted with the assistance of the third parties, is referred to herein as the “sponsor’s pre-offering review.” The sponsor determined the nature, extent and timing of the sponsor’s pre-offering review and the level of assistance provided by any third party. The sponsor does not attribute any of the findings and conclusions of the sponsor’s pre-offering review to any of the third parties. The review conducted with the assistance of third parties was conducted with respect to 100% of the mortgage loans included in the final mortgage pool. The results of the reviews prepared by the third parties were shared with the underwriter. The underwriter reviewed these findings in connection with its preparation for the offering of the offered certificates.

The sponsor’s pre-offering review does provide the sponsor with reasonable assurance that the disclosure regarding the mortgage pool in this prospectus supplement is accurate in all material respects.

[The sponsor’s pre-offering review included a credit and compliance component, and a component consisting of a review of the independent appraisals of the mortgaged properties obtained by the originators in connection with the origination of the mortgage loans (referred to herein as the “original appraisals”), as more fully described below.]

[The sponsor’s pre-offering review also included a component consisting of procedures designed to verify the sponsor’s data regarding the characteristics of the mortgage loans, which data were used to generate the numerical information about the mortgage pool included in this prospectus supplement. In addition, the review included the recalculation by a third party of numerical disclosures regarding the mortgage loans selected by the sponsor and appearing in this prospectus supplement.]

[See “—Limitations of the Pre-offering Review Process” below and “Risk Factors—Pre-offering Review of the Mortgage Loans Underlying the Certificates May Not Reveal All Aspects of the Mortgage Loans Which Could Lead to Losses” for additional information regarding the sponsor’s pre-offering review.

Credit and Compliance Component of Sponsor’s Pre-Offering Review

[Describe nature of review and findings]

Appraisal Component of Sponsor’s Pre-Offering Review

[Describe nature of review and findings]

Mortgage Loan Characteristics Component of Sponsor’s Pre-Offering Review

[Describe nature of review and findings]

Limitations of the Pre-offering Review Process

As stated above, the sponsor’s pre-offering review does provide the sponsor with reasonable assurance that the disclosure regarding the mortgage pool in this prospectus supplement is accurate in all material respects. The procedures conducted as part of the sponsor’s pre-offering review were also intended to discover possible defects in the mortgage loans reviewed. However, these procedures did not constitute a complete re-underwriting of the loans, and were not designed or intended to discover every possible defect. In conducting these procedures, the third parties relied on available information and resources (which were limited and which, in most cases, were not independently verified). Accordingly, it is possible that the mortgage loans may have characteristics that were not discovered, noted or analyzed as part of the pre-offering review, that could affect the future performance of the mortgage loans.

Investors are encouraged to make their own determination as to the extent to which they place reliance on the loan review procedures carried out as part of the sponsor’s pre-offering review.

STATIC POOL INFORMATION

Information concerning fixed- and adjustable-rate mortgage loans purchased by Barclays and that are secured by first- or second-lien mortgages or deeds of trust in residential real properties is attached as Annex V.  For each of these securitizations, Annex V includes summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each payment date by securitization, since the applicable securitization closing date.  Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the issuing entity that will issue the notes offered by this prospectus supplement.  These mortgage loans were acquired by the sponsor from different mortgage loans sellers under various underwriting guidelines and subjected to due diligence review standards and tolerances which may have changed over time.  The characteristics of the mortgage loans acquired by the sponsor in a given period varies from each other as well as from the mortgage loans to be included in the issuing entity that will issue the notes offered by this prospectus supplement.  In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor’s control, such as housing prices and market interest rates.  Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the issuing entity related to this offering.

THE DEPOSITOR

BCAP LLC, the depositor, is a Delaware limited liability company.  The depositor is a direct, wholly-owned subsidiary of Barclays.  The depositor will not have any business operations other than securitizing mortgage assets , other consumer assets and related activities.  See “The Depositor” in the prospectus for more information regarding BCAP LLC.

[TO BE UPDATED AS NECESSARY TO INCLUDE INFORMATION REQUIRED BY REGULATION AB, ITEMS 1117 AND 1119.]

THE ISSUING ENTITY

BCAP LLC Trust 20[__]-[_], the issuing entity, is a special purpose statutory trust organized under the laws of the state of Delaware.  The sole purpose of the Issuer is to engage in the following activities:

(i) to issue the LIBOR notes pursuant to the Indenture,

(ii) to issue the Residual Interest Certificates pursuant to the trust agreement,

(iii) on the closing date, to acquire the mortgage loans,

(iv) to enter into and perform its obligations under any applicable transaction documents, including the transfer and servicing agreement, the trust agreement, the indenture, the servicing agreement, the administration agreement, the interest rate swap agreement and the interest rate cap agreement, and to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith, and

(v) to engage in such other activities as may be appropriate in connection with conservation of the trust estate and the making of payments to securityholders.

THE OWNER TRUSTEE

The owner trustee will be charged with the duties set forth in the trust agreement in connection with the issuance of the securities, acquisition of the mortgage loans, conservation of the trust estate and distributions to owners of the Residual Interest Certificates under and in accordance with the trust agreement.

The information contained in this prospectus supplement with regard to [__________], the owner trustee, has been provided by the owner trustee.

[TO BE UPDATED AS NECESSARY TO INCLUDE INFORMATION REQUIRED BY REGULATION AB, ITEM 1117.]

THE INDENTURE TRUSTEE

The indenture trustee will be charged with the duties set forth in the indenture in connection with the issuance of the notes, conservation of the trust estate pledged to secure the notes and distributions to noteholders under and in accordance with the indenture.

The indenture trustee may also act as administrator with respect to the trust.  The administrator will agree to provide certain administrative services as provided in the administration agreement.

The information contained in this prospectus supplement with regard to [__________], the indenture trustee [and the administrator], has been provided by [__________].

[TO BE UPDATED AS NECESSARY TO INCLUDE INFORMATION REQUIRED BY REGULATION AB, ITEM 1117.]

[THE INTEREST RATE CAP AND SWAP COUNTERPARTY

The interest rate cap agreements and the swap agreement will be provided by [_________].

[INSERT DESCRIPTION OF THE APPLICABLE COUNTERPARTY, INCLUDING INFORMATION REQUIRED BY REGULATION AB, ITEM 1115]

DESCRIPTION OF THE NOTES

General

On the closing date, the issuing entity will be created and the depositor will cause the issuing entity to issue the notes pursuant to the indenture.  The notes will represent obligations of the trust and will be secured by the assets of the trust.  The notes will be issued in [_____] classes, the [Class A, Class M and Class B] notes.  The issuing entity will also issue the Residual Interest Certificates evidencing the ownership interest in the issuing entity pursuant to the trust agreement.  The Residual Interest Certificates are not being offered through this prospectus supplement or the accompanying prospectus.  Only the [Class A, Class M and Class B] notes, collectively, the “Offered Notes,” will be offered under this prospectus supplement.  The Offered Notes will also be referred to as the “LIBOR notes” in this prospectus supplement.  The assets of the trust will consist of:

•	the mortgage loans, together with the related mortgage files and all related collections and proceeds due and collected after the cut-off date;

•	such assets as from time to time are identified as REO Property and related collections and proceeds;

•	assets that are deposited in the accounts, and invested in accordance with the transfer and servicing agreement or the indenture, as applicable;

•	[an interest rate swap agreement;] and

•	[two interest rate cap agreements for the benefit of the Class M and Class B notes, respectively; and].

The LIBOR notes will be issued and available only in book-entry form, in denominations of $[___] initial principal balance and integral multiples of $1 in excess of $[_____], except that one note of each class may be issued in an amount greater or less than $[_____].  For information regarding the issuance of securities in book-entry form, see “Description of the Securities—Book-entry Registration” in the prospectus.

Voting rights will be allocated among holders of the LIBOR notes in proportion to the Class Note Balances of their respective certificates on such date, except that the Residual Interest Certificates will be allocated [__]% of the voting rights.  [The Residual Interest Certificates will initially be held by Barclays.]

The chart on the following page illustrates generally the payment priorities and subordination features applicable to the Offered Notes.  [FLOW OF FUNDS DIAGRAM WILL CONFORM TO THE TRANSACTION STRUCTURE FOR EACH PARTICULAR TRANSACTION.]

Book-entry Registration

The LIBOR notes are sometimes referred to in this prospectus supplement as “Book-entry Securities.” No person acquiring an interest in the book-entry securities will be entitled to receive a definitive security representing an obligation of the issuing entity, except under the limited circumstances described in this prospectus supplement and in the accompanying prospectus.  Each Class of Book-entry Securities will be represented by one or more notes registered in the name of the nominee of DTC.  The LIBOR notes will be issued in minimum and integral multiples as specified in the table on page S-[__].  With respect to initial European investors only, the Underwriter will only sell Offered Notes in minimum total investment amounts of $100,000.  Each Residual Interest Certificate will be issued as a single certificate and maintained as Definitive Securities, representing the entire Percentage Interest in that Class.

Beneficial owners may elect to hold their interests through DTC, in the United States, or Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, in Europe.  Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system.  Although DTC, Clearstream and Euroclear have agreed to their respective procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

See “Description of the Securities—Book-entry Registration of Securities” in the prospectus.

See also the attached Annex I for certain information regarding U.S. federal income tax documentation requirements for investors holding notes through Clearstream or Euroclear (or through DTC if the holder has an address outside the United States).

Definitive Securities

The LIBOR notes, which will be issued initially as book-entry securities, will be converted to definitive securities and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only if (a) DTC or the depositor advises the indenture trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the book-entry securities and the indenture trustee or the depositor is unable to locate a qualified successor or (b) the depositor, at its option (but with the indenture trustee’s consent), notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the DTC participants holding beneficial interests in the securities agree to initiate such termination.

Upon the occurrence of any event described in the immediately preceding paragraph, the indenture trustee will be required to notify all participants of the availability through DTC of definitive securities.  Upon delivery of definitive securities, the indenture trustee will reissue the book-entry securities as definitive securities to beneficial owners.  Distributions of principal of, and interest on, the book-entry securities will thereafter be made by the indenture trustee, or a paying agent on behalf of the indenture trustee, directly to holders of definitive securities in accordance with the procedures set forth in the trust agreement or indenture, as applicable.

Definitive securities will be transferable and exchangeable at the offices of the indenture trustee, its agent or the note registrar designated from time to time for those purposes.  As of the closing date, the indenture trustee designates its offices located at [____________] for those purposes.  No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require distribution of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Assignment of the Mortgage Loans

Pursuant to a mortgage loan purchase and warranties agreement, [______] sold the mortgage loans, without recourse, to [Barclays, an affiliate of the depositor], and [Barclays] will sell, transfer, assign, set over and otherwise convey the mortgage loans, including all principal outstanding as of, and interest due and accruing after, the close of business on the cut-off date, without recourse, to the depositor on the closing date.  Pursuant to the transfer and servicing agreement, the depositor will sell, without recourse, to the issuing entity, all right, title and interest in and to each mortgage loan, including all principal outstanding as of, and interest due after, the close of business on the cut-off date.  Each such transfer will convey all right, title and interest in and to (a) principal outstanding as of the close of business on the cut-off date (after giving effect to payments of principal due on that date, whether or not received) and (b) interest due and accrued on each such mortgage loan after the cut-off date.  However, [Barclays] will not convey to the depositor, and will retain all of its right, title and interest in and to (x) principal due on each mortgage loan on or prior to the cut-off date and principal prepayments in full and curtailments (i.e., partial prepayments) received on each such mortgage loan prior to the cut-off date and (y) interest due and accrued on each mortgage loan on or prior to the cut-off date.

Delivery of Mortgage Loan Documents

In connection with the transfer and assignment of each mortgage loan to the issuing entity, the depositor will cause to be delivered to the issuer, on or before the closing date, the following documents with respect to each mortgage loan which constitute the mortgage file:

(1)	the original mortgage note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements;

(2)	the original of any guaranty executed in connection with the mortgage note (if provided);

(3)
the related original mortgage and evidence of its recording or, in certain limited circumstances, a copy of the mortgage certified by the originator, escrow company, title company, or closing attorney;

(4)	originals of all assumption, modification, consolidation or extension agreements, with evidence of recording on them (if provided);

(5)
originals of all intervening assignments of mortgage (if any) with evidence of recording thereon, or if no such originals have been returned to the servicer by the public recording office where such intervening assignment of mortgage has been delivered for recordation, a photocopy of such intervening assignment with an officer’s certificate from the originator or certified by the public recording office;

(6)
an original (or a copy of) mortgagee title insurance policy or a copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company and/or the originator; and

(7)	the original of any security agreement, chattel mortgage or equivalent document executed in connection with the mortgage (if provided).

Pursuant to the transfer and servicing agreement, the indenture trustee (or a custodian on its behalf) will agree to execute and deliver on or prior to the closing date an acknowledgment of receipt of the original mortgage note, item (a) above, with respect to each of the mortgage loans delivered to the indenture trustee (or a custodian on its behalf), with any exceptions noted.  The indenture trustee will agree, for the benefit of the holders of the notes, to review, or cause to be reviewed, each mortgage file within ninety days after the closing date—or, with respect to any Substitute Mortgage Loan delivered to the indenture trustee, within 30 days after the receipt of the mortgage file by the indenture trustee (or a custodian on its behalf) —and to deliver a certification generally to the effect that, as to each mortgage loan listed in the schedule of mortgage loans,

•	all documents required to be reviewed by it pursuant to the transfer and servicing agreement are in its possession;

•	each such document has been reviewed by it and appears regular on its face and relates to such mortgage loan;

•
based on its examination and only as to the foregoing documents, certain information set forth on the schedule of mortgage loans accurately reflects the information set forth in the mortgage file delivered on such date; and

•	each mortgage note has been endorsed without recourse in blank as provided in the transfer and servicing agreement.

If the indenture trustee (or a custodian on its behalf), during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file that is not executed, has not been received or is unrelated to the mortgage loans, or that any mortgage loan does not conform to the review criteria set forth in the transfer and servicing agreement, the indenture trustee is required to promptly so notify the responsible party, the master servicer, the issuer and the depositor in writing.  The responsible party will be required to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a mortgage file of which it is so notified by the indenture trustee.  If, however, within thirty days after the depositor’s notice of the defect, the responsible party has not caused the defect to be remedied, the responsible party will be required to either (a) substitute a Substitute Mortgage Loan for the defective mortgage loan, or (b) repurchase the defective mortgage loan.  The substitution or repurchase is required to be effected in the same manner as a substitution or repurchase for a material breach of a mortgage loan representation and warranty, as described below under “—Representations and Warranties Relating to the Mortgage Loans.”  The obligation of the responsible party to cure the defect or to substitute or repurchase the defective mortgage loan and to indemnify for such breach will constitute the sole remedies available to the holders of the notes and the indenture trustee relating to the defect.

If in the process of reviewing the mortgage files and making or preparing, as the case may be, the certifications referred to above, the indenture trustee (or a custodian on its behalf) discovers any document or documents constituting a part of a mortgage file to be missing or defective in any material respect, at the conclusion of its review the indenture trustee, upon its notification by the custodian, if applicable, will so notify the sponsor, the depositor, the master servicer and the issuer.  In addition, upon the discovery by the sponsor, depositor, the indenture trustee, the master servicer or the issuer (or upon receipt by the indenture trustee of written notification of such breach) of a breach of any of the representations and warranties made by the sponsor in the related mortgage loan purchase agreement in respect of any mortgage loan which materially adversely affects such mortgage loan or the interests of the related noteholders in such mortgage loan, the party discovering such breach will be required to give prompt written notice to the other parties.

Representations and Warranties Relating to the Mortgage Loans

Pursuant to the transfer and servicing agreement, [_____], the responsible party, will make representations and warranties with respect to each mortgage loan, as of the closing date or such other date specified below, including, but not limited to:

[TO BE UPDATED AS APPLICABLE TO A PARTICULAR TRANSACTION.]

(a)           [As of the cut-off date, except with respect to mortgage loans representing approximately [__]% of the mortgage loans], no payment required under the mortgage loan is more than 30 days Delinquent  nor has any payment under the mortgage loan been more than 30 days Delinquent at any time since the origination of the mortgage loan;

(b)           As of the cut-off date, except as described in clause (1) above with respect to approximately [__]% of the mortgage loans, there are no defaults in complying with the terms of the mortgage and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable;

(c)           The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect from the date of origination, except by a written instrument which has been recorded, if necessary to protect the interests of the purchaser.  No mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement is part of the mortgage loan file;

(d)           The mortgage loan is not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the mortgage note or the mortgage, or the exercise of any right under the mortgage note or the mortgage, render either the mortgage note or the mortgage unenforceable, in whole or in part, and no such right of rescission, set-off, counterclaim or defense has been asserted in writing to the responsible party with respect to the mortgage note or the mortgage;

(e)           Pursuant to the terms of the mortgage, all buildings or other improvements upon the mortgaged property are insured by a generally acceptable insurer against loss by fire and hazards of extended coverage;

(f)           Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure and all predatory and abusive lending laws applicable to the mortgage loan, including, without limitation, any provisions relating to prepayment charges, have been complied with and the consummation of the transactions contemplated by the transfer and servicing agreement, the indenture and the trust agreement will not involve the violation of any such laws or regulations;

(g)           The mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed by the responsible party that would effect any such release, cancellation, subordination or rescission.  The responsible party has not waived the performance by the mortgagor of any action, if the mortgagor’s failure to perform such action would cause the mortgage loan to be in default, nor has the responsible party waived any default resulting from any action or inaction by the mortgagor;

(h)           Each mortgage is a valid, subsisting, enforceable and perfected first or second-lien on a single parcel of real estate constituting the mortgaged property, including all buildings and improvements on the mortgaged property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing.  The lien of the mortgage is subject only to:

(A)           with respect to any second-lien mortgage loan, the lien of the first mortgage on the related mortgaged property;

(B)           the lien of current real property taxes and assessments not yet due and payable;

(C)           covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the mortgage loan and (a) specifically referred to in the appraisal made for the originator of the mortgage loan or otherwise considered by a qualified appraiser, or (b) which do not adversely affect the appraised value of the mortgaged property set forth in such appraisal; and

(D)           other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related mortgaged property;

(i)           The mortgage note and the mortgage and any other agreement executed and delivered by a mortgagor in connection with a mortgage loan are genuine, and each is the legal, valid and binding obligation of the signatory enforceable in accordance with its terms (including, without limitation, any provisions relating to prepayment charges).  All parties to the mortgage note, the mortgage and any other such related agreement had legal capacity to enter into the mortgage loan and to execute and deliver the mortgage note, the mortgage and any such agreement, and the mortgage note, the mortgage and any other such related agreement have been duly and properly executed by other such related parties.  No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a mortgage loan has taken place on the part of the responsible party, or to the best of the responsible party’s knowledge, the mortgagor, the appraiser, any builder, or any developer, or any other party involved in the origination of the mortgage loan;

(j)           The mortgage loan is covered by an American Land Title Association lender’s title insurance policy, or with respect to any mortgage loan for which the related mortgaged property is located in California a California Land Title Association lender’s title insurance policy, or other generally acceptable form of policy or insurance and each such title insurance policy is issued by a title insurer qualified to do business in the jurisdiction where the mortgaged property is located, insuring the responsible party, its successors and assigns, as to the first priority lien or second priority lien, as applicable, of the mortgage in the original principal amount of the mortgage loan, subject only to the exceptions contained in clauses (i), (ii), (iii) and (iv) of representation 8 above;

(k)           The mortgage loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, a credit union, an insurance company or other similar institution which is supervised and examined by a federal or state authority;

(l)           The mortgage contains customary and enforceable provisions that render the rights and remedies of the holder of the mortgage adequate for the realization against the mortgaged property of the benefits of the security provided by the mortgaged property, including, (i) in the case of a mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure.  Upon default by a mortgagor on a mortgage loan and foreclosure on, or trustee’s sale of, the mortgaged property pursuant to the proper procedures, the holder of the mortgage loan will be able to deliver good and merchantable title to the mortgaged property.  There is no homestead or other exemption available to a mortgagor which would interfere with the right to sell the mortgaged property at a trustee’s sale or the right to foreclose the mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

(m)           The mortgaged property is lawfully occupied under applicable law.  All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the mortgaged property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(n)           The mortgage note is not and has not been secured by any collateral except the lien of the corresponding mortgage and the security interest of any applicable security agreement or chattel mortgage;

(o)           There is no proceeding pending or threatened for the total or partial condemnation of the mortgaged property.  The mortgaged property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the mortgaged property as security for the mortgage loan or the use for which the premises were intended.  There have not been any condemnation proceedings with respect to the mortgaged property;

(p)           The mortgage file contains an appraisal of the related mortgaged property signed by a qualified appraiser who had no interest, direct or indirect, in the mortgaged property or in any loan made on the security of the mortgaged property, and whose compensation is not affected by the approval or disapproval of the mortgage loan, and the appraisal and appraiser both satisfy the requirements of Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated under that Act, all as in effect on the date the mortgage loan was originated;

(q)           None of the mortgage loans is (a) covered by the Home Ownership and Equity Protection Act of 1994 or (b) classified as a “high cost home,” “threshold,” “covered,” “high risk home,” “predatory” or similar loan under any other applicable federal, state or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees); no mortgage loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act;

(r)           None of the mortgage loans has a prepayment penalty period at origination in excess of three years;

(s)           No proceeds from any mortgage loan were used to finance a single-premium credit life insurance policy;

(t)           The responsible party has, in its capacity as servicer for each mortgage loan, caused to be fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on the relevant obligor to Equifax, Experian and Trans Union Credit Information Company, on a monthly basis;

(u)           With respect to any mortgage loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity:  (i) a mortgage loan without such premium was available to the mortgagor at an interest rate or fee structure higher than that of the mortgage loan, (ii) prior to the mortgage loan’s origination, the related mortgagor was offered the option of obtaining a mortgage loan that did not require payment of such a premium, and (iii) the prepayment premium is disclosed to the related mortgagor in the mortgage loan documents pursuant to applicable state and federal law;

(v)           No mortgagor was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit.  No mortgagor obtained a prepaid single-premium credit life, disability, accident or health insurance policy in connection with the origination of the mortgage loan.  No proceeds from any mortgage loan were used to purchase single-premium credit insurance policies as part of the origination of, or as a condition to closing, such mortgage loan;

(w)           All fees and charges (including finance charges), whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each mortgage loan, have been disclosed in writing to the mortgagor in accordance with applicable state and federal law and regulation; and

(x)           No mortgage loan originated on or after August 1, 2004 requires the related mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction.]

[Pursuant to the transfer and servicing agreement, upon the discovery by any of the responsible party, the master servicer, the issuer, the depositor or the indenture trustee that any of the representations and warranties contained in the transfer and servicing agreement have been breached in any material respect as of the date made, with the result that the value of, or the interests of the issuer or the holders of the notes in the related mortgage loan were materially and adversely affected, the party discovering such breach is required to give prompt written notice to the other parties.  Subject to certain provisions of the transfer and servicing agreement, within sixty days of the earlier to occur of the responsible party’s discovery or its receipt of notice of any such breach with respect to a mortgage loan transferred by it, the responsible party will be required to:

•	promptly cure such breach in all material respects,

•
if prior to 120 days after the closing date, remove each mortgage loan which has given rise to the requirement for action by the responsible party, substitute one or more Substitute Mortgage Loans and, if the outstanding principal balance of such Substitute Mortgage Loans as of the date of such substitution is less than the outstanding principal balance, of the replaced mortgage loans as of the date of substitution, deliver to the issuing entity as part of the amounts remitted by the servicer on such payment date the amount of such shortfall (a “Substitution Adjustment Amount”), or

•
purchase such mortgage loan at a price equal to the unpaid principal balance of such mortgage loan as of the date of purchase, plus all related accrued and unpaid interest, plus the amount of any unreimbursed servicing advances made by the servicer or other expenses of the servicer or the master servicer in connection with the mortgage loan or the purchase.][TO BE UPDATED AS APPLICABLE TO A PARTICULAR TRANSACTION]

Notwithstanding the foregoing, in the event of discovery by any party to the transfer and servicing agreement that a mortgage loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code resulting from a breach of any representation or warranty contained in the transfer and servicing agreement or of a breach of the representations and warranties listed as number [(17), (18), (19), (20), (21), (22), (23) or (24)] in the second preceding paragraph, the responsible party will be required to repurchase the related mortgage loan at the purchase price within 60 days of such discovery or receipt of notice.  The purchase price with respect to such mortgage loan will be required to be deposited into the distribution account on the next succeeding Servicer Remittance Date after deducting any amounts received in respect of such repurchased mortgage loan or mortgage loans and being held in the distribution account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan.

In addition, the responsible party is obligated to indemnify the depositor and any of its affiliates, the issuer, the owner trustee and the indenture trustee for any third-party claims arising out of a breach by the responsible party of representations or warranties regarding the mortgage loans.  The obligations of the responsible party to cure such breach or to substitute or purchase any mortgage loan and to indemnify for such breach constitute the sole remedies with respect to a material breach of any such representation or warranty available to the holders of the notes, the issuer, the owner trustee, the indenture trustee, the depositor and any of its affiliates.

Payments on the Mortgage Loans

The servicing agreement will require that the servicer remit to the master servicer on a monthly basis collections and other recoveries in respect of the mortgage loans, as reduced by the aggregate servicing fee for the related period and by the amount of any prior P&I Advances or servicing advances and expenses reimbursable to the servicer.  The master servicer will remit to the indenture trustee on the date specified in the transfer and servicing agreement for distribution on the payment date to securityholders amounts remitted to the master servicer by the servicer on the remittance date specified in the servicing agreement immediately preceding such payment date, net of certain withdrawals permitted the master servicer under the transfer and servicing agreement.

The indenture trustee will establish and maintain an account (the “Note Distribution Account”) on behalf of noteholders into which amounts released from the collection account will be deposited and from which distributions to noteholders will be made, and an account (the “Certificate Distribution Account”) from which distributions to holders of the Residual Interest Certificates will be made.

Distributions

Payments on the notes will be required to be made by the indenture trustee on the 25th day of each month, or, if that day is not a business day, on the first business day thereafter (referred to as a payment date), commencing in [_____] 20[__], to the persons in whose names the notes are registered on the related Record Date.

Payments on each payment date will be made by check mailed to the address of the person entitled to the distribution as it appears on the applicable note register or, in the case of a noteholder who has so notified the indenture trustee in writing in accordance with the indenture, by wire transfer in immediately available funds to the account of the noteholder at a bank or other entity having appropriate wire transfer facilities.  However, the final payment in retirement of the notes will be made only upon presentment and surrender of those notes at the office of the indenture trustee designated from time to time for those purposes.  Initially, the indenture trustee designates its offices located at [__________].

Administration Fees

As described under the definition of “Available Funds” included in the “Glossary of Terms” in this prospectus supplement, funds collected on the mortgage loans that are available for distribution to noteholders will be net of the master servicing fee, servicing fee, indenture trustee fee, owner trustee fee and [PMI insurer] fee payable on each mortgage loan.  [The owner trustee fee will be an annual fee of $[____].]  On each payment date, the master servicer, the servicer, the indenture trustee and the [PMI insurer] will be entitled to their fee prior to the noteholders receiving any distributions.  The master servicing fee, servicing fee, indenture trustee fee and [PMI insurer] fee for any payment date for any mortgage loan will be an amount equal to one-twelfth of the master servicing fee rate, servicing fee rate, indenture trustee fee rate or [PMI insurer] fee rate, as applicable, on the Stated Principal Balance of such mortgage loan as of the first day of the related Due Period.  The following table identifies the per annum fee rate applicable in calculating the master servicing fee, the servicing fee, the indenture trustee fee and the [PMI insurer] fee.

Fee	Per Annum Fee Rate
Master Servicing Fee	[__]%
Servicing Fee	[__]%
Indenture Trustee Fee	less than or equal to [__]%
[PMI Insurer Fee	less than or equal to [__]%]

In addition to the master servicing fee, the servicing fee, the owner trustee fee, the indenture trustee fee and the [PMI Insurer fee], funds collected on the mortgage loans that are available for distribution to the noteholders will also be net of any indemnification payments made to the depositor, master servicer, indenture trustee, the owner trustee, the issuer or [PMI Insurer] as described in this prospectus supplement and “Description of the Securities — Certain Matters Regarding the Master Servicer, the Depositor and the Trustee” in the accompanying prospectus, and reimbursements for certain unanticipated expenses borne by the depositor, the master servicer, the servicer, the owner trustee, the indenture trustee, the issuer or [PMI Insurer], as described in this prospectus supplement and the accompanying prospectus.

Priority of Payments Among Notes

As more fully described in this prospectus supplement, payments on the notes will be made monthly on each payment date from Available Funds and will be made to the classes of notes generally in the following order of priority:

(1)      [to make certain payments to the Swap Account for the benefit of the swap provider, as further described below under “—Payments of Interest and Principal”;]

(2)      from the interest portion of available funds, to interest on each class of LIBOR notes and previously unpaid interest on each Class A note, in the order and subject to the priorities set forth below under “—Payments of Interest and Principal”;

(3)      from the principal portion of available funds plus any remaining interest portion of available funds, to principal on the classes of LIBOR notes then entitled to receive distributions of principal, in the order and subject to the priorities set forth below under “—Payments of Interest and Principal”; and

(4)      [to deposit into the Excess Reserve Fund Account to cover any Basis Risk Carry Forward Amounts on the classes of notes, and, after making certain termination payments, if any, to the Swap Account for the benefit of the swap provider, finally to be released to the Residual Interest Certificates,]

in each case subject to certain limitations set forth below under “—Payments of Interest and Principal”.

Payments of Interest and Principal

For any payment date, the “Pass-through Rate” for each class of LIBOR notes will be the rate in the table on page S-[__] of this prospectus supplement.

[The “Loan Cap” is the product of (i) the weighted average of the mortgage rates for each mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect on the beginning of the related Due Period minus the product of (A) [the Net Swap Payment made to the Swap Provider, if any], expressed as a percentage equal to a fraction, the numerator of which is equal to the [Net Swap Payment made to the Swap Provider] and the denominator of which is equal to the aggregate Stated Principal Balance of the mortgage loans at the beginning of that Due Period and (B) 12 and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period.]

The “Group Subordinate Amount” for any payment date will be equal to the excess of the aggregate principal balance of the mortgage loans as of the beginning of the related Due Period over the Class Note Balance of the [Class A] notes immediately prior to such payment date.

On each payment date, payments of principal in reduction of the Class Note Balance of the notes will be made in an amount equal to the Principal Distribution Amount.  The “Principal Distribution Amount” for each payment date will equal the sum of (i) the Basic Principal Distribution Amount for that payment date and (ii) the Extra Principal Distribution Amount for that payment date.

On each payment date, the indenture trustee will be required to make the disbursements and transfers from the Available Funds then on deposit in the distribution account specified below in the following order of priority:

[TRANSACTION-SPECIFIC PAYMENT PRIORITIES TO BE PROVIDED, INCLUDING ANY ALLOCATION OF LOSSES, SHORTFALLS OR RECOVERIES.]

[Allocation of Principal Payments to Class A Notes

All principal distributions to the holders of the Class A notes on any payment date will be allocated concurrently, between each class of Class A notes.

[TRANSACTION-SPECIFIC PROVISIONS TO BE PROVIDED.]

[Swap Account

On any payment date, Swap Termination Payments, Net Swap Payments owed to the Swap Provider and Net Swap Receipts for that payment date will be deposited into a trust fund account (the “Swap

Account”) established by the indenture trustee as part of the issuing entity.  Funds in the Swap Account will be distributed in the following order of priority:

[TRANSACTION-SPECIFIC PAYMENT PRIORITIES TO BE PROVIDED.]

[Calculation of One-Month LIBOR

On each LIBOR Determination Date, the indenture trustee will be required to determine One-Month LIBOR for the next Interest Accrual Period for the LIBOR notes.]

Excess Reserve Fund Account

The “Basis Risk Payment” for any payment date will be the aggregate of the Basis Risk Carry Forward Amounts for that date.  However, the payment with respect to any payment date cannot exceed the amount otherwise distributable on the [Class X] certificates.

The “Basis Risk Carry Forward Amount” on any payment date and for any class of LIBOR notes is the sum of, if applicable, (x) the excess of (i) the amount of interest that class of notes would have been entitled to receive on that payment date had the Pass-through Rate not been subject to the Loan Cap, over (ii) the amount of interest that class of notes received on that payment date based on the Loan Cap, and (y) the unpaid portion of any such excess described in clause (x) from prior payment dates (and related accrued interest at the then applicable Pass-through Rate on that class of notes, without giving effect to the Loan Cap).  Any Basis Risk Carry Forward Amount on any class of notes will be paid on that payment date or future payment dates from and to the extent of funds available for distribution to that class of notes in the Excess Reserve Fund Account, including Interest Rate Cap Payments ([for the benefit of the Class M and Class B notes]), with respect to such payment date (each as described in this prospectus supplement) and from Net Swap Receipts that are available for payment of Basis Risk Carry Forward Amounts from the Swap Account.  The ratings on the notes do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

[Pursuant to the indenture, an account (referred to as the “Excess Reserve Fund Account”) will be established, which is held in trust, as part of the issuing entity, by the indenture trustee.  Amounts on deposit in the Excess Reserve Fund Account will not be invested.  Holders of each of the LIBOR notes will be entitled to receive payments from the Excess Reserve Fund Account pursuant to the indenture in an amount equal to any Basis Risk Carry Forward Amount for that class of notes.  See “Description of the Notes—Payments of Interest and Principal” in this prospectus supplement.  Holders of the Class M notes and the Class B notes will also be entitled to receive Interest Rate Cap Payments, if any, deposited into the Excess Reserve Fund Account with respect to any payment date to the extent necessary to cover any unpaid remaining Basis Risk Carry Forward Amount on that class of notes for the first [_] payment dates.  The Excess Reserve Fund Account is required to be funded from amounts otherwise to be paid to the Residual Interest Certificates and Interest Rate Cap Payments.  Any distribution by the indenture trustee from amounts in the Excess Reserve Fund Account is required to be made on the applicable payment date.]

[Interest Rate Cap Agreements

The Class M and Class B notes will have the benefit of interest rate cap agreements provided by [Barclays], as cap provider.  All obligations of the issuing entity under the interest rate cap agreements will be paid on or prior to the closing date.

The Class M notes will have the benefit of an interest rate cap agreement (the “Class M Cap Agreement”), with an initial notional amount of approximately $[__] provided by [Barclays].  In connection with the first [__] payment dates,[ Barclays] will be obligated under this interest rate cap agreement to pay to the indenture trustee, for deposit into the Excess Reserve Fund Account, an amount equal to the product of (a) the excess, if any, of the lesser of (i) [the 1-month LIBOR rate] (as determined pursuant to the Class M Cap Agreement) as of that payment date and (ii) a cap ceiling rate of [ ]% over a specified cap strike rate (ranging from [ ]% to [ ]%) and (b) the product of the Class M cap notional balance and the index rate multiplier set forth on the schedule attached as Annex II to this prospectus supplement for that payment date, determined on an “actual/360” basis.  Barclays’ obligations under this interest rate cap agreement will terminate following the payment date in [______] [20__].

The Class B notes will have the benefit of an interest rate cap agreement (the “Class B Cap Agreement” and, together with the Class M Cap Agreement, the “Interest Rate Cap Agreements”), with an initial notional amount of approximately $[__] provided by [Barclays].  In connection with the first [__] payment dates, [Barclays] will be obligated under this interest rate cap agreement to pay to the indenture trustee, for deposit into the Excess Reserve Fund Account, an amount equal to the product of (a) the excess, if any, of the lesser of (i) [the 1-month LIBOR rate] (as determined pursuant to the Class B Cap Agreement) as of that payment date and (ii) a cap ceiling rate of [__]% over a specified cap strike rate (ranging from [__]% to [__]%) and (b) the product of the Class B cap notional balance and the index rate multiplier set forth on the schedule attached as Annex II to this prospectus supplement for that payment date, determined on an “actual/360” basis.  Barclays’ obligations under this interest rate cap agreement will terminate following the payment date in [______] [20__].

The specified cap ceiling rates, cap strike rates, notional amounts and index rate multiplier for each interest rate cap agreement are set forth on Annex II to this prospectus supplement.

Amounts, if any, payable under any interest rate cap agreement with respect to any payment date will be used to cover shortfalls in payments of interest on the notes to which the interest rate cap agreement relates, if the pass-through rates on those notes are limited for any of the first [__] payment dates, due to the caps on their pass-through rates described in this prospectus supplement.

The Interest Rate Cap Agreements will be governed by and construed in accordance with the law of the State of New York.  The obligations of [Barclays] are limited to those specifically set forth in the Interest Rate Cap Agreements.]

[Interest Rate Swap Agreement

On the closing date, the issuing entity will enter into an interest rate swap agreement with [Barclays] as swap provider (the “Swap Provider”).  Under the interest rate swap agreement, with respect to the first [_]payment dates, the issuing entity will pay to the Swap Provider fixed payments at a rate of [__]% per annum, and the Swap Provider will pay to the issuing entity, floating payments at a rate of [one-month LIBOR] (as determined pursuant to the interest rate swap agreement), in each case calculated on a notional amount set forth on the schedule attached as Annex III to this prospectus supplement for that payment date.  To the extent that a fixed payment exceeds the floating payment payable with respect to any of the first [__] payment dates, amounts otherwise available to noteholders will be applied on such payment date to make a net payment to the Swap Provider (each, a “Net Swap Payment”), and to the extent that the floating payment exceeds the fixed payment payable with respect to any of the first [_] payment dates, the Swap Provider will owe a net payment to the issuing entity on the business day preceding such payment date (each, a “Net Swap Receipt”).

All payments due to the Swap Provider under the interest rate swap agreement shall be paid from Available Funds on each applicable payment date in accordance with the priority of payments described under “—Paymants of Interest and Principal” above.  Any Swap Termination Payment (as defined below) other than a Defaulted Swap Termination Payment (as defined below) due to the Swap Provider shall be paid on a senior basis on each applicable payment date in accordance with the priority of payments and any Defaulted Swap Termination Payment owed by the issuing entity to the Swap Provider shall be paid by the issuing entity on a subordinated basis.  However, to the extent any payments are received by the issuing entity as a result of entering into replacement transaction(s) following a Downgrade Terminating Event (as defined below), the Swap Provider that is being replaced shall have first priority to those payments over noteholders, the servicers and the indenture trustee, and the issuing entity shall pay to the Swap Provider the lesser of (x) the amount so received and (y) any Swap Termination Payment owed to the Swap Provider (to the extent not already paid by the issuing entity) that is being replaced immediately upon receipt.  See “—Paymants of Interest and Principal” above.]

[A “Swap Termination Payment” is a termination payment required to be made by either the issuing entity or [Barclays] pursuant to the interest rate swap agreement as a result of termination of the interest rate swap agreement.

The interest rate swap agreement can be terminated upon an event of default under that agreement or an early termination event under that agreement.  Events of default under the interest rate swap agreement include, among other things, the following:

•	failure to pay,

•	bankruptcy and insolvency events, and

•	a merger by the Swap Provider without an assumption of its obligations under the interest rate swap agreement.

Termination events under the interest rate swap agreement include, among other things:

•
illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable) to perform its obligations under the interest rate swap agreement or guaranty, as applicable),

•
a tax event (which generally relates to certain changes in law that result in one party receiving a payment under the interest rate swap agreement from which an amount has been deducted or withheld for or on account of taxes and for which that party is not grossed up, or with respect to which the other party is required to pay additional amounts),

•	a tax event upon merger (which generally relates to certain taxes being deducted or withheld from payments to either party following a merger) of either party,

•
the transfer and servicing agreement, or the indenture, is amended without the consent of the Swap Provider and the amendment could reasonably be expected to have a material adverse effect on the interests of the Swap Provider,

•
upon the irrevocable direction to dissolve or otherwise terminate the issuing entity following which all assets of the issuing entity will be liquidated and the proceeds of such liquidation will be distributed to noteholders,

•	upon the exercise of the Optional Clean-up Call, and

•
if the Swap Provider fails comply with certain terms of the interest rate swap agreement upon a request to provide applicable financial information described in Item 1115 of Regulation AB (17 CFR 229.1115).]

[“Defaulted Swap Termination Payment” means any termination payment required to be made by the issuing entity to the interest rate swap provider pursuant to the interest rate swap agreement as a result of an event of default under the interest rate swap agreement with respect to which the interest rate swap provider is the defaulting party or a termination event under that agreement (other than illegality or a tax event of the interest rate swap provider) with respect to which the interest rate swap provider is the sole affected party.

In addition to the termination events specified above, it will be an additional termination event under the interest rate swap agreement (such event, a “First Trigger Ratings Termination Event”) if (x) any of the rating agencies downgrades the interest rate swap provider (or its guarantor) below the First Trigger Ratings Threshold and (y) at least one of the following events has not occurred (except to the extent otherwise approved by the rating agencies):

(1)      within the time period specified in the interest rate swap agreement with respect to such downgrade, the interest rate swap provider (or its guarantor) transfers the interest rate swap agreement, in whole, but not in part, to a counterparty that satisfies the Second Trigger Ratings Threshold or whose present and future obligations under the interest rate swap agreement are guaranteed by a guarantor that satisfies the Second Trigger Ratings Threshold, subject to certain other conditions set forth in the interest rate swap agreement;

(2)      within the time period specified in the interest rate swap agreement with respect to such downgrade, the interest rate swap provider (or its guarantor) collateralizes its exposure to the issuing entity pursuant to the ISDA Credit Support Annex entered into on the closing date by the interest rate swap provider and the issuing entity (the “ISDA Credit Support Annex”); or

(3)      within the time period specified in the interest rate swap agreement with respect to such downgrade, the obligations of the interest rate swap provider (or its guarantor) under the interest rate swap agreement are guaranteed by a person or entity that satisfies the Second Trigger Ratings Threshold, subject to certain other conditions set forth in the interest rate swap agreement.

It will also be an additional termination event under the interest rate swap agreement (such event a “Second Trigger Ratings Termination Event”) if (x) any of the rating agencies downgrades the interest rate swap provider (or its guarantor) below the Second Trigger Ratings Threshold or the interest rate swap provider (or its guarantor) has its rating by S&P or Moody’s withdrawn and (y) at least one of the following events has not occurred (except to the extent otherwise approved by the rating agencies):  (1) within the time period specified in the interest rate swap agreement with respect to such downgrade, the interest rate swap provider (or its guarantor) at its sole cost and expense transfers the interest rate swap agreement, in whole, but not in part, to a counterparty that satisfies the Second Trigger Ratings Threshold or whose present and future obligations under the interest rate swap agreement are guaranteed by a guarantor that satisfies the Second Trigger Ratings Threshold, subject to certain other conditions set forth in the interest rate swap agreement; or (2) within the time period specified in the interest rate swap agreement with respect to such downgrade, the obligations of the interest rate swap provider (or its guarantor) under the interest rate swap agreement are guaranteed by a person or entity that satisfies the Second Trigger Ratings Threshold, subject to certain other conditions set forth in the interest rate swap agreement.  Within the time period specified in the interest rate swap agreement and pending compliance with (1) or (2), the interest rate swap provider (or its guarantor) will be required to collateralize its exposure to the issuing entity pursuant to the ISDA Credit Support Annex.

The interest rate swap provider is an affiliate of the depositor and Barclays Capital Inc. is the underwriter, which arrangement may create certain conflicts of interest.

If the issuing entity is unable to or, if applicable, chooses not to obtain a substitute interest rate swap agreement in the event that the interest rate swap agreement is terminated, interest distributable on the notes will be paid from amounts received on the mortgage loans without the benefit of an interest rate swap agreement or a substitute interest rate swap agreement.

On or after the closing date and so long as the Rating Agency Condition has been satisfied with respect to S&P and the status of such portion of the issuing entity as a grantor trust is not adversely affected, (i) the issuing entity may, with the consent of the interest rate swap provider, assign or transfer all or a portion of the interest rate swap agreement, (ii) the interest rate swap provider may assign or transfer all or a portion of the interest rate swap agreement to any institution provided that certain conditions set forth in the interest rate swap agreement are met, and (iii) the interest rate swap agreement may be amended or terminated.

To the extent any Rating Agency does not assign a rating to the Class A notes, references to the requirements of such Rating Agency with respect to the interest rate swap agreement shall not be applicable.

The interest rate swap agreement is scheduled to terminate by its terms following the payment date in [______] [20__] and upon termination of the interest rate swap agreement no further amounts will be paid to Barclays by the issuing entity and no further amounts will be paid to the issuing entity by [Barclays].]

[We believe that [____]’s maximum probable exposure under the interest rate swap agreement is less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of cut-off date.]

Overcollateralization Provisions

The indenture requires that the Total Monthly Excess Spread, if any, on each payment date be applied as an accelerated payment of principal of the LIBOR notes, but only to the limited extent described below.

The application of Total Monthly Excess Spread to the payment of Extra Principal Distribution Amount to the class or classes of notes then entitled to distributions of principal has the effect of accelerating the amortization of those notes relative to the amortization of the related mortgage loans.  The portion, if any, of the Available Funds and any Interest Rate Cap Payments not required to be distributed to holders of the LIBOR notes as described above on any payment date will be paid to the holders of the Residual Interest certificates and will not be available on any future payment date to cover Extra Principal Distribution Amounts, Unpaid Interest Amounts or Basis Risk Carry Forward Amounts.

With respect to any payment date, the excess, if any, of (a) the aggregate Stated Principal Balance of the mortgage loans for that payment date over (b) the aggregate Class Note Balance of the LIBOR notes as of that date (after taking into account the distribution of the Principal Remittance Amount on those notes on that payment date) is the “Subordinated Amount” as of that payment date.  The indenture requires that the Total Monthly Excess Spread be applied as an accelerated payment of principal on the notes then entitled to receive payments of principal to the extent that the Specified Subordinated Amount exceeds the Subordinated Amount as of that payment date (the excess is referred to as a “Subordination

Deficiency”).  Any amount of Total Monthly Excess Spread actually applied as an accelerated payment of principal is an “Extra Principal Distribution Amount.”  The required level of the Subordinated Amount with respect to a payment date is the “Specified Subordinated Amount” and is set forth in the definition of Specified Subordinated Amount in the “Glossary” in this prospectus supplement.  As described above, the Specified Subordinated Amount may, over time, decrease, subject to certain floors and triggers.  If a Trigger Event (as defined in the “Glossary” in this prospectus supplement) exists, the Specified Subordinated Amount may not “step down.”  Total Monthly Excess Spread will then be applied to the payment of principal of the class or classes of notes then entitled to distributions of principal during the period that a Trigger Event is in effect, to the extent necessary to maintain the Subordinated Amount at the Specified Subordinated Amount.

In the event that a Specified Subordinated Amount is permitted to decrease or “step down” on a payment date in the future, the indenture provides that some or all of the principal which would otherwise be distributed to the holders of the LIBOR notes on that payment date will be distributed to the holders of the Residual Interest Certificates on that payment date (to the extent not required to pay Unpaid Interest Amounts or Basis Risk Carry Forward Amounts to the LIBOR notes) until the Excess Subordinated Amount is reduced to zero.  This has the effect of decelerating the amortization of the LIBOR notes relative to the amortization of the mortgage loans, and of reducing the related Subordinated Amount.  With respect to any payment date, the excess, if any, of (a) the Subordinated Amount on that payment date over (b) the Specified Subordinated Amount is the “Excess Subordinated Amount” with respect to that payment date.  If, on any payment date on or after the Stepdown Date on which a Trigger Event does not exist, the Excess Subordinated Amount is, after taking into account all other distributions to be made on that payment date, greater than zero (i.e., the related Subordinated Amount is or would be greater than the related Specified Subordinated Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the LIBOR notes on that payment date will instead be distributed to the holders of the Residual Interest Certificates (to the extent not required to pay Unpaid Interest Amounts or Basis Risk Carry Forward Amounts to the LIBOR notes) in an amount equal to the lesser of (x) the Excess Subordinated Amount and (y) the Net Monthly Excess Cash Flow (referred to as the “Subordination Reduction Amount” for that payment date).  The “Net Monthly Excess Cash Flow” is the amount of Available Funds remaining after the amount necessary to make all payments of interest and principal to the LIBOR notes.

Reports to Noteholders

On each payment date the indenture trustee will make available via its internet website to each holder of a LIBOR note, based on information provided to the indenture trustee by the master servicer, swap counterparty and cap counterparty, a statement containing the following:

•	the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and Liquidation Proceeds in that distribution;

•
the amount of the distribution allocable to interest, any Unpaid Interest Amounts included in such distribution and any remaining Unpaid Interest Amounts after giving effect to such distribution, any Basis Risk Carry Forward Amount for such payment date and the amount of all Basis Risk Carry Forward Amounts covered by withdrawals from the Excess Reserve Fund Account on such payment date;

•
if the distribution to the holders of such class of notes is less than the full amount that would be distributable to such holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation of the shortfall as between principal and interest, including any Basis Risk Carry Forward Amount not covered by amounts in the Excess Reserve Fund Account;

•	the Class Note Balance of each class of notes after giving effect to the distribution of principal on such payment date;

•	the aggregate Stated Principal Balance of the mortgage loans for the following payment date;

•
the amount of the expenses and fees paid to or retained by each servicer and paid to or retained by each trustee with respect to such payment date, in each case, identifying the general purpose of such fees;

•	the Pass-through Rate for each such class of notes with respect to such payment date;

•
the amount of advances included in the distribution on such payment date and the aggregate amount of advances reported by the servicer (and the master servicer as successor servicer and any other successor servicer, if applicable) as outstanding as of the close of business on the Determination Date immediately preceding such payment date;

•
the number and aggregate outstanding principal balances of mortgage loans (1) as to which the scheduled payment is Delinquent 30 to 59 days, 60 to 89 days, 90 or more days, and in such other periods and for such times as required by Regulation AB (17 CFR 229), (2) that have become REO Property, (3) that are in foreclosure, (4) that are in bankruptcy, in each case as of the close of business on the last business day of the immediately preceding month in accordance with the MBA methodology, and (5) that have been modified, in each case as of the close of business on the last business day of the immediately preceding month;

•
with respect to all mortgage loans that became REO properties during the preceding calendar month, the aggregate number of such mortgage loans and the aggregate Stated Principal Balance of such mortgage loans as of the close of business on the Determination Date preceding such payment date and the date of acquisition of the REO properties;

•	the total number and principal balance of any REO properties (and market value, if available) as of the close of business on the Determination Date preceding such payment date;

•
whether a Trigger Event has occurred and is continuing (including the calculation demonstrating the existence of the Trigger Event and the aggregate outstanding balance of all mortgage loans 60 or more days delinquent);

•	the amount on deposit in the Excess Reserve Fund Account (after giving effect to distributions on such payment date);

•	the amount of any Net Monthly Excess Cash Flow on such payment date and the allocation of it to the noteholders with respect to Unpaid Interest Amounts;

•	the Subordinated Amount and Specified Subordinated Amount;

•	Prepayment Premiums collected by the servicer;

•	the percentage equal to the aggregate realized losses divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date;

•	the amount distributed on the Residual Interest Certificates;

•	the amount of any Subsequent Recoveries for such payment date;

•	the Record Date for such payment date;

•	updated mortgage loan information, such as weighted average interest rate, and weighted average remaining term;

•	if provided by the servicer, any material changes to methodology regarding calculations of delinquencies and charge-offs;

•
if provided by the servicer, any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time;

•	material breaches of mortgage loan representations of warranties of which the indenture trustee, the master servicer or the servicer has knowledge or has received written notice;

•	material breaches of any covenants under the trust agreement, the indenture or the transfer and servicing agreement of which the indenture trustee or the master servicer has received written notice;

•
in the aggregate and by modification type, the percentage (by Stated Principal Balance as of the related Determination Date) and number of mortgage loans that were modified during the related Due Period;

•	in the aggregate and by modification type, the cumulative percentage (by cut-off date principal balance) and number of Mortgage Loans modified since the closing date;

•	the percentage of modified mortgage loans that are Delinquent 60 days or more;

•	the delinquency status for all mortgage loans modified since the closing date;

•	the number of times the mortgage loan has been modified;

•	the date of the most recent modification of a mortgage loan;

•	the number of modifications of mortgage loans made during the past 12 months;

•	the percentage of modified mortgage loans that are current versus in default;

•	the modified rate of a modified mortgage loan and the unmodified rate; and

•	the number and Stated Principal Balance as of the related Determination Date of any mortgage loans modified to extend their term to a date later than [_____________].

The indenture trustee will make available the monthly distribution report via the indenture trustee’s internet website.  The indenture trustee’s website will initially be located at [____] and assistance in using the website can be obtained by calling the indenture trustee’s investor relations desk at [____].  The indenture trustee will also make available on its website any reports on Forms 10-D, 10-K and 8-K that have been filed with respect to the issuing entity through the EDGAR system.

DESCRIPTION OF CREDIT ENHANCEMENT

[TO BE UPDATED AS NECESSARY TO INCLUDE INFORMATION REQUIRED BY REGULATION AB, ITEM 1114 FOR ANY CREDIT ENHANCEMENT AND CREDIT ENHANCEMENT PROVIDER.]

[Credit enhancement with respect to the notes will be provided by the Guaranty Policy.  Additional credit enhancement with respect to the notes that will be utilized before the Guaranty Policy will be provided by:

(1)           the overcollateralization feature described below under “—Overcollateralization,” and

(2)           the subordination of the right of the Residual Interest Certificates to receive distributions of any remaining amounts as described below under “—Subordination.”]

[Financial Guaranty Insurance Policy

The following summary of the terms of the________________________________ does not purport to be complete and is qualified in its entirety by reference to the Policy.  The Policy will be filed under cover of Form 8-K shortly after the closing date.

Simultaneously with the issuance of the certificate, the securities insurer will deliver the Guaranty Policy to the indenture trustee for the benefit of each noteholder.  Under the Guaranty Policy, the securities insurer unconditionally and irrevocably guarantees to the indenture trustee for the benefit of each holder of the notes the full and complete payment of

(1)           Insured Payments, as defined below, on the notes; and

(2)           the amount of any Insured Payment which subsequently is avoided in whole or in part as a preference payment under applicable law.

Payment of claims on the Guaranty Policy made in respect of Insured Payments will be made by the securities insurer following Receipt by the securities insurer of the appropriate notice for payment on the later to occur of:

(1)           [  ], [    ] time, on the second business day following receipt of this notice for payment, and

(2)           [  ], [    ] time, on the date on which the related distribution was due on the notes.

If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Guaranty Policy, the securities insurer shall cause the related payment to be made on the later of

(1)           the date when due to be paid pursuant to an order to the securities insurer or

(2)           the first to occur of the ______ business day following receipt by the securities insurer from the indenture trustee of

•      a certified copy of the order of the court or other governmental body which exercised jurisdiction to the effect that the noteholder is required to return principal or interest distributed on the notes during the term of the Guaranty Policy because the related distributions were avoidable as preference distributions under applicable bankruptcy law,

•      a certificate of the noteholder that the order has been entered and is not subject to any stay, and

•      an assignment duly executed and delivered by the noteholder, in the related form as is reasonably required by the securities insurer and provided to the noteholder by the securities insurer, irrevocably assigning to the securities insurer all rights and claims of the noteholder relating to or arising under the notes against the issuing entity or otherwise with respect to the applicable preference distributions, or

(3)           the date of receipt by the securities insurer from the indenture trustee of the items referred to in clauses (A), (B) and (C) in (2) if, at least four business days prior to the related date of receipt, the securities insurer shall have received written notice from the indenture trustee that these items were to be delivered on the related date and this date was specified in that notice.

This avoided payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order and not to the indenture trustee or any noteholder directly, unless a noteholder has previously paid the applicable amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order.  In this case, this payment shall be disbursed to the indenture trustee for distribution to the related noteholder if proof of payment reasonably satisfactory to the securities insurer is provided.

“Receipt” and “received,” with respect to the Guaranty Policy, mean actual delivery to the securities insurer or its fiscal agent, if any, prior to [    ], [    ], on a business day.  Delivery either on a day that is not a business day or after [    ], [    ], shall be deemed to be Receipt on the next succeeding business day.  If any notice or certificate given under the Guaranty Policy by the indenture trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received.  As a result, the securities insurer, or its fiscal agent, if any, will promptly so advise the indenture trustee and the indenture trustee may submit an amended notice.

Under the Guaranty Policy, business day is any day other than:

(1)           a Saturday or Sunday or

(2)           a day on which banking institutions in the [    ], the city in which the corporate trust office of the indenture trustee is located or in the city in which the servicer’s servicing operations or the master servicer’s master servicing operations are primarily located and are authorized or obligated by law or executive order to be closed.

The securities insurer’s obligations under the Guaranty Policy in respect of Insured Payments will be discharged to the extent funds are transferred to the indenture trustee as provided in the Guaranty Policy whether or not these funds are properly applied by the indenture trustee.

The securities insurer will be subrogated to the rights of each noteholder to receive payments of principal and interest under the notes to the extent of any payment by the securities insurer under the Guaranty Policy.

To the fullest extent permitted by applicable law, the securities insurer agrees under the Guaranty Policy not to assert, and waives, for the benefit of each noteholder, all its rights, whether by counterclaim, setoff or otherwise, and defenses.  The waived defenses include, without limitation, the defense of fraud, whether acquired by subrogation, assignment or otherwise.  The securities insurer waives these rights to the extent that these rights and defenses may be available to the securities insurer to avoid payment of its obligations under the Guaranty Policy in accordance with the express provisions of the Guaranty Policy.

Claims under the Guaranty Policy constitute direct, unsecured and unsubordinated obligations of the securities insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the securities insurer for borrowed money.  Claims against the securities insurer under the Guaranty Policy and claims against the securities insurer under each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of the securities insurer.  The terms of the Guaranty Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the issuing entity.  The Guaranty Policy may not be cancelled or revoked prior to distribution in full of the notes.  [The Guaranty Policy is not covered by the property/casualty insurance security fund specified in [    ] of the [    ] Insurance Law.]]

[The Securities Insurer

General.  The principal executive offices of the securities insurer are located at [_______________].

Reinsurance.  Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by the securities insurer or its domestic [or Bermuda] operating insurance company subsidiaries are generally reinsured among these companies on an agreed-upon percentage.  This percentage is substantially proportional to their respective capital, surplus and reserves, and is subject to applicable statutory risk limitations.  In addition, the securities insurer reinsures a portion of its liabilities under some of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis.  This reinsurance is utilized by the securities insurer as a risk management device and to comply with statutory and rating agency requirements; it does not alter or limit the securities insurer’s obligations under any financial guaranty insurance policy.

Ratings.  The securities insurer’s insurance financial strength is rated “____” by _______________.  The securities insurer’s insurer financial strength is rated “_________” by _____________.  The securities insurer’s claims-paying ability is rated “____” by _____________ Investment Information, Inc. These ratings reflect only the views of the respective rating agencies, and are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by the rating agencies.

Capitalization.  The following table sets forth the capitalization of the securities insurer and its wholly-owned subsidiaries on the basis of generally accepted accounting principles as of ________________, as well as the capitalization as adjusted to give effect to specific transactions entered into during ___________:

_______________, 20__
	Actual	As Adjusted
(Unaudited) (In thousands)
Deferred Premium Revenue (net of prepaid reinsurance premiums)
Surplus Certificates
Minority Interest
Shareholder’s Equity:
Common Stock
Additional Paid-In Capital
Accumulated Other Comprehensive Income (net of deferred income taxes)
Accumulated Earnings
Total Shareholder’s Equity
Total Deferred Premium Revenue, Surplus Certificates, Minority Interest and Shareholder’s Equity

For further information concerning the securities insurer, see the Consolidated Financial Statement of the Securities Insurer and Subsidiaries, and the certificates thereto, incorporated by reference to this prospectus supplement.  The securities insurer’s financial statements are included as exhibits to the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission and at the Holdings web site, http://www.[       ].  Copies of the statutory quarterly and annual statements filed with the [    ] [    ] by the securities insurer are available by request to [    ] [    ].

The consolidated financial statements of the securities insurer are included in, or as exhibits to, the following documents.  These documents have been filed with the Securities and Exchange Commission by Holdings and are incorporated by reference in this prospectus supplement:

(a)      Annual Report on Form 10-K of Holdings for the year ended __________, which Report includes as an exhibit the securities insurer’s audited consolidated financial statements for the year ended ___________; and

(b)      Quarterly Report on Form 10-Q for the period ended ____________, which report includes as an exhibit the securities insurer’s unaudited financial statements for the nine month period ended ________________.

All financial statements of the securities insurer included in documents filed by Holdings pursuant to Section 13(a) 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part of it from the respective dates of filing the related documents.

The depositor will provide a copy of any or all of the foregoing financial statements incorporated in this prospectus supplement by reference.  These copies will be provided without charge to any person to whom this prospectus supplement is delivered, and only if requested by that person.  [Requests for these copies should be directed to the depositor at [    ], [    ]].

The depositor hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the financial statements of the securities insurer included in or as an exhibit to the annual report of Holdings filed pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement, shall be deemed to be a new registration statement relating to the notes offered by this prospectus supplement.  The offering of the notes at the time of the filing shall be deemed to be the initial bona fide offering of the notes.

The securities insurer is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the [    ], its state of domicile.  In addition, the securities insurer and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business.  [As a financial guaranty insurance corporation licensed to do business in the [    ], the securities insurer is subject to [Article 69 of the New York Insurance Law] which, among other things,

•	[limits the business of this type of insurer to financial guaranty insurance and related lines,]

•	[requires that these insurers maintain a minimum surplus to policy holders,]

•	[establishes contingency, loss and unearned premium reserve requirements for each applicable insurer, and]

•	[limits the size of individual transactions and the volume of transactions that may be underwritten by these insurers.]

Other provisions of the [New York Insurance Law], applicable to non-life insurance companies like the securities insurer, regulate, among other things,

•	[permitted investments,]

•	[payment of dividends,]

•	[transactions with affiliates,]

•	[mergers, consolidations, acquisitions or sales of assets and]

•	[incurrence of liability for borrowings].]

THE TRANSFER AND SERVICING AGREEMENT

Servicing

The mortgage loans will be serviced by the servicer under the supervision of the master servicer to the extent provided in the transfer and servicing agreement and consistent with the servicing agreement (the “servicing agreement”).  Any transfer of servicing to one or more successor servicers will be subject to the conditions set forth in the transfer and servicing agreement and the servicing agreements, as applicable.  The master servicer will not be ultimately responsible for the performance of the servicing activities by the servicer, except as described under “—Advances” below.  In addition, the master servicer will not be responsible for the supervision of the activities of the servicer related to resolution of defaulted mortgage loans, including collections, modifications, foreclosure and disposition of REO Property.  If the servicer fails to fulfill its obligations under the servicing agreement, the master servicer will be obligated to terminate the servicer and, within 90 days of such termination, appoint a successor servicer that satisfies the eligibility requirements set forth in the servicing agreement.

[TO BE UPDATED AS NECESSARY TO INCLUDE INFORMATION REQUIRED BY REGULATION AB, ITEMS 1108(A) AND 1122(D) FOR THE SERVICING STRUCTURE AND THE PARTIES INVOLVED.]

Subservicers

The servicer may enter into subservicing agreements with subservicers for the servicing and administration of the mortgage loans.  However, as set forth in the transfer and servicing agreement, no subservicing agreement will generally take effect until 30 days after written notice is received by the parties to that agreement.  The terms of any subservicing agreement may not be inconsistent with any of the provisions of the transfer and servicing agreement and the servicing agreement.  Any subservicing agreement will include the provision that such agreement may be immediately terminated by the depositor or the issuer without fee, in accordance with the terms of the transfer and servicing agreement, in the event that the servicer, for any reason, is no longer the servicer (including termination due to a servicer event of default).

The servicer will remain obligated and primarily liable to the issuer and the master servicer for the servicing and administering of the mortgage loans in accordance with the provisions of the transfer and servicing agreement and the servicing agreement without diminution of such obligation or liability by virtue of the subservicing agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the servicer alone were servicing and administering the mortgage loans.  The servicer will be solely liable for all fees owed by it to any subservicer, regardless of whether the servicer’s compensation is sufficient to pay the subservicer fees.

Servicing and Trustee Fees and Other Compensation and Payment of Expenses

The fees of the master servicer, the servicer, the owner trustee and the indenture trustee are described in this prospectus supplement under  “Description of the Notes—Administration Fees.” In addition, the servicer will be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, any late payment charges, modification fees, assumption fees and other similar items.  Each of the master servicer and the servicer will also be entitled to withdraw from its collection account and any escrow account (to the extent permitted by applicable law and the mortgage loan documents) any net interest or other income earned on deposits in those accounts.  In addition, the servicer will be entitled to retain any net Prepayment Interest Excesses related to the mortgage loans serviced by it for any payment date to the extent they are not required to offset prepayment interest shortfalls resulting from principal prepayments in full that are received during the related Prepayment Period.  See “—Prepayment Interest Shortfalls” below.  The servicer is required to pay all expenses incurred by it in connection with its servicing activities under servicing agreement and is not entitled to reimbursement for such expenses except as specifically provided in the transfer and servicing agreement.

In addition to the indenture trustee fee, the indenture trustee will be entitled to any net interest or other income earned on deposits in the note payment account or certificate distribution account, as applicable.

P&I Advances and Servicing Advances

P&I Advances.  The servicer (including the master servicer as successor servicer and any other successor servicer, if applicable) is required to make P&I Advances on each Servicer Remittance Date with respect to each mortgage loan, subject to its determination that such advance would be recoverable.  The servicer will not be required, however, to make any P&I Advances with respect to reductions in the amount of the monthly payments due on the mortgage loans as a result of bankruptcy proceedings or the application of the Relief Act.  Such P&I Advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions, and are intended to provide sufficient funds for the payment of interest to the holders of the notes.  Notwithstanding the servicer’s determination that a P&I Advance was recoverable when made, if such P&I Advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement for that P&I Advance from the issuing entity.  The servicer (including the master servicer as successor servicer and any other successor servicer, if applicable), acting as backup servicer, will advance its own funds to make P&I Advances prior to the applicable payment date if the servicer fails to do so, subject to its own recoverability determination and as required under the servicing agreement or transfer and servicing agreement, as applicable.  See “Description of the Notes—Payments on the Mortgage Loans” in this prospectus supplement.

Servicing Advances.  The servicer is required to advance amounts with respect to the mortgage loans, subject to its determination that such advance would be recoverable, constituting “out-of-pocket” costs and expenses relating to:

•	the preservation, restoration, inspection and protection of the mortgaged property,

•	enforcement or judicial proceedings, including foreclosures and litigation, and

•	certain other customary amounts described in the servicing agreement.

These servicing advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions.  In the event that, notwithstanding the servicer’s good faith determination at the time the servicing advance was made, that it would be recoverable, the servicing advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement for that advance from the issuing entity.

Recovery of Advances.  The servicer may recover P&I Advances and servicing advances to the extent permitted by the transfer and servicing agreement, including from the collection of principal and interest on the mortgage loans that is not required to be remitted in the month of receipt on the Servicer Remittance Date, or, if not recovered from such collections or from the mortgagor on whose behalf such servicing advance or P&I Advance was made, from late collections on the related mortgage loan, including Liquidation Proceeds, Subsequent Recoveries, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the servicer from the mortgagor or otherwise relating to the mortgage loan.  If the servicer makes a P&I Advance due to a shortfall caused by the application of the Relief Act, the servicer may recover such P&I Advance from the collection account.  In the event a P&I Advance or a servicing advance becomes a nonrecoverable advance, the servicer may be reimbursed for such advance from the collection account.

The servicer will not be required to make any P&I Advance or servicing advance which it determines would be a nonrecoverable P&I Advance or nonrecoverable servicing advance.  A P&I Advance or servicing advance is “nonrecoverable” if in the good faith business judgment of the servicer (as stated in an officer’s certificate of the servicer delivered to the indenture trustee), that P&I Advance or servicing advance would not ultimately be recoverable.

In addition, capitalized advances, with respect to any mortgage loan, may only be reimbursed from either (1) the principal portion of the scheduled monthly payments or the principal portion of any unscheduled payments collected on all of the mortgage loans during the related period, or (2) solely from collections received from the borrower for such mortgage loan.

Prepayment Interest Shortfalls

In the event any principal prepayment or other recovery of principal on a mortgage loan is received in advance of its scheduled due date and is not accompanied by a payment of scheduled interest due on any date in any subsequent month during the portion of the applicable Prepayment Period that ends on the last calendar day of the month prior to the Servicer Remittance Date, the servicer will be obligated to pay, by no later than that Servicer Remittance Date, compensating interest, without any right of reimbursement, for shortfalls in interest collections (net of the servicing fee) resulting from those principal prepayments or other recoveries of principal (such shortfalls, “Prepayment Interest Shortfalls”).  The amount of compensating interest payable by the servicer will be equal to the difference between all amounts allocable to the interest received (net of the servicing fee) by the servicer in connection with such principal prepayments and other recoveries of principal and thirty days’ interest on the amount of such principal prepayments and other recoveries of principal, at the applicable mortgage interest rate (the amount so payable by the servicer, “Compensating Interest”).  The master servicer will be required to make payments of Compensating Interest to the extent the servicer is required to make any such payment and fails to do so, in an amount not to exceed the aggregate master servicing fee for the related period.

Servicer Reports

As set forth in the transfer and servicing agreement, on a date preceding the applicable payment date, the master servicer is required to deliver to the depositor and the indenture trustee a master servicer remittance report setting forth the information necessary for the indenture trustee to make the distributions set forth under “Description of the Notes—Payments of Interest and Principal” in this prospectus supplement and containing the information to be included in the distribution report for that payment date delivered by the indenture trustee.  The servicing agreement requires the servicer to furnish certain reports to the master servicer on a monthly basis.

The servicer is required to deliver to the master servicer, and the master servicer is required to deliver to the depositor, the indenture trustee and the rating agencies by not later than [__] of each year, starting in [__], an officer’s certificate stating that:

•	a review of the activities of the master servicer during the preceding calendar year and of performance under the transfer and servicing agreement has been made under such officer’s supervision; and

•
to the best of such officer’s knowledge, based on such review, the servicer has fulfilled all of its obligations under the transfer and servicing agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status of such default.

In addition, on or prior to [__] of each year (in which the issuing entity is required to file a form 10-K), commencing on [__],[__], the servicer, the master servicer and the indenture trustee will be required to deliver to the depositor an assessment of compliance with servicing criteria that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB (17 CFR 229.1122) to assess compliance with the applicable servicing criteria;

•
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

•
a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

Each party that is required to deliver an assessment of compliance with servicing criteria will also be required to simultaneously deliver an attestation report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.  You may obtain copies of these statements and reports without charge upon written request to the indenture trustee at the address provided in this prospectus supplement.

Collection and Other Servicing Procedures

The servicer will be responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the provisions of the servicing agreement, follow such collection procedures as it follows with respect to loans held for its own account that are comparable to the mortgage loans.  Consistent with the above, the servicer may (i) waive any late payment charge, Prepayment Premium or, if applicable, any penalty interest, or (ii) employ loss mitigation strategies including, but not limited to, forbearance plans and repayment options provided they are in accordance with accepted servicing practices as set forth in the servicing agreement.

The servicer will be required to act with respect to mortgage loans in default, or as to which default is reasonably foreseeable, in accordance with procedures set forth in the servicing agreement.  These procedures among other things, may result in (i) foreclosing on the mortgage loan, (ii) accepting the deed to the related mortgaged property in lieu of foreclosure, (iii) granting the borrower under the mortgage loan a modification or forbearance, which may consist of waiving, modifying or varying any term of such mortgage loan (including modifications that would change the mortgage interest rate, forgive the payment of principal or interest, or extend the final maturity date of such mortgage loan) or (iv) accepting payment from the borrower of an amount less than the principal balance of the mortgage loan in final satisfaction of the mortgage loan.  In addition, the final maturity date of any mortgage loan may not be extended beyond the maturity date for the offered notes.

The servicer will be required to accurately and fully report its borrower payment histories to all three credit repositories in a timely manner with respect to each mortgage loan.

If a mortgaged property has been or is about to be conveyed by the mortgagor, the servicer will be obligated to accelerate the maturity of the mortgage loan, unless the servicer, in its sole business judgment, believes it is unable to enforce that mortgage loan’s “due-on-sale” clause under applicable law or that such enforcement is not in the best interest of the issuing entity.  If the servicer reasonably believes it may be restricted for any reason from enforcing such a “due-on-sale” clause or that such enforcement is not in the best interest of the issuing entity, the servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

Any fee collected by the servicer for entering into an assumption agreement will be retained by the servicer as additional servicing compensation.  In connection with any such assumption, the mortgage interest rate borne by the mortgage note relating to each mortgage loan may not be decreased.  For a description of circumstances in which the servicer may be unable to enforce “due-on-sale” clauses, see “Certain Legal Aspects of Residential Loans—Enforceability of Certain Provisions” in the accompanying prospectus.

Hazard Insurance

The servicer is required to cause to be maintained for each mortgaged property a hazard insurance policy with coverage which contains a standard mortgagee’s clause.  Such coverage will contain a standard mortgagee’s clause that conforms to the requirements of Fannie Mae or Freddie Mac.  As set forth above, all amounts collected by the servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer’s normal servicing procedures, will ultimately be deposited in the collection account.  The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extent to which information in this regard is furnished to the servicer by a borrower.  The servicing agreement provides that the servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy issued by an insurer rated A:VI or better in Best’s Key Rating Guide and conforming to the requirement of Fannie Mae or Freddie Mac, insuring against losses on the mortgage loans.  If such blanket policy contains a deductible clause, the servicer is obligated to deposit in the collection account the sums which would have been deposited in the collection account but for such clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.  Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the terms of the policies are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following:  war, revolution, governmental actions, floods and other weather-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism.  The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss.  If the insured’s coverage falls below this specified percentage, such clause generally provides that the insurer’s liability in the event of partial loss does not exceed the greater of (x) the replacement cost of the improvements less physical depreciation or (y) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Since residential properties, generally, have historically appreciated in value over time, if the amount of hazard insurance maintained on the improvements securing the mortgage loans were to decline as the principal balances owing on the improvements decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

[Primary Mortgage Insurance

With respect to certain 60+ LTV Mortgage Loans, the servicer is required to maintain the PMI Policy in full force and effect.  Prior to entering into any assumption or substitution agreement, the servicer is required to obtain the written consent of the PMI Insurer of such assumption or substitution of liability in accordance with the terms of the PMI Policy, and the servicer will take all action which may be required by the PMI Insurer as a condition to the continuation of coverage under the PMI Policy.

In connection with its activities as servicer, the servicer is required to prepare and present, on behalf of itself and the issuing entity, claims to the PMI Insurer under the PMI Policy in a timely fashion in accordance with the terms of the primary mortgage insurance policy and, in this regard, to take such action as would be necessary to permit recovery under the PMI Policy respecting a defaulted mortgage loan.  Any amounts collected by the servicer under the PMI Policy are required to be deposited in the collection account, subject to withdrawal pursuant to the transfer and servicing agreement.

Any premiums payable on the PMI Policy and any taxes on those premiums will be expenses borne by the issuing entity.]

Realization Upon Defaulted Mortgage Loans

[Subject to the PMI Insurer’s prior written consent with respect to certain 60+ LTV Mortgage Loans], the servicer will be required to foreclose upon, or otherwise comparably convert to ownership, mortgaged properties securing such of the mortgage loans as come into default when, in the opinion of the servicer, no satisfactory arrangements can be made for the collection of delinquent payments.  In connection with such foreclosure or other conversion, the servicer will follow such practices as it deems necessary or advisable and as are in keeping with the servicer’s general loan servicing activities and the servicing agreement; provided, that the servicer will not expend its own funds in connection with foreclosure or other conversion or toward the restoration of any property unless the servicer believes such foreclosure or restoration will increase net Liquidation Proceeds and that such expenses will be recoverable by the servicer.

Removal and Resignation of the Master Servicer

The indenture trustee may, and, at the direction of the majority of voting rights in the notes, is required to, remove the master servicer upon the occurrence and continuation beyond the applicable cure period of an event described in clauses (a), (b), (c), (d), (e), (f), (g), (h) and (i) below.  Each of the following constitutes a “master servicer event of default”:

(1)           any failure by the master servicer to remit to the indenture trustee any payment required to be made by the master servicer under the terms of the transfer and servicing agreement, which continues unremedied for one business day after the date upon which written notice of such failure, requiring the same to be remedied, is given to the master servicer by the depositor or by the indenture trustee, or to the master servicer, the depositor and the indenture trustee by the holders of notes entitled to at least 25% of the voting rights in the notes; or

(2)           any failure on the part of the master servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the master servicer contained in the transfer and servicing agreement, which continues unremedied for a period of 30 days (except that such number of days will be 10 in the case of a failure to observe or perform the obligation to deliver the officer’s certificate or the accountant’s statement described under “—Servicer Reports” in this prospectus supplement) after the earlier of (i) the date on which written notice of such failure requiring the same to be remedied is given to the servicer by the depositor or the indenture trustee, or to the master servicer, the depositor and the indenture trustee by any holders of notes entitled to at least 25% of the voting rights in the notes and (ii) actual knowledge of such failure by a servicing officer of the master servicer; or

(3)           a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the master servicer and such decree or order remains in force, undischarged or unstayed for a period of 60 consecutive days; or

(4)           the master servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the master servicer or of or relating to all or substantially all of the master servicer’s property; or

(5)           the master servicer admits in writing its inability generally to pay its debts as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

(6)           the failure by the master servicer (in its capacity as successor servicer) to make any P&I Advance on any Servicer Remittance Date which continues unremedied for one business day after that Servicer Remittance Date; or

(7)           any breach of a representation and warranty of the master servicer, which materially and adversely affects the interests of the noteholders and which continues unremedied for a period of 30 days after the date upon which written notice of such breach is given to the master servicer by the indenture trustee or by the depositor, or to the master servicer, the indenture trustee or the depositor by the holders of notes entitled to at least 25% of the voting rights in the notes; or

(8)           the master servicer ceases to meet the servicer’s eligibility qualifications of Fannie Mae and Freddie Mac; or

(9)           the master servicer attempts to assign its right to master servicing compensation or it attempts to sell or otherwise dispose of all or substantially all of its assets or assign the transfer and servicing agreement or assign its master servicing responsibilities other than in accordance with the transfer and servicing agreement; or

(10)         the master servicer fails to maintain its license to do business or master service residential mortgage loans in any jurisdiction, where the mortgaged properties are located.

The master servicer may not assign its obligations under the transfer and servicing agreement nor resign from the obligations and duties imposed on it by the transfer and servicing agreement except by mutual consent of each party to that agreement or upon the determination that the master servicer’s duties under the transfer and servicing agreement are no longer permissible under applicable law and such incapacity cannot be cured by the master servicer without the incurrence of unreasonable expense.  No such resignation will become effective until a successor has assumed the master servicer’s responsibilities and obligations in accordance with the transfer and servicing agreement.

Upon removal or resignation of the master servicer, in accordance with the transfer and servicing agreement, the indenture trustee will be the successor master servicer.  The indenture trustee, as successor master servicer, will be obligated to make P&I Advances and servicing advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable.  If, however, the indenture trustee is unwilling or unable to act as successor master servicer, or if the holders of notes entitled to at least a majority of the voting rights in the notes so request, the indenture trustee is required to appoint, or petition a court of competent jurisdiction to appoint, in accordance with the provisions of the transfer and servicing agreement, any established mortgage loan servicing institution acceptable to the rating agencies as the successor master servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the predecessor master servicer.

The servicing agreement will generally provide “servicer events of default” and restrictions on assignability and transfer as described above with respect to the master servicer.  Upon removal or resignation of the servicer, in accordance with the servicing agreement, the master servicer will be the successor servicer.  The master servicer, as successor servicer, will be obligated to make P&I Advances and servicing advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable.  If, however, the master servicer is unwilling or unable to act as successor servicer, or if the holders of notes entitled to at least a majority of the voting rights in the notes so request, the master servicer is required to appoint, or petition a court of competent jurisdiction to appoint, in accordance with the provisions of the servicing agreement, any established mortgage loan servicing institution acceptable to the rating agencies as the successor servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the predecessor servicer.

Any successor to the servicer as servicer will be required to give notice to the borrowers of such change of servicer, in accordance with applicable federal and state law, and will be required, during the term of its service as servicer, to maintain in force the insurance policy or policies that the servicer is required to maintain.

The master servicer, the servicer and any successor servicer will at all times be required to be a Fannie Mae-approved and Freddie Mac-approved seller/servicer in good standing, maintain a net worth of at least $30,000,000 (as determined in accordance with generally accepted accounting principles), and maintain its license to do business or service residential mortgage loans in any jurisdictions in which the mortgaged properties are located.

The indenture trustee, the master servicer and any other successor servicer in such capacity is entitled to the same reimbursement for advances and no more than the same servicing compensation (including income earned on the collection account) as the servicer or such greater compensation if consented to by the rating agencies rating the LIBOR notes and a majority of the noteholders.  See “—Servicing and Trustee Fees and Other Compensation and Payment of Expenses” above.

Eligibility Requirements for Each Trustee; Resignation and Removal of Each Trustee

Each trustee must be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate issuing entity powers.  Each trustee must have a combined capital and surplus of at least $50,000,000, be subject to supervision or examination by federal or state authority and have a credit rating that would not cause any of the rating agencies to reduce their respective then current ratings of the notes.  In case at any time a trustee ceases to be eligible, such trustee will resign in the manner and with the effect as specified below.

Each trustee may at any time resign as trustee by giving written notice of resignation to the depositor, the master servicer, the servicer and each rating agency not less than 60 days before the date specified in such notice, when such resignation is to take effect, and acceptance by a successor trustee meeting the trustee eligibility requirements.  If no successor trustee meeting the eligibility requirements has been so appointed and has accepted appointment within 30 days after the giving of such notice or resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time a trustee ceases to meet the eligibility requirements and fails to resign after written request by the depositor, or if at any time such trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of such trustee or of its property is appointed, or any public officer takes charge or control of such trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the issuing entity by any state in which such trustee or the issuing entity is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the depositor may remove such trustee and appoint a successor trustee.

The holders of notes entitled to a majority of the voting rights may at any time remove either trustee and appoint a successor trustee by written instrument or instruments, signed by such holders or their attorneys-in-fact duly authorized.

Any resignation or removal of a trustee and appointment of a successor trustee will become effective upon acceptance of appointment by the successor trustee.

Indemnification

The transfer and servicing agreement provides that no party thereto nor any of its respective directors, officers, employees or agents will be under any liability to the noteholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the transfer and servicing agreement, or for errors in judgment.  However, no party thereto will be protected against liability arising from any breach of representations or warranties made by it or from any liability which may be imposed by reason of its willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the transfer and servicing agreement.

Each party thereto and its respective directors, officers, employees or agents will be indemnified by the issuing entity and held harmless against any loss, liability or expense incurred in connection with (i) any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the transfer and servicing agreement or (ii) the performance of their respective duties pursuant to the transfer and servicing agreement or the securities, other than any loss, liability or expense incurred by reason of such party’s willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason its reckless disregard of its obligations and duties under the transfer and servicing agreement.

No party thereto is obligated under the transfer and servicing agreement to appear in, prosecute or defend any legal action that is not incidental to its respective duties which in its opinion may involve it in any expense or liability, provided that, in accordance with the provisions of the transfer and servicing agreement, a party thereto, may undertake any action any of them deem necessary or desirable in respect of (i) the rights and duties of the parties to the transfer and servicing agreement and (ii) with respect to actions taken by the depositor, the interests of the issuer and the noteholders.  In the event any such party undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the issuing entity, and such party will be entitled to be reimbursed for such expenses, costs and liabilities out of the assets of the trust.

Amendment

The transfer and servicing agreement may be amended from time to time by all parties thereto by written agreement, without notice to, or consent of, securityholders, (1) to conform the provisions of the transfer and servicing agreement  to the description of such provisions in this prospectus supplement or the accompanying prospectus, (2) to cure any ambiguity or mistake, (3) to correct any defective provision or supplement any provision in the transfer and servicing agreement which may be inconsistent with any other provision, (4) to make any other provisions with respect to matters or questions arising under the agreement, or (5) to comply with any requirements in the Code.  Any amendment to the transfer and servicing agreement pursuant to clause (2) above will require an officer’s certificate of the depositor identifying the mistake, stating that the amendment is needed to correct the mistake and describing the basis for such conclusion; and any amendment of the transfer and servicing agreement pursuant to clauses (4) or (5) above will require an opinion of counsel delivered to the indenture trustee to the extent provided in the transfer and servicing agreement.

The transfer and servicing agreement may be amended from time to time by all parties thereto [with the consent of the PMI Insurer] and holders of securities evidencing percentage interests aggregating not less than 66-2/3% of each class of securities affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the transfer and servicing agreement or of modifying in any manner the rights of the holders of the securities; provided, however, that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any security without the consent of the holder of that security, (ii) adversely affect in any material respect the interests of the holders of any class of securities in a manner other than as described in clause (i) above without the consent of the holders of securities of that class evidencing percentage interests aggregating not less than 66-2/3% of that class, or (iii) reduce the percentage of the securities whose holders are required to consent to any such amendment without the consent of the holders of 100% of the securities then outstanding.  In addition, prior to entering into any amendment with the consent of securityholders as described above, the indenture trustee may require an opinion of counsel to the effect that such amendment is permitted and authorized under the terms of the transfer and servicing agreement and all conditions precedent have been met.

THE INDENTURE AND THE TRUST AGREEMENT

The Owner Trustee and Indenture Trustee

The owner trustee and the indenture trustee and any of their respective affiliates may hold notes in their own names or as pledgees.

For the purpose of meeting the legal requirements of various jurisdictions, the master servicer, the owner trustee and the indenture trustee acting jointly – or in some instances, the owner trustee or the indenture trustee acting alone – will have the power to appoint co-trustees or separate trustees of all or any part of the issuing entity.  If this appointment occurs, all rights, powers, duties and obligations conferred or imposed on the owner trustee by the transfer and servicing agreement and the trust agreement will be conferred or imposed jointly on the owner trustee and the indenture trustee.  All rights, powers, duties and obligations conferred or imposed on the indenture trustee by the transfer and servicing agreement and the indenture will be conferred or imposed jointly on the owner trustee and the indenture trustee.  In any jurisdiction in which the owner trustee or indenture trustee will be incompetent or unqualified to perform acts, all rights, powers, duties and obligations will be conferred singly on this separate trustee or co-trustee.  In each case, this separate trustee or co-trustee will exercise and perform its rights, powers, duties and obligations solely at the direction of the owner trustee or the indenture trustee, respectively.

The owner trustee may resign at any time, in which event the administrator will be obligated to appoint a successor thereto [acceptable to any securities insurer].  The administrator may remove the owner trustee if it ceases to be eligible to continue as owner trustee under the trust agreement, or becomes legally unable to act or becomes insolvent.  In these circumstances, the administrator will be obligated to appoint a successor owner trustee [acceptable to any securities insurer].  Any resignation or removal of the owner trustee and appointment of a successor thereto will not become effective until acceptance of the appointment by that successor.

The indenture trustee may resign at any time, in which event the master servicer will be obligated to appoint a successor thereto [acceptable to any securities insurer].  The holders of a majority in outstanding amount of the notes [with the prior written consent of any securities insurer,] may remove the indenture trustee and may appoint a successor thereto [acceptable to any securities insurer].  The master servicer[, with the prior written consent of any securities insurer,] will be obligated to remove the indenture trustee if the indenture trustee ceases to be eligible to continue as indenture trustee under the indenture or becomes legally unable to act or becomes insolvent.  In these circumstances, the master servicer will be obligated to appoint a successor [acceptable to any securities insurer].  Any resignation or removal and appointment of a successor will not become effective until acceptance of the appointment by the successor [and approval by any securities insurer].

The trust agreement and indenture will provide that the applicable trustee will be entitled to indemnification by the issuing entity, and will be held harmless against, any loss, liability or expense incurred by them not resulting from its own willful misfeasance, bad faith or negligence.  However, the applicable trustee will not be held harmless from a breach of any of its representations or warranties to be set forth in the trust agreement or indenture, as the case may be.

Duties of the Owner Trustee and Indenture Trustee

The owner trustee will make no representations as to the validity or sufficiency of the trust agreement, the securities, other than the execution and authentication of the notes, or of any mortgage loans or related documents.  The owner trustee will not be accountable for the use or application by the depositor, the master servicer or the servicer of any funds paid to the depositor, the master servicer or the servicer in respect of the notes or the mortgage loans, or the investment of any monies by the servicer or the master servicer before these monies are deposited into the trust accounts.  So long as no related event of default has occurred and is continuing, the owner trustee will be required to perform only those duties specifically required of it under the trust agreement.  Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the owner trustee under the trust agreement.  Accordingly, the owner trustee will only be required to examine those certificates, reports or other instruments to determine whether they conform to the requirements of the trust agreement.

The owner trustee will not be charged with knowledge of a failure by the servicer or the master servicer to perform its duties under the trust agreement or the transfer and servicing agreement, as applicable.  This failure constitutes a servicer event of default, unless the owner trustee obtains the actual knowledge of a failure as specified in the trust agreement.

The owner trustee will be under no obligation, at the request, order or direction of any of the holders of Residual Interest Certificates, to

•	exercise any of the rights or powers vested in it by the trust agreement;

•	make any investigation of matters arising under the trust agreement; or

•	institute, conduct or defend any litigation under or in relation to the trust agreement,

unless those holders have offered to the owner trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.  Subject to the rights or consent of the holders of notes[, the securities insurer] and the indenture trustee, no holder of a Residual Interest Certificate will have any right under the trust agreement to institute any proceeding with respect to the trust agreement, unless the holder of the Residual Interest Certificate previously has given to the owner trustee written notice of the occurrence of a servicer event of default and the servicer event of default arises from the servicer’s failure to remit payments when due.

The indenture trustee will make no representations as to the validity or sufficiency of the indenture, the notes, other than the authentication of the notes, or of any mortgage loans or related documents.  The indenture trustee will not be accountable for the use or application by the depositor, the master servicer or the servicer of any funds paid to the depositor, the master servicer or the servicer in respect of the notes or the mortgage loans, or the investment of any monies by the servicer or the master servicer before these monies are deposited into the trust accounts.  So long as no event of default under the indenture will have occurred and be continuing, the indenture trustee will be required to perform only those duties specifically required of it under the indenture.  Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the indenture trustee under the indenture.  Accordingly, the indenture trustee will only be required to examine them to determine whether they conform to the requirements of the indenture and to the making of monthly distributions to the Security Owners [and the filing of claims under the Guaranty Policy].  The indenture trustee will not be charged with knowledge of a failure by the servicer or the master servicer to perform its duties under the indenture or the transfer and servicing agreement, as applicable.  This failure constitutes an event of default under the indenture, unless the indenture trustee obtains the actual knowledge of a failure as specified in the indenture.

The indenture trustee will be under no obligation, at the request, order or direction of any of the holders of notes, to

•	exercise any of the rights or powers vested in it by the indenture;

•	make any investigation of matters arising under the indenture; or

•	institute, conduct or defend any litigation under or in relation to the indenture,

unless the applicable holders have offered to the indenture trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

No holder of notes will have any right under the indenture to institute any proceeding with respect to the indenture, unless [the applicable holder has obtained the prior written consent of any securities insurer] and the applicable holder gave to the indenture trustee prior written notice of the occurrence of an event of default under the indenture and the event of default arises from the master servicer’s failure to remit payments when due or holders of notes representing more than 25% of the aggregate voting interests of the notes then outstanding have made written request of the indenture trustee to institute a related proceeding in its own name as the indenture trustee under the indenture and have offered to the indenture trustee reasonable indemnity and the indenture trustee has for 30 days neglected or refused to institute any related proceedings.

Certain Covenants

For so long as the notes are outstanding, except in connection with the consummation of one of the transactions contemplated by the following sentence, the issuing entity may not liquidate or dissolve and must maintain its continued existence.  The issuing entity also may not consolidate or merge with or into any other person or, except as described herein, convey or transfer its properties and assets substantially as an entirety without the consent of holders of notes representing not less than 66 2/3% of each class of notes, and unless (a) the person (if other than the trust) formed or surviving such merger or consolidation or acquiring such assets will have expressly assumed, by supplemental indenture in form satisfactory to the indenture trustee, the due and punctual payment of principal of and interest on all notes and the performance of every applicable covenant of the indenture to be performed, by the trust, (b) immediately after giving effect to such transaction, no default or event of default will have occurred, and be continuing, (c) the indenture trustee has received written confirmation from the related rating agency to the effect that the consummation of such transaction will not cause the related rating agency to qualify, downgrade or withdraw the applicable then current rating of the notes and (d) the indenture trustee has received from the issuing entity an officer’s certificate and an opinion of counsel, each to the effect that, among other things, such transaction will not have any material adverse tax consequence to the issuing entity or any noteholder and that such transaction complies with the foregoing requirements.

The issuing entity may not incur, assume, have outstanding or guarantee any indebtedness other than the notes issued pursuant to the indenture.

Modifications of the Indenture

Modifications of and amendments to the indenture may be made by the issuing entity and the indenture trustee, with the consent of the noteholders of not less than 66-2/3% of each class of outstanding notes (exclusive of any securities held by the sponsor, the depositor or any of their affiliates) affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the noteholders under the indenture; provided that no such supplemental indenture will, without the consent of the noteholders of 100% in aggregate class principal balance of the outstanding notes affected thereby, among other things, (i) change the Maturity Date or the Payment Date of any principal, interest or other amount on any note, or reduce the class principal balance thereof or the interest rate thereon, (ii) authorize the indenture trustee to agree to delay the timing of, or (except in connection with a loan modification) reduce the payments to be made on, the mortgage loans, (iii) change the coin or currency in which the principal of any note or interest thereon is payable, (iv) impair the right to institute suit for the enforcement of any such payment on or with respect to any note on or after its Maturity Date, (v) reduce the percentage of the then aggregate class principal balance of the notes, the consent of the noteholders of which is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults, (vi) reduce the requirements contained in the indenture for voting with respect to the notes, (vii) change any obligation of the issuing entity to maintain an office or agency in the places and for the purposes required by the indenture, (viii) modify provisions for payment on the notes or the issuer’s negative covenants, (ix) deprive any noteholder of the benefit of the security interest in the trust estate except as otherwise provided in the indenture, or (x) release from the lien of the indenture (except as specifically permitted thereby on the date of execution thereof) all or any part of the trust estate.  No modifications of and amendments to the indenture that adversely affects the interest of the Residual Interest Certificates may be made without the consent of such securityholders.

The issuing entity and the indenture trustee may also amend the indenture without obtaining the consent of noteholders or the holders of the Residual Interest Certificates, to (i) conform the provisions of the indenture to the description of such provisions in this prospectus supplement and the accompanying prospectus, (ii) correct any typographical error, (iii) cure any ambiguity or mistake, including, without limitation, correcting or supplementing any provision therein which may be inconsistent with any other provision therein and conforming the indenture to the final version of this prospectus supplement, (iv) add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code or (v) make or amend any other provisions with respect to matters or questions arising under the indenture; provided that such action may not materially adversely affect the interests of any noteholders or affect in any material respect the permitted activities of the indenture trustee thereunder.  Any such amendment pursuant to clause (v) will require (a) an opinion of counsel delivered to the indenture trustee to the extent provided in the indenture or (b) if any class of notes had been rated, written or electronic notice (or verbal confirmation from the rating agencies as evidenced by an officer’s certificate of the depositor) to the depositor from the rating agencies that such action will not result in the reduction or withdrawal of the rating of any class of notes or any related securities; provided, however, that solely as to an amendment pursuant to (iii) above, an officer’s certificate of the depositor identifying the ambiguity, mistake or typographical error, stating that the amendment is needed to correct the ambiguity, mistake or typographical error and describing the basis for such conclusion will also be required; and provided, further, that solely as to an amendment pursuant to clause (v) above, an opinion of counsel delivered to the indenture trustee and the issuing entity to the extent provided in the indenture.  In addition, under the terms of the indenture, the indenture trustee may require an opinion of counsel to the effect that the execution of a supplemental indenture or modification is authorized or permitted under the indenture and all conditions precedent have been met.

Such amendments may also be made without the consent of noteholders to evidence and provide for the acceptance of appointment under the indenture by a successor indenture trustee, to add to the covenants of the issuing entity for the benefit of the noteholders, to surrender any right or power conferred upon the trust, to convey, transfer, assign, mortgage or pledge any property to the indenture trustee long as the interests of the noteholders would not be adversely affected, to correct any manifestly incorrect description or amplify the description of any property subject to the lien of the indenture, to modify the indenture as required by applicable law so long as the interests of the noteholders would not be adversely affected and to add any additional events of default, provided such action will not adversely affect the interests of the noteholders.

Optional Redemption

The holders of an aggregate percentage interest in the Residual Interest Certificates in excess of 50% may, at their option, cause the issuing entity to effect an early redemption of the notes on or after any payment date on which the pool principal balance declines to [__]% or less of the cut-off date pool principal balance.  This redemption option will be effected by purchasing all of the mortgage loans from the owner trust at a price equal to or greater than the Termination Price.  The proceeds from the related sale will be paid:

first, to the outstanding issuing entity fees and expenses;

second, to the servicer for unreimbursed advances and to the master servicer for unreimbursed advances, including those advances deemed to be nonrecoverable;

third, to the holders of notes in an amount equal to the then outstanding note principal balance of the notes plus all accrued and unpaid interest on the note principal balance at the note interest rate determined without application of any cap on the interest rate and all unpaid noteholder’s Basis Risk Carry Forward Amounts;

[ fourth, to the securities insurer the Securities Insurer Reimbursement Amount, if any;] and

fifth, to the holders of the Residual Interest Certificates, in an amount equal to the amount of proceeds remaining, if any, after the payments specified in clauses (1) through (4) above.

On or after any payment date the pool principal balance declines to 5% or less of the cut-off date pool principal balance, [the securities insurer or] the servicer may, at each one’s option, cause the issuing entity to effect an early redemption of the notes if the Majority Residual Interest Noteholders fail to exercise their option to cause to the issuing entity to effect an early redemption.

In addition, if the events of default of the issuing entity occur as set forth in the indenture, including:

•	a default in payment of any interest or principal amounts due the holders of the notes;

•	the failure by the issuing entity to observe or perform in any material respect any of its covenants or agreements in the indenture, which failure continues unremedied for 30 days; and

•	events of bankruptcy, insolvency or other similar proceedings relating to the issuing entity,

then [the securities insurer] may, at its option, effect an early redemption of the notes, by purchasing all of the mortgage loans from the owner trustee at a price equal to the Termination Price.

Satisfaction and Discharge of the Indenture

The indenture will be discharged (except with respect to certain continuing rights specified in the indenture) (a)(1) upon the delivery to the indenture trustee for cancellation of all of the notes other than notes which have been mutilated, lost or stolen and have been replaced or paid and notes for which money has been deposited in trust for the full payment thereof (and thereafter repaid to the issuing entity  and discharged from such trust) as provided in the indenture or (2) at such time as all notes not previously canceled by the indenture trustee have become, or, on the next Payment Date, will become, due and payable or called for redemption and the issuing entity will have deposited with the indenture trustee an amount sufficient to repay all of the notes and (b) the issuing entity will have paid all other amounts payable under the indenture.

PREPAYMENT AND YIELD CONSIDERATIONS

Structuring Assumptions

The prepayment model used in this prospectus supplement represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans.  The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related mortgage loans.  With respect to the fixed-rate mortgage loans, the prepayment assumption assumes rates of approximately [__]% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the related mortgage loans and an additional [__]% per annum (precisely [__] expressed as a percentage) in each month thereafter until the fifteenth month.  Beginning in the [___________] month and in each month thereafter during the life of the related mortgage loans, the prepayment assumption assumes a constant prepayment rate of [__]% per annum each month.  The prepayment assumption with respect to the adjustable-rate mortgage loans assumes a constant prepayment rate of [__]% per annum each month.

Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual mortgage loans and the characteristics of the mortgage loans assumed in preparing the tables.  Any discrepancy may have an effect upon the percentages of the Class Note Balances outstanding and weighted average lives of the Offered Notes set forth in the tables.  In addition, since the actual mortgage loans in the issuing entity have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Offered Notes may be made earlier or later than as indicated in the tables.

Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions which collectively are the structuring assumptions:

•	the closing date for the notes occurs on [_____] [__], 20[__];

•	payments on the notes are made on the [__]th day of each month, commencing in [______]20[__], in accordance with the priorities described in this prospectus supplement;

•
the mortgage loan prepayment rates with respect to the assumed mortgage loans are a multiple of the applicable prepayment assumption as stated in the table under the heading “Prepayment Scenarios” under “—Decrement Tables” below;

•	prepayments include 30 days’ interest on the related mortgage loan;

•	the optional termination is not exercised (except with respect to the weighted average life to call);

•	the Specified Subordinated Amount is initially as specified in this prospectus supplement and thereafter decreases in accordance with the provisions in this prospectus supplement;

•
with respect to each adjustable-rate mortgage loan, (a) the mortgage rate for each mortgage loan is adjusted on its next rate Adjustment Date (and on subsequent Adjustment Dates, if necessary) to a rate equal to the Gross Margin plus the Loan Index (subject to the applicable periodic rate cap and minimum and maximum interest rate), (b) the [Six-Month LIBOR Loan Index] remains constant at [__]%, and (c) the scheduled monthly payment on the mortgage loans is adjusted to equal a fully amortizing payment (except with respect to mortgage loans that are interest-only for a period of time);

•	[One-Month LIBOR remains constant at [____]%];

•	no delinquencies or defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced;

•
scheduled payments of interest and/or principal on the mortgage loans are received on the first day of each month commencing in the calendar month following the closing date and are computed prior to giving effect to prepayments received on the last day of the prior month;

•	prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month in which the closing date occurs;

•	the initial Class Note Balance or Notional Amount of each class of notes is as set forth on the cover page of this prospectus supplement;

•	interest accrues on each class of notes at the applicable Pass-Through Rate set forth or described in this prospectus supplement;

•	the Expense Fee Rate with respect to the mortgage loans does not exceed [__]% per annum;

•	[no Swap Termination Payments are paid or received by the issuing entity]; and

•	the assumed mortgage loans have the approximate initial characteristics described below:

Type	Index Name	Cut-off Date Principal Balance ($)	Cut-off Date Gross Interest Rate (%)	Remaining Amortization Term (Months)	Remaining Term to Maturity (Months)	Original Term to Maturity (Months)	Initial Interest-Only Period (Months)	Remaining Interest-Only Period (Months)	Gross Margin (%)	Next Rate Reset (Months)	Rate Reset Frequency (Months)	Minimum Rate (%)	Maximum Rate (%)	Initial Cap (%)	Periodic Cap (%)

While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the prepayment assumption, this is not likely to be the case.  Moreover, discrepancies exist between the characteristics of the actual mortgage loans that will be delivered to the indenture trustee and characteristics of the mortgage loans assumed in preparing the tables in this prospectus supplement.

General

Each Interest Accrual Period for the LIBOR notes will consist of the actual number of days elapsed from the payment date preceding the month of the applicable payment date (or, in the case of the first Interest Accrual Period, from the closing date) through the day before the applicable payment date.

Defaults

The yield to maturity of the LIBOR notes, and particularly the [Class B and Class M] notes, will be sensitive to defaults on the mortgage loans.  If a purchaser of a LIBOR note calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated.  In general, the earlier a loss occurs, the greater is the effect on an investor’s yield to maturity.  There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans.  Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower’s credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

Prepayment Considerations and Risks

The rate of principal payments on the LIBOR notes, the aggregate amount of distributions on the LIBOR notes and the yields to maturity of the LIBOR notes will be related to the rate and timing of payments of principal on the mortgage loans.  The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by a selling party or purchases, pursuant to the optional clean-up call, as described in this prospectus supplement.  Because certain of the mortgage loans contain Prepayment Premiums, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have Prepayment Premiums.  The mortgage loans are subject to the “due-on-sale” provisions included in the mortgage loans.  See “The Mortgage Loan Pool” in this prospectus supplement.

Prepayments, liquidations and purchases of the mortgage loans (including any optional repurchase of the remaining mortgage loans in the issuing entity in connection with the termination of the trust fund, in each case as described in this prospectus supplement) will result in distributions on the LIBOR notes of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans.  Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments.  The extent to which the yield to maturity of a class of LIBOR notes may vary from the anticipated yield will depend upon the degree to which that LIBOR note is purchased at a discount or premium, and the degree to which the timing of payments on that LIBOR note is sensitive to prepayments, liquidations and purchases of the mortgage loans.  Further, an investor should consider the risk that, in the case of any LIBOR note purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any LIBOR note purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.

The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions.  No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

As is the case with fixed-rate mortgage loans, the adjustable-rate mortgage loans, or ARMs, may be subject to a greater rate of principal prepayments in a low interest rate environment.  For example, if prevailing interest rates were to fall, mortgagors with ARMs may be inclined to refinance their ARMs with a fixed-rate loan to “lock in” a lower interest rate.  The existence of the applicable periodic rate cap and Maximum Rate also may affect the likelihood of prepayments resulting from refinancings.  In addition, the delinquency and loss experience of the ARMs may differ from that on the fixed-rate mortgage loans because the amount of the monthly payments on the ARMs are subject to adjustment on each Adjustment Date.  In addition, a substantial majority of the ARMs ([__]) will not have their initial Adjustment Date until two, three or five years after their origination.  The prepayment experience of the [__] Adjustable-rate Mortgage Loans, the [__] Adjustable-rate Mortgage Loans and the [__] Adjustable-rate Mortgage Loans may differ from that of the other ARMs.  The [__] Adjustable-rate Mortgage Loans, the [__] Adjustable-rate Mortgage Loans and the [__] Adjustable-rate Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the mortgage rates on the [__] Adjustable-rate Mortgage Loans, the[__] Adjustable-rate Mortgage Loans or the [__] Adjustable-rate Mortgage Loans (as the case may be) as borrowers seek to avoid changes in their monthly payments.

The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments is consistent with an investor’s expectation.  In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor’s yield to maturity.  The effect on an investor’s yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the LIBOR notes may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

In general, if you purchase a LIBOR note at a premium over its face amount and payments of principal on the mortgage loans occur at a rate faster than that assumed at the time of purchase, your actual yield to maturity will be lower than that anticipated at the time of your purchase.  Conversely, if a LIBOR note is purchased at a discount from its face amount and payments of principal on the mortgage loans at a rate slower than that assumed at the time of your purchase, your actual yield to maturity will be lower than originally anticipated.

When a borrower prepays a mortgage loan in whole or in part prior to the due date in the related Prepayment Period for such mortgage loan, the borrower pays interest on the amount prepaid only to the date of prepayment instead of for the entire month.  In addition, if any principal is recovered in advance of its due date without payment of interest on such amount, absent sufficient Compensating Interest (to the extent available as described in this prospectus supplement to cover Prepayment Interest Shortfalls resulting from such principal prepayments or other recoveries of principal), a shortfall will occur in the amount due to noteholders since the noteholders are generally entitled to receive a full month of interest.  Also, when a borrower prepays a mortgage loan in part together with the scheduled payment for a month on or after the related due date, or when any other recovery of principal is received other than on a due date, the principal balance of the mortgage loan is reduced by the amount in excess of the scheduled payment as of that due date, but the principal is not distributed to noteholders until the payment date in the next month.  Therefore, up to one-month of interest shortfall accrues on the amount of such excess.

No assurance can be given as to the rate or timing of principal payments, prepayments or other recoveries of principal on the mortgage loans.

To the extent that the amount of Compensating Interest is insufficient to cover the deficiency in interest payable as a result of the timing of a prepayment or recovery of principal, the remaining deficiency will be allocated to the LIBOR notes, pro rata, according to the amount of interest to which each class of LIBOR notes would otherwise be entitled in reduction of that amount.

The Pass-Through Rate for each class of LIBOR notes will be adjusted by reference to [One-Month LIBOR], subject to the effects of the applicable limitations described in this prospectus supplement.

The Pass-Through Rate for each class of LIBOR notes may be calculated by reference to the net mortgage rates of the mortgage loans, which are based on the Loan Index.  If the mortgage loans bearing higher mortgage rates, either through higher margins or an increase in the Loan Index (and consequently, higher net mortgage rates), were to prepay, the weighted average net mortgage rate would be lower than otherwise would be the case.  Changes in [One-Month LIBOR] may not correlate with changes in the Loan Index.  It is possible that a decrease in the Loan Index, which would be expected to result in faster prepayments, could occur simultaneously with an increased level of [One-Month LIBOR].  If the sum of [One-Month LIBOR] plus the applicable pass-through margin for a class or classes of LIBOR notes were to be higher than the Loan Cap, as applicable, the Pass-Through Rate on the related LIBOR notes would be lower than otherwise would be the case.  Although holders of the LIBOR notes are entitled to receive any Basis Risk Carry Forward Amount from and to the extent of funds available in the Excess Reserve Fund Account, including Interest Rate Cap Payments (in the case of the Offered Notes), there is no assurance that those funds will be available or sufficient for those purposes.  The ratings of the LIBOR notes do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

[Overcollateralization Provisions

The operation of the overcollateralization provisions of the indenture will affect the weighted average lives of the LIBOR notes and consequently the yields to maturity of those notes.  If at any time the Subordinated Amount is less than the Specified Subordinated Amount, Total Monthly Excess Spread [and certain amounts available in the Swap Account, if any], will be applied as distributions of principal of the class or classes of notes then entitled to distributions of principal, thus reducing the weighted average lives of those notes.  The actual Subordinated Amount may change from payment date to payment date producing uneven distributions of Total Monthly Excess Spread.  There can be no assurance that the Subordinated Amount will never be less than the Specified Subordinated Amount.

Total Monthly Excess Spread generally is a function of the excess of interest collected or advanced on the mortgage loans over the interest required to pay interest on the LIBOR notes and expenses at the Expense Fee Rate, [as well as Net Swap Payments to the Swap Provider].  Mortgage loans with higher net mortgage rates will contribute more interest to the Total Monthly Excess Spread.  Mortgage loans with higher net mortgage rates may prepay faster than mortgage loans with relatively lower net mortgage rates in response to a given change in market interest rates.  Any disproportionate prepayments of mortgage loans with higher net mortgage rates may adversely affect the amount of Total Monthly Excess Spread available to make accelerated payments of principal of the LIBOR notes.

As a result of the interaction of the foregoing factors, the effect of the overcollateralization provisions on the weighted average lives of the LIBOR notes may vary significantly over time and from class to class.]

[Subordinated Notes

Each class of Class M and Class B notes provides credit enhancement for certain other classes of LIBOR notes that have a higher payment priority, and each class of [Class M and Class B] notes may absorb losses on the mortgage loans.  The weighted average lives of, and the yields to maturity on, [Class M and Class B] notes will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans.  If the actual rate and severity of losses on the mortgage loans is higher than those assumed by a holder of a related [Class M or Class B] certificate, the actual yield to maturity on such holder’s certificate may be lower than the yield expected by such holder based on that assumption.  Realized Losses on the mortgage loans will reduce the Class Note Balance of the class of the related [Class M and Class B] notes then outstanding with the lowest relative payment priority if and to the extent that the aggregate Class Note Balances of all classes of notes, following all distributions on a payment date exceeds the total principal balances of the related mortgage loans.  As a result of such a reduction of the Class Note Balance of a class of Subordinated Notes, less interest will accrue on those classes than would otherwise be the case.

The Principal Distribution Amount to be made to the holders of the LIBOR notes includes the net proceeds in respect of principal received upon the liquidation of a related mortgage loan.  If such net proceeds are less than the unpaid principal balance of the liquidated mortgage loan, the total principal balances of the mortgage loans will decline more than the aggregate Class Note Balances of the LIBOR notes, thus reducing the amount of the overcollateralization.  If such difference is not covered by the amount of the overcollateralization or excess interest, the class of [Class M and Class B] notes then outstanding with the lowest relative payment priority will bear such loss.  In addition, the [Class M and Class B] notes will generally not be entitled to any principal distributions prior to the related Stepdown Date or during the continuation of a Trigger Event (unless all of the notes with a higher relative payment priority have been paid in full).  Because a Trigger Event may be based on the delinquency, as opposed to the loss, experience on the mortgage loans, a holder of a [Class M or Class B] certificate may not receive distributions of principal for an extended period of time, even if the rate, timing and severity of Realized Losses on the applicable mortgage loans is consistent with such holder’s expectations.  Because of the disproportionate distribution of principal of the [Class A] notes, depending on the timing of Realized Losses, the [Class M and Class B] notes may bear a disproportionate percentage of the Realized Losses on the mortgage loans.]

[Effect on Yields Due to Net Swap Payments

Any net payment payable to the Swap Provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to noteholders, and may reduce the Pass-through Rates on the LIBOR notes.]

Weighted Average Lives of the LIBOR notes

The weighted average life of a LIBOR note is determined by (a) multiplying the amount of the reduction, if any, of the Class Note Balance of the certificate on each payment date by the number of years from the date of issuance to that payment date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Note Balance of the certificate referred to in clause (a).

For a discussion of the factors which may influence the rate of payments (including prepayments) of the mortgage loans, see “—Prepayment Considerations and Risks” above and “Yield and Prepayment Considerations” in the prospectus.

In general, the weighted average lives of the LIBOR notes will be shortened if the level of prepayments of principal of the mortgage loans increases.  However, the weighted average lives of the LIBOR notes will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of payments of principal of the classes of notes.  See “Description of the Notes—Payments of Interest and Principal” in this prospectus supplement.

The interaction of the foregoing factors may have different effects on various classes of LIBOR notes and the effects on any class may vary at different times during the life of that class.  Accordingly, no assurance can be given as to the weighted average life of any class of LIBOR notes.  Further, to the extent the prices of the LIBOR notes represent discounts or premiums to their respective original Class Note Balances, variability in the weighted average lives of those classes of LIBOR notes will result in variability in the related yields to maturity.  For an example of how the weighted average lives of the classes of Offered Notes may be affected at various constant percentages of the prepayment assumption, see the Decrement Tables below.

Decrement Tables

The following tables indicate the percentages of the initial Class Note Balances of the classes of Offered Notes that would be outstanding after each of the payment dates shown at various constant percentages of the applicable prepayment assumption and the corresponding weighted average lives of those classes.  The tables have been prepared on the basis of the structuring assumptions.  It is not likely that (i) all of the mortgage loans will have the characteristics assumed, (ii) all of the mortgage loans will prepay at the constant percentages of the applicable prepayment assumption specified in the tables or at any other constant rate or (iii) all of the mortgage loans will prepay at the same rate.  Moreover, the diverse remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of the applicable prepayment assumption, even if the weighted average remaining term to maturity and weighted average mortgage rates of the mortgage loans are consistent with the remaining terms to maturity and mortgage rates of the mortgage loans specified in the structuring assumptions.

Prepayment Scenarios

	SCENARIO I	SCENARIO II	SCENARIO III	SCENARIO IV	SCENARIO V
Fixed-rate mortgage loans (% of prepayment assumption)
Adjustable-rate mortgage loans (% of prepayment assumption)

Percent of Initial Class Note Balance Outstanding(1)

DISTRIBUTION DATE	Class A PREPAYMENT SCENARIO
	I	II	III	IV	V

Weighted Average Life to Maturity (years)(2)
Weighted Average Life to Call (years)(2)(3)

(1)	Rounded to the nearest whole percentage.
(2)
The weighted average life of a certificate of any class is determined by (i) multiplying the net reduction, if any, of the Class Note Balance by the number of years from the date of issuance of the certificate to the related payment date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Note Balance described in clause (i).

(3)	Calculation assumes the exercise of the [__]% optional clean-up call on the earliest possible date.

DISTRIBUTION DATE	Class M PREPAYMENT SCENARIO
	I	II	III	IV	V

Weighted Average Life to Maturity (years)(2)
Weighted Average Life to Call (years)(2)(3)

(1)	Rounded to the nearest whole percentage.
(2)
The weighted average life of a certificate of any class is determined by (i) multiplying the net reduction, if any, of the Class Note Balance by the number of years from the date of issuance of the certificate to the related payment date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Note Balance described in clause (i).

(3)	Calculation assumes the exercise of the [__]% optional clean-up call on the earliest possible date.

DISTRIBUTION DATE	Class B PREPAYMENT SCENARIO
	I	II	III	IV	V

Weighted Average Life to Maturity (years)(2)
Weighted Average Life to Call (years)(2)(3)

(1)	Rounded to the nearest whole percentage.
(2)
The weighted average life of a certificate of any class is determined by (i) multiplying the net reduction, if any, of the Class Note Balance by the number of years from the date of issuance of the certificate to the related payment date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Note Balance described in clause (i).

(3)	Calculation assumes the exercise of the [__]% optional clean-up call on the earliest possible date.

Hypothetical Available Funds and Supplemental Interest Rate Cap Table

Assuming that prepayments on the mortgage loans occur at 100% of the applicable fixed-rate or adjustable-rate prepayment assumption (i.e., Scenario III), that no losses are experienced with respect to the mortgage loans, that [One-Month LIBOR] [and the Six-Month LIBOR Loan Index] each remains constant at 20% and that the 10% optional clean-up call is not exercised, the following table indicates the Available Funds and Supplemental Interest Rate Cap that would result for indicated payment dates under an assumed hypothetical scenario.  It is highly unlikely, however, that prepayments on the mortgage loans will occur at a constant rate of 100% of the applicable prepayment assumption or at any other constant percentage.  There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any payment date will conform to the corresponding rate set forth for that payment date in the following table.

Schedule of Available Funds and
Supplemental Interest Rate Cap Rates (Cash Cap)(1)(2)

Distribution Date	Class A Cap (%) Actual/360	Class M Cap (%) Actual/360	Class B Cap (%) Actual/360

(1)
Annualized interest rate based on total interest paid to the applicable class of notes including Accrued Certificate Interest, Unpaid Interest Amounts and Basis Risk Carry Forward Amounts divided by the assumed Class Note Balance.  This includes any payments made from the applicable Interest Rate Cap Agreement and the interest rate swap agreement.

(2)	Assumes [__]% prepayment assumption, no losses, One-month LIBOR of [__]% and Six-month LIBOR Loan Index of [__]%. Assumes [__]% optional clean-up call is not exercised.

Maturity Date

The maturity date for each class of LIBOR notes is the payment date occurring in [______] [20__].

The maturity date for each class of LIBOR notes is the date on which the initial Class Note Balance set forth on the cover page of this prospectus supplement for that class would be reduced to zero.  The maturity dates for all classes have been calculated as the payment date occurring in the month following the latest maturity date of any mortgage loan.

Since the rate of distributions in reduction of the Class Note Balance of each class of LIBOR notes will depend on the rate of payment (including prepayments) of the mortgage loans, the Class Note Balance of each class could be reduced to zero significantly earlier or later than the maturity date.  The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans.  See “—Prepayment Considerations and Risks” and “—Weighted Average Lives of the LIBOR Notes” above in this prospectus supplement and “Yield and Prepayment Considerations” in the prospectus.

FEDERAL INCOME TAX CONSIDERATIONS

Set forth below is a summary of some United States federal income tax considerations relevant to the beneficial owner of a note that holds the note as a capital asset.  Unless otherwise indicated below, this beneficial owner is a United States person, as defined in the accompanying prospectus.  This summary does not address special tax rules that may apply to specific types of investors, including banks, insurance companies and securities dealers, and investors that hold notes as part of an integrated investment.  This summary supplements the discussion contained in the accompanying prospectus under the heading “Certain Federal Income Tax Consequences,” and supersedes that discussion to the extent that it is inconsistent with that discussion.  The authorities on which this discussion is based are subject to change or different interpretations, and any change or new interpretation can apply retroactively.  This discussion is based on the Code and regulations promulgated by the U.S. Department of the Treasury.  Investors are encouraged to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the notes.

Classification of Investment Arrangement

Provided that the interests in the issuing entity that are characterized as debt for federal income tax purposes do not have “different maturities,”  in the opinion of [___________], special counsel to the depositor, the issuing entity will not be treated as an association or a publicly traded partnership taxable as a corporation or a taxable mortgage pool for federal income tax purposes.  Rather the issuing entity will be ignored and treated as a security device if there is a single beneficial owner of the issuing entity and treated as a domestic partnership if there are two or more beneficial owners of the issuing entity.

In general, interests in the issuing entity that are characterized as debt for federal income tax purposes will not have different maturities unless they have different stated maturities or the holders of those interests possess different rights concerning the acceleration of or delay in the maturities of those interests.  Debts that are allocated credit risk unequally do not have, by that reason alone, different maturities. Credit risk is the risk that payments of principal or interest will be reduced or delayed because of a default on an asset that supports the debt obligations.  In addition, debts that carry different coupon rates do not have, by that reason alone, different maturities.

Taxation of Holders

Characterization of the Notes.  There are no regulations, published rulings or judicial decisions addressing the characterization for federal income tax purposes of securities with terms that are substantially the same as those of the notes.  A basic premise of United States federal income tax law is that the economic substance of a transaction generally will determine the United States federal income tax consequences of the transaction.  The determination of whether the economic substance of a loan secured by an interest in property is instead a sale of a beneficial ownership interest in the property has been made by the Internal Revenue Service and the courts.  This determination is based on numerous factors designed to determine whether the issuing entity has relinquished, and the investor has obtained, substantial incidents of ownership in that property.  Among those factors, the primary factors examined are whether the investor has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value.  Based on an assessment of these factors, in the opinion of

[________], special counsel to the depositor, the notes will be treated as indebtedness for federal income tax purposes and not as an ownership interest in the mortgage loans or an equity interest in the Issuing Entity.

Interest and Original Issue Discount.  Interest on the notes will be treated as income to beneficial owners as those amounts are paid or accrue in accordance with the holder’s method of accounting.  It is anticipated that the notes will not be issued with original issue discount for federal income tax purposes.  Any premium or de minimis original issue discount with respect to the notes will be determined in the same manner as described under “Certain Federal Income Tax Consequences—REMICs—Taxation of Owners of Regular Securities—Premium” and “—Original Issue Discount” in the accompanying prospectus.  The prepayment assumption that will be used for accruing original issue discount, for determining if original issue discount is de minimis or for amortizing premium for federal income tax purposes is []% CPR.

Sale, Exchange, Retirement or Other Disposition.  After the sale, exchange, retirement or other disposition of a note, a beneficial owner who holds the note as a capital asset generally will recognize capital gain or loss.  The amount of this capital gain or loss is equal to the difference, if any, between the amount realized, adjusted for accrued stated interest, on the sale or other disposition of the owner’s note and the owner’s cost for the note, increased by any original issue discount or accrued market discount reported as income or decreased by any amortized bond premium.  Long-term capital gains of non-corporate investors - generally, gains on notes held for more than one year - would be subject to a lower maximum tax rate than ordinary income or short-term capital gains of those holders.  Corporations are subject to the same tax rate on ordinary income and capital gains.

Taxation of Certain Foreign Investors.  Interest, including original issue discount, payable to beneficial owners of notes that are nonresident aliens, foreign corporations, or other non-U.S. Persons, that is, any person that is not a “U.S. Person,” will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that the non-U.S. Person:

(1)           is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the depositor or the issuing entity and

(2)           provides the owner trustee, or the person who would otherwise be required to withhold tax from distributions under Code Section 1441 or 1442, with an appropriate statement on (A) Form W-8BEN if the Non-U.S. Person is an individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty or (B) Form W-8BEN-E, if the Non-U.S. Person is an entity eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty.

If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or W-8BEN-E provided by the Non-U.S. Person that owns the note. If the information shown on Form W-8BEN or W-8BEN-E changes, a new Form W-8BEN or W-8BEN-E must be filed. If the foregoing requirements are not met, then interest (including OID) on the notes will be subject to 30% United States withholding tax, unless reduced or eliminated pursuant to an applicable tax treaty.

Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications. Non-U.S. Persons that intend to hold a note through a partnership or other pass-through entity should consult their own tax advisors regarding the application of those Treasury regulations to an investment in a note.

Foreign Account Tax Compliance Act (“FATCA”).  FATCA impose a 30% United States withholding tax on interest payable on a note after June 30, 2014, and gross proceeds from the disposition of a note payable after December 31, 2016, paid to (i) “foreign financial institutions” unless they agree to collect and disclose to the IRS information identifying their direct and indirect U.S. account holders, and (ii) certain “non-financial foreign entities” unless they certify certain information regarding their direct and indirect U.S. owners.

Backup Withholding and Information Reporting

Payments made on the notes and proceeds from the sale of notes to or through some brokers may be subject to a “backup” withholding tax under Section 3406 of the Code unless (i) the noteholder is a U.S. Person and provides a properly completed IRS Form W-9, (ii) the noteholder is a Non-U.S. Person and provides a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E or (iii) the noteholder is as an “exempt recipient” under the Treasury regulations under the Code.

Any amounts subject to backup withholding are usually refunded by the IRS or allowed as a credit against the noteholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Reports of interest, original issue discount and information needed to compute accrued market discount will be made annually to the Internal Revenue Service and to beneficial owners that are not excepted from the reporting requirements.

3.8% Medicare Tax on “Net Investment Income”

U.S. noteholders that are individuals, estates and certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include the interest payments and any gain realized with respect to the notes, to the extent that their net investment income, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. Such U.S. noteholders are encouraged to consult their tax advisors with respect to the 3.8% Medicare tax.

See “Certain Federal Income Tax Consequences—Partnership Trust Funds—Treatment of the Debt Securities as Indebtedness” in the accompanying prospectus.

STATE AND LOCAL TAXES

The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the LIBOR notes under the tax laws of any state or local jurisdiction.  Investors considering an investment in the LIBOR notes may wish to consult their own tax advisors regarding these tax consequences.

ERISA CONSIDERATIONS

General

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Code impose certain requirements on a pension, profit-sharing or other employee benefit plan or other retirement plan or arrangement that is subject to Section 406 of ERISA or Section 4975 of the Code, including a so-called “Keogh” plan, or an individual retirement account, educational savings account or any entity deemed to hold the assets of the foregoing, including insurance company general and separate accounts (each a “Plan”).  ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, including the requirements of investment prudence and diversification, and the requirement that investments of any such Plan be made in accordance with the documents governing the Plan.  Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), and certain church plans (as defined in Section 3(33) of ERISA) if no election has been made under Section 410(d) of the Code, are not subject to ERISA requirements.  Accordingly, assets of those plans may be invested in the notes, subject to the provisions of applicable federal law, and in the case of any plan that is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code, the restrictions imposed under Section 503 of the Code.  Governmental, certain church, non-U.S. and other plans are not subject to ERISA requirements but may be subject to federal, state, local or non-U.S. laws substantially similar to ERISA or Section 4975 of the Code.

In addition to imposing general fiduciary standards, ERISA and Section 4975 of the Code prohibit a broad range of “prohibited transactions” involving assets of Plans and, as relevant here, the acquisition, holding and disposition of certificates between a Plan and persons that are “parties in interest” as described in Section 3(14) of ERISA or “disqualified persons” as described in Section 4975 of the Code (collectively, “Parties in Interest”) with respect to such Plan and impose taxes and/or other penalties under ERISA and/or Section 4975 of the Code on such transactions, unless a statutory or regulatory exception or administrative exemption applies.

In addition, certain transactions involving the assets of the Issuing Entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases notes issued by the Issuing Entity if assets of the Issuing Entity were deemed to be assets of the Plan.  Under a regulation issued by the United States Department of Labor (the “DOL”), the assets of the Issuing Entity would be treated as plan assets of the Plan for the purposes of ERISA and Section 4975 of the Code only if the Plan acquired an “equity interest” in the Issuing Entity and none of the exceptions contained in the Plan Assets regulation was applicable.  An equity interest is defined under the regulation as an interest other than an interest which is treated as indebtedness under applicable local law and which has no substantial equity features.

Although there is little guidance on the subject, the Depositor believes that the notes should be treated as indebtedness without substantial equity features for purposes of the regulation.  This determination is based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of such notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.  Based upon the foregoing and other considerations, and subject to the considerations described below, the notes may be acquired by a Plan.

However, without regard to whether the notes are treated as an equity interest for purposes of the regulation, the acquisition or holding of the notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the issuing entity, the owner trustee, the indenture trustee, the underwriter[s], the depositor or certain of their affiliates is or becomes a party in interest or a disqualified person with respect to such Plan.  In such case, the Investor-Based Exemptions may be applicable as discussed the Prospectus in connection with the acquisition and holding of the notes.  Even if the conditions described in one or more of these exemptions are met, the scope of relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions.  There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes and prospective purchasers that are Plans should consult with their advisors regarding the applicability of any such exemption.

The underwriter[s], the owner trustee, indenture trustee, the depositor, the master servicer, any servicer or their affiliates may be the sponsor of, or investment advisor with respect to, one or more Plans.  Because these parties may receive certain benefits in connection with the sale or holding of the notes, the purchase of the notes using plan assets over which any of these parties or their affiliates has investment authority might be deemed to be a violation of a provision of Title I of ERISA or Section 4975 of the Code.  Accordingly, the notes may not be purchased using the assets of any Plan if the underwriter[s], the owner trustee, the indenture trustee, the depositor or their affiliates has investment authority for those assets, or is an employer maintaining or contributing to the Plan, unless an applicable prohibited transaction exemption is available to cover such purchase.

By acquiring a note, each purchaser will be deemed to represent that either (i) it is not acquiring such Note with the assets of a Plan or any other plan subject to a federal, state, local, non-U.S. or other law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code, or (ii) the acquisition, holding and disposition of such notes will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code because it will satisfy the requirements for exemptive relief under an investor-Based Exemption, or to a nonexempt violation under any federal, state, local, non-U.S. or other substantially similar law.

Other Considerations

Insurance companies contemplating the investment of general account assets in any notes should also consult with their legal advisors with respect to the applicability of Section 401c 1 of ERISA, and the DOL regulations issued thereunder regarding the potential application to, and exemption from, the fiduciary and prohibited transaction provisions of ERISA and/or Section 4975 of the Code to such accounts.

The sale of any note to a Plan will not constitute a representation by the depositor, the underwriter[s], the owner trustee or the indenture trustee that such an investment meets all relevant legal requirements relating to investments by Plans generally or by any particular Plan, or that such an investment is appropriate for Plans generally or for any particular Plan.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code, the effect of the assets of the Issuing Entity being deemed “plan assets” any eligibility based on the Investor-Based Exemptions or any other applicable exemption prior to making an investment in any note.  Each Plan fiduciary should determine whether under the fiduciary standards of investment prudence and diversification, an investment in a note is appropriate for the Plan, also taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

LEGAL INVESTMENT

The Offered Notes will not constitute “mortgage related securities” for purposes of SMMEA.  The appropriate characterization of the Offered Notes under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Notes, is subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of the Offered Notes for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Notes under applicable legal investment restrictions.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Notes) may adversely affect the liquidity of the Offered Notes.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent, the Offered Notes will constitute legal investments for them or are subject to investment, capital, or other restrictions.

See “Legal Investment” in the prospectus.

UNDERWRITING

Subject to the terms and conditions of the underwriting agreement, dated [_____] [_], 20[__] among the depositor and the underwriters, the depositor has agreed to sell to the underwriters and the underwriters, severally and not jointly, have agreed to purchase from the depositor the Offered Notes in the respective principal amounts set forth under their names below:

Underwriter	Principal Amount of [Class A]	Principal Amount of [Class M]	Principal Amount of [Class B]

Total

The depositor is obligated to sell, and the underwriters are obligated to purchase, all of the notes offered under this prospectus supplement if any are purchased.

The underwriters have advised the depositor that they propose to offer the Offered Notes purchased by the underwriters for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices.  The underwriters may effect such transactions by selling such notes to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters or purchasers of the Offered Notes for whom they may act as agent.  Any dealers that participate with the underwriters in the distribution of the Offered Notes purchased by the underwriters may be deemed to be an underwriter, and any discounts or commissions received by them or the underwriters and any profit on the resale of Offered Notes by them or the underwriters may be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

The depositor has been advised by the underwriters that the underwriters presently intend to make a market in the Offered Notes, as permitted by applicable laws and regulations.  The underwriters are not obligated to make a market in the Offered Notes and any market making may be discontinued at any time at the sole discretion of the underwriters.  Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Offered Notes.

For further information regarding any offer or sale of the Offered Notes pursuant to this prospectus supplement and the accompanying prospectus, see “Method of Distribution” in the prospectus.

The underwriting agreement provides that the depositor will indemnify the underwriters or contribute to losses arising out of certain liabilities, including liabilities under the Securities Act.

Barclays Capital Inc. is an affiliate of the depositor, [the cap provider and the Swap Provider].  [_____] is an affiliate of the servicer.

LEGAL MATTERS

The validity of the notes and certain federal income tax matters will be passed upon for the depositor and the underwriters by [___________].

REPORTS TO NOTEHOLDERS

The indenture trustee or such other party that may be identified in this prospectus supplement will prepare and forward to the noteholders statements containing information with respect to principal and interest payments and BCAP LLC Trust 20[__]-[_], the issuing entity, as is described in this prospectus supplement.  See “Description of the Notes—Reports to Noteholders” in this prospectus supplement.  Copies of these statements will be filed with the SEC through its EDGAR system located at “http://www.sec.gov” under the name of “BCAP LLC Trust 20[___]-[_]” as an exhibit to the monthly distribution reports on Form 10-D for the notes for so long as BCAP LLC Trust 20[___]-[_] is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended.  In addition, the servicer will be required to furnish to the indenture trustee or the depositor, as applicable, the compliance statements, assessments of compliance with servicers criteria and related accountants’ attestation reports detailed under “Transfer and Servicing Agreement—Servicer Reports.” Copies of these statements and reports will be filed with the SEC under the name of the related issuing entity as an exhibit to such issuing entity’s annual statement on Form 10-K for the related series of securities.

GLOSSARY

[TO BE UPDATED AS APPLICABLE TO A PARTICULAR TRANSACTION.]

The following terms have the meanings given below when used in this prospectus supplement.

“60+ LTV Loan” has the meaning set forth in “The Mortgage Loan Pool—General” in this prospectus supplement.

“Accrued Certificate Interest” means, for each class of LIBOR notes on any payment date, the amount of interest accrued during the related Interest Accrual Period on the related Class Note Balance immediately prior to such payment date at the related Pass-through Rate, as reduced by that class’s share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Relief Act, as described in “Description of the Notes—Payments of Interest and Principal” in this prospectus supplement.

“Adjustment Date” has the meaning set forth in “The Mortgage Loan Pool—Adjustable-Rate Mortgage Loans” in this prospectus supplement.

“Applied Realized Loss Amount” has the meaning set forth in “Description of the Notes—Payments of Interest and Principal” in this prospectus supplement.

“Available Funds” means, with respect to any payment date, the sum of the following amounts (without duplication), to the extent received by the indenture trustee, with respect to the mortgage loans, net of certain amounts payable or reimbursable to the depositor, the master servicer, the servicer and the indenture trustee:  (i) the aggregate amount of monthly payments on the mortgage loans due on the related due date and received by the servicer on or prior to the related Determination Date, after deduction of the servicing fee in respect of prior payment dates and the trustee fee for that payment date, together with any related P&I Advance [and any PMI Insurance Premiums]; (ii) certain unscheduled payments in respect of the mortgage loans or REO Property received by the servicer during the related Prepayment Period, including prepayments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and Subsequent Recoveries, but excluding Prepayment Premiums; (iii) Compensating Interest payments from the servicer to the trustee in respect of prepayment interest shortfalls for that payment date; (iv) the proceeds from repurchases of mortgage loans, and any Substitution Adjustment Amounts received in connection with substitutions for mortgage loans, with respect to that payment date; and (v) the proceeds of any optional clean-up call.  The holders of the Class P certificates will be entitled to all Prepayment Premiums received on the mortgage loans and such amounts will not be part of Available Funds or available for distribution to the holders of the LIBOR notes.

“Barclays” means Barclays Bank PLC.

“Basic Principal Distribution Amount” means, with respect to any payment date, the excess of (i) the aggregate Principal Remittance Amount for that payment date over (ii) the Excess Subordinated Amount, if any, for that payment date.

“Basis Risk Carry Forward Amount” has the meaning set forth in “Description of the Notes—Excess Reserve Fund Account” in this prospectus supplement.

“Basis Risk Contracts” has the meaning set forth in “Federal Income Tax Considerations—Taxation of Regular Interests” in this prospectus supplement.

“Basis Risk Payment” has the meaning set forth in “Description of the Notes—Excess Reserve Fund Account” in this prospectus supplement.

“Class A” means, collectively, the Class A notes.

“Class A Principal Allocation Percentage” for any payment date is the percentage equivalent of a fraction, determined as a fraction, the numerator of which is the portion of the Principal Remittance Amount for that payment date that is attributable to the principal received or advanced on the mortgage loans and the denominator of which is the Principal Remittance Amount for that payment date.

“Class A Principal Distribution Amount” with respect to any payment date is the excess of (a) the aggregate Class Note Balance of the Class A notes immediately prior to that payment date over (b) the lesser of (x) approximately [__]% of the aggregate Stated Principal Balance of the mortgage loans for that payment date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that payment date over $[__].

“Class B” means, collectively, the Class B notes.

“Class B Cap Agreement” has the meaning set forth in “Description of the Notes—Interest Rate Cap Agreements” in this prospectus supplement.

“Class B Interest Rate Cap Payment” means, for the first [__] payment dates, the amount, if any, equal to the product of (a) the excess, if any, of the lesser of (i) [the 1-month LIBOR rate] (as determined pursuant to the Class B Cap Agreement) as of that payment date and (ii) a cap ceiling rate of [__]% over a specified cap strike rate (ranging from [__]% to [__]%), calculated on an “actual/360” basis and (b) the product of the Class B cap notional balance and index rate multiplier set forth on Annex II to this prospectus supplement for that payment date.

“Class B Principal Distribution Amount” with respect to any payment date is the excess of (i) the sum of (a) the aggregate Class Note Balances of the Class A notes (after taking into account the distribution of the Class A Principal Distribution Amount for that payment date), (b) the Class Note Balance of the Class M notes (after taking into account the distribution of the Class M Principal Distribution Amount for that payment date), and (c) the Class Note Balance of the Class B notes immediately prior to that payment date over (ii) the lesser of (a) approximately [__]% of the aggregate Stated Principal Balance of the mortgage loans for that payment date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that payment date over $[__].

“Class Note Balance” means, with respect to any class of LIBOR notes as of any payment date, the aggregate principal amount of that class upon initial issuance on the closing date reduced by all amounts previously distributed to holders of notes of that class as distributions of principal.

“Class M” means, collectively, the Class M notes.

“Class M Cap Agreement” has the meaning set forth in “Description of the Notes—Interest Rate Cap Agreements” in this prospectus supplement.

“Class M Interest Rate Cap Payment” means, for the first [__] payment dates, the amount, if any, equal to the product of (a) the excess, if any, of the lesser of (i) [the 1-month LIBOR rate] (as determined pursuant to the Class M Cap Agreement) as of that payment date and (ii) a cap ceiling rate of [__]% over a specified cap strike rate (ranging from [__]% to [__]%), calculated on an “actual/360” basis and (b) the product of the Class M cap notional balance and index rate multiplier set forth on Annex II to this prospectus supplement for that payment date.

“Class M Principal Distribution Amount” with respect to any payment date is the excess of (i) the sum of (a) the aggregate Class Note Balances of the Class A notes (after taking into account the distribution of the Class A Principal Distribution Amount for that payment date) and (b) the Class Note Balance of the Class M notes immediately prior to that payment date over (ii) the lesser of (a) approximately [__]% of the aggregate Stated Principal Balance of the mortgage loans for that payment date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that payment date over $[__].

“Code” has the meaning set forth in “Federal Income Tax Considerations” in this prospectus supplement.

“Combined loan-to-value ratio” has the meaning set forth in “The Mortgage Loan Pool—General” in this prospectus supplement.

“Combined effective loan-to-value ratio” has the meaning set forth in “The Mortgage Loan Pool—General” in this prospectus supplement.

“Compensating Interest” has the meaning set forth in “The Transfer and Servicing Agreement—Prepayment Interest Shortfalls” in this prospectus supplement.

“Condemnation Proceeds” means all awards or settlements in respect of a mortgaged property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

“Credit Scores” has the meaning set forth in “The Mortgage Loan Pool—Credit Scores” in this prospectus supplement.

“Cumulative Loss Percentage” means, with respect to any payment date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred from the cut-off date to the last day of the calendar month preceding the month in which such payment date occurs and the denominator of which is the cut-off date pool principal balance of the mortgage loans.

“Cumulative Loss Trigger Event” means, with respect to any payment date indicated below, the circumstances in which the aggregate amount of Realized Losses incurred since the cut-off date through the last day of the related Due Period divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date exceeds the applicable percentages described below with respect to such payment date:

Payment Date Occurring In	Loss Percentage
[_______] [20__] through [_______] [20__]	[__]% for the first month, plus an additional [__]th of [__]% for each month thereafter (e.g., 2.000% in [_______] [20__])
[_______] [20__] through [_______] [20__]	[__]% for the first month, plus an additional [__]th of [__]% for each month thereafter (e.g., 3.500% in [_______] [20__])
[_______] [20__] through [_______] [20__]	[__]% for the first month, plus an additional [__]th of 0.500% for each month thereafter (e.g., 4.500% in [_______] [20__])
[_______] [20__] through [_______] [20__]	[__]% for the first month, plus an additional [__]th of [__]% for each month thereafter (e.g., 4.825% in [_______] [20__])
[_______] [20__] and thereafter	[__]%

[“DBRS” means DBRS, Inc.]

“Debt Service Reduction” means a reduction in the amount of the monthly payment due on a mortgage loan as established by a bankruptcy court in a bankruptcy of the related borrower.

[“Defaulted Swap Termination Payment” has the meaning set forth in “Description of the Notes—Interest Rate Swap Agreement” in this prospectus supplement.]

“Deficient Valuation” means the difference between the outstanding principal balance of a mortgage loan and a reduced secured debt as a result of a bankruptcy court establishing the value of the mortgaged property at an amount less than the then outstanding principal balance of the mortgage loan in connection with a bankruptcy of the related borrower.

“Delinquency Trigger Event,” with respect to any payment date means the circumstances in which the quotient (expressed as a percentage) of (x) the rolling three month average of the aggregate unpaid principal balance of mortgage loans that are 60 days or more Delinquent (including mortgage loans in foreclosure, mortgage loans related to REO property and mortgage loans where the mortgagor has filed for bankruptcy) and (y) the aggregate unpaid principal balance of the mortgage loans, as of the last day of the related Due Period, equals or exceeds [__]% of the prior period’s Senior Enhancement Percentage.

“Delinquent,” has the meaning set forth in “The Mortgage Loan Pool− General” in this prospectus supplement.

“Determination Date” means, with respect to each Servicer Remittance Date, the 18th day (or if that day is not a business day, the immediately preceding business day) in the calendar month in which that Servicer Remittance Date occurs.

“DOL” has the meaning set forth in “ERISA Considerations” in this prospectus supplement.

“Downgrade Terminating Event” has the meaning set forth in “Description of the Notes—Interest Rate Swap Agreement” in this prospectus supplement.

“Due Period” means, with respect to any payment date, the period commencing on the second day of the calendar month preceding the month in which that payment date occurs and ending on the first day of the calendar month in which that payment date occurs.

“ERISA” has the meaning set forth in “ERISA Considerations” in this prospectus supplement.

“ERISA Eligible Notes” has the meaning set forth in “ERISA Considerations” in this prospectus supplement.

“Excess Reserve Fund Account” has the meaning set forth in “Description of the Notes—Excess Reserve Fund Account” in this prospectus supplement.

“Excess Subordinated Amount” is described in “Description of the Notes—Overcollateralization Provisions” in this prospectus supplement.

“Exemption” has the meaning set forth in “ERISA Considerations” in this prospectus supplement.

“Expense Fee Rate” means, with respect to any mortgage loan, a per annum rate equal to the sum of the servicing fee rate, the master servicing fee rate, [the PMI Fee Rate] and the fee rate for the trustee fee.  The Expense Fee Rate is not expected to exceed [__]%.  See “The Transfer and Servicing Agreement—Servicing and Trustee Fees and Other Compensation and Payment of Expenses” and “Description of the Notes—Administration Fees” in this prospectus supplement.

“Extra Principal Distribution Amount” means, as of any payment date, the lesser of (x) the related Total Monthly Excess Spread for that payment date and (y) the related Subordination Deficiency for that payment date.

“First Trigger Ratings Threshold” means, with respect to a counterparty or entity guaranteeing the obligations of such counterparty, (x) either (i) if such counterparty or entity has only a long-term senior, unsecured debt obligation rating, credit rating or other similar rating (as the case may be, the “Long-Term Rating”) by Moody’s, a Long-Term Rating of at least “A1” by Moody’s or (ii) if such counterparty or entity has both a Long-Term Rating and a short-term senior, unsecured debt obligation rating, credit rating or other similar rating (as the case may be, the “Short-Term Rating”) by Moody’s, a Long-Term Rating of at least “A2” by Moody’s and a Short-Term Rating of at least “P-1” by Moody’s; (y) (i) a Short-Term Rating of at least “A-1” by S&P or (ii) if such counterparty or entity does not have a Short-Term Rating by S&P, a Long-Term Rating of at least “A+” by S&P, and (z) a long-term unsecured and unsubordinated debt rating from DBRS of “A (high)” and a short-term unsecured and unsubordinated debt rating from DBRS of “R-1(middle)”.

[“Fitch” means Fitch Ratings, Inc.]

“Gross Margin” has the meaning set forth in “The Mortgage Loan Pool—Adjustable-Rate Mortgage Loans” in this prospectus supplement.

“Group Subordinate Amount” has the meaning set forth in “Description of the Notes—Payments of Interest and Principal” in this prospectus supplement.

“Initial Cap” has the meaning set forth in “The Mortgage Loan Pool—Adjustable-Rate Mortgage Loans” in this prospectus supplement.

[“PMI Fee Rate” has the meaning set forth in “The Mortgage Loan Pool—Primary Mortgage Insurance” in this prospectus supplement.]

“Insurance Proceeds” means, with respect to each mortgage loan, proceeds of insurance policies insuring the mortgage loan or the related mortgaged property.

“Interest Accrual Period” means, for any payment date, the period commencing on the immediately preceding payment date (or, for the initial payment date, the closing date) and ending on the day immediately preceding the current payment date.

[“Interest Rate Cap Agreements” has the meaning set forth in “Description of the Notes—Interest Rate Cap Agreements” in this prospectus supplement.

“Interest Rate Cap Payment” means, for any payment date, any Class M Interest Rate Cap Payment or any Class B Interest Rate Cap Payment.]

“Interest Remittance Amount” means, with respect to any payment date, that portion of Available Funds attributable to interest relating to the mortgage loans.

“Investor-Based Exemptions” has the meaning set forth in “ERISA Considerations” in this prospectus supplement.

“IRS” means the Internal Revenue Service.

“Loan Cap” has the meaning set forth in “Description of the Notes—Payments of Interest and Principal” in this prospectus supplement.

“LIBOR notes” means the Offered Notes.

“LIBOR Determination Date” means, with respect to any Interest Accrual Period, the second London business day preceding the commencement of that Interest Accrual Period.  For purposes of determining [One-Month LIBOR], a “London business day” is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

“Liquidation Proceeds” means any cash received in connection with the liquidation of a defaulted mortgage loan, whether through a trustee’s sale, foreclosure sale or otherwise.

[“Loan Index” means the [Six-Month LIBOR] Loan Index.]

“Lower-Tier REMIC” has the meaning set forth in “Federal Income Tax Considerations—General” in this prospectus supplement.

“Majority Residual Interest Certificateholders” [__________________________].

“Maximum Rate” has the meaning set forth in “The Mortgage Loan Pool—Adjustable-Rate Mortgage Loans” in this prospectus supplement.

“Minimum Rate” has the meaning set forth in “The Mortgage Loan Pool—Adjustable-Rate Mortgage Loans” in this prospectus supplement.

[“Moody’s” means Moody’s Investors Service, Inc.]

“Net Monthly Excess Cash Flow” has the meaning set forth in “Description of the Notes—Overcollateralization Provisions” in this prospectus supplement.

[“Net Swap Payment” has the meaning set forth in “Description of the Notes—Interest Rate Swap Agreement” in this prospectus supplement.]

[“Net Swap Receipt” has the meaning set forth in “Description of the Notes—Interest Rate Swap Agreement” in this prospectus supplement.]

“Offered Notes” has the meaning set forth in “Description of the Notes” in this prospectus supplement.

[“One-Month LIBOR” means, as of any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in the Reuters Page LIBOR01 as of 11:00 a.m., London time, on that date.  If the rate does not appear on Reuters Page LIBOR01, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars were offered by the Reference Banks at approximately 11:00 a.m. (London time) on that day to prime banks in the London interbank market.  The indenture trustee will be required to request the principal London office of each of the Reference Banks to provide a quotation of its rate.  If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%).  If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the indenture trustee, after consultation with the depositor, at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.]

“P&I Advances” means advances made by the servicer (including the indenture trustee as successor servicer or any other successor servicer) on each payment date with respect to delinquent payments of interest and principal on the mortgage loans, less the servicing fee or the master servicing fee, as applicable.

“Pass-Through Rate” has the meaning set forth in “Description of Notes—Payments of Interest and Principal” in this prospectus supplement.

“Periodic Cap” has the meaning set forth in “The Mortgage Loan Pool—Adjustable-Rate Mortgage Loans” in this prospectus supplement.

“Plan” has the meaning set forth in “ERISA Considerations” in this prospectus supplement.

[“PMI Insurance Premiums” has the meaning set forth in “The Mortgage Loan Pool—Primary Mortgage Insurance” in this prospectus supplement.

[“PMI Insurer” has the meaning set forth in “The Mortgage Loan Pool—Primary Mortgage Insurance” in this prospectus supplement.]

[“PMI Policy” has the meaning set forth in “The Mortgage Loan Pool—Primary Mortgage Insurance” in this prospectus supplement.]

“Prepayment Interest Excess” has the meaning set forth in “The Transfer and Servicing Agreement—Prepayment Interest Shortfalls” in this prospectus supplement.

“Prepayment Period” means, with respect to any payment date, the calendar month immediately preceding the month in which such payment date.

“Prepayment Premium” has the meaning set forth in “The Mortgage Loan Pool—Prepayment Premiums” in this prospectus supplement.

“Principal Distribution Amount” has the meaning set forth in “Description of the Notes—Payments of Interest and Principal” in this prospectus supplement.

“Principal Forbearance Amount” is, with respect to any residential loan that has been modified, any portion of the unpaid principal amount of such loan (i) the payment of which has been deferred to the maturity date of such loan and (ii) which does not bear interest.

“Principal Remittance Amount” means, with respect to any payment date, to the extent of funds available for distribution as described in this prospectus supplement, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period:  (i) each scheduled payment of principal on a mortgage loan due during the related Due Period and received by the servicer on or prior to the related Determination Date or advanced by the servicer for the related Servicer Remittance Date; (ii) all full and partial principal prepayments received during the related Prepayment Period; (iii) all net Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and Subsequent

Recoveries received on the mortgage loans and allocable to principal; (iv) the portion allocable to principal of the proceeds from the repurchases of mortgage loans that are distributable on that payment date; (v) the Substitution Adjustment Amounts received in connection with the substitution of any mortgage loan as of that payment date; and (vi) the allocable portion of the proceeds received with respect to any optional clean-up call (to the extent they relate to principal);

provided, however, that if a Deficient Valuation or Debt Service Reduction is sustained with respect to a mortgage loan that is not a Liquidated Loan after the Bankruptcy Loss Coverage Amount has been reduced to zero, the Principal Payment Amount will be reduced on the related payment date by the principal portion of such Deficient Valuation or Debt Service Reduction.

[“Rating Agency Condition” means, with respect to any action to which a Rating Agency Condition applies, that each rating agency will have been given ten calendar days (or such shorter period as is acceptable to each rating agency) prior notice of that action and that each of the trustees, the servicer and the depositor has received from the rating agencies confirmation in writing that such action will not result in a reduction, qualification or withdrawal of the then current rating of the notes.]

“Realized Loss” is the amount of loss realized on a defaulted residential loan that is finally liquidated.  This amount generally equals the portion of the unpaid principal balance remaining after application of all principal amounts recovered, net of amounts reimbursable to the master servicer for related expenses.  With respect to residential loans for which the principal balances were reduced in connection with bankruptcy proceedings, the amount of that reduction.  With respect to residential loans that have been subject to a loan modification by the servicer or master servicer, the sum of (x) the amount by which the principal balances had been reduced as a result of such modification, and (y) any applicable Principal Forbearance Amount.

“Record Date” means, with respect to the LIBOR notes, the business day immediately preceding the related payment date, unless the LIBOR notes are issued in definitive form, in which case the Record Date will be the last business day of the month immediately preceding the related payment date.

“Reference Banks” means leading banks selected by the indenture trustee, after consultation with the depositor, and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

“Relief Act” means the Servicemembers Civil Relief Act and any similar state statutes.

“REO Property” is property acquired on behalf of the noteholders in respect of a defaulted mortgage loan through foreclosure, deed-in-lieu of foreclosure, repossession or otherwise.

“Residual Interest Certificates” means the securities which constitute residual interests in the assets of the issuing entity.

“Restricted Group” has the meaning set forth in “ERISA Considerations” in this prospectus supplement.

[“S&P” means Standard and Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business.]

“Second Trigger Ratings Threshold” means, with respect to a counterparty or entity guaranteeing the obligations of such counterparty, (x) either (i) if such counterparty or entity has only a Long-Term Rating by Moody’s, a Long-Term Rating of at least “A3” by Moody’s or (ii) if such counterparty or entity has both a Long-Term Rating and a Short-Term Rating by Moody’s, a Long-Term Rating of at least “A3”

by Moody’s and a Short-Term Rating of at least “P-2” by Moody’s, (y) (i) if a counterparty is a Financial Institution, with respect to such counterparty or entity guaranteeing the obligations of such counterparty, a Short-Term Rating of at least “A-2” (or if no Short-Term Rating, a Long-Term Rating of at least “BBB+”) by S&P or (ii) if a counterparty is not a Financial Institution, with respect to such counterparty or entity guaranteeing the obligations of such counterparty, a Short-Term Rating of at least “A-1” (or if no Short-Term Rating, a Long-Term Rating of at least “A+”) by S&P, and (z) a long-term unsecured and unsubordinated debt rating from DBRS of “BBB (high)” and a short-term unsecured and unsubordinated debt rating from DBRS of “R-1”(low).

“Senior Enhancement Percentage” means, for any payment date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Note Balances of the Class M and Class B notes and (ii) the Subordinated Amount (in each case after taking into account the distributions of the related Principal Distribution Amount for that payment date) by (y) the aggregate Stated Principal Balance of the mortgage loans for that payment date.

“Senior Specified Enhancement Percentage” on any date of determination is approximately [__]%.

“Sequential Trigger Event” has the meaning set forth in “Description of the Notes—Allocation of Principal Payments to Class A Notes” in this prospectus supplement.

“Servicer Remittance Date” will be the [____] business day immediately preceding each payment date.

“Similar Law” has the meaning set forth in “ERISA Considerations” in this prospectus supplement.

[“Six-Month LIBOR Loan Index” has the meaning set forth in “The Mortgage Loan Pool—The Index” in this prospectus supplement.]

“SMMEA” means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

“Specified Subordinated Amount” means, prior to the Stepdown Date, an amount equal to [__]% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date.  On and after the Stepdown Date, an amount equal to [__]% of the aggregate Stated Principal Balance of the mortgage loans for that payment date, subject to a minimum amount equal to [__]% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date; provided, however, that if, on any payment date, a Trigger Event exists, the Specified Subordinated Amount will not be reduced to the applicable percentage of the then Stated Principal Balance of the mortgage loans but instead remain the same as the prior period’s Specified Subordinated Amount until the payment date on which a Trigger Event no longer exists.  When the Class Note Balance of each class of LIBOR notes has been reduced to zero, the Specified Subordinated Amount will thereafter equal zero.

“Stated Principal Balance” means, as to any mortgage loan and as of any date of determination, (i) the principal balance of the mortgage loan at the cut-off date after giving effect to payments of principal due on or before such date (whether or not received), minus (ii) all amounts previously remitted to the indenture trustee with respect to the related mortgage loan representing payments or recoveries of principal, including advances in respect of scheduled payments of principal.  For purposes of any payment date, the Stated Principal Balance of any mortgage loan will give effect to any scheduled payments of principal received by the servicer on or prior to the related Determination Date or advanced by the servicer for the related Servicer Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period, and the Stated

Principal Balance of any mortgage loan that has prepaid in full or has been liquidated during the related Prepayment Period will be zero.

“Stepdown Date” means the later to occur of (i) the earlier to occur of (a) the payment date in [______] [20[__] and (b) the payment date following the payment date on which the aggregate Class Note Balances of the Class A notes have been reduced to zero and (ii) the first payment date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal applied to reduce the Stated Principal Balance of the mortgage loans for that payment date but prior to any applications of Principal Distribution Amount to the notes on that payment date) is greater than or equal to the Senior Specified Enhancement Percentage.

“Subordinated Amount” is described in “Description of the Notes—Overcollateralization Provisions” in this prospectus supplement.

“Subordinated Notes” means any of the Class M or Class B notes.

“Subordination Deficiency” has the meaning set forth in “Description of the Notes—Overcollateralization Provisions” in this prospectus supplement.

“Subordination Reduction Amount” is described in “Description of the Notes—Overcollateralization Provisions” in this prospectus supplement.

“Subsequent Recovery” has the meaning set forth in “Description of the Notes—Payments of Interest and Principal” in this prospectus supplement.

“Substitute Mortgage Loan” means a mortgage loan substituted by the responsible party for a mortgage loan that is in breach of the responsible party’s representations and warranties regarding the mortgage loans, which must, on the date of such substitution (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the mortgage loan in breach; (ii) be accruing interest at a rate not lower than and not more than 1% higher than that of the mortgage loan in breach; (iii) have a remaining term to maturity not greater than and not more than one year less than that of the mortgage loan in breach; (iv) be of the same type as the mortgage loan in breach; and (v) comply with each representation and warranty made by the responsible party.

“Substitution Adjustment Amount” has the meaning set forth in “Description of the Notes—Representations and Warranties Relating to the Mortgage Loans” in this prospectus supplement.

[“Substitution Event” has the meaning set forth in “Description of the Notes—Interest Rate Swap Agreement” in this prospectus supplement.]

[“Swap Account” has the meaning set forth in “Description of the Notes—Swap Account” in this prospectus supplement.

[“Swap Provider” has the meaning set forth in “Description of the Notes—Interest Rate Swap Agreement” in this prospectus supplement.]

[“Swap Termination Payment” has the meaning set forth in “Description of the Notes—Interest Rate Swap Agreement” in this prospectus supplement.]

“Total Monthly Excess Spread” as to any payment date equals the excess, if any, of (a) the interest on the mortgage loans received by the servicer on or prior to the related Determination Date (exclusive of Prepayment Interest Excesses) or advanced by the servicer for the related Servicer Remittance Date, net of the master servicing fee, the servicing fee, the indenture trustee fee [and the PMI Insurance Premiums] (together with certain state taxes imposed on those premiums), over (b) the sum of (x) the amounts paid to the classes of notes pursuant to clause (i) under the eighth full paragraph of “Description of the Notes—Payments of Interest and Principal” in this prospectus supplement [and (y) any Net Swap Payments to the Swap Provider].

“Trigger Event” means either a Cumulative Loss Trigger Event or a Delinquency Trigger Event.

“Unpaid Interest Amount” for any class of notes and any payment date will equal the sum of (a) the portion of Accrued Certificate Interest from payment dates prior to the current payment date remaining unpaid immediately prior to the current payment date, and (b) interest on the amount in clause (a) above at the applicable Pass-Through Rate (to the extent permitted by applicable law).

“Upper-Tier REMIC” has the meaning set forth in “Federal Income Tax Considerations—General” in this prospectus supplement.

ANNEX I

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

A holder that is not a “United States person” (a “U.S. person”) within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a “non-U.S. holder”) holding a book-entry security through Clearstream, société anonyme, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry security, the paying agent or any other entity required to withhold tax (any of the foregoing, a “U.S. withholding agent”) establishing an exemption from withholding.  A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

(1)      from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

(2)      from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the Offered Certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

(3)      from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

(4)      from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of an Offered Certificate):

(1)
if the intermediary is a “qualified intermediary” within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a “qualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

1.
stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

2.	certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

3.	certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

4.	providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to,

or in lieu of, the information and certifications described in section 1.1441 1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(2)	if the intermediary is not a qualified intermediary (a “nonqualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

1.	stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

2.	certifying that the nonqualified intermediary is not acting for its own account,

3.
certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

4.
providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

(5)      from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Offered Certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations.  These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.  Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry securities through Clearstream, société anonyme, Euroclear or DTC may be subject to backup withholding unless the holder—

1.	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

2.	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

3.	can be treated as a “exempt recipient” within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders.  Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry securities.

ANNEX II

INTEREST RATE CAP SCHEDULES

[INSERT TABLE HERE]

II-1

ANNEX III

[INTEREST RATE SWAP NOTIONAL AMOUNT AMORTIZATION SCHEDULE]

[INSERT TABLE HERE]

III-1

ANNEX IV

SCHEDULE A

Product Type

 [Insert Tables Here]

IV-1

ANNEX V

STATIC POOL INFORMATION

[INSERT APPLICABLE STATIC POOL INFORMATION REQUIRED BY ITEM 1105 OF REGULATION AB]

V-1

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS
[             ], 20[  ]

BCAP LLC
Depositor

Asset-Backed Securities
(Issuable in Series by Separate Issuing Entities)

BCAP LLC from time to time will offer asset-backed pass-through certificates or asset-backed notes.  We will offer the certificates or notes through this prospectus and a separate prospectus supplement for each series.

For each series we will establish a trust, the assets of which will consist primarily of:

•
a segregated pool of various types of single-family and multifamily residential mortgage loans, home equity loans and home improvement contracts, cooperative apartment loans or manufactured housing conditional sales contracts and installment loan agreements or beneficial interests in them; or

•	mortgage pass-through securities issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation; or

•
mortgage-backed or asset-backed securities that are not issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation.

The certificates of a series will evidence beneficial ownership interests in the trust fund.  The notes of a series will evidence indebtedness of the trust, secured by the assets of the trust fund.  The certificates or notes of a series may be divided into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times, and may be backed by separate subpools of assets.  In addition, the rights of certain holders of classes of securities may be subordinate to the rights of holders of other classes to receive principal and interest.

You should consider carefully the risk factors beginning on page [__] of this prospectus and in the related prospectus supplement.

The securities will not represent obligations of BCAP LLC or any of its affiliates.  Neither the depositor nor any of the depositor’s affiliates, will insure or guarantee distributions on the securities of any series.  No governmental agency will insure the securities or the collateral securing the securities.

You should consult with your own advisors to determine if the offered securities are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

No secondary market will exist for a series of certificates or notes prior to its offering.  We cannot assure you that a secondary market will develop for the certificates or notes, as applicable, of any series, or, if it does develop, that it will continue.

Barclays

We may offer the certificates or notes, as applicable, through one or more different methods, including offerings through underwriters, as more fully described under “Plans of Distribution” in this prospectus and in the related prospectus supplement.  Our affiliates may from time to time act as agents or underwriters in connection with the sale of the offered certificates or notes, as applicable.  We or our affiliates may retain or hold for sale, from time to time, one or more classes of a series of certificates or notes, as applicable.  We may offer certain classes of the certificates or notes, as applicable, if so specified in the related prospectus supplement, in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended.  Such offerings will not be made pursuant to this prospectus or the related registration statement.

___________________________

This prospectus may not be used to consummate sales of the offered certificates or notes, as applicable, unless accompanied by a prospectus supplement.

TABLE OF CONTENTS

Page
SUMMARY OF TERMS	1
RISK FACTORS	10
The Securities May Not Be a Suitable Investment for You	10
Assets of Trust Fund Are Limited; Assets of the Trust Fund and any Related Credit Enhancement are the Only Source of Payments for the Securities	10
Credit Enhancement Is Limited in Amount and Coverage	11
Yield is Sensitive to Rate of Principal Prepayment; Market Conditions May Adversely Affect Performance	11
Certain Proposed Laws and Regulations Could Adversely Affect Return on Investment	12
Information Regarding Historical Performance of Mortgage Loans May Not Be Indicative of the Performance of the Loans in the Trust Fund	13
The Interest Accrual Period May Reduce the Effective Yield on Your Securities	13
Prepayments on the Mortgage Loans Could Lead to Shortfalls in the Distribution of Interest on your Securities	13
If Amounts in Any Pre-Funding Account are Not Used to Purchase Additional Loans, You Will Receive a Prepayment on the Related Securities	14
The Trustee May Not Have a Perfected Interest in Collections Held by a Servicer	14
Events in the Mortgage Market May Adversely Affect the Performance or Market Value of Your Securities	14
Impact of Mortgage Loan Modifications	16
Some of the Mortgage Loans Have an Initial Interest-Only Period, Which May Result in Increased Delinquencies and Losses	17
Borrower May Be Unable to Make Balloon Payment	18
Nature of Mortgages Could Adversely Affect Value of Properties	18
High Loan-to-Value Ratios Increase Risk of Loss	20
Environmental Conditions Affecting Mortgaged Properties May Result in Losses	21
Energy Efficiency Liens and Certain Special Assessments May Take Priority Over A Mortgage Lien	21
Violations of Federal Laws May Adversely Affect Ability to Collect on Loans	21
Adverse Conditions in the Residential Real Estate Markets May Result in a Decline in Property Values	22
The Master Servicer or any Servicer May Have Certain Conflicts of Interest	23
The Recording of the Mortgages in the Name of MERS May Affect the Yield on the Securities	23
Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment	24
Risks Related to Exchangeable Securities	24
Your Yield May Be Subject to Any Negative Amortization on the Related Mortgage Loans	25
The Concentration of Mortgage Assets in Specific Geographic Areas May Increase the Risk of Loss	26
Bankruptcy of the Depositor or a Sponsor May Delay or Reduce Collections on Loans	26
Bankruptcy of the Master Servicer May Adversely Impact Servicing and May Delay or Reduce Payments to You	27
Transaction Parties May be Subject to Litigation, Governmental Proceedings or Other Adverse Conditions	27
Unsecured Home Improvement Contracts May Experience Relatively Higher Losses	28

-i-

Changes in the Accounting Rules May Affect You	28
Mortgage Loans Underwritten as Non-Conforming Credits May Experience Relatively Higher Losses	29
Assets of the Trust Fund May Include Delinquent and Sub-Performing Residential Loans	29
Value of Collateral Securing Cooperative Loans May Diminish in Value	29
Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May be Less than the Mortgage Loan Balance	30
Changes in the Market Value of Properties May Adversely Affect Payments on the Securities	30
Servicing Fee May be Insufficient to Engage Replacement Master Servicers or Servicers	30
Limited Liquidity of Securities May Adversely Affect the Market Value of Your Securities	30
Combination or “Layering” of Multiple Risk Factors May Significantly Increase Your Risk of Loss	31
DEFINED TERMS	31
THE TRUST FUNDS	31
Residential Loans	32
Agency Securities	43
Stripped Agency Securities	47
Additional Information Concerning the Trust Funds	48
USE OF PROCEEDS	50
YIELD CONSIDERATIONS	50
MATURITY AND PREPAYMENT CONSIDERATIONS	52
THE DEPOSITOR	55
THE SPONSOR	55
RESIDENTIAL LOANS	56
Underwriting Standards	56
Representations by Unaffiliated Sellers; Repurchases	56
Sub-Servicing	58
DESCRIPTION OF THE SECURITIES	58
General	58
Assignment of Assets of the Trust Fund	60
Deposits to the Trust Account	63
Pre-Funding Account	63
Payments on Residential Loans	64
Payments on Agency Securities	65
Distributions	65
Principal and Interest on the Securities	66
Available Distribution Amount	68
Subordination	68
Advances	70
Statements to Holders of Securities	71
Exchangeable Securities	73
Book-Entry Registration of Securities	75
Collection and Other Servicing Procedures	79
Realization on Defaulted Residential Loans	80
Retained Interest, Administration Compensation and Payment of Expenses	82
Evidence as to Compliance	83
Certain Matters Regarding the Master Servicer, the Depositor and the Trustee	83
Deficiency Events	87
Events of Default	88
Amendment	92
Termination	92
Voting Rights	93
DESCRIPTION OF PRIMARY INSURANCE COVERAGE	93
Primary Credit Insurance Policies	93
FHA Insurance and VA Guarantees	94
Primary Hazard Insurance Policies	95
DESCRIPTION OF CREDIT SUPPORT	98
Pool Insurance Policies	98
Special Hazard Insurance Policies	100
Bankruptcy Bonds	103
Reserve Funds	103
Cross-Support Provisions	103
Letter of Credit	104
Insurance Policies and Surety Bonds	104
Excess Spread	104
Overcollateralization	104
Derivative Products	104
CERTAIN LEGAL ASPECTS OF RESIDENTIAL LOANS	106
General	106
Mortgage Loans	107
Cooperative Loans	107
Tax Aspects of Cooperative Ownership	108
Manufactured Housing Contracts Other Than Land Contracts	109

-ii-

Foreclosure on Mortgages	111
Foreclosure on Cooperative Shares	113
Impact of Protecting Tenants at Foreclosure Act	114
Repossession with respect to Manufactured Housing Contracts that are not Land Contracts	115
Rights of Redemption with respect to Residential Properties	116
Notice of Sale; Redemption Rights with respect to Manufactured Homes	116
Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders	116
Junior Mortgages	119
Consumer Protection Laws	119
“High Cost” Loans and Predatory Lending Laws	121
Enforceability of Certain Provisions	122
Prepayment Charges and Prepayments	123
Subordinate Financing	123
Applicability of Usury Laws	124
Alternative Mortgage Instruments	124
Environmental Legislation	125
Servicemembers Civil Relief Act and the California Military and Veterans Code	126
Forfeiture for Drug, RICO and Money Laundering Violations	127
Housing and Economic Recovery Act of 2008	127
Helping Families Save Their Homes Act of 2009	127
Home Affordable Modification Program	128
FEDERAL INCOME TAX CONSEQUENCES	129
General	129
REMICs	130
Tax Treatment of Exchangeable Securities	156
Grantor Trust Funds	159
Partnership Trust Funds	167
Reportable Transactions	173
STATE AND OTHER TAX CONSEQUENCES	173
ERISA CONSIDERATIONS	173
LEGAL INVESTMENT	179
PLANS OF DISTRIBUTION	181
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	182
LEGAL MATTERS	183
FINANCIAL INFORMATION	183
ADDITIONAL INFORMATION	183
REPORTS TO SECURITYHOLDERS	183
GLOSSARY OF TERMS	185

-iii-

Important Notice about Information Presented in this
Prospectus and Each Accompanying Prospectus Supplement

Two separate documents contain information about the offered certificates or notes, as applicable.  These documents progressively provide more detail:

(1)         this prospectus, which provides general information, some of which may not apply to a particular series of offered securities; and

(2)         the accompanying prospectus supplement for a particular series, which describes the specific terms of the offered securities of that series.

If the terms of the offered securities vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement.  We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement.  The information in this prospectus is accurate only as of the date of this prospectus.

________________________________

If you require additional information, the mailing address of our principal executive offices is BCAP LLC, 745 Seventh Avenue, New York, New York 10019 and the telephone number is (212) 412-4000.  For other means of obtaining additional information about the depositor or a series of securities, see “Incorporation of Certain Information by Reference” and “Additional Information” in this prospectus.

-iv-

SUMMARY OF TERMS

This summary highlights selected information from this prospectus.  It does not contain all of the information that you need to consider in making an investment decision.  Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related agreements, including any pooling and servicing agreement, transfer and servicing agreement, indenture or trust agreement, carefully to understand all of the terms of a series of securities.

Relevant Parties

Sponsor
The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series.  If specified in the related prospectus supplement, the sponsor may be Barclays Bank PLC, a public limited company registered in England and Wales, No. 1026167, authorized by the Prudential Regulation Authority and regulated by the United Kingdom’s Financial Conduct Authority and the Prudential Regulation Authority (Financial Services Register No. 122702).  The registered head office of Barclays Bank PLC is located at 1 Churchill Place, London, E14 5HP and it maintains a branch office at 745 Seventh Avenue, New York, New York 10019.

Depositor
BCAP LLC, the depositor, is a limited liability company organized under the laws of Delaware.  The principal executive office of the depositor is located at 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 412-4000.  The depositor is a direct, wholly-owned subsidiary of Barclays Bank PLC.

Master Servicer
The entity or entities named as master servicer in the related prospectus supplement.  As the context requires, the term “master servicer” as used in the prospectus will include references to the entity or entities that have the primary contractual obligation to directly service residential loans.

Trustees	The trustee or indenture trustee named as trustee in the related prospectus supplement. The owner trustee named as owner trustee in the related prospectus supplement.

Issuing Entity	The trust or other entity established by the depositor that will act as the issuer of a series of certificates or notes.

Securities

Description of Securities
The issuing entity will offer asset-backed pass-through certificates or asset-backed notes from time to time.  These securities will be offered in one or more series.  Each series of securities will include one or more classes representing either a beneficial ownership interest in a trust fund, or indebtedness of a trust secured by the assets of a trust fund.  The assets of a trust or trust fund will consist of a segregated pool of residential loans or agency securities, or beneficial interests in them, and certain other assets described below.

A series of securities may include one or more classes of securities that may be entitled to, among other things:

•	principal distributions, with disproportionate, nominal or no interest distributions;

•	interest distributions, with disproportionate, nominal or no principal distributions;

•	distributions only of prepayments of principal throughout the lives of the securities or during specified periods;

•	subordinated distributions of scheduled payments of principal, prepayments of principal, interest or any combination of these payments;

•	distributions only after the occurrence of events specified in the related prospectus supplement;

•	distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related trust fund;

•	interest at a fixed rate or a rate that is subject to change from time to time; or

•	distributions allocable to interest only after the occurrence of events specified in the related prospectus supplement and may accrue interest until these events occur.

The related prospectus supplement will specify these entitlements.

The timing and amounts of these distributions may vary among classes, over time.  In addition, a series may include two or more classes of securities which differ as to timing, sequential order or amount of distributions of principal or interest, or both, or as to subordination.

The related prospectus supplement will specify, among other things, whether each class of securities

•	has a stated principal amount; and

•	is entitled to distributions of interest on the security principal balance based on a specified security interest rate.

Interest	Interest on each class of securities for a series generally:

•	will accrue at the applicable security interest rate on its outstanding security principal balance;

•	will be distributed to holders of the securities as provided in the related prospectus supplement on the related distribution date; and

•	may be reduced to the extent of certain delinquencies or other contingencies described in the related prospectus supplement.

Distributions with respect to accrued interest on accrual securities will be identified in the related prospectus supplement.  This accrued interest will not be distributed but rather will be added to the security principal balance of each series prior to the time when accrued interest becomes payable.

Distributions with respect to interest on interest-only securities with no or, in certain cases, a nominal security principal balance will be made on each distribution date on the basis of a notional amount as described in this prospectus and in the related prospectus supplement.

See “Yield Considerations,” “Maturity and Prepayment Considerations” and “Description of the Securities” in this prospectus.

Principal
The security principal balance of a security represents the maximum dollar amount, exclusive of interest, which you are entitled to receive as principal from future cash flows on the assets in the related trust fund.  The related prospectus supplement will set forth the initial security principal balance of each class of securities.

Generally, distributions of principal will be payable as set forth in the related prospectus supplement, which may be on a pro rata basis among all of the securities of the same class, in proportion to their respective outstanding security principal balances.

If an interest-only security does not have a security principal balance, it will not receive distributions of principal.  See “The Trust Funds,” “Maturity and Prepayment Considerations” and “Description of the Securities” in this prospectus.

Assets

The Trust Funds
Each trust fund will primarily consist of one or more segregated pools of residential loans, agency securities and/or mortgage securities, as described in this prospectus and in the related prospectus supplement.

The depositor will purchase all assets of the trust fund, either directly or through an affiliate, from unaffiliated originators and/or sellers.  The depositor will generally assign the assets to the trustee or deposit the assets into the related trust fund as of the first day of the month in which the securities evidencing interests in the trust fund or collateralized by the assets of the trust fund are initially issued.  See “Description of the Securities — Assignment of Assets of the Trust Fund” and “— Pre-Funding Account” in this prospectus.

A. Residential Loans	The residential loans will consist of any combination of:

•	mortgage loans secured by first or junior liens on one- to four-family residential properties;

•	mortgage loans secured by first or junior liens on multifamily residential properties consisting of five or more dwelling units;

•	home improvement installment sales contracts and installment loan agreements which may be unsecured or secured by a lien on the related mortgaged property;

•	a manufactured home, which may have a subordinate lien on the related mortgaged property, as described in the related prospectus supplement;

•	one- to four-family first or junior lien closed end home equity loans for property improvement, debt consolidation or home equity purposes;

•
cooperative loans secured primarily by shares in a private cooperative housing corporation.  The shares, together with the related proprietary lease or occupancy agreement give the owner of the shares the right to occupy a particular dwelling unit in the cooperative housing corporation; or

•	manufactured housing conditional sales contracts and installment loan agreements which may be secured by either liens on:

•	new or used manufactured homes; or

•
the real property and any improvements on it which may include the related manufactured home if deemed to be part of the real property under applicable state law relating to a manufactured housing contract; and

•	in certain cases, new or used manufactured homes which are not deemed to be a part of the related real property under applicable state law.

The mortgaged properties, cooperative shares, together with the right to occupy a particular dwelling unit, and manufactured homes may be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or the territories of Guam or the United States Virgin Islands.

Each trust fund may contain any combination of the following types of residential loans:

•	fully amortizing mortgage loans with a fixed rate of interest and level monthly payments to maturity;

•	fully amortizing mortgage loans with

•	a fixed interest rate providing for level monthly payments, or

•	payments of interest that increase annually at a predetermined rate until the mortgage loan is repaid or for a specified number of years, after which level monthly payments of interest resume;

•	fully amortizing mortgage loans

•	with a fixed interest rate providing for monthly payments during the early years of the term that are calculated on the basis of an interest rate that is below the actual interest rate,

•	followed by monthly payments of principal and interest that increase annually by a predetermined percentage until the mortgage loan is repaid or for a specified number of years, and

•	followed by level monthly payments;

•	fixed interest rate mortgage loans providing for

•	level payments of principal and interest on the basis of an assumed amortization schedule, or payments of interest only until maturity, and

•	a balloon payment of principal at the end of a specified term;

•	fully amortizing mortgage loans with

•	an interest rate adjusted periodically, and

•	corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed margin and an index as described in the related prospectus supplement.

These mortgage loans may provide for an election, at the borrower’s option during a specified period after origination of the mortgage loan, to convert the adjustable interest rate to a fixed interest rate, as described in the related prospectus supplement;

•
fully amortizing mortgage loans with an adjustable interest rate providing for monthly payments less than the amount of interest accruing on the mortgage loan and for the amount of interest accrued but not paid currently to be added to the principal balance of the mortgage loan; or

•
adjustable interest rate mortgage loans providing for an election at the borrower’s option to extend the term to maturity for a period that will result in level monthly payments to maturity if an adjustment to the interest rate occurs resulting in a higher interest rate than at origination.

The related prospectus supplement may specify that the residential loans are covered by:

•	primary mortgage insurance policies;

•	insurance issued by the Federal Housing Administration or another government agency; or

•	partial guarantees of the Veterans Administration.

See “Description of Primary Insurance Coverage” in this prospectus.

B. Agency Securities	The agency securities may consist of any combination of:

•	“fully modified pass-through” mortgage-backed certificates guaranteed by the Government National Mortgage Association; and

•	guaranteed mortgage pass-through securities issued by the Federal National Mortgage Association.

C. Mortgage Securities	A trust fund may include previously issued:

•	asset-backed certificates; or

•	asset-backed notes.

D. Trust Account
Each trust fund will include one or more trust accounts established and maintained on behalf of the holders of securities.  To the extent described in this prospectus and in the related prospectus supplement, the master servicer or the trustee will deposit into the trust account all payments and collections received or advanced with respect to assets of the related trust fund.  A trust account may be maintained as an interest bearing or a non-interest bearing account.  Alternatively, funds held in the trust account may be invested in certain short-term high-quality obligations.  See “Description of the Securities — Deposits to the Trust Account” in this prospectus.

E. Credit Support	One or more classes of securities within any series may be covered by any combination of:

•	a surety bond;

•	a guarantee;

•	letter of credit;

•	an insurance policy;

•	a bankruptcy bond;

•	a reserve fund;

•	a cash account;

•	reinvestment income;

•	a guaranteed investment contract;

•	excess interest;

•	swap agreement or other derivative instrument;

•	cross-collateralization;

•	overcollateralization; or

•	subordination of one or more classes of securities in a series or, with respect to any series of notes, the related equity certificates, to the extent provided in the related prospectus supplement.

Pre-Funding Account
The related prospectus supplement may specify that funds on deposit in a pre-funding account will be used to purchase additional residential loans during the period specified in the related prospectus supplement.

Servicing and Advance	The servicer, directly or through sub-servicers:

•	will service and administer the residential loans included in a trust fund; and

•
if and to the extent the related prospectus supplement so provides, will be obligated to make certain cash advances with respect to delinquent scheduled payments on the residential loans.  This advancing obligation will be limited to the extent that the servicer determines in accordance with the standard described in the related prospectus supplement that the advances will be recoverable.

The master servicer generally will:

•	supervise and monitor the performance by servicers of their servicing responsibilities under the related servicing agreement;

•	collect monthly remittances from servicers and transfer funds to the trustee for deposit into the applicable distribution account; and

•	advance funds upon the failure of a servicer to make advances.

Advances made by the servicer (or the master servicer) will be reimbursable to the extent described in the related prospectus supplement.  The prospectus supplement with respect to any series may provide that the master servicer will obtain a cash advance surety bond, or maintain a cash advance reserve fund, to cover any obligation of the master servicer to make advances.  The borrower on any surety bond will be named, and the terms applicable to a cash advance reserve fund will be described, in the related prospectus supplement.  See “Description of the Securities — Advances.”  in this prospectus.

Optional Termination
The related prospectus supplement may specify that the assets in the related trust fund may be sold, causing an early termination of a series of securities in the manner set forth in the related prospectus supplement.  See “Description of the Securities — Termination” in this prospectus and the related section in the related prospectus supplement.

Tax Status	The treatment of the securities for federal income tax purposes will depend on:

•	whether a REMIC election is made with respect to a series of certificates; and

•	if a REMIC election is made, whether the certificates are “regular” interest securities or “residual” interest securities.

Unless otherwise indicated in the related prospectus supplement, securities will represent indebtedness of the related trust fund.  You are advised to consult your tax advisors.

See “Federal Income Tax Consequences” in this prospectus and in the related prospectus supplement.

ERISA Considerations	If you are a fiduciary of any employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement

Income Security Act of 1974, as amended, you should carefully review with your own legal advisors whether the purchase or holding of securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code.

See “ERISA Considerations” in this prospectus and in the related prospectus supplement.

Legal Investment
The applicable prospectus supplement will specify whether the securities offered will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the securities.  You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the securities.

See “Legal Investment” in this prospectus and in the related prospectus supplement.

Use of Proceeds	The depositor will use the net proceeds from the sale of each series for one or more of the following purposes:

•	to purchase the related assets of the trust fund;

•	to repay indebtedness which was incurred to obtain funds to acquire the assets of the trust fund;

•	to establish any reserve funds described in the related prospectus supplement; and

•	to pay costs of structuring, guaranteeing and issuing the securities.

See “Use of Proceeds” in this prospectus and in the related prospectus supplement.

RISK FACTORS

The securities are not suitable investments for all investors.  In particular, you should not purchase any securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with those securities.

The securities are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus and the prospectus supplement applicable to your series of securities in the context of your financial situation.

Before making an investment decision, you should carefully consider the following risks and the risks described under “Risk Factors” in the prospectus supplement for the applicable series of securities.  We believe these sections describe the principal factors that make an investment in the securities speculative or risky.  These factors separately, or in some combination with each other, give rise to the potential for significant loss over the life of the securities, and you may not be able to fully recover your initial investment in the securities.  In particular, distributions on your securities will depend on payments received on and other recoveries with respect to the mortgage loans.  Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

The Securities May Not Be a Suitable Investment for You

The securities and the notes are complex investments that are not appropriate for all investors.  For the reasons set forth in this section and under “Risk Factors” in the related prospectus supplement, the yields to maturity and the aggregate amount and timing of distributions on the securities are subject to material variability from period to period and over the life of the securities, including as a result of variations in the performance of the residential loans in a trust fund.  As a result, an investment in the securities involves substantial risks and uncertainties and should be considered only by sophisticated investors with substantial investment experience with similar types of securities.

Assets of Trust Fund Are Limited; Assets of the Trust Fund and any Related Credit Enhancement are the Only Source of Payments for the Securities

The trust fund for your series constitutes the sole source of payment for your securities.  The trust fund will consist of, among other things:

•	payments with respect to the assets of the trust fund; and

•	any amounts available pursuant to any credit enhancement for your series, for the payment of principal of and interest on the securities of your series.

As a result, you must depend solely on payments on the assets of the trust fund and any related credit enhancement for the required payments on your securities.  Any credit enhancement will not cover all contingencies, and losses in excess of the coverage the credit enhancement provides will be borne directly by holders of the affected securities.

You will have no recourse to the depositor or any other person if you do not receive distributions on your securities.  Furthermore, certain assets of the trust fund and/or any balance remaining in the trust account may be promptly released or remitted to the depositor, the master servicer, any credit enhancement provider or any other person entitled to these amounts immediately after making

•	all payments due on the securities of your series;

•	adequate provision for future payments on certain classes of securities; and

•	any other payments specified in the related prospectus supplement.

After such assets have been released or remitted, you will no longer receive payments from these trust fund assets.

Unless otherwise specified in the related prospectus supplement, neither the securities nor the trust fund assets will be guaranteed or insured by any governmental agency or instrumentality or by the depositor, any underwriter, the sponsor, the master servicer, any servicer, any responsible party, the trustee or any of their respective affiliates or any other person.  The securities will not represent an interest in or obligation of the depositor, the sponsor, the master servicer, the underwriter, the trustee or any of their respective affiliates.

Any risk retention by the sponsor or any other person, if required under any applicable regulations, will be disclosed in the related prospectus supplement.

Credit Enhancement Is Limited in Amount and Coverage

Credit enhancement is intended to reduce your risk of delinquent payments or losses, to the extent that your securities are entitled to the benefit of credit enhancement.  However, the amount of credit enhancement will be limited, as set forth in the related prospectus supplement, and may decline and could be depleted under certain circumstances before payment in full of your securities.  As a result, you may suffer losses.  Moreover, the credit enhancement may not cover all potential losses or risks.  For example, it may or may not fully cover fraud or negligence by a loan originator or other parties.  See “Description of Credit Support” in this prospectus.

Yield is Sensitive to Rate of Principal Prepayment; Market Conditions May Adversely Affect Performance

The yields on the securities of each series will depend in part on the rate of principal payment on the assets of the trust fund.  In particular, variations on this rate will include:

•	the extent of prepayments of the residential loans and, in the case of agency securities, the underlying loans, comprising the trust fund;

•	the allocation of principal and/or payment among the classes of securities of a series as specified in the related prospectus supplement;

•	the exercise of any right of optional termination;

•	the number of loans that are modified; and

•	the rate and timing of payment defaults and losses incurred with respect to the assets of the trust fund.

Breaches of representations and warranties by sellers of residential loans or other responsible representing parties may result in repurchases of assets of the trust fund if the conditions precedent to repurchase specified in the related prospectus supplement are satisfied.  These repurchases will result in prepayments of principal.  The rate of prepayment of the residential loans comprising or underlying the assets of the trust fund may affect the yields to maturity on your securities.  See “Yield Considerations” and “Maturity and Prepayment Considerations” in this prospectus.

The rate of prepayments is influenced by a number of factors, including:

•	prevailing mortgage market interest rates;

•	local and national interest rates;

•	homeowner mobility; and

•	the ability of the borrower to obtain refinancing.

The global economy recently experienced a significant recession, as well as a severe disruption in the credit markets, including the general absence of investor demand for and purchases of residential mortgage-backed securities and other structured finance products.  Although the U.S. economy, by some measurements, may be emerging from recession, any recovery could be fragile and unsustainable, in which circumstances another, possibly more severe recession may ensue.  Continued concerns about declining real estate markets in the United States and economic conditions in the United States and Europe generally have contributed to increased market volatility and diminished growth expectations for the U.S. economy.

In addition, regional growth patterns and increased employment opportunities in a particular geographic area could lead to an increase in home values for such area and an increase in prepayment speeds, as more homes in such area are sold and existing borrowers borrow against the increased equity in their homes.  Conversely, to the extent that a geographic area is burdened by residential overbuilding or a decrease in employment, prepayment speeds would be likely to decrease with respect to mortgage loans on mortgaged properties located in such area.

Furthermore, significant changes in regional climate conditions could have effects that are difficult to foresee.  To the extent that a locality becomes more susceptible to extreme temperatures or weather events or otherwise becomes less desirable as a place to live, property values could be adversely affected and rates of default could increase.  Decreased home values in such locations would likely result in decreased prepayment speeds as borrowers have difficulty selling their homes.

If you purchase your securities at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.  If you purchase your securities at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.  In addition, a series of securities may have (1) certain classes that are paid principal after other classes or (2) certain types of securities that are more sensitive to prepayments.  If you own any of these types of securities, changes in timing and the amount of principal payments by borrowers may adversely affect you.  We make no representation as to the anticipated rate or timing of payments, the rate, timing or severity of losses on the mortgage loans or the anticipated weighted average lives or the anticipated yields to maturity of any securities.

Certain Proposed Laws and Regulations Could Adversely Affect Return on Investment

Numerous laws, regulations and rules have been proposed recently by federal, state and local governmental authorities relating to the origination and servicing of mortgage loans (including efforts to delay foreclosure actions).  In addition, other proposed laws, regulations and rules may result in tightened lending standards and a substantial reduction in capital available to refinance mortgage loans at their maturity dates.  If enacted, these laws, regulations and rules could result in increased modifications to mortgage loans, delays in the foreclosure process, reduced payments by borrowers or increased reimbursable servicing expenses, which could result in delays and reductions in the distributions to be made on the securities or otherwise adversely affect the value of the investment.

Information Regarding Historical Performance of Mortgage Loans May Not Be Indicative of the Performance of the Loans in the Trust Fund

A variety of factors may affect the performance of any pool of mortgage loans during any particular period of time.  In addition, differing loan characteristics or external factors may cause the performance of the mortgage loans included in the trust fund to differ from the performance of other loans of a similar type.  When examining data regarding the historical performance of pools of mortgage loans, you should consider, among other things:

•	differences in loan type;

•	the relative seasoning of the pools;

•	differences in interest rates, credit quality and any of various other material pool characteristics, both at formation of a pool and over time;

•	the extent to which the loans in a pool have prepayment penalties;

•	whether the loans were originated by different lenders, and the extent to which the underwriting guidelines differed; and

•	whether the loans were serviced by different servicers.

In particular, you should consider that, both in the case of comparable pools of mortgage loans and of the mortgage loans in the trust fund, historical loan performance during a period of rising home values may differ significantly from the future performance of similar loans during a period of stable or declining home values.

The Interest Accrual Period May Reduce the Effective Yield on Your Securities

Interest payable on the securities on each distribution date will include all interest accrued during the period specified in the related prospectus supplement.  If interest accrues over a period ending two or more days before a distribution date, your effective yield will be reduced from the yield you would have obtained if interest payable on the securities accrued through the day immediately before each distribution date.  Consequently, your effective yield, at par, will be less than the indicated coupon rate.  See “Description of the Securities — Distributions” and “— Principal and Interest on the Securities” in this prospectus.

Prepayments on the Mortgage Loans Could Lead to Shortfalls in the Distribution of Interest on your Securities

When a voluntary principal prepayment is made by the borrower on a mortgage loan (excluding any payments made upon liquidation of any mortgage loan), the borrower is charged interest on the amount of prepaid principal only up to the date of the prepayment, instead of for a full month.  Liquidation proceeds and amounts received in settlement of insurance claims are also likely to include interest only to the time of payment or settlement.  However, principal prepayments will only be passed through to the holders of the securities once a month on the distribution date which follows the prepayment period in which the prepayment was received by the servicer.  In the event the timing of any voluntary prepayments in full would cause there to be less than one full month’s interest, at the applicable interest rates, available to be distributed to securityholders with respect to the prepaid mortgage loans, the pooling and servicing agreement, trust agreement, servicing agreement and/or underlying servicing agreements relating to a series of securities may provide that the applicable servicer is obligated to pay an amount, without any right of reimbursement, for those shortfalls in interest collections payable on the securities that are attributable to the difference between the interest paid by a borrower in connection with those principal prepayments in full and thirty days’ interest on the prepaid mortgage loans, but only to the extent those shortfalls are not covered by prepayment interest excesses and only to the extent of the servicing fees for that distribution date payable to the servicer.  If the servicer fails to make such payments, the master servicer may be obligated to make such compensating interest payments but only to the extent of the master servicing fees for that distribution date payable to the master servicer.

If the servicer or the master servicer fails to make such compensating interest payments or the shortfall exceeds the sum of the servicing fees and prepayment interest excesses for any distribution date, there will be fewer funds available for the distribution of interest on the securities.  In addition, no such payments from the master servicer or prepayment interest excesses will be available to cover prepayment interest shortfalls resulting from partial prepayments or involuntary prepayments such as a liquidation of a defaulted mortgage loan.  Such shortfalls of interest, if they result in the inability of the trust fund to pay the full amount of the current interest on the securities, will result in a reduction of the yield on your securities.

If Amounts in Any Pre-Funding Account are Not Used to Purchase Additional Loans, You Will Receive a Prepayment on the Related Securities

The related prospectus supplement may provide that the depositor transfer a specified amount into a pre-funding account on the date the securities are issued.  In this case, the transferred funds may be used only to acquire additional assets for the trust fund during a specified period after the issuance of the securities.  Any amounts remaining in the account at the end of such period will be distributed as a prepayment of principal to the holders of the related securities.  The resulting prepayment could adversely affect the yields on those securities.

The Trustee May Not Have a Perfected Interest in Collections Held by a Servicer

Each servicer will be permitted to commingle collections on the mortgage loans with its own funds for up to two business days or such other period specified in the applicable prospectus supplement.  In addition, each servicer will deposit collections in an account that is not under the control of the trustee, and collections will be held in this account before they are remitted each month to the securities administrator.  If a servicer is unable to, or fails to, turn over collections as required by the transaction documents, then the issuing entity, the trustee and the holders of the certificates may not have a perfected or priority interest in any collections that are in such servicer’s possession or have not been remitted to the securities administrator.

Events in the Mortgage Market May Adversely Affect the Performance or Market Value of Your Securities

The performance of mortgage loans may be influenced by a wide variety of economic, geographic, social and other factors, including general economic conditions, the level of prevailing interest rates, the availability of alternative financing and homeowner behavior.

In recent years, delinquencies, defaults and foreclosures on residential mortgage loans were very high and they could approach or exceed those levels again in the future.  Delinquencies, defaults and foreclosures have, in the not too distant past, affected all types of mortgage loans including “prime” mortgage loans, which are made to borrowers with excellent credit who provide full documentation.  Such loans could be similarly affected in the future.  See, also, “— Nature of Mortgages Could Adversely Affect Value of Properties” and “— Adverse Conditions in the Residential Real Estate Markets May Result in a Decline in Property Values” below.

Residential mortgage-backed securities have, in the past, been subject to rating agency downgrades.  Those downgrades have included downgrades of “AAA” and “Aaa” securities, and in some cases occurred within a few months after issuance.  There can be no assurance that your securities will not be downgraded in the future.

Numerous laws, regulations and rules related to the servicing of mortgage loans, including efforts to delay foreclosure actions, have been proposed or enacted by federal, state and local governmental authorities since the economic down-turn that began in late 2007.  These laws, regulations and rules may result in delays in the foreclosure process, reduced payments by borrowers or increased reimbursable servicing expenses, which could result in delays and reductions in the distributions to be made to your securities.  You bear the risk that these future regulatory developments will result in losses, whether due to delayed or reduced distributions or reduced market value.  See, for example, “— Impact of Mortgage Loan Modifications” below.

Many originators have, in response to the economic down-turn that began in 2007, implemented more conservative underwriting criteria for mortgage loans, which have resulted in a significant reduction of overall origination volumes and a reduced availability of refinancing alternatives for borrowers.  This effect on refinancing would be exacerbated to the extent that prevailing mortgage interest rates increase from current levels.  In addition, the continued use or further adjustment of these loan underwriting standards may contribute to further increases in delinquencies and losses on residential loans generally.  While some lenders and servicers have created modification programs in order to assist borrowers with refinancing or otherwise meeting their payment obligations, not all borrowers will qualify for or take advantage of these opportunities.  Loan modifications are more likely to be used to the extent that borrowers are less able to refinance or sell their homes due to market conditions, and to the extent that the potential recovery from a foreclosure is reduced due to lower property values.  A significant number of loan modifications could result in a significant reduction in cash flows to the issuing entity on an ongoing basis.  See “— Impact of Mortgage Loan Modifications” below.

Fannie Mae and Freddie Mac were placed in conservatorship in September 2008.  Since that time, their  market share (together with Ginnie Mae) of new and refinance residential mortgage loans has increased dramatically, and the availability of mortgage credit for loans that do not meet agency guidelines has decreased sharply.  Moreover, since November 2008, a large portion of newly issued agency mortgage-backed securities has been funded by direct purchases under the MBS Purchase Program managed by the Federal Reserve Bank of New York.  This program, which has had the effect of keeping interest rates low and maintaining the availability of funding, for new and refinance mortgage loans that meet agency guidelines, was phased out at the end of March 2010.  The phase out of this program may result in higher interest rates, and reduced availability to borrowers of mortgage credit.  This in turn may adversely affect the real estate market and the value of real estate assets generally.  It is unclear at this time to what extent the phase out of this program will curtail the ability of Fannie Mae and Freddie Mac to continue to act as the primary sources of liquidity in the residential mortgage markets, both by purchasing mortgage loans for their portfolios and, with Ginnie Mae, by guaranteeing mortgage-backed securities.  A reduction in the ability of mortgage loan originators to access Fannie Mae, Freddie Mac and Ginnie Mae to sell their mortgage loans may adversely affect the financial condition of mortgage loan originators.  In addition, any decline in the value of agency securities may adversely affect the value of residential mortgage-backed securities as a whole.  See “The Trust Funds — Agency Securities” in this prospectus.

Since the 2007 economic down-turn there have been various adverse developments in the financial markets, which have resulted in the merger and failure of several major investment banks and commercial banks.  In addition, we are experiencing an ongoing disruption in the credit markets, including the general absence of investor demand for residential mortgage-backed securities, other asset-backed securities and structured financial products generally.  In response to such developments, the United States government has implemented certain programs intended to stabilize the financial system.  These developments have arguably added to the overall level of uncertainty in the financial markets, particularly with respect to mortgage related investments, and no assurance can be made that the measures put in place by the United States government will succeed in stabilizing the financial markets or how long they will continue.

You should consider the risk that the general market conditions, including but not limited to those discussed in this prospectus and the prospectus supplement applicable to your series of securities, may adversely affect the performance of the trust fund assets and may adversely affect the yield on your securities.  In addition, in connection with all of the circumstances described above, described elsewhere under the “Risk Factors” in this prospectus and in the “Risk Factors” section in the accompanying prospectus supplement, you should be aware in particular that:

•
such circumstances may result in substantial delinquencies and defaults on the mortgage loans in trust fund and adversely affect the amount of liquidation proceeds a trust fund would realize in the event of foreclosures and liquidations;

•	defaults on the mortgage loans in a trust fund may occur in large concentrations over a short period of time, which might result in rapid declines in the value of your securities;

•
notwithstanding that the mortgage loans in a trust fund were recently underwritten and originated, the values of the mortgaged properties may decline following the issuance of your securities, and such declines may be substantial and occur in a relatively short period following the issuance of your securities;

•
even if liquidation proceeds received on defaulted mortgage loans are sufficient to cover the principal and accrued interest on those mortgage loans, a trust fund may experience losses in the form of special servicing fees and other expenses, and consequently your yield may be affected by such losses; and

•
the time periods to resolve defaulted mortgage loans may be long, and those periods may be further extended because of borrower bankruptcies and legal proceedings; this may be especially true in the case of loans made to borrowers that have substantial debts other than their related mortgage loan or loans.

Impact of Mortgage Loan Modifications

The master servicer and each servicer of mortgage loans will be responsible for servicing the mortgage loans serviced by it regardless of whether such mortgage loans are performing or have become delinquent or are otherwise in default.  As a result, as delinquencies or defaults occur, each such servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it.  This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable.  At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the related trust fund, each such servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans.

Modifications of mortgage loans implemented by a servicer in order to maximize ultimate proceeds of such mortgage loans to the related trust fund may have the effect of, among other things:

•	reducing or otherwise changing the mortgage rate;

•	forgiving payments of principal, interest or other amounts owed under the mortgage loan, such as taxes or insurance premiums;

•	extending the maturity date of the mortgage loan;

•	capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan;

•	reducing the principal balance of the mortgage loan; or

•	any combination of these or other modifications.

Any modified mortgage loans may remain in the related trust fund, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on your securities, an extension of the weighted average lives of your securities or an allocation of a realized loss to the subordinate securities of a series, or possibly to the senior securities, each as specified in the applicable prospectus supplement.

The ability to modify mortgage loans by a servicer of mortgage loans may be limited by several factors.  The servicer may have difficulty contacting the borrowers who are at risk or may not be able to work out an acceptable modification.  In addition, if the servicer has to consider a large number of modifications, operational constraints may affect the ability of the servicer to adequately address all of the needs of the borrowers.  Furthermore, the terms of the related servicing agreement may prohibit a servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond the latest scheduled maturity of any mortgage loan in the related trust or trust fund.  You should consider the importance of the role of the servicers in maximizing collections on the mortgage loans and the impediments each related servicer may encounter when servicing a substantial number of delinquent or defaulted mortgage loans.  In some cases, failure by a servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on your securities in respect of a related mortgage loan.  In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

You should note that modifications that are designed to maximize collections to the trust fund as a whole may adversely affect a particular class of securities.  None of the servicers will consider the interests of individual classes of securities.  You should also note that in connection with considering a modification or other type of loss mitigation, a servicer may incur or bear related out-of-pocket expenses, such as credit counseling service fees, which would be reimbursed to such servicer from the related trust fund as servicing advances prior to distributions on the related securities.

Both the failure of a servicer to modify a mortgage loan that results in a default and liquidation of such mortgage loan, and the modification of a mortgage loan that reduces the payment of amounts owed to the trust fund, may have an adverse effect on your securities.

We have included a description of recent legislation, programs and initiatives by the United States government to encourage servicers to modify or refinance mortgage loans.  See “Certain Legal Aspects of Residential Loans” in this prospectus.

Some of the Mortgage Loans Have an Initial Interest-Only Period, Which May Result in Increased Delinquencies and Losses

The trust fund for your series may include mortgage loans that have an initial interest-only period.  During the interest-only period, the payment due from the related borrower will be less than it would be if the principal of the mortgage loan was required to amortize.  In addition, the scheduled principal balance of the mortgage loan will not be reduced (except to the extent of any principal prepayments) because there will be no scheduled monthly payments of principal during this period.  As a result, no principal payments will be made on your securities with respect to these mortgage loans during their interest-only period unless there is a principal prepayment.

After the initial interest-only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance.  In addition, losses may be greater on these mortgage loans as a result of the principal balance of the mortgage loan no amortizing during the early years of these mortgage loans.  Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant.  Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to your securities.

The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination.  In particular, there may be a greater expectation by these borrowers of refinancing their mortgage loans with a new mortgage loan, in particular, one with an initial interest-only period, which may result in higher or lower prepayment speeds than would otherwise be the case.  In addition, the failure by the related borrower to build equity in the property may affect the delinquency, loss and prepayment experience with respect to these mortgage loans.

Borrower May Be Unable to Make Balloon Payment

Some of the residential loans may not fully amortize over their terms to maturity and, thus, may require principal payments, i.e., balloon payments, at their stated maturity.  Residential loans with balloon payments involve greater risk because a borrower’s ability to make a balloon payment typically will depend on its ability to:

•	timely refinance the loan; or

•	timely sell the related residential property.

A number of factors will affect a borrower’s ability to accomplish either of these goals, including:

•	the level of available mortgage rates at the time of sale or refinancing;

•	the borrower’s equity in the related residential property;

•	the financial condition of the borrower; and

•	the tax laws.

A borrower’s failure to make a balloon payment would increase the risk that you might not receive all payments to which you are entitled.

Nature of Mortgages Could Adversely Affect Value of Properties

Several factors could adversely affect the value of the residential properties.  As a result, the outstanding balance of the related residential loans, together with any senior financing on the residential properties, if applicable, may equal or exceed the value of the residential properties.  Among these factors are:

•	an overall decline in the residential real estate market in the areas in which the residential properties are located;

•	a decline in the general condition of the residential properties as a result of failure of borrowers to adequately maintain the residential properties; or

•	a decline in the general condition of the residential properties as a result of natural disasters that are not necessarily covered by insurance, such as earthquakes, tornados, hurricanes and floods.

A decline that affects residential loans secured by junior liens could extinguish the value of the interest of a junior mortgagee in the residential property before having any effect on the interest of the related senior mortgagee.  If a decline occurs, the actual rates of delinquencies, foreclosures and losses on all residential loans could be higher than those currently experienced in the mortgage lending industry in general.

Even if the residential properties provide adequate security for the residential loans, the master servicer or a servicer could encounter substantial delays in liquidating the defaulted residential loans.  These delays in liquidating the loans could lead to delays in receiving your proceeds because:

•	foreclosures on residential properties securing residential loans are regulated by state statutes and rules;

•
foreclosures on residential properties are also subject to delays and expenses of other types of lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete; and

•	in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of residential properties.

Legislation or regulations may be enacted at the federal, state or municipal level that may further delay the foreclosure process.  For instance, the Protecting Tenants at Foreclosure Act (the “Tenant Foreclosure Act”), enacted in 2009, provides that in the case of certain residential loans, the party taking title to the property pursuant to a foreclosure assumes the property subject to the rights of any bona fide tenant and provides for a notice period for the tenant to vacate.  The Tenant Foreclosure Act may impede the servicer’s ability to liquidate a mortgage loan upon foreclosure and thus may adversely affect the yields on the related securities.  See “Certain Legal Aspects of Residential Loans” in this prospectus.

Consequently, if a borrower defaults, the servicer may be unable to foreclose on or sell the residential property or obtain liquidation proceeds sufficient to repay all amounts due on the related residential loan.  In addition, the servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted residential loans and not yet reimbursed.  These expenses may include payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balances of the loan at the time of default.  Therefore, assuming that a servicer took the same steps in realizing on a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal of the small loan than would be the case with the larger defaulted loan having a large remaining principal balance.  The mortgages and deeds of trust securing certain mortgage loans, multifamily loans and home improvement contracts may be junior liens subordinate to the rights of the senior lienholder.  Consequently, the proceeds from the liquidation, insurance or condemnation proceeds will be available to satisfy the junior loan amount only to the extent that the claims of the senior mortgagees have been satisfied in full, including any related foreclosure costs.

In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to any senior mortgage.  If a junior mortgagee forecloses, it must either pay the entire amount due on any senior mortgage at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgage if the borrower defaults under the senior mortgage.  The trust fund will not have any source of funds to satisfy any senior mortgages or make payments due to any senior mortgagees.  However, the servicer or sub-servicer may, at its option, advance these amounts to the extent deemed recoverable and prudent.

If proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the junior lien in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities, to the extent not covered by credit enhancement, are likely to:

•	incur losses in jurisdictions in which a deficiency judgment against the borrower is not available; and

•	incur losses if any deficiency judgment obtained is not realized on.

In addition, the rate of default of junior loans may be greater than that of mortgage loans secured by first liens on comparable properties.

Applicable state laws generally:

•	regulate interest rates and other charges;

•	require certain disclosures; and

•	require licensing of certain originators and servicers of residential loans.

In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the residential loans.  Violations of these laws, policies and principles:

•	may limit the ability of the servicer to collect all or part of the principal of or interest on the residential loans;

•	may entitle the borrower to a refund of amounts previously paid; and

•	could subject the servicer to damages and administrative sanctions.

See “Certain Legal Aspects of Residential Loans” in this prospectus.

High Loan-to-Value Ratios Increase Risk of Loss

A trust fund may include mortgage loans with original loan-to-value ratios of 80% or higher.  Mortgage loans with higher original loan-to-value ratios may present a greater risk of loss than mortgage loans with original loan-to-value ratios of 80% or below.

Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties if current appraisals were obtained.

Environmental Conditions Affecting Mortgaged Properties May Result in Losses

Environmental conditions may diminish the value of the mortgage assets and give rise to liability of various parties.  There are many federal and state environmental laws concerning hazardous wastes, hazardous substances, petroleum substances (including heating oil and gasoline), radon and other materials which may affect the properties securing the mortgage assets.  For example, under the Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, and possibly under the laws of certain states, a secured party that takes a deed-in-lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of a remedial action if hazardous substances have been released or disposed of on the property.  Such costs may be substantial.  It is possible that costs for remedial action could become a liability of a trust or trust fund.  Such costs would reduce the amounts otherwise distributable to holders of certificates or notes if a mortgaged property securing a mortgage loan became the property of a trust or trust fund and if such trust or trust fund incurred such costs.  Moreover, certain states by statute impose a priority lien for any such costs incurred by such state on the property.  In such states, liens for the cost of any remedial action have priority even over prior recorded liens.  In these states, the security interest of the trustee in a property that is subject to such a lien could be adversely affected.  See “Certain Legal Aspects of Residential Loans — Environmental Legislation” in this prospectus.

Energy Efficiency Liens and Certain Special Assessments May Take Priority Over A Mortgage Lien

Mortgaged properties securing mortgage loans underlying a series of securities may be subject to a lien of special property taxes and/or special assessments.  These liens may be superior to the liens securing the mortgage loans, irrespective of the date of the mortgage.  In some instances, individual mortgagors may be able to elect to enter into contracts with governmental agencies for Property Assessed Clean Energy (PACE) or similar assessments that are intended to secure the payment of energy and water efficiency and distributed energy generation improvements that are permanently affixed to their properties, possibly without notice to or the consent of the mortgagee.  These assessments may also have lien priority over the mortgages securing mortgage loans.  Any mortgaged property so assessed may not, however, increase in value to the extent of the assessment lien.  Additional indebtedness secured by the assessment lien would reduce the amount of the value of the mortgaged property available to satisfy the affected mortgage loan.  No party makes any representation or warranty with respect to any such lien nor will any party be required to take any actions or be subject to any liability with respect to any such lien.

Violations of Federal Laws May Adversely Affect Ability to Collect on Loans

The residential loans may also be subject to federal laws, including:

•
the federal Truth in Lending Act, as amended by Title XIV of the Dodd-Frank Act, and Regulation Z promulgated under that act, which require certain disclosures to the borrowers regarding the terms of the residential loans;

•
the Equal Credit Opportunity Act and Regulation B promulgated under that act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience;

•
the Home Equity Loan Consumer Protection Act of 1988, which requires additional disclosures, limits changes that may be made to the loan documents without the borrower’s consent.  This Act also restricts a lender’s ability to declare a default or to suspend or reduce a borrower’s credit limit to certain enumerated events; and

•
the Helping Families Save Their Homes Act of 2009, which amends the Truth in Lending Act to require purchasers or assignees of mortgage loans secured by a mortgagor’s principal dwelling to mail or deliver notice to mortgagors of the sale or transfer of their mortgage loan no later than 30 days after a sale or transfer.

Certain mortgage loans may be subject to the Home Ownership and Equity Protection Act of 1994.  These provisions may:

•	impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges;

•	impose specific statutory liabilities on creditors who fail to comply with their provisions; and

•	affect the enforceability of the related loans.

In addition, any assignee of the creditor, including the trust fund would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

The Home Improvement Contracts are also subject to the Preservation of Consumers’ Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations.  These laws:

•	protect the homeowner from defective craftsmanship or incomplete work by a contractor;

•	permit the obligated party to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor; and

•
subject any person to whom the seller assigns its consumer credit transaction to all claims and defenses which the obligated party in a credit sale transaction could assert against the seller of the goods.

Violations of certain provisions of these federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the residential loans.  In addition, violations could subject the trust fund to damages and administrative enforcement.  Any judgment against, or settlement by, the issuing entity or trust fund relating to any violations would reduce the funds otherwise available for distribution to securityholders, and may result in shortfalls or losses on your certificates.  Accordingly, violations of these federal laws would increase the risk that you might not receive all payments to which you are entitled.  See “Certain Legal Aspects of Residential Loans” in this prospectus.

Adverse Conditions in the Residential Real Estate Markets May Result in a Decline in Property Values

The residential real estate markets may continue to experience an overall decline in property values.  This decline could lead to a number of adverse results, including:

•	the outstanding principal balances of the residential loans in a particular trust fund are equal to or greater than the value of the residential properties;

•	any secondary financing on the related residential properties are equal to or greater than the value of the residential properties; and

•	the rate of delinquencies, foreclosures and losses are higher than those now generally experienced in the mortgage lending industry.

In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the residential loans.  Accordingly, these factors may also affect the rates of delinquencies, foreclosures and losses with respect to any trust fund.  To the extent that these losses are not covered by credit enhancement, these losses may be borne, at least in part, by you.

The Master Servicer or any Servicer May Have Certain Conflicts of Interest

If the master servicer (or a servicer) or an affiliate of any such servicer owns any interest in the securities, there may be a conflict of interest in servicing the mortgage loans.  The timing of mortgage loan foreclosures and other servicing decisions, which will be under the control of the master servicer, may affect the weighted average lives and yields of the securities.  Although the servicing standard in the pooling and servicing or servicing agreement will generally obligate the master servicer (or a servicer) to service the mortgage loans, including modifying the terms of the mortgage loans that are in delinquency or default, without regard to the ownership or non-ownership of the securities by it or any of its affiliates, there is a possibility that the timing of foreclosures, and other loss mitigation actions may not be in the best interests of securityholders.  You should also consider that, other than the general servicing standard described above, no specific guidelines will be set forth in the pooling and servicing agreement or servicing agreement to resolve or minimize potential conflicts of interest of this sort.

The pooling and servicing or servicing agreement may provide for payment to the master servicer (or a sub-servicer) of an incentive fee for successful completion of loan workouts or liquidations which may also affect how such a servicer services the related mortgage loans.  In addition, future regulatory oversight, legislation and/or governmental intervention designed to protect consumers may impose additional requirements or limitations on a servicer which could have an adverse impact on such servicer or influence such servicer’s decision-making.

The Recording of the Mortgages in the Name of MERS May Affect the Yield on the Securities

The mortgages or assignments of mortgage for some of the mortgage loans may have been recorded in the name of Mortgage Electronic Registration Systems, Inc., or “MERS,” solely as nominee for the originator and its successors and assigns, including the related issuing entity.  Subsequent assignments of those mortgages are registered electronically through the MERS system.  However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the trustee, any related expenses will be paid by the related issuing entity and will reduce the amount available to make distributions on the certificates or notes.

The recording of mortgages in the name of MERS has been challenged through the judicial system.  Although most decisions have accepted MERS as mortgagee, the Kansas Supreme Court found that MERS did not have an interest that was impaired by its failure to receive notice of a foreclosure suit by another lienholder and that notification of MERS was not necessary for a mortgage foreclosure suit by another lienholder to proceed.  While the Kansas Supreme Court specifically did not decide whether MERS was entitled to notice and service of the foreclosure action, a lower Kansas court or a court in another jurisdiction could follow the dicta in this case and declare invalid the MERS system with MERS as nominee for the mortgagee, as MERS has no right to repayment of the mortgage debt.

On February 3, 2012, the New York State Attorney General filed a lawsuit against several prominent banking entities and MERS charging that the creation and use of MERS has resulted in a wide range of deceptive and fraudulent foreclosure filings in New York state and federal courts, harming homeowners and undermining the integrity of the judicial foreclosure process.  The lawsuit alleges that many assignments purported to assign mortgages from MERS to a foreclosing party were automatically generated and signed by individuals who did not review the underlying property ownership records, confirm the documents’ accuracy or even read the documents, and that gaps in the chain of title and the foreclosing party’s inability to establish its authority to foreclose were hidden.  The bank parties settled the lawsuit on March 13, 2012 and agreed to pay $25,000,000 without admitting nor denying the allegations.

The Washington Supreme Court recently ruled that if MERS is not the holder of the mortgage note, then it is not considered to be the beneficiary for purposes of non-judicial foreclosures in the State of Washington, even if the assignment of mortgage is registered in the name of MERS.  To the extent non-judicial foreclosures are commenced in the State of Washington with MERS as beneficiary rather than as agent for the holder of the mortgage note, such foreclosures may need to be restarted.

If MERS discontinues the MERS system and it becomes necessary for the depositor or the related servicer to record or cause the recordation of assignments of those mortgages in the name of the issuing entity, any related expenses will be paid by the issuing entity and will reduce the amounts available to make distributions on the certificates.

Legal challenges to the validity of the ownership of a mortgage loan held through MERS continue to exist and such challenges to MERS could result in delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of mortgaged properties.

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

Transactions in the classes of book-entry securities of any series generally can be effected only through The Depository Trust Company and its participating members, securities intermediaries and certain banks.  Therefore:

•
the liquidity of book-entry securities in the secondary trading market that may develop may be limited because investors may be unwilling to purchase securities for which they cannot obtain physical securities;

•
your ability to pledge a security to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the securities, may be limited due to lack of a physical security representing the securities; and

•
you may experience some delay in receiving distributions of interest and principal on your securities because the trustee will make distributions to DTC or its participating members.  DTC will then be required to credit the distributions to the accounts of the participating members.  Only then will they be credited to your account either directly or indirectly through Securities Intermediaries.

See “Description of the Securities — Book-Entry Registration of Securities” in this prospectus.

Risks Related to Exchangeable Securities

The characteristics of the exchangeable securities will generally reflect the characteristics of the related exchangeable securities.  If you are purchasing an exchangeable security, you should also consider the following factors that will limit your ability to exchange exchangeable securities for related exchangeable securities:

•	At the time of the proposed exchange, you must own exchangeable securities of the related class or classes in the proportions necessary to make the desired exchange;

•	If you do not own the exchangeable securities, you may be unable to obtain the necessary related exchangeable securities;

•	A holder of needed exchangeable securities may refuse to sell them at a reasonable price (or any price) or may be unable to sell them;

•	Certain exchangeable securities may have been purchased or placed into other financial structures and thus may be unavailable for exchange; and

•	Only the combinations described in the applicable prospectus supplement are permitted.

See “Description of the Securities — Exchangeable Securities” in this prospectus.

Your Yield May Be Subject to Any Negative Amortization on the Related Mortgage Loans

A trust fund may include mortgage loans that are negative amortization loans.  Generally, the interest rates on negative amortization loans adjust monthly but their monthly payments and amortization schedules adjust based on a different schedule (e.g., annually).  In addition, in many cases, the amount by which a monthly payment may be adjusted on an adjustment date may be limited and may not be sufficient to amortize fully the unpaid principal balance of a mortgage loan over its remaining term to maturity.  In addition, the initial interest rates on negative amortization loans may be lower than the sum of the indices applicable at origination and the related margins.  During a period of rising interest rates, as well as prior to the applicable adjustment to the monthly payment, the amount of interest accruing on the principal balance of these mortgage loans may exceed the amount of the minimum monthly payment.  As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest, which will be added to their principal balances and will also bear interest at the applicable interest rates.  The amount of any deferred interest accrued on a mortgage loan during a due period will reduce the amount of interest available to be distributed on certain classes of securities.

If the interest rates on negative amortization loans decrease prior to an adjustment in the monthly payment, a larger portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the certain classes of securities to amortize more quickly.  Conversely, if the interest rates on negative amortization loans increase prior to an adjustment in the monthly payment, a smaller portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the certain classes of securities to amortize more slowly.

In addition, as the principal balance of a negative amortization loan will increase by the amount of deferred interest allocated to such loan, the increasing principal balance of a negative amortization loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such negative amortization that is required to be liquidated.  Furthermore, each negative amortization loan will generally provide for the payment of any remaining unamortized principal balance (due to the addition of deferred interest, if any, to the principal balance of the loan) in a single payment at the maturity of such loan.  Because the related borrowers may be required to make a larger single payment upon maturity, it is possible that the default risk associated with negative amortization loans is greater than associated with fully amortizing mortgage loans.]

The Concentration of Mortgage Assets in Specific Geographic Areas May Increase the Risk of Loss

The mortgage loans underlying a series of securities may be concentrated in certain geographic regions of the United States.  In such a case, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified.  For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, fires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.

In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments.  If the residential real estate markets in an area of concentration experience an overall decline in property values after the dates of origination of the respective mortgage assets, then the rates of delinquencies, foreclosures and losses on the mortgage loans may increase and the increase may be substantial.

The concentration of mortgage loans with specific characteristics relating to the types of properties, property characteristics, and geographic location are likely to change over time.  Principal payments may affect the concentration levels.  Principal payments could include voluntary prepayments and prepayments resulting from casualty or condemnation, defaults and liquidations and from repurchases due to breaches of representations and warranties.  Because principal payments on the mortgage loans are payable to the subordinated securities at a slower rate than principal payments are made to the senior securities, the subordinated securities are more likely to be exposed to any risks associated with changes in concentrations of mortgage loan or property characteristics.

Bankruptcy of the Depositor or a Sponsor May Delay or Reduce Collections on Loans

The depositor and the sponsor for each series of securities may be eligible to become a debtor under the United States Bankruptcy Code.  If the depositor or a sponsor for any series of securities were to become a debtor under the United States Bankruptcy Code, the bankruptcy court could be asked to determine whether the mortgage assets that support your series of securities constitute property of the debtor, or whether they constitute property of the related issuing entity.  If the bankruptcy court were to determine that the mortgage assets constitute property of the estate of the debtor, there could be delays in payments to securityholders of collections on the mortgage assets and/or reductions in the amount of the payments paid to securityholders.  The mortgage assets would not constitute property of the estate of the depositor or of the sponsor if the transfer of the mortgage assets from the sponsor to the depositor and from the depositor to the related issuing entity are treated as true sales, rather than pledges, of the mortgage assets.

The transactions contemplated by this prospectus and the related prospectus supplements will be structured so that, if there were to be a bankruptcy proceeding with respect to the sponsor or the depositor, the transfers should be treated as true sales, and not as pledges.  The mortgage assets should accordingly be treated as property of the related issuing entity and not as part of the bankruptcy estate of the depositor or sponsor.  In addition, the depositor is operated in a manner that should make it unlikely that it would become the subject of a bankruptcy filing.

However, the can be no assurance that a bankruptcy court would not recharacterize the transfers as borrowings of the depositor or sponsor secured by pledges of the mortgage assets.  Any request by the debtor (or any of its creditors) for such a recharacterization of the transfers, if successful, could result in delays in payments of collections on the mortgage assets and/or reductions in the amount of the payments paid to securityholders, which could result in losses on the related series of securities.  Even if a request to recharacterize the transfers were to be denied, delays in payments on the mortgage assets and resulting delays or losses on the related series of securities could result.

Bankruptcy of the Master Servicer May Adversely Impact Servicing and May Delay or Reduce Payments to You

The master servicer or a servicer may be eligible to become a debtor under the United States Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (the “FDIA”).  If the master servicer or a servicer were to become a debtor under the United States Bankruptcy Code or enter into receivership under the FDIA, although the pooling and servicing agreement or the servicing agreement provides that such an event would be an event of default entitling the trustee to terminate the master servicer or servicer, that provision would most likely not be enforceable.  However, a rejection of the pooling and servicing agreement or servicing agreement by the master servicer or servicer in a bankruptcy proceeding or repudiation of such agreements in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement or servicing agreement and give the trustee a claim for damages and the ability to appoint a successor.  An assumption under the Bankruptcy Code would require the master servicer or servicer to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption.  The bankruptcy court may permit the master servicer or servicer to assume the pooling and servicing agreement or servicing agreement and assign it to a third party.  We cannot assure you that a bankruptcy or receivership of the master servicer or servicer would not adversely impact the servicing of the mortgage loans or that the trustee would be entitled to terminate the master servicer or servicer in a timely manner or at all.

If the master servicer or any servicer becomes the subject of bankruptcy or similar proceedings, the issuing entity’s or trust fund’s claim to collections in that master servicer’s or servicer’s possession at the time of the bankruptcy filing or other similar filing may not be perfected.  In this event, funds available to pay principal and interest on your securities may be delayed or reduced.

Transaction Parties May be Subject to Litigation, Governmental Proceedings or Other Adverse Conditions

Recently, there has been an increase in litigation against transaction parties associated with offerings of mortgage-backed securities.  Claims may be brought against transaction parties regarding a securitization trust, the related mortgage loans as well as the related mortgaged properties, including with respect to the preservation and maintenance of those mortgaged properties.  For example, in July 2012, the City of Los Angeles, California brought a civil enforcement action claiming U.S. Bank National Association as trustee for several securitization trusts engaged in unlawful, unfair and fraudulent business practices and failed to maintain certain mortgaged properties that the related trusts acquired through foreclosure in violation of municipal, state and federal law.

Loan sellers and servicers may be subject from time to time to various types of claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the course of their business.  It is impossible to predict the outcome of any particular actions, investigations or inquiries or the resulting legal and financial liability.  In addition, recent adverse economic conditions in the residential housing market have resulted in serious financial difficulties for, and in some cases, bankruptcy of, numerous mortgage sellers and servicers, particularly those involved with subprime loans.

If a transaction party becomes subject to litigation relating to the trust, the mortgage loans or the mortgaged properties, this may increase the costs and expenses of the trust, the servicers, the master servicer, the trustee, the paying agent and the custodian.  Such costs and expenses are generally paid prior to distributions on the offered certificates, subject to the aggregate maximum amount for such party as described herein.  In addition, if a servicer is subject to litigation, this may affect the ability of that servicer to perform its obligations under the related servicing agreement, even if such litigation is not related to the trust or the mortgage loans.  This could result in a delay in or reduction of distributions on the offered certificates.  No assurances can be made as to the effect any such litigation may have on distributions on the offered certificates.

If any legal or governmental proceeding were determined adversely to a loan seller or servicer of mortgage loans included in a trust fund and were to have a material adverse effect on its financial condition, or if the servicer or loan seller experiences serious financial difficulties, the ability of the affected servicer to service the mortgage loans in accordance with the pooling and servicing agreement or the servicing agreement, or the ability of the affected loan seller to fulfill its obligation to repurchase or substitute for defective mortgage loans, could be impaired.  In particular, the yield on your securities may be adversely affected if such events impact a loan seller of mortgage loans in the related trust fund.  To the extent described in your prospectus supplement, a loan seller will generally be required to repurchase or substitute for mortgage loans for material breaches of representations and warranties made by it with respect to the mortgage loans.  The inability to repurchase or substitute for such defective loans would likely cause the related mortgage loans to experience higher rates of delinquencies, defaults and losses.

See “Residential Loans — Representations by Unaffiliated Sellers; Repurchases” and “Description of the Securities — Assignment of Assets of the Trust Fund” in this prospectus.

Unsecured Home Improvement Contracts May Experience Relatively Higher Losses

A borrower’s obligations under an unsecured home improvement contract will not be secured by an interest in the related real estate or otherwise.  A borrower’s loan being unsecured would increase the risk that you might not receive all payments to which you are entitled because:

•	the related trust fund, as the owner of the unsecured home improvement contract, will be a general unsecured creditor to these obligations;

•
if a default occurs under an unsecured home improvement contract, the related trust fund will have recourse only against the borrower’s assets generally, along with all other general unsecured creditors of the borrower;

•
in a bankruptcy or insolvency proceeding relating to a borrower on an unsecured home improvement contract, the borrower’s obligations under this unsecured home improvement contract may be discharged in their entirety.  This discharge may occur even if the portion of the borrower’s assets made available to pay the amount due and owing to the related trust fund as a general unsecured creditor are sufficient to pay these amounts in whole or part; and

•	the borrower may not demonstrate the same degree of concern over performance of the borrower’s obligations as if these obligations were secured by the real estate owned by the borrower.

Changes in the Accounting Rules May Affect You

The Financial Accounting Standards Board has adopted accounting standards for investments, such as securities, in interests in securitization vehicles such as the trust fund.  These standards, and any other future changes in accounting standards, may affect the manner in which you must account for your investment in any securities and, under some circumstances, may require that you consolidate the entire trust fund on your balance sheet.  We expect that you will consult your accounting advisors to determine the effect that accounting standards, including those referred to above, may have on you.  We make no representation or warranty regarding the treatment of any securities or the trust fund for purposes of any accounting standards.

Mortgage Loans Underwritten as Non-Conforming Credits or Rebuttable Presumption Qualified Mortgages May Experience Relatively Higher Losses

The single family mortgage loans assigned and transferred to a trust fund may include mortgage loans underwritten in accordance with the underwriting standards for “non-conforming credits.”  These borrowers may include those whose creditworthiness and repayment ability do not satisfy Fannie Mae or Freddie Mac underwriting guidelines.

A mortgage loan made to a “non-conforming credit” means a residential loan that is:

•
ineligible for purchase by Fannie Mae or Freddie Mac due to borrower credit characteristics, property characteristics, loan documentation guidelines or other characteristics that do not meet Fannie Mae or Freddie Mac underwriting guidelines;

•	made to a borrower whose creditworthiness and repayment ability do not satisfy the Fannie Mae or Freddie Mac underwriting guidelines; or

•	made to a borrower who may have a record of major derogatory credit items such as default on a prior residential loan, credit write-offs, outstanding judgments or prior bankruptcies.

Some of the single family mortgage loans assigned and transferred to a trust fund also may include mortgage loans that are “rebuttable presumption qualified mortgages” under the Truth-in-Lending Act.  These are higher-priced loans typically for consumers with insufficient or weak credit history. If the loan becomes delinquent and the servicer eventually commences foreclosure proceedings, the consumer can rebut the presumption that the creditor, or the trustee as the assignee of the mortgage loan, properly took into account their ability to repay the loan.  Any such claim of a violation of the ability-to-repay or anti-steering provisions would delay the foreclosure process and consequently the receipt of foreclosure proceeds. See “Certain Legal Aspects of Residential Loans – “High Cost” Loans and Predatory Lending Laws” in this prospectus.

Rebuttable presumption mortgage loans or mortgage loans made to borrowers who are characterized as “non-conforming credits” may experience greater delinquency and foreclosure rates than loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines.  This may occur because these borrowers are less creditworthy than borrowers who meet the Fannie Mae or Freddie Mac underwriting guidelines.  As a result, if the values of the mortgaged properties decline, then the rates of loss on mortgage loans made to “non-conforming credits” are more likely to increase than the rates of loss on mortgage loans made in accordance with the Fannie Mae or Freddie Mac guidelines and this increase may be substantial.  As a result you may suffer losses.  See “Residential Loans — Underwriting Standards” in this prospectus.

Assets of the Trust Fund May Include Delinquent and Sub-Performing Residential Loans

The assets of the trust fund may include residential loans that are delinquent or sub-performing.  The credit enhancement provided with respect to your series of securities may not cover all losses related to these delinquent or sub-performing residential loans.  You should consider the risk that including these residential loans in the trust fund could increase the risk that you will suffer losses because:

•	the rate of defaults and prepayments on the residential loans could increase; and

•	in turn, losses may exceed the available credit enhancement for the series and affect the yield on your securities.

See “The Trust Funds — Residential Loans” in this prospectus.

Value of Collateral Securing Cooperative Loans May Diminish in Value

Certain of the mortgage loans included in the trust fund may be cooperative loans.  The cooperative (1) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or (2) leases the land generally by a long term ground lease and owns the apartment building.  The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance.  If there is a blanket mortgage on the property and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations.  Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative’s apartment building.  The interest of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building.  If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements.  In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity.  The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing.  A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.  See “Certain Legal Aspects of the Residential Loans — Cooperative Loans” in this prospectus.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May be Less than the Mortgage Loan Balance

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans.  Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on your securities.  If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

Changes in the Market Value of Properties May Adversely Affect Payments on the Securities

We cannot assure you that the market value of the assets of the trust fund or any other assets of a trust fund will at any time be equal to or greater than the principal amount of the securities of the related series then outstanding, plus accrued interest on it.  If the assets in the trust fund have to be sold for any reason, the net proceeds from the sale, after paying expenses of sale and unpaid fees and other amounts owing to the master servicer and the trustee, may be insufficient to pay in full the principal of and interest on your securities.

Servicing Fee May be Insufficient to Engage Replacement Master Servicers or Servicers

To the extent that the prospectus supplement indicates that the fee payable to the master servicer or other servicer is based on a fee rate that is a percentage of the outstanding mortgage loan balances, no assurance can be made that such fee rate in the future will be sufficient to attract a replacement master servicer or other servicer to accept an appointment for the related series.  In addition, to the extent the mortgage pool of any series has amortized significantly at the time that a replacement master servicer or other servicer is sought, the aggregate fee that would be payable to any such replacement may not be sufficient to attract a replacement to accept an appointment for the related series.

Limited Liquidity of Securities May Adversely Affect the Market Value of Your Securities

The prospectus supplement for any series may indicate that an underwriter intends to establish a secondary market in the securities, but no underwriter is required to do so.  There is no assurance that such a secondary market will develop or, if it develops, that it will provide you with liquidity of investment or will continue for the life of your securities.  Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired yield.  The market values of the securities are likely to fluctuate for reasons such as changes in prevailing rates of interest, changes in the ratings of securities in a series or any other mortgage-backed securities, and other credit-related or market changes; these fluctuations may be significant and could result in significant losses to you.  If you sell your security in any secondary market that develops, you may have to sell it for less than par value or for less than your purchase price.

The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future.  Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

The prospectus supplement for a series may specify that the securities will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  Accordingly, many institutions that lack the legal authority to invest in securities that do not constitute “mortgage related securities” will not be able to invest in those securities, thereby limiting the market for those securities.  If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the securities.  You should consult your own legal advisors for assistance in determining the suitability of and consequence to you of the purchase, ownership, and sale of the securities.  See “Legal Investment” in this prospectus and in the related prospectus supplement.

Combination or “Layering” of Multiple Risk Factors May Significantly Increase Your Risk of Loss

Although the various risks discussed in this prospectus, and in the related prospectus supplement, are generally described separately, you should consider the potential effects on your investment in the securities of the interplay of multiple risk factors.  Where more than one significant risk factor is present, the risk of loss to you may be significantly increased.

DEFINED TERMS

We define and use capitalized terms in this prospectus to assist you in understanding the terms of the offered securities and this offering.  We define the capitalized terms used in this prospectus under the caption “Glossary of Terms” in this prospectus on page [___].

THE TRUST FUNDS

The depositor will select each asset of the trust fund to include in a trust fund from among those purchased, either directly or through affiliates, from unaffiliated sellers, or, from sellers affiliated with the depositor, as provided in the related prospectus supplement.

Each trust fund will consist of (including any combination of):

•
mortgage loans or manufactured housing contracts secured by properties of the types described in this prospectus, residential loans, including any mortgage securities, or agency securities, or beneficial interests in them, exclusive of:

o	any portion of interest payments relating to the residential loans retained by the depositor, any of its affiliates or its predecessor in interest (“Retained Interest”“) and

o	principal and interest due on or before the Cut-Off Date, as from time to time are subject to the applicable agreement;

•	amounts held from time to time in the collection account, distribution account or other account established for a series of securities;

•	mortgaged properties that secured a mortgage loan and that are acquired on behalf of the securityholders by foreclosure, deed-in-lieu of foreclosure or repossession;

•	any reserve fund established pursuant to the agreements for a series of securities, if specified in the prospectus supplement;

•
any security insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, interest rate cap agreement, interest rate swap agreement, market value swap agreement, currency swap or currency option agreement or other form of credit enhancement described in this prospectus and specified in the applicable prospectus supplement;

•	any servicing agreements relating to mortgage loans in the trust, to the extent that these agreements are assigned to the trustee;

•	any primary mortgage insurance policies, FHA insurance, or VA guarantee relating to mortgage loans in the trust;

•	any environmental insurance policy relating to multifamily or mixed use properties;

•	investments held in any fund or account or any guaranteed investment contract and income from the reinvestment of these funds, if specified in the prospectus supplement;

•	collections and other proceeds of the foregoing; and

•	any other asset, instrument or agreement relating to the trust, described in this prospectus and specified in the prospectus supplement.

For convenience of reference, we sometimes refer in this prospectus to mortgage loans and manufactured housing contracts collectively as “loans.”

Residential Loans

The residential loans may consist of any combination of:

•	Mortgage loans secured by first or junior liens on one-to four-family residential properties;

•	Multifamily Loans;

•	Home Improvement Contracts;

•	Home Equity Loans;

•	Cooperative Loans; or

•	Manufactured Housing Contracts.

The mortgaged properties, cooperative shares, the right to occupy a particular cooperative unit in any of these cooperative shares and manufactured homes may be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or the territories of Guam or the United States Virgin Islands.  The payment terms of the loans to be included in a trust will be described in the related prospectus supplement and may include any of the following features or combinations thereof as described in the related prospectus supplement:

(1)         Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (as described below), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate.  Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations.  Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement.  Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by the loan (the “Loan Rate”“) for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the Property or another source.  Loans may provide for “interest only” payments, and no payment of principal, for the period specified in the related mortgage note; thereafter, the monthly payment for such an interest only loan is increased to an amount sufficient to amortize the principal balance of the loan over the remaining term and to pay interest at the applicable interest rate borne by such loan.  Types of adjustable rate mortgage loans that may be included in a trust fund include the following:

•
mortgage loans whose interest rate adjusts on the basis of a variable index plus a margin, with the initial adjustment typically occurring less than a year after origination of the related mortgage loan and adjustments occurring periodically thereafter;

•
“hybrid” mortgage loans, whose interest rate is fixed for the initial period specified in the related mortgage note (typically for a period of a year or more after origination), and thereafter adjusts periodically based on the related index;

•
“interest-only” mortgage loans, which provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period specified in the related mortgage note; thereafter, the monthly payment is increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable interest rate borne by such mortgage loan;

•
“negative amortization” mortgage loans, which may have a low introductory interest rate, and thereafter have a mortgage interest rate which adjusts periodically based on the related index; however, the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the monthly interest accrued, resulting in an increase to the principal balance of the mortgage loan by the amount of unpaid interest; and

•
“option ARMs,” which combine several of the features described above and permit the borrower to elect whether to make a monthly payment sufficient to pay accrued interest and amortize the principal balance, make an interest-only payment or make a minimum payment that may be insufficient to pay accrued interest (with the unpaid interest added to the principal balance of the mortgage loan).

(2)         Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term.  Payment of all or a substantial portion of the principal may be due on maturity, called balloon payments.  Principal may include interest that has been deferred and added to the principal balance of the loan.

(3)         Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period.  The terms of a loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

(4)         The loans generally may be prepaid at any time.  Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods, which are called lockout periods.  Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment.  Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods.  The loans may include “due-on-sale” clauses that permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related Property.  Other loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

The interest rate applicable to an adjustable rate loan may adjust in accordance with one or more of the following indices as specified in the related prospectus supplement:

•
U.S. Dollar LIBOR (“LIBOR”), which is the average of the London Interbank Offer Rate, a rate at which banks in London, England lend U.S. dollars to other banks in the U.S. dollar wholesale or interbank money markets for a specified duration.

•
EURIBOR (“EURIBOR”), which is the average of the Euro Interbank Offer Rate, a rate at which banks offer to lend Euros to other banks in the Euro wholesale or interbank money markets for a specified duration.

•
GBP LIBOR (“GBP LIBOR”), which is the average of the British Pounds Sterling London Interbank Offer Rate, a rate at which banks in London, England lend British Pounds Sterling to other banks in the British Pounds Sterling wholesale or interbank money markets for a specified duration.

•
London Interbank Offer Swap Rate (“LIBORSWAP”), a rate which is the difference between the negotiated and fixed rate of a swap, with the spread determined by characteristics of market supply and creditor worthiness.

•
SIBOR (“SIBOR”), which is the average of the Singapore Interbank Offer Rate, a rate at which banks in Asia lend U.S. dollars to other banks in the Singapore wholesale or interbank money markets for a specified duration.

•	Constant Maturity Treasury (“CMT”) Indices, which is an average yield on United States Treasury securities adjusted to a specified constant maturity, as by the Federal Reserve Board.

•
Treasury Bill (“T-Bill”) Indices, which is a rate based on the results of auctions that the U.S. Department of Treasury holds for its Treasury bills, notes or bonds or is derived from its daily yield curve.

•	Federal Funds Rate (“Fed Funds Rate”), which is the interest rate that banks charge each other on overnight loans made between them, as determined by the Federal Reserve Bank.

•
Prime Rate (“Prime Rate”) Index, which is an index based on the interest rate that banks charge to their most credit-worthy customers for short-term loans.  The Prime Rate may differ among financial institutions.

•
Monthly Treasury Average (“MTA”), which is a per annum rate equal to the 12-month average yields on United States Treasury securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board.

•
Cost of Funds Index (“COFI”), which is a weighted average cost of funds for savings institutions that are member institutions of various federal banking districts, most commonly by 11th District members of the Federal Home Loan Bank of San Francisco.

•	National Monthly Median Cost of Funds Index (“National Monthly Median COFI”), which is the median COFI of all federal banking districts, or the midpoint value, of institutions’ COFI ratios.

•
Consumer Price Index (“CPI”), which is an inflationary indicator published monthly by the U.S. Bureau of Labor Statistics that measures the change in the cost of a fixed basket of products and services, including housing, electricity, food and transportation.

•
Certificate of Deposit Indices (“CODI”), which are indices based on the averages of the nationally published secondary market interest rates on nationally traded certificates of deposit, as published by the Federal Reserve Board.  The certificates of deposit are issued by banks and other financial institutions and pay a fixed rate of interest for specified maturities.

•
National Average Contract Mortgage Rate (“National Average Contract Mortgage Rate”), which is an index based on the weighted average rate of initial mortgage interest rates paid by home buyers for conventional fixed and adjustable rate single-family homes reported by a sample of mortgage lenders for loans closed for the last five working days of the month.  The weightings are determined by the type, size and location of the lender and are reported monthly by the Federal Housing Finance Board.

•	Federal Home Loan Bank Index (“FHLB Index”), which is the average interest rate that member banks pay when they borrow money from a Federal Home Loan Bank.

•
A rate or index chosen by the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), which rate or index is generally based upon certain medians and averages of other indices.

If stated in the applicable prospectus supplement, a trust may include mortgage loans that:

•	provide for payments at monthly intervals or at bi-weekly, semi-monthly, quarterly, semi-annual, annual or other intervals;

•	provide for payments of interest only for a period of time;

•	have terms to maturity of more than 40 years; or

•	have such other characteristics as are specified in this prospectus and in the applicable prospectus supplement.

Private Label Mortgage Securities.  The related prospectus supplement may specify that the trust fund underlying a series of securities may include mortgage securities consisting of previously issued asset-backed certificates or asset-backed notes.  The mortgage securities may:

•	evidence interests in, or be collateralized by, residential loans or agency securities as described in this prospectus and in the related prospectus supplement; or

•	have been issued previously by:

o	the depositor or an affiliate of the depositor;

o	a financial institution; or

o
another entity engaged generally in the business of lending or a limited purpose company organized for the purpose of, among other things, establishing trusts, acquiring and depositing loans into the trusts, and selling beneficial interests in or obligations of these trusts.

The prospectus supplement for a series for which the trust includes mortgage securities will specify, to the extent material to investors:

•	the total approximate principal amount and type of the mortgage securities to be included in the trust;

•	certain characteristics of the loans that comprise the underlying assets for the mortgage securities, including:

o	the payment features of the underlying loans,

o	the approximate total principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity, and

o	the minimum and maximum stated maturities of the underlying mortgage loans at origination;

•	the maximum original term-to-stated maturity of the mortgage securities;

•	the weighted average term-to-stated maturity of the mortgage securities;

•	the interest rates of the mortgage securities;

•	the weighted average interest rate of the mortgage securities;

•	the issuer of the mortgage securities;

•	certain characteristics of credit enhancement, if any, applicable to the mortgage securities; and

•	the terms on which the underlying loans for the mortgage securities may, or are required to be purchased (or substituted for) before the stated maturity of the mortgage securities.

It is expected that the offering of securities backed by such mortgage securities pursuant to the prospectus and related prospectus supplement will generally satisfy the conditions set forth in Rule 190 under the Securities Act.  If all of the conditions set forth in Rule 190(a) are not met with respect to any private mortgage-backed securities in an asset pool, the depositor intends to register the inclusion of such private mortgage-backed securities in the asset pool as a primary offering of such private mortgage-backed securities in accordance with Rule 190(b).  Specifically, the depositor will register the offering of the relevant mortgage securities as a primary offering of such securities, unless the offering of the mortgage securities is exempt from registration under the Securities Act.  The offering of mortgage securities included in a trust fund will not be separately registered if all of the following are true:

(1)
neither the issuer of the mortgage securities nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding, written or otherwise, relating to the mortgage securities and the related trust fund;

(2)
neither the issuer of the mortgage securities nor any of its affiliates is an affiliate of the depositor, sponsor, issuing entity or any underwriter relating to such trust fund and series of securities; and

(3)	the depositor would be free to publicly resell the mortgage securities without registration under the Securities Act.

If not all the conditions for the mortgage securities described above are met, the offering of the relevant mortgage securities itself will be registered as a primary offering of such securities under the Securities Act in accordance with the following:

•	the prospectus supplement for the offering of the related series of securities will describe the plan of distribution for both the mortgage securities and the securities related to that trust fund;

•
the prospectus relating to the offering of the mortgage securities will be delivered simultaneously with the delivery of the prospectus supplement relating to the offering of the related series of securities, and the prospectus supplement for the related series of securities will include disclosure that the prospectus for the offering of the mortgage securities will be delivered along with, or is combined with, the prospectus for the offering of the related series of securities;

•
the prospectus supplement for the offering of the related series of securities will identify the issuing entity, depositor, sponsor and each underwriter for the offering of the that series of securities as an underwriter for the offering of the mortgage securities;

•
neither the prospectus relating to the offering of the mortgage securities nor the prospectus supplement for the offering of the related series of securities will disclaim or limit responsibility by the issuing entity, sponsor, depositor, trustee or any underwriter for information regarding the mortgage securities; and

•
if the offering of the securities and the mortgage securities is not made on a firm commitment basis, the issuing entity or the underwriters for the offering of the securities will distribute a preliminary prospectus for both the offering of the mortgage securities and the offering of the related series of securities, that identifies the issuer of the mortgage securities and the expected amount of the issuer’s mortgage securities that is to be included in the trust fund to any person who is expected to receive a confirmation of sale of the related securities at least 48 hours prior to sending such confirmation.

Mortgage Loans.  The mortgage loans will be evidenced by promissory notes secured by mortgages or deeds of trust creating first or junior liens on the mortgaged properties.  The mortgage loans will be secured by one- to four-family residences, including:

•	detached and attached dwellings;

•	townhouses;

•	rowhouses;

•	duplexes, triplexes and quadriplexes;

•	individual condominium units;

•	individual units in planned-unit developments; and

•	individual units in de minimis planned-unit developments.

The related prospectus supplement may specify that the mortgage loans will be insured by the FHA or partially guaranteed by the VA.  See “The Trust Funds — Residential Loans — FHA Loans and VA Loans” and “Description of Primary Insurance Coverage — FHA Insurance and VA Guarantees” in this prospectus.  The related prospectus supplement may also specify that a trust fund may also include loans (“Assistance Loans”) made by the United States Small Business Administration or other government agency to borrowers who have incurred property damage or loss in connection with a federally recognized disaster.  As specified in the related prospectus supplement, Assistance Loans may be secured by senior or junior liens on collateral of the types described in the related prospectus supplement, or be unsecured.  Assistance Loans may have fixed or adjustable interest rates, may require repayment monthly or at other intervals, and have other payment characteristics as described in the related prospectus supplement.  Additional information regarding Assistance Loans, to the extent material to prospective investors, will be provided in the related prospectus supplement.  Such information will include, among other things, the weighted average principal balances, interest rates and terms to maturity of the Assistance Loans, collateral types and lien priority (if applicable), and geographic concentration.

Certain of the mortgage loans may be secured by junior liens, and the related senior liens may not be included in the mortgage pool.  The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the junior lien.  This possibility could arise under any of a number of different circumstances:

•	If a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied:

o	first, to the payment of court costs and fees in connection with the foreclosure;

o	second, to real estate taxes; and

o	third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior lien.

The claims of the holders of senior liens will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if the proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan.

•	If the servicer forecloses on any mortgage loan, it would do so subject to any related senior liens.

•
In order for the debt related to the mortgage loan included in the trust fund to be paid in full at the sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the related mortgaged property subject to any senior liens.

•
If the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the junior lien in the aggregate, the trust fund, as the holder of the junior lien, and accordingly, holders of one or more classes of the securities bear:

o	the risk of delay in distributions while a deficiency judgment against the borrower is obtained;

o	the risk of loss if the deficiency judgment is not realized on; and

o	the risk that deficiency judgments may not be available in certain jurisdictions.

•	In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage.

The related prospectus supplement may specify that residential loans contain provisions prohibiting prepayments for a specified Lockout Period.

The related prospectus supplement may specify that the assets of a trust fund will include residential loans that are delinquent or sub-performing.  The inclusion of these residential loans in the trust fund for a series may cause the rate of defaults and prepayments on the residential loans to increase.  This, in turn, may cause losses to exceed the available credit enhancement for the series and affect the yields on the securities of the series.  No trust fund will include non-performing residential loans.

Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default.  Therefore, assuming that a servicer took the same steps in realizing on a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation of a loan with a smaller remaining balance would be smaller as a percentage of the loan amount than would be the case with the defaulted mortgage loan having a larger remaining balance.

Balloon Loans.  A borrower’s ability to pay the balloon amount at maturity, which may be a substantial amount, will typically depend on the borrower’s ability to obtain refinancing of the related mortgage loan or to sell the mortgaged property prior to the maturity of the balloon loan.  The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the borrower’s financial situation, the level of available mortgage loan interest rates, the borrower’s equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan.  Neither the depositor, the master servicer or servicer, the trustee, or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

Simple Interest Loans.  If specified in the related prospectus supplement, a portion of the loans underlying a series of securities may be simple interest loans.  A simple interest loan provides the amortization of the amount financed under the loan over a series of equal monthly payments, except, in the case of a balloon mortgage loan, the final payment.  Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the loan multiplied by the stated loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the loan.  As payments are received under a simple interest loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance.  Accordingly, if a borrower pays a fixed monthly installment on a simple interest loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.  On the other hand, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less.  If each scheduled payment under a simple interest loan is made on or prior to its scheduled due date, the principal balance of the loan will amortize more quickly than scheduled.  However, if the borrower consistently makes scheduled payments after the scheduled due date, the loan will amortize more slowly than scheduled.  If a simple interest loan is prepaid, the borrower is required to pay interest only to the date of prepayment.  The variable allocations among principal and interest of a simple interest loan may affect the distributions of principal and interest on the securities, as described in the accompanying prospectus supplement.

Monthly payments on most mortgage loans are computed and applied on an actuarial basis.  Monthly payments on actuarial loans are applied first to interest, generally in an amount equal to one-twelfth of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal.

Multifamily Loans.  The Multifamily Loans will be evidenced by mortgage notes secured by mortgages creating first or junior liens on rental apartment buildings or projects containing five or more dwelling units.  The related prospectus supplement will specify the original terms to stated maturity of the Multifamily Loans, which are generally not more than 30 years.  The related prospectus supplement may specify that the Multifamily Loans are FHA loans.  Mortgaged properties that secure Multifamily Loans may include high-rise, mid-rise and garden apartments.  See “The Trust Funds — Residential Loans — FHA Loans and VA Loans” and “Description of Primary Insurance Coverage — FHA Insurance and VA Guarantees” in this prospectus.

The related prospectus supplement may specify that the Multifamily Loans:

•	contain a Lockout Period;

•	prohibit prepayments entirely; or

•	require the payment of a prepayment penalty if prepayment in full or in part occurs.

If you are entitled to all or a portion of any prepayment penalties collected in respect of Multifamily Loans, the related prospectus supplement will specify the method or methods by which the prepayment penalties are calculated.

Home Equity Loans and Home Improvement Contracts.  The Home Equity Loans will be secured by first or junior liens on the related mortgaged properties for property improvement, debt consolidation or home equity purposes.  The Home Improvement Contracts will either be unsecured or secured by mortgages on one- to four-family, multifamily properties or manufactured housing, which mortgages are generally subordinate to other mortgages on the same property.  The Home Improvement Contracts may be fully amortizing or may have substantial balloon payments due at maturity.  They may also have fixed or adjustable rates of interest and may provide for other payment characteristics.  The related prospectus supplement may specify that the Home Improvement Contracts are FHA loans.  See “The Trust Funds — Residential Loans — FHA Loans and VA Loans” and “Description of Primary Insurance Coverage — FHA Insurance and VA Guarantees” in this prospectus.

Cooperative Loans.  The Cooperative Loans will be evidenced by promissory notes secured by security interests in shares issued by cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific cooperative units in the related buildings.

Manufactured Housing Contracts.  The Manufactured Housing Contracts will consist of manufactured housing conditional sales contracts and installment loan agreements each secured by a manufactured home, or in the case of a Land Contract, by a lien on the real estate to which the manufactured home is deemed permanently affixed and, in some cases, the related manufactured home which is not real property under the applicable state law.

The manufactured homes securing the Manufactured Housing Contracts will generally consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6).  Under Section 5402(6), a “manufactured home” is defined as “a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained in the manufactured home.  However, the term “manufactured home” shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter.”

The related prospectus supplement may specify that the Manufactured Housing Contracts are FHA loans or VA loans.  See “The Trust Funds — Residential Loans — FHA Loans and VA Loans” and “Description of Primary Insurance Coverage — FHA Insurance and VA Guarantees” in this prospectus.

Buydown Loans.  The related prospectus supplement may specify that residential loans are subject to temporary buydown plans.  The monthly payments made by the borrower in the early years of these loans, known as the buydown period, will be less than the scheduled payments on these loans.  The resulting difference will be recovered from:

•	an amount contributed by the borrower, the seller of the residential property or another source and placed in a custodial account (the “buydown funds”); and

•	investment earnings on the buydown funds to the extent that the related prospectus supplement provides for these earnings.

Generally, the borrower under each of these loans will be eligible for a reduced interest rate.  Accordingly, the repayment of these loans is dependent on the ability of the borrowers to make larger monthly payments after the buydown funds have been depleted and, for certain buydown loans, during the buydown period.  See “Residential Loans — Underwriting Standards” in this prospectus.

FHA Loans and VA Loans.  FHA loans will be insured by the FHA as authorized under the National Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended.  One- to four-family FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program.  The FHA loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA loan.  No FHA loan may have an interest rate or original principal balance exceeding the applicable FHA limits at the time of origination of the FHA loan.  See “Description of Primary Insurance Coverage — FHA Insurance and VA Guarantees” in this prospectus.

Home Improvement Contracts and Manufactured Housing Contracts that are FHA loans are insured by the FHA pursuant to Title I of the Housing Act.  As described in the related prospectus supplement, these loans are insured up to an amount equal to 90% of the sum of the unpaid principal of the FHA loan, a portion of the unpaid interest and certain other liquidation costs.

There are two primary FHA insurance programs that are available for Multifamily Loans:

•
Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure Multifamily Loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects.  Section 244 of the Housing Act provides for co-insurance of the loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer.  Generally the term of these Multifamily Loans may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

•
Section 223(f) of the Housing Act allows HUD to insure Multifamily Loans made for the purchase or refinancing of existing apartment projects that are at least three years old.  Section 244 also provides for co-insurance of mortgage loans made under Section 223(f).  Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work.  However, repairs may be made for up to, in general, the greater of 15% of the value of the project and a dollar amount per apartment unit established from time to time by HUD.  In general the loan term may not exceed 35 years and a loan-to-value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

VA loans will be partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended.  The Servicemen’s Readjustment Act permits a veteran, or in certain instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA.  The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years’ duration.  However, no VA loan will have an original principal amount greater than five times the partial VA guarantee for the VA loan.  The maximum guarantee that may be issued by the VA under this program will be set forth in the related prospectus supplement.  See “Description of Primary Insurance Coverage — FHA Insurance and VA Guarantees” in this prospectus.

Loan-to-Value Ratio.  The prospectus supplement for a series backed by residential loans will describe the Loan-to-Value Ratios of the loans.

•	Generally, for purposes of calculating the Loan-to-Value Ratio of a Manufactured Housing Contract relating to a new manufactured home, the Collateral Value is no greater than the sum of

(1)	a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer, exclusive of freight to the dealer site, including “accessories” identified in the invoice, plus

(2)
the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums.

•
Generally, with respect to used manufactured homes, the Collateral Value is the least of the sales price, appraised value, and National Automobile Dealer’s Association book value plus prepaid taxes and hazard insurance premiums.  The appraised value of a manufactured home is based on the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

Residential properties may be subject to subordinate financing at the time of origination.  As is customary in residential lending, subordinate financing may be obtained with respect to a residential property after the origination of the residential loan without the lender’s consent.

We cannot assure you that values of the residential properties have remained or will remain at their levels on the respective dates of origination of the related residential loans.  If the residential real estate market experiences a continued decline in property values such that the outstanding principal balances of the residential loans, and any other financing on the related residential properties, become equal to or greater than the value of the residential properties, the actual rates of delinquencies, foreclosures and losses may be even higher than those now generally experienced in the mortgage lending industry.  In addition, prolonged adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the residential loans and, accordingly, the actual rates of delinquencies, foreclosures and losses.  To the extent that the losses are not covered by the applicable insurance policies and other forms of credit support described in this prospectus and in the related prospectus supplement, the losses will be borne, at least in part, by you.  See “Risk Factors,” “Description of the Securities” and “Description of Credit Support” in this prospectus.

Agency Securities

The agency securities will consist of any combination of “fully modified pass-through” mortgage-backed certificates guaranteed by GNMA and guaranteed mortgage pass-through securities issued by Fannie Mae.

GNMA.  Government National Mortgage Association is a wholly owned corporate instrumentality of the United States within the Department of Housing and Urban Development.  Section 306(g) of Title III of the Housing Act authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of FHA loans, VA loans or by pools of other eligible residential loans.

Section 306(g) of the Housing Act provides that “the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection.”  In order to meet its obligations under the guaranty, GNMA is authorized, under Section 306(d) of the Housing Act, to borrow from the United States Treasury with no limitations as to amount, to perform its obligations under its guarantee.

GNMA Certificates.  Each GNMA Certificate will be a “fully modified pass-through” mortgage-backed certificate issued and serviced by an issuer approved by GNMA or Fannie Mae as a seller-servicer of FHA loans or VA loans, except as described below with respect to Stripped Agency Securities.  The loans underlying GNMA Certificates may consist of FHA loans, VA loans and other loans eligible for inclusion in loan pools underlying GNMA Certificates.  GNMA Certificates may be issued under either or both of the GNMA I program and the GNMA II program, as described in the related prospectus supplement.  The prospectus supplement for certificates of each series evidencing interests in a trust fund including GNMA Certificates will set forth additional information regarding:

•	the GNMA guaranty program;

•	the characteristics of the pool underlying the GNMA Certificates;

•	the servicing of the related pool;

•	the payment of principal and interest on GNMA Certificates to the extent not described in this prospectus; and

•	other relevant matters with respect to the GNMA Certificates.

Generally, with respect to Stripped Agency Securities, each GNMA Certificate will provide for the payment, by or on behalf of the issuer, to the registered holder of the GNMA Certificates.  Generally, this payment shall be in an amount of monthly payments of principal and interest equal to the holder’s proportionate interest in the aggregate amount of the monthly principal and interest payments on each related FHA loan or VA loan, less servicing and guaranty fees aggregating the excess of the interest on the FHA loan or VA loan over the GNMA Certificates’ pass-through rate.  In addition, each payment to a holder of a GNMA Certificate will include proportionate pass-through payments to the holder of any prepayments of principal of the FHA loans or VA loans underlying the GNMA Certificates and the holder’s proportionate interest in the remaining principal balance if a foreclosure or other disposition of any the FHA loan or VA loan occurs.

The GNMA Certificates do not constitute a liability of, or evidence any recourse against, the issuer of the GNMA Certificates, the depositor or any of their affiliates.  The only recourse of a registered holder, such as the trustee, is to enforce the guaranty of GNMA.

GNMA will have approved the issuance of each of the GNMA Certificates included in a trust fund in accordance with a guaranty agreement or contract between GNMA and the issuer of the GNMA Certificates.  Pursuant to the agreement, the issuer, in its capacity as servicer, is required to perform customary functions of a servicer of FHA loans and VA loans, including:

•	collecting payments from borrowers and remitting the collections to the registered holder;

•	maintaining escrow and impoundment accounts of borrowers for payments of taxes, insurance and other items required to be paid by the borrower;

•	maintaining primary hazard insurance; and

•
advancing from its own funds in order to make timely payments of all amounts due on the GNMA Certificates, even if the payments received by the issuer on the loans backing the GNMA Certificates are less than the amounts due on the loans.

If the issuer is unable to make payments on GNMA Certificates as they become due, it must promptly notify GNMA and request GNMA to make the payment.  After the notification and request, GNMA will make the payments directly to the registered holder of the GNMA Certificate.  If no payment is made by the issuer and the issuer fails to notify and request GNMA to make the payment, the registered holder of the GNMA Certificate has recourse against only GNMA to obtain the payment.  The trustee or its nominee, as registered holder of the GNMA Certificates included in a trust fund, is entitled to proceed directly against GNMA under the terms of the guaranty agreement or contract relating to the GNMA Certificates for any amounts that are not paid when due under each GNMA Certificate.

The GNMA Certificates included in a trust fund may have other characteristics and terms, different from those described above so long as the GNMA Certificates and underlying residential loans meet the criteria of the rating agency or agencies.  The GNMA Certificates and underlying residential loans will be described in the related prospectus supplement.

Fannie Mae.  The Federal National Mortgage Association is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended.  Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

Fannie Mae has been under conservatorship and the control of the United States government since September 2008.  It is unclear at this time to what extent this conservatorship will curtail the ability of

Fannie Mae to continue to act as a primary source of liquidity in the residential mortgage markets, both by purchasing mortgage loans for portfolio and by guaranteeing mortgage-backed securities.  Due to Fannie Mae’s significant role in the residential mortgage market, any resolution of the United States government’s conservatorship of Fannie Mae could adversely affect the market value of residential mortgages and residential mortgage-backed securities.

Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders.  Fannie Mae acquires funds to purchase loans from many capital market investors, thus expanding the total amount of funds available for housing.  Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.  In addition, Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders.  Fannie Mae receives fees for its guaranty of timely payment of principal and interest on its mortgage-backed securities.

Fannie Mae Certificates.  Fannie Mae Certificates are guaranteed mortgage pass-through certificates typically issued pursuant to a prospectus which is periodically revised by Fannie Mae.  Fannie Mae Certificates represent fractional undivided interests in a pool of mortgage loans formed by Fannie Mae.  Each mortgage loan:

•	must meet the applicable standards of the Fannie Mae purchase program;

•	is either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program; and

•	is either a conventional mortgage loan, an FHA loan or a VA loan.

The prospectus supplement for securities of each series evidencing interests in a trust fund including Fannie Mae Certificates will set forth additional information regarding:

•	the Fannie Mae program;

•	the characteristics of the pool underlying the Fannie Mae Certificates;

•	the servicing of the related pool;

•	payment of principal and interest on the Fannie Mae Certificates to the extent not described in this prospectus; and

•	other relevant matters with respect to the Fannie Mae Certificates.

Except as described below with respect to Stripped Agency Securities, Fannie Mae guarantees to each registered holder of a Fannie Mae Certificate that it will distribute amounts representing the holder’s proportionate share of scheduled principal and interest at the applicable pass-through rate provided for by the Fannie Mae Certificate on the underlying mortgage loans, whether or not received.  In addition, Fannie Mae will distribute the holder’s proportionate share of the full principal amount of any prepayment or foreclosed or other finally liquidated mortgage loan, whether or not that principal amount is actually recovered.

The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States.  Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae an amount necessary to accommodate any cumulative reduction in Fannie Mae’s net worth until the end of 2012, the United States and its agencies are not obligated to finance Fannie Mae’s operations or to assist Fannie Mae in any other manner.  If Fannie Mae were unable to satisfy its obligations, distributions to the holders of Fannie

Mae Certificates would consist solely of payments and other recoveries on the underlying loans.  Accordingly, monthly distributions to the holders of Fannie Mae Certificates would be affected by delinquent payments and defaults on these loans.  Fannie Mae Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985, other than Fannie Mae Certificates backed by pools containing graduated payment mortgage loans or Multifamily Loans, are available in book-entry form only.  With respect to a Fannie Mae Certificate issued in book-entry form, distributions on that certificate will be made by wire.  With respect to a fully registered Fannie Mae Certificate, distributions on that certificate will be made by check.

The Fannie Mae Certificates included in a trust fund may have other characteristics and terms, different from those described above, so long as the Fannie Mae Certificates and underlying mortgage loans meet the criteria of the rating agency or rating agencies rating the certificates of the related series.  These Fannie Mae Certificates and underlying mortgage loans will be described in the related prospectus supplement.

Freddie Mac.  The Federal Home Loan Mortgage Corporation is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended.  Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing.  It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages.  The principal activity of Freddie Mac currently consists of purchasing first lien, conventional residential mortgage loans and reselling the mortgage loans so purchased in the form of mortgage securities, primarily Freddie Mac Certificates.  Freddie Mac is confined to purchasing, so far as practicable, mortgage loans which it deems to be of a quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

Freddie Mac has been under conservatorship and the control of the United States government since September 2008.  It is unclear at this time to what extent this conservatorship will curtail the ability of Freddie Mac to continue to act as a primary source of liquidity in the residential mortgage markets, both by purchasing mortgage loans for portfolio and by guaranteeing mortgage-backed securities.  Due to Freddie Mac’s significant role in the residential mortgage market, any resolution of the United States government’s conservatorship of Freddie Mac could adversely affect the market value of residential mortgages and residential mortgage-backed securities.

Freddie Mac Certificates.  Each Freddie Mac Certificate represents an undivided interest in a pool of residential loans that may consist of first lien conventional residential loans, FHA loans or VA loans.  Each mortgage loan securing an Freddie Mac Certificate must meet the applicable standards set forth in Title III of the Emergency House Finance Act of 1970, as amended.  A group of Freddie Mac Certificates may include whole loans and undivided interests in whole loans comprising another group of Freddie Mac Certificates.  The prospectus supplement for securities of each series evidencing interests in a trust fund including Freddie Mac Certificates will set forth additional information regarding:

•	the Freddie Mac guaranty program;

•	the characteristics of the pool underlying the Freddie Mac Certificate;

•	the servicing of the related pool;

•	payment of principal and interest on the Freddie Mac Certificate to the extent not described in this prospectus; and

•	other relevant matters with respect to the Freddie Mac Certificates.

Except as described below with respect to Stripped Agency Securities:

•
Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest on the underlying mortgage loans.  This guarantee is only to the extent of the applicable pass-through rate on the registered holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the group of Freddie Mac Certificates represented by the Freddie Mac Certificate, whether or not received.

•
Freddie Mac also guarantees to each registered holder of a Freddie Mac Certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder’s pro rata share.  Freddie Mac’s guarantee of timely payment of scheduled principal will be limited to the extent set forth in the prospectus supplement.

•
Freddie Mac also guarantees ultimate collection of scheduled principal payments, prepayments of principal and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan.  Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following the latest of:

o	foreclosure sale;

o	payment of the claim by any mortgage insurer; and

o	the expiration of any right of redemption; but in any event no later than one year after demand has been made of the borrower for accelerated payment of principal.

In taking actions regarding the collection of defaulted mortgage loans underlying Freddie Mac Certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its servicing judgment in the same manner used for mortgage loans which it has purchased but not sold.  The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower.  Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

Freddie Mac Certificates are not guaranteed by the United States or by any Federal Home Loan Bank.  Freddie Mac Certificates do not constitute debts or obligations of the United States or any Federal Home Loan Bank.  The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States.  If Freddie Mac were unable to satisfy the obligations, distributions to holders of Freddie Mac Certificates would consist solely of payments and other recoveries on the underlying mortgage loans.  Accordingly, monthly distributions to holders of Freddie Mac Certificates would be affected by delinquent payments and defaults on the mortgage loans.

The Freddie Mac Certificates included in a trust fund may have other characteristics and terms, different from those described above, so long as those Freddie Mac Certificates and underlying mortgage loans meet the criteria of the rating agency or rating agencies rating the securities of the related series.  The Freddie Mac Certificates and underlying mortgage loans will be described in the related prospectus supplement.

Stripped Agency Securities

The GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates may be issued in the form of certificates, known as Stripped Agency Securities, which represent:

•	an undivided interest in all or part of either the principal distributions, but not the interest distributions, or the interest distributions, but not the principal distributions; or

•
in some specified portion of the principal or interest distributions but not all of the distributions, on an underlying pool of mortgage loans or certain other GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates.

To the extent set forth in the related prospectus supplement, GNMA, Fannie Mae or Freddie Mac, as applicable, will guarantee each Stripped Agency Security to the same extent as the applicable entity guarantees the underlying securities backing the Stripped Agency Securities or to the extent described above with respect to a Stripped Agency Security backed by a pool of mortgage loans.  The prospectus supplement for each series of Stripped Agency Securities will set forth:

•	additional information regarding the characteristics of the assets underlying the Stripped Agency Securities;

•	the payments of principal and interest on the Stripped Agency Securities; and

•	other relevant matters with respect to the Stripped Agency Securities.

Additional Information Concerning the Trust Funds

Each prospectus supplement relating to a series of securities will contain information, as of the date of the prospectus supplement, if applicable and to the extent specifically known to the depositor, with respect to the residential loans or agency securities contained in the related trust fund, including, but not limited to:

•	the aggregate outstanding principal balance and the average outstanding principal balance of the assets of the trust fund as of the applicable Cut-Off Date;

•	the types of related residential properties—e.g.,

o	one- to four-family dwellings,

o	multifamily residential properties,

o	shares in cooperative housing corporations and the related proprietary leases or occupancy agreements,

o	condominiums and planned-unit development units,

o	vacation and second homes, and

o	new or used manufactured homes;

•	the original terms to maturity;

•	the outstanding principal balances;

•	the years in which the loans were originated;

•	with respect to Multifamily Loans, the Lockout Periods and prepayment penalties;

•	the Loan-To-Value Ratios or, with respect to residential loans secured by a junior lien, the combined Loan-To-Value Ratios at origination;

•	the interest rates or range of interest rates borne by the residential loans or residential loans underlying the agency securities;

•	the geographical distribution of the residential properties on a state-by-state basis;

•
with respect to fully amortizing loans with an adjustable interest rate, the adjustment dates, the highest, lowest and weighted average margin, and the maximum interest rate variations at the time of adjustments and over the lives of these loans; and

•	information as to the payment characteristics of the residential loans.

To the extent that specific information respecting the assets of the trust fund is not known to the depositor at the time a series of securities is initially offered, more general information of the nature described above will be provided in the related prospectus supplement.  In addition, specific information will be set forth in a report made available at or before the issuance of those securities.  This information will be included in a report on Form 8-K and will be available to purchasers of the related securities at or before the initial issuance of those securities.  This report on Form 8-K will be filed with the SEC within four business days after the initial issuance of those securities.

The depositor will cause the residential loans comprising each trust fund, or mortgage securities evidencing interests in the residential loans to be assigned to the trustee for the benefit of the holders of the securities of the related series.  The master servicer will service the residential loans comprising any trust fund, either directly or through other servicing institutions, each a servicer or sub-servicer, pursuant to a pooling and servicing agreement or servicing agreement among itself, the depositor, the trustee and the other parties specified in the related prospectus supplement, and will receive a fee for these services.  See “Residential Loans” and “Description of the Securities” in this prospectus.  The related prospectus supplement will identify any master servicer, any servicer affiliated with the applicable sponsor, any servicer that services at least 10% of the mortgage loans underlying the related securities and any other material servicer that is responsible for performing an aspect of the servicing on which the securities would be materially dependent.  With respect to residential loans serviced through a sub-servicer, the master servicer or applicable servicer will remain liable for its servicing obligations under the related pooling and servicing agreement or servicing agreement, as applicable, as if it alone were servicing the residential loans, unless the related prospectus supplement specifies otherwise.

The depositor will assign the residential loans to the related trustee on a non-recourse basis.  The obligations of the depositor with respect to the residential loans will generally be limited to certain representations and warranties made by it, as specified in the related prospectus supplement.  The related prospectus supplement will identify any other entity making representations and warranties and will specify what representations and warranties, if any, are being made by such entity.  See “Description of the Securities — Assignment of Assets of the Trust Fund” in this prospectus.  The obligations of the master servicer or any other servicer with respect to the residential loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement or servicing agreement, including its obligation to enforce purchases and other obligations of sub-servicers or Unaffiliated Sellers, or both, as more fully described in this prospectus under “Residential Loans — Representations by Unaffiliated Sellers; Repurchases”; “— Sub-Servicing” and “Description of the Securities — Assignment of Assets of the Trust Fund.”  In addition, the related prospectus supplement may specify that a servicer or the master servicer, alone or in its capacity as a successor servicer, has an obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the residential loans in amounts described in this prospectus under “Description of the Securities —

Advances” or pursuant to the terms of any mortgage-backed securities.  Any obligation of such a servicer or master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement.

The depositor will cause the agency securities comprising each trust fund to be registered in the name of the trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of agency securities issued only in book-entry form, through the Federal Reserve System.  The depositor will register the agency securities in accordance with the procedures established by the issuer or guarantor for registration of these securities with a member of the Federal Reserve System.  Distributions on agency securities to which the trust fund is entitled will be made directly to the trustee.

The trustee will administer the assets comprising any trust fund including agency securities pursuant to a trust agreement between the depositor and the trustee, and will receive a fee for these services.  The agency securities and any moneys attributable to distributions on the agency securities will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the trustee or any person claiming through it.  The trustee will not have the power or authority to assign, transfer, pledge or otherwise dispose of any assets of any trust fund to any person, except to a successor trustee, to the depositor or the holders of the securities to the extent they are entitled to those assets of the trust fund or to other persons specified in the related prospectus supplement and except for its power and authority to invest assets of the trust fund in certain permitted instruments in compliance with the trust agreement.  The trustee will have no responsibility for distributions on the securities, other than to pass through all distributions it receives with respect to the agency securities to the holders of the related securities without deduction, other than for:

•	any applicable trust administration fee payable to the trustee;

•	certain expenses of the trustee, if any, in connection with legal actions relating to the agency securities;

•	any applicable withholding tax required to be withheld by the trustee; and

•	as otherwise described in the related prospectus supplement.

USE OF PROCEEDS

The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

•	to purchase the related assets of the trust fund;

•	to repay indebtedness which was incurred to obtain funds to acquire the assets of the trust fund;

•	to establish any Reserve Funds or other funds described in the related prospectus supplement; and

•	to pay costs of structuring, guaranteeing and issuing the securities, including the costs of obtaining credit support, if any.

The purchase of the assets of the trust fund for a series may be effected by an exchange of securities with the seller of the assets of the trust fund.

YIELD CONSIDERATIONS

The related prospectus supplement will specify the manner in which each monthly or other periodic interest payment on an asset of the trust fund is calculated—generally, one-twelfth of the applicable interest rate multiplied by the unpaid principal balance of the asset.  In the case of Accrual Securities and interest-only securities, the distributions of interest will be made in the manner and amount described in the related prospectus supplement.  The securities of each series may bear a fixed, variable or adjustable security interest rate.

The effective yields to holders of the securities will be below the yield otherwise produced by the applicable security interest rate, or with respect to an interest-only security, the distributions of interest on the security, and purchase price paid by the investors of these securities.  This is so because while interest will generally accrue on each asset of the trust fund from the first day of each month, the distribution of the interest, or the accrual of the interest in the case of Accrual Securities, will not be made until the distribution date occurring:

•	in the month or other periodic interval following the month or other period of accrual in the case of residential loans;

•	in later months in the case of agency securities; or

•	in intervals occurring less frequently than monthly in the case of series of securities having distribution dates occurring at intervals less frequently than monthly.

When a full prepayment is made on a residential loan, the borrower is generally charged interest only for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of the prepayment, instead of for a full month.  Accordingly, the effect of the prepayment is to reduce the aggregate amount of interest collected that is available for distribution to holders of the securities.  However, the residential loans may contain provisions limiting prepayments of the loans or requiring the payment of a prepayment penalty if the loan is prepaid in full or in part.  The related prospectus supplement may specify that any prepayment penalty collected with respect to the residential loans will be applied to offset the shortfalls in interest collections on the related distribution date.  Holders of agency securities are entitled to a full month’s interest in connection with prepayments in full of the underlying residential loans.  The related prospectus supplement may specify that partial principal prepayments are applied on the first day of the month following receipt, with no resulting reduction in interest payable by the borrower for the month in which the partial principal prepayment is made.  The related prospectus supplement may specify that neither the trustee, the master servicer nor the depositor will be obligated to fund shortfalls in interest collections resulting from full prepayments.  Full and partial prepayments collected during the applicable Prepayment Period will be available for distribution to holders of the securities on the related distribution date.  See “Maturity and Prepayment Considerations” and “Description of the Securities” in this prospectus.

Even assuming that the mortgaged properties provide adequate security for the mortgage loans, substantial delays could be encountered in connection with the liquidation of defaulted mortgage loans.  Accordingly, corresponding delays in the receipt of related proceeds by holders of the securities could occur.  An action to foreclose on a mortgaged property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete.  Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property.  If a default by a borrower occurs, these restrictions, among other things, may impede the ability of the servicer to foreclose on or sell the mortgaged property or to obtain liquidation proceeds sufficient to repay all amounts due on the related mortgage loan.  In addition, the servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted mortgage loans and not yet reimbursed, including

•	payments to senior lienholders,

•	legal fees and costs of legal action,

•	real estate taxes, and

•	maintenance and preservation expenses.

Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default.  Therefore, assuming that a servicer took the same steps in realizing on a defaulted mortgage loan having a small remaining principal balance, the amount realized after expenses of liquidation of a mortgage loan with a small remaining balance would be smaller as a percentage of the loan than would be the case with the other defaulted mortgage loan having a larger remaining principal balance.

Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of residential loans.  In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the residential loans.  Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may:

•	limit the ability of the servicer to collect all or part of the principal of or interest on the residential loans;

•	entitle the borrower to a refund of amounts previously paid; and

•	subject the trustee or servicer to damages and administrative sanctions which could reduce the amount of distributions available to holders of the securities.

The prospectus supplement for each series of securities may set forth additional information regarding yield considerations.  Also see “Certain Aspects of Residential Loans” in this prospectus.

MATURITY AND PREPAYMENT CONSIDERATIONS

The original terms to maturity of the assets in a given trust fund may vary depending on the type of residential loans or the residential loans underlying the agency securities included in the trust fund.  Each prospectus supplement will contain information with respect to the type and maturities of the assets of the trust fund.  The related prospectus supplement may specify that the residential loans or residential loans underlying the agency securities may be prepaid in full or in part at any time without penalty.  The prepayment experience on the residential loans or residential loans underlying the agency securities will affect the life of the related securities.

The average life of a security refers to the average amount of time that will elapse from the date of issuance of a security until the principal amount of the security is reduced to zero.  The average lives of the securities will be affected by, among other things, the rate at which principal on the related residential loans is paid, which may be in the form of scheduled amortization payments or unscheduled prepayments and liquidations due to default, casualty, insurance, condemnation and similar sources.  If substantial principal prepayments on the residential loans are received, the actual average lives of the securities may be significantly shorter than would otherwise be the case.  As to any series of securities, based on the public information with respect to the residential lending industry, it may be anticipated that a significant number of the related residential loans will be paid in full prior to stated maturity.

Prepayments on residential loans are commonly measured relative to a prepayment standard or model.  For certain series of securities comprised of more than one class, or as to other types of series where applicable, the prospectus supplement will describe the prepayment standard or model used in connection with the offering of the related series.  If applicable, the prospectus supplement will also contain tables setting forth the projected weighted average lives of the securities of the related series and the percentage of the initial security principal balance that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement.  These assumptions include prepayments on the related residential loans or residential loans underlying the agency securities are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

It is unlikely that prepayment of the assets of the trust fund will conform to any model specified in the related prospectus supplement.  The rate of principal prepayments on pools of residential loans is influenced by a variety of economic, social, geographic, demographic and other factors, including:

•	homeowner mobility;

•	economic conditions;

•	enforceability of due-on-sale clauses;

•	market interest rates and the availability of funds;

•	the existence of lockout provisions and prepayment penalties;

•	the inclusion of delinquent or sub-performing residential loans in the assets of the trust fund;

•	the relative tax benefits associated with the ownership of property; and

•	in the case of Multifamily Loans, the quality of management of the property.

The rate of prepayments of conventional residential loans may fluctuate significantly.  In general, however, if prevailing interest rates fall significantly below the interest rates on the assets of the trust fund, the assets of the trust fund are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the interest rates borne by the assets of the trust fund.  We make no assurance that this will be the case, particularly due to (1) potential difficulties in obtaining or qualifying for refinancing, (2) depressed property values, (3) increased availability of loan modification alternatives and (4) historically low levels of inflation.

Other factors that might be expected to affect the prepayment rate of securities backed by junior lien mortgage loans or Home Improvement Contracts include:

•	the principal balances of the underlying senior mortgage loans;

•	the interest rates on the underlying senior mortgage loans;

•	the use of first mortgage loans as long-term financing for home purchase; and

•	the use of subordinate mortgage loans as shorter-term financing for a variety of purposes, including:

o	home improvement;

o	education expenses;

o	debt repayment or consolidation; and

o	purchases of consumer durables such as automobiles.

In addition, any future limitations on the right of borrowers to deduct interest payments on junior liens that are home equity loans for federal income tax purposes may increase the rate of prepayments on the residential loans.

In addition, acceleration of payments on the residential loans or residential loans underlying the agency securities as a result of certain transfers of the underlying properties is another factor affecting prepayment rates.  The related prospectus supplement may specify that the residential loans, except for FHA loans and VA loans, contain or do not contain “due-on-sale” provisions permitting the lender to accelerate the maturity of the residential loan upon sale or certain transfers by the borrower with respect to the underlying residential property.  Conventional residential loans that underlie Freddie Mac Certificates and Fannie Mae Certificates may contain, and in certain cases must contain, “due-on-sale” clauses permitting the lender to accelerate the unpaid balance of the loan upon transfer of the property by the borrower.  FHA loans and VA loans and all residential loans underlying GNMA Certificates contain no clause of this type and may be assumed by the purchaser of the property.

In addition, Multifamily Loans may contain “due-on-encumbrance” clauses permitting the lender to accelerate the maturity of the Multifamily Loan if there is a further encumbrance by the borrower of the underlying residential property.  In general, where a “due-on-sale” or “due-on-encumbrance” clause is contained in a conventional residential loan under the Freddie Mac or the Fannie Mae program, the lender’s right to accelerate the maturity of the residential loan if there is a transfer or further encumbrance of the property must be exercised, so long as the acceleration is permitted under applicable law.

With respect to a series of securities evidencing interests in a trust fund including residential loans, the servicer generally is required to enforce any provision limiting prepayments and any due-on-sale or due-on-encumbrance clause.  The servicer is required to enforce these provisions only to the extent it has knowledge of the conveyance or encumbrance or the proposed conveyance or encumbrance of the underlying residential property and reasonably believes that it is entitled to do so under applicable law.  However, the servicer will generally be prohibited from taking any enforcement action that would impair or threaten to impair any recovery under any related insurance policy.  See “Description of the Securities — Collection and Other Servicing Procedures” and “Certain Legal Aspects of Residential Loans — Enforceability of Certain Provisions” and “— Prepayment Charges and Prepayments” in this prospectus for a description of provisions of each pooling and servicing agreement and legal developments that may affect the prepayment experience on the residential loans.  See also “Description of the Securities — Termination” in this prospectus for a description of the possible early termination of any series of securities.  See also “Residential Loans — Representations by Unaffiliated Sellers; Repurchases” and “Description of the Securities — Assignment of Assets of the Trust Fund” in this prospectus for a description of the circumstances under which the Unaffiliated Sellers, the master servicer and the depositor are generally obligated to repurchase residential loans.

With respect to a series of securities evidencing interests in a trust fund including agency securities, principal prepayments may also result from guaranty payments and from the exercise by the issuer or guarantor of the related agency securities of any right to repurchase the underlying residential loans.  The prospectus supplement relating to each series of securities will describe the circumstances and the manner in which the optional repurchase right, if any, may be exercised.

In addition, the mortgage securities included in the trust fund may be backed by underlying residential loans having differing interest rates.  Accordingly, the rate at which principal payments are received on the related securities will, to a certain extent, depend on the interest rates on the underlying residential loans.

The prospectus supplement for each series of securities may set forth additional information regarding related maturity and prepayment considerations.

THE DEPOSITOR

BCAP LLC, the depositor, is a Delaware limited liability company organized on August 25, 2005.  The depositor is a direct wholly owned subsidiary of Barclays Bank PLC, a public limited company registered in England and Wales, No. 1026167, authorized by the Prudential Regulation Authority and regulated by the United Kingdom’s Financial Conduct Authority and the Prudential Regulation Authority (Financial Services Register No. 122702).  The depositor maintains its principal office at 745 Seventh Avenue, New York, New York 10019.  Its telephone number is (212) 412-4000.

Barclays Bank PLC and its subsidiary undertakings (taken together, the “Group”) is a major global financial services provider engaged in retail and commercial banking, credit cards, investment banking, wealth management and investment management services.  The Group also operates in many other countries around the world.  The whole of the issued ordinary share capital of Barclays Bank PLC is beneficially owned by Barclays PLC, which is the ultimate holding company of the Group and one of the largest financial services companies in the world by market capitalization.

The depositor does not have, nor is it expected in the future to have, any significant assets.  We do not expect that the depositor will have any business operations other than acquiring and pooling residential loans and agency securities, offering securities or other mortgage- or asset-related securities, and related activities.

Neither the depositor nor any of the depositor’s affiliates, including Barclays Bank PLC, will insure or guarantee distributions on the securities of any series.

THE SPONSOR

The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series.  If specified in the related prospectus supplement, the sponsor will be Barclays Bank PLC, incorporated in 1925 as a public limited company registered in England and Wales, No. 1026167, authorized by the Prudential Regulation Authority and regulated by the United Kingdom’s Financial

Conduct Authority and the Prudential Regulation Authority (Financial Services Register No. 122702) (“Barclays”).  Barclays is the parent of the depositor and holds 100% of the issued ordinary shares of Barclays Group U.S. Inc., which in turn holds 100% of the issued ordinary shares of Barclays Capital Inc.  Barclays is a wholly-owned subsidiary of Barclays PLC.  The registered head office of Barclays is located at 1 Churchill Place, London, E14 5HP.  Barclays maintains a branch office at 745 Seventh Avenue, New York, New York 10019 and its telephone number is (212) 412-4000.  Barclays provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien residential mortgage loans for securitization or resale, or for its own investment.

Barclays acquires residential mortgage loans through bulk purchases, generally consisting of mortgage loan pools greater than $200 million.  Prior to acquiring any residential mortgage loans, Barclays conducts a review of the related mortgage loan seller that is based upon the credit quality of the selling institution.  Barclays’ review process may include reviewing select financial information for credit and risk assessment and conducting an underwriting guideline review, senior level management discussion and/or background checks.  The scope of the loan due diligence varies based on the credit quality of the mortgage loans.

The underwriting guideline review entails a review of the mortgage loan origination processes and systems.  In addition, such review may involve a consideration of corporate policy and procedures relating to state and federal predatory lending, origination practices by jurisdiction, historical loan level loss experience, quality control practices, significant litigation and/or material investors.

Barclays has been the sponsor or co-sponsor of several securitizations backed by residential mortgage loans, including subprime mortgage loans, since 2004.  Barclays has not been the sponsor or co-sponsor of any securitizations backed by mortgage loans since 2008.  The following table describes the approximate initial principal amount, as of the applicable cut-off date, of securities issued in alternative-A mortgage loan securitizations sponsored or co-sponsored by Barclays or an affiliate since 2007.

Year	Approximate Principal Amount of Securities Sponsored by Barclays (in billions)
2007	$2.14
2008	$0.69
2009	$0.00
2010	$0.00
2011	$0.00
2013	$0.00
As of March 31, 2014	$0.00

In addition, in 2009, 2010, 2011, 2012, 2013 and 2014, Barclays or an affiliate resecuritized a substantial volume of mortgage-backed securities, totaling approximately $8.57 billion in 2009, $4.81 billion in 2010, $4.30 billion in 2011, $3.67 billion in 2012, $2.01 billion in 2013 and $120.54 million through March 31, 2014.

As sponsor, Barclays acquires mortgage loans and initiates their securitization by transferring the mortgage loans to the depositor or another entity that acts in a similar capacity as the depositor, which loans will ultimately be transferred to the issuing entity for the related securitization.  In coordination with Barclays Capital Inc., Barclays works with rating agencies, loan sellers, accountants and servicers in structuring the securitization transaction.

RESIDENTIAL LOANS

Underwriting Standards

The residential loans will have been purchased by the depositor, either directly or through affiliates, from loan sellers.  We do not originate mortgage loans.  The related prospectus supplement will describe the underwriting criteria generally used to originate the residential loans, to the extent that such information is available.  The related prospectus supplement will also describe any exceptions or modifications to specified underwriting criteria to the extent required under Item 1111(a)(8) of Regulation AB and applicable law.

Representations by Unaffiliated Sellers; Repurchases

Each Unaffiliated Seller will have made representations and warranties in respect of the residential loans sold by the Unaffiliated Seller.  The related prospectus supplement will provide a complete list or a summary of the representations and warranties with respect to the mortgage loans, which may include, among other things:

•
that the Unaffiliated Seller had good title to each residential loan and the residential loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

•	if the trust fund includes mortgage loans, that each mortgage constituted a valid lien on the mortgaged property, subject only to permissible title insurance exceptions and senior liens, if any;

•
if the trust fund includes manufactured housing contracts, that each manufactured housing contract creates a valid, subsisting and enforceable first priority security interest in the manufactured home covered by the contract;

•	that the residential property was free from damage and was in good repair;

•	that there were no delinquent tax or assessment liens against the residential property;

•	that each residential loan was current as to all required payments; and

•	that each residential loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

In certain cases, the representations and warranties of an Unaffiliated Seller in respect of a residential loan may have been made as of the date on which the Unaffiliated Seller sold the residential loan to the depositor or its affiliate.  A substantial period of time may have elapsed between that date and the date of initial issuance of the series of securities evidencing an interest in the residential loan.  Because the representations and warranties of an Unaffiliated Seller do not address events that may occur following the sale of a residential loan by the Unaffiliated Seller, any repurchase obligation it may have may not arise if the relevant event that would otherwise have given rise to this type of obligation occurs after the date of the sale to or on behalf of the depositor.

The applicable prospectus supplement will describe the conditions to the exercise of the limited remedies available in connection with breaches of the representations and warranties, which may include repurchase of the subject mortgage loan by the Unaffiliated Seller or a party responsible for the related representations and warranties or, in limited circumstances described in the applicable prospectus supplement for a series, certain rights of substitution.  The related prospectus supplement will specify this purchase price, which is generally equal to the sum of:

•	the unpaid principal balance of the related residential loans;

•
unpaid accrued interest on the unpaid principal balance from the date as to which interest was last paid by the borrower to the end of the calendar month in which the purchase is to occur at a rate equal to the net mortgage rate minus the rate at which the sub-servicer’s servicing fee is calculated if the sub-servicer is the purchaser; and

•	if applicable, any expenses reasonably incurred or to be incurred by the master servicer or the trustee in respect of the breach or defect giving rise to a purchase obligation.

An Unaffiliated Seller, rather than repurchase a residential loan as to which the conditions to repurchase have been satisfied, may have the option to cause the removal of the residential loan from the trust fund and substitute in its place one or more other residential loans.  This option must be exercised within a specified period after initial issuance of the related series of securities and be done in accordance with the standards described in the related prospectus supplement.  The related prospectus supplement may specify that this repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by an Unaffiliated Seller.

Unless otherwise specified in the related prospectus supplement, neither the depositor nor the master servicer, unless the master servicer is an Unaffiliated Seller, will be obligated to purchase or substitute for a residential loan if an Unaffiliated Seller defaults on its obligation to do so.  We cannot assure you that Unaffiliated Sellers will carry out their repurchase and substitution obligations with respect to residential loans.  Any residential loan that is not repurchased or substituted for will remain in the related trust fund.  Any resulting losses on that residential loan will be borne by holders of the securities, to the extent not covered by credit enhancement, typically beginning with the holders of the most subordinate securities then outstanding.  See “Description of the Securities — Subordination” in this prospectus.

Sub-Servicing

Any servicer may delegate its servicing obligations in respect of a residential loan to sub-servicers pursuant to a sub-servicing agreement.  The sub-servicing agreement must be consistent with the terms of the servicing agreement relating to the trust fund that includes the residential loan.  Although each sub-servicing agreement will be a contract solely between the servicer and the sub-servicer, the related pooling and servicing agreement pursuant to which a series of securities is issued may provide that, if for any reason the servicer for the series of securities is no longer acting in that capacity, the trustee, the master servicer or any successor servicer must recognize the sub-servicer’s rights and obligations under any sub-servicing agreement.

DESCRIPTION OF THE SECURITIES

General

The certificates of each series evidencing interests in a trust fund will be issued pursuant to a separate pooling and servicing agreement or trust agreement.  Each series of notes, or, in certain instances, two or more series of notes, will be issued pursuant to an indenture under which the assets of a trust fund are pledged as collateral, and the issuer of the notes will be a trust established by the depositor pursuant to an owner trust agreement or another entity as may be specified in the related prospectus supplement.  As to each series of notes where the issuer is an owner trust, the ownership of the trust fund will be evidenced by equity certificates issued under the owner trust agreement, which may be offered by the related prospectus supplement.

Forms of each of the agreements referred to above are filed as exhibits to the Registration Statement of which this prospectus is a part.  The material operative agreements relating to each series of securities will be filed as an exhibit to a report on Form 8-K to be filed with the SEC in connection with the offering of the securities of such series and copies of such agreements will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement.

As to each series, the securities will be issued in authorized denominations evidencing a portion of all of the securities of the related series as set forth in the related prospectus supplement.

The securities will be transferable and exchangeable for securities of the same class and series in authorized denominations at the corporate trust office.  Except for an administrative fee charged in connection with a permissible exchange of exchangeable securities, no service charge will be made for any registration of exchange or transfer of securities on the Security Register maintained by the Security Registrar.  However, the depositor or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

Each series of securities may consist of any combination of:

•
one or more classes of senior securities, one or more classes of which will be senior in right of payment to one or more of the other classes subordinate to the extent described in the related prospectus supplement; and/or

•	one or more classes of securities which will be entitled to:

o	principal distributions, with disproportionate, nominal or no interest distributions; and/or

o	interest distributions, with disproportionate, nominal or no principal distributions.

More specifically, the preceding types of securities may include:

•
two or more classes of securities which will differ as to the timing, sequential order or amount of distributions of principal or interest or both, which may include one or more classes of Accrual Securities;

•	one or more classes of securities which will accrue interest based on a fixed rate;

•	one or more classes of securities which will accrue interest based on a variable or adjustable rate;

•
one or more classes of securities which will be entitled to principal payments from the accreted interest from specified classes of Accrual Securities (“Accretion Directed Securities”).  An Accretion Directed Security also may receive principal payments from principal paid on the underlying assets of the trust fund for the related series;

•	one or more classes of Accrual Securities;

•	one or more classes of exchangeable securities;

•
one or more classes of securities that are entitled to a greater percentage of interest on the loans underlying or comprising the trust fund for the series than the percentage of principal on the loans to which the securities are entitled;

•	one or more classes of securities which will be entitled to principal, but no interest;

•
one or more classes of securities which will be entitled to a greater percentage of principal on the loans underlying or comprising the trust fund for the series than the percentage of interest on the loans to which the securities are entitled;

•	one or more classes of securities which will be entitled to interest, but no principal;

•
one or more classes of securities which will have components to a class of securities where each component may have different principal and/or interest payment characteristics but together constitute a single class (“Component Securities”).  Each component of a class of Component Securities may be identified as falling into one or more of the categories in this description of the securities;

•
one or more classes of securities which will be entitled to principal (or has a notional principal balance that is designed to decline) using a predetermined principal balance schedule specified in the related prospectus supplement, derived by assuming two constant prepayment rates for the loans backing the related securities (each, a “PAC”);

•
one or more classes of securities which will be entitled to principal (or has a notional principal balance that is designed to decline) using a predetermined principal balance schedule specified in the related prospectus supplement, derived by assuming a single constant prepayment rate for the loans backing the related securities (each, a “TAC”);

•
one or more classes of securities which will be entitled to principal (or has a notional principal balance that is designed to decline) using a predetermined principal balance schedule specified in the related prospectus supplement, but is not designated or structured as a PAC or a TAC; and/or

•
one or more classes of securities which will have other entitlements or characteristics described in this prospectus, or a combination of certain of the entitlements and characteristics described above and elsewhere in this prospectus.

Each class of securities, other than certain interest-only securities (or any other class of securities identified in the related prospectus supplement as not having a stated principal balance), will have a security principal balance and each class of securities, other than certain principal-only securities (or any other class of securities identified in the related prospectus supplement as not having a security interest rate), generally will be entitled to payments of interest based on a specified security interest rate as specified in the related prospectus supplement.  See “— Principal and Interest on the Securities” in this prospectus.  The security interest rates of the various classes of securities of each series may differ, and as to some classes may be in excess of the lowest Net Interest Rate in a trust fund.  The specific percentage ownership interests of each class of securities and the minimum denomination per security will be set forth in the related prospectus supplement.

Assignment of Assets of the Trust Fund

At the time of issuance of each series of securities, the depositor will cause the assets comprising the related trust fund or mortgage securities included in the related trust fund to be assigned to the trustee or trust.  The residential loan or agency security documents described further below or in the applicable agreements will be delivered to the trustee or to the custodian on its behalf.  The trustee will, concurrently with the assignment, deliver the securities to the depositor in exchange for the assets of the trust fund.  Each asset of the trust fund will be identified in a schedule appearing as an exhibit to the related agreement.  The schedule will include, among other things:

•	information as to the outstanding principal balance of each trust fund asset after application of payments due on or before the Cut-Off Date;

•	the maturity of the mortgage note, cooperative note, Manufactured Housing Contract or agency securities;

•	any Retained Interest, with respect to a series of securities evidencing interests in a trust fund including agency securities;

•	the pass-through rate on the agency securities; and

•	with respect to a series of securities evidencing interests in residential loans, for each loan:

o	information respecting its interest rate;

o	its current scheduled payment of principal and interest;

o	its Loan-to-Value Ratio.

If so specified in the related prospectus supplement, and in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS, assignments of the mortgages for the mortgage loans in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS® System.  With respect to mortgage loans registered through the MERS® System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

Mortgage Loans and Multifamily Loans.  The depositor will be required, as to each mortgage loan, other than mortgage loans underlying any mortgage securities, and each Multifamily Loan, to deliver or cause to be delivered to the trustee, or to the custodian on its behalf, the mortgage file for each mortgage loan, containing legal documents relating to the mortgage loan, including:

•	the mortgage note endorsed without recourse to the order of the trustee or evidence that the mortgage is held for the trustee through the MERS® System;

•
the mortgage, including any modification agreements, with evidence of recording indicated, except for any mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage certified by the related Unaffiliated Seller that it is a true and complete copy of the original of that mortgage and modification agreement, if applicable, submitted for recording; and

•	an assignment in recordable form of the mortgage to the trustee.

The related prospectus supplement may specify that in certain circumstances, such as in connection with the initiation of foreclosure proceedings or at the direction of a certain percent of securityholders, the depositor or another party will be required to promptly cause the assignment of each related mortgage loan and Multifamily Loan (except for mortgages held under the MERS® System) to be recorded in the appropriate public office for real property records.  However, recording of assignments will not be required in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interest in the mortgage loan or the Multifamily Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan.

Home Equity Loans and Home Improvement Contracts.  The related prospectus supplement may specify that the depositor will:

•	as to each Home Equity Loan and Home Improvement Contract, cause to be delivered to the trustee or to the custodian the note endorsed to the order of the trustee;

•
with respect to Home Equity Loans and secured Home Improvement Contracts, the mortgage with evidence of recording indicated on it.  If any mortgage is not returned from the public recording office, then in such case the depositor will deliver or cause to be delivered a copy of the mortgage certified by the related Unaffiliated Seller that it is a true and complete copy of the original of the mortgage submitted for recording; and

•	with respect to Home Equity Loans and secured Home Improvement Contracts, an assignment in recordable form of the mortgage to the trustee.

The related prospectus supplement may specify that the depositor or another party will be required to promptly cause the assignment of each related Home Equity Loan and secured Home Improvement Contract to be recorded in the appropriate public office for real property records.  However, recording of assignments will not be required in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interest in the Home Equity Loan and Home Improvement Contract against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of a Home Equity Loan or Home Improvement Contract.

With respect to unsecured Home Improvement Contracts, the depositor will cause to be transferred physical possession of the Home Improvement Contracts to the trustee or a designated custodian or, if applicable, the Unaffiliated Seller may retain possession of the Home Improvement Contracts as custodian for the trustee.  In addition, the depositor will be required to make or cause to be made, an appropriate filing of a UCC-1 financing statement in the appropriate jurisdictions to give notice of the trustee’s ownership of or security interest in the Home Improvement Contracts.  The related prospectus supplement may specify that the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment from the Unaffiliated Seller or the depositor, as the case may be, to the trustee.  Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of an assignment, the trustee’s interest in the contracts could be defeated.

Cooperative Loans.  The depositor will, as to each Cooperative Loan, deliver or cause to be delivered to the trustee or to the custodian:

•	the related cooperative note;

•	the original security agreement;

•	the proprietary lease or occupancy agreement;

•	the related stock certificate and related stock powers endorsed in blank; and

•	a copy of the original filed financing statement together with an assignment of the financing statement to the trustee in a form sufficient for filing.

The depositor or another party will cause the assignment and financing statement of each related Cooperative Loan to be filed in the appropriate public office.  However, a filing is not required in states where in the opinion of counsel acceptable to the trustee, filing is not required to protect the trustee’s interest in the Cooperative Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the Cooperative Loan.

Manufactured Housing Contracts.  The related prospectus supplement may specify that the depositor will be required, as to each Manufactured Housing Contract, to deliver or cause to be delivered to the trustee or to the custodian:

•	the original Manufactured Housing Contract endorsed to the order of the trustee; and

•	if applicable, copies of documents and instruments related to each Manufactured Housing Contract and the security interest in the manufactured home securing each Manufactured Housing Contract.

The related prospectus supplement may specify that in order to give notice of the right, title and interest of the holders of securities in the Manufactured Housing Contracts, the depositor will be required to cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Manufactured Housing Contracts as collateral of the trust fund.

Agency Securities.  Agency securities will be registered in the name of the trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of agency securities issued only in book-entry form, through the Federal Reserve System.  Registration must be done in accordance with the procedures established by the issuer or guarantor for registration of the securities with a member of the Federal Reserve System.  Distributions on the agency securities to which the trust fund is entitled will be made directly to the trustee.

Review of Residential Loans.  The trustee or the custodian will review the residential loan documents after receipt, and the trustee or custodian will hold the documents in trust for the benefit of the holders of securities.  Generally, if any document is found to be missing or defective in any material respect, the trustee or custodian will immediately notify the master servicer and the depositor or such other party specified in the related prospectus supplement.  If the Unaffiliated Seller cannot cure the omission or defect, and all other applicable conditions to repurchase specified in the related prospectus supplement are satisfied, the Unaffiliated Seller will be obligated to repurchase the related residential loan from the trustee at the purchase price specified under “Residential Loans — Representations by Unaffiliated Sellers; Repurchases” or, in certain cases, substitute for the residential loan.

We cannot assure you that an Unaffiliated Seller will fulfill this repurchase or substitution obligation.  Although the master servicer or trustee is obligated to enforce this obligation to the extent described above under “Residential Loans — Representations by Unaffiliated Sellers; Repurchases,” unless otherwise specified in the related prospectus supplement, neither the master servicer nor the depositor will be obligated to repurchase or substitute for the residential loan if the Unaffiliated Seller defaults on its obligation.  Generally, this repurchase or substitution obligation, if applicable, will constitute the sole remedy available to the holders of securities or the trustee for omission of, or a material defect in, a constituent document.

The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and review the documents relating to the residential loans as agent of the trustee.

Deposits to the Trust Account

The master servicer or the trustee shall, as to each trust fund, establish and maintain or cause to be established and maintained a separate Trust Account or Trust Accounts for the collection of payments on the related assets of the trust fund.  The Trust Account(s) must be maintained with a federal or state chartered depository institution, and in a manner, satisfactory to each rating agency rating the securities of the related series at the time any amounts are held on deposit in the Trust Account.

The collateral eligible to secure amounts in the Trust Account is limited to United States government securities and other high quality investments.  A Trust Account may be maintained as an interest bearing or non-interest bearing account.  Alternatively, the funds held in the Trust Account may be invested pending the distribution on each succeeding distribution date in United States government securities and other high quality investments.  The prospectus supplement will identify the party entitled to the interest or other income earned on funds in the Trust Account.  In respect of any series of securities having distribution dates occurring less frequently than monthly, the master servicer may obtain from an entity named in the related prospectus supplement a guaranteed investment contract to assure a specified rate of return on funds held in the Trust Account.

Pre-Funding Account

The master servicer or the trustee may establish and maintain a pre-funding account, in the name of the related trustee on behalf of the related holders of the securities, into which the depositor will deposit the pre-funded amount on the related closing date.  The pre-funded amount will be used by the related trustee to purchase mortgage loans from the depositor from time to time during the funding period.  The funding period, if any, for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the closing date and the portion of the proceeds for the related series that is to be used for the purchase of additional mortgage loans will not be in excess of 50% of the total proceeds from the offering of the related series, subject to any limitations imposed under applicable law from time to time.  Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related holders of securities in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.  The pre-funding account must be maintained with an institution meeting the same eligibility requirements for holding Trust Accounts.

Payments on Residential Loans

The prospectus supplement may specify that the master servicer will be required to deposit or cause to be deposited in a Trust Account for each trust fund including residential loans or, in the case of advances on or before the applicable distribution date, the following payments and collections received or made by or on behalf of the master servicer subsequent to the Cut-Off Date.  These payments will not include payments due on or before the Cut-Off Date and exclusive of any amounts representing a Retained Interest:

(1)         all payments on account of principal, including principal prepayments, on the residential loans;

(2)         all payments on account of interest on the residential loans, exclusive of any portion representing interest in excess of the Net Interest Rate, unless the excess amount is required to be deposited pursuant to the related agreement, and, if provided in the related prospectus supplement, prepayment penalties;

(3)         all proceeds of

o
any Primary Hazard Insurance Policies and any special hazard insurance policy, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the servicer’s normal servicing procedures, and

o
any Primary Credit Insurance Policy, any FHA Insurance, VA Guarantee, any Bankruptcy Bond and any Pool Insurance Policy, other than proceeds that represent reimbursement of the servicer’s costs and expenses incurred in connection with presenting claims under the related insurance policies;

(4)         all other cash amounts received by foreclosure, eminent domain, condemnation or otherwise, in connection with the liquidation of defaulted residential loans.  These amounts will also include the net proceeds on a monthly basis with respect to any properties acquired for the benefit of holders of securities by deed in lieu of foreclosure or repossession;

(5)         any advances made as described under “— Advances” in this prospectus;

(6)         all amounts required to be transferred to the Trust Account from a Reserve Fund, if any, as described below under “— Subordination” in this prospectus;

(7)         all proceeds of any residential loan or underlying mortgaged property purchased by any Unaffiliated Seller as described under “Residential Loans — Representations by Unaffiliated Sellers; Repurchases,” exclusive of any Retained Interest applicable to the loan;

(8)         all proceeds of any residential loan repurchased as described under “— Termination” in this prospectus;

(9)         any payments required to be deposited in the Trust Account with respect to any deductible clause in any blanket insurance policy described under “Description of Primary Insurance Coverage — Primary Hazard Insurance Policies” in this prospectus;

(10)         any amount required to be deposited by the trustee or the master servicer in connection with losses realized on investments of funds held in the Trust Account;

(11)         any amounts required to be transferred to the Trust Account pursuant to any guaranteed investment contract or derivative;

(12)         any distributions received on any mortgage securities included in the related trust fund; and

(13)         any other amounts required to be deposited therein as specified in the related prospectus supplement.

Payments on Agency Securities

The agency securities included in a trust fund will be registered in the name of the trustee or its nominee through the Federal Reserve system so that all distributions on the agency securities will be made directly to the trustee.  The trustee will deposit or cause to be deposited into the Trust Account as and when received, unless otherwise provided in the related trust agreement, all distributions received by the trustee with respect to the related agency securities.  The trustee will not be required to deposit payments due on or before the Cut-Off Date, any trust administration fee and any amounts representing the Retained Interest, if applicable.

Distributions

Distributions of principal and interest on the securities of each series will be made by or on behalf of the trustee or the master servicer on the distribution dates and at the intervals specified in the related prospectus supplement.  These intervals may be monthly, quarterly, semi-annual or as specified in the related prospectus supplement.  The trustee will make these distributions to the persons in whose names the securities are registered at the close of business on the record date specified in the related prospectus supplement.  The amount of each distribution will be determined as of the close of business on each determination date specified in the related prospectus supplement.

Distributions will be made either:

•
by wire transfer in immediately available funds to the account of a holder of securities at a bank or other entity having appropriate facilities for the transfer, if the holder of securities has so notified the trustee or the master servicer and holds securities in any requisite amount specified in the related prospectus supplement, or

•	by check mailed to the address of the person entitled to the check as it appears on the Security Register.

However, the final distribution in retirement of the securities will be made only if presentation and surrender of the securities has occurred at the office or agency of the Security Registrar specified in the notice to holders of securities of the final distribution.  The related prospectus supplement may specify that distributions made to the holders of securities will be made on a pro rata basis among the holders of securities of record on the related record date, other than in respect of the final distribution, based on the aggregate percentage interest represented by their respective securities.

Scheduled Final Distribution Date.  If specified in the prospectus supplement for any series, the scheduled final distribution date for each class of securities is the latest distribution date on which the aggregate security principal balance is expected to be reduced to zero.  The scheduled final distribution date will be based on various assumptions, including the assumptions that no prepayments or defaults occur and no early termination occurs, with respect to the related assets of the trust fund.  Because the rate of distribution of principal of any class of securities will depend on, among other things, the rate of payment, including prepayments, of the principal of the assets of the trust fund, the actual final distribution date for any class of securities could occur significantly earlier than its scheduled final distribution date.

The rate of payments on the assets of the trust fund for any series of securities will depend on their particular characteristics, as well as on the prevailing level of interest rates from time to time and other economic factors.  We cannot assure the actual prepayment experience of the assets of the trust fund.  See “Maturity and Prepayment Considerations” in this prospectus.  In addition, substantial losses on the assets of the trust fund in a given period, even though within the limits of the protection afforded by the instruments described under “Description of Credit Support” in this prospectus or by the subordinate securities in the case of a senior/subordinate series, may cause the actual last distribution date of certain classes of securities to occur after their final distribution date.

Special Distributions.  With respect to any series of securities with distribution dates occurring at intervals less frequently than monthly, the securities may be subject to special distributions under the circumstances and in the manner described below if and to the extent provided in the related prospectus supplement.  If applicable, the master servicer may be required to make or cause to be made special distributions allocable to principal and interest on securities of a series out of, and to the extent of, the amount available for the distributions in the related Trust Account.  The related prospectus supplement will specify the date any such special distribution is to be made.  Special distributions may be made if, as a result of:

•	substantial payments of principal on the assets of the trust fund;

•	low rates then available for reinvestment of payments on assets of the trust fund;

•	substantial Realized Losses or some combination of the foregoing; and

•	based on the assumptions specified in the related agreement;

it is determined that the amount anticipated to be on deposit in the Trust Account on the next distribution date, together with the amount available to be withdrawn from any related Reserve Fund, may be insufficient to make required distributions on the securities of the related series on the distribution date or the intervening date as may be provided in the related prospectus supplement.

The amount of any special distribution that is allocable to principal will not exceed the amount that would otherwise be distributed as principal on the next distribution date from amounts then on deposit in the Trust Account.  All special distributions will include interest at the applicable interest rate on the amount of the special distribution allocable to principal to the date specified in the related prospectus supplement.

All special distributions of principal will be made in the same priority and manner as distributions in respect of principal on the securities on a distribution date.  Special distributions of principal with respect to securities of the same class will be made on a pro rata basis.  Notice of any special distributions will be given by the master servicer or trustee prior to the special distribution date.

Principal and Interest on the Securities

Each class of securities that is entitled to distributions of interest may have a different security interest rate, which may be a fixed, variable or adjustable security interest rate.  The related prospectus supplement will specify the security interest rate for each class, or in the case of a variable or adjustable security interest rate, the method for determining the security interest rate.  The related prospectus supplement will also specify the basis on which interest on the securities will be calculated, and the timing and sequential order (if applicable) of payments of interest.

Some classes of securities will not be entitled to distributions of interest.

With respect to each distribution date, the accrued interest with respect to each security other than an interest-only security, will be equal to interest on the outstanding security principal balance immediately prior to the distribution date, at the applicable security interest rate, for a period of time corresponding to the intervals between the distribution dates for the related series.  As to each interest-only security, the interest with respect to any distribution date will equal the amount described in the related prospectus supplement for the related period.

The related prospectus supplement may specify that the Accrued Security Interest on each security of a series will be reduced, if shortfalls in collections of interest occur resulting from prepayments of residential loans that are not covered by payments by the servicer or master servicer out of its servicing fees or master servicing fees, or by application of prepayment penalties.  This shortfall will be allocated among all of the securities of that series in proportion to the respective amounts of Accrued Security Interest that would have been payable on the securities absent the reductions and absent any delinquencies or losses.  The related prospectus supplement may specify that none of the trustee, the master servicer, the servicer or the depositor will be obligated to fund shortfalls in interest collections resulting from prepayments.  See “Yield Considerations” and “Maturity and Prepayment Considerations” in this prospectus.

Distributions of Accrued Security Interest that would otherwise be payable on any class of Accrual Securities of a series will be added to the security principal balance of the Accrual Securities on each distribution date until the time specified in the related prospectus supplement on and after which payments of interest on the Accrual Securities will be made.  See “— Distributions — Final Distribution Date” in this prospectus.

Some securities will have a security principal balance that, at any time, will equal the maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flows on the assets of the trust fund and other assets included in the related trust fund.  With respect to each of those securities, distributions generally will be applied to accrued and currently payable interest, and then to principal.  The outstanding security principal balance of a security will be reduced to the extent of distributions in respect of principal, and in the case of securities evidencing interests in a trust fund that includes residential loans, by the amount of any Realized Losses allocated to the securities.

Some securities will not have a security principal balance and will not be entitled to principal payments.  The initial aggregate security principal balance of a series and each class of the related series will be specified in the related prospectus supplement.  The initial aggregate security principal balance of all classes of securities of a series may be based on the aggregate principal balance of the assets in the related trust fund.  Alternatively, the initial security principal balance for a series of securities may equal the initial aggregate Cash Flow Value of the related assets of the trust fund as of the applicable Cut-Off Date.

The aggregate of the initial Cash Flow Values of the assets of the trust fund included in the trust fund for a series of securities will be at least equal to the aggregate security principal balance of the securities of that series at the date of initial issuance of that series.

With respect to any series as to which the initial security principal balance is calculated on the basis of Cash Flow Values of the assets of the trust fund, the amount of principal distributed for the series on each distribution date will be calculated in the manner set forth in the related prospectus supplement, which may be on the basis of:

•	the decline in the aggregate Cash Flow Values of the assets of the trust fund during the related Due Period, calculated in the manner prescribed in the related agreement; minus

•
with respect to any Realized Loss incurred during the related Due Period and not covered by any of the instruments described under “Description of Credit Support” in this prospectus, the portion of the Cash Flow Value of the assets of the trust fund corresponding to the Realized Loss.

Generally, distributions in respect of principal will be made on each distribution date to the class or classes of security entitled to distributions of principal until the security principal balance of the class has been reduced to zero.  In the case of two or more classes of securities in a series, the timing, sequential order and amount of distributions, including distributions among multiple classes of senior securities or subordinate securities, in respect of principal on each class will be as provided in the related prospectus supplement.  Distributions in respect of principal of any class of securities will be made on a pro rata basis among all of the securities of the class.

Available Distribution Amount

As more specifically set forth in the related prospectus supplement, all distributions on the securities of each series on each distribution date will generally be made from the “Available Distribution Amount” which generally includes the following amounts:

(1)         the total amount of all cash on deposit in the related Trust Account as of a determination date specified in the related prospectus supplement, exclusive of certain amounts payable on future distribution dates and certain amounts payable to the master servicer, the servicer, any applicable sub-servicer, the trustee or another person, such as a derivative counterparty, as expenses or requirements of the trust fund;

(2)         any principal and/or interest advances made with respect to the distribution date, if applicable;

(3)         any principal and/or interest payments made by the servicer or the master servicer out of its servicing fee or master servicing fee, as applicable, in respect of interest shortfalls resulting from principal prepayments, if applicable;

(4)         all net income received in connection with the operation of any residential property acquired on behalf of the holders of securities through deed in lieu of foreclosure or repossession, if applicable; and

(5)         all payments received from a derivative counterparty, if applicable.

On each distribution date for a series of securities, the trustee or the master servicer will be required to withdraw or cause to be withdrawn from the Trust Account the entire Available Distribution Amount.  The trustee or master servicer will then be required to distribute the withdrawn amount or cause the withdrawn amount to be distributed to the related holders of securities in the manner set forth in this prospectus and in the related prospectus supplement.

Subordination

A senior/subordinate series will consist of one or more classes of securities senior in right of payment to one or more classes of subordinate securities, as specified in the related prospectus supplement.  Subordination of the subordinate securities of any series will be effected by either of the two following methods, or by any other alternative method as may be described in the related prospectus supplement.

Shifting Interest Subordination.  With respect to any series of securities as to which credit support is provided by shifting interest subordination, the rights of the holders of certain classes of subordinate securities to receive distributions with respect to the residential loans will be subordinate to the rights of the holders of certain classes of senior securities.  With respect to any defaulted residential loan that is finally liquidated, the amount of any Realized Loss will generally equal the portion of the unpaid principal balance remaining after application of all principal amounts recovered, net of amounts reimbursable to the master servicer for related expenses.  With respect to certain residential loans the principal balances of which have been reduced in connection with bankruptcy proceedings or other circumstances such as certain loan modifications, the amount of the reduction will be treated as a Realized Loss.

Realized Losses will generally be allocated first to the most subordinate securities of the related series as described in the related prospectus supplement, until the security principal balance of the most subordinate securities has been reduced to zero.  Any additional Realized Losses will then be allocated to the more senior securities or, if the series includes more than one class of more senior securities, either on a pro rata basis among all of the more senior securities in proportion to their respective outstanding security principal balances, or as provided in the related prospectus supplement.  With respect to certain Realized Losses, such as those resulting from (i) fraud, (ii) bankruptcy and/or (iii) physical damage to residential properties which are generally of the same type as are covered under a special hazard insurance policy, the amount that may be allocated to the subordinate securities of the related series may be limited to an amount specified in the related prospectus supplement.  See, for example, “Description of Credit Support — Special Hazard Insurance Policies” in this prospectus.  If so, any Realized Losses which are not allocated to the subordinate classes may be allocated among all outstanding classes of securities of the related series, either on a pro rata basis in proportion to their outstanding security principal balances, regardless of whether any subordinate securities remain outstanding, or as provided in the related prospectus supplement.

As set forth above, the rights of holders of the various classes of securities of any series to receive distributions of principal and interest is determined by the aggregate security principal balance of each class.  The security principal balance of any security will be reduced by all amounts previously distributed on the security in respect of principal, and, if so provided in the related prospectus supplement, by any Realized Losses allocated to the security.  However, to the extent so provided in the related prospectus supplement, holders of senior securities may be entitled to receive a disproportionately larger amount of prepayments received in certain circumstances.  This will have the effect, in the absence of offsetting losses, of accelerating the amortization of the senior securities and increasing the respective percentage interest evidenced by the subordinate securities in the related trust fund, with a corresponding decrease in the percentage interest evidenced by the senior securities, as well as preserving the availability of the subordination provided by the subordinate securities.  In addition, the Realized Losses will generally be first allocated to subordinate securities by reduction of their security principal balance, which will have the effect of increasing the respective ownership interest evidenced by the senior securities in the related trust fund.  If there were no Realized Losses or prepayments of principal on any of the residential loans, the respective rights of the holders of securities of any series to future distributions would not change.

Cash Flow Subordination.  With respect to any series of securities as to which credit support is provided by cash flow subordination, if losses on the residential loans occur not in excess of the Available Subordination Amount, the rights of the holders of subordinate securities to receive distributions of principal and interest with respect to the residential loans will be subordinate to the rights of the holders of senior securities.

The protection afforded to the holders of senior securities from the subordination features may be effected both by the preferential right of the holders of senior securities to receive current distributions from the trust fund, subject to the limitations described in this prospectus and the related prospectus supplement, and by the establishment and maintenance of any Reserve Fund.  The Reserve Fund may be funded by an initial cash deposit on the date of the initial issuance of the related series of securities and by deposits of amounts otherwise due on the subordinate securities to the extent set forth in the related prospectus supplement.

Amounts in the Reserve Fund, if any, other than earnings on the Reserve Funds, will be withdrawn for distribution to holders of senior securities as may be necessary to make full distributions to those holders on a particular distribution date, as described above.  If on any distribution date, after giving effect to the distributions to the holders of senior securities on this date, the amount of the Reserve Fund exceeds the amount required to be held in the Reserve Fund, the excess will be withdrawn and distributed in the manner specified in the related prospectus supplement.

If any Reserve Fund is depleted before the Available Subordination Amount is reduced to zero, the holders of senior securities will nevertheless have a preferential right to receive current distributions from the trust fund to the extent of the then Available Subordination Amount.  However, under these circumstances, if current distributions are insufficient, the holders of senior securities could suffer shortfalls of amounts due to them.  The holders of senior securities will bear their proportionate share of any losses realized on the trust fund in excess of the Available Subordination Amount.

Amounts remaining in any Reserve Fund after the Available Subordination Amount is reduced to zero will no longer be subject to any claims or rights of the holders of senior securities of the series.

Funds in any Reserve Fund may be invested in United States government securities and other high quality investments.  The earnings or losses on those investments will be applied in the manner described in the related prospectus supplement.

The time necessary for any Reserve Fund to reach the required Reserve Fund balance will be affected by the prepayment, foreclosure, and delinquency experience of the residential loans and therefore cannot accurately be predicted.

Subordination and Cash Flow Values.  The security principal balances of the various classes of securities comprising a senior/subordinate series may be based on the Cash Flow Value of the residential loans.  If the percentage allocated to the senior securities of the decline in the Cash Flow Value of the residential loans during the related Deposit Period exceeds the remaining amount of collections and advances in respect of the residential loans after paying interest on the senior securities, the holders of the senior securities may not receive all amounts to which they are entitled.  In addition, this may result in a loss being borne by the holders of the subordinate securities.

Because the Cash Flow Value of a residential loan will never exceed the outstanding principal balance of the residential loan, prepayments in full and liquidations of the residential loans may result in proceeds attributable to principal in excess of the corresponding Cash Flow Value decline.  Any excess will be applied to offset losses realized during the related Deposit Period, such as those described in the immediately preceding paragraph, in respect of other liquidated residential loans without affecting the remaining subordination.  This excess may also be deposited in a Reserve Fund for future distributions.

Advances

The related prospectus supplement, with respect to any series of securities evidencing interests in a trust fund that includes residential loans may specify that the master servicer or servicer will be obligated to advance certain amounts on or before each distribution date, from its own funds, or from amounts held for future distribution in the Trust Account that are not included in the Available Distribution Amount for the distribution date.  The amount of any such advance will, unless otherwise specified, generally be equal to the aggregate of payments of principal and/or interest, adjusted to the applicable Net Interest Rate, on the residential loans that were due during the related Due Period and that were delinquent, and not advanced by any sub-servicer, on the applicable determination date.  Any amounts held for future distribution and so used will be replaced by the master servicer or servicer on or before any future distribution date to the extent that funds in the Trust Account on the distribution date will be less than payments to holders of securities required to be made on the distribution date.

The related prospectus supplement may specify that the obligation of the master servicer or servicer to make advances may be subject to the good faith determination of the master servicer or servicer that the advances will be reimbursable from related late collections, Insurance Proceeds or Liquidation Proceeds.  See “Description of Credit Support” in this prospectus.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of securities, rather than to guarantee or insure against losses.  The related prospectus supplement may specify that advances will be reimbursable to the master servicer or servicer, with interest, out of related recoveries on the residential loans respecting which amounts were advanced, or, to the extent that the master servicer or servicer determines that any advance previously made will not be ultimately recoverable from Insurance Proceeds or Liquidation Proceeds, a nonrecoverable advance, from any cash available in the Trust Account.  The related prospectus supplement may specify that the obligations of the master servicer or servicer to make advances may be secured by a cash advance reserve fund or a surety bond.  Information regarding the characteristics of, and the identity of any borrower of, any surety bond, will be set forth in the related prospectus supplement.

The master servicer or other entity designated in the prospectus supplement as required to make advances may experience financial difficulties from time to time and be unable to advance or may, in light of increased delinquencies and foreclosures together with declining housing values, make nonrecoverability determinations with increasing frequency.  Any change of the advancing policy or practices may alter or disrupt scheduled interest and principal payments advanced to securityholders.

Statements to Holders of Securities

On each distribution date, the master servicer or the trustee will forward or cause to be forwarded to each holder of securities of the related series and to the depositor a statement including the information specified in the related prospectus supplement.  This information may include the following:

(1)         the amount of the distribution, if any, allocable to principal, separately identifying the aggregate amount of principal prepayments and, if applicable, related prepayment penalties received during the related Prepayment Period;

(2)         the amount of the distribution, if any, allocable to interest;

(3)         the amount of administration and servicing compensation received by or on behalf of the trustee, master servicer and any sub-servicer with respect to the distribution date and other customary information as the master servicer or the trustee deems necessary or desirable to enable holders of securities to prepare their tax returns or which a holder of securities reasonably requests for this purpose;

(4)         if applicable, the aggregate amount of any advances included in this distribution and the aggregate amount of any unreimbursed advances as of the close of business on the distribution date;

(5)         the security principal balance of a minimum denomination security, and the aggregate security principal balance of all of the securities of that series, after giving effect to the amounts distributed on the distribution date;

(6)         the number and aggregate principal balance of any residential loans in the related trust fund (a) delinquent one month, (b) delinquent two or more months and (c) as to which repossession or foreclosure proceedings have been commenced, and the method used to determine delinquencies;

(7)         with respect to any residential property acquired through foreclosure, deed in lieu of foreclosure or repossession during the preceding calendar month, the loan number and principal balance of the related residential loan as of the close of business on the distribution date in the month and the date of acquisition;

(8)         the book value of any residential property acquired through foreclosure, deed in lieu of foreclosure or repossession as of the close of business on the last business day of the calendar month preceding the distribution date;

(9)         the aggregate unpaid principal balance of the mortgage loans at the close of business on the related distribution date;

(10)         in the case of securities with a variable security interest rate, the security interest rate applicable to the distribution date, as calculated in accordance with the method specified in the prospectus supplement relating to the related series;

(11)         in the case of securities with an adjustable security interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjusted security interest rate applicable to the next succeeding distribution date;

(12)         as to any series including one or more classes of Accrual Securities, the interest accrued on each class with respect to the related distribution date and added to the security principal balance;

(13)         the amount remaining in the Reserve Fund, if any, as of the close of business on the distribution date, after giving effect to distributions made on the related distribution date;

(14)         as to any senior/subordinate series, information as to the remaining amount of protection against losses afforded to the holders of senior securities by the subordination provisions and information regarding any shortfalls in payments to the holder of senior securities which remain outstanding;

(15)         with respect to residential loans that were subject to a servicer modification during the related Prepayment Period:  (a) the residential loan identifying number; (b) the date of modification; (c) the stated principal balance prior to and after modification; (d) the monthly payment prior to and after modification; (e) the forborne amount (if any); (f) the mortgage interest rate prior to and after modification; (g) the maturity date prior to and after modification; and (h) the number of days delinquent prior to modification;

(16)         whether any exchanges of exchangeable securities have taken place since the preceding distribution date and, if applicable, the class designations, security principal balances, maximum security principal balances and any interest and principal paid, including any shortfalls allocated, of any classes of exchangeable securities that were received by the securityholder as a result of such exchange; and

(17)         with respect to any series of securities as to which the trust fund includes mortgage securities, certain additional information as required under the indenture, related pooling and servicing agreement or trust agreement, as applicable.

Information furnished pursuant to clauses (1), (2) and (3) above may be expressed as a dollar amount per minimum denomination security.

Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will furnish or cause to be furnished a report to every person who was a holder of record of a security at any time during the calendar year.  This report will set forth the aggregate of amounts reported pursuant to clauses (1), (2) and (3) of the immediately preceding paragraph for the related calendar year or if the person was a holder of record during a portion of the calendar year, for the applicable portion of that year.

The related prospectus supplement may provide that additional information with respect to a series of securities will be included in these statements.  In addition, the master servicer or the trustee will file with the IRS and furnish to holders of securities the statements or information as may be required by the Code or applicable procedures of the IRS.

Exchangeable Securities

General.  If specified in the related prospectus supplement, a series of securities may include one or more classes that are “exchangeable securities.”  In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes of exchangeable securities for proportionate interests in one or more other specified classes of exchangeable securities in such series.

If a series includes exchangeable securities as described in the related prospectus supplement, all of these classes of exchangeable securities will be listed in the related prospectus supplement.  The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of exchangeable securities will be referred to as a “combination.”  Each combination of exchangeable securities will be issued by the related trust fund.  The classes of exchangeable securities constituting each combination will, in the aggregate, represent a distinct combination of uncertificated interests in the related trust fund.  At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities.  In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

The descriptions in the related prospectus supplement of the securities of a series that includes exchangeable securities, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations, tax and investment legal considerations and considerations of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), also will apply to each class of exchangeable securities.  The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in each class of exchangeable securities.  For example, separate decrement tables and yield tables, if applicable, will be included for each class of exchangeable securities.

Exchanges.  If a holder of exchangeable securities elects to exchange its exchangeable securities for related exchangeable securities, then:

•
the aggregate principal balance of the related exchangeable securities received in the exchange, immediately after the exchange, will equal the aggregate principal balance, immediately prior to the exchange, of the exchangeable securities so exchanged (for purposes of an exchange, interest-only classes of exchangeable securities will have a principal balance of zero);

•
the aggregate amount of interest payable on each distribution date with respect to the related exchangeable securities received in the exchange will equal the aggregate amount of interest payable on each distribution date with respect to the exchangeable securities so exchanged; and

•	the class or classes of exchangeable securities will be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

Different types of combinations may exist.  Any individual series of securities may have multiple types of combinations.  Some examples of combinations of exchangeable securities that differ in their interest characteristics include:

•
A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in the index may be exchangeable, together, for a related class of exchangeable securities with a fixed interest rate.  In such a combination, the classes of exchangeable securities with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the related class of exchangeable securities with a fixed interest rate.  In addition, the aggregate principal balance of the two classes of exchangeable securities with interest rates that vary with an index would equal the aggregate principal balance of the related class of exchangeable securities with the fixed interest rate.

•
An interest-only class and a principal-only class of exchangeable securities may be exchangeable, together, for a related class of exchangeable securities that is entitled to both principal and interest payments.  In such a combination, the aggregate principal balance of the related class would be equal to the aggregate principal balance of the principal-only class of exchangeable securities, and the interest rate on the related class, when applied to the aggregate principal balance of this related class, would generate interest equal to the annual interest amount of the interest-only class of exchangeable securities.

•
Two classes of principal and interest classes of exchangeable securities with different fixed interest rates may be exchangeable, together, for a single class of related exchangeable securities that is entitled to both principal and interest payments.  In such a combination, the aggregate principal balance of the single class of related exchangeable securities would be equal to the aggregate principal balance of the two classes of exchangeable securities, and the single class of related exchangeable securities would have a fixed interest rate that, when applied to the principal balance of the two classes of exchangeable securities, would generate interest equal to the aggregate annual interest amount of the two classes of exchangeable securities.

In some series, a securityholder may be able to exchange its exchangeable securities for other related exchangeable securities that have different principal payment characteristics.  Some examples of combinations of exchangeable securities that differ in the principal payment characteristics include:

•
A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the aggregate principal balance of the class of exchangeable securities, and a second class of exchangeable securities that receives principal payments from these accretions, may be exchangeable, together, for a single class of related exchangeable securities that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

•
A class of exchangeable securities that is a planned amortization class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of related exchangeable securities that receives principal payments without regard to the planned amortization schedule for the planned amortization class from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of a holder of exchangeable securities to effect an exchange.  For example, the securityholder must own, at the time of the proposed exchange, the class or classes of exchangeable securities necessary to make the exchange in the necessary proportions.  If a securityholder does not own the necessary classes of exchangeable securities or does not own the necessary classes of exchangeable securities in the proper proportions, the securityholder may not be able to obtain the desired classes of exchangeable securities.  The securityholder desiring to make the exchange may not be able to purchase the necessary class of exchangeable securities from the then current owner at a reasonable price, or the necessary proportion of the needed class of exchangeable securities may no longer be available due to principal payments or prepayments that have been applied to that class of exchangeable securities.

Procedures.  The related prospectus supplement will describe the procedures that must be followed to make an exchange of exchangeable securities.  A securityholder will be required to provide notice to the trustee prior to the proposed exchange date within the time period specified in the related prospectus supplement.  The notice must include the outstanding principal balance or notional amount of the exchangeable securities to be exchanged and the related securities to be received, and the proposed exchange date.  When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the exchangeable securities and payment of the administrative fee.  A securityholder’s notice to the trustee will become irrevocable on the day prior to the proposed exchange date specified in the related prospectus supplement.  Any exchangeable securities in book entry form will be subject to the rules, regulations and procedures applicable to DTC’s book entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal balances or notional amounts of these classes.

Payments on an exchangeable security received in an exchange will be made as described in the related prospectus supplement.  Payments will be made to the securityholder of record as of the applicable record date.

Book-Entry Registration of Securities

If not issued in fully registered form, each class of securities will be registered as book-entry securities.  Persons acquiring beneficial ownership interests in the securities will hold their securities through The Depository Trust Company in the United States, or if provided in the related prospectus supplement, Clearstream Banking, société anonyme or Euroclear Bank, S.A./N/V., as operator of the Euroclear System in Europe, or indirectly through organizations that are Participants in these systems.  The Depository Trust Company is referred to as “DTC.”  Clearstream Banking, société anonyme is referred to as “Clearstream.”  The Euroclear System is referred to as “Euroclear.”

The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC or one of the relevant depositories.  If the aggregate principal amount of any book-entry security exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount.  Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold these positions in customers’ securities accounts in the depositaries’ names on the books of DTC.  Except as described below, no Security Owner will be entitled to receive a Definitive Security.  Unless and until Definitive Securities are issued, we anticipate that the only “holders” of the securities will be Cede & Co., as nominee of DTC or one of the relevant depositories.  Security Owners are only permitted to exercise their rights indirectly through the Participants and DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.  DTC holds securities that its Participants deposit with DTC.  DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants’ accounts, thereby eliminating the need for physical movement of securities certificates.  Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.  DTC is owned by a number of its Participants and Members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly.  The Rules applicable to DTC and its Participants and indirect participants are on file with the Securities and Exchange Commission.

Purchases of book-entry securities under the DTC system must be made by or through Participants, which will receive a credit for the book-entry securities on DTC’s records.  The ownership interest of each Security Owner is in turn to be recorded on the Participant’s or Securities Intermediary’s records.  The Securities Intermediary’s ownership of the book-entry security will be recorded on the records of DTC or of a participating firm that acts as agent for the Securities Intermediary, whose interest will in turn be recorded on the records of DTC, if the Security Owner’s Securities Intermediary is not a Participant (and on the records of Clearstream or Euroclear, as appropriate).  Security Owners will not receive written confirmation from DTC of their purchase, but Security Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or indirect participant through which the Security Owner entered into the transaction.  Transfers of ownership interests in the book-entry securities are to be accomplished by entries made on the books of Participants and indirect participants acting on behalf of Security Owners.  Security Owners will not receive certificates representing their ownership interests in the book-entry securities, except in the event that use of the book-entry system for the book-entry securities is discontinued.

To facilitate subsequent transfers, all book-entry securities deposited by Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC.  The deposit of book-entry securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership.  DTC has no knowledge of the actual Security Owners of the book-entry securities; DTC’s records reflect only the identity of the Participants to whose accounts such book-entry securities are credited, which may or may not be the Security Owners.  The Participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Participants, by Participants to indirect participants, and by Participants and indirect participants to Security Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the book-entry securities.  Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date.  The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Participants to whose accounts the book-entry securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Distributions on the book-entry securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC.  DTC’s practice is to credit Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from the issuer or agent on the payable date in accordance with their respective holdings shown on DTC’s records.  Payments by Participants to Security Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, agent, or issuer, subject to any statutory or regulatory requirements as may be in effect from time to time.  Payment of distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of issuer or agent, disbursement of such payments to Participants shall be the responsibility of DTC, and disbursement of such payments to the Security Owners shall be the responsibility of Participants and indirect participants.

Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.  The credits or any transactions in the securities settled during this processing will be reported to the relevant Euroclear or Clearstream Participants on that business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to different time zones, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between Participants will occur in accordance with the rules creating and affecting DTC and its operations.  Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC.  However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines.  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving distribution in accordance with normal procedures for same day funds settlement applicable to DTC.  Clearstream Participants and Euroclear Participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

Clearstream holds securities for its Participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thus eliminating the need for physical movement of securities.  Transactions may be settled through Clearstream in many currencies, including United States dollars.  Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream interfaces with domestic markets in several countries.  Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.  Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the “Euroclear Operator”).  The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries.  Non-Participants of Euroclear may hold and transfer book-entry interests in the offered certificates through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in the offered certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law.  All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear Operator acts only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, because the trustee will forward payments to Cede & Co.  Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depositary.  These distributions will be subject to tax reporting in accordance with the relevant United States tax laws and regulations.  See “Federal Income Tax Consequences” in this prospectus.  Because DTC can only act on behalf of Securities Intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of the book-entry securities, may by limited due to the lack of physical certificates for the book-entry securities.  In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of the securities in the secondary market because certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

The related prospectus supplement may specify that Cede & Co. will provide monthly and annual reports on the trust fund as nominee of DTC.  Cede & Co. may make these reports available to beneficial owners if requested, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Securities Intermediaries to whose DTC accounts the book-entry securities of the beneficial owners are credited.

We understand that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the terms of the securities only at the direction of one or more Securities Intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that these actions are taken on behalf of Securities Intermediaries whose holdings include these book-entry securities.  Clearstream or Euroclear, as the case may be, will take any other action permitted to be taken by a holder of securities under the terms of the securities on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC.  DTC may take actions, at the direction of the related Participants, with respect to some securities which conflict with actions taken with respect to other securities.

Definitive Securities will be delivered to beneficial owners of securities (or their nominees) only if:

(1)         DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the securities, and the depositor is unable to locate a qualified successor,

(2)         the depositor or trustee notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the securities agree to initiate such termination, or

(3)         after the occurrence of an event of default under the pooling and servicing agreement, Security Owners representing a majority in principal amount of the securities of any class then outstanding advise DTC through a Participant of DTC in writing that the continuation of a book-entry system through DTC or a successor thereto is no longer in the best interest of the Security Owners.

If any of the events described in the immediately preceding paragraph occur, the trustee will notify all beneficial owners of the occurrence of the event and the availability through DTC of Definitive Securities.  If the global certificate or certificates representing the book-entry securities and instructions for reregistration are surrendered by DTC, the trustee will issue Definitive Securities.  The trustee will then recognize the holders of the Definitive Securities as holders of securities under the applicable agreement.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and may discontinue the procedures at any time.

None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating, to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.  We cannot assure you that Cede & Co., DTC or any Securities Intermediary will provide information to you or act in accordance with their respective rules, regulations, and procedures.

Collection and Other Servicing Procedures

Residential Loans.  The servicer, directly or through sub-servicers, will be required to:

•	make reasonable efforts to collect all required payments under the residential loans; and

•
follow or cause to be followed the collection procedures as it would follow with respect to the servicing of residential loans that are comparable to the residential loans and held for its own account.  However, these procedures must be consistent with any insurance policy, bond or other instrument described under “Description of Primary Insurance Coverage” or “Description of Credit Support” in this prospectus.

With respect to any series of securities as to which the trust fund includes mortgage securities, the servicer’s servicing and administration obligations, if any, will be pursuant to the terms of these mortgage securities.

In any case in which a residential property has been, or is about to be, conveyed, or in the case of a multifamily residential property, encumbered, by the borrower, the servicer will, to the extent it has knowledge of the conveyance, encumbrance, or proposed conveyance or encumbrance, exercise or cause to be exercised its rights to accelerate the maturity of the residential loan under any applicable due-on-sale or due-on-encumbrance clause.  The servicer will accelerate the maturity only if the exercise of the rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related Insurance Instrument.  If these conditions are not met or if the servicer or sub-servicer reasonably believes it is unable under applicable law to enforce the due-on-sale or due-on-encumbrance clause, the servicer or sub-servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been conveyed, encumbered or is proposed to be conveyed or encumbered.  Pursuant to the assumption and modification agreement, the person to whom the property has been conveyed becomes liable under the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract.  To the extent permitted by applicable law, the borrower remains liable on the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract, provided that coverage under any Insurance Instrument with respect to the residential loan is not adversely affected.

The master servicer can enter into a substitution of liability agreement with the person to whom the property is conveyed, pursuant to which the original borrower is released from liability and the person is substituted as the borrower and becomes liable under the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract.  In connection with any assumption, the interest rate, the amount of the monthly payment or any other term affecting the amount or timing of payment on the residential loan may not be changed if so specified in the applicable prospectus supplement.  Any fee collected by or on behalf of the master servicer for entering into an assumption agreement may be retained by or on behalf of the master servicer as additional compensation for administering of the assets of the trust fund.  See “Certain Legal Aspects of Residential Loans — Enforceability of Certain Provisions” and “— Prepayment Charges and Prepayments” in this prospectus.  The servicer will be required to notify the master servicer, the trustee and any custodian that any assumption or substitution agreement has been completed.

Agency Securities.  The trustee will be required, if it has not received a distribution with respect to any agency security by the date specified in the related prospectus supplement in accordance with the terms of its agency security, to request the issuer or guarantor, if any, of the agency security to make this payment as promptly as possible.  The trustee will be legally permitted to take legal action against the issuer or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection with the agency securities.  The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of the legal action will be reimbursable to the trustee out of the proceeds of the action and will be retained by the trustee prior to the deposit of any remaining proceeds in the Trust Account pending distribution to holders of securities of the related series.  If the proceeds of the legal action may be insufficient to reimburse the trustee for its legal fees and expenses, the trustee will be entitled to withdraw from the Trust Account an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged.

Realization on Defaulted Residential Loans

As servicer of the residential loans, the servicer, on behalf of itself, the trustee and the holders of securities, will present claims to the insurer under each Insurance Instrument, to the extent specified in the related prospectus supplement.  The servicer will be required to take reasonable steps as are necessary to receive payment or to permit recovery under the Insurance Instrument with respect to defaulted residential loans.  The related prospectus supplement may specify that the servicer will not receive payment under any letter of credit included as an Insurance Instrument with respect to a defaulted residential loan unless all Liquidation Proceeds and Insurance Proceeds which it deems to be finally recoverable have been realized.  However, the servicer may be entitled to reimbursement for any unreimbursed advances and reimbursable expenses for the defaulted residential loan.

If any property securing a defaulted residential loan is damaged and proceeds, if any, from the related Primary Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related Primary Credit Insurance Policy, if any, the servicer will not be required to expend its own funds to restore the damaged property unless it determines:

(1)         That the restoration will increase the proceeds to holders of securities on liquidation of the residential loan after reimbursement of the servicer for its expenses; and

(2)         that the expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

If recovery on a defaulted residential loan under any related Primary Credit Insurance Policy is not available for the reasons set forth in the preceding paragraph, or for any other reason, the servicer nevertheless will be obligated to follow or cause to be followed the normal practices and procedures as it deems necessary, and appropriate for the type of defaulted residential loan, or advisable to realize on the defaulted residential loan.  If the proceeds of any liquidation of the property securing the defaulted residential loan are less than the sum of:

•	the outstanding principal balance of the defaulted residential loan (or the Cash Flow Value of the mortgage loan if the security principal balances are based on Cash Flow Values);

•	the amount of any liens senior to the defaulted residential loan plus interest accrued on the defaulted residential loan at the Net Interest Rate; and

•	the aggregate amount of expenses incurred by the servicer in connection with the proceedings and which are reimbursable under the related agreement,

the trust fund will realize a loss in the amount of this difference.

If the servicer recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the servicer, exceed the outstanding principal balance of the defaulted residential loan together with accrued interest at the Net Interest Rate, the servicer will be entitled to reimbursement from the Trust Account for amounts representing its normal administration compensation on the related residential loan.  If the servicer has expended its own funds to restore damaged property and these funds have not been reimbursed under any Insurance Instrument, it will be entitled to reimbursement from the Trust Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount charged.  Because Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the servicer, no payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted residential loan together with accrued interest on the defaulted residential loan at the Net Interest Rate.

In addition, when property securing a defaulted residential loan can be resold for an amount exceeding the outstanding principal balance of the related residential loan together with accrued interest and expenses, it may be expected that, if retention of any amount is legally permissible, the insurer will exercise its right under any related pool insurance policy to purchase the property and realize for itself any excess proceeds.  See “Description of Primary Insurance Coverage” and “Description of Credit Support” in this prospectus.

With respect to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative housing corporation before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan.  See “Certain Legal Aspects of Residential Loans — Foreclosure on Cooperative Shares” in this prospectus.  This approval is usually based on the purchaser’s income and net worth and numerous other factors.  The necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the servicer’s ability to sell, and realize the value of, those shares.

Retained Interest, Administration Compensation and Payment of Expenses

If the related prospectus supplement provides for Retained Interests, they may be established on a loan-by-loan or security-by-security basis and will be specified in the related agreement or in an exhibit to the related agreement.  A Retained Interest in an asset of the trust fund represents a specified portion of the interest payable on the asset.  The Retained Interest will be deducted from related payments as received and will not be part of the related trust fund.  Any partial recovery of interest on a residential loan, after deduction of all applicable administration fees, may be allocated between Retained Interest, if any, and interest at the Net Interest Rate on a pro rata basis.

The related prospectus supplement may specify that the primary administration compensation of the master servicer or the trustee with respect to a series of securities will generally come from the monthly payment to it, with respect to each interest payment on a trust fund asset.  The amount of the compensation may be at a rate equal to one-twelfth of the difference between the interest rate on the asset and the sum of the Net Interest Rate and the Retained Interest Rate, if any, times the scheduled principal balance of the trust fund asset.

With respect to a series of securities as to which the trust fund includes mortgage securities, the compensation payable to the master servicer for servicing and administering these mortgage securities on behalf of the holders of the securities may be based on a percentage per annum described in the related prospectus supplement of the outstanding balance of these mortgage securities and may be retained from distributions on the mortgage securities.  Any sub-servicer may receive a portion of the master servicer’s primary compensation as its sub-servicing compensation.  Similarly, with respect to a series of securities as to which the trust fund includes mortgage securities, the compensation payable to the trustee may be based on a percentage per annum described in the related prospectus supplement of the outstanding balance of these mortgage securities and may be paid to the trustee from distributions on the mortgage securities.  Because any Retained Interest and the primary compensation of the master servicer or the trustee are percentages of the outstanding principal balance of each trust fund asset, these amounts will decrease as the assets of the trust fund amortize.  The related prospectus supplement will describe the calculation of certain fees and expenses of the trust fund.

As additional compensation in connection with a series of securities relating to residential loans, the master servicer or the sub-servicers may be entitled to retain all assumption fees and late payment charges and any prepayment fees collected from the borrowers and any excess recoveries realized on liquidation of a defaulted residential loan.  Any interest or other income that may be earned on funds held in the Trust Account pending monthly, quarterly, semiannual or other periodic distributions, as applicable, or any sub-servicing account may be paid as additional compensation to the trustee, the master servicer or the sub-servicers, as the case may be.  The prospectus supplement will further specify any allocations for these amounts.

With respect to a series of securities relating to residential loans, the master servicer or the sub-servicers, as the case may be, will pay from its administration compensation its regular expenses incurred in connection with its servicing of the residential loans, other than expenses relating to foreclosures and disposition of property acquired in foreclosure.

We anticipate that the administration compensation will in all cases exceed these expenses.  The master servicer or the sub-servicers, as the case may be, is entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted residential loans.  The reimbursement includes under certain circumstances reimbursement of expenditures incurred by it in connection with the restoration of residential properties, this right of reimbursement being prior to the rights of holders of securities to receive any related Liquidation Proceeds.  The master servicer or the sub-servicers may also be entitled to reimbursement from the Trust Account for advances, if applicable.  With respect to a series of securities relating to agency securities, the trustee will be required to pay all of its anticipated recurring expenses.

Evidence as to Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement or trust agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the applicable pooling and servicing agreement or trust agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the applicable pooling and servicing agreement or trust agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default (including any remedial action that has been or will be taken with respect to such default).

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us, the master servicer and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

(a)	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

(d)
a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Certain Matters Regarding the Master Servicer, the Depositor and the Trustee

The Master Servicer.  The master servicer under each pooling and servicing agreement or servicing agreement will be identified in the related prospectus supplement.  Each applicable servicing agreement will generally provide, subject to the description in the applicable prospectus supplement, that:

•	the master servicer may resign from its obligations and duties under such agreement with the prior written approval of the depositor and the trustee; and

•	shall resign if a determination is made that its duties under the related agreement are no longer permissible under applicable law; and

•
the resignation will not become effective until a successor master servicer meeting the eligibility requirements set forth in the servicing agreement has assumed, in writing, the master servicer’s obligations and responsibilities under such agreement.

Each applicable servicing agreement will further provide that neither the master servicer nor any director, officer, employee, or agent of the master servicer will be under any liability to the related trust fund or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the servicing agreement, or for errors in judgment.  However, neither the master servicer nor any person will be protected, in general,

•	against any liability for any breach of warranties or representations made in the servicing agreement; or

•	against any specific liability imposed on the master servicer; or

o	by the terms of the servicing agreement; or

o	by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement; or

o	by reason of reckless disregard of obligations and duties under the related applicable servicing agreement.

The master servicer and any director, officer, employee or agent of the master servicer will be entitled to rely in good faith on any document of any kind on its face properly executed and submitted by any person respecting any matters arising under the related servicing agreement.  Each applicable servicing agreement may further provide that the master servicer and any director, officer, employee or agent of the master servicer will be

•	entitled to indemnification by the trust fund; and

•
will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the servicing agreement or the securities, the Pool Insurance Policy, the special hazard insurance policy and the Bankruptcy Bond, if any, other than

o	any loss, liability, or expense related to any specific residential loan or residential loans;

o	any loss, liability, or expense otherwise reimbursable pursuant to such agreement; and

o
any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under such agreement.

In addition, each applicable servicing agreement will provide that the master servicer will be under no obligation to appear in, prosecute, or defend any legal action which is not incidental to its duties under the servicing agreement and which in its opinion may involve it in any expense or liability.  The master servicer may be permitted, however, in its discretion to undertake any action which it may deem necessary or desirable with respect to the applicable servicing agreement and the rights and duties of the parties to the servicing agreement and the interests of the holders of securities under the applicable servicing agreement.  In that event, the legal expenses and costs of the action and any liability resulting from taking the actions will be expenses, costs and liabilities of the trust fund.  The master servicer will be entitled to be reimbursed for these expenses out of the Trust Account.  This right of reimbursement is prior to the rights of holders of securities to receive any amount in the Trust Account.

Any entity into which the master servicer may be merged, consolidated or converted, or any entity resulting from any merger, consolidation or conversion to which the master servicer is a party, or any entity succeeding to the business of the master servicer, will be the successor of the master servicer under each servicing agreement.  However, the successor or surviving entity must meet the qualifications specified in the related prospectus supplement.

The related prospectus supplement may specify that the master servicer’s duties may be terminated if a termination fee is paid, and the master servicer may be replaced with a successor meeting the qualifications specified in the related prospectus supplement.

The Depositor.  Each applicable agreement will provide that neither the depositor nor any director, officer, employee, or agent of the depositor shall be under any liability to the related trust fund or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment.  However, neither the depositor nor any person will be protected against any liability for any breach of warranties or representations made in the agreement or against any specific liability imposed on the depositor by the terms of the agreement or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement.  The depositor and any director, officer, employee or agent of the depositor will be entitled to rely in good faith on any document of any kind on its face properly executed and submitted by any person respecting any matters arising under the related agreement.

Each agreement will further provide that the depositor and any director, officer, employee or agent of the depositor will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to:

•	the agreement or the securities;

•	any Pool Insurance Policy;

•	any special hazard insurance policy and the Bankruptcy Bond; or

•	any agency securities,

other than any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement.

In addition, each agreement will provide that the depositor will be under no any obligation to appear in, prosecute, or defend any legal action which is not incidental to its duties under the related agreement and which in its opinion may involve it in any expense or liability.  The depositor may be permitted, however, in its discretion to undertake any action which it may deem necessary or desirable with respect to the related agreement and the rights and duties of the parties to the related agreement and the interests of the holders of securities under the related agreement.  In that event, the legal expenses and costs of the action and any liability resulting from taking these actions will be expenses, costs and liabilities of the trust fund.  The depositor will be entitled to be reimbursed for those expenses out of the Trust Account.  This right of reimbursement will be prior to the rights of holders of securities to receive any amount in the Trust Account.

Any entity into which the depositor may be merged, consolidated or converted, or any entity resulting from any merger, consolidation or conversion to which the depositor is a party, or any entity succeeding to the business of the depositor will be the successor of the depositor under each agreement.

The Trustees.  Each trustee for any series of securities will be required to be an entity possessing corporate trust powers having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority as identified in the related prospectus supplement.  The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and its affiliates and the master servicer, if any, and its affiliates.  For the purpose of meeting the legal requirements of certain local jurisdictions, the depositor or the trustee may have the power to appoint co-trustees or separate trustees of all or any part of the trust fund.  If the appointment occurs, all rights, powers, duties and obligations conferred or imposed on the trustee by the agreement relating to the series shall be conferred or imposed on the trustee and the separate trustee or co-trustee jointly.  In any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, the rights, powers and duties shall be conferred or imposed on the separate trustee or co-trustee singly.  The separate trustee or co-trustee will be required to exercise and perform these rights, powers, duties and obligations solely at the direction of the trustee.

The trustee may resign at any time, in which event the depositor or the other party specified in the related agreements will be obligated to appoint a successor trustee.  The depositor or the other party specified in the related agreements may also remove the trustee if the trustee ceases to be eligible to continue as such under the agreement or if the trustee becomes insolvent, incapable of acting or a receiver or similar person shall be appointed to take control of its affairs.  In these circumstances, the depositor or the other party specified in the related agreements will be obligated to appoint a successor trustee.  The holders of securities evidencing not less than a majority of the voting rights allocated to the securities may at any time remove the trustee and appoint a successor trustee by written instrument in accordance with additional procedures set forth in the related agreement.  Any resignation or removal of the trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by a successor trustee.

Duties of the Trustees.  The trustee will make no representations as to the validity or sufficiency of any agreement, the securities, any asset of the trust fund or related document other than the certificate of authentication on the forms of securities, and will not assume any responsibility for their correctness.  The trustee under any agreement will not be accountable for the use or application by or on behalf of the master servicer of any funds paid to the master servicer in respect of the securities, the assets of the trust fund, or deposited into or withdrawn from the Trust Account or any other account by or on behalf of the depositor or the master servicer.  If no event of default has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related agreement.  However, when the trustee receives the various certificates, reports or other instruments required to be furnished to it under an agreement, the trustee will be required to examine those documents and to determine whether they conform to the requirements of the agreement.

Each agreement may further provide that neither the trustee nor any director, officer, employee, or agent of the trustee shall be under any liability to the related trust fund or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment.  However, neither the trustee nor any person will be protected against specific liability imposed on the trustee by the terms of the agreement or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement.  The trustee and any director, officer, employee or agent of the trustee may rely in good faith on any document of any kind on its face properly executed and submitted by any person respecting any matters arising under the related agreement.

Each agreement may further provide that the trustee and any director, officer, employee or agent of the trustee will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the agreement, the securities or the agency securities.  However, the trustee may not be held harmless against any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement.

Deficiency Events

With respect to each series of securities with distribution dates occurring at intervals less frequently than monthly, and with respect to each series of securities including two or more classes with sequential priorities for distribution of principal, the following provisions may apply if specified in the related prospectus supplement.

A deficiency event with respect to the securities of any of the series is the inability to distribute to holders of one or more classes of securities of these series, in accordance with the terms of the securities and the related agreement, any distribution of principal or interest on these securities when and as distributable, in each case because of the insufficiency for the purpose of the funds then held in the related trust fund.

If a deficiency event occurs, the trustee or master servicer, as may be set forth in the related prospectus supplement, may be required to determine the sufficiency of funds available to make future required distributions on the securities.

The trustee or master servicer may obtain and rely on an opinion or report of a firm of independent accountants of recognized national reputation as to the sufficiency of the amounts receivable with respect to the trust fund to make the distributions on the securities, which opinion or report will be conclusive evidence as to sufficiency.  Prior to making this determination, distributions on the securities shall continue to be made in accordance with their terms.

If the trustee or master servicer makes a positive determination, the trustee or master servicer will apply all amounts received in respect of the related trust fund, after payment of expenses of the trust fund, to distributions on the securities of the series in accordance with their terms.  However, these distributions will be made monthly and without regard to the amount of principal that would otherwise be distributable on any distribution date.  Under certain circumstances following the positive determination, the trustee or master servicer may resume making distributions on the securities expressly in accordance with their terms.

If the trustee or master servicer is unable to make the positive determination described above, the trustee or master servicer will apply all amounts received in respect of the related trust fund, after payment of expenses, to monthly distributions on the securities of the series pro rata, without regard to the priorities as to distribution of principal set forth in these securities.  Also, these securities will, to the extent permitted by applicable law, accrue interest at the highest security interest rate borne by any security of the series.  Alternatively, if any class of the series shall have an adjustable or variable security interest rate, interest will accrue at the weighted average security interest rate, calculated on the basis of the maximum security interest rate applicable to the class having the initial security principal balance of the securities of that class.  In this case, the holders of securities evidencing a majority of the voting rights allocated to the securities may direct the trustee to sell the related trust fund.  Any direction to sell the trust fund will be irrevocable and binding on the holders of all securities of the series and on the owners of any residual interests in the trust fund.  In the absence of this direction, the trustee may not sell all or any portion of the trust fund.

Events of Default

Pooling and Servicing Agreements.  Events of default under each pooling and servicing agreement will be specified in the related prospectus supplement, and will generally consist of:

•
any failure by the master servicer to distribute or cause to be distributed to holders of the certificates, or the failure of the master servicer to remit funds to the trustee for this distribution, which continues unremedied for five days or another period specified in the servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

•
any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for sixty days or another period specified in the pooling and servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

•
certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations; and

•	any other event of default specified in the pooling and servicing agreement.

A default pursuant to the terms of any mortgage securities included in any trust fund will not constitute an event of default under the related pooling and servicing agreement.

So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of certificates evidencing a percentage of the voting rights allocated to the certificates as may be specified in the pooling and servicing agreement will be required to, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement and in and to the residential loans and the proceeds of the residential loans.  The trustee or another successor servicer will then succeed to all responsibilities, duties and liabilities of the master servicer and will be entitled to similar compensation arrangements.

If the trustee would be obligated to succeed the master servicer but is unwilling to act as master servicer, it may, or if it is unable so to act, it shall, appoint, or petition a court of competent jurisdiction for the appointment of, an approved mortgage servicing institution with a net worth of at least

$10,000,000, or other amount as may be specified in the related agreement, to act as successor to the master servicer under the pooling and servicing agreement.  Pending the appointment, the trustee is obligated to act in this capacity.  The trustee and the successor master servicer may agree on the administration compensation to be paid, which in no event may be greater than the compensation to the master servicer under the pooling and servicing agreement.

No holder of the certificate will have the right under any pooling and servicing agreement to institute any proceeding with respect to its certificates unless permitted in the related agreement and:

•
the holder previously has given to the trustee written notice of an event of default or of a default by the depositor or the trustee in the performance of any obligation under the pooling and servicing agreement, and of the continuance of the event of default;

•
the holders of certificates evidencing not less than 25% of the voting rights allocated to the certificates, or other percentages specified in the agreement, have made written request to the trustee to institute the proceeding in its own name as trustee and have offered to the trustee reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred by instituting the proceedings; and

•	the trustee for 60 days after receipt of notice, request and offer of indemnity has neglected or refused to institute any proceeding.

The trustee, however, is generally under no obligation to

•	exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising under the pooling and servicing agreement; or

•
institute, conduct, or defend any litigation under, or in relation to, the pooling and servicing agreement, at the request, order or direction of any of the holders of certificates covered by the pooling and servicing agreement, unless the holders of the certificates have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in the undertaking.

Servicing Agreement.  Servicing defaults under the related servicing agreement will be specified in the related prospectus supplement and will generally include:

•
any failure by the servicer or the master servicer, as applicable, to pay or cause to be paid to holders of the securities, or the failure of the master servicer to remit funds to the trustee for the payment which continues unremedied for the period specified in the servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

•
any failure by the servicer or the master servicer, as applicable, duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for the period specified in the pooling and servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

•
certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the servicer or the master servicer, as applicable, indicating its insolvency or inability to pay its obligations; and

•	any other servicing default specified in the servicing agreement.

So long as a servicing default remains unremedied, either the depositor or the trustee may, by written notification to the applicable servicer and to the issuer or the trustee or trust fund, as applicable, terminate all of the rights and obligations of the applicable servicer under the servicing agreement.  However, the right of the applicable servicer as noteholder or as holder of the Equity Certificates and the right to receive servicing compensation and expenses for servicing the mortgage loans during any period prior to the date of the termination may not be terminated.  The trustee, the master servicer or another successor servicer will then succeed to all responsibilities, duties and liabilities of the applicable servicer and will be entitled to similar compensation arrangements.

If the trustee or the master servicer would be obligated to succeed the applicable servicer but is unwilling so to act, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of an amount specified in the related agreement, to act as successor to the applicable servicer under the servicing agreement.  Pending this appointment, the trustee or the master servicer is obligated to act in that capacity.  The trustee or the master servicer and the successor applicable servicer may agree on the servicing compensation to be paid, which in no event may be greater than the compensation to the initial applicable servicer under the servicing agreement.

Indenture.  Events of default under the indenture will be specified in the related prospectus supplement and will generally include:

•	a default for five days or more, or another period of time specified in the related indenture, in the payment of any principal of or interest on any note of the related series;

•
failure to perform any other covenant of the issuer or the trust fund in the indenture which continues for the period specified in the related indenture, after notice of the event of default is given in accordance with the procedures described in the related indenture;

•
any representation or warranty made by the issuer or the trust fund in the indenture or in any other writing delivered in connection with the indenture having been incorrect in a material respect as of the time made, and the breach is not cured within the period specified in the related indenture, after notice of the breach is given in accordance with the procedures described in the related indenture;

•	certain events of bankruptcy, insolvency, receivership or liquidation of the issuer or the trust fund; and

•	any other event of default provided with respect to notes of that series.

If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the voting rights allocable to the notes, or another percentage specified in the indenture, may declare the principal amount of all the notes of the series to be due and payable immediately.  This declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, regardless of acceleration, elect to

•	maintain possession of the collateral securing the notes of the series; and

•	continue to apply payments on the collateral as if there had been no declaration of acceleration.

The trustee may only do so if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration.

In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless

•	the holders of 100% of the voting rights allocated to the notes of the series consent to the sale;

•	the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale;

•
the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the related notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66-2/3 % of the then aggregate outstanding amount of the notes of the series; or

•	the trustee satisfies the other requirements as may be set forth in the related indenture.

If the trustee liquidates the collateral in connection with an event of default under the indenture, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses.  As a result, if an event of default occurs under the indenture, the amount available for payments to the noteholders would be less than would otherwise be the case.  However, the trustee will not be permitted to institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default under the indenture.

If the principal of the notes of a series is declared due and payable, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the related note less the amount of the discount that is unamortized.

No noteholder generally will have any right under an indenture to institute any proceeding with respect to the related agreement unless permitted by the indenture and

•	the holder previously has given to the trustee written notice of default and the continuance of a default;

•	the holders of notes or Equity Certificates of any class evidencing not less than 25% of the voting rights allocated to the notes, or another percentage specified in the indenture:

o	have made written request to the trustee to institute the proceeding in its own name as trustee; and

o	have offered to the trustee reasonable indemnity;

•	the trustee has neglected or refused to institute any proceeding for 60 days after receipt of a request and indemnity; and

•	no direction inconsistent with the written request has been given to the trustee during the 60-day period by the holders of a majority of the note principal balances of the related class.

However, the trustee will generally be under no obligation to

•	exercise any of the trusts or powers vested in it by the indenture; or

•	institute, conduct or defend any litigation under the indenture or in relation to the indenture at the request, order or direction of any of the holders of notes covered by the agreement,

unless those holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in this undertaking.

Amendment

With respect to each series of securities, each agreement governing the rights of the holders of the securities may generally be amended by the parties to the agreement, without the consent of any of the holders of securities, to the extent provided therein, including:

(1)         to conform the provisions of such agreement to the description of those provisions in this prospectus and in the applicable prospectus supplement;

(2)         to cure any ambiguity;

(3)         to correct or supplement any provision in any agreement which may be defective or inconsistent with any other provision in any agreement;

(4)         to make any other provisions with respect to matters or questions arising under the agreement; and

(5)         if the amendment, as evidenced by an opinion of counsel, is reasonably necessary to comply with any requirements imposed by the Code or any successor or mandatory statutes or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax law or any proposed action which, if made effective, would apply retroactively to the trust fund at least from the effective date of the amendment, provided that any required action described in clause (4) above will not adversely affect in any material respect the interests of any holder of the securities affected thereby covered by the agreement.  Each agreement may also be amended, subject to certain restrictions to continue favorable tax treatment of the entity by the parties to this agreement, with the consent of the holders of securities evidencing not less than 51% of the voting rights allocated to the securities, or another percentage specified in the applicable agreement, for any purpose.  However, no amendment may

(a)
reduce in any manner the amount of, or delay the timing of, payments received on assets of the trust fund which are required to be distributed on any security without the consent of the holder of the security; or

(b)
reduce the applicable percentage of voting rights required for the consent to the amendment without the consent of the holders of all securities of the related series then outstanding, or as otherwise provided in the related agreement.

Termination

The obligations created by the agreement for each series of securities will generally terminate when any of the following first occurs:

•	the payment to the holders of securities of that series of all amounts held in the Trust Account and required to be paid to the holders of securities pursuant to the agreement;

•	the final payment or other liquidation, including the disposition of all property acquired upon foreclosure or repossession, of the last trust fund asset remaining in the related trust fund; or

•	the purchase of all of the assets of the trust fund by the party entitled to effect the termination,

in each case, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust created by the agreement continue beyond the period specified in the related prospectus supplement.  Written notice of termination of the agreement will be given to each holder of securities.  The final distribution will be made only after surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination.

The exercise of the right to purchase the assets of the trust fund as set forth in the preceding paragraph will effect early retirement of the securities of that series.

Voting Rights

Voting rights allocated to securities of a series will generally be based on security principal balances.  Any other method of allocation will be specified in the related prospectus supplement.  The prospectus supplement may specify that a provider of credit support may be entitled to direct certain actions of the master servicer and the trustee or to exercise certain rights of the master servicer, the trustee or the holders of securities.

DESCRIPTION OF PRIMARY INSURANCE COVERAGE

The prospectus supplement may specify that each residential loan may be covered by a Primary Hazard Insurance Policy and, if required as described in the related prospectus supplement, a Primary Credit Insurance Policy.  In addition, the prospectus supplement may specify that a trust fund may include any combination of a Pool Insurance Policy, a special Hazard Insurance Policy, a bankruptcy bond or another form of credit support, as described under “Description of Credit Support.”

The following is only a brief description of certain insurance policies and does not purport to summarize or describe all of the provisions of these policies.  This insurance is subject to underwriting and approval of individual residential loans by the respective insurers.

Primary Credit Insurance Policies

The prospectus supplement will specify whether the master servicer will be required to maintain or cause to be maintained in accordance with the underwriting standards adopted by the depositor a Primary Credit Insurance Policy with respect to each residential loan, other than Multifamily Loans, FHA loans, and VA loans, for which this insurance is required, as described under “Description of the Securities — Realization on Defaulted Residential Loans” in this prospectus.

The master servicer will be required to cause to be paid on a timely basis the premium for each Primary Credit Insurance Policy.  The master servicer, or the related sub-servicer, if any, will be required to exercise its best reasonable efforts to be named the insured or a loss payee under any Primary Credit Insurance Policy.  The ability to assure that Insurance Proceeds are appropriately applied may be dependent on its being so named, or on the extent to which information in this regard is furnished by borrowers.  All amounts collected by the master servicer under any policy will be required to be deposited in the Trust Account.  The master servicer will generally not be permitted to cancel or refuse to renew any Primary Credit Insurance Policy in effect at the time of the initial issuance of the securities that is required to be kept in force under the related agreement.  However, the master servicer may cancel or refuse to renew any Primary Credit Insurance Policy, if it uses its best efforts to obtain a replacement Primary Credit Insurance Policy for the canceled or nonrenewed policy maintained with an insurer the claims-paying ability of which is acceptable to the rating agency or agencies for pass-through certificates or notes having the same rating as the securities on their date of issuance.

As conditions precedent to the filing or payment of a claim under a Primary Credit Insurance Policy, the insured typically will be required, if a default by the borrower occurs, among other things, to:

•	advance or discharge

o	hazard insurance premiums; and

o	as necessary and approved in advance by the insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

•
if any physical loss or damage to the residential property occurs, have the residential property restored to at least its condition at the effective date of the Primary Credit Insurance Policy, with ordinary wear and tear excepted; and

•	tender to the insurer good and merchantable title to, and possession of, the residential property.

FHA Insurance and VA Guarantees

Residential loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1934, as amended.  Certain residential loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program.  These programs generally limit the principal amount and interest rates of the mortgage loans insured.  The prospectus supplement relating to securities of each series evidencing interests in a trust fund including FHA loans will set forth additional information regarding the regulations governing the applicable FHA insurance programs.  The following, together with any further description in the related prospectus supplement, describes FHA insurance programs and regulations as generally in effect with respect to FHA loans.

The insurance premiums for FHA loans are collected by lenders approved by the Department of Housing and Urban Development or by the master servicer or any sub-servicer and are paid to the FHA.  The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure or other acquisition of possession and conveyance of the mortgage premises to the United States of America or upon assignment of the defaulted loan to the United States of America.  With respect to a defaulted FHA-insured residential loan, the master servicer or any sub-servicer will be limited in its ability to initiate foreclosure proceedings.  When it is determined, either by the master servicer or any sub-servicer or HUD, that default was caused by circumstances beyond the borrower’s control, the master servicer or any sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower.  These forbearance plans may involve the reduction or suspension of regular mortgage payments for a specified period, with the payments to be made on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than residential loans originated under the Title I Program of the FHA, beyond the maturity date.  In addition, when a default caused by circumstances beyond a borrower’s control is accompanied by certain other criteria, HUD may provide relief by making payments.  These payments are to be repaid to HUD by borrower, to the master servicer or any sub-servicer in partial or full satisfaction of amounts due under the residential loan or by accepting assignment of the loan from the master servicer or any sub-servicer.  With certain exceptions, at least three full monthly installments must be due and unpaid under the FHA loan, and HUD must have rejected any request for relief from the borrower before the master servicer or any sub-servicer may initiate foreclosure proceedings.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD.  Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965.  HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate.  The master servicer or any sub-servicer of each FHA-insured single family loan will generally be obligated to purchase any debenture issued in satisfaction of the residential loan if a default occurs for an amount equal to the principal amount of any debenture.

Other than in relation to the Title I Program of the FHA, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted residential loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default.  When entitlement to insurance benefits results from foreclosure or other acquisition of possession and conveyance to HUD, the master servicer or sub-servicer will be compensated for no more than two-thirds of its foreclosure costs, and will be compensated for interest accrued and unpaid prior to this date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD.  When entitlement to insurance benefits results from assignment of the residential loan to HUD, the insurance payment will include full compensation for interest accrued and unpaid to the assignment date.  The insurance payment itself, upon foreclosure of an FHA-insured residential loan, bears interest from a date 30 days after the borrower’s first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

Residential loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman’s Readjustment Act of 1944, as amended.  The Serviceman’s Readjustment Act of 1944, as amended, permits a veteran, or in certain instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA.  The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years’ duration.  However, no residential loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for the related residential loan.  The prospectus supplement relating to securities of each series evidencing interests in a trust fund including VA loans will set forth additional information regarding the regulations governing the applicable VA insurance programs.

With respect to a defaulted VA guaranteed residential loan, the master servicer or sub-servicer will be, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months.  Generally, a claim for the guarantee will be submitted after liquidation of the residential property.

The amount payable under the guarantee will be the percentage of the VA-insured residential loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations.  Payments under the guarantee will generally be equal to the unpaid principal amount of the residential loan, interest accrued on the unpaid balance of the residential loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that these amounts have not been recovered through liquidation of the residential property.  The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

Primary Hazard Insurance Policies

The related prospectus supplement may specify that the related servicing agreement will require the master servicer to cause the borrower on each residential loan to maintain a Primary Hazard Insurance Policy.  This coverage will be specified in the related prospectus supplement, and in general will equal the lesser of the principal balance owing on the residential loan and the amount necessary to fully compensate for any damage or loss to the improvements on the residential property on a replacement cost basis.  In either case, the coverage may not be less than the amount necessary to avoid the application of any co-insurance clause contained in the policy.  The master servicer, or the related sub-servicer, if any, will be required to exercise its best reasonable efforts to be named as an additional insured under any Primary Hazard Insurance Policy and under any flood insurance policy referred to below.  The ability to assure that hazard Insurance Proceeds are appropriately applied may be dependent on its being so named, or on the extent to which information in this regard is furnished by borrowers.  All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the residential property or released to the borrower in accordance with the master servicer’s normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Trust Account.

Each servicing agreement provides that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer’s maintaining a blanket policy insuring against hazard losses on the residential loans.  If the blanket policy contains a deductible clause, the master servicer will generally be required to deposit in the Trust Account all sums which would have been deposited in the Trust Account but for this clause.  The master servicer will also generally be required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees.  This policy will generally provide coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions in failing to maintain insurance, subject to limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.  The policies relating to the residential loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms.  Therefore, the policies will not contain identical terms and conditions.  The basic terms of those policies are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from the following:

•	war;

•	revolution;

•	governmental actions;

•	floods and other water-related causes;

•	earth movement, including earthquakes, landslides and mudflows;

•	nuclear reactions;

•	wet or dry rot;

•	vermin, rodents, insects or domestic animals;

•	theft; and

•	in certain cases, vandalism.

The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

When a residential property is located at origination in a federally designated flood area, each servicing agreement may require the master servicer to cause the borrower to acquire and maintain flood insurance in an amount equal in general to the lesser of:

(1)         the amount necessary to fully compensate for any damage or loss to the improvements which are part of the residential property on a replacement cost basis; and

(2)         the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.

The hazard insurance policies covering the residential properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss.  If the insured’s coverage falls below this specified percentage, this clause generally provides that the insurer’s liability if a partial loss occurs does not exceed the greater of:

(1)         the replacement cost of the improvements less physical depreciation; and

(2)         that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

The related agreement will generally not require that a hazard or flood insurance policy be maintained for any Cooperative Loan.  Generally, the cooperative housing corporation is responsible for maintenance of hazard insurance for the property owned by it and the tenant-stockholders of that cooperative housing corporation do not maintain individual hazard insurance policies.  To the extent, however, that a cooperative housing corporation and the related borrower on a cooperative note do not maintain similar insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to the borrower’s cooperative apartment or the building could significantly reduce the value of the collateral securing the cooperative note.

The effect of co-insurance if a partial loss occurs on improvements securing residential loans may be that hazard Insurance Proceeds may be insufficient to restore fully the damaged property because:

(1)         the amount of hazard insurance the master servicer will be required to cause to be maintained on the improvements securing the residential loans will decline as the principal balances owing on them decrease; and

(2)         residential properties have historically appreciated in value over time.

Under the terms of the residential loans, borrowers are generally required to present claims to insurers under hazard insurance policies maintained on the residential properties.

The master servicer, on behalf of the trustee and holders of securities, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on residential properties.  The ability of the master servicer to present or cause to be presented these claims is dependent on the extent to which information in this regard is furnished to the master servicer by borrowers.  However, the related prospectus supplement may specify that to the extent of the amount available to cover hazard losses under the special hazard insurance policy for a series, holders of securities may not suffer loss by reason of delinquencies or foreclosures following hazard losses, whether or not subject to co-insurance claims.

DESCRIPTION OF CREDIT SUPPORT

The related prospectus supplement will specify whether the trust fund that includes residential loans for a series of securities includes credit support for such series or for one or more classes of securities comprising such series, which credit support may consist of any combination of the following separate components, any of which may be limited to a specified percentage of the aggregate principal balance of the residential loans covered by such credit support or a specified dollar amount:

•	a Pool Insurance Policy;

•	a special hazard insurance policy;

•	a Bankruptcy Bond;

•	a surety bond or security insurance policy;

•	a letter of credit;

•	a derivative product; or

•	a Reserve Fund.

Alternatively, the prospectus supplement relating to a series of securities will specify whether credit support may be provided by subordination of one or more classes of securities or by overcollateralization, in combination with or in lieu of any one or more of the instruments set forth above.  See “Description of the Securities — Subordination” and “Description of Credit Support — Overcollateralization” in this prospectus.  The amount and type of credit support with respect to a series of securities or with respect to one or more classes of securities comprising the related series, and the borrowers on the credit support, will be set forth in the related prospectus supplement.

To the extent provided in the related prospectus supplement and the agreement, credit support may be periodically reduced based on the aggregate outstanding principal balance of the residential loans covered by the credit support.

Pool Insurance Policies

The prospectus supplement relating to a series of securities may specify that the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained a Pool Insurance Policy in full force and effect, unless coverage under the Pool Insurance Policy has been exhausted through payment of claims.  The Pool Insurance Policy for any series of securities will be issued by the pool insurer named in the related prospectus supplement.  The master servicer will be required to pay the premiums for each Pool Insurance Policy on a timely basis unless, as described in the related prospectus supplement, the payment of these fees is otherwise provided.  The master servicer will be required to present or cause to be presented claims under each Pool Insurance Policy to the pool insurer on behalf of itself, the trustee and the holders of securities.  Pool Insurance Policies, however, are not blanket policies against loss, because claims under these policies may be made only if certain conditions are satisfied, as described below and, if applicable, in the related prospectus supplement.

Pool Insurance Policies do not cover losses arising out of the matters excluded from coverage under Primary Credit Insurance Policies, FHA Insurance or VA Guarantees or losses due to a failure to pay or denial of a claim under a Primary Credit Insurance Policy, FHA Insurance or VA Guarantee, irrespective of the reason for the failure.

Pool Insurance Policies in general provide that no claim may be validly presented under Pool Insurance Policies with respect to a residential loan unless:

•	an acceptable Primary Credit Insurance Policy, if the initial Collateral Value of the residential loan exceeded 80%, has been kept in force until the Collateral Value is reduced to 80%;

•
premiums on the Primary Hazard Insurance Policy have been paid by the insured and real estate taxes (if applicable) and foreclosure, protection and preservation expenses have been advanced by or on behalf of the insured, as approved by the pool insurer;

•
if there has been physical loss or damage to the residential property, it has been restored to its physical condition at the time the residential loan became insured under the Pool Insurance Policy, subject to reasonable wear and tear; and

•
the insured has acquired good and merchantable title to the residential property, free and clear of all liens and encumbrances, except permitted encumbrances, including any right of redemption by or on behalf of the borrower, and if required by the pool insurer, has sold the property with the approval of the pool insurer.

Assuming the satisfaction of these conditions, the pool insurer typically has the option to either

(1)         acquire the property securing the defaulted residential loan for a payment equal to the principal balance of the loan plus accrued and unpaid interest at its interest rate to the date of acquisition and certain expenses described above advanced by or on behalf of the insured.  This option is conditioned on the pool insurer being provided with good and merchantable title to the residential property, unless the property has been conveyed pursuant to the terms of the applicable Primary Credit Insurance Policy; or

(2)         pay the amount by which the sum of the principal balance of the defaulted residential loan and accrued and unpaid interest at its interest rate to the date of the payment of the claim and these expenses exceeds the proceeds received from a sale of the residential property that the pool insurer has approved.

In both (1) and (2), the amount of payment under a Pool Insurance Policy will generally be reduced by the amount of the loss paid under any Primary Credit Insurance Policy.

Unless earlier directed by the pool insurer, a claim under a Pool Insurance Policy generally must be filed

(1)         in the case when a Primary Credit Insurance Policy is in force, within a specified number of days after the claim for loss has been settled or paid under a Primary Credit Insurance Policy, or after acquisition by the insured or a sale of the property approved by the pool insurer, whichever is later; or

(2)         in the case when a Primary Credit Insurance Policy is not in force, within a specified number of days after acquisition by the insured or a sale of the property approved by the pool insurer.

A claim must be paid within a specified period after the claim is made by the insured.

The prospectus supplement relating to a series of securities will specify whether the amount of coverage under each Pool Insurance Policy will be reduced over the life of the securities of the series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all acquired properties.  The amount of claims paid will generally include certain expenses incurred by the master servicer as well as accrued interest on delinquent residential loans to the date of payment of the claim.  However, holders of securities may experience a shortfall in the amount of interest distributed in connection with the payment of claims under a Pool Insurance Policy.  This shortfall may result because the pool insurer will be required to remit only unpaid interest through the date a claim is paid, rather than unpaid interest through the end of the month in which the claim is paid.

In addition, holders of securities may experience losses in connection with payments made under a Pool Insurance Policy to the extent that the master servicer expends funds for the purpose of enabling it to make a claim under the Pool Insurance Policy.  These expenditures by the master servicer could include amounts necessary to cover real estate taxes and to repair the related residential property.  The master servicer will be reimbursed for the expenditures from amounts that otherwise would be distributed to holders of securities, and the expenditures will not be covered by payments made under the related Pool Insurance Policy.  See “Certain Legal Aspects of Residential Loans — Foreclosure on Mortgages” and “— Repossession with respect to Manufactured Housing Contracts that are not Land Contracts” in this prospectus.  Accordingly, if aggregate net claims paid under a Pool Insurance Policy reach the applicable policy limit, coverage under that Pool Insurance Policy will be exhausted.  As a result, any further losses will be borne by holders of securities of the related series.

If a pool insurer ceases to be a Qualified Insurer, the master servicer will be required to use its best reasonable efforts to obtain or cause to be obtained from another Qualified Insurer a replacement insurance policy comparable to the Pool Insurance Policy with a total coverage equal to the then outstanding coverage of the Pool Insurance Policy.  However, the related prospectus supplement will specify whether if the cost of the replacement policy is greater than the cost of the Pool Insurance Policy, the coverage of the replacement policy may be reduced to a level such that its premium rate does not exceed the premium rate on the Pool Insurance Policy.  However, if the pool insurer ceases to be a Qualified Insurer solely because it ceases to be approved as an insurer by Freddie Mac, Fannie Mae, or any successor entity, the master servicer will be required to review, or cause to be reviewed, the financial condition of the pool insurer with a view towards determining whether recoveries under the Pool Insurance Policy are jeopardized for reasons related to the financial condition of the pool insurer.  If the master servicer determines that recoveries are so jeopardized, it will be required to exercise its best reasonable efforts to obtain from another Qualified Insurer a replacement policy as described above, subject to the same cost limitation.

Because each Pool Insurance Policy will require that the property subject to a defaulted residential loan be restored to its original condition prior to claiming against the pool insurer, this policy will not provide coverage against hazard losses.  As set forth under “Description of Primary Insurance Coverage — Primary Hazard Insurance Policies” in this prospectus, the Primary Hazard Insurance Policies covering the residential loans typically exclude from coverage physical damage resulting from a number of causes.  Even when the damage is covered, the Primary Hazard Insurance Policies may afford recoveries that are significantly less than full replacement cost of the losses.  Further, a special hazard insurance policy will not cover all risks, and the coverage under this type of policy will be limited in amount.  Certain hazard risks will, as a result, be uninsured and will therefore be borne by you.

Special Hazard Insurance Policies

The prospectus supplement with respect to a series of securities may specify that the master servicer will be required to obtain a special hazard insurance policy for the series.  This policy will be issued by the special hazard insurer specified in the prospectus supplement and cover any special hazard amount as described in the immediately succeeding paragraph.  The master servicer will be obligated to exercise its best reasonable efforts to keep or cause to be kept a special hazard insurance policy in full force and effect, unless coverage under the policy has been exhausted through payment of claims.  However, the master servicer will be under no obligation to maintain the policy if a Pool Insurance Policy covering the series is no longer in effect.  The master servicer will be obligated to pay the premiums on each special hazard insurance policy on a timely basis unless, as described in the related prospectus supplement, payment of these premiums is otherwise provided for.

Claims under each special hazard insurance policy will generally be limited to:

(1)         a percentage set forth in the related prospectus supplement, which is generally not greater than 1%, of the aggregate principal balance as of the Cut-Off Date of the residential loans comprising the related trust fund;

(2)         twice the unpaid principal balance as of the Cut-Off Date of the largest residential loan in the trust fund; or

(3)         the greatest aggregate principal balance of residential loans secured by residential properties located in any one California postal zip code area, whichever is the greatest.

As more specifically provided in the related prospectus supplement, each special hazard insurance policy will, subject to limitations of the kind described below, typically protect holders of securities of the related series from:

•
loss by reason of damage to residential properties caused by certain hazards, including earthquakes and mudflows, not insured against under the Primary Hazard Insurance Policies or a flood insurance policy if the property is in a federally designated flood area; and

•	loss from partial damage caused by reason of the application of the co-insurance clause contained in the Primary Hazard Insurance Policies.

Special hazard insurance policies will typically not cover losses such as those occasioned by:

•	normal wear and tear;

•	war;

•	civil insurrection;

•	certain governmental actions;

•	errors in design;

•	faulty workmanship or materials;

•	except under certain circumstances; nuclear or chemical reaction or contamination;

•	flood; if the property is located in a federally designated flood area; and

•	certain other risks.

Subject to the foregoing limitations, each special hazard insurance policy will typically provide that, when there has been damage to property securing a defaulted residential loan acquired by the insured and to the extent the damage is not covered by the related Primary Hazard Insurance Policy or flood insurance policy, the insurer will pay the lesser of:

(1)         the cost of repair to the property; and

(2)         when transfer of the property to the insurer occurs, the unpaid principal balance of the residential loan at the time of acquisition of the property by foreclosure, deed in lieu of foreclosure or repossession, plus

(a)	accrued interest at the interest rate to the date of claim settlement and

(b)	certain expenses incurred by or on behalf of the master servicer with respect to the property.

The amount of coverage under the special hazard insurance policy will be reduced by the sum of:

(a)	the unpaid principal balance plus accrued interest and certain expenses paid by the insurer, less any net proceeds realized by the insurer from the sale of the property, plus

(b)	any amount paid as the cost of repair of the property.

Typically, restoration of the property with the proceeds described under clause (1) of the immediately preceding paragraph will satisfy the condition under a Pool Insurance Policy that the property be restored before a claim under this type of policy may be validly presented with respect to the defaulted residential loan secured by the property.  The payment described under clause (2) of the immediately preceding paragraph will render unnecessary presentation of a claim in respect of the residential loan under a Pool Insurance Policy.  Therefore, so long as the Pool Insurance Policy remains in effect, the payment by the insurer of either of the above alternative amounts will not affect the total Insurance Proceeds paid to holders of securities, but will affect the relative amounts of coverage remaining under any special hazard insurance policy and any Pool Insurance Policy.

The special hazard insurer must typically approve the sale of a residential property under any special hazard insurance policy.  The funds received by the insured in excess of the unpaid principal balance of the residential loan plus interest on that balance to the date of sale, plus certain expenses incurred by or on behalf of the master servicer with respect to the property, not to exceed the amount actually paid by the special hazard insurer, must be refunded to the special hazard insurer.  To the extent funds are refunded to the special hazard insurer, coverage under the special hazard insurance policy will be restored.  If aggregate claim payments under a special hazard insurance policy reach the policy limit, coverage under the policy will be exhausted and any further losses will be borne by the holders of securities.

A claim under a special hazard insurance policy generally must be filed within a specified number of days after the insured has acquired good and merchantable title to the property, and a claim payment is generally payable within a specified number of days after a claim is accepted by the special hazard insurer.  Special hazard insurance policies generally provide that no claim may be paid unless:

•	Primary Hazard Insurance Policy premiums;

•	flood insurance premiums; if the property is located in a federally designated flood area; and; as approved by the special hazard insurer;

•	real estate property taxes; if applicable;

•	property protection and preservation expenses; and

•	foreclosure costs

have been paid by or on behalf of the insured, and unless the insured has maintained the Primary Hazard Insurance Policy.

If a special hazard insurance policy is canceled or terminated for any reason, other than the exhaustion of total policy coverage, the master servicer will be obligated to use its best reasonable efforts to obtain or cause to be obtained from another insurer a replacement policy comparable to the special hazard insurance policy.  The replacement policy must have total coverage that is equal to the then existing coverage of the special hazard insurance policy.  However, if the cost of the replacement policy is greater than the cost of the special hazard insurance policy, the coverage of the replacement policy may be reduced to a level so that the premium rate does not exceed the premium rate on the special hazard insurance policy as provided in the related prospectus supplement.

Each special hazard insurance policy is designed to permit full recoveries under a Pool Insurance Policy in circumstances in which the recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a Primary Hazard Insurance Policy and thus would not be restored.  Therefore, each pooling and servicing agreement will generally provide that, if the related Pool Insurance Policy shall have lapsed or terminated or been exhausted through payment of claims, the master servicer will be under no further obligation to maintain the special hazard insurance policy.

Bankruptcy Bonds

The prospectus supplement with respect to a series of securities may specify that the master servicer will be required to obtain a Bankruptcy Bond for the series.  The obligor on, and the amount of coverage of, any Bankruptcy Bond will be set forth in the related prospectus supplement.  The master servicer will be required to exercise its best reasonable efforts to maintain or cause to be maintained the Bankruptcy Bond in full force and effect, unless coverage under the Bankruptcy Bond has been exhausted through payment of claims.  The master servicer will be required to pay or cause to be paid the premiums for each Bankruptcy Bond on a timely basis, unless, as described in the related prospectus supplement, payment of the premiums is otherwise provided for.

Reserve Funds

The related prospectus supplement may specify that the depositor will deposit or cause to be deposited in an account any combination of cash, one or more irrevocable letters of credit or one or more United States government securities and other high quality investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies.  These deposits will be applied and maintained in the manner and under the conditions specified in the prospectus supplement.  In the alternative or in addition to the deposit, to the extent described in the related prospectus supplement, a Reserve Fund may be funded through application of a portion of the interest payment on each mortgage loan or of all or a portion of amounts otherwise payable on the subordinate securities.  Amounts in a Reserve Fund may be distributed to holders of securities, or applied to reimburse the master servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement.  The related prospectus supplement may specify that any Reserve Fund will not be deemed to be part of the related trust fund.

Amounts deposited in any Reserve Fund for a series will be invested in certain permitted investments by, or at the direction of, the master servicer or any other person named in the related prospectus supplement.

Cross-Support Provisions

The related prospectus supplement may specify that the residential loans for a series of securities may be divided into separate groups, each supporting a separate class or classes of securities of a series.  In addition, credit support may be provided by cross-support provisions requiring that distributions be made on securities evidencing interests in one group of mortgage loans prior to distributions on securities evidencing interests in a different group of mortgage loans within the trust fund.  The prospectus supplement relating to a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.

Letter of Credit

The prospectus supplement relating to a series of securities may specify that the residential loans in the related trust fund may be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement.  Under a letter of credit, the issuing bank or financial institution will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the residential loans on the related Cut-Off Date or one or more classes of securities.  Any letter of credit may permit draws only if certain types of losses occur.  The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit.

Insurance Policies and Surety Bonds

The prospectus supplement relating to a series of securities may specify that one or more classes of securities of the series will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties.  The instruments may cover timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.

Excess Spread

The prospectus supplement may specify that a portion of the interest payments on residential loans may be applied to reduce the principal balance of one or more classes of securities to provide or maintain a cushion against losses on the residential loans.

Overcollateralization

The related prospectus supplement may specify that the subordination provisions of a trust fund may be used to accelerate to a limited extent the amortization of one or more classes of securities relative to the amortization of the related assets of the trust fund.  The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of securities.  This acceleration feature creates, with respect to the assets of the trust fund, overcollateralization which results from the excess of the aggregate principal balance of the related assets of the trust fund, over the principal balance of the related class or classes of securities.  This acceleration may continue for the life of the related security, or may be limited.  In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

Derivative Products

If specified in the related prospectus supplement, a trust fund may acquire the benefit of derivative products.  For any series that includes derivative products, the particular derivatives may provide support only to certain specified classes of securities and will be subject to limitations and conditions, all of which will be described in the prospectus supplement.

The derivative products that may be used will be limited to currency swaps, interest rate swaps and interest rate caps, floors and collars, market value swaps and yield maintenance agreements, in each case the purpose of which will be to minimize the risk to securityholders of adverse changes in interest rates.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or “notional” principal amount.  No principal amount is exchanged between the counterparties to an interest rate swap.  In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates.  Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as U.S. Treasury Bill rates).

An interest rate cap, floor or collar is an agreement pursuant to which the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate, as specified in such agreement, generally in exchange for a fixed amount paid to the counterparty at the time such agreement is entered into.

A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

A market value swap might be used in a structure in which the pooled assets are mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate mortgage loans.  Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure.  The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of the securities.

Under a mandatory auction procedure, an auction administrator that is independent of the depositor, any underwriter or any of their affiliates, will solicit bids for purchase of the securities in the secondary market from dealers and institutional investors.  The sponsor and depositor and their affiliates are not allowed to bid in an auction.  There is no minimum required bid.  If bids are received for the entire amount of the securities subject to the mandatory auction, then the auction will have been successful and the securities will be sold to the highest bidders.  The prices at which the securities are sold through this procedure will be used as the value of the securities for purposes of the market value swap.  If the total auction price is less than par, the market value swap counterparty will pay the shortfall.  If the total auction price is greater than par, then the counterparty will receive the excess.  If the total auction price is less than par, the original investors in the securities will receive the auction price plus the market value swap proceeds, which together will equal par.

The mandatory auction will close if sufficient bids are received covering all of the securities that are subject to the mandatory auction, and if the market value swap covers any shortfall from par.  If these conditions are not met, then the auction will have failed and the original investors will retain their securities.  If these conditions are met, then the auction will close, and the original investors will be obligated to tender their securities and will receive the required par purchase price.  If the securities are book-entry securities, then the tender will take place through the book-entry facilities, with no action required on the investor’s part.  When the mandatory auction closes and the original investors tender their securities and receive the par purchase price, the securities remain outstanding, and continue to receive distributions in accordance with their original terms.

In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities) the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or take certain other measures intended to assure performance of those obligations.

Derivative contracts will generally be documented based upon the standard forms provided by the International Swaps and Derivatives Association, Inc. (“ISDA”).  These forms generally consist of an ISDA master agreement, a credit support annex, a schedule to the master agreement and a confirmation, although in some cases the schedule and the confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference.

CERTAIN LEGAL ASPECTS OF RESIDENTIAL LOANS

The following discussion contains general summaries of certain legal aspects of loans secured by residential properties.  Because the legal aspects are governed by applicable state law, which may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the residential loans is situated.  The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the residential loans.  In this regard, the following discussion does not fully reflect federal regulations with respect to FHA loans and VA loans.  See “The Trust Funds — Residential Loans” and “Description of Primary Insurance Coverage — FHA Insurance and VA Guarantees” in this prospectus.

General

All of the residential loans are generally loans to homeowners.  All of the mortgage loans and Multifamily Loans are evidenced by notes or bonds and secured by instruments which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending on the type of security instrument customary to grant a security interest in real property in the state in which the residential property is located.  The prospectus supplement relating to a series of securities may specify that a trust fund also contains:

(1)         Home Improvement Contracts evidenced by promissory notes, which may be secured by an interest in the related mortgaged property or may be unsecured;

(2)         Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings; or

(3)         Manufactured Housing Contracts evidencing both

o	the obligation of the borrower to repay the loan evidenced by the Manufactured Housing Contract; and

o
the grant of a security interest in the related manufactured home or with respect to Land Contracts, a lien on the real estate to which the related manufactured homes are deemed to be affixed, and including in some cases a security interest in the related manufactured home, to secure repayment of this loan.

Generally, any of the foregoing types of encumbrance will create a lien on, or grant a title interest in, the subject property.  The priority of the lien will depend on the terms of the particular security instrument, if any, the knowledge of the parties to the instruments, as well as the order of recordation or filing of the instrument in the appropriate public office.  This lien is generally not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

Mortgage Loans

The mortgage loans and Multifamily Loans will generally be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending on the type of security instrument customary to grant a security interest according to the prevailing practice in the state in which the property subject to a mortgage loan or Multifamily Loan is located.  Any of the foregoing types of encumbrance creates a lien on or conveys title to the real property encumbered by this instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note.  This lien is generally not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.  Priority with respect to these security instruments depends on their terms and generally on the order of recording with the applicable state, county or municipal office.

There are two parties to a mortgage, the mortgagor, who is the borrower and usually the owner of the subject property or the land trustee, and the mortgagee, who is the lender.  Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage.  However, in the case of a land trust, title to the property is held by a land trustee under a land trust agreement, while the owner is the beneficiary of the land trust; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note.

Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties, the trustor, who is similar to a mortgagor and who is the owner of the subject property and may or may not be the borrower, the beneficiary who is similar to a mortgagee and who is the lender, and the trustee, a third-party grantee.  Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation.  A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt.  By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien on, the subject property to the grantee until a time when the underlying debt is repaid.  The mortgagee’s authority under a mortgage and the trustee’s authority under a deed of trust, security deed or deed to secure debt are governed by

•	the law of the state in which the real property is located;

•	the express provisions of the mortgage, deed of trust, security deed or deed to secure debt; and

•	in some cases, with respect to deeds of trust, the directions of the beneficiary.

Cooperative Loans

The Cooperative owns all the real property or some interest in the real property sufficient to permit it to own the building and all separate dwelling units in the building.  The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance.  If there is a blanket mortgage on the cooperative apartment building and/or underlying land, or an underlying lease of the land, the Cooperative, as mortgagor, or lessee, as the case may be, is also responsible for meeting these blanket mortgage or rental obligations.  A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative’s apartment building or the obtaining of capital by the Cooperative.  The interests of the occupants under proprietary leases or occupancy agreements as to which the Cooperative is the landlord are generally subordinate to the interests of the holder of the blanket mortgage and to the interest of the holder of a land lease.

If the Cooperative is unable to meet the payment obligations

(1)         arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements; or

(2)         arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at final maturity.  The inability of the Cooperative to refinance the mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee.  Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements.  In either event, foreclosure by the holder of the blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of the trust fund, the collateral securing the Cooperative Loans.

The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.  Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing the tenant-stockholder’s pro rata share of the Cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses.  An ownership interest in a Cooperative and accompanying occupancy rights is financed through a Cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares.  The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral.  If a default of the tenant-stockholder occurs, the lender may generally sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.  See “— Foreclosure on Cooperative Shares” below.

Tax Aspects of Cooperative Ownership

In general, a “tenant-stockholder,” as defined in Section 216(b)(2) of the Code, of a “cooperative housing corporation” within the meaning of Section 216(b)(1) of the Code, is allowed a deduction for amounts paid or accrued within his taxable year to the corporation.  These amounts paid or accrued represent his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code.  In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, this section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders.  By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis.  Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under this section for any particular year.  If a Cooperative of this type fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years.  In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that this failure would be permitted to continue over a period of years appears remote.

Manufactured Housing Contracts Other Than Land Contracts

Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located.  In states where a certificate of title is not required for the perfection of security interests in manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC, which has been adopted by all states.  A financing statement is effective for five years and must be renewed at the end of each five years.  The certificate of title laws adopted by virtually all states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department, or a similar entity, of the responsible state.  In any state which has not enacted a certificate of title law, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the office, depending on state law.

The master servicer will generally be required to obtain possession of the certificate of title, but, the related prospectus supplement may specify if it will not be required to effect the notation or delivery of the required documents and fees.  The failure to effect the notation or delivery, or the taking of action under the wrong law, under a motor vehicle title statute rather than under the UCC, is likely to cause the trustee not to have a perfected security interest in the manufactured home securing a Manufactured Housing Contract.

As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws.  As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties, including a trustee in bankruptcy claiming an interest in the home under applicable state real estate law, regardless of compliance with the requirements described above.  In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a “fixture filing” under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located.  These filings must be made in the real estate records office of the county where the home is located.

Generally, Manufactured Housing Contracts will contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site.  So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to perfect the security interest in the manufactured home.  If, however, a manufactured home is permanently attached to its site, other parties, including a trustee in bankruptcy, could obtain an interest in the manufactured home which is prior to the security interest originally retained by the seller and transferred to the depositor.

The depositor will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the holders of securities.  The related prospectus supplement may specify that neither the depositor, the master servicer nor the trustee will amend the certificates of title to identify the trustee, on behalf of the holders of securities, as the new secured party.  Accordingly, the depositor or the

Unaffiliated Seller will continue to be named as the secured party on the certificates of title relating to the manufactured homes.  The assignment of a Manufactured Housing Contract is effective to assign the security interest in the related manufactured home without amendment of any lien noted on the related certificate of title and the new secured party, therefore, succeeds to the depositor’s rights as the secured party.  However, there exists a risk that, in the absence of an amendment to the certificate of title, the exercise of remedies by the trustee against a manufactured home could be complicated and that, through fraud or mistake, the lien noted on the certificate of title could be released by the depositor or the Unaffiliated Seller.

In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the following actions should be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home:

•	the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees; or

•
in states where a security interest in manufactured homes is perfected pursuant to Article 9 of the UCC, the filing of a financing statement, and continuation statements before the end of each five year period.

If there are any manufactured homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes, holders of perfected security interests, and a trustee in bankruptcy.  There also exists a risk in not identifying the trustee, on behalf of the holders of securities as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after the relocation and after that period until the owner re-registers the manufactured home in the new state.  If the owner were to relocate a manufactured home to another state and re-register the manufactured home in the other state, and if the depositor did not take steps to re-perfect its security interest in the new state, the security interest in the manufactured home would cease to be perfected.

A majority of states generally require surrender of a certificate of title to re-register a manufactured home.  Accordingly, if the depositor holds the certificate of title to this manufactured home, it must surrender possession of the certificate.  In the case of manufactured homes registered in states which provide for notation of lien, the depositor would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title.  Accordingly, the depositor could re-perfect its security interest in the manufactured home in the state of relocation.  In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.  Similarly, when a borrower under a manufactured housing conditional sales contract sells a manufactured home, the lender must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon.  Accordingly, the  lender will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien.  The master servicer will be obligated to take the steps, at the master servicer’s expense, as are necessary to maintain perfection of security interests in the manufactured homes.

Under the laws of most states, statutory liens, such as liens for repairs performed on a manufactured home and liens for personal property taxes take priority even over a perfected security interest.  In addition, certain liens arising as a matter of federal law, such as federal tax liens, also take priority over a perfected security interest.  The depositor will obtain the representation of the Unaffiliated Seller that it has no knowledge of any liens with respect to any manufactured home securing a contract.  However, these types of liens could arise at any time during the term of a mortgage note or Manufactured Housing Contract.  No notice will be given to the trustee or holders of securities if this type of a lien arises.

Foreclosure on Mortgages

Foreclosure of a mortgage is generally accomplished by judicial action.  Generally, the action is initiated by serving legal pleadings on all parties having an interest of record in the real property.  Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary party defendants.  When the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming.  After the completion of a judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee’s rights under the mortgage in and to the mortgaged property.  It is regulated by statutes and rules and subject throughout to the court’s equitable powers.  Generally, a borrower is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default.  Nevertheless, courts may and often will require the lender to comply strictly with all procedural requirements, including providing proof that the foreclosing lender is the owner of the mortgage note and that all assignments of the mortgage have been recorded.  Further, a  foreclosure action is equitable in nature and is addressed to a court of equity.  Accordingly, the court may relieve a borrower of a default and deny the mortgagee foreclosure on proof that the borrower’s default was neither willful nor in bad faith and that the mortgagee’s action was meant to establish a waiver, or fraud, bad faith, oppressive or unconscionable conduct to warrant a court of equity to refuse affirmative relief to the mortgagee.  Under certain circumstances a court of equity may relieve the borrower from an entirely technical default where the default was not willful.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete.  Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

In some states, mortgages may also be foreclosed by advertisement in accordance with a power of sale provided in the mortgage.  Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust which authorizes the trustee to sell the property if the borrower defaulted under the terms of the note or deed of trust.  In some states, prior to the sale, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale.  In addition, in some states the trustee must provide notice to any other individual having an interest in the real property, including any junior lienholder.  In some states, the trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation to the extent allowed by applicable law.  Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender.  Certain states require that a notice of sale must be posted in a public place and, in most states, published for a specific period of time in a specified manner prior to the date of the trustee’s sale.  In addition, some state laws require posting of a copy of the notice of sale on the property, recording and sending the notice to all parties having an interest in the real property.  In certain states, foreclosure under a deed of trust may also be accomplished by judicial action in the manner provided for foreclosure of mortgages.

In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is generally a public sale.  It is uncommon for a third party to purchase the property at the foreclosure sale because:

(1)         of the difficulty potential third party purchasers at the sale might have in determining the exact status of title; and

(2)         the physical condition of the property may have deteriorated during the foreclosure proceedings.

For these reasons, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure.

Generally, state law controls the amount of foreclosure costs and expenses, including attorneys’ and trustee’s fees, which may be recovered by a lender.  In some states there is a statutory minimum purchase price which the lender may offer for the property.  Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume ownership of the mortgaged property.  The burdens of ownership include obtaining casualty insurance, paying taxes and making repairs at the lender’s own expense as are necessary to render the property suitable for sale.  Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property.  Any loss may be reduced by the receipt of any mortgage Insurance Proceeds, if any.

A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.  If it does foreclose, the junior mortgagee must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the borrower is in default under the senior mortgage.  In either event the junior mortgagee would add the amounts expended to the balance due on the junior loan, and it may be subrogated to the rights of the senior mortgagees.  In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees.  Accordingly, with respect to those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender’s title will be subject to all senior liens and claims and certain governmental liens.

The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted.  Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default.  Any additional proceeds are generally payable to the borrower or trustor.  The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

In foreclosure, courts have imposed general equitable principles.  The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents.  Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan.  The courts have taken a number of different approaches:

•
in some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability;

•
in other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failure to adequately maintain the property or the borrower’s execution of a second mortgage or deed of trust affecting the property;

•
finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums.  For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Federal, state and local governmental authorities have enacted and continue to propose laws that may have an effect on foreclosure actions.  Ongoing investigations into foreclosure practices of residential mortgage servicers will also result in delays in the foreclosure process, and may have other effects.  Several residential mortgage servicers have entered into consent agreements requiring substantial modifications of loss mitigation and foreclosure procedures, and regulators may also seek to impose similar requirements on other servicers.  The Consumer Financial Protection Bureau has released new regulations applicable to mortgage servicers, including requirements relating to loss-mitigation programs and the foreclosure process.

In addition, certain states and the federal government can impose a statutory lien on property that is the subject of a cleanup action by the government on account of hazardous wastes or hazardous substances released or disposed of on the property.  This statutory lien is for costs associated with the cleanup action and may have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens, including the lien of a mortgage.  In addition, under federal environmental law and possibly under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale may become liable for the costs of cleaning up a contaminated site.  Although these costs could be substantial, it is unclear when they would be imposed on a secured lender on residential properties.  If title to a residential property was acquired on behalf of holders of securities and cleanup costs were incurred in respect of the residential property, the holders of securities might realize a loss if these costs were required to be paid by the related trust fund.

Foreclosure on Cooperative Shares

The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative’s Certificate of Incorporation and By-laws, as well as in the proprietary lease or occupancy agreement.  These agreements may be canceled by the Cooperative, even while pledged, for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the Cooperative apartment building incurred by the tenant-stockholder.  Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the cooperative are made liens on the shares to which the proprietary lease or occupancy agreement relates.

In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate this lease or agreement if the tenant-stockholder fails to make payments or defaults in the performance of covenants required under the related agreement.  Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties if a default by the tenant-stockholder occurs on its obligations under the proprietary lease or occupancy agreement.  A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the proprietary lease or agreement until the lender has been provided with notice of and an opportunity to cure the default.  The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender’s lien against proceeds from a sale of the Cooperative apartment.  However, the Cooperative will retain its right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement.  The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest on the Cooperative Loan.

Recognition agreements also provide that if a foreclosure occurs on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.  Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

Foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares.  Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner.  Whether a sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case.  In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale.  Generally, a sale conducted according to the usual practice of similar parties selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest.  The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement.  If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.  Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.  See “— Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders” below.

Impact of Protecting Tenants at Foreclosure Act

On May 20, 2009, President Obama signed into law the Helping Families Save Their Homes Act of 2009, which includes Title VII, Protecting Tenants at Foreclosure Act (the “Tenant Foreclosure Act”).  The Tenant Foreclosure Act provides that in the case of any foreclosure on a federally-related mortgage loan or on any dwelling or residential real property, the party taking title to property pursuant to the foreclosure (“Foreclosing Party”) assumes the property subject to the rights of any bona fide tenant.  If the Foreclosing Party wishes to evict the tenant, the Foreclosing Party must provide the tenant with 90-days notice to vacate.  However, if a bona fide lease was entered into before the date of the foreclosure, the tenant has the right to remain at the property until the end of the lease term, except that the lease may be terminated prior to the expiration of such lease term upon the sale of the property to a purchaser who will occupy the property as a primary residence, subject to the 90-days notice.  In the case of a tenant without a lease or if there is a lease terminable at-will, the tenant must be given the 90-day termination notice.  The Tenant Foreclosure Act also includes a provision stating that any state or local law providing for longer time periods or other additional protections for tenants shall not be affected by the Tenant Foreclosure Act.  The Tenant Foreclosure Act may impede the master servicer’s ability to liquidate a mortgage loan upon foreclosure.

Repossession with respect to Manufactured Housing Contracts that are not Land Contracts

Repossession of manufactured housing is governed by state law.  So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the home, if a default occurs by the borrower, will generally be governed by the UCC.  Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing.  While the UCC as adopted by the various states may vary in certain small particulars, the general repossession procedure established by the UCC is as follows:

(1)         Except in those few states where the debtor must receive notice of his right to cure his default—typically 30 days to bring the account current—repossession can commence immediately when a default occurs without prior notice.  Repossession may be effected either through self-help, which is the peaceable retaking without court order, voluntary repossession or through judicial process, which is the repossession pursuant to court-issued writ of replevin.  The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home.  In cases where the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order.  Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing.  Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit.  In many cases, leaving the manufactured home on location is preferable, if the home is already set up, because the expenses of retaking and redelivery will be saved.  However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

(2)         Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence.  The disposition may be by public or private sale, if notice to the debtor is given, and the method, manner, time, place and terms of the sale must be commercially reasonable.  The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor.

(3)         Sale proceeds are to be applied first to repossession expenses—expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling—and then to satisfaction of the indebtedness.  While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the deficiency may be sought from the debtor in the form of a deficiency judgment in those states which do not prohibit or limit judgments.  The deficiency judgment is a personal judgment against the debtor for the shortfall.  Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds.  In that case, the UCC requires the secured party to remit the surplus to the debtor.  Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner’s strained financial condition.

Rights of Redemption with respect to Residential Properties

The purposes of a foreclosure action are to enable the mortgagee to realize on its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from exercising their “equity of redemption.”  The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, parties having an interest which is subordinate to that of the foreclosing mortgagee may redeem the property by paying the entire debt with interest.  In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the foreclosure action.  Parties having an equity of redemption must generally be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

Equity of redemption, which is a non-statutory right that must be exercised prior to foreclosure sale, should be distinguished from statutory rights of redemption.  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale.  In some states, redemption may occur only after payment of the foreclosure sales price, accrued interest and expenses of foreclosure.  In other states, redemption may be authorized if the former borrower pays only a portion of the sums due.  The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property.  The exercise of a right of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust.  Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership and maintenance of the property until the redemption period has expired.  In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Notice of Sale; Redemption Rights with respect to Manufactured Homes

While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor’s right to cure defaults before repossession. State law also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale.  In addition, the sale must comply with the requirements, including the notice requirements, of the UCC.

Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders

States have taken a number of approaches to anti-deficiency and related legislation:

•	Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage.

•
In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.  A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized from the public sale of the real property and the amount due to the lender.

•
Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

•
In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting its security.  However in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security.  Consequently, the practical effect of the election requirement, in those states permitting election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower.

•
Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale.  The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize on collateral or enforce a deficiency judgment.  For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed when a bankruptcy petition is filed, and, usually, no interest or principal payments are made during the course of the bankruptcy case.  Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court lifts the stay; an action the bankruptcy court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value.  The delay and the consequences caused by the automatic stay can be significant.  Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a subordinate lender secured by a mortgage on the property may stay the senior lender from taking action to foreclose out the junior lien.

A homeowner may file for relief under the Bankruptcy Code under any of three different chapters of the Bankruptcy Code.  Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may “bid in,” i.e., bid up to the amount of the debt, at the sale of the asset.  See “— Foreclosure on Mortgages” above.  A homeowner may also file for relief under Chapter 11 of the Bankruptcy Code and reorganize his or her debts through his or her reorganization plan.  Alternatively, a homeowner that meets certain specified financial requirements may file for relief under Chapter 13 of the Bankruptcy Code and address his or her debts in a rehabilitation plan.  Chapter 13 is often referred to as the “wage earner chapter” or “consumer chapter” because many individuals seeking to restructure their debts file for relief under Chapter 13 rather than under Chapter 11.

A reorganization plan under Chapter 11 and a rehabilitation plan under Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default with respect to a mortgage loan on the debtor’s residence by paying arrearages within a reasonable time period and to deaccelerate and reinstate the original mortgage loan payment schedule.  This cure is allowed even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor’s petition under the Bankruptcy Code.  Courts have approved Chapter 11 plans that have allowed curing of defaults over a number of years.  In certain circumstances, defaults may be cured over a number of years even if the full amount due under the original loan is never repaid, even if the mortgagee objects.  Although a Chapter 13 repayment plan may have a maximum term of five years, the debtor may cure defaults after the final payment is due there-under with respect to a mortgage loan having a term that extends beyond that of such plan.

Generally, a repayment plan filed in a case under Chapter 13 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower’s principal residence and the property is the lender’s only collateral.  However, if the last payment on the original payment schedule of a mortgage loan secured only by the debtor’s principal residence is due before the final date for payment under a debtor’s Chapter 13 plan—which date could be up to five years after the debtor emerges from bankruptcy—the debtor’s rehabilitation plan could modify the terms of the loan by bifurcating an undersecured lender’s claim into a secured and an unsecured component in the same manner as if the debtor were a debtor in a case under Chapter 11.  If these statutory provisions were to be applied by a court considering the treatment in a Chapter 13 repayment plan of a home equity loan, the home equity loan could be restructured as if the bankruptcy case were under Chapter 11 if the final payment is due within five years of the debtor’s emergence from bankruptcy.

In a case under Chapter 11, provided certain substantive and procedural safeguards are met, the amount and terms of a mortgage loan secured by property of the debtor, including the debtor’s principal residence, may be modified.  Under the Bankruptcy Code, the outstanding amount of a loan secured by the real property may be reduced to the then-current value of the property as determined by the court, with a corresponding partial reduction of the amount of the lender’s security interest, if the value is less than the amount due on the loan.  This reduction will leave the lender a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the loan.  A borrower’s unsecured indebtedness will typically be discharged in full when payment of a substantially reduced amount is made.

Other modifications may include a reduction in the amount of each scheduled payment, or an extension or reduction of the final maturity date.  State statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.  Because many of the mortgage loans will have loan-to-value ratios in excess of 100% at origination, or the loan-to-value ratios otherwise may exceed 100% in cases where the market value declined subsequent to origination, a potentially significant portion of the unpaid principal amount of the related mortgage loan would likely be treated as unsecured indebtedness in a case under Chapter 11.

In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower under the related mortgage loan.  Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt on the date the case is commenced if within the applicable preference period.  Whether any particular payment would be protected depends on the facts specific to a particular transaction.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender.  In certain circumstances, subject to the court’s approval, a debtor in a case under Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage.  Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage.  Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Various proposals to amend the Bankruptcy Code in ways that could adversely affect the value of the mortgage loans have been considered by Congress, and more proposed legislation may be considered in the future.  No assurance can be given that any particular proposal will or will not be enacted into law, or that any provision so enacted will not differ materially from the proposals described above.

The Code provides priority to certain tax liens over the lien of the mortgage.  This may have the effect of delaying or interfering with the enforcement of rights in respect of a defaulted mortgage loan.

Junior Mortgages

Some of the mortgage loans, Multifamily Loans and Home Improvement Contracts may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the trust fund.  The rights of the holders of securities as the holders of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust.  These rights include the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, if the borrower defaults, to cause a foreclosure on the property.  When the foreclosure proceedings are completed by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee’s or junior beneficiary’s lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings.  See “— Foreclosure on Mortgages” in this prospectus.

Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust.  If a conflict exists between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally.  If the borrower or trustor fails to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself.  Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.  To the extent a senior mortgagee makes these expenditures, the expenditures will generally have priority over all sums due under the junior mortgage.

Consumer Protection Laws

Numerous federal consumer protection laws impose substantial requirements on creditors involved in consumer finance, especially residential mortgage loans, Cooperative Loans and loans secured by manufactured housing.  These laws include:

•	Truth-in-Lending Act and Regulation Z;

•	Real Estate Settlement Procedures Act and Regulation X;

•	Equal Credit Opportunity Act and Regulation B;

•	Fair Credit Reporting Act;

•	Fair Housing Act;

•	Housing and Community Development Act;

•	Home Mortgage Disclosure Act;

•	Consumer Financial Protection Act;

•	Federal Trade Commission Act;

•	Fair Debt Collection Practices Act;

•	Riegle-Neal Act;

•	Depository Institutions Deregulation and Monetary Control Act;

•	Gramm-Leach-Bliley Act; and

•	Other related statutes and regulations.

In particular, the Helping Families Save Their Homes Act of 2009,  Public Law 111-22, 123 Stat. 1632, effective as of May 20, 2009, amends the Truth in Lending Act to require purchasers or assignees of mortgage loans secured by a mortgagor’s principal dwelling to mail or deliver notice to mortgagors of the sale or transfer of their mortgage loan no later than 30 days after a sale or transfer.  The sale of the mortgage loans from the depositor to the issuing entity or trustee will require that such notices be mailed or delivered reflecting the ownership of the mortgage loans by the issuing entity or trust fund.  Failure to comply with these notice requirements may result in government enforcement or civil claims for compensatory and punitive damages against the assets of the trust fund.

In addition, state consumer protection laws also impose substantial requirements on creditors involved in consumer finance.  The applicable state laws generally regulate, among other things:

•	interest rates and fees that may be charged;

•	the disclosures required to be made to borrowers;

•	licensing of brokers, lenders and originators of residential loans;

•	debt collection practices;

•	origination practices; and

•	servicing practices.

These federal and state laws can impose specific statutory liabilities on creditors who fail to comply with their provisions and may affect the enforceability of a residential loan.  In particular, a violation of these consumer protection laws may:

•	limit the ability of the master servicer to collect all or part of the principal of or interest on the loan;

•	subject the trust, as an assignee of the loans, to liability for expenses, damages, restitution and monetary penalties resulting from the violation;

•	subject the trust to an administrative enforcement action;

•	provide the borrower with the right to rescind the loan; and

•	provide the borrower with set-off rights against the trust.

Residential loans often contain provisions obligating the borrower to pay late charges if payments are not timely made.  In certain cases, federal and state law may specifically limit the amount of late charges that may be collected, and may provide a grace period during which charges may not be collected.  The related prospectus supplement may specify that late charges will be retained by the master servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to holders of securities.

Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances.  These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

In several cases, consumers have asserted that the remedies provided secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States.  For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

The so-called “Holder-in-Due-Course” Rules of the Federal Trade Commission have the effect of subjecting certain creditors, as well as the assignees of sellers and creditors, in consumer credit transactions, to all claims and defenses which the debtor in the transaction could assert against the seller of the goods.  Liability under the Holder-in-Due-Course Rules is subject to any applicable limitations implied by the Riegle-Neal Act and is limited to the amounts paid by a debtor on the manufactured housing loan, and the holder of the loan may also be unable to collect amounts still due under those rules.

If a manufactured housing loan is subject to the requirements of the Holder-in-Due-Course-Rules, the trustee will be subject to any claims or defenses that the debtor may assert against the seller.

“High Cost” Loans and Predatory Lending Laws

Mortgage Loans.  Some of the mortgage loans, known as High Cost Loans, may be subject to the Home Ownership and Equity Protection Act of 1994, or Homeownership Act, which amended TILA to provide requirements applicable to loans that exceed certain interest rates and/or points, fees thresholds and average price offer rates.  Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan.  Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required.  The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan and plus attorneys fees.  High Cost Loans are also subject to additional requirements and restrictions under the Homeownership Act, including new requirements added by the Dodd-Frank Wall Street Reform and Consumer Protection Act, Pub. L. 111–203, 124 Stat. 1376–2223 (July 21, 2010) (the “Dodd-Frank Act”).

In addition to the Homeownership Act, a number of states and local governments have enacted, and other states or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act.  Among other things, these laws prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans.  Purchasers or assignees of a mortgage loan, including the related trust, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the mortgage loan for a violation of state law.  Claims and defenses available to the borrower could include monetary penalties, rescission and defenses to a foreclosure action or an action to collect.

Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of federal and state law allegedly committed by the originator.  Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Higher-Priced Mortgage Loans. Certain of the mortgage loans may also be subject to the special rules for “higher-priced mortgage loans” adopted as part of Regulation Z.  Higher-priced mortgage loans are loans where the rate exceeds certain prescribed levels as compared to prime loans.  These mortgage loans are subject to additional rules regarding the borrower’s repayment ability, restrictions on the use of prepayment penalties and requirements to maintain escrows for property taxes and insurance.

Cooperative Loans.  Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement.  Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

Enforceability of Certain Provisions

Generally, residential loans, except for FHA loans and VA loans, contain due-on-sale clauses.  These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers, or conveys the property without the prior consent of the mortgagee.  The enforceability of these clauses has been impaired in various ways in certain states by statute or decisional law.  The ability of mortgage lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by the Garn-St Germain Depository Institutions Act of 1982 which was enacted on October 15, 1982.  Section 341(b) of the Garn-St Germain Act permits a lender, subject to certain conditions, to “enter into or enforce a contract containing a due-on-sale clause with respect to a real property loan,” notwithstanding any contrary state law.  Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision and now the Office of the Comptroller of the Currency, which preempt state law restrictions on the enforcement of such clauses.  Similarly, due-on-sale clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Office of the Comptroller of the Currency and the National Credit Union Administration Board, respectively.  With respect to loans originated by other creditors, due-on-sale clauses are enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision and now the Office of the Comptroller of the Currency.

The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act, including federal savings and loan associations and federal savings banks, may not exercise a due-on-sale clause, regardless of the fact that a transfer of the property may have occurred.  These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years, the creation of a junior encumbrance and other instances where regulations promulgated by the Office of the Comptroller of the Currency, successor to the Federal Home Loan Bank Board, prohibit the enforcement of due-on-sale clauses.  To date, no additional instances have been added by regulation.  Regulations promulgated under the Garn-St Germain Act prohibit the imposition of a prepayment penalty if a loan is accelerated pursuant to a due-on-sale clause.

The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off.  As a result, this inability to enforce due-on-sale clauses may have an impact on the terms to maturity of the mortgage loans related to a series and the number of those mortgage loans which may be outstanding until maturity.

Transfer of Manufactured Homes.  Generally, Manufactured Housing Contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the lender on the contract and permitting the acceleration of the maturity of the related contracts by the lender on the contract if any sale or transfer occurs that is not consented to.  The related prospectus supplement may specify that the master servicer will, to the extent it has knowledge of this conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related Manufacturing Housing Contracts through enforcement of “due-on-sale” clauses, subject to applicable state law.  In certain cases, the transfer may be made by a delinquent borrower in order to avoid a repossession proceeding with respect to a manufactured home.

In the case of a transfer of a manufactured home as to which the master servicer desires to accelerate the maturity of the related Manufactured Housing Contract, the master servicer’s ability to do so will depend on the enforceability under state law of the “due-on-sale” clause.  The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of “due-on-sale” clauses applicable to the manufactured homes.  Consequently, some states may prohibit the master servicer from enforcing a “due-on-sale” clause in respect of certain manufactured homes.

Prepayment Charges and Prepayments

In many cases, conventional mortgage loans, Cooperative Loans, Home Improvement Contracts and Manufactured Housing Contracts, residential owner occupied FHA loans and VA loans may be prepaid in full or in part without penalty.  Generally, multifamily residential loans, including multifamily FHA loans, may contain provisions limiting prepayments on these loans, including

•	prohibiting prepayment for a specified period after origination;

•	prohibiting partial prepayments entirely; or

•	requiring the payment of a prepayment penalty if a prepayment in full or in part occurs.

The laws of certain states may

•	render prepayment fees unenforceable after a mortgage loan is outstanding for a certain number of years; or

•
limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months’ interest on the prepaid amount.

In certain states, prepayment fees payable on default or other involuntary acceleration of a residential loan may not be enforceable against the related borrower.  Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits.

Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges.  Although the Alternative Mortgage Transaction Parity Act 1982, or the Parity Act, permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted of the Parity Act.  As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement.  The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the certificates.  Effective July 1, 2003, the Office of Thrift Supervision, the agency that administered the Parity Act for unregulated housing creditors (prior to the transfer of this authority to the Office of the Comptroller of the Currency, under the Dodd-Frank Act), withdrew its favorable Parity Act regulations and Chief Counsel legal opinions that had authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law.  However, the ruling does not have retroactive effect on loans originated before July 1, 2003.

Subordinate Financing

When the borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk.  First, the borrower may have difficulty servicing and repaying multiple loans.  In addition, if the junior loan permits recourse to the borrower—as junior loans often do—and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan.  Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender.  For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the borrower is additionally burdened.  Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender.  Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980.  The Office of the Comptroller of the Currency is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.

Title V also provides that, subject to the following conditions, state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of residential manufactured housing.  The manufactured housing contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayment, late charges and deferral fees and requiring a 30-day notice period before instituting any action leading to repossession of or foreclosure with respect to the related unit.

The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law.  In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.  Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

The depositor believes that a court interpreting Title V would hold that mortgage loans related to a series are subject to federal preemption.  Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the mortgage loans, any limitation under the state’s usury law would not apply to the mortgage loans.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loans originated after the date of this state action will be eligible for inclusion in a trust fund if the mortgage loans bear interest or provide for discount points or charges in excess of permitted levels.

Alternative Mortgage Instruments

Adjustable rate mortgage loans originated by non-federally chartered lenders have historically been subject to a variety of restrictions.  These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law.  These difficulties were simplified substantially as a result of the enactment of the Parity Act, as Title VIII of the Garn-St Germain Act.  The Parity Act provides that, regardless of any state law to the contrary,

(1)         state-chartered banks may originate “alternative mortgage instruments,” including adjustable rate mortgage loans, in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks;

(2)         state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and

(3)         all other non-federally chartered housing creditors, including without limitation

•	state-chartered savings and loan associations,

•	savings banks and mutual savings banks, and

•	mortgage banking companies

may originate alternative mortgage instruments in accordance with the regulations promulgated by the Office of the Comptroller of the Currency, as successor to the Federal Home Loan Bank Board with respect to origination of alternative mortgage instruments by federal savings and loan associations.

The Parity Act further provides that a state may reject the provisions of the Parity Act by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions.  Certain states have done this.

Environmental Legislation

Under the federal Comprehensive Environmental Response, Compensation, and Liability Act, as amended, and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether the secured party contaminated the property.  CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination.  Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.  Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA.  This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

Amendments to CERCLA help clarify the actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption.  The amendments offer protection to lenders by defining certain activities in which a lender can engage and still have the benefit of the secured creditor exemption.  A lender will be deemed to have participated in the management of a mortgaged property, and will lose the benefit of the secured creditor exemption, if it actually participates in the management or operational affairs of the property of the borrower.  The amendments provide that “merely having the capacity to influence, or the unexercised right to control” operations does not constitute participation in management.  A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance related to the mortgaged property such that it undertakes responsibility for hazardous substance handling and disposal practices, or assumes responsibility for overall management of the mortgaged property including day-to-day decisionmaking for environmental compliance or substantially all operational functions of the mortgaged property.  The amendments also provide that a lender may continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale, or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.  However, the protections afforded lenders under the amendments are subject to conditions that have not been clarified by the courts.

Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants or other substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint.  The cleanup costs or other liabilities may be substantial.  It is possible that the costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of securities.  Moreover, certain federal statutes and certain states by statute impose an environmental lien for any cleanup costs incurred by the government on the property that is the subject of these types of cleanup costs.  All subsequent liens on the property generally are subordinated to the environmental lien.  In some states, even prior recorded liens are subordinated to environmental liens.  In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an environmental lien could be adversely affected.

The related prospectus supplement may specify that the mortgage loan seller will make representations as to the material compliance of the related residential property with applicable environmental laws and regulations as of the date of transfer and assignment of the mortgage loan to the trustee.  In addition, the related agreement may provide that the master servicer and any special servicer acting on behalf of the trustee, may not acquire title to a residential property or take over its operation unless the master servicer or special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

(a)
there are no circumstances present at the residential property relating to substances for which some action relating to their investigation or clean-up could be required or that it would be in the best economic interest of the trust fund to take these actions with respect to the affected residential property; and

(b)
that the residential property is in compliance with applicable environmental laws or that it would be in the best economic interest of the trust fund to take the actions necessary to comply with these laws.

See “Description of the Securities — Realization on Defaulted Residential Loans” in this prospectus.

Servicemembers Civil Relief Act and the California Military and Veterans Code

Generally, under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower’s residential loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower’s active duty status.  In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender.  In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower.  The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military.  The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty, and also allows such eligible borrowers to defer any obligation on their residential mortgage loans for a period of up to 180 days (or a lesser period equivalent to such borrower’s period of active duty plus 60 calendar days).  Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military Code.  Application of the Relief Act or the California Military Code would adversely affect, for an indeterminate period of time, the ability of a servicer to collect full amounts of interest or principal on certain of the mortgage loans.

Any shortfalls in interest or principal collections resulting from the application of the Relief Act or the California Military Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities.  In addition, the Relief Act and the California Military Code impose limitations that would impair the ability of a servicer to foreclose on an affected mortgage loan or enforce rights under a Home Improvement Contract or Manufactured Housing Contract during the borrower’s period of active duty status, and during the year after that period.  Thus, if a mortgage loan or Home Improvement Contract or Manufactured Housing Contract goes into default, there may be delays and losses occasioned as a result.

Forfeiture for Drug, RICO and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America.  The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws.  In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.”  However, there is no assurance that such a defense will be successful.

Housing and Economic Recovery Act of 2008

The Housing and Economic Recovery Act of 2008 (the “HERA”), provides that, absent a provision to the contrary in the applicable securitization agreement, a securitization servicer has a duty to maximize recoveries on a pool of securitized mortgage loans for the benefit of all investors and not “any individual party or group of parties.”  Investors should consider that the HERA may cause the master servicer or any servicers to increase their modification activities in such a manner that may be beneficial to the related trust fund in the aggregate, but may be adverse to an investor in a particular class of the series.  Any modification of a residential loan that reduces the payment of amounts owed to the trust fund will likely have an adverse effect on the related securities.

Helping Families Save Their Homes Act of 2009

On May 20, 2009, President Barack Obama signed S. 896 into law, the “Helping Families Save Their Homes Act of 2009” (the “HFSTH”).  Among other provisions, the law provides a safe harbor within which servicers may modify and/or refinance mortgage loans and engage in other loss mitigation activities with limited to no liability to investors and other parties for any resulting failure to maximize the net present value of the mortgages that they service.  Refinancing and modification activities under the HFSTH may reduce the payment of amounts owed to a trust fund and may ultimately have an adverse effect on the related securities.  Under the HFSTH, a servicer is deemed to have met its duty to investors and other parties if the servicer’s loss mitigation plan with respect to a mortgage loan meets the following criteria:

•	default on the mortgage loan has occurred, is imminent or is reasonably foreseeable;

•	the property securing the mortgage loan is the mortgagor’s primary residence; and

•
the servicer reasonably determines that modifying the mortgage loan in accordance with its loss mitigation plan will provide a higher recovery of the outstanding principal balance of the mortgage loan than would be gained by foreclosing on the property.

Home Affordable Modification Program

In March 2009, the Obama Administration announced its plan to assist and encourage mortgage loan servicers to modify mortgage loans under the Home Affordable Modification Program (“HAMP”), which is part of the Obama Administration’s broader Making Home Affordable program (“MHA”) that was announced in February 2009.  Modifications under HAMP are potentially available to loans which meet the program qualifications, which include first lien residential mortgage loans, originated on or before January 1, 2009, on owner-occupied primary residence single (1-4) family properties, with a principal balance not greater than specified limits ($729,750 for a 1 unit property).  New borrowers may be accepted under the program until December 31, 2015.

HAMP provides for financial incentives and cost-sharing to encourage loan modifications.  Unlike the refinancing program under MHA, HAMP potentially extends to mortgage loans that are not owned or insured by Fannie Mae or Freddie Mac.  Under HAMP, borrowers under loans that meet the program criteria, and who are either already in default or are at risk of imminent default will be eligible for a mortgage loan modification.  As described below, under the program, servicers may reduce the interest rate for a mortgage loan (to as low as 2% per annum), extend the term of a mortgage loan for a period of up to 40 years from the date of the modification or forbear a portion of the principal balance until the earliest of the maturity date for the mortgage loan, sale of the related mortgaged property or payoff of the outstanding principal balance.  HAMP also allows for, but does not require, partial principal forgiveness rather than forbearance.  For each modification that is made, the lender or investor will bear all or a portion of the cost (if any) of reducing the monthly mortgage payment on a mortgage loan.

The program requires that a servicer would first determine a proposed modification under a specified protocol referred to as the “waterfall,” and then would evaluate the proposed modification based on a net present value or “NPV” analysis.  The objective of the waterfall is to determine a proposed loan modification that would reduce a borrower’s monthly mortgage payment to 31% of the borrower’s front end debt-to-income ratio (“DTI”) based on current verified income.  Under the waterfall, in order to achieve a DTI of 31%, servicers will take the following steps after having capitalized any arrearages:  first, reduce the interest rate for the related mortgage loan (to as low as 2% per annum), second, extend the term of the related mortgage loan for a period of up to 40 years from the date of the modification, third, forbear a portion of the principal balance until the earliest of the maturity date for the mortgage loan, sale of the related mortgaged property or payoff of the outstanding principal balance.  HAMP also allows for, but does not require, partial principal forgiveness rather than forbearance.  Any rate reduction must stay in place for five years, after which the rate may adjust upwards under the HAMP guidelines.

HAMP also provides temporary assistance for unemployed homeowners by reducing their mortgage payments while they search for employment.  At the end of such temporary assistance period,

homeowners who have a monthly mortgage payment that is greater than 31% of their current verified monthly income must be considered for a permanent HAMP modification.

Once the proposed modification terms are set, the servicer will perform an NPV analysis, based on a current valuation of the property, to determine whether the NPV of the expected cash flows under the modification are greater than the NPV of the expected cash flows absent the modification.  If the modification is NPV positive, under the program the servicer is required to offer the modification.  If NPV negative, the modification is optional, unless prohibited under the pooling and servicing or similar agreement pursuant to which an eligible mortgage loan is being serviced.  Servicers are generally required under the program to adhere to the contractual restrictions included in the applicable servicing agreement.  Aside from the effect of current property value on the NPV test, there is no minimum or maximum LTV for eligibility under the program.

For each modification that is made, the lender or investor will bear the full cost (if any) of reducing the monthly mortgage payment to an amount corresponding to a 38% DTI.  Under HAMP, the United States Treasury will pay to the lender or investor, for a period of up to five years, one-half of the difference between the monthly payment at a 31% DTI, and the lesser of the pre-modification payment or the monthly payment at a 38% DTI.

HAMP also includes additional financial incentives for servicers, borrowers and investors in order to encourage mortgage loan modifications.  For each eligible modification, servicers will receive $500 upfront and up to $1,500 each year for up to three years as long as the borrower stays current on the modified loan.  In addition, investors in a mortgage loan modified under HAMP will receive an upfront payment of $1,500.  Finally, to the extent that a borrower stays current under the terms of the modified mortgage loan, they will be entitled to $1,000 each year for up to five years, which will be payable as monthly principal balance reductions.

The adoption of HAMP may lead to a significant increase in the number of mortgage loan modifications taking place.  Investors should note that an increase in the volume of modifications with respect to the residential loans in a trust fund could lead to decreased distributions on the related securities.  Alternatively, it is possible that the Obama Administration’s efforts to monitor servicers’ modification efforts, require standardization and make modification results publicly available may serve as a disincentive for servicers to fully participate in HAMP.  This, in turn, could decrease the level of loan modifications, which could increase the risk of foreclosures.

FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities offered by this prospectus.  This discussion is directed solely to holders of securities that hold the securities as capital assets within the meaning of Section 1221 of the Code.  This discussion does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks, insurance companies and foreign investors, may be subject to special rules.  Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or different interpretations, which could apply retroactively.  In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities.  See “State and Other Tax Consequences” in this prospectus.  Prospective investors in the securities are encouraged to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the securities offered under this prospectus.

The following discussion addresses securities of four general types:

(1)         REMIC Securities,

(2)         Grantor Trust Securities,

(3)         Partnership Securities, and

(4)         Debt Securities.

The prospectus supplement relating to each series of securities will indicate which of the foregoing treatments will apply to the series.  If a REMIC election or elections will be made for the related trust fund, the prospectus supplement will identify all “regular interests” and “residual interests” in the REMIC.  For purposes of this tax discussion:

(1)         references to a “holder of securities” or a “holder” are to the beneficial owner of a security,

(2)         references to “REMIC Pool” are to an entity or portion of an entity for which a REMIC election will be made, and

(3)         references to mortgage loans include agency securities and private mortgage-backed securities as specified in the related prospectus supplement.

The following discussion is based in part on the OID Regulations, and in part on the REMIC Provisions.  The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, debt instruments such as the securities.

REMICs

General

Classification of REMICs.  When each series of REMIC Securities is issued, Sidley Austin llp or such other counsel to the depositor specified in the related prospectus supplement (“Tax Counsel”), will deliver an opinion.  This opinion will generally be to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement,

(1)         the related trust fund, or each applicable portion of the related trust fund, will qualify as a REMIC, and

(2)         the REMIC securities offered with respect to the related trust fund will be considered to evidence ownership of “regular interests” or “residual interests” in that REMIC within the meaning of the REMIC Provisions.

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code.  The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the Startup Day and at all times after that date, may consist of assets other than “qualified mortgages” and “permitted investments.”  The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets.  An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets.  A REMIC Pool also must provide “reasonable arrangements” to prevent its residual interests from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this requirement.

The pooling and servicing agreement with respect to each series of REMIC certificates will contain provisions meeting these requirements.  See “— Taxation of Owners of Residual Securities — Tax-Related Restrictions on Transfer of Residual Securities — Disqualified Organizations” in this prospectus.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day.  Qualified mortgages include whole mortgage loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC.  The REMIC Regulations specify that loans secured by timeshare interests and shares held by a tenant stockholder in a cooperative housing corporation can be qualified mortgages.  A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either

(i)        in exchange for any qualified mortgage within a three-month period after that date; or

(ii)       in exchange for a “defective obligation” within a two-year period thereafter.

A “defective obligation” includes

(i)         a mortgage in default or for which default is reasonably foreseeable;

(ii)         a mortgage for which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

(iii)      a mortgage that was fraudulently procured by the borrower; and

(iv)      a mortgage that was not in fact principally secured by real property, but only if that mortgage is disposed of within 90 days of discovery.

A mortgage loan that is “defective,” as described in clause (iv), and is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after the 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property.  A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool.  A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests if defaults occur, including delinquencies, on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies.  In addition, a reserve fund (limited to not more than 50% of the REMIC’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms.  A Reserve Fund will be disqualified if more than 30% of the gross income from the assets in that fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages.  A Reserve Fund must be reduced “promptly and appropriately” to the extent no longer required.  Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage.  Foreclosure property is generally not held beyond the close of the third calendar year following the year of acquisition, with one extension available from the IRS.

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements.  All of the interests in a REMIC Pool must be either of the following:

(1)         one or more classes of regular interests or

(2)         a single class of residual interests on which distributions, if any, are made pro rata.

A regular interest is an interest in a REMIC Pool that is

•	issued on the Startup Day with fixed terms,

•	designated as a regular interest,

•	unconditionally entitles the holder to receive a specified principal amount, or other similar amount, and

•
provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages.  The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages.  The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero.

If a series of securities includes exchangeable securities, each class of exchangeable securities will represent beneficial ownership of one or more interests in one or more REMIC regular interests.  The related prospectus supplement will specify whether each class of exchangeable securities represents a proportionate or disproportionate interest in each underlying REMIC regular interest.  The exchangeable securities will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart E, part I of subchapter J of the Code.  The tax treatment of exchangeable securities is discussed under “— Tax Treatment of Exchangeable Securities” below.

A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest.  An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls.  Accordingly, the Regular Securities of a series will constitute one or more classes of regular interests, and the Residual Securities with respect to that series will constitute a single class of residual interests with respect to each REMIC Pool.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and after that year.  In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below.  Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no regulations have been proposed.  Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund’s income for the period in which the requirements for REMIC status are not satisfied.  The agreement pursuant to which each REMIC Pool is formed will include provisions designed to maintain the trust fund’s status as a REMIC under the REMIC Provisions.  We do not anticipate that the status of any trust fund as a REMIC will be terminated.

Characterization of Investments in REMIC Securities.  In general, the REMIC Securities will be treated as “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying REMIC Securities would be treated.  Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year.  If the assets of the REMIC Pool include Buydown Loans, it is possible that the percentage of assets constituting “loans . . . secured by an interest in real property which is . . . residential real property” for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related funds paid on those mortgage loans.  Interest, including original issue discount, on the Regular Securities and income allocated to the class of Residual Securities will be interest described in Section 856(c)(3)(B) of the Code to the extent that those securities are treated as “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code.

In addition, the Regular Securities will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests in the REMIC.  The determination of the percentage of the REMIC Pool’s assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC Pool during that calendar quarter.  The REMIC will report those determinations to holders of securities in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC Pool will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.  It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether that property, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections.  The REMIC Regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code.  Furthermore, foreclosure property will qualify as “real estate assets” for purposes of Section 856(c)(4)(A) of the Code.

Tiered REMIC Structures.  For certain series of REMIC Securities, tiered REMICs may be effected by two or more separate elections being made to treat designated portions of the related trust fund as REMICs for federal income tax purposes.  When any series of REMIC Securities is issued, Tax Counsel will deliver an opinion.  This opinion will generally be to the effect that, assuming compliance with all provisions of the related agreement governing the REMIC Securities, the tiered REMICs will each qualify as a REMIC and the REMIC Securities issued by the tiered REMICs, respectively, will be considered to evidence ownership of Regular Securities or Residual Securities in the related REMIC within the meaning of the REMIC Provisions.

Solely for purposes of determining whether the REMIC Securities will be “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on those securities is interest described in Section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one REMIC.

Taxation of Owners of Regular Securities

General.  Regular securities will be treated as newly originated debt instruments for federal income tax purposes.  In general, interest, original issue discount, and market discount on a Regular Security will be treated as ordinary income to a Regular Securityholder.  In addition, principal payments on a Regular Security will generally be treated as a return of capital to the extent of the Regular Securityholder’s basis in the Regular Security allocable thereto.  Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by the Regular Securityholder.

To the extent provided in the applicable prospectus supplement, a security may represent not only the ownership of a Regular Security but also an interest in a notional principal contract.  This can occur, for instance, if the applicable pooling and servicing agreement provides that the rate of interest payable by the REMIC on the Regular Security is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC.  In these instances, the pooling and servicing agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the pooling and servicing agreement (an “outside reserve fund”).  The outside reserve fund would typically be funded from monthly excess cashflow.  If the interest payments on a Regular Security were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the Regular Securityholder to the extent of funds on deposit in the outside reserve fund.  For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the Regular Securityholders.

Original Issue Discount.  Regular Securities may be issued with “original issue discount” within the meaning of Code Section 1273(a).  Holders of any class or subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purpose as it accrues.  Original issue discount is determined in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to income.  The following discussion is based in part on the OID Regulations and in part on the legislative history of the 1986 Act.  Regular Securityholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Securities.  To the extent certain issues are not addressed in the regulations, it is anticipated that the trustee will apply the methodology described in the conference committee report to the 1986 Act.  We cannot assure you that the IRS will not take a different position on those matters not currently addressed by the OID Regulations.  Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions.  A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability.  Investors are advised to consult their own tax advisors on the discussion in the OID Regulations and the appropriate method for reporting interest and original issue discount with respect to the Regular Securities.

Each Regular Security, except to the extent described below with respect to a Non-Pro Rata Security, will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder’s income.  The total amount of original issue discount on a Regular Security is the excess of the “stated redemption price at maturity” of the Regular Security over its “issue price.”  The issue price of a class of Regular Securities offered pursuant to this prospectus generally is the first price at which a substantial amount of a particular class is sold to the public, excluding bond houses, brokers and underwriters.  Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a class for which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date.  The issue price of a

Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period prior to the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.  The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if those distributions constitute “qualified stated interest.”

Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate provided that interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security.  Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Security, it is possible that no interest on any class of Regular Securities will be treated as qualified stated interest.  However, except as provided in the following three sentences or in the related prospectus supplement, because the underlying mortgage loans provide for remedies if a default occurs, it is anticipated that the trustee will treat interest with respect to the Regular Securities as qualified stated interest.  Distributions of interest on Regular Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of those Regular Securities includes all distributions of interest as well as principal on such Regular Securities.  Likewise, it is anticipated that the trustee will treat an interest-only class or a class on which interest is substantially disproportionate to its principal amount—a so-called “super-premium” class—as having no qualified stated interest.  Where the interval between the issue date and the first distribution date on a Regular Security is shorter than the interval between subsequent distribution dates and shorter than the number of days of interest due on such distribution date, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security.  For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years, rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security.  The conference committee report to the 1986 Act provides that the schedule of distributions should be determined in accordance with the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Regular Securities.  The Prepayment Assumption with respect to a series of Regular Securities will be set forth in the related prospectus supplement.  Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Security is held as a capital asset.  Under the OID Regulations, however, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method.  See “— Election to Treat All Interest Under the Constant Yield Method” below.

A Regular Securityholder generally must include in gross income for any taxable year the sum of the “daily portions,” as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition.  The trustee will treat the monthly period ending on the day before each distribution date as the accrual period.  With respect to each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Security.  The Conference Committee Report to the Code states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption.  The original issue discount accruing in a full accrual period would be the excess, if any, of:

(1)         the sum of:

(a)         the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period; and

(b)         the distributions made on the Regular Security during the accrual period that are included in the Regular Security’s stated redemption price at maturity; over

(2)         the adjusted issue price of the Regular Security at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

(1)         the yield to maturity of the Regular Security at the issue date;

(2)         events, including actual prepayments, that have occurred prior to the end of the accrual period; and

(3)         the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the aggregate amount of original issue discount with respect to the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security’s stated redemption price at maturity that were made on the Regular Security in prior periods.  The original issue discount accruing during any accrual period, as determined in this paragraph, will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.  With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption.  An increase in prepayments on the mortgage loans with respect to a series of Regular Securities can result in both a change in the priority of principal payments with respect to certain classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Securities.

In the case of a Non-Pro Rata Security, we anticipate that the trustee will determine the yield to maturity of this type of security based on the anticipated payment characteristics of the class as a whole under the Prepayment Assumption.  In general, the original issue discount accruing on each Non-Pro Rata Security in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph.  You are advised to consult your tax advisors on the treatment  of any Non-Pro Rata Security in the case of a distribution in retirement of the entire unpaid principal balance, or portion of its unpaid principal balance.

The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Securities providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of

Regular Securityholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates.  If the proposed regulations are adopted in the same form as proposed, Regular Securityholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date.  The proposed regulations are limited to Regular Securities with delayed payment for periods of fewer than 32 days.  The proposed regulations are proposed to apply to any Regular Security issued after the date the final regulations are published in the Federal Register.

Acquisition Premium.  A purchaser of a Regular Security at a price greater than its adjusted issue price but less than its stated redemption price at maturity must include in gross income the daily portions of the original issue discount on the Regular Security reduced pro rata by a fraction,

(1)         the numerator of which is the excess of its purchase price over the adjusted issue price, and

(2)         the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.

Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading “— Election to Treat All Interest Under the Constant Yield Method.”

Variable Rate Regular Securities.  Regular Securities may provide for interest based on a variable rate.  Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

(1)         the issue price does not exceed the original principal balance by more than a specified amount; and

(2)         the interest compounds or is payable at least annually at current values of:

(a)         one or more “qualified floating rates;”

(b)         a single fixed rate and one or more qualified floating rates;

(c)         a single “objective rate;” or

(d)         a single fixed rate and a single objective rate that is a “qualified inverse floating rate.”

A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35.  This floating rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly.  An objective rate is any rate, other than a qualified floating rate, that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not

(1)         within the control of the issuer or a related party, or

(2)         unique to the circumstances of the issuer or a related party.

A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds.  An inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate.  A class of Regular Securities may be issued under this prospectus that does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding such that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations.  It is possible that this type of class may be considered to bear “contingent interest” within the meaning of the OID Regulations.  The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities.  However, if final regulations dealing with contingent interest with respect to Regular Securities apply the same principles as the OID Regulations, these regulations may lead to different timing of income inclusion than would be the case under the OID Regulations.  Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income.  Investors are encouraged to consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Security bearing the following interest rates will qualify as a regular interest in a REMIC:

(1)         a fixed rate, or

(2)         a variable rate that is:

(a)         a qualified floating rate under the OID Regulations that is tied to current values of a variable rate,

(b)         the highest, lowest, or average of two or more qualified floating rates, including a rate based on the average cost of funds of one or more financial institutions,

(c)         the weighted average of rates on some or all of the qualified mortgages,

(d)         the product:

(i)         of a rate in (a) through (c) above and a fixed multiplier, or

(ii)         plus or minus a constant number of basis points, of a rate in (a) through (c) above and a positive or negative fixed multiplier,

(e)         a rate in (a) through (c) above plus or minus a constant number of basis points,

(f)         a rate in (a) through (e) above that is subject to one or more caps or floors,

(g)         a fixed rate during one or more periods, and a different fixed rate or rates (or a rate in (a) through (f) above) during other periods, or

(h)         a rate in (a) through (f) above during one or more periods, and a fixed rate or rates (or a different rate in (a) through (f) above) during other periods.

Accordingly, it is anticipated that the trustee will treat Regular Securities that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a Regular Security bearing a variable rate of interest will accrue in the manner described above under “— Original Issue Discount.”  The yield to maturity and future payments on the Regular Security will generally be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate or, if different, the value of the applicable variable rate as of the pricing date, for the relevant class.  Unless required otherwise by applicable final regulations, it is anticipated that the trustee will treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity.  Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we anticipate that the trustee will treat Regular Securities bearing an interest rate that is a weighted average of the net interest rates on mortgage loans as having qualified stated interest, except to the extent that initial “teaser” rates cause sufficiently “back-loaded” interest to create more than de minimis original issue discount.  The yields on Regular Securities for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial “teaser” rates followed by fully indexed rates, in the case of adjustable rate mortgage loans.  In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date or possibly the issue date will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs.  Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on the Regular Securities.

Market Discount.  A purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278.  Under these sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Security:

(1)         is exceeded by the then-current principal amount of the Regular Security, or

(2)         in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of that Regular Security at the time of purchase.

Any purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on Regular Security as distributions includible in the stated redemption price at maturity of the Regular Securities are received, in an amount not exceeding any distribution.  Any market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption.  The Conference Committee Report to the 1986 Act provides that until the regulations are issued, market discount would accrue either:

(1)         on the basis of a constant interest rate, or

(2)         in the ratio of stated interest allocable to the relevant period to the sum of the interest for the period plus the remaining interest as of the end of the period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for the period plus the remaining original issue as of the end of the period.

Any purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received.  Any purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable on that security.  The deferred portion of interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for the year.  Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of.  As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply.  See “— Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which an election may be deemed to be made.

By analogy to the OID Regulations, market discount with respect to a Regular Security will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security, determined as described in the fourth paragraph under “— Original Issue Discount,” remaining after the date of purchase.  It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount.  See “— Original Issue Discount” above.  Treasury regulations implementing the market discount rules have not yet been issued.  Therefore investors are encouraged to consult their own tax advisors regarding the application of these rules.  Investors are also encouraged to  consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium.  A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium.  If the Regular Securityholder holds a Regular Security as a “capital asset” within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize the premium under the constant yield method.  This election will apply to all premium debt obligations (1) held by the Regular Securityholder on the first day of  the taxable year for which the election is made, and (2) acquired after such day.  The election can only be revoked with the permission of the IRS.  Final Treasury regulations with respect to amortization of bond premiums do not by their terms apply to obligations, such as the Regular Securities, which are prepayable as described in Code Section 1272(a)(6).  However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Securities.  It is unclear whether the alternatives to the constant interest method described above under “— Market Discount” are available.  Amortizable bond premium will be treated as an offset to interest income on a Regular Security, rather than as a separate deductible item.  See “— Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method.  A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.  For purposes of applying the constant yield method to a debt instrument subject to this election:

(1)         “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and

(2)         the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition.

It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new Prepayment Assumption as of the date of the holder’s acquisition would apply.  A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments.  However, if the holder makes this election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter.  The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS.  You are encouraged to consult your own tax advisors regarding the advisability of making this type of an election.

Treatment of Losses.  Regular Securityholders will be required to report income with respect to Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans, except to the extent it can be established that those losses are uncollectible.  Accordingly, the holder of a Regular Security, particularly a subordinate security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency.  However, the holder of a Regular Security may not be able to take a deduction, subject to the discussion below, for the corresponding loss until a subsequent taxable year.  In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

Under Code Section 166, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss a loss with respect to principal sustained during the taxable year on account of any Regular Securities becoming wholly or partially worthless.  In general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any Regular Securities becoming wholly worthless.  Although the matter is not free from doubt, the non-corporate Regular Securityholders should be allowed a bad debt deduction at a time when the principal balance of the Regular Securities is reduced to reflect losses resulting from any liquidated mortgage loans.  The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect losses only after all the mortgage loans remaining in the trust fund have been liquidated or the applicable class of Regular Securities has been otherwise retired.  The IRS could also assert that losses on the Regular Securities are deductible based on some other method that may defer deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount.  This may have the effect of creating “negative” original issue discount which would be deductible only against future positive original issue discount or otherwise if the class is terminated.  Regular Securityholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to Regular Securities.

While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business.  Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts.  You are advised to consult your tax advisors regarding the treatment of losses on Regular Securities.

Sale or Exchange of Regular Securities.  If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security.  The adjusted basis of a Regular Security generally will equal:

(1)         the cost of the Regular Security to the seller,

(2)         increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Security, and

(3)         reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium and by any recognized losses.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the applicable holding period described below.  Gain will be treated as ordinary income:

(1)         if a Regular Security is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of the transaction,

(2)         in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or

(3)         to the extent that the gain does not exceed the excess, if any, of:

(a)         the amount that would have been includible in the gross income of the holder if its yield on the Regular Security were 110% of the applicable federal rate as of the date of purchase, over

(b)         the amount of income actually includible in the gross income of the holder with respect to the Regular Security.

In addition, gain or loss recognized from the sale of a Regular Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).  Capital gains of non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of those taxpayers for capital assets held for more than one year.  The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

3.8% Medicare Tax on “Net Investment Income”

U.S. Regular Securityholders that are individuals, estates and certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include the interest payments and any gain realized with respect to the Regular Securities, to the extent that their net investment income, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. Such U.S. Securityholders are encouraged to consult their tax advisors with respect to the 3.8% Medicare tax.

Taxation of Owners of Residual Securities

Taxation of REMIC Income.  Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities, and will not be taxed separately to the REMIC Pool.  The daily portions of REMIC taxable income or net loss of a Residual Securityholder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating each daily portion among the Residual Securityholders in proportion to their respective holdings of Residual Securities in the REMIC Pool on that day.  REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

(1)         the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

(2)         all bad mortgage loans will be deductible as business bad debts, and

(3)         the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool’s gross income includes:

(1)         interest, original issue discount income and market discount income, if any, on the mortgage loans,

(2)         reduced by amortization of any premium on the mortgage loans,

(3)         plus income from amortization of issue premium, if any, on the Regular Securities,

(4)         plus income on reinvestment of cash flows and reserve assets, and

(5)         plus any cancellation of indebtedness income if realized losses are allocated to the Regular Securities.

The REMIC Pool’s deductions include:

(1)         interest and original issue discount expense on the Regular Securities,

(2)         servicing fees on the mortgage loans,

(3)         other administrative expenses of the REMIC Pool, and

(4)         realized losses on the mortgage loans.

The requirement that Residual Securityholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no securities of any class of the related series outstanding.

The taxable income recognized by a Residual Securityholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest, including original issue discount, or income from amortization of issue premium on the Regular Securities, on the other hand.  If an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of the mortgage loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities.  The discount on the mortgage loans which is includible in income may exceed the deduction allowed upon distributions on those Regular Securities on account of any unaccrued original issue discount relating to those Regular Securities.  When more than one class of Regular Securities distributes principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier classes of Regular Securities to the extent that those classes are not issued with substantial discount or are issued at a premium.

If taxable income attributable to a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of Regular Securities are made.  Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of a series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Securities.  By contrast, to the extent the REMIC Pool consists of fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that mortgage loan.  Consequently, Residual Securityholders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of any mismatching or unrelated deductions against which to offset income, subject to the discussion of “excess inclusions” below under “— Limitations on Offset or Exemption of REMIC Income.”  The timing of any mismatching of income and deductions described in this paragraph, if present with respect to a series of securities, may have a significant adverse effect on a Residual Securityholder’s after-tax rate of return.

Basis and Losses.  The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Securityholder is limited to the adjusted basis of the Residual Security as of the close of the quarter, or time of disposition of the Residual Security, if earlier, determined without taking into account the net loss for the quarter.  The initial adjusted basis of a purchaser of a Residual Security is the amount paid for the Residual Security.  The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Securityholder and will be decreased, but not below zero,

(1)         first, by a cash distribution from the REMIC Pool, and

(2)         second, by the amount of loss of the REMIC Pool reportable by the Residual Securityholder.

Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Securityholder for whom a loss was disallowed and may be used by the Residual Securityholder only to offset any income generated by the same REMIC Pool.

A Residual Securityholder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool.  However, the taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets.  This recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Securities over their life.  However, in view of the possible acceleration of the income of Residual Securityholders described above under “— Taxation of REMIC Income,” the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Securities.

A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows.  The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool’s basis in its assets.  Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of non-economic Residual Securities.  These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Security is expected to generate taxable income or net loss to its holder.  Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC Pool is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC Pool, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption.  If the holder of a non-economic Residual Security sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.  The regulations also provide that inducement fees constitute income from sources within the United States.  Prospective purchasers of the Residual Securities are encouraged to  consult with their tax advisors regarding the effect of these regulations.

Further, to the extent that the initial adjusted basis of a Residual Securityholder, other than an original holder, in the Residual Security is greater than the corresponding portion of the REMIC Pool’s basis in the mortgage loans, the Residual Securityholder will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder.  The REMIC Regulations currently in effect do not so provide and no other rules have been proposed.  See “— Treatment of Certain Items of REMIC Income and Expense” and “— Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “— Sale or Exchange of a Residual Security” below regarding possible treatment of a loss on termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense.  Although it is anticipated that the trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to different interpretations.  The depositor makes no representation of the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Securities.  Different methods could result in different timing or reporting of taxable income or net loss to Residual Securityholders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium.  Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of issue premium on the Regular Securities will be determined in the same manner as original issue discount income on Regular Securities as described above under “— Taxation of Owners of Regular Securities — Original Issue Discount” and “— Variable Rate Regular Securities,” without regard to the de minimis rule described in this prospectus, and “— Premium,” below.

Market Discount.  The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool in the mortgage loans is exceeded by their unpaid principal balances.  The REMIC Pool’s basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool.  The REMIC Regulations provide that in the REMIC Pool’s basis in the mortgage loans is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool.  The accrued portion of any market discount will be recognized currently as an item of ordinary income in a manner similar to original issue discount.  Market discount income generally should accrue in the manner described above under “— Taxation of Owners of Regular Securities — Market Discount.”

Premium.  Generally, if the basis of the REMIC Pool in the mortgage loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess.  As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool.  In a manner analogous to the discussion above under “— Taxation of Owners of Regular Securities — Premium,” a person that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on mortgage loans under the constant yield method.

Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item.

Limitations on Offset or Exemption of REMIC Income.  A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Securityholder will be subject to special treatment.  That portion, referred to as the “excess inclusion,” is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for each quarterly period of:

(1)         120% of the long-term applicable federal rate that would have applied to the Residual Security if it were a debt instrument on the Startup Day under Code Section 1274(d), multiplied by

(2)         the adjusted issue price of the Residual Security at the beginning of each quarterly period.

For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to the Residual Security prior to the beginning of each quarterly period.  Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of income as the adjusted issue price of the Residual Securities diminishes.

The portion of a Residual Securityholder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Securityholder’s return.  However, net operating loss carryovers are determined without regard to excess inclusion income.  Further, if the Residual Securityholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Securityholder’s excess inclusions will be treated as unrelated business taxable income of that Residual Securityholder for purposes of Code Section 511.  In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons and the portion of the REMIC taxable income attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise.  See “— Taxation of Certain Foreign Investors — Residual Securities” below.  Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion, allocated under Treasury regulations yet to be issued, of dividends, paid by the real estate investment trust or regulated investment company

(1)         could not be offset by net operating losses of its shareholders,

(2)         would constitute unrelated business taxable income for tax-exempt shareholders, and

(3)         would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

Alternative minimum taxable income for a Residual Securityholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions.  A Residual Securityholder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year.  The amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Securities.  If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization, as defined below, a tax would be imposed in an amount equal to the product of:

(1)         the present value of the total anticipated excess inclusions with respect to a Residual Security for periods after the transfer, and

(2)         the highest marginal federal income tax rate applicable to corporations.

The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption.  The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue.  This rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer.  This tax generally would be imposed on the transferor of the Residual Security, except that where a transfer is through an agent, including a broker, nominee, or other middleman, for a Disqualified Organization, the tax would instead be imposed on the agent.  However, a transferor of a Residual Security would in no event be liable for this tax with respect to a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.  The tax also may be waived by the IRS if the Disqualified Organization promptly disposes of the Residual Security and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Security is actually held by the Disqualified Organization.

In addition, if a Pass-Through Entity, as defined below, has excess inclusion income with respect to a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on that entity equal to the product of:

(1)         the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period that interest is held by the Disqualified Organization, and

(2)         the highest marginal federal corporate income tax rate.

That tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year.  The Pass-Through Entity would not be liable for the tax if it received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder’s taxpayer identification number and, during the period the person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

If an electing large partnership, as defined below, holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on a Pass-Through Entity by Section 860E(c) of the Code.  An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership.

For these purposes,

(1)         “Disqualified Organization” means:

(a)         the United States,

(b)         any state or political subdivision of the United States or any state,

(c)         any foreign government,

(d)         any international organization,

(e)         any agency or instrumentality of any of the foregoing (but not an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by the governmental entity),

(f)         any cooperative organization furnishing electric energy or providing telephone service or persons in rural areas as described in Code Section 1381(a)(2)(C), and

(g)         any organization, other than a farmers’ cooperative described in Code Section 531, that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511.

(2)         “Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis.  Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity; and

(3)         an “electing large partnership” means any partnership having more than 100 members during the preceding tax year, other than certain service partnerships and commodity pools, which elects to apply certain simplified reporting provisions under the Code.

The applicable agreement with respect to a series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless:

(1)           the proposed transferee furnished to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing the Residual Security on behalf of a Disqualified Organization, that is, as a broker, nominee or middleman of the Disqualified Organization; and

(2)         the transferor provides a statement in writing to the trustee that it has no actual knowledge that the affidavit is false.

Moreover, the related agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee.  Each Residual Security with respect to a series will bear a legend referring to the restrictions on transfer.  Each Residual Securityholder will be deemed to have agreed, as a condition of ownership of a Residual Security, to any amendments to the related agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions.  Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the depositor or the trustee may charge a fee for computing and providing this information.

Noneconomic Residual Interests.  If the REMIC Regulations  disregard a  transfer of Residual Securities,  transferor  continues to be treated as the owner of the Residual Securities and  continues to be subject to tax on its allocable portion of the net income of the REMIC Pool.  Under the REMIC Regulations, a transfer of a “noneconomic residual interest,” as defined in the following sentence, to a Residual Securityholder, other than a Residual Securityholder who is not a U.S. Person, is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax.  A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a “noneconomic residual interest” unless, at the time of the transfer:

(1)         the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and

(2)         the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “— Tax-Related Restrictions on Transfer of Residual Securities — Disqualified Organizations.”  The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.  A safe harbor is provided if:

(1)         the transferor

(a)         conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee,

(b)         found that the transferee historically paid its debts as they came due, and

(c)         found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future,

(2)         the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, and

(3)         the transferee represents to the transferor that it will not cause income from the Residual Security to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person, and the Residual Security, is, in fact, not transferred to such permanent establishment or fixed base, and

(4)         one of the following two tests is satisfied:  either

(a)         the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest does not exceed the sum of:

(i)         the present value of any consideration given to the transferee to acquire the interest;

(ii)         the present value of the expected future distributions on the interest; and

(iii)         the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is presumed to pay tax at the highest corporate rate (currently 35%) or, in certain circumstances the alternative minimum tax rate.  Further, present values generally are computed using a discount rate equal to the short-term federal rate set forth in Section 1274(d) of the Code, for the month of such transfer and the compounding period used by the transferee; or

(b) (i)  the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

(ii)         the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

(iii)         the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

Because these rules are not mandatory but would provide safe harbor protection, the related pooling and servicing agreement will not require that clause (a) or (b) be met as a condition to transfer of a Residual Security.  Holders of Residual Securities are advised to consult their tax advisors on whether or in what amount any such payment should be made upon transfer thereof.

Foreign Investors.  The REMIC Regulations provide that the transfer of a Residual Security that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes.  This rule appears intended to apply to a transferee who is not a U.S. Person, unless that transferee’s income is effectively connected with the conduct of a trade or business within the United States.  A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer:

(1)         the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and

(2)         the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

The prospectus supplement relating to the securities of a series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made.

Sale or Exchange of a Residual Security.  If the sale or exchange of a Residual Security occurs, the Residual Securityholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis, as described above under “— Taxation of Owners of Residual Securities — Basis and Losses,” of a Residual Securityholder in a Residual Security at the time of the sale or exchange.  In addition to reporting the taxable income of the REMIC Pool, a Residual Securityholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that distribution date.  Income will be treated as gain from the sale or exchange of the Residual Securityholder’s Residual Security.  As a result, if the Residual Securityholder has an adjusted basis in its Residual Security remaining when its interest in the REMIC Pool terminates, and if it holds the Residual Security as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of the remaining adjusted basis.

Any gain on the sale of a Residual Security will be treated as ordinary income:

(1)         if a Residual Security is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Securityholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction or

(2)         in the case of a non-corporate taxpayer, to the extent that taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a Residual Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Securities.  These wash sale rules will apply where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after the sale or disposition of the Residual Security, acquires any residual interest in any REMIC or any interest in a “taxable mortgage pool,” or enters into any other transaction that results in the application of Code Section 1091, such as a non-REMIC owner trust, that is economically comparable to a Residual Security.

Mark to Market Regulations.  Regulations under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers provide that a Residual Security is not treated as a security and thus may not be marked to market.

Taxes That May Be Imposed on the REMIC Pool

Prohibited Transactions.  Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Securityholders, but rather will be taxed directly to the REMIC Pool at a 100% rate.  Prohibited transactions generally include:

(1)         the disposition of a qualified mortgage other than for:

(a)         substitution within two years of the Startup Day for a defective, including a defaulted, obligation, or repurchase in lieu of substitution of a defective, including a defaulted, obligation at any time, or for any qualified mortgage within three months of the Startup Day,

(b)         foreclosure, default, or imminent default of a qualified mortgage,

(c)         bankruptcy or insolvency of the REMIC Pool, or

(d)         a qualified (complete) liquidation,

(2)         the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

(3)         the receipt of compensation for services, or

(4)         the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

Regardless of clauses (1) and (4) above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call—generally, an optional termination to save administrative costs when no more than a small percentage of the securities is outstanding.  Under the REMIC Regulations the following modifications of a mortgage loan generally are l not be treated as a disposition:

(1)           if it is occasioned by a default or reasonably foreseeable default,

(2)         an assumption of the mortgage loan,

(3)         the waiver of a due-on-sale or due-on-encumbrance clause, or

(4)         the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.

(5) a modification that releases, substitutes, adds, or otherwise alters a substantial amount of the collateral for, a guarantee on, or other form of credit enhancement for, a recourse or nonrecourse obligation, so long as the obligation continues to be principally secured by an interest in real property following the release, substitution, addition, or other alteration, or

(6) a change in the nature of the obligation from recourse (or substantially all recourse) to nonrecourse (or substantially all nonrecourse), or from nonrecourse (or substantially all nonrecourse) to recourse (or substantially all recourse), so long as the obligation continues to be principally secured by an interest in real property following such a change.

Contributions to the REMIC Pool After the Startup Day.  In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.  Exceptions are provided for cash contributions to the REMIC Pool:

(1)         during the three months following the Startup Day,

(2)         made to a qualified Reserve Fund by a Residual Securityholder,

(3)         in the nature of a guarantee,

(4)         made to facilitate a qualified liquidation or clean-up call, and

(5)         as otherwise permitted in Treasury regulations yet to be issued.

We do not anticipate that there will be any contributions to the REMIC Pool after the Startup Day.

Net Income from Foreclosure Property.  The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts.  Generally, property acquired by deed in lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year following the year of acquisition, with a possible extension.  Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.  We do not anticipate that the REMIC Pool will have any taxable net income from foreclosure property.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which the adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning on that date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash, other than amounts retained to meet claims, to Regular Securityholders and Residual Securityholders within the 90-day period.

Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership.  The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return.  The trustee will be required to sign the REMIC Pool’s returns.  Treasury regulations provide that, except where there is a single Residual Securityholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding.  The master servicer will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, with respect to the REMIC Pool as agent of the Residual Securityholder holding the largest percentage interest in the Residual Securities.  If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Securityholder, the Residual Securityholder or the other person specified pursuant to Treasury regulations will be required to act as tax matters person.

Limitations on Deduction of Certain Expenses

An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that these itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income.  In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

(1)         3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or

(2)         80% of the amount of itemized deductions otherwise allowable for the year.

In the case of a REMIC Pool, these deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC.  These investors who hold REMIC Securities either directly or indirectly through certain Pass-Through Entities may have their pro rata share of expenses allocated to them as additional gross income, but may be subject to a limitation on deductions.  In addition, these expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors of this type to be subject to significant additional tax liability.  Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election.  However, this additional gross income and limitation on deductions will apply to the allocable portion of these expenses to holders of Regular Securities, as well as holders of Residual Securities, where Regular Securities are issued in a manner that is similar to pass-through certificates in a fixed investment trust.  Generally, all these expenses will be allocable to the Residual Securities.  In general, the allocable portion will be determined based on the ratio that a REMIC Securityholder’s income, determined on a daily basis, bears to the income of all holders of Regular Securities and Residual Securities with respect to a REMIC Pool.  As a result, individuals, estates or trusts holding REMIC Securities, either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other Pass-Through Entities described in the foregoing temporary Treasury regulations, may have taxable income in excess of the interest income at the pass-through rate on Regular Securities that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Securities.

Taxation of Certain Foreign Investors

Regular Securities.  Interest, including original issue discount, distributable to Regular Securityholders that are non-resident aliens, foreign corporations, or other non-U.S. Persons, will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that the non-U.S. Person:

(1)         is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C), and

(2)      provides the trustee, or the person who would otherwise be required to withhold tax from the distributions under Code Section 1441 or 1442, with an appropriate statement, statement on (A) Form W-8BEN if the Non-U.S. Person is an individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty or (B) Form W-8BEN-E, if the Non-U.S. Person is an entity eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty.

If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or W-8BEN-E provided by the Non-U.S. Person that owns the note. If the information shown on Form W-8BEN or W-8BEN-E changes, a new Form W-8BEN or W-8BEN-E must be filed. If the foregoing requirements are not met, then interest (including OID) on the notes will be subject to 30% United States withholding tax, unless reduced or eliminated pursuant to an applicable tax treaty.

Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications. Non-U.S. Persons that intend to hold a note through a partnership or other pass-through entity are encouraged to consult their own tax advisors regarding the application of those Treasury regulations to an investment in a note.

Foreign Account Tax Compliance Act (“FATCA”).  FATCA impose a 30% United States withholding tax on interest payable on a note after June 30, 2014, and gross proceeds from the disposition of a note payable after December 31, 2016, paid to (i) “foreign financial institutions” unless they agree to collect and disclose to the IRS information identifying their direct and indirect U.S. account holders, and (ii) certain “non-financial foreign entities” unless they certify certain information regarding their direct and indirect U.S. owners.

Residual Securities.  The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Securityholders who are non-U.S. Persons generally should be treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax.  Treasury regulations provide that amount distributed to Residual Securityholders may qualify as “portfolio interest,” subject to the conditions described in “Regular Securities” above, but only to the extent that the trust fund or segregated pool of assets in that trust fund, for which a separate REMIC election will be made, to which the Residual Security relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1).

Generally, mortgage loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form.  Furthermore, Residual Securityholders will not be entitled to any exemption from the 30% withholding tax, or lower treaty rate to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.”  See “— Taxation of Owners of Residual Securities — Limitations on Offset or Exemption of REMIC Income” in this prospectus.  If the amounts paid to Residual Securityholders who are non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by non-U.S. Persons, 30% or lower treaty rate withholding will not apply.  Instead, the amounts paid to the non-U.S. Persons will be subject to United States federal income tax at regular rates.  If 30% or lower treaty rate withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed, or when the Residual Security is disposed of, under rules similar to withholding upon disposition of debt instruments that have original issue discount.  See “— Tax-Related Restrictions on Transfer of Residual Securities — Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential.”  Investors who are non-U.S. Persons are encouraged to consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

Backup Withholding

Distributions made on the Regular Securities, and proceeds from the sale of the Regular Securities to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 of 28%  on “reportable payments.”  Reportable payments include interest distributions, original issue discount, and, under certain circumstances, principal distributions, unless the Regular Securityholder complies with certain reporting and certification procedures.  These reporting and certification procedures include the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Security, or the holder is otherwise an exempt recipient under applicable provisions of the Code.  Any amounts to be withheld from distribution on the Regular Securities would be refunded by the IRS or allowed as a credit against the Regular Securityholder’s federal income tax liability.  The Treasury regulations provide other rules relating to certain presumptions relating to information reporting and backup withholding.  Prospective investors are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Securities or beneficial owners who own Regular Securities through a broker or middleman as nominee.  All brokers, nominees and all other non-exempt holders of record of Regular Securities, including:

•	corporations,

•	non-calendar year taxpayers,

•	securities or commodities dealers,

•	real estate investment trusts,

•	investment companies,

•	common trust funds,

•	thrift institutions, and

•	charitable trusts,

may request information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Securities.  Holders through nominees must request information from the nominee.

The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.

Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Securityholder by the end of the month following the close of each calendar quarter—41 days after the end of a quarter under proposed Treasury regulations—in which the REMIC Pool is in existence.  Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Securityholders, furnished annually, if applicable, to holders of Regular Securities, and filed annually with the IRS concerning Code Section 67 expenses as, as described under “— Limitations on Deduction of Certain Expenses” above, allocable to the holders.  Furthermore, under the regulations, information must be furnished quarterly to Residual Securityholders, furnished annually to holders of Regular Securities, and filed annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described above under “Characterization of Investments in REMIC Securities.”

Tax Treatment of Exchangeable Securities

Exchangeable Securities Representing Proportionate Interests in Two or More REMIC Regular Interests.  The related prospectus supplement for a series will specify whether an exchangeable security represents beneficial ownership of a proportionate interest in each REMIC regular interest corresponding to that exchangeable security.  Each beneficial owner of such an exchangeable security should account for its ownership interest in each REMIC regular interest underlying that exchangeable security as described under “— Taxation of REMIC Owners of Regular Securities.”  If a beneficial owner of an exchangeable security acquires an interest in two or more underlying REMIC regular interests other than in an exchange described under “Description of the Securities — Exchangeable Securities” in this prospectus, the beneficial owner should allocate its cost to acquire that exchangeable security among the related underlying REMIC regular interests in proportion to their relative fair market values at the time of acquisition.  When such a beneficial owner sells the exchangeable security, the owner should allocate the sale proceeds among the underlying REMIC regular interests in proportion to their relative fair market values at the time of sale.

Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies.  Under this rule, if an exchangeable security represents beneficial ownership of two or more REMIC regular interests, those REMIC regular interests could be treated as a single debt instrument for OID purposes.  In addition, if the two or more REMIC regular interests underlying an exchangeable security were aggregated for OID purposes and a beneficial owner of an exchangeable security were to (i) exchange that exchangeable security for the related underlying REMIC regular interests, (ii) sell one of those related REMIC regular interests and (iii) retain one or more of the remaining related REMIC regular interests, the beneficial owner might be treated as having engaged in a “coupon stripping” or “bond stripping” transaction within the meaning of Section 1286 of the Code.  Under Section 1286 of the Code, a beneficial owner of an exchangeable security that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original exchangeable security between the related underlying REMIC regular interests sold and the related REMIC regular interests retained in proportion to their relative fair market values as of the date of the stripping transaction.  The beneficial owner then must recognize gain or loss on the REMIC regular interests sold using its basis allocable to those REMIC regular interests.  Also, the beneficial owner then must treat the REMIC regular interests underlying the exchangeable securities retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner’s basis allocable to those REMIC regular interests.  Accordingly, the beneficial owner must accrue interest and OID with respect to the REMIC regular interests retained based on the beneficial owner’s basis in those REMIC regular interests.

As a result, when compared to treating each REMIC regular interest underlying an exchangeable security as a separate debt instrument, aggregating the REMIC regular interests underlying an exchangeable security could affect the timing and character of income recognized by a beneficial owner of an exchangeable security.  Moreover, if Section 1286 of the Code were to apply to a beneficial owner of an exchangeable security, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the trustee.

The trustee intends to treat each REMIC regular interest underlying an exchangeable security as a separate debt instrument for information reporting purposes.  Prospective investors should note that, if the two or more REMIC regular interests underlying an exchangeable security were aggregated, the timing of accruals of OID applicable to an exchangeable security could be different than that reported to holders and the IRS.  Prospective investors are advised to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the REMIC regular interests underlying the exchangeable securities should be aggregated for OID purposes.

Exchangeable Securities Representing Disproportionate Interests in REMIC Regular Interests.  The related prospectus supplement for a series will specify whether an exchangeable security represents beneficial ownership of a disproportionate interest in the REMIC regular interest corresponding to that exchangeable security.  The tax consequences to a beneficial owner of an exchangeable security of this type will be determined under Section 1286 of the Code, except as discussed below.  Under Section 1286 of the Code, a beneficial owner of an exchangeable security will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payment on the underlying REMIC regular interests.  If an exchangeable security entitles the holder to payments of principal and interest on an underlying REMIC regular interest, the IRS could contend that the exchangeable security should be treated (i) as an interest in the underlying REMIC regular interest to the extent that the exchangeable security represents an equal pro rata portion of principal and interest on the underlying REMIC regular interest, and (ii) with respect to the remainder, as an installment obligation consisting of “stripped bonds” to the extent of its share of principal payments or “stripped coupons” to the extent of its share of interest payments.  For purposes of information reporting, however, each exchangeable security will be treated as a single debt instrument, regardless of whether it entitles the holder to payments of principal and interest.

Under Section 1286 of the Code, each beneficial owner of an exchangeable security must treat the exchangeable security as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its “stated redemption price at maturity” over the price paid by the owner to acquire it.  The stated redemption price at maturity for an exchangeable security is determined in the same manner as described with respect to REMIC regular interests under “— Taxation of Owners of Regular Securities — Original Issue Discount.”

If the exchangeable security has OID, the beneficial owner must include the OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income.  Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a REMIC regular interest under “— OID.”  A beneficial owner, however, determines its yield to maturity based on its purchase price.  For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be one determined at the time the exchangeable security is acquired or would be the prepayment assumption for the underlying REMIC regular interests.

In light of the application of Section 1286 of the Code, a beneficial owner of an exchangeable security generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption.  The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee.  Accordingly, any information reporting provided by the trustee with respect to the exchangeable securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates.  Prospective investors therefore should be aware that the timing of accruals of OID applicable to an exchangeable security generally will be different than that reported to holders and the IRS.  Prospective investors are advised to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

The rules of Section 1286 of the Code also apply if (i) a beneficial owner of REMIC regular interests exchanges them for an exchangeable security, (ii) the beneficial owner sells some, but not all, of the exchangeable securities, and (iii) the combination of retained exchangeable securities cannot be exchanged for the related REMIC regular interests.  As of the date of such a sale, the beneficial owner must allocate its basis in the REMIC regular interests between the part of the REMIC regular interests underlying the exchangeable securities sold and the part of the REMIC regular interests underlying the exchangeable securities retained in proportion to their relative fair market values.  Section 1286 of the Code treats the beneficial owner as purchasing the exchangeable securities retained for the amount of the basis allocated to the retained exchangeable securities, and the beneficial owner must then accrue any OID with respect to the retained exchangeable securities as described above.  Section 1286 of the Code does not apply, however, if a beneficial owner exchanges REMIC regular interests for the related exchangeable securities and retains all the exchangeable securities, see “— Treatment of Exchanges” below.

Upon the sale of an exchangeable security, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the exchangeable security.  The owner’s adjusted basis generally is equal to the owner’s cost of the exchangeable security (or portion of the cost of REMIC regular interests allocable to the exchangeable security), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium.  If the beneficial owner holds the exchangeable security as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under “— Taxation of Owners of Regular Securities — Sale or Exchange of Regular Securities.”

Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (other than an exchange described under “— Treatment of Exchanges” below) a combination of exchangeable securities that may be exchanged for underlying REMIC regular interests, the owner should be treated as owning the underlying REMIC regular interests, in which case Section 1286 of the Code would not apply.  If a beneficial owner acquires such a combination in separate transactions, the law is unclear on whether the combination should be aggregated or each exchangeable security should be treated as a separate debt instrument.  You are encouraged to consult your tax advisors regarding the proper treatment of exchangeable securities in this regard.

It is not clear whether exchangeable securities subject to Section 1286 of the Code will be treated as assets described in Section 7701(a)(19)(C) of the Code or as “real estate assets” under Section 856(c)(5)(B) of the Code.  In addition, it is not clear whether the interest or OID derived from such an exchangeable security will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code.  You are encouraged to consult your tax advisors regarding the proper treatment of exchangeable securities under these provisions of the Code.

Treatment of Exchanges.  If a beneficial owner of one or more exchangeable securities exchanges them for the related exchangeable securities in the manner described under “Description of the Securities — Exchangeable Securities” in this prospectus, the exchange will not be taxable.  In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related underlying REMIC regular interest that it owned immediately prior to the exchange.

Grantor Trust Funds

Classification of Grantor Trust Funds

With respect to each series of Grantor Trust Securities, Tax Counsel will deliver an opinion.  The opinion will be to the effect that, assuming compliance with all provisions of the applicable agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of Subtitle A of the Code and not as a partnership, an association taxable as a corporation, or a “taxable mortgage pool” within the meaning of Code Section 7701(i).  Accordingly, each holder of a Grantor Trust Security generally will be treated as the beneficial owner of an undivided interest in the mortgage loans included in the Grantor Trust Fund.

Standard Securities

General.  Where there is no Retained Interest with respect to the mortgage loans underlying the securities of a series, and where these securities are not designated as “Stripped Securities,” as defined below under “— Stripped Securities,” the holder of each security in the series, referred to in this prospectus as “Standard Securities,” will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Grantor Trust Fund represented by its Standard Security.  As a result, the holder of these securities will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under “— Recharacterization of Servicing Fees.”  Accordingly, the holder of a Standard Security of a particular series will be required to report on its federal income tax return, in accordance with the holder’s method of accounting, its pro rata share of the entire income from the mortgage loans represented by its Standard Security, including:

(1)         interest at the coupon rate on the mortgage loans,

(2)         original issue discount, if any,

(3)         prepayment fees,

(4)         assumption fees, and

(5)         late payment charges received by the master servicer.

A holder of a Standard Security generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that Grantor Trust Fund.  However, investors who are individuals, estates or trusts who own securities, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all administrative and other expenses of the Grantor Trust Fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income.  In addition,

Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

(1)         3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or

(2)         80% of the amount of itemized deductions otherwise allowable for that year.

As a result, investors holding Standard Securities, directly or indirectly through a Pass-Through Entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Securities with respect to interest at the pass-through rate or as discount income on those Standard Securities.  In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability.  Moreover, where there is Retained Interest with respect to the mortgage loans underlying a series of securities or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described below under “— Stripped Securities” and “— Recharacterization of Servicing Fees,” respectively.

Tax Status.  Tax Counsel has advised the depositor that:

(1)         A Standard Security owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Security is of the type described in that section of the Code.

(2)         A Standard Security owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related Grantor Trust Fund consist of qualified assets.  Interest income on the assets will be considered “interest on obligations secured by mortgages on real property” to that extent within the meaning of Code Section 856(c)(3)(B).

(3)         A Standard Security owned by a REMIC will be considered to represent an “obligation, including any participation or certificate of beneficial ownership in the REMIC, which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

Premium and Discount.  We advise you to consult with your tax advisors on the federal income tax treatment of premium and discount arising either at the time of initial issuance of Standard Securities or subsequent acquisition.

Premium.  The treatment of premium incurred at the time of  the purchase of a Standard Security will be determined generally as described above under “— REMICs — Taxation of Owners of Residual Securities — Premium.”

Original Issue Discount.  The original issue discount rules of Code Section 1271 through 1275 will be applicable to a holder’s interest in those mortgage loans as to which the conditions for the application of those sections are met.  Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers, other than individuals, originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984.  Under the OID Regulations, an original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser” rates on the mortgage loans.  See “— Stripped Securities” below regarding original issue discount on Stripped Securities.

Original Issue Discount.    Under the OID Regulations, an original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser” rates on the mortgage loans.  See “— Stripped Securities” below regarding original issue discount on Stripped Securities.

Market Discount.  Holders of securities also will be subject to the market discount rules to the extent that the conditions for application of those sections are met.  Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under “— REMICs — Taxation of Owners of Regular Securities — Market Discount,” except that the ratable accrual methods described in those sections will not apply.  Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected.  The related prospectus supplement will specify what, if any, prepayment assumption will be assumed for purposes of accrual.

Recharacterization of Servicing Fees.  If the servicing fees paid to a servicer were deemed to exceed reasonable servicing compensation, the amount of excess would represent neither income nor a deduction to holders of securities.  In this regard, there are no authoritative guidelines for federal income tax purposes on either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of Standard Securities, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis.  If a loan-by-loan basis is appropriate, the likelihood that the applicable amount would exceed reasonable servicing compensation for some of the mortgage loans would be increased.  IRS guidance indicates that a servicing fee in excess of reasonable compensation —“excess servicing”—will cause the mortgage loans to be treated under the “stripped bond” rules.  This guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of these applicable amounts is not greater than the value of the services provided.

Accordingly, if the IRS approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans.  Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as “stripped coupons” and “stripped bonds.”  Subject to the de minimis rule discussed below under “— Stripped Securities,” each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Securities, and the original issue discount rules of the Code would apply to the holder of those securities.  While holders of securities would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including the portion as a second class of equitable interest.  Applicable Treasury regulations treat an arrangement of this type as a fixed investment trust, because the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose.  In general, a recharacterization should not have any significant effect on the timing or amount of income reported by a holder of securities, except that the income reported by a cash method holder may be slightly accelerated.

See “— Stripped Securities” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Securities.  If a sale or exchange of a Standard Security occurs, a holder of such a security will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and other assets represented by the security.  In general, the aggregate adjusted basis will equal the holder’s cost for the Standard Security, exclusive of accrued interest, increased by the amount of any income previously reported with respect to the Standard Security and decreased by the amount of any losses previously reported with respect to the Standard Security and the amount of any distributions other than accrued interest received on those securities.  Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any gain or loss generally would be capital gain or loss if the Standard Security was held as a capital asset.  However, gain on the sale of a Standard Security will be treated as ordinary income:

(1)         if a Standard Security is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the holder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of that transaction, or

(2)         in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

Capital gains of noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of the taxpayers for capital assets held for more than one year.  The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Securities

General.  Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments.  For purposes of this discussion, securities that are subject to those rules will be referred to as “Stripped Securities.”  The securities will be subject to those rules if:

(1)         the depositor or any of its affiliates retains, for its own account or for purposes of resale, in the form of Retained Interest, or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

(2)         the depositor or any of its affiliates is treated as having an ownership interest in the mortgage loans to the extent it is paid or retains servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see “— Standard Securities — Recharacterization of Servicing Fees”), and

(3)         a class of securities are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Security will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Security’s allocable share of the servicing fees paid to a servicer, to the extent that those fees represent reasonable compensation for services rendered.  See the discussion above under “— Standard Securities — Recharacterization of Servicing Fees.”  Although not free from doubt, for purposes of reporting to holders of Stripped Securities, the servicing fees will be allocated to the classes of Stripped Securities in proportion to the distributions to the classes for the related period or periods.  The holder of a Stripped Security generally will be entitled to a deduction each year in respect of the servicing fees, as described above under “— Standard Securities — General,” subject to the limitation described in that section.

Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued on the date that the stripped interest is purchased.  Although the treatment of Stripped Securities for federal income tax purposes is not clear in certain respects, particularly where Stripped Securities are issued with respect to a mortgage pool containing variable-rate mortgage loans, the depositor has been advised by counsel that:

(1)         the Grantor Trust Fund will be treated as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i), and

(2)         each Stripped Security should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition.

This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations.  Although it is possible that computations with respect to Stripped Securities could be made in one of the ways described below under “— Possible Alternative Characterizations,” the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument.  Accordingly, for original issue discount purposes, all payments on any Stripped Securities should be aggregated and treated as though they were made on a single debt instrument.  The applicable agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations provide for treatment of a Stripped Security as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount.  In addition, under those regulations, a Stripped Security that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium.  This treatment indicates that the interest component of a Stripped Security of this type would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Security.  Further, these regulations provide that the purchaser of a Stripped Security will be required to account for any discount as market discount rather than original issue discount if either:

(1)         the initial discount with respect to the Stripped Security was treated as zero under the de minimis rule, or

(2)         no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans.  Any market discount would be reportable as described above under  “— REMICs —Taxation of Owners of Regular Securities — Market Discount,” without regard to the de minimis rule described in this prospectus, assuming that a prepayment assumption is employed in that computation.

Status of Stripped Securities.  No specific legal authority exists on whether the character of the Stripped Securities, for federal income tax purposes, will be the same as that of the mortgage loans.

Although the issue is not free from doubt, counsel has advised the depositor that Stripped Securities owned by applicable holders should be considered to represent

(1)         “real estate assets” within the meaning of Code Section 856(c)(5)(B),

(2)         “obligation[s] . . . principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A), and

(3)         “loans . . . secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v).

Interest including original issue discount income attributable to Stripped Securities should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for this tax treatment.  See “— Standard Securities — Tax Status” above.

Taxation of Stripped Securities.  Original Issue Discount.  Except as described above under “— General,” each Stripped Security will be considered to have been issued at an original issue discount for federal income tax purposes.  Original issue discount with respect to a Stripped Security must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income.  Based in part on the issue discount required to be included in the income of a holder of a Stripped Security in any taxable year likely will be computed generally as described above under “— REMICs — Taxation of Owner of Regular Securities — Original Issue Discount” and “— Variable Rate Regular Securities.”  However, with the apparent exception of a Stripped Security qualifying as a market discount obligation as described above under “— General,” the issue price of a Stripped Security will be the purchase price paid by each holder of the Stripped Security.  The stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Security to the holder of securities, presumably under the Prepayment Assumption, other than qualified stated interest.

If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a holder’s recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the holder’s Stripped Security.  While the matter is not free from doubt, the holder of a Stripped Security should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Security to recognize a loss, which may be a capital loss, equal to that portion of unrecoverable basis.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Securities will not be made if the mortgage loans are prepaid could lead to the interpretation that those interest payments are “contingent” within the meaning of the OID Regulations.  The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Securities.  However, if final regulations dealing with contingent interest with respect to the Stripped Securities apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations.  Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Securities as ordinary income.  Prospective investors are encouraged to consult their tax advisors regarding the appropriate tax treatment of Stripped Securities.

In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Security generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption.  The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trust administrator.  Accordingly, any information reporting provided by the trust administrator with respect to these Stripped Securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these securities.  Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Security generally will be different than that reported to holders and the IRS.  Prospective investors are encouraged to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

Sale or Exchange of Stripped Securities.  Sale or exchange of a Stripped Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder’s adjusted basis in that Stripped Security, as described above under “— REMICs — Taxation of Owners of Regular Securities — Sale or Exchange of Regular Securities.”  To the extent that a subsequent purchaser’s purchase price is exceeded by the remaining payments on the Stripped Securities, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above.  It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a holder of securities other than an original holder of securities should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Purchase of More Than One Class of Stripped Securities.  When an investor purchases more than one class of Stripped Securities, it is currently unclear whether for federal income tax purposes the classes of Stripped Securities should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations.  The characterizations of the Stripped Securities discussed above are not the only possible interpretations of the applicable Code provisions.  For example, the holder of securities may be treated as the owner of:

(1)         one installment obligation consisting of the Stripped Security’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the respective Stripped Security’s pro rata share of the payments attributable to interest on each mortgage loan,

(2)         as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan, or

(3)         a separate installment obligation for each mortgage loan, representing the Stripped Security’s pro rata share of payments of principal and/or interest to be made with respect to that Stripped Security.

Alternatively, the holder of one or more classes of Stripped Securities may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the related Stripped Security, or classes of Stripped Securities in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon, as the case may be, treated as an installment obligation or contingent payment obligation, on the remainder.  Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable.  The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Securities and the resultant different treatment of income recognition, holders of such securities are urged to consult their own tax advisors regarding the proper treatment of Stripped Securities for federal income tax purposes.

3.8% Medicare Tax on “Net Investment Income”

U.S. holders of Grantor Trust Securities that are individuals, estates and certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include the interest payments and any gain realized with respect to the Grantor Trust Securities, to the extent that their net investment income, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. Such U.S. holders of Grantor Trust Securities are encouraged to consult their tax advisors with respect to the 3.8% Medicare tax.

Reporting Requirements and Backup Withholding

The trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of Grantor Trust Securities at any time during that calendar year, information, prepared on the basis described above, as is necessary to enable the holder of those securities to prepare its federal income tax returns.  The information will include the amount of original issue discount accrued on Grantor Trust Securities held by persons other than holders of securities exempted from the reporting requirements.  However, the amount required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a holder of Grantor Trust Securities, other than an original holder of securities that purchased at the issue price.  In particular, in the case of Stripped Securities, the reporting will be based on a representative initial offering price of each class of Stripped Securities or some price as set forth in the related prospectus supplement.  The trustee will also file original issue discount information with the IRS.  If a holder of securities fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a holder of securities has not reported all interest and dividend income required to be shown on his federal income tax return, 28% backup withholding may be required in respect of any reportable payments, as described above under “— REMICs — Backup Withholding.”

Final Treasury regulations establish a reporting framework for interests in “widely held fixed investment trusts” and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner.  A widely-held fixed investment trust is defined as an arrangement classified as a “trust” under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.  The trustee is required to calculate and provide information to the IRS and to requesting persons with respect to the trust fund in accordance with these regulations beginning with the 2007 calendar year.  The trustee, or applicable middleman, is required to file information returns with the IRS and provide tax information statements to certificateholders in accordance with these regulations.

Taxation of Certain Foreign Investors.

Interest or original issue discount paid by the trustee or other withholding agent to a non-U.S. Person will be “portfolio interest” and will be treated in the manner, and such persons will be subject to the same certification requirements, as described above under “— REMICs — Taxation of Certain Foreign Investors — Regular Securities.”

Partnership Trust Funds

Classification of Partnership Trust Funds

With respect to each series of Partnership Securities or Debt Securities, Tax Counsel will deliver its opinion that the trust fund will not be a taxable mortgage pool or an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes.  This opinion will be based on the assumption that the terms of the applicable agreement and related documents will be complied with, and on counsel’s conclusion that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

Characterization of Investments in Partnership Securities and Debt Securities

For federal income tax purposes:

(1)         Partnership Securities and Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), and

(2)         interest on Debt Securities held by a real estate investment trust will not be treated as “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B), and Debt Securities held by a real estate investment trust will not constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B).  However, Partnership Securities held by a real estate investment trust will qualify under those sections based on the real estate investments trust’s proportionate interest in the assets of the Partnership Trust Fund based on capital accounts unless the Partnership Security is not treated as equity in the issuing trust.

Taxation of Holder of Debt Securities

Treatment of the Debt Securities as Indebtedness.  The depositor will agree, and the holders of securities will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes.  No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities.  However, with respect to each series of Debt Securities, Tax Counsel will deliver its opinion that, unless otherwise specified in the related prospectus supplement, the Debt Securities will be classified as indebtedness for federal income tax purposes.  The discussion below assumes this characterization of the Debt Securities is correct.

If, contrary to the opinion of counsel, the IRS successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the Partnership Trust Fund.  As a result, the timing and amount of income allocable to holders of the Debt Securities may be different than as described in the following paragraph.

Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that:

(1)         income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method,

(2)         the special rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities.  See “— REMICs — Taxation of Owners of Regular Securities — Sale or Exchange of Regular Securities” above, and

(3)         the character and timing of any Realized Losses may be governed by Code Section 165(g) relating to worthless securities rather than by Code Section 166 relating to bad debts if the Debt Securities are considered issued by a corporation.  This could occur, for example, if the issuing trust were disregarded as separate from a single holder of the residual interest in the trust that was a corporation.

Taxation of Owners of Partnership Securities

Treatment of the Partnership Trust Fund as a Partnership.  The prospectus supplement may specify that the depositor will agree, and the holders of Partnership Securities will agree by their purchase of Partnership Securities, to treat the Partnership Trust Fund:

(1)         as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the holders of Partnership Securities, including the depositor, and the Debt Securities, if any, being debt of the partnership, or

(2)         if a single beneficial owner owns all of the Partnership Securities in a trust fund, the trust fund will be ignored for federal income tax purposes and the assets and Debt Securities of the trust fund will be treated as assets and indebtedness of this beneficial owner.

A variety of alternative characterizations are possible.  For example, because one or more of the classes of Partnership Securities have certain features characteristic of debt, the Partnership Securities might be considered debt of the depositor or the Partnership Trust Fund.  A characterization of this type would not result in materially adverse tax consequences to holders of securities as compared to the consequences from treatment of the Partnership Securities as equity in a partnership, described below.  The following discussion assumes that the Partnership Securities represent equity interests in a partnership.

Partnership Taxation.  As a partnership, the Partnership Trust Fund will not be subject to federal income tax.  Rather, each holder of Partnership Securities will be required to separately take into account each holder’s allocated share of income, gains, losses, deductions and credits of the Partnership Trust Fund.  We anticipate that the Partnership Trust Fund’s income will consist primarily of interest earned on the mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, as described above under “— Grantor Trust Funds — Standard Securities — General,” and “— Premium and Discount” and any gain upon collection or disposition of mortgage loans.  The Partnership Trust Fund’s deductions will consist primarily of interest and original issue discount accruing with respect to the Debt Securities and servicing and other fees.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement, that is, the applicable governing agreement and related documents.  The partnership agreement will provide, in general, that the holders of securities will be allocated gross income of the Partnership Trust Fund for each Due Period equal to the sum of:

(1)         the interest that accrues on the Partnership Securities in accordance with their terms for the Due Period, including interest accruing at the applicable pass-through rate for the applicable Due Period and interest on amounts previously due on the Partnership Securities but not yet distributed;

(2)         any Partnership Trust Fund income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and

(3)         any other amounts of income payable to the holders of securities for the applicable Due Period.

That allocation will be reduced by any amortization by the Partnership Trust Fund of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount.  All remaining taxable income or net loss of the Partnership Trust Fund will be allocated to the depositor and any remaining net loss will be allocated to the depositor to the extent of the depositor’s capital account and then will be allocated to holders of Partnership Securities in the order in which they bear losses.  Based on the economic arrangement of the parties, this approach for allocating Partnership Trust Fund income should be permissible under applicable Treasury regulations.  No assurance can be given that the IRS would not require a greater amount of income to be allocated to Partnership Securities.  Moreover, even under the foregoing method of allocation, holders of Partnership Securities may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount.  Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and holders of Partnership Securities may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay these taxes.

All of the taxable income allocated to a holder of Partnership Securities that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute “unrelated business taxable income” generally taxable to a holder under the Code.

A share of expenses of the Partnership Trust Fund, including fees of the master servicer but not interest expense, allocable to an individual, estate or trust holder of Partnership Securities would be miscellaneous itemized deductions subject to the limitations described above under “— Grantor Trust Funds — Standard Securities — General.”  Accordingly, these deductions might be disallowed to the individual in whole or in part and might result in the holder of the Partnership Securities being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder of the securities over the life of the Partnership Trust Fund.

Discount income or premium amortization with respect to each mortgage loan would be calculated in a manner similar to the description above under “— Grantor Trust Funds — Standard Securities — General” and “— Premium and Discount.”  Regardless of that description, it is intended that the Partnership Trust Fund will make all tax calculations relating to income and allocations to holders of Partnership Securities on an aggregate basis with respect to all mortgage loans held by the Partnership Trust Fund rather than on a mortgage loan-by-mortgage loan basis.  If the IRS required calculations to be made separately for each mortgage loan, the Partnership Trust Fund might be required to incur additional expense, but we believe that there would not be a material adverse effect on holders of Partnership Securities.

Discount and Premium.  The prospectus supplement may provide that the mortgage loans will have been issued with original discount.  However, it is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the Partnership Trust Fund should not have original issue discount income.  However, the purchase price paid by the Partnership Trust Fund for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase.  If so, the mortgage loans will have been acquired at a premium or discount, as the case may be.  See “— Grantor Trust Funds — Standard Securities — Premium and Discount” in this prospectus.  As previously indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis.

If the Partnership Trust Fund acquires the mortgage loans at a market discount or premium, the Partnership Trust Fund will elect to include any discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans.  As indicated

above, a portion of any market discount income or premium deduction may be allocated to holders of Partnership Securities.

Section 708 Termination.  Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period.  A termination of this type would cause a deemed contribution of the assets of a Partnership Trust Fund—the “old partnership”—to a new Partnership Trust Fund—the “new partnership”—in exchange for interests in the new partnership.  The interests in a new Partnership Trust Fund would be deemed distributed to the partners of the old partnership in liquidation of the old partnership, which would not constitute a sale or exchange.  The Partnership Trust Fund will not comply with certain technical requirements that might apply when a constructive termination occurs.  As a result, the Partnership Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements.  Furthermore, the Partnership Trust Fund might not be able to comply due to lack of data.

Disposition of Securities.  Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and the seller’s tax basis in the Partnership Securities sold.  A holder’s tax basis in a Partnership Security will generally equal the holder’s cost increased by the holder’s share of Partnership Trust Fund income (includible in income) and decreased by any distributions received with respect to a Partnership Security.  In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of a Partnership Security would include the holder’s share of the Debt Securities and other liabilities of the Partnership Trust Fund.  A holder acquiring Partnership Securities at different prices may be required to maintain a single aggregate adjusted tax basis in the Partnership Securities.  If a sale or other disposition of some of the Partnership Securities occurs, the holder may be required to allocate a portion of the aggregate tax basis to the Partnership Securities sold, rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security.

Any gain on the sale of a Partnership Security attributable to the holder’s share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements.  The Partnership Trust Fund does not expect to have any other assets that would give rise to similar special reporting considerations.  Thus, to avoid those special reporting requirements, the Partnership Trust Fund will elect to include market discount in income as it accrues.

If a holder of Partnership Securities is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect to those Partnership Securities, the excess will generally give rise to a capital loss if the retirement of the Partnership Securities occurs.

Allocations Between Transferors and Transferees.  In general, the Partnership Trust Fund’s taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the holders of securities in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of the related Due Period.  As a result, a holder purchasing Partnership Securities may be allocated tax items attributable to periods before the actual transaction, which will affect its tax liability and tax basis.

The use of this Due Period convention may not be permitted by existing regulations.  If a Due Period convention is not allowed, or only applies to transfers of less than all of the partner’s interest, taxable income or losses of the Partnership Trust Fund might be reallocated among the holders of Partnership

Securities.  The depositor will be authorized to revise the Partnership Trust Fund’s method of allocation between transferors and transferees to conform to a method permitted by future regulations.

Section 731 Distributions.  In the case of any distribution to a holder of Partnership Securities, no gain will be recognized to that holder of securities to the extent that the amount of any money distributed with respect to that holder’s Partnership Security exceeds the adjusted basis of that holder’s interest in the security.  To the extent that the amount of money distributed exceeds that holder’s adjusted basis, gain will be currently recognized.  In the case of any distribution to a holder of Partnership Securities, no loss will be recognized except if a distribution in liquidation of a holder’s interest occurs.  Any gain or loss recognized by a holder of Partnership Securities will be capital gain or loss.

Section 754 Election.  If a holder of Partnership Securities sells its securities at a profit or loss, the purchasing holder of Partnership Securities will have a higher or lower basis, as applicable, in the Partnership Securities than the selling holder of Partnership Securities had.  The tax basis of the Partnership Trust Fund’s assets would not be adjusted to reflect that higher or lower basis unless the Partnership Trust Fund were to file an election under Section 754 of the Code.  In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund will not make that election.  As a result, holders of Partnership Securities might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Securities.

The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a “substantial built-in loss” immediately after a transfer of a partner’s interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect.  This new provision does not apply to a “securitization partnership.”  The applicable prospectus supplement will address whether any partnership in which a security represents an interest will constitute a securitization partnership for this purpose.

Administrative Matters.  The trustee is required to keep or have kept complete and accurate books of the Partnership Trust Fund.  The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust Fund will be the calendar year.  The trustee will file a partnership information return on IRS Form 1065 with the IRS for each taxable year of the Partnership Trust Fund and will report each holder’s allocable share of items of Partnership Trust Fund income and expense to holders and the IRS on Schedule K-1 to Form 1065.  The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and those nominees will be required to forward the information to the beneficial owners of the Partnership Securities.  Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all inconsistencies.

Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held.  This information includes:

(1)         the name, address and taxpayer identification number of the nominee and

(2)         for each beneficial owner:

(x)         the name, address and identification number of the beneficial owner,

(y)         whether the beneficial owner is a U.S. Person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

(z)         certain information on Partnership Securities that were held, bought or sold on behalf of the beneficial owner throughout the year.

In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information about to themselves and their ownership of Partnership Securities.  A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement of this type to the Partnership Trust Fund.  The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31.  Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

The person specified in the applicable agreement as the tax matters partner will be responsible for representing the holders of securities in any dispute with the IRS.  The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer.  Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed.  Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the holders of Partnership Securities, and, under certain circumstances, a holder of securities may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund.  An adjustment could also result in an audit of a holder’s returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

Tax Consequences to Foreign Holders of Partnership Securities.  It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons.  This is so because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus.  However, securityholders that are non-U.S. Persons should in any event not be treated as engaged in a trade or business in the United States if holding the Partnership Security, or other investing or trading in stock or securities for the holder’s own account, is the only activity of the securityholder within the United States and the securityholder is not a dealer in securities.  Accordingly, the securityholders will not be subject to withholding tax pursuant to Section 1446 of the Code, at the highest marginal rate applicable to U.S. corporations for non-U.S. Persons that are taxable as corporations and at the highest marginal rate applicable to U.S. individuals for all other foreign holders.  The prospectus supplement relating to an applicable series will describe whether an exception to the 30% United States withholding tax on interest may apply to securityholders.

Backup Withholding.  Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a “backup” withholding tax of 28% if, in general, the holder of Partnership Securities fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

The federal tax discussions set forth above are included for general information only and may not be applicable depending on a securityholder’s particular tax situation.  Prospective purchasers are encouraged to  consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of REMIC Securities, Grantor Trust Securities, Partnership Securities and Debt Securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

Reportable Transactions

Any holder of a security that reports any item or items of income, gain, expense, or loss in respect of a security for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for “reportable transactions.”  Prospective investors are encouraged to consult with their tax advisers concerning any possible tax return disclosure obligation with respect to the securities.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Federal Income Tax Consequences” in this prospectus, potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus.  State and local tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction.  Therefore, prospective investors are encouraged to consult their own tax advisors with respect to the various tax consequences of investments in the securities offered under this prospectus.

ERISA CONSIDERATIONS

Title I of ERISA and Section 4975 of the Code impose certain requirements on Plans and on persons who are fiduciaries with respect to Plans.  Certain employee benefit plans, such as governmental plans as defined in Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Code, church plans as defined in Section 3(33) of ERISA, are not subject to the ERISA requirements discussed in this prospectus.  However, assets of such plans may be subject to the provisions of applicable federal, state or local law that is materially similar to the foregoing provisions of ERISA or the Code.  Moreover, any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

In addition to the imposition of general fiduciary requirements, including those of investment prudence and diversification and the requirement that an ERISA Plan’s investment be made in accordance with the documents governing the ERISA Plan, Section 406(a) of ERISA and Section 4975(c)(1)(A), (B), (C) and (D) of the Code prohibit a broad range of transactions involving assets of a Plan and persons who have certain specified relationships to the Plan.  In addition, Section 406(b) of ERISA and Section 4975(c)(1)(E) and (F) of the Code impose certain prohibitions on Parties in Interest who are fiduciaries with respect to the Plan.  Certain Parties in Interest that participate in a prohibited transaction may be subject to a penalty imposed under Section 502(i) of ERISA or an excise tax pursuant to Sections 4975(a) and (b) of the Code, unless a statutory or administrative exemption is available.

Certain transactions involving a trust fund might be deemed to constitute prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan that purchases securities if the residential loans, agency securities, mortgage securities and other assets included in the trust fund are deemed to be assets of the Plan.  The U.S. Department of Labor (the “DOL”) has promulgated regulations at 29 C.F.R. § 2510.3-101 defining the term “plan assets” for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code.  Under these regulations, generally, when a Plan acquires an equity interest in an entity such as a trust fund, the Plan’s assets include the investment in the entity and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by Benefit Plan Investors is not significant.  For this purpose, in general, equity participation is considered “significant” on any date if 25% or more of the value of any class of equity interests is held by Benefit Plan Investors.  “Benefit Plan Investors” include ERISA Plans, Plans, as well as any entity whose underlying assets include plan assets by reason of an ERISA Plan’s or Plan’s investment in the entity.  Because of the factual nature of certain of the rules set forth in these regulations, neither Benefit Plan Investors nor persons investing plan assets should acquire or hold securities in reliance on the availability of any exception under the regulations.

In addition, the regulations provide that the term “equity interest” means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no “substantial equity features.”  If notes of a particular series are deemed to be indebtedness under applicable local law without any substantial equity features as indicated in the related prospectus supplement, an investing Benefit Plan Investor’s assets would include notes of this type, but would not, by reason of the purchase, include the underlying assets of the related trust fund.  However, without regard to whether notes of this type are treated as an equity interest for these purposes, the purchase or holding of notes by or on behalf of a Benefit Plan Investor could be considered to result in a prohibited transaction.  A prohibited transaction may result if the Issuer, the holder of an Equity Certificate, the depositor, any underwriter, the trustee, the indenture trustee or certain of their respective affiliates is or becomes a Party in Interest with respect to the Benefit Plan Investor.

Depending on the relevant facts and circumstances, the DOL has issued certain prohibited transaction exemptions that may apply to the purchase or holding of the notes—for example:  Prohibited Transaction Class Exemption (“PTCE”) 96-23, which exempts certain transactions effected on behalf of a Benefit Plan Investor by an “in-house asset manager”; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts;  and PTCE 84-14, which exempts certain transactions effected on behalf of a Benefit Plan Investor by a “qualified professional asset manager”.  There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code to a party in interest that is a service provider to a  investing in the notes for adequate consideration, provided such service provider is not (i) the fiduciary with respect to the Benefit Plan Investor’s assets used to acquire the securities or an affiliate of such fiduciary or (ii) an affiliate of the employer sponsoring the Benefit Plan Investor.  Adequate consideration means fair market value as determined in good faith by the Benefit Plan fiduciary pursuant to regulations to be promulgated by the DOL.  The above prohibited transaction class exemptions and the statutory exemption are collectively referred to herein as the “Investor-Based Exemptions.”  There can be no assurance that any of these exemptions will apply with respect to any Benefit Plan Investor’s investment in the notes, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment.  Furthermore, these exemptions would not apply to transactions involved in operation of a trust if, as described below, the assets of the trust were considered to include plan assets of investing Benefit Plan Investors.

Notes should also not be purchased with the assets of a  if the depositor, the indenture trustee, the owner trustee, the master servicer, any other servicer, the cap or swap counterparty, any underwriter or any of their affiliates is a fiduciary or gives investment advice with respect to such Benefit Plan Investor, unless such purchase and acquisition would be covered by an applicable prohibited transaction exemption.

Any person who has discretionary authority or control respecting the management or disposition of plan assets, and any person who provides investment advice with respect to the assets for a fee, is a fiduciary of the investing Benefit Plan Investor.  If the residential loans, agency securities, mortgage securities and other assets included in a trust fund constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer or any sub-servicer, may be deemed to be a Benefit Plan Investor “fiduciary” subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and the Code or similar provisions of Similar Law with respect to the investing Benefit Plan Investor.  In addition, if the assets included in a trust fund constitute plan assets, the purchase or holding of securities by a Benefit Plan Investor or other plan, as well as the operation of the related trust fund, may constitute or involve a prohibited transaction under ERISA, the Code or Similar Law.

Some of the transactions involving the securities that might otherwise constitute prohibited transactions under ERISA or the Code might qualify for relief from the prohibited transaction rules under certain administrative exemptions, which may be individual or class exemptions.  The United States Department of Labor issued  individual exemptions, referred to in this prospectus as an “Exemption,” to certain underwriters.  The applicable prospectus supplement will indicate whether an Exemption will apply to a series.  The Exemption generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes and civil penalties imposed on the prohibited transactions pursuant to Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, certain transactions, among others, relating to the servicing and operation of pools of assets (such as the residential loans, the agency securities and the mortgage securities) and the purchase, sale and holding of securities underwritten by an underwriter, provided that certain conditions set forth in the Exemption are satisfied.  For purposes of this Section “ERISA Considerations,” the term “underwriter” shall include:

(1)         the underwriter to whom the Exemption was issued;

(2)         any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter; and

(3)         any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of securities.

The Exemption sets forth a number of general conditions which must be satisfied for a transaction involving the purchase, sale and holding of securities of the type issued pursuant to this prospectus to be eligible for exemptive relief under the Exemption including:

(1)         the acquisition of securities by a Benefit Plan Investor must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

(2)         unless the investment pool contains only certain types of loans, such as fully-secured residential, home equity mortgages on real property or manufactured housing, the rights and interests evidenced by the securities acquired by the Plan may not be subordinated to the rights and interests evidenced by other securities of the trust fund;

(3)         the certificates at the time of acquisition by the Benefit Plan Investor must be rated in one of the four highest generic rating categories by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., Fitch, Inc., DBRS Limited or DBRS, Inc. (if the assets of the trust fund are mortgage securities, the rating requirements set forth above apply to both the offered securities and the mortgage securities);

(4)         the loan-to-value ratio or combined loan-to-value ratio of any single-family residential mortgage loan or home equity loan held in the trust may exceed 100% (but not 125%) at the date of issuance of the securities, provided that such securities must not be subordinated to any other class of securities and must have been rated in one of the two highest generic categories by one of the rating agencies described above;

(5)         the trustee cannot be an affiliate of any other member of the “Restricted Group” other than an underwriter.  The Restricted Group consists of any underwriter, the depositor, the trustee, the master servicer, any sub-servicer, any swap counterparty, the obligor on credit support and any borrower with respect to assets of the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust fund in the related trust fund as of the date of initial issuance of the securities;

(6) (a)  the sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the securities;

(b)              the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets of the trust fund to the related trust fund must represent not more than the fair market value of those obligations; and

(c)              the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services and reimbursement of that person’s reasonable expenses in connection with those services;

(7)         the investing Benefit Plan Investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

The Exemption also requires that the trust fund meet the following requirements:

(1)         the trust fund must consist solely of assets of the type that have been included in other investment pools;

(2)         securities evidencing interests in such other investment pools must have been rated in one of the four highest categories of one of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., Fitch, Inc., DBRS Limited or DBRS, Inc. for at least one year prior to the acquisition of securities by or on behalf of a Benefit Plan Investor or with plan assets; and

(3)         securities evidencing interests in those other investment pools must have been purchased by investors other than Benefit Plan Investors for at least one year prior to any acquisition of securities by or on behalf of a Benefit Plan Investor or with plan assets.

The rating of a security may change.  If a class of securities no longer satisfies the applicable rating requirement of the Exemption, securities of that class will no longer be eligible for relief under the Exemption (although a Benefit Plan Investor that had purchased the security when it had an appropriate rating would not be required by the Exemption to dispose of it).  However, PTCE 95-60, which is applicable to  investors that are insurance company general accounts, may be available for the purchase of certificates (not notes) in such circumstances.

The Department of Labor has proposed an amendment to the Exemption that would modify the Exemption's definition of “rating agency”.  If the amendment is adopted as proposed, one of the results would be that rating agencies not currently listed in the Exemption that meet certain criteria set forth in the Exemption would be included in the definition of “rating agency” in the Exemption.  No assurances can be provided as to whether the amendment will be adopted as proposed or otherwise, or the date of adoption of any amendment.

The Exemption extends exemptive relief to certain mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the exemption relating to pre-funding accounts.  Generally, obligations in an investment pool supporting payments to securityholders, and having a value equal to no more than 25% of the total initial principal balance of the related securities, may be transferred to the trust within the pre-funding period, which must end no later than the later of three months or 90 days after the closing date, instead of being required to be either identified or transferred on or before the closing date.

The Exemption permits the trust fund to hold certain types of interest rate swap agreements, yield supplement agreements or cap agreements, subject to the conditions of the Exemption.  In the event securityholders receive payments under interest swap agreements, these conditions will be described in the related prospectus supplement.

An eligible yield supplement agreement is any yield supplement agreement or similar arrangement or, if purchased by or on behalf of the trust fund, an interest rate cap contract that supplements the interest rates otherwise payable on obligations held by the trust fund (“Cap Agreement”).  If the Cap Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the Cap Agreement may only be held as an asset of the trust fund with respect to securities purchased by a Benefit Plan Investor if it meets the following conditions:

(1)         the Cap Agreement is denominated in U.S. dollars;

(2)         the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the Cap Agreement relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted;

(3)         payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference;

(4)         the Cap Agreement does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

(5)         the Cap Agreement is entered into between the trust fund and an “eligible counterparty.”  An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the Rating Agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable Rating Agency; and

(6)         the notional amount does not exceed either:  (i) the principal balance of the class of certificates to which the Cap Agreement relates, or (ii) the portion of the principal balance of such class represented by obligations.

The Exemption may apply to the acquisition, holding and transfer to or by Benefit Plan Investors of those securities, as indicated in the related prospectus supplement, provided all of the conditions of the Exemption are met, including those within the control of the investor.  However, a fiduciary of a Benefit Plan Investor contemplating purchasing a security must make its own determination that the general conditions set forth above will be satisfied with respect to its security.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of securities by Benefit Plan Investors.  However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a security on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan.  For purposes of the securities, an “Excluded Plan” is a Benefit Plan Investor sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with:

(1)         the direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between an underwriter and a Benefit Plan Investor when the person who has discretionary authority or renders investment advice with respect to the investment of Benefit Plan Investor assets in the securities is

(a)         a borrower with respect to 5% or less of the fair market value of the assets of the trust fund; or

(b)         an affiliate of that person;

(2)         the direct or indirect acquisition or disposition in the secondary market of securities by a Benefit Plan Investor; and

(3)         the holding of securities by a Benefit Plan Investor.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the related trust fund.  Satisfaction of these conditions would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the related trust fund, provided that the general conditions of the Exemption are satisfied.

The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Benefit Plan Investor by virtue of providing services to the Benefit Plan Investor, or by virtue of having certain specified relationships to a person of that type, solely as a result of the Benefit Plan Investor’s ownership of securities.

Before purchasing a security, a fiduciary of a Benefit Plan Investor should itself confirm:

(1)         that the securities constitute “securities” for purposes of the Exemption and

(2)         that the specific and general conditions and other applicable requirements set forth in the Exemption would be satisfied.  In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Benefit Plan Investor fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase any securities on behalf of a Benefit Plan Investor.

In addition, based on the reasoning of the United States Supreme Court’s decision in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), under certain circumstances assets in the general account of an insurance company may be deemed to be plan assets for certain purposes, and under such reasoning a purchase of investor certificates with assets of an insurance company’s general account might be subject to the prohibited transaction rules described above.  Insurance companies investing assets of their general accounts should also consider the potential effects of the enactment of Section 401(c) of ERISA, PTCE 95 60, Labor Department Regulation 29 CFR § 2550.401c 1.

Any plan fiduciary which proposes to cause a Benefit Plan Investor or other plan to purchase securities should consult with its counsel with respect to the potential applicability of ERISA, Section 4975 of the Code and Similar Law to that investment and the availability of the Exemption, the Investor-Based Exemptions or any other exemption in connection with that investment.  We cannot assure you that such exemptions will apply with respect to any particular Benefit Plan Investor that acquires or holds securities or, even if all of the conditions specified in the Exemption or the Investor-Based Exemption were satisfied, that the exemption would apply to all transactions involving the trust fund.  The prospectus supplement with respect to a series of securities may contain additional information regarding the application of these exemptions or any other exemption with respect to the securities offered.

LEGAL INVESTMENT

If so specified in the prospectus supplement, certain classes of securities will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  Generally, the only classes of securities which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of mortgage loans originated by certain types of originators specified in SMMEA and directly secured by first liens on real estate.  The appropriate characterization of those securities not qualifying as “mortgage related securities” for purposes of SMMEA (“Non-SMMEA Securities”) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such securities, may be subject to significant interpretive uncertainties.

Those classes of securities qualifying as “mortgage related securities” will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

Section 939(e) of the Dodd-Frank Act removed, as of July 21, 2012, the minimum credit rating requirement in the term “mortgage related security” for purposes of SMMEA and required that the SEC establish alternative standards of creditworthiness.  The SEC has not yet established alternative standards of creditworthiness for purposes of SMMEA, but has issued a transitional interpretation stating that until such alternative standards of creditworthiness are defined, the credit rating requirement previously included in the statute remains applicable.  If and when alternative standards of creditworthiness are established, it is possible that certain classes of securities will not constitute “mortgage related securities” for purposes of SMMEA even if the securities maintain the previously required ratings.  Depending on the standards established by the SEC, it is possible that those securities that initially qualified as mortgage related securities under SMMEA may no longer qualify upon effectiveness of such alternative standards of creditworthiness.

Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in “mortgage related securities” secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.  Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of “mortgage related security” to include, in relevant part, securities satisfying the rating and qualified originator requirements for “mortgage related securities,” but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state regulated entities in those types of securities.  Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in securities qualifying as “mortgage related securities” only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:  federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. § 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe.  In this connection, a rule of the Office of the Comptroller of the Currency (the “OCC”), codified at 12 C.F.R. § 1.3(e)(1), authorizes national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. § 1.5 concerning “safety and soundness” and retention of credit information), certain “Type IV securities,” defined in 12 C.F.R. § 1.2(m) to include certain “residential mortgage related securities.”  As so defined, “residential mortgage related security” means, in relevant part, “mortgage related security” within the meaning of SMMEA.  The National Credit Union Administration (the “NCUA”) has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in “mortgage related securities,” other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. § 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s “investment pilot program” under 12 C.F.R. § 703.19 may be able to invest in those prohibited forms of securities while “RegFlex credit unions” may invest in commercial mortgage related securities under certain considerations pursuant to 12 C.F.R. § 742.4(b)(2).  The Office of Thrift Supervision (the “OTS”) has issued Thrift Bulletin 13a (December 1, 1998), “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,” and Thrift Bulletin 73a (December 18, 2001), “Investing in Complex Securities,” which thrift institutions previously subject to the jurisdiction of the OTS should consider before investing in any of the securities.

All depository institutions considering an investment in the securities should review the “Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities” (the “1998 Policy Statement”) of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the NCUA (and previously the OTS).  The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage derivative products) used for investment purposes.

Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any securities, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not “interest-bearing” or “income-paying,” and, with regard to any securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of securities as “mortgage related securities,” no representations are made as to the proper characterization of the securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase securities under applicable legal investment restrictions.  The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities) may adversely affect the liquidity of the securities.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities, whether characterized as SMMEA-eligible or Non-SMMEA Securities, constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

PLANS OF DISTRIBUTION

The securities offered by this prospectus and the related prospectus supplements will be offered in series.  The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment for a sale.  The related prospectus supplement will specify whether the securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Barclays Capital Inc. acting as underwriter with other underwriters, if any, named in the related underwriting agreement.  If it is a firm commitment underwriting, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor.  In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions.  The related prospectus supplement will describe any compensation paid by the depositor to the underwriters.

Alternatively, the related prospectus supplement may specify that the securities will be distributed by Barclays Capital Inc. acting as agent or in some cases as principal with respect to securities which it has previously purchased or agreed to purchase.  If Barclays Capital Inc. acts as agent in the sale of securities, Barclays Capital Inc. will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related residential loans as of the Cut-Off Date.  The exact percentage for each series of securities will be disclosed in the related prospectus supplement.  To the extent that Barclays Capital Inc. elects to purchase securities as principal, Barclays Capital Inc. may realize losses or profits based on the difference between its purchase price and the sales price.  The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the related series.

The depositor will indemnify Barclays Capital Inc. and any underwriters against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments Barclays Capital Inc. and any underwriters may be required to make in respect of any liability.

The related prospectus supplement relating to securities of a particular series offered by this prospectus will specify whether the depositor or any other person or persons specified in the prospectus supplement may purchase some or all of the securities from the underwriter or underwriters or other person or persons specified in the related prospectus supplement.  A purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the securities so purchased, directly, through one or more underwriters to be designated at the time of the offering of these securities, through dealers acting as agent and/or principal or in any other manner as may be specified in the related prospectus supplement.  The related offering may be restricted in the manner specified in the related prospectus supplement.  The related transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.  Any underwriters and dealers participating in the purchaser’s offering of the related securities may receive compensation in the form of underwriting discounts or commissions from a purchaser and dealers may receive commissions from the investors purchasing the related securities for whom they may act as agent.  The discounts or commissions will not exceed those customary in those types of transactions involved.  Any dealer that participates in the distribution of the related securities may be deemed to be an “underwriter” within the meaning of the Securities Act.  Any commissions and discounts received by a dealer and any profit on the resale of the securities by that dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

In the ordinary course of business, Barclays Capital Inc. and the depositor, or their affiliates, may engage in various securities and financing transactions.  These financing transactions include repurchase agreements to provide interim financing of the depositor’s residential loans pending the sale of residential loans or interests in residential loans, including the securities.

Purchasers of securities, including dealers, may, depending on the facts and circumstances of the related purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of securities.  Holders of securities should consult with their legal advisors in this regard prior to any reoffer or sale.

As to each series of securities, only those classes rated in one of the four highest rating categories by any rating agency will be offered by this prospectus.  Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

With respect to each series of securities offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports (other than annual reports on Form 10-K) filed or caused to be filed by the depositor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of the related series of securities, that relate specifically to the related series of securities.  We will provide or cause to be provided without charge to each person to whom this prospectus and a related prospectus supplement is delivered in connection with the offering of one or more classes of series of securities, if they request it orally or in writing, a copy of any or all reports incorporated in this prospectus by reference.  We will provide these reports only to the extent the reports relate to one or more of classes of the related series of securities, and without exhibits to these documents, unless the exhibits are specifically incorporated by reference in these documents.  Requests should be directed in writing to BCAP LLC, 745 Seventh Avenue, New York, New York 10019, Attention:  General Counsel, or by telephone at (212) 412-4000.

We filed a registration statement relating to the securities with the SEC.  This prospectus is part of the registration statement, but the registration statement includes additional information.

Copies of the registration statement and any other materials filed with the SEC, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K and any amendments to these reports, may be obtained from the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C., 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains an Internet site at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements, and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval—EDGAR—system.  The depositor filed the registration statement, including all exhibits to the registration statement, through the EDGAR system and therefore these materials should be available by logging onto the SEC’s Internet site.  The SEC maintains computer terminals providing access to the EDGAR system at the office referred to above.

If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Forms 10-D, 10-K and 8-K will be made available on the applicable trustee’s or other identified party’s website.

LEGAL MATTERS

The validity of the securities and certain federal income tax matters in connection with the securities will be passed on for the depositor by Sidley Austin, llp, New York, New York

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities.  Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

ADDITIONAL INFORMATION

This prospectus, together with the prospectus supplement for each series of securities, contains a summary of the material terms of the applicable exhibits to the registration statement and the documents referred to in this prospectus and in the registration statement.  Copies of the exhibits are on file at the offices of the SEC in Washington, D.C., and may be obtained at rates prescribed by the SEC upon request to the SEC and may be inspected, without charge, at the SEC’s offices.

REPORTS TO SECURITYHOLDERS

The master servicer, the trustee or such other party that may be identified in the related prospectus supplement will prepare and forward to the securityholders of each series statements containing information with respect to principal and interest payments and the related issuing entity, as will be described in the related prospectus supplement.  Copies of these statements will be filed with the SEC through its EDGAR system located at “http://www.sec.gov” under the name of the related issuing entity as an exhibit to such issuing entity’s monthly distribution reports on Form 10-D for each series of securities for so long as the related issuing entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended.  In addition, each party to the servicing function for a series of securities will be required to furnish to the trustee, master servicer or us, as applicable, the compliance statements, Assessments of Compliance and Attestation Reports detailed under “Administration —Evidence as to Compliance.”  Copies of these statements and reports will be filed with the SEC under the name of the related issuing entity as an exhibit to such issuing entity’s annual statement on Form 10-K for the related series of securities.

GLOSSARY OF TERMS

“1986 Act” is the Tax Reform Act of 1986.

“Accrual Securities” are one or more classes of securities with respect to which accrued interest will not be distributed but rather will be added to the security principal balance of the securities on each distribution date for the period described in the related prospectus supplement.

“Accrued Security Interest” is the interest accruing with respect to each class of securities related to a series, in an amount equal to interest on the outstanding security principal balance, or notional amount with respect to interest-only securities, immediately prior to the distribution date, at the applicable security interest rate, for a period of time corresponding to the intervals between the distribution dates for the series.

“Available Distribution Amount” is the amount which will be available for distribution on the securities of each series on each distribution date as may be specified in the related prospectus supplement and generally includes:

(1)         the total amount of all cash on deposit in the related Trust Account as of a determination date specified in the related prospectus supplement, exclusive of certain amounts payable on future distribution dates and certain amounts payable to the master servicer, any applicable sub-servicer, the trustee or another person, such as a derivative counterparty, as expenses or requirements of the trust fund;

(2)         any principal and/or interest advances made with respect to the distribution date, if applicable;

(3)         any principal and/or interest payments made by the master servicer out of its servicing fee in respect of interest shortfalls resulting from principal prepayments, if applicable;

(4)         all net income received in connection with the operation of any residential property acquired on behalf of the holders of securities through deed in lieu of foreclosure or repossession, if applicable; and

(5)         all payments received from a derivative counterparty, if applicable.

 “Available Subordination Amount” is an amount equal to the difference between

(1)         the applicable percentage amount of the aggregate initial principal balance of the residential loans in the related trust fund as specified in the related prospectus supplement and

(2)         the amounts paid to the holders of senior securities that but for the subordination provisions would have been payable to the holders of subordinate securities.

“Bankruptcy Bond” is a bond insuring residential loans which covers

(1)         certain losses resulting from

(a)         an extension of the maturity of a residential loan, or

(b)         a reduction by the bankruptcy court of the principal balance of or the interest rate on a residential loan, and

(2)         the unpaid interest on the amount of a principal reduction during the pendency of a proceeding under the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq.

“Buydown Loans” are residential loans subject to temporary buydown plans.  The monthly payments made by the borrower in the early years of the Buydown Loan will be less than the scheduled payments on the Buydown Loan.  Generally, the borrower under a Buydown Loan will be eligible for a reduced interest rate on the mortgage loan.

“California Military Code” is the California Military and Veterans Code, as amended.

“Cash Flow Value” is the security principal balance of the securities of the related series which, based on certain assumptions, including the assumption that no defaults occur on the assets of the trust fund, can be supported by either:

(1)         the future scheduled payments on the assets of the trust fund, with the interest on the assets adjusted to the Net Interest Rate;

(2)         the proceeds of the prepayment of the assets of the trust fund, together with reinvestment earnings on the assets of the trust fund, if any, at the applicable assumed reinvestment rate; or

(3)         amounts available to be withdrawn from any Reserve Fund for the series, as further specified in the related prospectus supplement relating to a series of securities.

“CERCLA” is the Comprehensive Environmental Response, Compensation and Liability Act, as amended.

“Clearstream” is Clearstream Banking, société anonyme.

“Code” is  the Internal Revenue Code of 1986, as amended.

“Collateral Value” is

(1)         with respect to a residential property or cooperative unit, it is the lesser of:

(a)         the appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan; and

(b)         the sales price of the property.

(2)         with respect to residential property securing a Refinance Loan, it is the appraised value of the residential property determined at the time of the origination of the Refinance Loan.

“Cooperative” is a private cooperative housing corporation, the shares of which secure Cooperative Loans.

“Cooperative Loans” are mortgage loans secured primarily by shares in a Cooperative which with the related proprietary lease or occupancy agreement give the owners the right to occupy a particular dwelling unit in the Cooperative.

“Cut-Off Date” is the date specified in the related prospectus supplement which generally represents the first date after which payments on the residential loans in a pool will begin to be paid to the trust.

“Debt Securities” are securities which represent indebtedness of a Partnership Trust Fund for federal income tax purposes.

“Definitive Security” is a physical certificate representing a security issued in the name of the beneficial owner of the security rather than DTC.

“Deposit Period” is the period specified in the related prospectus supplement which is generally the period commencing on the day following the determination date immediately preceding the related determination date and ending on the related determination date.

“DTC” is The Depository Trust Company.

“Due Period” is the period of time specified in the related prospectus supplement.

“Equity Certificates” are certificates, with respect to a series of notes where the issuer is an owner trust, issued under an owner trust agreement which evidence the equity ownership of the related trust.

“ERISA Plans” are retirement plans and other employee benefit plans and arrangements, including for this purpose individual retirement accounts and annuities and Keogh plans, which are subject to Title I of ERISA, and bank collective investment funds and insurance company general and separate accounts holding assets of such plans, accounts or arrangements.

“Euroclear” is Euroclear Bank, S.A./N.V., as operator of the Euroclear System.

“Fannie Mae Certificates” are guaranteed mortgage pass-through securities issued by the Fannie Mae.

“FHA Insurance” is insurance issued by the FHA to insure residential loans as authorized under the United States Housing Act of 1934, as amended.  The residential loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program.

“Freddie Mac Certificates” are guaranteed mortgage pass-through securities issued by the Freddie Mac.

“Garn-St Germain Act” is the Garn-St Germain Depository Institutions Act of 1982, enacted on October 15, 1982.

“GNMA Certificates” are fully modified pass-through mortgage-backed certificates guaranteed by the GNMA.

“Grantor Trust Fund” is the applicable portion of the related trust fund which will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of subtitle A of the Code.

“Grantor Trust Securities” are securities which represent interests in a grantor trust as to which no REMIC election will be made.

“Home Equity Loans” are one- to four-family first or junior lien closed end home equity loans for property improvement, debt consolidation or home equity purposes.

“Home Improvement Contracts” are home improvement installment sales contracts and installment loan agreements which may be unsecured or secured by a lien on the related mortgaged property or a manufactured home.  This lien may be subordinated to one or more senior liens on the related mortgaged property.

“Insurance Instrument” is any Primary Hazard Insurance Policy or Primary Credit Insurance Policy.

“Insurance Proceeds” are all proceeds of any Primary Credit Insurance Policy, any FHA Insurance, any VA Guarantee, any Bankruptcy Bond and any Pool Insurance Policy, minus proceeds that represent reimbursement of the master servicer’s costs and expenses incurred in connection with presenting claims under the related insurance policies.

“IRS” is the federal Internal Revenue Service.

“Land Contracts” are Manufactured Housing Contracts that are secured by mortgages on the related mortgaged property.

“Liquidation Proceeds” are cash proceeds received by foreclosure, eminent domain, condemnation or otherwise, excluding any proceeds from any insurance policies along with the net proceeds on a monthly basis with respect to any properties acquired for the benefit of the security holders by deed in lieu of foreclosure or repossession.

“Loan-to-Value Ratio” is the ratio at a given time, expressed as a percentage of the then outstanding principal balance of the residential loan, plus, in the case of a mortgage loan secured by a junior lien, the outstanding principal balance of the related senior liens, to the Collateral Value of the related residential property.

“Lockout Period” is a period after the origination of certain residential loans during which prepayments are entirely prohibited or require payment of a prepayment penalty if a prepayment in full or in part occurs.

“Manufactured Housing Contracts” are manufactured housing conditional sales contracts and installment loan agreements which may be secured by a lien on:

(1)         new or used manufactured homes;

(2)         the real property and any improvements on the real property which may include the related manufactured home if deemed to be part of the real property under applicable state law; or

(3)         in certain cases, a new or used manufactured home which is not deemed to be a part of the related real property under applicable state law.

“Multifamily Loans” are mortgage loans secured by first or junior liens on multifamily residential properties consisting of five or more dwelling units.

“Net Interest Rate” with respect to any residential loan is the rate specified in the related prospectus supplement which is generally the interest rate on the residential loan minus the sum of the fee rate payable to the master servicer and the trustee and Retained Interest Rate with respect to any mortgage loan.

“Non-Pro Rata Security” is a Regular Security on which principal is distributed in a single installment or by lots of specified principal amounts if requested by a holder of securities or by random lot.

“OID Regulations” are sections 1271-1273 and 1275 of the Code and the Treasury regulations issued under those sections that set forth the rules governing original issue discount.

“OTS” means the federal Office of Thrift Supervision

“Participants” are participating organizations through which a Security Owner can hold its book-entry security.

“Partnership Securities” are securities which represent interests in a Partnership Trust Fund.

“Partnership Trust Fund” is a trust fund which is treated as a partnership or, if owned by a single beneficial owner, ignored for federal income tax purposes.

“Plans” are retirement plans and other employee benefit plans and arrangements, including for this purpose individual retirement accounts and annuities and Keogh plans, which are subject to Title I of ERISA or Section 4975 of the Code, and bank collective investment funds and insurance company general and separate accounts holding assets of such plans, accounts or arrangements.

“Pool Insurance Policy” is an insurance policy, which provides coverage in an amount equal to a percentage, specified in the related prospectus supplement, of the aggregate principal balance of the residential loans on the Cut-Off Date, subject to any limitations specified in the related prospectus supplement.

“Prepayment Assumption” is the assumed rate of prepayment of the mortgage loans as set forth in the related prospectus supplement.

“Prepayment Period” is a period that may be particularly specified in the related prospectus supplement which may commence on:

(1)         the first day of the preceding calendar month with respect to securities that have monthly distribution dates; or

(2)         the first day of the month in which the immediately preceding distribution date occurred with respect to securities with distribution dates that occur less frequently than monthly, or the first day of the month in which the Cut-Off Date occurred with respect to the first Prepayment Period, and will end in both cases on the last day of the preceding calendar month.

“Principal Forbearance Amount” is, with respect to any residential loan that has been modified, any portion of the unpaid principal amount of such loan (i) the payment of which has been deferred to the maturity date of such loan and (ii) which does not bear interest.

“Primary Credit Insurance Policy” is an insurance policy which covers losses on residential loans up to an amount equal to the excess of the outstanding principal balance of a defaulted residential loan, plus accrued and unpaid interest on the related defaulted residential loan and designated approved expenses, over a specified percentage of the Collateral Value of the related residential property.

“Primary Hazard Insurance Policy” is an insurance policy which provides coverage on residential loans of the standard form of fire and hazard insurance policy with extended coverage customary in the state in which the residential property is located.

“PTCE” is a Prohibited Transaction Class Exemption.

“Qualified Insurer” is a private mortgage guaranty insurance company duly qualified under applicable laws and approved as an insurer by Freddie Mac, Fannie Mae, or any successor entity, which has a claims-paying ability acceptable to the rating agency or agencies.

“Realized Loss” is the amount of loss realized on a defaulted residential loan that is finally liquidated.  This amount generally equals the portion of the unpaid principal balance remaining after application of all principal amounts recovered, net of amounts reimbursable to the master servicer for related expenses.  With respect to residential loans for which the principal balances were reduced in connection with bankruptcy proceedings, the amount of that reduction.  With respect to residential loans that have been subject to a loan modification by the servicer or master servicer, the sum of (x) the amount by which the principal balances had been reduced as a result of such modification, and (y) any applicable Principal Forbearance Amount.

“Refinance Loan” are mortgage loans made to refinance existing mortgage loans or mortgage loans made to a borrower who was a tenant in a building prior to its conversion to cooperative ownership.

“Regular Securities” are securities which constitute one or more classes of regular interests with respect to each REMIC Pool.

“Regular Securityholder” is a holder of a Regular Security.

“Relief Act” is the Servicemembers Civil Relief Act.

“REMIC” is a real estate mortgage investment conduit as described in the REMIC Provisions.

“REMIC Pool” is an entity or portion of an entity as to which a REMIC election will be made.

“REMIC Provisions” are Sections 860A through 860G of the Code and Treasury regulations issued pursuant to those sections.

“REMIC Regulations” are the Treasury regulations issued under the REMIC Provisions.

“REMIC Securities” are securities which represent interests in a trust fund, or a portion of a trust fund, that the trustee will elect to have treated as a REMIC under the REMIC Provisions of the Code.

“Reserve Fund” is an account which includes a combination of specified amounts of cash, a combination of one or more irrevocable letters of credit, or one or more United States government securities and other high quality investments, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement.  In addition or in alternative, an account funded through application of a portion of the interest payment on each mortgage loan or of all or a portion of amounts otherwise payable on the subordinate securities.

“Residual Securities” are securities which constitute one or more classes of residual interests with respect to each REMIC Pool.

“Residual Securityholder” is a holder of a Residual Security

“Restricted Group” consist of any underwriter, the depositor, the trustee, the master servicer, any subservicer, any swap counterparty, the obligor on credit support and any borrower with respect to assets of the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust fund as of the date of initial issuance of the certificates.

“Retained Interest” are interest payments relating to residential loans, including any mortgage securities, or agency securities included in the trust fund which are retained by the depositor, any of its affiliates or its predecessor in interest.

“Retained Interest Rate” is the rate at which interest payments relating to residential loans, including any mortgage securities or agency securities retained by the depositor, any of its affiliates or its predecessor in interest, are calculated.

“SEC” is the U.S. Securities and Exchange Commission.

“Securities Intermediary” is an entity that maintains the Security Owner’s account and records the Security Owner’s ownership of securities on that account.

“Security Owner” is a person who has beneficial ownership interests in a security.

“Security Register” is a record where exchanges or transfers of securities are registered by the Security Registrar.

“Security Registrar” is one who registers exchanges or transfers of securities in the Security Register.

“Similar Law” is any applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

“SMMEA” is the Secondary Mortgage Market Enhancement Act of 1984, as amended.

“Standard Security” has the meaning given such term in “Federal Income Tax Consequences—Standard Securities”.

“Startup Day” is the date the REMIC securities are issued.

“Stripped Agency Securities” are GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates issued in the form of certificates which represent:

(1)         undivided interests in all or part of either the principal distributions, but not the interest distributions, or the interest distributions, but not the principal distributions, of the certificates; or

(2)         interests in some specified portion of the principal or interest distributions, but not all distributions, on an underlying pool of mortgage loans or other GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates.

“Title V” is Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980.

“Trust Accounts” are one or more accounts included in each trust fund established and maintained on behalf of the holders of securities into which the master servicer or the trustee will be required to, deposit all payments and collections received or advanced with respect to assets of the related trust fund.  A Trust Account may be maintained as an interest bearing or a non-interest bearing account, or funds held in the Trust Account may be invested in certain short-term high-quality obligations.

“Unaffiliated Sellers” are sellers of residential loans to the depositor that are not affiliated with the depositor.

“U.S. Person” is

(1)         A citizen or resident of the United States,

(2)         a corporation or partnership or other entity created or organized in or under the laws of the United States, any State of the United States or the District of Columbia, unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise, including any entity treated as a corporation or partnership for federal income tax purposes,

(3)         an estate that is subject to U.S. federal income tax regardless of the source of its income, or

(4)         a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more U.S. Persons have the authority to control all substantial decisions of that trust or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. Persons.

“VA Guarantee” is a guarantee of residential loans by the VA under the Serviceman’s Readjustment of 1944, as amended.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The estimated expenses expected to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as follows:

SEC Registration Fee	$0.00
Trustee’s Fees and Expenses (including counsel fees)*	45,000
Printing and Engraving Costs*	90,000
Rating Agency Fees* Legal Fees and Expenses*	325,000 300,000
Blue Sky Fees and Expenses*	10,000
Accounting Fees and Expenses*	150,000
Miscellaneous*	45,000
Total	$800,000.00
__________
*    Estimated in accordance with Item 511 of Regulation S-K.  All amounts except the SEC Registration Fee are estimates of expenses incurred in connection with the issuance and distribution of a series of securities in an aggregate principal amount assumed for these purposes to be equal to $300,000,000 of securities registered hereby.

Item 15. Indemnification of Directors and Officers.

The registrant’s Limited Liability Company Agreement provides that each of the former or current officers, member and at the discretion of the member, any current or former delegate, employee or agent of the Registrant will be indemnified to the fullest extent permitted by Delaware law.  Section 18-108 of the Delaware Limited Liability Company Act provides, in substance, that a Delaware limited liability company may, and shall have the power, under specified circumstances, to indemnify and hold harmless any member, manager or other person from and against any and all claims and demands whatsoever.

The forms of Underwriting Agreements filed as Exhibits 1.1 and Exhibit 1.2 to this Registration Statement provide, under certain circumstances, for indemnification of the Registrant and other persons.

Item 16. Exhibits.

1.1	Form of Underwriting Agreement for Certificates

1.2	Form of Underwriting Agreement for Notes

3.1(1)	Certificate of Formation of the Registrant

3.2(1)	Limited Liability Company Agreement of the Registrant

4.1	Form of Pooling and Servicing Agreement (including form of Mortgage-Backed Certificates)

4.3	Form of Trust Agreement

4.5	Form of Indenture (including form of Mortgage-Backed Notes)

4.7	Form of Sale and Servicing Agreement (relating to Mortgage-Backed Notes)

5.1	Opinion of Sidley Austin llp as to legality (including consent of such firm)

8.1	Opinion of Sidley Austin llp with respect to tax matters (including consent of such firm)

23.1	Consent of Sidley Austin llp (included in Exhibits 5.1 and 8.1)

24.1	Powers of Attorney of directors and officers of Registrant (included in the signature pages to this Registration Statement)

25.1(2)	Statement of Eligibility of Indenture Trustee on Form T-1

(1)	Incorporated herein by reference to the Registrant’s Registration Statement on Form S-3 (Reg. No. 333-127986) filed with the Commission on August 31, 2005.
(2)	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the securities.

Item 17.  Undertakings

A.  Undertaking in respect of Rule 415 offering.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the Registration Statement; and

provided further, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (17 CFR 229.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

B.  Undertaking in respect of filings incorporating subsequent Exchange Act documents by reference.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  Undertaking in respect of indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

D.  Undertakings for registration statement permitted by Rule 430A.

The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

(2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

E.  Undertaking regarding the qualification of trust indentures under the Trust Indenture Act for delayed offerings.

The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

F.  Undertaking in respect of filings incorporating by reference subsequent Exchange Act documents by third parties.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it reasonably believes that the securities rating requirement for use of Form S-3 will be met by the time of sale of the securities and therefore it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 25th day of June, 2014.

BCAP LLC

By:	BARCLAYS BANK PLC,
as sole Member

	By:	/s/ Scott Wede
Name: Scott Wede
Title: Managing Director

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Pre-Effective Amendment No. 1 to Form S-3 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.  Each person whose signature appears below constitutes and appoints Scott Wede and Joseph Regan and each of them his true and lawful attorney-in-fact and agent, acting together or alone, with full powers of substitution and resubstitution, for them and in their name, place and stead, to sign any or all amendments to this Registration Statement (including any pre-effective or post-effective amendment), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, acting together or alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, acting together or alone, or other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
Barclays Bank PLC By: /s/ Scott Wede Name: Scott Wede Title: Managing Director	Sole Member, BCAP LLC	June 25, 2014
/s/ Scott Wede Scott Wede	Chief Executive Officer (principal executive officer and principal accounting officer)	June 25, 2014
/s/ Joseph Regan Joseph Regan	Chief Financial Officer (principal financial officer)	June 25, 2014

EXHIBIT INDEX

1.1	Form of Underwriting Agreement for Certificates

1.2	Form of Underwriting Agreement for Notes

3.1(1)	Certificate of Formation of the Registrant

3.2(1)	Limited Liability Company Agreement of the Registrant

4.1	Form of Pooling and Servicing Agreement (including form of Mortgage-Backed Certificates)

4.3	Form of Trust Agreement

4.5	Form of Indenture (including form of Mortgage-Backed Notes)

4.7	Form of Sale and Servicing Agreement (relating to Mortgage-Backed Notes)

5.1	Opinion of Sidley Austin llp as to legality (including consent of such firm)

8.1	Opinion of Sidley Austin llp with respect to tax matters (including consent of such firm)

23.1	Consent of Sidley Austin llp (included in Exhibits 5.1 and 8.1)

24.1	Powers of Attorney of directors and officers of Registrant (included in the signature pages to this Registration Statement)

25.1(2)	Statement of Eligibility of Indenture Trustee on Form T-1

(1)	Incorporated herein by reference to the Registrant’s Registration Statement on Form S-3 (Reg. No. 333-127986) filed with the Commission on August 31, 2005.
(2)	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the securities.